                                              Filed Pursuant to Rule 424(b)(5)
                                              Registration File No.: 333-87381

                  SUBJECT TO COMPLETION, DATED APRIL 25, 2001

PROSPECTUS SUPPLEMENT
(To Prospectus dated April 25, 2001)

                           $912,210,000 (APPROXIMATE)
                           SERIES 2001-TOP2 TRUST FUND
                                    as Issuer

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                                  as Depositor

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                        PRINCIPAL COMMERCIAL FUNDING, LLC
                           BEAR, STEARNS FUNDING, INC.
                MORGAN STANLEY DEAN WITTER MORTGAGE CAPITAL INC.
                     JOHN HANCOCK REAL ESTATE FINANCE, INC.
                            as Mortgage Loan Sellers

                             ----------------------

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-TOP2

         Bear Stearns Commercial Mortgage Securities Inc. is offering selected classes of its Series 2001-TOP2 Commercial Mortgage Pass-Through Certificates, which represent beneficial ownership interests in a trust. The trust's assets will primarily be 140 mortgage loans secured by first mortgage liens on commercial, manufactured housing community and multifamily properties. The Series 2001-TOP2 Certificates are not obligations of Bear Stearns Commercial Mortgage Securities Inc., the sellers of the mortgage loans or any of their affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer.

                             ----------------------

         Investing in the certificates offered to you involves risks. See "Risk Factors" beginning on page S-25 of this prospectus supplement and page 8 of the prospectus.

                             ----------------------

           Characteristics of the certificates offered to you include:

                                                                   PASS-THROUGH
                APPROXIMATE INITIAL      INITIAL PASS-THROUGH          RATE            RATINGS
      CLASS     CERTIFICATE BALANCE              RATE              DESCRIPTION       (FITCH/S&P)
-----------     -------------------      --------------------      -----------       -----------
CLASS A-1           $  325,867,000                 %                  FIXED             AAA/AAA
CLASS A-2           $  529,723,000                 %                  FIXED             AAA/AAA
CLASS B             $   26,422,000                 %                  FIXED              AA/AA
CLASS C             $   30,198,000                 %                  FIXED               A/A

                             ----------------------

         The certificate balances are approximate and may vary by up to 5%.

         THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THE CERTIFICATES OFFERED TO YOU OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ----------------------

         Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated will act as co-lead managers and co-bookrunners with respect to the offered certificates. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC, the underwriters, will purchase the certificates offered to you from Bear Stearns Commercial Mortgage Securities Inc. and will offer them to the public at negotiated prices determined at the time of sale. The underwriters expect to deliver the certificates to purchasers on or about May __, 2001. Bear Stearns Commercial Mortgage Securities Inc. expects to receive from this offering approximately $_________, plus accrued interest from the cut-off date, before deducting expenses payable by Bear Stearns Commercial Mortgage Securities Inc.

                             ----------------------

BEAR, STEARNS & CO. INC.                              MORGAN STANLEY DEAN WITTER
GOLDMAN, SACHS & CO.                         WELLS FARGO BROKERAGE SERVICES, LLC

                                  May __, 2001

The information in this prospectus supplement and the prospectus is not complete and may be changed. These securities may not be sold not may offers to buy be accepted prior to the time a final prospectus is delivered this prospectus supplement and prospectus are not an offering to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

        Commercial Mortgage Pass-Through Certificates, Series 2001-TOP2
                      Geographic Overview of Mortgage Pool




IDAHO                         NEW HAMPSHIRE                 TEXAS
1 property                    1 property                    8 properties
$746,746                      $4,996,214                    $43,911,777
0.07% of total                0.50% of total                4.36% of total

UTAH                          MASSACHUSETTS                 COLORADO
2 properties                  7 properties                  5 properties
$33,461,196                   $64,193,196                   $32,095,320
3.32% of total                6.38% of total                3.19% of total

MISSOURI                      NEW JERSEY                    ARIZONA
1 property                    5 properties                  6 properties
$3,797,356                    $81,537,809                   $29,384,302
0.38% of total                8.10% of total                2.92% of total

IOWA
1 property                    MARYLAND                      SOUTHERN CALIFORNIA
$2,892,319                    4 properties                  18 properties
0.29% of total                $14,775,278                   $78,515,445
                              1.47% of total                7.80% of total
MINNESOTA
2 properties                  WASHINGTON, DC                CALIFORNIA
$9,169,627                    1 property                    42 properties
0.91% of total                $6,940,768                    $253,965,550
                              0.69% of total                25.23% of total
ILLINOIS
6 properties                  VIRGINIA                      NORTHERN CALIFORNIA
$76,993,705                   6 properties                  24 properties
7.65% of total                $58,618,409                   $175,450,105
                              5.82% of total                17.43% of total
KENTUCKY
2 properties                  NORTH CAROLINA                NEVADA
$4,963,335                    4 properties                  2 properties
0.49% of total                $22,677,296                   $3,523,458
                              2.25% of total                0.35% of total
MICHIGAN
16 properties                 GEORGIA                       OREGON
$64,943,495                   2 properties                  1 property
6.45% of total                $6,967,164                    $2,190,654
                              0.69% of total                0.22% of total
INDIANA
2 properties                  FLORIDA
$6,654,077                    5 properties
0.66% of total                $46,546,758
                              4.62% of total
PENNSYLVANIA
4 properties                  TENNESSEE
$17,586,062                   2 properties
1.75% of total                $11,076,149
                              1.10% of total
OHIO
2 properties                  LOUISIANA
$11,171,716                   2 properties
1.11% of total                $10,701,557
                              1.06% of total
NEW YORK
5 properties                  KANSAS
$77,105,655                   2 properties
7.66% of total                $2,989,611
                              0.30% of total



[ ] (Less than) 1.0% of Cut-Off Date Balance
[ ] 1.0% - 5.0% of Cut-Off Date Balance
[ ] 5.1% - 10.0% of Cut-Off Date Balance
[ ] (greater than) 10.0% of Cut-Off Date Balance

                                [PHOTO OMITTED]

WESTIN RIVER NORTH                                     Hospitality, Full Service
                                                                     Chicago, IL



                                [PHOTO OMITTED]

PRINCETON PLAZA MALL                                            Retail, Anchored
                                                                    San Jose, CA


                                [PHOTO OMITTED]

FAIR LAKES COURT NORTH & SOUTH                                  Office, Suburban
                                                                     Fairfax, VA


                                [PHOTO OMITTED]

THE SUMMIT AT WESTCHESTER                                       Office, Suburban
                                                                    Valhalla, NY


                                [PHOTO OMITTED]

MANSFIELD VILLAGE APARTMENTS                      Multifamily, Garden Apartments
                                                                   Mansfield, NJ

                                [PHOTO OMITTED]

THE SHOPS AT RIVERWOOD                                          Retail, Anchored
                                                                       Provo, UT


                                [PHOTO OMITTED]

200 CROSSING BOULEVARD OFFICE BUILDING                          Office, Suburban
                                                                  Framingham, MA


                                [PHOTO OMITTED]

95 GREENE STREET                                                   Office, Urban
                                                                 Jersey City, NJ

                                [PHOTO OMITTED]

116 JOHN STREET                                                    Office, Urban
                                                                    New York, NY


                                [PHOTO OMITTED]

GRAND RAPIDS INDUSTRIAL PORTFOLIO/4633 PATTERSON            Industrial/Warehouse
                                                                    Kentwood, MI

The pass-through rates on the Class A-1, Class A-2, Class B and Class C Certificates will be fixed at the respective per annum rates set forth on the cover; provided that in the case of the Class B and Class C Certificates such pass-through rate for any distribution date will not exceed the weighted average of the interest rates on the mortgage loans minus a weighted average annual administrative cost rate, which includes the master servicing fee rate, any excess servicing fee rate, the primary servicing fee rate and the trustee fee rate, calculated as described in this prospectus supplement. You should read the section entitled "Ratings" in this prospectus supplement.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

         Information about the certificates offered to you is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the certificates offered to you; and (b) this prospectus supplement, which describes the specific terms of the certificates offered to you.

         You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. Bear Stearns Commercial Mortgage Securities Inc. has not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.

                         ------------------------------

         This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

         The Series 2001-TOP2 Certificates are not obligations of Bear Stearns Commercial Mortgage Securities Inc. or any of its affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer.

         In this prospectus supplement, the terms "depositor," "we" and "us" refer to Bear Stearns Commercial Mortgage Securities Inc.

                         ------------------------------

         Bear Stearns Commercial Mortgage Securities Inc. will not list the certificates offered to you on any national securities exchange or any automated quotation system of any registered securities association such as NASDAQ.

                         ------------------------------

         Until ninety days after the date of this prospectus supplement, all dealers that buy, sell or trade the certificates offered by this prospectus supplement, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                Table Of Contents


IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ....................................3

Executive Summary..............................................................6

Summary of Prospectus Supplement...............................................7
        What You Will Own......................................................7
        Relevant Parties and Dates.............................................7
        Offered Certificates..................................................10
        Information About the Mortgage Pool...................................16
        Additional Aspects of Certificates....................................22

Risk Factors..................................................................25

Description Of The Offered Certificates.......................................54
        General ..............................................................54
        Certificate Balances..................................................55
        Pass-Through Rates....................................................56
        Distributions.........................................................57
        Optional Termination..................................................62
        Advances .............................................................63
          Reports to Certificateholders; Available Information................64
        Example of Distributions..............................................68
        The Trustee and the Fiscal Agent......................................68
          The Paying Agent, Certificate Registrar and Authenticating Agent....69
        Expected Final Distribution Date; Rated Final Distribution Date.......69

Yield, Prepayment And Maturity Considerations.................................70
        General ..............................................................70
        Pass-Through Rates....................................................70
        Rate and Timing of Principal Payments.................................70
        Unpaid Distributable Certificate Interest.............................72
        Losses and Shortfalls.................................................72
        Relevant Factors......................................................72
        Weighted Average Life.................................................73

Description of the Mortgage Pool..............................................76
        General ..............................................................76
          Material Terms and Characteristics of the Mortgage Loans............76
        The ARD Loans.........................................................80
        The A/B Mortgage Loans................................................81
        Westin Mezzanine Loan.................................................82
        Assessments of Property Value and Condition...........................82
        Environmental Insurance...............................................84
        Additional Mortgage Loan Information..................................84
        Standard Hazard Insurance.............................................86
        The Sellers...........................................................87
        Sale of the Mortgage Loans............................................88
        Representations and Warranties........................................88
        Repurchases and Other Remedies........................................90
        Changes In Mortgage Pool Characteristics..............................91

Servicing Of The Mortgage Loans...............................................91
        General ..............................................................91
        The Master Servicer and Special Servicer..............................93
        Special Servicer......................................................93
        Master Servicer.......................................................93
        Events of Default.....................................................94
        The Special Servicer..................................................95
        The Operating Adviser.................................................96
        Mortgage Loan Modifications...........................................97
          Sale of Defaulted Mortgage Loans and REO Properties.................98
        Foreclosures..........................................................98

Material Federal Income Tax Consequences......................................99
        General ..............................................................99
        Original Issue Discount and Premium..................................100
        Additional Considerations............................................102

Legal Aspects Of Mortgage Loans..............................................103
        California...........................................................103
        New Jersey...........................................................103
        Massachusetts........................................................104
        New York ............................................................104
        Illinois ............................................................104
        Michigan ............................................................104
        North Carolina.......................................................105
        Virginia ............................................................105

ERISA Considerations.........................................................105
        Plan Assets..........................................................105
          Special Exemption Applicable to the Offered Certificates...........106
        Insurance Company General Accounts...................................107
        General Investment Considerations....................................108

Legal Investment.............................................................108
Use Of Proceeds..............................................................109
Plan Of Distribution.........................................................109
Legal Matters................................................................110
Ratings......................................................................110
Glossary Of Terms............................................................112




APPENDIX  I - Mortgage Pool
        Information  (Tables)................................................I-1

APPENDIX II - Certain Characteristics
        Of The Mortgage Loans...............................................II-1

APPENDIX III - Significant
                Loan Summaries..............................................II-1

APPENDIX IV - Term Sheet.....................................................T-1

APPENDIX V - Form of Statement to
              Certificateholders.............................................V-1

SCHEDULE A- Rates Used in Determination
              of Class X Pass-Through Rates..................................A-1

                                EXECUTIVE SUMMARY

         This Executive Summary highlights selected information regarding the certificates. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THIS OFFERING AND THE UNDERLYING MORTGAGE LOANS, YOU SHOULD READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                              CERTIFICATE STRUCTURE

-----------------------------------------------------------------------------------------------------------------------------------
                                                                 INITIAL                                   WEIGHTED
 APPROXIMAT                             APPROXIMATE INITIAL    PASS-THROUGH                 APPROXIMATE     AVERAGE
   CREDIT                                   CERTIFICATE            RATE        RATINGS    PERCENT OF TOTAL   LIFE      PRINCIPAL
  SUPPORT                   CLASS             BALANCE                        (FITCH/S&P)    CERTIFICATES    (YRS.)  WINDOW (MONTHS)
----------- ----- ------ ------------  ----------------------  ------------- -----------  ---------------- -------- ---------------
  15.000%   CLASS        CLASS A-1             $325,867,000      _____%        AAA/AAA       32.374%         5.70        1-112
             X-1
-----------              ------------  ----------------------  ------------- -----------  ---------------- -------- ---------------

  15.000%                CLASS A-2             $529,723,000      _____%        AAA/AAA       52.626%         9.71       112-119

-----------              ------------  ----------------------  ------------- -----------  ---------------- -------- ---------------

  12.375%         CLASS  CLASS B                $26,422,000      _____%         AA/AA         2.625%         9.93       119-119
                   X-2
-----------       ------ ------------  ----------------------  ------------- -----------  ---------------- -------- ---------------

   9.375%                CLASS C                $30,198,000      _____%          A/A          3.000%         9.93       119-119

-----------              ------------  ----------------------  ------------- -----------  ---------------- -------- ---------------

   8.375%                CLASS D                $10,065,000      _____%         A-/A-          1.000%        9.98       119-120
-----------       ------ ------------  ----------------------  ------------- -----------  ---------------- -------- ---------------

   6.000%                CLASS E                $23,906,000      _____%        BBB/BBB         2.375%        10.09      120-128

-----------              ------------  ----------------------  ------------- -----------  ---------------- -------- ---------------

   5.125%                CLASS F                $ 8,808,000      _____%       BBB-/BBB-        0.875%        11.52      128-143

-----------              ------------  ----------------------  ------------- -----------  ---------------- -------- ---------------

 __________              CLASSES G-N             __________      _______      _________       _______       _______     ________
----------- ----- ------ ------------  ----------------------  ------------- -----------  ---------------- -------- ---------------

o The notional amount of the Class X-1 Certificates initially will be $1,006,576,558 and the notional amount of the Class X-2 Certificates initially will be $__________.

o The percentages indicated under the column "Approximate Credit Support" with respect to the Class A-1 and Class A-2 Certificates represent the approximate credit support for the Class A-1 and Class A-2 Certificates in the aggregate.

o    The initial certificate balance may vary by up to 5%.

o The Class X-1 Certificates and the Class X-2 Certificates (together, the "Class X Certificates") and the Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates are not offered pursuant to this prospectus supplement.

o The pass-through rates for the Class A-1, Class A-2, Class B and Class C Certificates presented in the table are fixed at their respective per annum rates set forth above, provided that in the case of the Class B and Class C Certificates such pass-through rate for any distribution date will not exceed the weighted average of the net mortgage rates for the mortgage loans (in the case of each mortgage loan that does not accrue interest on a 30/360 basis, adjusted as described under the definition of net mortgage rate), weighted on the basis of the respective outstanding principal balances of the mortgage loans immediately prior to the relevant distribution date.

o The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The Weighted Average Life and principal window figures set forth above are based on the following assumptions, among others: (i) no losses on the underlying mortgage loans; (ii) no extensions of maturity dates of mortgage loans that do not have anticipated repayment dates and (iii) prepayment in full on the "anticipated repayment date" or stated maturity date of each mortgage loan having such a date. See the assumptions set forth under "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.

o The Class N Certificates are an investment unit consisting of a REMIC regular interest and beneficial ownership of certain excess interest in respect of mortgage loans having a hyper-amortization feature.

o The Class R-I, R-II and R-III Certificates also represent ownership interests in the trust. These certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

     [ ]   Offered certificates.

     [ ]   Certificates not offered pursuant to this prospectus supplement.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

         This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, YOU SHOULD READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                                WHAT YOU WILL OWN

GENERAL............................ Your certificates (along with the privately offered certificates) will represent
                                    beneficial interests in a trust created by Bear Stearns Commercial Mortgage Securities Inc. on the closing date. All payments to you will come only from the amounts received in connection with the assets of the trust. The trust's assets will primarily be 140 mortgage loans secured by first mortgage liens on 149 commercial, manufactured housing community and multifamily properties.

TITLE OF CERTIFICATES.............. Commercial Mortgage Pass-Through
                                    Certificates, Series 2001-TOP2

MORTGAGE POOL...................... The mortgage pool consists of 140 mortgage loans with an aggregate principal balance of all mortgage loans as of May 1, 2001, of approximately $1,006,576,558, which may vary by up to 5%. Each mortgage loan requires scheduled payments of principal and/or interest to be made monthly. For purposes of those mortgage loans that have a due date on a date other than the first of the month, we have assumed that those mortgage loans are due on the first of the month for purposes of determining their cut-off dates and cut-off date balances.

                                    As of May 1, 2001, the balances of the
                                    mortgage loans in the mortgage pool ranged from approximately $746,746 to approximately $55,000,000 and the mortgage loans had an approximate average balance of $7,189,833.

                           RELEVANT PARTIES AND DATES

ISSUER............................. Series 2001-TOP2 Trust Fund.

DEPOSITOR.......................... Bear Stearns Commercial Mortgage Securities
                                    Inc.

MASTER SERVICER.................... Wells Fargo Bank, National Association.

SPECIAL SERVICER................... GMAC Commercial Mortgage Corporation.

PRIMARY SERVICERS.................. Principal Capital Management, LLC with respect to those mortgage loans sold to the trust by Principal Commercial Funding, LLC and John Hancock Real Estate Finance, Inc. with respect to those mortgage loans sold by it to the trust. In addition, Wells Fargo Bank, National Association will act as primary servicer with respect to those mortgage loans (other than Mortgage Loan No. 1 (Westin River North) as set forth in Appendix II) sold to the trust by Wells Fargo Bank, National Association, Morgan Stanley Dean Witter Mortgage Capital Inc. and Bear, Stearns Funding, Inc. An affiliate of the initial holder of the B Note relating to Mortgage Loan No. 1 (Westin River North) is expected to act as primary servicer with respect to that mortgage loan.


TRUSTEE............................ LaSalle Bank National Association, a
                                    national banking association.

FISCAL AGENT....................... ABN AMRO Bank N.V., a Netherlands banking corporation and indirect corporate parent of the trustee.


PAYING AGENT....................... Wells Fargo Bank Minnesota, National
                                    Association, which will also act as the
                                    certificate registrar. See "Description of the Certificates--The Paying Agent" in this prospectus supplement.

OPERATING ADVISER.................. The holders of certificates representing more than 50% of the aggregate certificate balance of the most subordinate class of certificates, outstanding at any time of determination, or, if the certificate balance of that class of certificates is less than 25% of the initial certificate balance of that class, the next most subordinate class of certificates, may appoint a representative to act as operating adviser for the purposes described in this prospectus supplement. The initial operating adviser will be GMAC Commercial Mortgage Corporation.

SELLERS............................ Wells Fargo Bank, National Association, as
                                    to 55 mortgage loans, representing 30.7% of the initial outstanding pool balance.

                                    Principal Commercial Funding, LLC, as to 30 mortgage loans, representing 22.5% of the initial outstanding pool balance.

                                    Bear, Stearns Funding, Inc., as to 22
                                    mortgage loans, representing 19.6% of the initial outstanding pool balance.

                                    Morgan Stanley Dean Witter Mortgage Capital
                                    Inc., as to 23 mortgage loans, representing
                                    19.6% of the initial outstanding pool
                                    balance.

                                    John Hancock Real Estate Finance, Inc., as to 10 mortgage loans, representing 7.7% of the initial outstanding pool balance.


UNDERWRITERS....................... Bear, Stearns & Co. Inc., Morgan Stanley &
                                    Co. Incorporated, Goldman, Sachs & Co. and
                                    Wells Fargo Brokerage Services, LLC.


CUT-OFF DATE....................... May 1, 2001. For purposes of the information contained in this prospectus supplement
                                    (including the appendices hereto), scheduled payments due in May, 2001 with respect to mortgage loans not having payment dates on the first of each month have been deemed received on May 1, 2001, not the actual day on which such scheduled payments were due.

CLOSING DATE....................... On or about May __, 2001.

DISTRIBUTION DATE.................. The 15th day of each month, or, if such 15th day is not a business day, the business day immediately following such 15th day, commencing in June 2001.

RECORD DATE........................ With respect to each distribution date, the close of business on the last business day of the preceding calendar month.

                                    --------- ----------------------------------

EXPECTED FINAL DISTRIBUTION DATES.. Class A-1         September 15, 2010
                                    --------- ----------------------------------

                                    Class A-2         April 15, 2011

                                    --------- ----------------------------------

                                     Class B          April 15, 2011

                                    --------- ----------------------------------

                                     Class C          April 15, 2011

                                    --------- ----------------------------------


                                    The Expected Final Distribution Date for each class of certificates is the date on which such class is expected to be paid in full, assuming no delinquencies, losses, modifications, extensions of maturity dates, repurchases or prepayments of the mortgage loans after the initial issuance of the certificates.

RATED FINAL DISTRIBUTION DATE...... As to each class of offered certificates,
                                    February 15, 2035.

                              OFFERED CERTIFICATES

GENERAL............................ Bear Stearns Commercial Mortgage Securities
                                    Inc. is offering the following four (4)
                                    classes of its Series 2001-TOP2 Commercial
                                    Mortgage Pass-Through Certificates:

                                    o        Class A-l

                                    o        Class A-2

                                    o        Class B

                                    o        Class C

                                    The entire series will consist of a total of nineteen (19) classes, the following fifteen
                                    (15) of which are not being offered by this prospectus supplement and the accompanying prospectus: Class X-1, Class X-2, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class R-I, Class R-II and Class R-III.

CERTIFICATE BALANCE................ Your certificates will have the approximate aggregate initial certificate balance
                                    presented in the chart below and this
                                    balance below may vary by up to 5%:

                                    ---------- ---------------------------------

                                    Class A-1   $325,867,000 Certificate Balance

                                    ---------- ---------------------------------

                                    Class A-2   $529,723,000 Certificate Balance

                                    ---------- ---------------------------------

                                     Class B   $  26,422,000 Certificate Balance

                                    ---------- ---------------------------------

                                     Class C   $  30,198,000 Certificate Balance

                                    ---------- ---------------------------------

                                    The certificate balance at any time is the maximum amount of principal distributable to a class and is subject to adjustment on each distribution date to reflect any reductions resulting from distributions of principal to that class or any allocations of losses to that class.

                                    The Class X-1 Certificates and the Class X-2
                                    Certificates, which are private
                                    certificates, will not have certificate
                                    balances; each such class of certificates will instead represent the right to receive distributions of interest accrued as described herein on a notional amount. The notional amount of the Class X-1 Certificates will be equal to the aggregate of the certificate balances of the classes of certificates (other than the Class X-1, Class X-2, Class R-I, Class R-II and Class R-III Certificates) outstanding from time to time. The notional amount of the Class X-2 Certificates at any time on or before the distribution date occurring in May 2008 will be an amount equal to the aggregate of the Component Balance (as defined herein) of the Class A-2B Component (as defined herein) and the certificate balances of the Class B, Class C and Class D Certificates outstanding from time to time. After that distribution date, the notional amount of the Class X-2 Certificates will be equal to zero. Accordingly, the notional amount of the Class X-1 Certificates will be reduced on each distribution date by any distributions of principal actually made on, and any losses actually allocated to, any class of certificates (other than the Class X-1, Class X-2, Class R-I, Class R-II and Class R-III Certificates) outstanding from time to time. The notional amount of the Class X-2 Certificates will be reduced on each distribution date by any distributions of principal actually made on, and any losses actually allocated to, (i) that portion of the aggregate certificate balance of the Class A-2 Certificates that corresponds to the Class A-2B Component and (ii) the Class B, Class C and Class D Certificates. Holders of the Class X-2 Certificates will not be entitled to distributions of interest at any time following the distribution date occurring in May 2008.

PASS-THROUGH RATES................. Your certificates will accrue interest at an annual rate called a pass-through rate. The following table lists the initial pass-through rates for each class of offered certificates:

                                    --------- ----------------------------------

                                    Class A-1     ___% (Fixed)

                                    --------- ----------------------------------

                                    Class A-2     ___% (Fixed)

                                    --------- ----------------------------------

                                     Class B      ___% (Fixed)

                                    --------- ----------------------------------

                                     Class C      ___% (Fixed)

                                    --------- ----------------------------------

                                    Interest on your certificates will be
                                    calculated on the basis of a 360-day year consisting of twelve 30-day months, also referred to in this prospectus supplement as a 30/360 basis.

                                    The pass-through rates for the Class A-1, Class A-2, Class B and Class C Certificates presented in the table are fixed at their respective per annum rates set forth above, provided that in the case of the Class B and Class C Certificates such pass-through rate for any distribution date will not exceed the weighted average net mortgage rate described below. The weighted average net mortgage rate for a particular distribution date is a weighted average of the interest rates on the mortgage loans minus a weighted average annual administrative cost rate, which includes the master servicing fee rate, any excess servicing fee rate, the primary servicing fee rate and the trustee fee rate. The relevant weighting is based upon the respective principal balances of the mortgage loans as in effect immediately prior to the relevant distribution date. For purposes of calculating the weighted average net mortgage rate, the mortgage loan interest rates will not reflect any default interest rate. The mortgage loan interest rates will also be determined without regard to any loan term modifications agreed to by the special servicer or resulting from any borrower's bankruptcy or insolvency. In addition, for purposes of calculating the weighted average net mortgage rate, if a mortgage loan does not accrue interest on a 30/360 basis, its interest rate for any month will, in general, be deemed to be the rate per annum that, when calculated on a 30/360 basis, will produce the amount of interest that actually accrues on that mortgage loan in that month.

                                    The pass-through rate applicable to the
                                    Class X-1 Certificates for the initial
                                    distribution date will equal approximately
                                    ___% per annum. The pass-through rate
                                    applicable to the Class X-1 Certificates for each distribution date subsequent to the initial distribution date will, in general, equal the weighted average of the Class X-1 Strip Rates for the respective classes of Principal Balance Certificates (or, in the case of the Class A-2 Certificates, the Class A-2A and Class A-2B Components thereof) for such distribution date (weighted on the basis of the respective certificate balances of such classes of Certificates or the Component Balances of such Components outstanding immediately prior to such distribution date). The "Class X-1 Strip Rate" in respect of any class of Principal Balance Certificates (or, in the case of the Class A-2 Certificates, the Class A-2A Component or the Class A-2B Component) for any distribution date will, in general, equal (i) the weighted average net mortgage rate for such distribution date minus (ii) (x) in the case of the Class A-1, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates and the Class A-2A Component, the pass-through rate for such class of certificates or such Component and (y) in the case of the Class A-2B Component and the Class B, Class C and Class D Certificates
                                    (I) for any distribution date occurring on or before May 2008, the rate per annum corresponding to such distribution date as set forth on Schedule A hereto and (II) for any distribution date occurring after May 2008, the pass-through rate for such class of certificates or such Component (but in no event will any Class X-1 Strip Rate be less than zero).

                                    The pass-through rate applicable to the
                                    Class X-2 Certificates for the initial
                                    distribution date will equal approximately
                                    ___% per annum. The pass-through rate
                                    applicable to the Class X-2 Certificates for each distribution date subsequent to the initial distribution date will, in general, equal the weighted average of the Class X-2 Strip Rates for the Class A-2B Component and the Class B, Class C and Class D Certificates for such distribution date (weighted on the basis of the respective certificate balances of such Classes of certificates or the Component Balance of such Component outstanding immediately prior to such distribution date). The "Class X-2 Strip Rate" in respect of the Class A-2B Component and the Class B, Class C and Class D Certificates for any distribution date will, in general, equal the excess, if any, of (i) the lesser of (x) the rate per annum corresponding to such distribution date as set forth on Schedule A hereto and (y) the weighted average net mortgage rate for such distribution date, over (ii) the pass-through rate for such class of Certificates or such Component for such distribution date (but in no event will any Class X-2 Strip Rate be less than zero).

                                    Solely for the purposes of calculating the pass-through rate applicable to the Class X-1 and Class X-2 Certificates for each distribution date and the notional amount of the Class X-2 Certificates, the aggregate certificate balance of the Class A-2 Certificates will be deemed to consist of two components (each a "Component"), each having the same "pass-through rate" as the Class A-2 Certificates. One of the Components (the "Class A-2A Component") will have a balance (a "Component Balance") initially equal to $_______, which amount will be deemed reduced by the amount of all distributions of principal made to the Class A-2 Certificates until such Component Balance is reduced to zero. The other Component (the "Class A-2B Component") will have a Component Balance equal to $_______ which, following the reduction of the Component Balance of the Class A-2A Component to zero, will be deemed reduced by the amount of all subsequent distributions of principal in reduction of the aggregate certificate balance of the Class A-2 Certificates until the Component Balance of the Class A-2B Component (and the aggregate certificate balance of the Class A-2 Certificates) has been reduced to zero.

                                    The pass-through rate applicable to the
                                    Class D Certificates for any distribution date will be at a fixed rate per annum, provided that such pass-through rate for any distribution date will not exceed the weighted average net mortgage rate. The pass-through rate applicable to the Class E Certificates will equal the weighted average net mortgage rate for that distribution date minus __%. The pass-through rate applicable to the Class F Certificates will equal the weighted average net mortgage rate for that distribution date. The pass-through rates applicable to each of the Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates will, at all times, be equal to the lesser of ___% per annum and the weighted average net mortgage rate.

DISTRIBUTIONS

     A.  AMOUNT AND ORDER
            OF DISTRIBUTIONS....... On each distribution date, funds available for distribution from the mortgage loans, net of specified trust expenses, including all servicing fees, trustee fees and related compensation, will be distributed in the following amounts and priority:

                                             Step l/Class A and Class X: To
                                    interest on Classes A-1, A-2, X-1 and X-2, pro rata, in accordance with their interest entitlements.

                                             Step 2/Class A: To the extent of
                                    amounts then required to be distributed as principal, (i) first, to the Class A-1 Certificates, until the Class A-1 Certificates are reduced to zero and (ii) second, to the Class A-2 Certificates until the Class A-2 Certificates are reduced to zero. If the principal balance of each class of certificates other than Classes A-1 and A-2 has been reduced to zero as a result of losses on the mortgage loans or the aggregate appraisal reduction amount in effect is greater than the aggregate principal balance of all classes of certificates subordinate to the Class A Certificates, principal will be distributed to Classes A-1 and A-2, pro rata.

                                             Step 3/Class A and Class X: To
                                    reimburse Classes A-1 and A-2 and Classes
                                    X-1 and X-2, pro rata, for any previously unreimbursed losses on the mortgage loans that were previously borne by those classes, together with interest at the applicable pass-through rate.

                                             Step 4/Class B: To Class B as
                                    follows: (a) to interest on Class B in the amount of its interest entitlement; (b) to principal on Class B in the amount of its principal entitlement until its principal balance is reduced to zero; and (c) to reimburse Class B for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at the applicable pass-through rate.

                                             Step 5/Class C: To Class C in a
                                    manner analogous to the Class B allocations of Step 4.

                                             Step 6/Subordinate Private
                                    Certificates: In the amounts and order of priority described in this prospectus supplement.

                                    Each certificateholder will receive its
                                    share of distributions on its class of
                                    certificates on a pro rata basis with all other holders of certificates of the same class. See "Description of the Offered Certificates-Distributions" in this prospectus supplement.
     B.  INTEREST AND
            PRINCIPAL ENTITLEMENTS. A description of the interest entitlement payable to each Class can be found in
                                    "Description of the Offered
                                    Certificates--Distributions" in this
                                    prospectus supplement. As described in that section, there are circumstances relating to the timing of prepayments in which your interest entitlement for a distribution date could be less than one full month's interest at the pass-through rate on your certificate's principal balance. In addition, the right of the master servicer, the trustee and the fiscal agent to reimbursement for payment of non-recoverable advances will be prior to your right to receive distributions of principal or interest.

                                    The Class X Certificates will not be
                                    entitled to principal distributions. The amount of principal required to be distributed on the classes entitled to principal on a particular distribution date will, in general, be equal to:

                                    o        the principal portion of all
                                             scheduled payments, other than
                                             balloon payments, to the extent
                                             received or advanced by the master
                                             servicer or other party (in
                                             accordance with the Pooling and
                                             Servicing Agreement) during the
                                             related collection period;

                                    o        all principal prepayments and the
                                             principal portion of balloon
                                             payments received during the
                                             related collection period;

                                    o        the principal portion of other
                                             collections on the mortgage loans
                                             received during the related
                                             collection period, such as
                                             liquidation proceeds, condemnation
                                             proceeds, insurance proceeds and
                                             income on "real estate owned"; and

                                    o        the principal portion of proceeds
                                             of mortgage loan repurchases
                                             received during the related
                                             collection period.

     C.  PREPAYMENT
            PREMIUMS/YIELD
            MAINTENANCE CHARGES.... The manner in which any prepayment premiums and yield maintenance charges received
                                    during a particular collection period will be allocated to the Class X-1 Certificates, on the one hand, and the classes of certificates entitled to principal, on the other hand, is described in "Description of the Offered Certificates--Distributions" in this prospectus supplement.

SUBORDINATION

     A.  GENERAL................... The chart below describes the manner in which the rights of various classes will be senior to the rights of other classes. Entitlement to receive principal and interest (other than certain excess interest in connection with hyperamortizing loans) on any distribution date is depicted in descending order. The manner in which mortgage loan losses (including interest other than certain excess interest (over the amount of interest that would have accrued if the interest rate did not increase) in connection with hyperamortizing loans) are allocated is depicted in ascending order.

                                             ------------------------------

                                                 Class A-l, Class A-2,
                                                    Class X-1* and
                                                      Class X-2*

                                             ------------------------------

                                             ------------------------------

                                                        Class B

                                             ------------------------------

                                             ------------------------------

                                                        Class C

                                             ------------------------------

                                             ------------------------------

                                                      Classes D-N

                                             ------------------------------

                                    NO OTHER FORM OF CREDIT ENHANCEMENT WILL BE
                                    AVAILABLE TO YOU AS A HOLDER OF OFFERED
                                    CERTIFICATES.

                                    *Interest only certificates. No principal payments or realized loan losses of principal will be allocated to the Class X-1 or Class X-2 Certificates. However, loan losses will reduce the notional amount of the Class X-1 or Class X-2 Certificates and loan losses allocated to the Class A-2, the Class B, the Class C or the Class D Certificates will reduce the notional amount of the Class X-2 Certificates.

     B.  SHORTFALLS IN
            AVAILABLE FUNDS........ The following types of shortfalls in available funds will reduce amounts
                                    available for distribution and will be
                                    allocated in the same manner as mortgage loan losses:

                                    o        shortfalls resulting from
                                             compensation which the special
                                             servicer is entitled to receive;

                                    o        shortfalls resulting from interest
                                             on advances made by the master
                                             servicer, the trustee or the fiscal
                                             agent, to the extent not covered by
                                             default interest and late payment
                                             charges paid by the borrower;

                                    o        shortfalls resulting from a
                                             reduction of a mortgage loan's
                                             interest rate by a bankruptcy court
                                             or from other unanticipated,
                                             extraordinary or default-related
                                             expenses of the trust.

                                    Shortfalls in mortgage loan interest as a result of the timing of voluntary and involuntary prepayments (net of certain amounts required to be used by the master servicer to offset such shortfalls) will be allocated to each class of certificates, pro rata, in accordance with their respective interest entitlements.

                       INFORMATION ABOUT THE MORTGAGE POOL

CHARACTERISTICS OF THE MORTGAGE POOL

     A.  GENERAL................... All numerical information in this prospectus supplement concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based upon their outstanding principal balances as of May 1, 2001. With respect to mortgage loans not having due dates on the first day of each month, scheduled payments due in May 2001 have been deemed received on May 1, 2001.


     B.  PRINCIPAL BALANCES........ The trust's primary assets will be 140 mortgage loans with an aggregate principal balance as of May 1, 2001 of $1,006,576,558.
                                    It is possible that the mortgage loan
                                    balance will vary by up to 5%. As of May 1, 2001, the principal balance of the mortgage loans in the mortgage pool ranged from approximately $746,746 to approximately $55,000,000 and the mortgage loans had an approximate average balance of $7,189,833.


     C.  FEE SIMPLE/LEASEHOLD...... One hundred thirty-six (136) mortgage loans, representing 96.9% of the initial
                                    outstanding pool balance, are secured by a first mortgage lien on a fee simple estate in an income-producing real property.

                                    Two (2) mortgage loans, representing 2.4% of the initial outstanding pool balance, are secured by first mortgage liens on both a fee and a leasehold interest in income-producing real property.

                                    Two (2) mortgage loans, representing 0.7% of the initial outstanding pool balance, are secured by a first mortgage lien on a leasehold interest in an income-producing real property.

     D.  PROPERTY TYPES............ The following table shows how the mortgage properties are distributed among different types of properties.

          -------------------- --------------------------------- ---------------
                                                                     Number of
                                    Percentage of Initial            Mortgage
             Property Type         Outstanding Pool Balance         Properties
          -------------------- --------------------------------- ---------------
          Office                             29.3%                       32
          -------------------- --------------------------------- ---------------
          Industrial                         24.4%                       39
          -------------------- --------------------------------- ---------------
          Retail                             21.8%                       43
          -------------------- --------------------------------- ---------------
          Multifamily                        10.8%                       17
          -------------------- --------------------------------- ---------------
          Hospitality                         9.6%                        5
          -------------------- --------------------------------- ---------------
          Manufactured                        2.9%                        8
          Housing Community
          -------------------- --------------------------------- ---------------
          Self Storage                        1.2%                        5
          -------------------- --------------------------------- ---------------

     E.  PROPERTY LOCATION......... The number of mortgaged properties, and the approximate percentage of the aggregate
                                    principal balance of the mortgage loans
                                    secured by mortgaged properties located in the seven states with the highest concentrations of mortgaged properties, are as described in the table below:

         ---------------- -------------------------------- -------------
                                                            Number of
                               Percentage of Initial        Mortgaged
         State               Outstanding Pool Balance       Properties
         ---------------- -------------------------------- -------------
         California                     25.2%                   42
         ---------------- -------------------------------- -------------
              Northern                  17.4%                   24
         ---------------- -------------------------------- -------------
              Southern                   7.8%                   18
         ---------------- -------------------------------- -------------
         New Jersey                      8.1%                   5
         ---------------- -------------------------------- -------------
         New York                        7.7%                   5
         ---------------- -------------------------------- -------------
         Illinois                        7.6%                   6
         ---------------- -------------------------------- -------------
         Michigan                        6.5%                   16
         ---------------- -------------------------------- -------------
         Massachusetts                   6.4%                   7
         ---------------- -------------------------------- -------------
         Virginia                        5.8%                   6
         ---------------- -------------------------------- -------------

                                    The remaining mortgaged properties are
                                    located throughout 23 other states. None of these states has a concentration of mortgaged properties that represents security for more than 5.0% of the aggregate principal balance of the mortgage loans, as of May 1, 2001.

     F.  OTHER MORTGAGE
            LOAN FEATURES.......... As of May 1, 2001, the mortgage loans had the following characteristics:

                                    o        No scheduled payment of principal
                                             and interest on any mortgage loan
                                             was thirty days or more past due,
                                             and no mortgage loan had been
                                             thirty days or more delinquent in
                                             the past year.

                                    o        Two (2) groups of mortgage loans
                                             were made to the same borrower or
                                             to borrowers that are affiliated
                                             with one another through partial or
                                             complete direct or indirect common
                                             ownership. The two (2) groups
                                             represent 4.1% and 0.9%
                                             respectively, of the initial
                                             outstanding pool balance. See
                                             Appendix II attached hereto.

                                    o        Twenty-nine (29) mortgaged
                                             properties, representing 18.3% of
                                             the initial outstanding pool
                                             balance, are secured by mortgaged
                                             properties that are each 100%
                                             leased to a single tenant.

                                    o        All of the mortgage loans bear
                                             interest at fixed rates.

                                    o        No mortgage loan permits negative
                                             amortization or the deferral of
                                             accrued interest (except excess
                                             interest that would accrue in the
                                             case of hyperamortizing loans after
                                             the applicable anticipated
                                             repayment date for such loans).

                                    o        No mortgage loan permits
                                             substitution of the related
                                             mortgaged properties in accordance
                                             with the conditions in the related
                                             mortgage loan documents.

     G. BALLOON LOANS/ARD LOANS.... As of May 1, 2001, the mortgage loans had the following additional characteristics:

                                    o        One hundred twenty-eight (128) of
                                             the mortgage loans, representing
                                             96.0% of the initial outstanding
                                             pool balance, are "balloon loans"
                                             (including the hyperamortizing
                                             loans). For purposes of this
                                             prospectus supplement, we consider
                                             a mortgage loan to be a "balloon
                                             loan" if its principal balance is
                                             not scheduled to be fully or
                                             substantially amortized by the
                                             loan's maturity date or anticipated
                                             repayment date, as applicable.

                                    o        The remaining twelve (12) mortgage
                                             loans, representing 4.0% of the
                                             initial outstanding pool balance,
                                             are fully amortizing and are
                                             expected to have less than 5% of
                                             the original principal balance
                                             outstanding as of their related
                                             stated maturity dates.

                                    o        Twelve (12) of the mortgage loans,
                                             representing 12.5% of the initial
                                             outstanding pool balance, are
                                             hyperamortizing loans which provide
                                             for increases in the mortgage rate
                                             and/or principal amortization at a
                                             date prior to stated maturity that
                                             create an incentive for the related
                                             borrower to prepay the loan. These
                                             loans are structured this way to
                                             encourage the borrowers to repay
                                             them in full on or prior to the
                                             date (which is prior to its stated
                                             maturity date) upon which these
                                             increases occur.

     H.  INTEREST ONLY LOANS....... As of May 1, 2001, the mortgage loans had the following additional characteristics:

                                    o        Two (2) mortgage loans,
                                             representing 2.2% of the initial
                                             outstanding pool balance, provide
                                             for monthly payments of interest
                                             only for a portion of their
                                             respective terms and then provide
                                             for the monthly payment of
                                             principal and interest over their
                                             respective remaining terms.

                                    o        Six (6) mortgage loans,
                                             representing 9.2% of the initial
                                             outstanding pool balance, provide
                                             for monthly payments of interest
                                             only for their entire respective
                                             terms.

     I.  PREPAYMENT/DEFEASANCE
            PROVISIONS............. As of May 1, 2001, all of the mortgage loans restricted voluntary principal prepayments as follows:

                                    o        One hundred twenty-three (123)
                                             mortgage loans, representing 83.7%
                                             of the initial outstanding pool
                                             balance, prohibit voluntary
                                             principal prepayments for a period
                                             ending on a date determined by the
                                             related mortgage note (which may be
                                             the maturity date), which period is
                                             referred to in this prospectus
                                             supplement as a lock-out period,
                                             but permit the related borrower,
                                             after an initial period of at least
                                             two years following the date of
                                             issuance of the certificates, to
                                             defease the loan by pledging
                                             direct, non-callable United States
                                             Treasury obligations and obtaining
                                             the release of the mortgaged
                                             property from the lien of the
                                             mortgage.

                                    o        Eight (8) mortgage loans,
                                             representing 5.6% of the initial
                                             outstanding pool balance, prohibit
                                             voluntary principal prepayments
                                             during a lock-out period, and
                                             following the lock-out period
                                             provide for prepayment premiums or
                                             yield maintenance charges
                                             calculated on the basis of the
                                             greater of a yield maintenance
                                             formula and 1% of the amount
                                             prepaid.

                                    o        Three (3) mortgage loans,
                                             representing 3.7% of the initial
                                             outstanding pool balance, permit
                                             voluntary principal prepayments
                                             at any time accompanied by a
                                             prepayment premium calculated on
                                             the basis of the greater of a yield
                                             maintenance formula and 1% of the
                                             amount prepaid.

                                    o        One (1) mortgage loan, representing
                                             2.4% of the initial outstanding
                                             pool balance, prohibits voluntary
                                             principal prepayments during a
                                             lock-out period, and following the
                                             lock-out period provides for a
                                             prepayment premium or yield
                                             maintenance charge calculated on
                                             the basis of the greater of a yield
                                             maintenance formula and 1% of the
                                             amount prepaid until a certain date
                                             and thereafter provides for a yield
                                             maintenance charge calculated on
                                             the basis of a yield maintenance
                                             formula.

                                    o        Three (3) mortgage loans,
                                             representing 2.4% of the initial
                                             outstanding pool balance, prohibit
                                             voluntary principal prepayments
                                             during a lock-out period, and
                                             following the lock-out period
                                             provide for a prepayment premium or
                                             yield maintenance charge calculated
                                             on the basis of the greater of a
                                             yield maintenance formula and 1% of
                                             the amount prepaid, and also permit
                                             the related borrower, after an
                                             initial period of at least two
                                             years following the date of the
                                             issuance of the certificates, to
                                             defease the loan by pledging
                                             direct, non-callable United States
                                             Treasury obligations and obtaining
                                             the release of the mortgaged
                                             property from the lien of the
                                             mortgage.

                                    o        One (1) mortgage loan, representing
                                             1.4% of the initial outstanding
                                             pool balance, prohibits voluntary
                                             principal prepayments during a
                                             lock-out period, and following the
                                             lock-out period provides for a
                                             yield maintenance charge calculated
                                             on the basis of a yield maintenance
                                             formula.

                                    o        One (1) mortgage loan, representing
                                             0.8% of the initial outstanding
                                             pool balance, permits voluntary
                                             principal prepayments at any time
                                             accompanied by a prepayment premium
                                             or yield maintenance charge
                                             calculated on the basis of the
                                             greater of a yield maintenance
                                             formula and 1% of the amount
                                             prepaid, and also permits the
                                             related borrower, after an initial
                                             period of at least two years
                                             following the date of the issuance
                                             of the certificates, to defease the
                                             loan by pledging direct,
                                             non-callable United States Treasury
                                             obligations and obtaining the
                                             release of the mortgaged property
                                             from the lien of the mortgage.

                                    With respect to the prepayment and
                                    defeasance provisions set forth above,
                                    certain of the mortgage loans also include provisions set forth below:

                                    o        Seven (7) mortgage loans,
                                             representing 4.1% of the initial
                                             outstanding pool balance, permit a
                                             release of one or more of the
                                             mortgaged properties from the lien
                                             of the related mortgage, if there
                                             is a defeasance of a portion of the
                                             mortgage loan in connection with
                                             such release.

                                    o        One (1) mortgage loan, representing
                                             1.5% of the initial outstanding
                                             pool balance, permits a release of
                                             a portion of the mortgaged property
                                             provided certain requirements are
                                             met.

                                    o        Notwithstanding the above, the
                                             mortgage loans generally provide
                                             for a maximum period commencing 1
                                             to 13 payment dates prior to and
                                             including the maturity date or the
                                             anticipated repayment date during
                                             which the related borrower may
                                             prepay the mortgage loan without
                                             premium or defeasance requirements.

                                    See Appendix II attached hereto for specific yield maintenance provisions with respect to the prepayment and defeasance provisions set forth above.

     J.  MORTGAGE LOAN RANGES

            AND WEIGHTED AVERAGES.. As of May 1, 2001, the mortgage loans had the following additional characteristics:

           I.   MORTGAGE INTEREST
                RATES Mortgage interest rates ranging from 6.900% per annum to 9.640% per annum, and a weighted average mortgage interest rate of 7.759% per annum;


           II.  REMAINING TERMS     Remaining terms to scheduled maturity
                                    ranging from 44 months to 237 months, and a weighted average remaining term to scheduled maturity of 113 months;


           III.REMAINING
                AMORTIZATION        TERMS Remaining amortization terms
                                    (excluding loans which provide for interest only payments for the entire loan term) ranging from 117 months to 360 months, and a weighted average remaining amortization term of 322 months;

           IV. LOAN-TO-VALUE RATIOS Loan-to-value ratios ranging from 25.1% to 80.0% and a weighted average loan-to-value ratio, calculated as described in this prospectus supplement, of 60.3%; and

           V.  DEBT SERVICE
                COVERAGE RATIOS Debt service coverage ratios, determined according to the methodology presented in this prospectus supplement, ranging from 1.16x to 3.18x and a weighted average debt service coverage ratio, calculated as described in this prospectus supplement, of 1.60x.

ADVANCES

     A.  PRINCIPAL AND
             INTEREST ADVANCES..... Subject to a recoverability determination described in this prospectus supplement, the master servicer is required to advance delinquent monthly mortgage loan payments for those mortgage loans that are part of the trust. The master servicer will not be required to advance any additional interest accrued as a result of the imposition of any default rate or any rate increase after an anticipated repayment date. The master servicer also is not required to advance prepayment or yield maintenance premiums, excess interest or balloon payments.
                                    With respect to any balloon payment, the master servicer will instead be required to advance an amount equal to the scheduled payment that would have been due if the related balloon payment had not become due. If this type of advance is made, the master servicer will defer rather than advance its master servicing fee, the excess servicing fee and the primary servicing fee, but will advance the trustee fee.


                                    For an REO property, the advance will equal the scheduled payment that would have been due if the predecessor mortgage loan had remained outstanding and continued to amortize in accordance with its amortization schedule in effect immediately before the REO property was acquired.

     B.  SERVICING ADVANCES........ Subject to a recoverability determination described in this prospectus supplement, the master servicer, trustee and fiscal agent may also make servicing advances to pay delinquent real estate taxes, insurance premiums and similar expenses necessary to maintain and protect the mortgaged property, to maintain the lien on the mortgaged property or to enforce the mortgage loan documents.

     C.  INTEREST ON ADVANCES...... All advances made by the master servicer, the trustee or the fiscal agent will accrue interest at a rate equal to the "prime rate" as reported in The Wall Street Journal.

     D.  BACK-UP ADVANCES.......... If the master servicer fails to make a required advance, the trustee will be
                                    required to make the advance, and if the trustee fails to make a required advance, the fiscal agent will be required to make the advance, each subject to the same limitations, and with the same rights of the master servicer.

     E.  RECOVERABILITY...........  None of the master servicer, the trustee nor the fiscal agent will be obligated to make any advance if it reasonably determines that such advance would not be recoverable in accordance with the servicing standard and the trustee and the fiscal agent may rely on any such determination made by the master servicer.

     F.  ADVANCES DURING AN
         APPRAISAL REDUCTION EVENT..The occurrence of certain adverse events affecting a mortgage loan will require the special servicer to obtain a new appraisal or other valuation of the related mortgaged property. In general, if the principal amount of the mortgage loan plus all other amounts due thereunder and interest on advances made with respect thereto exceeds 90% of the value of the mortgaged property determined by an appraisal or other valuation, an appraisal reduction may be created in the amount of the excess as described in this prospectus supplement. If there exists an appraisal reduction for any mortgage loan, the amount required to be advanced on that mortgage loan will be proportionately reduced to the extent of the appraisal reduction. This will reduce the funds available to pay interest and principal on the most subordinate class or classes of certificates then outstanding.


                                    See "Description of the Offered Certificates
                                    - Advances" in this prospectus supplement.

                       ADDITIONAL ASPECTS OF CERTIFICATES

RATINGS............................ The certificates offered to you will not be issued unless each of the classes of
                                    certificates being offered by this
                                    prospectus supplement receives the following ratings from Fitch, Inc. and Standard & Poor's Ratings Services.

                                    -------------------- -----------------------
                                                               Ratings

                                            Class             Fitch/S&P

                                    -------------------- -----------------------

                                    Classes A-1 and A-2        AAA/AAA

                                    -------------------- -----------------------
                                    Class B

                                                                AA/AA

                                    -------------------- -----------------------
                                    Class C

                                                                 A/A

                                    -------------------- -----------------------

                                    A rating agency may lower or withdraw a
                                    security rating at any time.

                                    See "Ratings" in this prospectus supplement and in the prospectus for a discussion of the basis upon which ratings are given, the limitations of and restrictions on the ratings, and the conclusions that should not be drawn from a rating.

OPTIONAL TERMINATION............... On any distribution date on which the aggregate certificate balance of all classes of certificates is less than or equal to 1% of the initial outstanding pool balance, the master servicer, the special servicer and any holder of a majority interest in the Class R-I Certificates, each in turn, will have the option to purchase all of the remaining mortgage loans, and all property acquired through exercise of remedies in respect of any mortgage loan, at the price specified in this prospectus supplement. Exercise of this option would terminate the trust and retire the then outstanding certificates at par plus accrued interest.

DENOMINATIONS...................... The Class A-1 and Class A-2 Certificates
                                    will be offered in minimum denominations of $25,000. The remaining offered certificates will be offered in minimum denominations of $100,000. Investments in excess of the minimum denominations may be made in multiples of $1.

REGISTRATION, CLEARANCE
   AND SETTLEMENT.................. Your certificates will be registered in the name of Cede & Co., as nominee of The
                                    Depository Trust Company, and will not be registered in your name. You will not receive a definitive certificate representing your ownership interest, except in very limited circumstances described in this prospectus supplement. As a result, you will hold your certificates only in book-entry form and will not be a certificateholder of record. You will receive distributions on your certificates and reports relating to distributions only through The Depository Trust Company, Clearstream Banking, societe anonyme or the Euroclear System or through participants in The Depository Trust Company, Clearstream Banking or Euroclear.

                                    You may hold your certificates through:

                                    o        The Depository Trust Company in the
                                             United States; or

                                    o        Clearstream Banking or Euroclear in
                                             Europe.

                                    Transfers within The Depository Trust
                                    Company, Clearstream Banking or Euroclear will be made in accordance with the usual rules and operating procedures of those systems. Cross-market transfers between persons holding directly through The Depository Trust Company, Clearstream Banking or Euroclear will be effected in The Depository Trust Company through the relevant depositories of Clearstream Banking or Euroclear.

                                    We may elect to terminate the book-entry system through The Depository Trust Company with respect to all or any portion of any class of the certificates offered to you.

                                    We expect that the certificates offered to you will be delivered in book-entry form through the facilities of The Depository Trust Company, Clearstream Banking or Euroclear on or about the closing date.

TAX STATUS......................... Elections will be made to treat designated portions of the trust as three separate
                                    "real estate mortgage investment conduits"
                                    --REMIC I, REMIC II and REMIC III--for
                                    federal income tax purposes. In the opinion of counsel, each such designated portion of the trust will qualify for this treatment and each class of offered certificates will constitute "regular interests" in REMIC III. The portion of the trust consisting of the right to excess interest (above the amount of interest that would have accrued if the interest rate did not increase) and the related excess interest sub-account will be treated as a grantor trust for federal income tax purposes.

                                    Pertinent federal income tax consequences of an investment in the offered certificates include:

                                    o        The regular interests will be
                                             treated as newly originated debt
                                             instruments for federal income tax
                                             purposes.

                                    o        Beneficial owners of offered
                                             certificates will be required to
                                             report income on the certificates
                                             in accordance with the accrual
                                             method of accounting.

                                    o        The offered certificates will not
                                             be issued with original issue
                                             discount.

                                    See "Material Federal Income Tax
                                    Consequences" in this prospectus supplement.

CONSIDERATIONS RELATED TO TITLE I
OF THE EMPLOYEE RETIREMENT
INCOME SECURITY ACT OF 1974........ Subject to the satisfaction of important conditions described under "ERISA
                                    Considerations" in this prospectus
                                    supplement and in the accompanying
                                    prospectus, the offered certificates may be purchased by persons investing assets of employee benefit plans or individual retirement accounts.

LEGAL INVESTMENTS.................. The offered certificates will not constitute
                                    "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

                                    For purposes of any applicable legal
                                    investment restrictions, regulatory capital requirements or other similar purposes, neither the prospectus nor this prospectus supplement makes any representation to you regarding the proper characterization of the certificates offered by this prospectus supplement. Regulated entities should consult with their own advisors regarding these matters.

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                                      S-24

                                  RISK FACTORS

         You should carefully consider the risks involved in owning a certificate before purchasing a certificate. Among other risks, the timing of payments and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider both the risk factors relating to the mortgage loans and the mortgaged properties and the other risks relating to the certificates.

         The risks and uncertainties described in this section, together with those risks described in the prospectus under "Risk Factors", summarize the material risks relating to your certificates. Your investment could be materially and adversely affected by the actual and potential circumstances that we describe in those sections.

YOUR INVESTMENT IS NOT INSURED
OR GUARANTEED AND YOUR SOURCE
FOR REPAYMENTS IS LIMITED TO
PAYMENTS UNDER THE MORTGAGE LOANS   Payments under the mortgage loans are not
                                    insured or guaranteed by any governmental entity or mortgage insurer. Accordingly, the sources for repayment of your certificates are limited to amounts due with respect to the mortgage loans.

                                    You should consider all of the mortgage
                                    loans to be nonrecourse loans. Even in those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not necessarily undertaken an evaluation of the financial condition of any of these persons. If a default occurs, the lender's remedies generally are limited to foreclosing against the specific properties and other assets that have been pledged to secure the loan. Such remedies may be insufficient to provide a full return on your investment. Payment of amounts due under a mortgage loan prior to its maturity or anticipated repayment date is dependent primarily on the sufficiency of the net operating income of the related mortgaged property. Payment of those mortgage loans that are balloon loans at maturity or on its anticipated repayment date is primarily dependent upon the borrower's ability to sell or refinance the property for an amount sufficient to repay the loan.

                                    In limited circumstances, Wells Fargo Bank,
                                    National Association, Principal Commercial
                                    Funding, LLC, Bear, Stearns Funding, Inc.,
                                    Morgan Stanley Dean Witter Mortgage Capital
                                    Inc. and John Hancock Real Estate Finance,
                                    Inc., each as mortgage loan seller, may be obligated to repurchase or replace a mortgage loan that it sold to Bear Stearns Commercial Mortgage Securities Inc. if its representations and warranties concerning that mortgage loan are materially breached or if there are material defects in the documentation for that mortgage loan. However, there can be no assurance that any of these entities will be in a financial position to effect a repurchase or substitution. The representations and warranties address the characteristics of the mortgage loans and mortgaged properties as of the date of issuance of the certificates. They do not relieve you or the trust of the risk of defaults and losses on the mortgage loans.

THE REPAYMENT OF A COMMERCIAL
MORTGAGE LOAN IS DEPENDENT ON
THE CASH FLOW PRODUCED
BY THE PROPERTY WHICH
CAN BE VOLATILE AND
INSUFFICIENT TO ALLOW TIMELY
PAYMENT ON YOUR CERTIFICATES        The mortgage loans are secured by various
                                    types of income-producing commercial,
                                    multifamily and manufactured housing
                                    community properties. Commercial lending is generally thought to expose a lender to greater risk than one-to-four family residential lending because, among other things, it typically involves larger loans.

                                    One hundred twenty-seven (127) mortgage
                                    loans, representing 88.7% of the initial outstanding pool balance, were originated within twelve (12) months prior to the cut-off date. Consequently, these mortgage loans do not have a long-standing payment history.

                                    The repayment of a commercial mortgage loan is typically dependent upon the ability of the applicable property to produce cash flow. Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the property's cash flow (or its potential to generate cash flow). However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time.

                                    The net operating income, cash flow and
                                    property value of the mortgaged properties may be adversely affected by any one or more of the following factors:

                                    o        the age, design and construction
                                             quality of the property;

                                    o        perceptions regarding the safety,
                                             convenience and attractiveness of
                                             the property;

                                    o        the proximity and attractiveness of
                                             competing properties;

                                    o        the adequacy of the property's
                                             management and maintenance;

                                    o        increases in operating expenses at
                                             the property and in relation to
                                             competing properties;

                                    o        an increase in the capital
                                             expenditures needed to maintain the
                                             property or make improvements;

                                    o        the dependence upon a single
                                             tenant, or a concentration of
                                             tenants in a particular business or
                                             industry;

                                    o        a decline in the financial
                                             condition of a major tenant;

                                    o        an increase in vacancy rates; and

                                    o        a decline in rental rates as leases
                                             are renewed or entered into with
                                             new tenants.

                                    Other factors are more general in nature, such as:

                                    o        national, regional or local
                                             economic conditions (including
                                             plant closings, military base
                                             closings, industry slowdowns and
                                             unemployment rates);

                                    o        local real estate conditions (such
                                             as an oversupply of competing
                                             properties, rental space or
                                             multifamily housing);

                                    o        demographic factors;

                                    o        decreases in consumer confidence;

                                    o        changes in consumer tastes and
                                             preferences; and

                                    o        retroactive changes in building
                                             codes.

                                    The volatility of net operating income will
                                    be influenced by many of the foregoing
                                    factors, as well as by:

                                    o        the length of tenant leases;

                                    o        the creditworthiness of tenants;

                                    o        the level of tenant defaults;

                                    o        the ability to convert an
                                             unsuccessful property to an
                                             alternative use;

                                    o        new construction in the same market
                                             as the mortgaged property;

                                    o        rent control laws;

                                    o        the number and diversity of
                                             tenants;

                                    o        the rate at which new rentals
                                             occur; and

                                    o        the property's operating leverage
                                             (which is the percentage of total
                                             property expenses in relation to
                                             revenue), the ratio of fixed
                                             operating expenses to those that
                                             vary with revenues, and the level
                                             of capital expenditures required to
                                             maintain the property and to retain
                                             or replace tenants.

                                    A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources (such as short-term or month-to-month leases) and may lead to higher rates of delinquency or defaults under mortgage loans secured by such properties.

CONVERTING COMMERCIAL
PROPERTIES TO ALTERNATIVE USES
MAY REQUIRE SIGNIFICANT
EXPENSES WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES

                                    Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. This is because:

                                    o        converting commercial properties to
                                             alternate uses or converting
                                             single-tenant commercial properties
                                             to multi-tenant properties
                                             generally requires substantial
                                             capital expenditures; and

                                    o        zoning or other restrictions also
                                             may prevent alternative uses.

                                    The liquidation value of a mortgaged
                                    property not readily convertible to an
                                    alternative use may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses. If this type of mortgage property were liquidated and a lower liquidation value were obtained, less funds would be available for distributions on your certificates.

PROPERTY VALUE MAY BE ADVERSELY
AFFECTED EVEN WHEN THERE IS NO
CHANGE IN CURRENT  OPERATING
INCOME Various factors may adversely affect the value of the mortgaged properties without affecting the properties' current net operating income. These factors include, among others:

                                    o        changes in governmental
                                             regulations, fiscal policy, zoning
                                             or tax laws;

                                    o        potential environmental legislation
                                             or liabilities or other legal
                                             liabilities;

                                    o        proximity and attractiveness of
                                             competing properties;

                                    o        new construction of competing
                                             properties in the same market;

                                    o        convertibility of a property to an
                                             alternative use;

                                    o        the availability of refinancing;
                                             and

                                    o        changes in interest rate levels.

TENANT CONCENTRATION INCREASES
THE RISK THAT CASH FLOW WILL BE
INTERRUPTED WHICH COULD
REDUCE PAYMENTS ON
YOUR CERTIFICATES                   A deterioration in the financial condition
                                    of a tenant can be particularly significant if a mortgaged property is leased to a single or large tenant or a small number of tenants, because rent interruptions by a tenant may cause the borrower to default on its obligations to the lender. Twenty-nine
                                    (29) mortgaged properties, securing 18.3% of the initial outstanding pool balance, constitute mortgaged properties leased to single tenants and in some cases, the tenant is related to the borrower. Mortgaged properties leased to a single tenant or a small number of tenants also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease or defaults under its lease. This is so because:

                                    o        the financial effect of the absence
                                             of rental income may be severe;

                                    o        more time may be required to
                                             re-lease the space; and

                                    o        substantial capital costs may be
                                             incurred to make the space
                                             appropriate for replacement
                                             tenants.

                                    Another factor that you should consider is that retail, industrial and office properties also may be adversely affected if there is a concentration of tenants or of tenants in the same or similar business or industry.

                                    For further information with respect to
                                    tenant concentrations, see Appendix II.

LEASING MORTGAGED PROPERTIES
TO MULTIPLE TENANTS MAY RESULT
IN HIGHER RE-LEASING COSTS
WHICH COULD REDUCE PAYMENTS
ON YOUR CERTIFICATES                If a mortgaged property has multiple
                                    tenants, re-leasing costs and costs of
                                    enforcing remedies against defaulting
                                    tenants may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. These costs may cause a borrower to default in its obligations to a lender which could reduce cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

RE-LEASING RISKS                    Repayment of mortgage loans secured by
                                    retail, office and industrial properties will be affected by the expiration of leases and the ability of the related borrowers and property managers to renew the leases or to relet the space on comparable terms. Certain mortgaged properties may be leased in whole or in part to government sponsored tenants who have the right to cancel their leases at any time because of lack of appropriations.

                                    Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the related mortgaged properties. Sixty-one (61) mortgaged properties securing approximately 59.3% of the initial outstanding pool balance (excluding multifamily, hospitality, manufactured housing community and self storage properties) as of the cut-off date have reserves for tenant improvements and leasing commissions which may serve to defray such costs. There can be no assurances, however, that the funds (if any) held in such reserves for tenant improvements and leasing commissions will be sufficient to cover any of the costs and expenses associated with tenant improvements or leasing commission obligations. In addition, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing rights and protecting its investment, including costs incurred in renovating or reletting the property.

THE CONCENTRATION OF LOANS
WITH THE SAME OR RELATED
BORROWERS INCREASES THE
POSSIBILITY OF LOSS ON THE LOANS
WHICH COULD REDUCE PAYMENTS
ON YOUR CERTIFICATES                The effect of mortgage pool loan losses will
                                    be more severe:

                                    o        if the pool is comprised of a small
                                             number of loans, each with a
                                             relatively large principal amount;
                                             or

                                    o        if the losses relate to loans that
                                             account for a disproportionately
                                             large percentage of the pool's
                                             aggregate principal balance of
                                             all mortgage loans.

                                    Two (2) groups of mortgage loans, are made to the same borrower or borrowers related through common ownership and where, in general, the related mortgaged properties are commonly managed. The two related borrower concentrations represent 4.1% and 0.9% respectively of the initial outstanding pool balance.

                                    The largest mortgage loan represents 5.5% of the initial outstanding pool balance. The ten largest mortgage loans in the aggregate represent 30.1% of the initial outstanding pool balance. Each of the other mortgage loans represents less than 1.7% of the initial outstanding pool balance.

A CONCENTRATION OF LOANS WITH
THE SAME PROPERTY TYPES
INCREASES THE POSSIBILITY OF LOSS
ON THE LOANS WHICH COULD
REDUCE PAYMENTS ON YOUR
CERTIFICATES                        A concentration of mortgaged property types
                                    also can pose increased risks. A
                                    concentration of mortgage loans secured by the same property type can increase the risk that a decline in a particular industry will have a disproportionately large impact on the pool of mortgage loans. The following property types represent the indicated percentage of the initial outstanding pool balance:

                                    o        office properties represent 29.3%;

                                    o        industrial properties represent
                                             24.4%;

                                    o        retail properties represent 21.8%;

                                    o        multifamily properties represent
                                             10.8%;

                                    o        hospitality properties represent
                                             9.6%;

                                    o        manufactured housing community
                                             properties represent 2.9%; and

                                    o        self storage properties represent
                                             1.2%.

A CONCENTRATION OF MORTGAGED
PROPERTIES IN A LIMITED NUMBER
OF LOCATIONS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                        Concentrations of mortgaged properties in
                                    geographic areas may increase the risk that adverse economic or other developments or a natural disaster affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by the properties. In the past, several regions of the United States have experienced significant real estate downturns at times when other regions have not. Regional economic declines or adverse conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties located in the region. Other regional factors--e.g., earthquakes, floods or hurricanes or changes in governmental rules or fiscal policies--also may adversely affect those mortgaged properties.

                                    The mortgaged properties are located
                                    throughout 30 states. In particular,
                                    investors should note that approximately
                                    25.2% of the mortgaged properties, based on the initial outstanding pool balance, are located in California. Mortgaged properties located in California may be more susceptible to some types of special hazards that may not be covered by insurance (such as earthquakes) than properties located in other parts of the country. The mortgage loans generally do not require any borrowers to maintain earthquake insurance.

                                    In addition, 25.2%, 8.1%, 7.7%, 7.6%, 6.5%,
                                    6.4% and 5.8% of the mortgaged properties, based on the initial outstanding pool balance, are located in California, New Jersey, New York, Illinois, Michigan, Massachusetts and Virginia, respectively, and concentrations of mortgaged properties, in each case, representing less than 5.0% of the initial outstanding pool balance, also exist in several other states.

A LARGE CONCENTRATION OF
OFFICE PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL
RISK OF OFFICE PROPERTIES           Office properties constitute thirty-two (32)
                                    of the mortgaged properties, securing 29.3 % of the initial outstanding pool balance.

                                    A large number of factors affect the value of these office properties, including:

                                    o        the quality of an office building's
                                             tenants;

                                    o        the diversity of an office
                                             building's tenants (or reliance on
                                             a single or dominant tenant);

                                    o        the physical attributes of the
                                             building in relation to competing
                                             buildings, e.g., age, condition,
                                             design, location, access to
                                             transportation and ability to offer
                                             certain amenities, such as
                                             sophisticated building systems;

                                    o        the desirability of the area as a
                                             business location;

                                    o        the strength and nature of the
                                             local economy (including labor
                                             costs and quality, tax environment
                                             and quality of life for employees);
                                             and

                                    o        certain office properties have
                                             tenants that are technology and
                                             internet start-up companies.
                                             Technology and internet start-up
                                             companies have recently experienced
                                             a variety of circumstances that
                                             tend to make their businesses
                                             relatively volatile. Many of those
                                             companies have little or no
                                             operating history, their owners and
                                             management are often inexperienced
                                             and such companies may be heavily
                                             dependent on obtaining venture
                                             capital financing. In addition,
                                             technology and internet start-up
                                             companies often require significant
                                             build-out related to special
                                             technology which may adversely
                                             affect the ability of the landlord
                                             to relet the properties. The
                                             relative instability of these
                                             tenants may have an adverse impact
                                             on certain of the properties.

                                    Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

A LARGE CONCENTRATION OF
INDUSTRIAL PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL
RISKS OF INDUSTRIAL PROPERTIES      Industrial properties constitute thirty-nine
                                    (39) of the mortgaged properties, securing
                                    24.4% of the initial outstanding pool
                                    balance. Various factors may adversely
                                    affect the economic performance of these industrial properties, which could adversely affect payments on your certificates, including:

                                    o        reduced demand for industrial space
                                             because of a decline in a
                                             particular industry segment;

                                    o        increased supply of competing
                                             industrial space because of
                                             relative ease in constructing
                                             buildings of this type;

                                    o        a property becoming functionally
                                             obsolete;

                                    o        insufficient supply of labor to
                                             meet demand;

                                    o        changes in access to the property,
                                             energy prices, strikes, relocation
                                             of highways or the construction of
                                             additional highways;

                                    o        location of the property in
                                             relation to access to
                                             transportation;

                                    o        suitability for a particular
                                             tenant;

                                    o        building design and adaptability;

                                    o        a change in the proximity of supply
                                             sources; and

                                    o        environmental hazards.

A LARGE CONCENTRATION OF
RETAIL PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL
RISKS OF RETAIL PROPERTIES          Retail properties constitute forty-three
                                    (43) of the mortgaged properties, securing
                                    21.8% of the initial outstanding pool
                                    balance. The quality and success of a retail property's tenants significantly affect the property's value. The success of retail properties can be adversely affected by local competitive conditions and changes in consumer spending patterns. A borrower's ability to make debt service payments can be adversely affected if rents are based on a percentage of the tenant's sales and sales decline.

                                    An "anchor tenant" is proportionately larger in size and is vital in attracting customers to a retail property, whether or not it is part of the mortgaged property. Eighteen
                                    (18) of the mortgaged properties, securing
                                    13.5% of the initial outstanding pool
                                    balance, are properties considered by the applicable mortgage loan seller to be leased to or occupied by anchor tenants.

                                    The presence or absence of an anchor store
                                    in a shopping center also can be important
                                    because anchor stores play a key role in
                                    generating customer traffic and making a
                                    center desirable for other tenants.
                                    Consequently, the economic performance of an
                                    anchored retail property will be adversely
                                    affected by:

                                    o        an anchor store's failure to renew
                                             its lease;

                                    o        termination of an anchor store's
                                             lease;

                                    o        the bankruptcy or economic decline
                                             of an anchor store or self-owned
                                             anchor or the parent company
                                             thereof; or

                                    o        the cessation of the business of an
                                             anchor store at the shopping
                                             center, even if, as a tenant, it
                                             continues to pay rent.

                                    There may be retail properties with anchor stores that are permitted to cease operating at any time if certain other stores are not operated at those locations. Furthermore, there may be non-anchor tenants that are permitted to offset all or a portion of their rent or to terminate their leases if certain anchor stores are either not operated or fail to meet certain business objectives.

                                    Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet web sites and telemarketing. Continued growth of these alternative retail outlets, which often have lower operating costs, could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties. Moreover, additional competing retail properties may be built in the areas where the retail properties are located, which could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties.

A LARGE CONCENTRATION OF
MULTIFAMILY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL
RISKS OF MULTIFAMILY PROPERTIES

                                    Multifamily properties constitute seventeen
                                    (17) of the mortgaged properties, securing
                                    10.8% of the initial outstanding pool
                                    balance.

                                    A large number of factors may affect the value and successful operation of these multifamily properties, including:

                                    o        the physical attributes of the
                                             apartment building, such as its
                                             age, appearance and construction
                                             quality;

                                    o        the location of the property;

                                    o        the ability of management to
                                             provide adequate maintenance and
                                             insurance;

                                    o        the types of services and amenities
                                             provided at the property;

                                    o        the property's reputation;

                                    o        the level of mortgage interest
                                             rates and favorable income and
                                             economic conditions (which may
                                             encourage tenants to purchase
                                             rather than rent housing);

                                    o        the presence of competing
                                             properties;

                                    o        adverse local or national economic
                                             conditions which may limit the rent
                                             that may be charged and which may
                                             result in increased vacancies;

                                    o        the tenant mix (such as tenants
                                             being predominantly students or
                                             military personnel or employees of
                                             a particular business);

                                    o        state and local regulations (which
                                             may limit the ability to increase
                                             rents); and

                                    o        government assistance/rent subsidy
                                             programs (which may influence
                                             tenant mobility).

A LARGE CONCENTRATION OF
HOSPITALITY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL
RISKS OF HOSPITALITY PROPERTIES     Hospitality properties constitute five (5)
                                    mortgaged properties, securing 9.6% of the initial outstanding pool balance. Various factors may adversely affect the economic performance of a hospitality property, including:

                                    o        adverse economic and social
                                             conditions, either local, regional,
                                             national or international which may
                                             limit the amount that can be
                                             charged for a room and reduce
                                             occupancy levels;

                                    o        the construction of competing
                                             hotels or resorts;

                                    o        continuing expenditures for
                                             modernizing, refurbishing, and
                                             maintaining existing facilities
                                             prior to the expiration of their
                                             anticipated useful lives;

                                    o        a deterioration in the financial
                                             strength or managerial capabilities
                                             of the owner and/or operator of a
                                             hotel; and

                                    o        changes in travel patterns,
                                             increases in energy prices,
                                             strikes, relocation of highways or
                                             the construction of additional
                                             highways.

                                    Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than are other types of commercial properties.

                                    Moreover, the hotel and lodging industry is generally seasonal in nature. This seasonality can be expected to cause periodic fluctuations in a hotel property's revenues, occupancy levels, room rates and operating expenses.

                                    The laws and regulations relating to liquor licenses generally prohibit the transfer of such license to any other person. In the event of a foreclosure of a hotel property with a liquor license, the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license. There can be no assurance that a new liquor license could be obtained promptly or at all. The lack of a liquor license in a full service hotel could have an adverse impact on the revenue generated by the hotel.

A LARGE CONCENTRATION OF
MANUFACTURED HOUSING
COMMUNITIES IN THE MORTGAGE
POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL RISKS
OF MANUFACTURED HOUSING
COMMUNITIES                         Manufactured housing communities constitute
                                    eight (8) of the mortgaged properties,
                                    securing 2.9% of the initial outstanding pool balance. A large number of factors may affect the value and successful operation of these manufactured housing communities, including:

                                    o        the first mortgage lien encumbers
                                             land, but not the individual units
                                             which may be located on the land;

                                    o        competition from other manufactured
                                             housing communities and other
                                             residential developments (such as
                                             apartment buildings and single
                                             family homes) in the local market;

                                    o        the age, appearance, location and
                                             reputation of the community;

                                    o        the ability of management to
                                             provide adequate maintenance and
                                             insurance;

                                    o        the types of services and amenities
                                             the community provides; and

                                    o        state and local regulations,
                                             including rent control and rent
                                             stabilization.

                                    The manufactured housing communities are
                                    "special purpose" properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of a manufactured housing community becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the mortgaged property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the mortgaged property were readily adaptable to other uses.

                                    Some properties within the manufactured
                                    housing communities may lease sites to
                                    non-permanent recreational vehicles, which occupancy is often very seasonal in nature.

TENANT BANKRUPTCY MAY
ADVERSELY AFFECT THE INCOME
PRODUCED BY THE PROPERTY AND
MAY ADVERSELY AFFECT THE
PAYMENTS ON YOUR CERTIFICATES       The bankruptcy or insolvency of a major
                                    tenant, or a number of smaller tenants, in retail, industrial and office properties may adversely affect the income produced by the property. Under the federal bankruptcy code, a tenant/debtor has the option of affirming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant, absent collateral securing the claim. The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition, or earlier surrender of the leased premises, plus the rent under the lease for the greater of one year, or 15%, not to exceed three years, of the remaining term of such lease and the actual amount of the recovery could be less than the amount of the claim.

ENVIRONMENTAL LAWS
ENTAIL RISKS THAT MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                        Various environmental laws may make a
                                    current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to such property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of asbestos-containing materials. In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for cleanup costs, property damage or personal injury associated with releases of, or other exposure to hazardous substances related to the properties.

                                    The owner's liability for any required
                                    remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner's ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the property and a borrower's ability to repay its mortgage loan.

                                    In addition, under certain circumstances, a lender (such as the trust) could be liable for the costs of responding to an environmental hazard.

ENVIRONMENTAL RISKS RELATING TO
SPECIFIC MORTGAGED PROPERTIES
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                Except for mortgaged properties securing
                                    mortgage loans that are the subject of a secured creditor impaired property policy, all of the mortgaged properties securing the mortgage loans have been subject to environmental site assessments, or in some cases an update of a previous assessment, in connection with the origination or securitization of the loans. In some cases a Phase II site assessment was also performed.
                                    Environmental assessments on eleven (11) of the mortgaged properties (securing 7.2% of the initial outstanding pool balance) are more than eighteen months old as of May 1, 2001. The applicable mortgage loan seller has either (a) represented that with respect to the mortgaged properties securing the mortgage loans that were not the subject of an environmental site assessment within eighteen months prior to the cut-off date
                                    (i) no hazardous material is present on the mortgaged property and (ii) the mortgaged property is in material compliance with all applicable federal, state and local laws pertaining to hazardous materials or environmental hazards, in each case subject to limitations of materiality and the other qualifications set forth in the representation, or (b) provided secured creditor impaired property policies providing coverage for certain losses that may arise from adverse environmental conditions that may exist at the related mortgaged property. In all cases, the environmental site assessment was a Phase I environmental assessment. These reports generally did not disclose the presence or risk of environmental contamination that is considered material and adverse to the interests of the holders of the certificates; however, in certain cases, these assessments did reveal conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies.

                                    Twenty-three (23) mortgage loans,
                                    representing 4.0% of the initial outstanding pool balance, are the subject of a group secured creditor impaired property policy, providing coverage for certain losses that may arise from adverse environmental conditions that may exist at the related mortgaged properties. We describe those policies under "Description of the Mortgage Pool--Environmental Insurance" in this prospectus supplement. Environmental site assessments were not performed with respect to those mortgaged properties covered by the group secured creditor impaired property policy.

                                    We cannot assure you, however, that the
                                    environmental assessments revealed all
                                    existing or potential environmental risks or that all adverse environmental conditions have been completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

                                    o        future laws, ordinances or
                                             regulations will not impose any
                                             material environmental liability;
                                             or

                                    o        the current environmental condition
                                             of the mortgaged properties will
                                             not be adversely affected by
                                             tenants or by the condition of land
                                             or operations in the vicinity of
                                             the mortgaged properties (such as
                                             underground storage tanks).

                                    Portions of some of the mortgaged properties securing the mortgage loans may include tenants which operate as on-site dry-cleaners and gasoline stations. Both types of operations involve the use and storage of hazardous substances, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the trust) under environmental laws. Dry-cleaners and gasoline station operators may be required to obtain various environmental permits and licenses in connection with their operations and activities and comply with various environmental laws, including those governing the use and storage of hazardous substances. These operations incur ongoing costs to comply with environmental laws governing, among other things, containment systems and underground storage tank systems. In addition, any liability to borrowers under environmental laws, including in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous substances from underground storage tank systems or otherwise, could adversely impact the related borrower's ability to repay the related mortgage loan.

                                    Before the special servicer acquires title to a mortgaged property on behalf of the trust or assumes operation of the property, it must obtain an environmental assessment of the property, or rely on a recent environmental assessment. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained, or until any required remedial action is thereafter taken. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained. Moreover, we cannot assure you that this requirement will effectively insulate the trust from potential liability under environmental laws. Any such potential liability could reduce or delay payments to certificateholders.

IF A BORROWER IS UNABLE TO
REPAY ITS LOAN ON ITS MATURITY
DATE, YOU MAY EXPERIENCE A
LOSS One hundred twenty-eight (128) of the mortgage loans, representing 96.0% of the initial outstanding pool balance, are balloon loans. For purposes of this prospectus supplement, we consider a mortgage loan to be a "balloon loan" if its principal balance is not scheduled to be fully or substantially amortized by the loan's respective anticipated repayment date (in the case of a hyperamortizing loan) or maturity date. We cannot assure you that each borrower will have the ability to repay the principal balance outstanding on the pertinent date. Balloon loans involve greater risk than fully amortizing loans because borrower's ability to repay the loan on its Anticipated Repayment Date or stated maturity date typically will depend upon its ability either to refinance the loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:


                                    o        the availability of, and
                                             competition for, credit for
                                             commercial real estate projects;

                                    o        prevailing interest rates;

                                    o        the fair market value of the
                                             related mortgaged property;

                                    o        the borrower's equity in the
                                             related mortgaged property;

                                    o        the borrower's financial condition;

                                    o        the operating history and occupancy
                                             level of the mortgaged property;

                                    o        tax laws; and

                                    o        prevailing general and regional
                                             economic conditions.

                                    The availability of funds in the credit
                                    markets fluctuates over time.

                                    Wells Fargo Bank, National Association,
                                    Principal Commercial Funding, LLC, Bear,
                                    Stearns Funding, Inc., Morgan Stanley Dean
                                    Witter Mortgage Capital Inc. and John
                                    Hancock Real Estate Finance, Inc., each as a mortgage loan seller, and their respective affiliates are not under any obligation to refinance any mortgage loan.

A BORROWER'S OTHER LOANS MAY
REDUCE THE CASH FLOW AVAILABLE
TO THE MORTGAGED PROPERTY
WHICH MAY ADVERSELY AFFECT
PAYMENT ON YOUR CERTIFICATES        As of May 1, 2001, none of the mortgaged
                                    properties secures any loans other than the related mortgage loan other than in respect of Mortgage Loan Nos. 1 (Westin River North) and 41 (Albion Hotel) which, in each case, has a subordinated B Note not included in the trust that also is secured by the related Mortgaged property. In addition, the parent company of the mortgagor under Mortgage Loan No. 1 (Westin River North) obtained mezzanine financing in the amount of $35,000,000, which financing is secured by the parent company's ownership interest in the mortgagor.

                                    One (1) mortgage loan, which represents 0.7% of the initial outstanding pool balance, permits the borrower in the future to engage in additional financing that is secured by the mortgaged property upon satisfaction of certain conditions, including that after giving effect to such additional financing, the related mortgage property must have a combined debt service coverage ratio of not less than 1.40x.

                                    Seven (7) mortgage loans, representing 4.4% of the initial outstanding pool balance, permit the borrower to enter into additional financing that is not secured by the mortgaged property and/or permit the owners of the borrower to enter into financing that is secured by a pledge of equity interests in the borrower. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may be permitted to incur additional financing that is not secured by the mortgaged property.

                                    We make no representation as to whether any other secured subordinate financing currently encumbers any mortgaged property or whether a third-party holds debt secured by a pledge of equity interest in a related borrower. Debt that is incurred by the owner of equity in one or more borrowers and is secured by a guaranty of the borrower or by a pledge of the equity ownership interests in such borrowers effectively reduces the equity owners' economic stake in the related mortgaged property.

                                    The existence of such debt may reduce cash flow on the related borrower's mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to suffer by not making capital infusions to support the mortgaged property.

                                    Generally all of the mortgage loans also permit the related borrower to incur other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business and to incur indebtedness secured by equipment or other personal property located at the mortgaged property.

                                    When a mortgage loan borrower, or its
                                    constituent members, also has one or more other outstanding loans, even if the loans are subordinated or are mezzanine loans not directly secured by the mortgaged property, the trust is subjected to the following additional risks. For example, the borrower may have difficulty servicing and repaying multiple loans. Also, the existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thus jeopardize the borrower's ability to repay any balloon payment due under the mortgage loan at maturity. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

                                    Additionally, if the borrower, or its
                                    constituent members, are obligated to
                                    another lender, actions taken by other
                                    lenders could impair the security available to the trust. If a junior lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by a junior lender, the trust's ability to foreclose on the property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of a junior lender also may operate to stay foreclosure by the trust.

                                    Further, if another loan secured by the
                                    mortgaged property is in default, the other lender may foreclose on the mortgaged property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

                                    For further information with respect to
                                    subordinate and other financing, see
                                    Appendix II and "Description of the Mortgage
                                    Pool - The A/B Mortgage Loans" and "- Westin
                                    Mezzanine Loan" in this prospectus
                                    supplement.

BANKRUPTCY PROCEEDINGS RELATING
TO A BORROWER CAN RESULT IN
DISSOLUTION OF THE BORROWER
AND THE ACCELERATION OF THE
RELATED MORTGAGE LOAN AND CAN
OTHERWISE ADVERSELY IMPACT
REPAYMENT OF THE
RELATED MORTGAGE LOAN               Under the federal bankruptcy code, the
                                    filing of a bankruptcy petition by or
                                    against a borrower will stay the
                                    commencement or continuation of a
                                    foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

                                    o        grant a debtor a reasonable time to
                                             cure a payment default on a
                                             mortgage loan;

                                    o        reduce monthly payments due under a
                                             mortgage loan;

                                    o        change the rate of interest due on
                                             a mortgage loan; or

                                    o        otherwise alter the mortgage loan's
                                             repayment schedule.

                                    Additionally, the trustee of the borrower's bankruptcy or the borrower, as debtor in possession, has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of the mortgage lender may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

                                    The filing of a bankruptcy petition will also stay the lender from enforcing a borrower's assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee's ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or reduce the lender's receipt of rents. A bankruptcy court may also permit rents otherwise subject to an assignment and/or lock-box arrangement to be used by the borrower to maintain the mortgaged property or for other court authorized expenses.

                                    As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

                                    A number of the borrowers under the mortgage loans are limited or general partnerships. Under some circumstances, the bankruptcy of a general partner of the partnership may result in the dissolution of that partnership. The dissolution of a borrower partnership, the winding up of its affairs and the distribution of its assets could result in an early repayment of the related mortgage loan.

BORROWERS THAT ARE NOT
BANKRUPTCY REMOTE ENTITIES
MAY BE MORE LIKELY TO FILE
BANKRUPTCY PETITIONS AND THIS
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                While many of the borrowers have agreed to
                                    certain special purpose covenants to limit the bankruptcy risk arising from activities unrelated to the operation of the property, some borrowers are not special purpose entities, and these borrowers and their owners generally do not have an independent director whose consent would be required to file a bankruptcy petition on behalf of such borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower's affiliate and is not justified by the borrower's own economic circumstances.

THE OPERATION OF COMMERCIAL
PROPERTIES IS DEPENDENT
UPON SUCCESSFUL MANAGEMENT

                                    The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is generally responsible for:

                                    o        responding to changes in the local
                                             market;

                                    o        planning and implementing the
                                             rental structure;

                                    o        operating the property and
                                             providing building services;

                                    o        managing operating expenses; and

                                    o        assuring that maintenance and
                                             capital improvements are carried
                                             out in a timely fashion.

                                    Properties deriving revenues primarily from short-term sources are generally more management-intensive than properties leased to creditworthy tenants under long-term leases.

                                    A property manager, by controlling costs, providing appropriate service to tenants and seeing to property maintenance and general upkeep, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income producing property.

                                    We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

PROVISIONS REQUIRING YIELD
MAINTENANCE CHARGES OR
DEFEASANCES PROVISIONS MAY NOT
BE ENFORCEABLE                      Provisions requiring yield maintenance
                                    charges or lockout periods may not be
                                    enforceable in some states and under federal bankruptcy law. Provisions requiring yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge.

                                    Additionally, although the collateral
                                    substitution provisions related to
                                    defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

THE ABSENCE OF LOCKBOXES
ENTAILS RISKS THAT COULD
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                The mortgage loans generally do not require
                                    the related borrower to cause rent and other payments to be made into a lock box account maintained on behalf of the mortgagee. If rental payments are not required to be made directly into a lock box account, there is a risk that the borrower will divert such funds for other purposes.

RESERVES TO FUND CAPITAL
EXPENDITURES MAY BE
INSUFFICIENT AND THIS MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                   Although many of the mortgage loans require
                                    that funds be put aside for specific
                                    reserves, certain mortgage loans do not
                                    require any reserves. Furthermore, we cannot assure you that any reserve amounts will be sufficient to cover the actual costs of the items for which the reserves were established. We also cannot assure you that cash flow from the properties will be sufficient to fully fund the ongoing monthly reserve requirements.

INADEQUACY OF TITLE INSURERS
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                Title insurance for a mortgaged property
                                    generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that:

                                    o        a title insurer will have the
                                             ability to pay title insurance
                                             claims made upon it;

                                    o        the title insurer will maintain its
                                             present financial strength; or

                                    o        a title insurer will not contest
                                             claims made upon it.

MORTGAGED PROPERTIES SECURING
THE MORTGAGE LOANS THAT
ARE NOT IN COMPLIANCE WITH
ZONING AND BUILDING CODE
REQUIREMENTS AND USE
RESTRICTIONS COULD ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                        Noncompliance with zoning and building codes
                                    may cause the borrower to experience cash flow delays and shortfalls that would reduce or delay the amount of proceeds available for distributions on your certificates. The mortgage loan sellers have taken steps to establish that the use and operation of the mortgaged properties securing the mortgage loans are in compliance in all material respects with all applicable zoning, land-use and building ordinances, rules, regulations, and orders. Evidence of this compliance may be in the form of legal opinions, confirmations from government officials, title policy endorsements and/or representations by the related borrower in the related mortgage loan documents. These steps may not have revealed all possible violations.

                                    Some violations of zoning, land use and
                                    building regulations may be known to exist at any particular mortgaged property, but the mortgage loan sellers generally do not consider those defects known to them to be material. In some cases, the use, operation and/or structure of a mortgaged property constitutes a permitted nonconforming use and/or structure as a result of changes in zoning laws after such mortgaged properties were constructed and the structure may not be rebuilt to its current state or be used for its current purpose if a material casualty event occurs. Insurance proceeds may not be sufficient to pay the mortgage loan in full if a material casualty event were to occur, or the mortgaged property, as rebuilt for a conforming use, may not generate sufficient income to service the mortgage loan and the value of the mortgaged property or its revenue producing potential may not be the same as it was before the casualty. If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other regulations, then the borrower might experience cash flow delays and shortfalls or be subject to penalties that would reduce or delay the amount of proceeds available for distributions on your certificates.

                                    Certain mortgaged properties may be subject to use restrictions pursuant to reciprocal easement or operating agreements which could limit the borrower's right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the borrower to lease the mortgaged property on favorable terms.

CONDEMNATIONS WITH RESPECT TO
MORTGAGED PROPERTIES SECURING
THE MORTGAGE LOANS COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                   From time to time, there may be
                                    condemnations pending or threatened against one or more of the mortgaged properties.
                                    There can be no assurance that the proceeds payable in connection with a total condemnation will be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of the affected mortgaged property, or on an affected borrower's ability to meet its obligations under the related mortgage loan. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon the distributions on your certificates.

THE ABSENCE OF OR INADEQUACY
OF INSURANCE COVERAGE ON THE
PROPERTY MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES       The mortgaged properties may suffer casualty
                                    losses due to risks that are not covered by insurance or for which insurance coverage is not adequate or available at commercially reasonable rates. In addition, some of the mortgaged properties are located in
                                    California and in other coastal areas of certain states, which are areas that have historically been at greater risk of acts of nature, including earthquakes, hurricanes and floods. The mortgage loans generally do not require borrowers to maintain earthquake, hurricane or flood insurance and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks.

                                    Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower's ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

                                    As a result of these factors, the amount available to make distributions on your certificates could be reduced.

CLAIMS UNDER BLANKET
INSURANCE POLICIES MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES

                                    Some of the mortgaged properties are covered by blanket insurance policies which also cover other properties of the related borrower or its affiliates. In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies may thereby be reduced and could be insufficient to cover each mortgaged property's insurable risks.

PROPERTY INSPECTIONS AND
ENGINEERING REPORTS MAY NOT
REFLECT ALL CONDITIONS THAT
REQUIRE REPAIR ON THE
PROPERTY Licensed engineers or consultants inspected all of the mortgaged properties and prepared engineering reports in connection with the origination or securitization of the mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. In those cases where a material condition was disclosed, such condition has been or is required to be remedied to the seller's satisfaction, or funds as deemed necessary by the seller, or the related engineer or consultant have been reserved to remedy the material condition. No additional property inspections were conducted by us in connection with the issuance of the certificates.

APPRAISALS MAY INACCURATELY
REFLECT THE VALUE OF THE
MORTGAGED PROPERTIES                A FIRREA appraisal was conducted in respect
                                    of each mortgaged property in connection with the origination or securitization of the related mortgage loan. The resulting estimates of value are the basis of the May
                                    1, 2001 loan-to-value ratios referred to in this prospectus supplement. Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. The appraiser may have reached a different conclusion of value than the conclusion that would be reached by a different appraiser appraising the same property. Moreover, the values of the mortgaged properties may have changed significantly since the appraisal or market study was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. The estimates of value reflected in the appraisals and the related loan-to-value ratios are presented for illustrative purposes only in Appendix I and Appendix II hereto. In each case the estimate presented is the one set forth in the most recent appraisal available to us as of May 1, 2001, although we generally have not obtained updates to the appraisals. There is no assurance that the appraised values indicated accurately reflect past, present or future market values of the mortgaged properties.

THE TIMING OF MORTGAGE LOAN
AMORTIZATION MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                        As principal payments or prepayments are
                                    made on mortgage loans, the remaining
                                    mortgage pool may be subject to increased concentrations of property types, geographic locations and other pool characteristics of the mortgage loans and the mortgaged properties, some of which may be unfavorable. Classes of certificates that have a lower payment priority are more likely to be exposed to this concentration risk than are certificate classes with a higher payment priority. This occurs because realized losses are allocated to the class outstanding at any time with the lowest payment priority and principal on the certificates entitled to principal is generally payable in sequential order or alphabetical order, with such classes generally not being entitled to receive principal until the preceding class or classes entitled to receive principal have been retired.

SUBORDINATION OF SOME
CERTIFICATES MAY AFFECT THE
TIMING OF PAYMENTS AND THE
APPLICATION OF LOSSES ON
YOUR CERTIFICATES

                                    As described in this prospectus supplement, the rights of the holders of each class of subordinate certificates to receive payments of principal and interest otherwise payable on their certificates will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical class designation. Losses on the mortgage loans will be allocated to the Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, reducing amounts otherwise payable to each class. Any remaining losses would then be allocated or cause shortfalls to the Class A-1 and Class A-2 certificates, pro rata, and, solely with respect to losses of interest, to the Class X Certificates, in proportion to the amounts of interest or principal payable thereon.

THE OPERATION OF THE
MORTGAGED PROPERTY FOLLOWING
FORECLOSURE OF THE MORTGAGE
LOAN MAY AFFECT THE TAX
STATUS OF THE TRUST AND MAY
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                If the trust acquires a mortgaged property
                                    as a result of a foreclosure or deed in lieu of foreclosure, the special servicer will generally retain an independent contractor to operate the property. Any net income from operations other than qualifying "rents from real property", or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the trust to a federal tax on such income at the highest marginal corporate tax rate, which is currently 35%, and, in addition, possible state or local tax. In this event, the net proceeds available for distribution on your certificates will be reduced. The special servicer may permit the trust to earn such above described "net income from foreclosure property" but only if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property.

STATE LAWS APPLICABLE TO
FORECLOSURE ACTIONS MAY
AFFECT THE TIMING OF PAYMENTS
ON YOUR CERTIFICATES                Some states, including California, have laws
                                    prohibiting more than one "judicial action" to enforce a mortgage obligation. Some courts have construed the term "judicial action" broadly. In the case of any mortgage loan secured by mortgaged properties located in multiple states, the master servicer or special servicer may be required to foreclose first on mortgaged properties located in states where these "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. As a result, the ability to realize upon the mortgage loans may be limited by the application of state laws.

THE BANKRUPTCY OR INSOLVENCY OF
ANY AFFILIATED BORROWERS
MAY ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                   Two (2) groups of mortgage loans, the
                                    largest of which represents 4.1% of the
                                    initial outstanding pool balance, were made to borrowers that are affiliated through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed.

                                    The bankruptcy or insolvency of any such borrower or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a person that owns or controls several mortgaged properties experiences financial difficulty at one such property, it could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related mortgage loans.

TENANT LEASES MAY HAVE
PROVISIONS THAT COULD ADVERSELY
AFFECT PAYMENTS
ON YOUR CERTIFICATES                In certain jurisdictions, if tenant leases
                                    are subordinate to the liens created by the mortgage and do not contain attornment provisions which require the tenant to recognize a successor owner, following foreclosure, as landlord under the lease, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of these provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

                                    Some of the leases at the mortgaged
                                    properties securing the mortgage loans
                                    included in the trust may not be subordinate to the related mortgage. If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property unless it has otherwise agreed with the tenant. If the lease contains provisions inconsistent with the mortgage, for example, provisions relating to application of insurance proceeds or condemnation awards, or which could affect the enforcement of the lender's rights, for example, a right of first refusal to purchase the property, the provisions of the lease will take precedence over the provisions of the mortgage.

LITIGATION ARISING OUT OF
ORDINARY BUSINESS COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                   There may be pending or threatened legal
                                    proceedings against the borrowers and
                                    managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We cannot assure you that any such litigation would not have a material adverse effect on your certificates.

RISKS RELATING TO COMPLIANCE
WITH THE AMERICANS WITH
DISABILITIES ACT COULD ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                        Under the Americans with Disabilities Act of
                                    1990, public accommodations are required to meet certain federal requirements related to access and use by disabled persons.
                                    Borrowers may incur costs complying with the Americans with Disabilities Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. If a borrower incurs such costs or fines, the amount available to pay debt service would be reduced.

CONFLICTS OF INTEREST MAY HAVE
AN ADVERSE EFFECT ON YOUR
CERTIFICATES                        Conflicts between various
                                    certificateholders. The special servicer is given considerable latitude in determining whether and in what manner to liquidate or modify defaulted mortgage loans. The operating adviser will have the right to replace the special servicer upon satisfaction of certain conditions set forth in the pooling and servicing agreement. At any given time, the operating adviser will be controlled generally by the holders of the most subordinate, or, if the certificate principal balance thereof is less than 25% of its original certificate balance, the next most subordinate, class of certificates, that is, the controlling class, outstanding from time to time, and such holders may have interests in conflict with those of the holders of the other certificates. For instance, the holders of certificates of the controlling class might desire to mitigate the potential for loss to that class from a troubled mortgage loan by deferring enforcement in the hope of maximizing future proceeds. However, the interests of the trust may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the trust than would have been realized if earlier action had been taken.

                                    The master servicer, any primary servicer, the special servicer or an affiliate of any of them may acquire certain of the most subordinated certificates, including those of the initial controlling class. Under such circumstances, the master servicer, a primary servicer and the special servicer may have interests that conflict with the interests of the other holders of the certificates. However, the pooling and servicing agreement and the primary servicing agreement each provides that the mortgage loans are to be serviced in accordance with the servicing standard and without regard to ownership of any certificates by the master servicer, the primary servicers or the special servicer, as applicable. The initial operating adviser will be GMAC Commercial Mortgage Corporation, who is also the initial special servicer.

                                    Conflicts between borrowers and property managers. It is likely that many of the property managers of the mortgaged properties, or their affiliates, manage additional properties, including properties that may compete with the mortgaged properties. Affiliates of the managers, and managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties may accordingly experience conflicts of interest in the management of such mortgaged properties.

                                    Conflicts between the trust and sellers. The activities of the sellers may involve properties which are in the same markets as the mortgaged properties underlying the certificates. In such case, the interests of each of the sellers or such affiliates may differ from, and compete with, the interests of the trust, and decisions made with respect to those assets may adversely affect the amount and timing of distributions with respect to the certificates. Conflicts of interest may arise between the trust and each of the sellers or their affiliates that engage in the acquisition, development, operation, financing and disposition of real estate if such sellers acquire any certificates. In particular, if certificates held by a seller are part of a class that is or becomes the controlling class the seller as part of the holders of the controlling class would have the ability to influence certain actions of the special servicer under circumstances where the interests of the trust conflict with the interests of the seller or its affiliates as acquirors, developers, operators, financers or sellers of real estate related assets.

                                    Affiliates of the sellers may acquire a
                                    portion of the certificates. Under such
                                    circumstances, they may become the
                                    controlling class, and as such have
                                    interests that may conflict with their
                                    interests as a seller of the mortgage loans.

PREPAYMENTS MAY REDUCE
THE YIELD ON YOUR CERTIFICATES      The yield to maturity on your certificates
                                    will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation of mortgaged properties, defaults and liquidations by borrowers, or repurchases as a result of a seller's breach of representations and warranties or material defects in a mortgage loan's documentation.

                                    The investment performance of your
                                    certificates may vary materially and
                                    adversely from your expectations if the
                                    actual rate of prepayment is higher or lower than you anticipate.

                                    Voluntary prepayments under some of the
                                    mortgage loans require payment of a
                                    prepayment premium or a yield maintenance charge unless the prepayment occurs within generally 1 to 13 payments prior to and including the anticipated repayment date or stated maturity date, as the case may be. Nevertheless, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of a prepayment premium or a yield maintenance charge or the amount of such premium or charge will be sufficient to compensate you for shortfalls in payments on your certificates on account of such prepayments. We also cannot assure you that involuntary prepayments will not occur. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

                                    o        the terms of the mortgage loans;

                                    o        the length of any prepayment
                                             lockout period;

                                    o        the level of prevailing interest
                                             rates;

                                    o        the availability of mortgage
                                             credit;

                                    o        the applicable yield maintenance
                                             charges or prepayment premiums and
                                             the ability of the master servicer,
                                             primary servicer or special
                                             servicer to enforce the related
                                             provisions;

                                    o        the failure to meet requirements
                                             for release of escrows/reserves
                                             that result in a prepayment;

                                    o        the occurrence of casualties or
                                             natural disasters; and

                                    o        economic, demographic, tax or legal
                                             factors.

                                    Generally, no yield maintenance charge or prepayment premium will be required for prepayments in connection with a casualty or condemnation unless an event of default has occurred. In addition, if a seller repurchases any mortgage loan from the trust due to the breach of a representation or warranty, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no yield maintenance charge or prepayment premium will be payable. Such a repurchase may, therefore, adversely affect the yield to maturity on your certificates.

                                    Although all of the mortgage loans have
                                    prepayment protection in the form of lockout periods, defeasance provisions, yield maintenance provisions and/or prepayment premium provisions, there can be no assurance that borrowers will refrain from prepaying mortgage loans due to the existence of a yield maintenance charge or prepayment premium or that involuntary prepayments or repurchases will not occur.

                                    Also, the description in the mortgage notes of the method of calculation of prepayment premiums and yield maintenance charges is complex and subject to legal interpretation and it is possible that another person would interpret the methodology differently from the way we did in estimating an assumed yield to maturity on your certificates as described in this prospectus supplement. See Appendix II attached hereto for a description of the various pre-payment provisions.

THE YIELD ON YOUR CERTIFICATE
WILL BE AFFECTED BY THE PRICE AT
WHICH THE CERTIFICATE WAS
PURCHASED AND THE RATE, TIMING
AND AMOUNT OF DISTRIBUTIONS ON
YOUR CERTIFICATE                    The yield on any certificate will depend on
                                    (1) the price at which such certificate is purchased by you and (2) the rate, timing and amount of distributions on your certificate. The rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

                                    o        the interest rate for such
                                             certificate;

                                    o        the rate and timing of principal
                                             payments (including principal
                                             prepayments) and other principal
                                             collections (including loan
                                             purchases in connection with
                                             breaches of representations and
                                             warranties or the exercise by the
                                             holders of the B Notes and
                                             mezzanine debt of a purchase option
                                             in connection with a default under
                                             the related mortgage loan) on or in
                                             respect of the mortgage loans and
                                             the extent to which such amounts
                                             are to be applied or otherwise
                                             result in a reduction of the
                                             certificate balance of such
                                             certificate;

                                    o        the rate, timing and severity of
                                             losses on or in respect of the
                                             mortgage loans or unanticipated
                                             expenses of the trust;

                                    o        the timing and severity of any
                                             interest shortfalls resulting from
                                             prepayments to the extent not
                                             offset by a reduction in master
                                             servicer compensation as described
                                             in this prospectus supplement;

                                    o        the timing and severity of any
                                             reductions in the appraised value
                                             of any mortgaged property in a
                                             manner that has an effect on the
                                             amount of advancing required on the
                                             related mortgage loan; and

                                    o        the method of calculation of
                                             prepayment premiums and yield
                                             maintenance charges and the extent
                                             to which prepayment premiums and
                                             yield maintenance charges are
                                             collected and, in turn, distributed
                                             on such certificate.

YOU BEAR THE RISK OF
BORROWER DEFAULTS                   The rate and timing of delinquencies or
                                    defaults on the mortgage loans could affect the following aspects of the offered certificates:

                                    o        the aggregate amount of
                                             distributions on them;

                                    o        their yields to maturity;

                                    o        their rates of principal payments;
                                             and

                                    o        their weighted average lives.

                                    The rights of holders of each class of
                                    subordinate certificates to receive payments of principal and interest otherwise payable on their certificates will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical class designation. Losses on the mortgage loans will be allocated to the Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, reducing amounts otherwise payable to each class. Any remaining losses would then be allocated to the Class A-1 and Class A-2 and, with respect to interest losses only, the Class X Certificates based on their respective entitlements.

                                    If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that particular class will suffer a loss equal to the full amount of that excess up to the outstanding certificate balance of such class.

                                    If you calculate your anticipated yield
                                    based on assumed rates of default and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under extreme scenarios, such yield could be negative. In general, the earlier a loss borne by your certificates occurs, the greater the effect on your yield to maturity.

                                    Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

                                    Also, if the related borrower does not repay a mortgage loan with a hyperamortization feature by its anticipated repayment date, the effect will be to increase the weighted average life of your certificates and may reduce your yield to maturity.

COMPENSATION TO THE MASTER
SERVICER, THE SPECIAL SERVICER
AND THE TRUSTEE MAY HAVE AN
ADVERSE EFFECT ON THE PAYMENTS
ON YOUR CERTIFICATES                To the extent described in this prospectus
                                    supplement, the master servicer, the trustee or the fiscal agent will be entitled to receive interest at the "Prime Rate" on unreimbursed advances they have made with respect to defaulted monthly payments or that are made with respect to the preservation and protection of the related mortgaged property. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. This interest may be offset in part by default interest and late payment charges paid by the borrower or by certain other amounts. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be serviced by the special servicer, and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances and special servicing compensation is senior to the rights of certificateholders to receive distributions.
                                    The payment of interest on advances and the payment of compensation to the special servicer may result in shortfalls in amounts otherwise distributable on certificates.

LEASEHOLD INTERESTS ENTAIL
CERTAIN RISKS WHICH MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                   Leasehold interests under ground leases
                                    secure two (2) of the mortgage loans,
                                    representing 0.7% of the initial outstanding pool balance. In addition, two (2) mortgage loans, representing 2.4% of the initial outstanding pool balance, are secured by first mortgage liens on both a fee and a leasehold interest in income-producing real property.

                                    Leasehold mortgage loans are subject to
                                    certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the lender would lose its security. Generally, each related ground lease requires the lessor to give the lender notice of the borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

                                    Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the lease (including renewals). If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

                                    Most of the ground leases securing the
                                    mortgaged properties provide that the ground rent payable thereunder increases during the term of the lease. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

THE SELLERS OF THE MORTGAGE
LOANS ARE SUBJECT TO
BANKRUPTCY OR INSOLVENCY LAWS
THAT MAY AFFECT THE TRUST'S
OWNERSHIP OF
THE MORTGAGE LOANS

                                    In the event of the insolvency of any
                                    seller, it is possible the trust's right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays or reductions in payments on your certificates could occur.

                                    Based upon opinions of counsel that the
                                    conveyance of the mortgage loans would
                                    generally be respected in the event of
                                    insolvency of the sellers, which opinions are subject to various assumptions and qualifications, the sellers believe that such a challenge will be unsuccessful, but there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to assert such a position. Even if actions seeking such results were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

LIMITED LIQUIDITY AND MARKET
VALUE MAY ADVERSELY EFFECT
PAYMENTS ON YOUR CERTIFICATES       Your certificates will not be listed on any
                                    securities exchange or traded on any
                                    automated quotation systems of any
                                    registered securities association, and there is currently no secondary market for the certificates. While Bear, Stearns & Co.
                                    Inc., Morgan Stanley & Co. Incorporated,
                                    Goldman, Sachs & Co. and Wells Fargo
                                    Brokerage Services, LLC each currently
                                    intends to make a secondary market in the certificates, none of them is obligated to do so. Accordingly, you may not have an active or liquid secondary market for your certificates, which could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including then-prevailing interest rates. Furthermore, you should be aware that the market for securities of the same type as the certificates has in the past been volatile and offered very limited liquidity.

INTEREST RATES BASED ON A
WEIGHTED AVERAGE COUPON RATE
ENTAIL RISKS WHICH MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                   The interest rates on the Class B and Class
                                    C Certificates are limited by a weighted average of the mortgage loan interest rates net of the administrative cost rate, which is calculated based upon the respective principal balances of those mortgage loans.
                                    This weighted average rate is further
                                    described in this prospectus supplement
                                    under the definition of "weighted average net mortgage rate". All of those classes of certificates which are either fully or partially based upon the weighted average net mortgage rate may be adversely affected by disproportionate principal payments, prepayments, defaults and other unscheduled payments on the mortgage loans. Because some mortgage loans will amortize their principal more quickly than others, the rate will fluctuate over the life of those classes of your certificates.

                                    Any change in the weighted average life of a certificate may adversely affect yield. Prepayments resulting in a shortening of weighted average lives of certificates may be made at a time of lower interest rates when you may be unable to reinvest the resulting payment of principal at a rate comparable to the effective yield anticipated when making the initial investment in certificates. Delays and extensions resulting in a lengthening of the weighted average lives of the certificates may occur at a time of higher interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

                                    In general, mortgage loans with relatively high mortgage interest rates are more likely to prepay than mortgage loans with relatively low mortgage interest rates. For instance, varying rates of unscheduled principal payments on mortgage loans which have interest rates above the weighted average net mortgage rate will have the effect of reducing the interest rate of your certificates.

         This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above in this "Risk Factors" section and elsewhere in this prospectus supplement.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

         Capitalized terms are defined in the "Glossary of Terms" attached hereto.

GENERAL

         The Series 2001-TOP2 Commercial Mortgage Pass-Through Certificates will be issued on or about May __, 2001 pursuant to a Pooling and Servicing Agreement to be dated as of the Cut-off Date, among Bear Stearns Commercial Mortgage Securities Inc., the master servicer, the special servicer, the Primary Servicers, the paying agent, the fiscal agent and the trustee.

         The certificates will represent in the aggregate the entire beneficial ownership interest in the trust consisting primarily of:

         o the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date, exclusive of principal prepayments received prior to the Cut-off Date and scheduled payments of principal and interest due on or before the Cut-off Date;

         o any mortgaged property acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise;

         o a security interest in any United States government obligations pledged in respect of the defeasance of a mortgage loan; and

         o certain rights of Bear Stearns Commercial Mortgage Securities Inc. under, or assigned to Bear Stearns Commercial Mortgage Securities Inc. pursuant to, each of the Mortgage Loan Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of the related seller regarding its mortgage loans.

         The certificates will be issued on or about May __, 2001 and will only be entitled to scheduled payments on the mortgage loans that are due (and unscheduled payments that are received) after May 1, 2001.

         The certificates will consist of nineteen (19) classes, to be designated as:


         o        the Class A-1 Certificates and the Class A-2 Certificates;

         o        the Class X-1 Certificates and the Class X-2 Certificates;

         o the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates and the Class N Certificates; and

         o the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates.

         The Class A Certificates will be issued in denominations of $25,000 initial Certificate Balance and in any whole dollar denomination in excess of that amount. The Class B and Class C Certificates will be issued in denominations of $100,000 initial Certificate Balance and in any whole dollar denomination in excess thereof.

         Each class of offered certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). We have been informed by DTC that DTC's nominee initially will be Cede & Co. No person acquiring an interest in an offered certificate will be entitled to receive a fully registered physical certificate representing such interest, except as presented in the prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates". Unless and until definitive certificates are issued in respect of any class of offered certificates, all references to actions by holders of the offered certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through DTC's participating organizations.

         All references herein to payments, notices, reports and statements to holders of the offered certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to the related Certificate Owners through DTC's Participants in accordance with DTC procedures. Until definitive certificates are issued in respect of any class of offered certificates, interests in such certificates will be transferred on the book-entry records of DTC and its Participants. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

         Certificateholders must hold their offered certificates in book-entry form, and delivery of the offered certificates will be made through the facilities of DTC, in the United States, and may be made through the facilities of Clearstream Banking or Euroclear, in Europe. Transfers within DTC, Clearstream Banking or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream Banking or Euroclear, on the other, will be effected in DTC through Citibank, N.A. or The Chase Manhattan Bank, the relevant depositaries of Clearstream Banking and Euroclear, respectively.

         Because of time-zone differences, credits of securities received in Clearstream Banking or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear participant or Clearstream Banking customer on such business day. Cash received in Clearstream Banking or Euroclear as a result of sales of securities by or through a Clearstream Banking customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking or Euroclear cash account only as of the business day following settlement in DTC.

CERTIFICATE BALANCES

         Upon initial issuance, the Class A-1, Class A-2, Class B and Class C Certificates will have the following aggregate Certificate Balances. In each case, the Certificate Balance may vary by 5%:

                                                   APPROXIMATE
                        INITIAL AGGREGATE      PERCENT OF INITIAL          RATINGS            APPROXIMATE
 CLASS                 CERTIFICATE BALANCE        POOL BALANCE           (FITCH/S&P)         CREDIT SUPPORT
Class A-1                 $ 325,867,000              32.374%               AAA/AAA              15.000%


Class A-2                 $ 529,723,000              52.626%               AAA/AAA              15.000%


Class B                   $  26,422,000              2.625%                 AA/AA               12.375%

Class C                   $  30,198,000              3.000%                  A/A                9.375%


         The percentages indicated under the columns "Approximate Credit Support" with respect to the Class A-1 and Class A-2 Certificates represent the approximate credit support for the Class A-1 and Class A-2 Certificates in the aggregate.

         The initial Certificate Balance of each Principal Balance Certificate will be presented on the face thereof. The Certificate Balance outstanding at any time will equal the then maximum amount of principal that the holder will be entitled to receive. On each Distribution Date, the Certificate Balance of each Principal Balance Certificate will be reduced by any distributions of principal actually made on that certificate on the applicable Distribution Date, and will be further reduced by any Realized Losses and Expense Losses allocated to such certificate on such Distribution Date. See "--Distributions" and "--Distributions--Subordination; Allocation of Losses and Certain Expenses" below.

         The Interest Only Certificates will not have a Certificate Balance. Each such class of certificates will represent the right to receive distributions of interest accrued as described herein on a Notional Amount.

         The Notional Amount of the Class X-1 Certificates will be equal to the aggregate of the Certificate Balances of the classes of Principal Balance Certificates outstanding from time to time. The Notional Amount of the Class X-2 Certificates at any time on or before the Distribution Date occurring in May 2008 will be an amount equal to the aggregate of the Component Balance (as defined herein) of the Class A-2B Component (as defined herein) and the Certificate Balances of the Class B, Class C and Class D Certificates outstanding from time to time. After such Distribution Date, the Notional Amount of the Class X-2 Certificates will be equal to zero. Accordingly, the Notional Amount of the Class X-1 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses actually allocated to any class of Principal Balance Certificates. The Notional Amount of the Class X-2 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses actually allocated to (i) that portion of the aggregate Certificate Balance of the Class A-2 Certificates that corresponds to the Class A-2B Component and (ii) holders of the Class B, Class C and Class D Certificates. It is anticipated that holders of the Class X-2 Certificates will not be entitled to distributions of interest at any time following the Distribution Date occurring in May 2008. Accordingly, upon initial issuance, the aggregate Notional Amount of the Class X-1 Certificates and Class X-2 Certificates will be $1,006,576,558 and $________, respectively, subject in each case to a permitted variance of plus or minus 5%. The Notional Amount of each Class X Certificate is used solely for the purpose of determining the amount of interest to be distributed on such Certificate and does not represent the right to receive any distributions of principal.

         The Residual Certificates will not have Certificate Balances or Notional Amounts.

PASS-THROUGH RATES

         The Pass-Through Rates applicable to the Class A-1, Class A-2, Class B and Class C Certificates for each Distribution Date will be equal to ___%, ___%, ___% and ___% per annum, respectively; provided, however, that the Pass-Through Rate for the Class B and Class C Certificates will not exceed the NWAC Rate for such Distribution Date.

         The Pass-Through Rate applicable to the Class X-1 Certificates for the initial Distribution Date will equal approximately ___% per annum. The Pass-Through Rate applicable to the Class X-1 Certificates for each Distribution Date subsequent to the initial Distribution Date will, in general, equal the weighted average of the Class X-1 Strip Rates for the respective classes of Principal Balance Certificates (or, in the case of the Class A-2 Certificates, the Class A-2A and Class A-2B Components thereof) for such Distribution Date (weighted on the basis of the respective Certificate Balances of such classes of Certificates or the Component Balances of such Components outstanding immediately prior to such Distribution Date). The "Class X-1 Strip Rate" in respect of any class of Principal Balance Certificates (or, in the case of the Class A-2 Certificates, the Class A-2A Component or the Class A-2B Component) for any Distribution Date will, in general, equal (i) the Weighted Average Net Mortgage Rate for such Distribution Date minus (ii) (x) in the case of the Class A-1, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates and the Class A-2A Component, the Pass-Through Rate for such class of Certificates or such Component and (y) in the case of the Class A-2B Component and the Class B, Class C and Class D Certificates, (I) for any Distribution Date occurring on or before May 2008, the rate per annum corresponding to such Distribution Date as set forth on Schedule A hereto and
(II) for any Distribution Date occurring after May 2008, the Pass-Through Rate for such class of Certificates or such Component (but in no event will any Class X-1 Strip Rate be less than zero).

         The Pass-Through Rate applicable to the Class X-2 Certificates for the initial Distribution Date will equal approximately ___% per annum. The Pass-Through Rate applicable to the Class X-2 Certificates for each Distribution Date subsequent to the initial Distribution Date will, in general, equal the weighted average of the Class X-2 Strip Rates for the Class A-2B Component and the Class B, Class C and Class D Certificates for such Distribution Date (weighted on the basis of the respective Certificate Balances of such classes of Certificates or the Component Balance of such Component outstanding immediately prior to such Distribution Date). The "Class X-2 Strip Rate" in respect of the Class A-2B Component and the Class B, Class C and Class D Certificates for any Distribution Date will, in general, equal the excess, if any, of (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth on Schedule A hereto and (y) the Weighted Average Net Mortgage Rate for such Distribution Date, over (ii) the Pass-Through Rate for such class of Certificates or such Component for such Distribution Date (but in no event will any Class X-2 Strip Rate be less than zero).

         Solely for the purposes of calculating the Pass-Through Rate applicable to the Class X-1 and Class X-2 Certificates for each Distribution Date and the Notional Amount of the Class X-2 Certificates, the aggregate Certificate Balance of the Class A-2 Certificates will be deemed to consist of two components (each a "Component"), each having the same "Pass-Through Rate" as the Class A-2 Certificates. One of the Components (the "Class A-2A Component") will have a balance (a "Component Balance") initially equal to $________, which amount will be deemed reduced by the amount of all distributions of principal made to the Class A-2 Certificates until such Component Balance is reduced to zero. The other Component (the "Class A-2B Component") will have a Component Balance initially equal to $________ which, following the reduction of the Component Balance of the Class A-2A Component to zero, will be deemed reduced by the amount of all subsequent distributions in reduction of the aggregate Certificate Balance of the Class A-2 Certificates until the Component Balance of the Class A-2B Component (and the aggregate Certificate Balance of the Class A-2 Certificates) has been reduced to zero.

         The Pass-Through Rate applicable to the Class D Certificates for any Distribution Date will be at a fixed rate per annum, provided that such Pass-Through Rate for any Distribution Date will not exceed the Weighted Average Net Mortgage Rate. The Pass-Through Rate applicable to the Class E Certificates will equal the Weighted Average Net Mortgage Rate for that Distribution Date minus __%. The Pass-Through Rate applicable to the Class F Certificates will equal the Weighted Average Net Mortgage Rate for such Distribution Date. The Pass-Through Rates applicable to each of the Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates will, at all times, be equal to the lesser of ___% per annum and the Weighted Average Net Mortgage Rate for such Distribution Date.

         The Administrative Cost Rate for each mortgage loan is presented in Appendix II. The Administrative Cost Rate will be payable on the Scheduled Principal Balance of each mortgage loan outstanding from time to time. The Administrative Cost Rate applicable to a mortgage loan in any month will be determined using the same interest accrual basis on which interest accrues under the terms of such mortgage loan.

DISTRIBUTIONS

General

         Distributions on or with respect to the certificates will be made by the paying agent, to the extent of available funds, and in accordance with the manner and priority presented in this prospectus supplement, on each Distribution Date, commencing in June 2001. Except as otherwise described below, all such distributions will be made to the persons in whose names the certificates are registered at the close of business on the related Record Date. Every distribution will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the paying agent with wiring instructions on or before the related Record Date, or otherwise by check mailed to such Certificateholder.

         The final distribution on any certificate will be determined without regard to any possible future reimbursement of any Realized Losses or Expense Losses previously allocated to such certificate. The final distribution will be made in the same manner as earlier distributions, but only upon presentation and surrender of such certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a certificate in reimbursement of a Realized Loss or Expense Loss previously allocated thereto, which reimbursement is to occur after the date on which such certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered such certificate. The likelihood of any such distribution is remote. All distributions made on or with respect to a class of certificates will be allocated pro rata among such certificates based on their respective Percentage Interests in such Class.

The Available Distribution Amount

         With respect to any Distribution Date, distributions of interest on and principal of the certificates will be made from the Available Distribution Amount for that Distribution Date.

         With respect to the Distribution Date occurring in each January, other than a leap year, and each February, the Interest Reserve Amount will be deposited into the Interest Reserve Account in respect of each Interest Reserve Loan in an amount equal to one day's interest at the related Net Mortgage Rate on its principal balance as of the Due Date in the month in which such Distribution Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made in respect thereof for such Due Date. For those months, the Net Mortgage Rate will be applied without regard to any adjustment for Interest Reserve Amounts or the interest accrual basis as described in the definition of "Net Mortgage Rate" in the Glossary. With respect to the Distribution Date occurring in March of each year, the paying agent will withdraw an amount from the Interest Reserve Account in respect of each Interest Reserve Loan equal to the related Interest Reserve Amount from the preceding January, if applicable, and February, and the withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

Application of the Available Distribution Amount

         On each Distribution Date, except as described under "--Optional Termination" below, for so long as any class of offered certificates remains outstanding, the paying agent will apply the Available Distribution Amount other than Excess Interest and Excess Liquidation Proceeds, if any for such date for the following purposes and in the following order of priority:

         (i) to the holders of the Class A-1, Class A-2, Class X-1 and Class X-2 Certificates, the Distributable Certificate Interest Amount in respect of each such class of certificates for such Distribution Date, pro rata in proportion to the Distributable Certificate Interest Amount payable in respect of each such Class;

         (ii) to the holders of the Class A-1 and Class A-2 Certificates, in reduction of the Certificate Balances thereof, in an amount up to the Principal Distribution Amount for such Distribution
                  Date: (A) first, to the Class A-1 Certificates, until the Class A-1 Certificates are reduced to zero and (B) then, to the Class A-2 Certificates until the Class A-2 Certificates are reduced to zero;

         (iii) to the holders of the Class A and Class X Certificates, pro rata in proportion to their respective entitlements to reimbursement described in this clause, to reimburse them for any Realized Losses previously allocated to such Classes of certificates (in the case of the Class X Certificates, insofar as Realized Losses have resulted in shortfalls in the amount of interest distributed, other than by reason of a reduction of the Notional Amount), plus interest on such Realized Losses, at one-twelfth the applicable Pass-Through Rate;

         (iv) to the holders of the Class B Certificates, the Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

         (v) upon payment in full of the aggregate Certificate Balance of the Class A-2 Certificates, to the holders of the Class B Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class B Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A Certificates;

         (vi) to the holders of the Class B Certificates, to reimburse them for any Realized Losses previously allocated to such class of certificates, plus interest on such Realized Losses, at one-twelfth the applicable Pass-Through Rate;

         (vii) to the holders of the Class C Certificates, the Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

         (viii) upon payment in full of the aggregate Certificate Balance of the Class B Certificates, to the holders of the Class C Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class C Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A and Class B Certificates;

         (ix) to the holders of the Class C Certificates, to reimburse them for any Realized Losses previously allocated to such class of certificates, plus interest on such Realized Losses, at one-twelfth the applicable Pass-Through Rate; and

         (x) to make payments to the holders of the private certificates (other than the Class X Certificates) as contemplated below.

         Notwithstanding the foregoing, on each Distribution Date occurring on or after the date, if any, upon which the aggregate Certificate Balance of all Classes of Subordinate Certificates has been reduced to zero or the aggregate Appraisal Reduction in effect is greater than or equal to the aggregate Certificate Balance of all Classes of Subordinate Certificates, the Principal Distribution Amount will be distributed:

o first, to the Class A-1 and Class A-2 Certificates, in proportion to their respective Certificate Balances, in reduction of their respective Certificate Balances, until the aggregate Certificate Balance of each such Class is reduced to zero; and

o second, to the Class A-1 and Class A-2 Certificates, based on their respective entitlements to reimbursement, for the unreimbursed amount of Realized Losses and Expense Losses previously allocated to such Classes.

         On each Distribution Date, following the above-described distributions on the offered certificates and the Class X Certificates, the paying agent will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments to the holders of each of the respective classes of private certificates, other than the Class X Certificates and Residual Certificates, in alphabetical order of Class designation, in each case for the following purposes and in the following order of priority, that is, payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class D Certificates, then payments under clauses (1), (2), and (3) below, in that order, to the holders of the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates:

         (1) to pay interest to the holders of the particular class of certificates, up to an amount equal to the Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

         (2) if the aggregate Certificate Balance of each other class of Subordinate Certificates, if any, with an earlier alphabetical Class designation has been reduced to zero, to pay principal to the holders of the particular class of certificates, up to an amount equal to the lesser of (a) the then outstanding aggregate Certificate Balance of such class of certificates and (b) the aggregate of the remaining Principal Distribution Amount for such Distribution Date; and

         (3) to reimburse the holders of the particular class of certificates, up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such class of certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts, at one-twelfth the Pass-Through Rate of such Classes.

         Any portion of the Available Distribution Amount for any Distribution Date that is not otherwise payable to the holders of REMIC Regular Certificates as contemplated above, will be paid to the holders of the Class R-I Certificates, and any amount of Excess Interest on deposit in the Excess Interest Sub-account for the related Collection Period will be paid to holders of the Class N Certificates (regardless of whether the Certificate Balance of such Class has been reduced to zero).

         Excess Liquidation Proceeds will be deposited into the Reserve Account. On each Distribution Date, amounts on deposit in the Reserve Account will be used, first, to reimburse the holders of the Principal Balance Certificates -- in order of alphabetical Class designation -- for any, and to the extent of, Realized Losses, including interest on Advances, previously allocated to them; and second, upon the reduction of the aggregate Certificate Balance of the Principal Balance Certificates to zero, to pay any amounts remaining on deposit in such account to the special servicer as additional special servicer compensation.

Distributions of Prepayment Premiums and Yield Maintenance Charges

         Any Prepayment Premiums or Yield Maintenance Charges collected with respect to a mortgage loan during any particular Collection Period will be distributed on the following Distribution Date as follows: the holders of the Class A, Class B, Class C, Class D, Class E and Class F Certificates then entitled to distributions of principal on such Distribution Date will be entitled to an aggregate amount, allocable among such Classes, if more than one, as described below, equal to the lesser of (a) such Prepayment Premium or Yield Maintenance Charge and (b) such Prepayment Premium or Yield Maintenance Charge multiplied by a fraction, the numerator of which is equal to the excess, if any, of the Pass-Through Rate applicable to the Classes of Principal Balance Certificates then entitled to distributions of principal, over the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of the mortgage rate of the mortgage loan that prepaid, over the relevant Discount Rate. If there is more than one such class of Principal Balance Certificates entitled to distributions of principal on such Distribution Date, the aggregate amount described in the preceding sentence will be allocated among such Classes on a pro rata basis in accordance with the relative amounts of entitlement to such distributions of principal.

         Any portion of any Prepayment Premium or Yield Maintenance Charge remaining after any such payment to the holders of such Principal Balance Certificates as described above will be distributed to the holders of the Class X-1 Certificates.

         Any Prepayment Premiums or Yield Maintenance Charges distributed to the holders of a class of certificates may not be sufficient to fully compensate such Certificateholders for any loss in yield attributable to the related Principal Prepayments.

Treatment of REO Properties

         Notwithstanding that any mortgaged property may be acquired as part of the trust through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will, for purposes of, among other things, determining Pass-Through Rates of, distributions on and allocations of Realized Losses and Expense Losses to the certificates, as well as the amount of Master Servicing Fees, Primary Servicing Fees, Excess Servicing Fees, Trustee Fees and Special Servicing Fees payable under the Pooling and Servicing Agreement, be treated as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property, exclusive of related operating costs, will be "applied" by the master servicer as principal, interest and other amounts "due" on such mortgage loan; and, subject to the recoverability determination described under "--Advances" below and the effect of any Appraisal Reductions described under "--Appraisal Reductions" below, the master servicer will be required to make P&I Advances in respect of such mortgage loan, in all cases as if such mortgage loan had remained outstanding. References to mortgage loan and mortgage loans in the definitions of Weighted Average Net Mortgage Rate and Principal Distribution Amount are intended to include any mortgage loan or mortgage loans as to which the related mortgaged property has become an REO Property.

Appraisal Reductions

         Not later than the earliest Appraisal Event, the special servicer is required to obtain an MAI appraisal, if the Scheduled Principal Balance of the mortgage loan is greater than $2,000,000, or perform an internal valuation, if the Scheduled Principal Balance of the mortgage loan is equal to or less than $2,000,000, of the related mortgaged property or REO Property, as the case may be. However, the special servicer, in accordance with the Servicing Standard, need not obtain either the MAI appraisal or the internal valuation if such an appraisal or valuation had been obtained within the prior twelve months.

         As a result of such appraisal or internal valuation, an Appraisal Reduction may be created. An Appraisal Reduction will be reduced to zero as of the date the related mortgage loan is brought current under the then current terms of the mortgage loan for at least three consecutive months. No Appraisal Reduction will exist as to any mortgage loan after it has been paid in full, liquidated, repurchased or otherwise disposed of. An appraisal for any mortgage loan that has not been brought current for at least three consecutive months will be updated annually, with a corresponding adjustment to the amount of the related Appraisal Reduction. In addition, the Operating Adviser may at any time request the special servicer to obtain -- at the Operating Adviser's expense -- an updated appraisal, with a corresponding adjustment to the amount of the Appraisal Reduction.

         The existence of an Appraisal Reduction will proportionately reduce the master servicer's, the trustee's or the fiscal agent's, as the case may be, obligation to make P&I Advances in respect of the related mortgage loan, which will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates. See "--Advances--P&I Advances" below.

Subordination; Allocation of Losses and Certain Expenses

         As and to the extent described herein, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described herein, to the rights of holders of the Senior Certificates, and to the rights of the holders of each other class of Subordinate Certificates with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of each class of Class A Certificates of principal in an amount equal to the entire Certificate Balance of the Class A Certificates.

         Similarly, but to decreasing degrees and in alphabetical order of Class designation, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Subordinate Certificates, other than the Class N Certificates, which do not have the benefit of any effective subordination, of the full amount of interest payable in respect of such Classes of certificates on each Distribution Date, and the ultimate receipt by such holders of principal equal to, in each case, the entire Certificate Balance of such class of certificates. This subordination will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described above under "--Application of the Available Distribution Amount" and by the allocation of Realized Losses and Expense Losses as described below. No other form of credit support will be available for the benefit of the holders of the certificates.

         Allocation to the Class A Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will generally have the effect of reducing the Certificate Balance of those Classes at a faster rate than would be the case if principal payments were allocated pro rata to all Classes of certificates with Certificate Balances. Thus, as principal is distributed to the holders of the Class A Certificates, the percentage interest in the trust evidenced by the Class A Certificates will be decreased, with a corresponding increase in the percentage interest in the trust evidenced by the Subordinate Certificates, thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Certificates by the Subordinate Certificates.

         Following retirement of the Class A Certificates, the herein described successive allocation to the Subordinate Certificates, in alphabetical order of Class designation, in each case until such Class is paid in full, of the entire Principal Distribution Amount for each Distribution Date will provide a similar benefit to each such class of certificates as regards the relative amount of subordination afforded thereto by the other Classes of Certificates with later alphabetical Class designations.

         Realized Losses of principal and interest on the mortgage loans and Expense Losses for any Distribution Date, to the extent not previously allocated and net of amounts, if any, on deposit in the Reserve Account, will be allocated to the Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and then to the Class A-1 and Class A-2 Certificates and, solely with respect to Realized Losses and Expense Losses of interest, to the Class X-1 and Class X-2 Certificates (other than as a reduction of the Notional Amount), pro rata, in each case reducing principal and/or interest otherwise payable thereon.

         Any shortfall in the amount of the Distributable Certificate Interest Amount paid to the Certificateholders of any class of certificates on any Distribution Date will result in Unpaid Interest for such Class which, together with interest thereon compounded monthly at one-twelfth the applicable Pass-Through Rate, will be distributable in subsequent periods to the extent of funds available therefor.

Prepayment Interest Shortfalls and Prepayment Interest Excesses

         To the extent that the aggregate Prepayment Interest Shortfalls on all mortgage loans other than Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest Excesses for such mortgage loans for the Collection Period related to a Distribution Date, the Master Servicing Fee payable to the master servicer will be reduced by the amount of any Compensating Interest. See "Servicing of the Mortgage Loans--The Master Servicer--Master Servicer Compensation" in this prospectus supplement.

         Any Net Aggregate Prepayment Interest Shortfall for a Distribution Date will be allocated to each class of certificates, pro rata, in each case reducing interest otherwise payable thereon. The Distributable Certificate Interest Amount in respect of any class of certificates will be reduced to the extent any Net Aggregate Prepayment Interest Shortfalls are allocated to such class of certificates. See "Servicing of the Mortgage Loans--The Master Servicer--Master Servicer Compensation" in this prospectus supplement.

         On any Distribution Date, to the extent that the aggregate Prepayment Interest Excesses on all mortgage loans other than Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the master servicer as additional servicing compensation. Likewise, to the extent that the aggregate Prepayment Interest Excesses on all Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the special servicer as additional servicing compensation.

OPTIONAL TERMINATION

         The master servicer, the special servicer and the holder of the majority interest in the Class R-I Certificates, in that order, will have the option to purchase, in whole but not in part, the mortgage loans and any other property remaining in the trust on any Distribution Date on or after the Distribution Date on which the aggregate Certificate Balance of all Classes of Principal Balance Certificates then outstanding is less than or equal to 1% of the Initial Pool Balance.

         The purchase price for any such purchase will be 100% of the aggregate unpaid principal balances of the mortgage loans, other than any mortgage loans as to which the master servicer has determined that all payments or recoveries with respect thereto have been made, plus accrued and unpaid interest at the mortgage rate--or the mortgage rate less the Master Servicing Fee Rate--if the master servicer is the purchaser--to the Due Date for each mortgage loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances, with interest thereon at the Advance Rate, and the fair market value of any other property remaining in the trust. The optional termination of the trust must be conducted so as to constitute a "qualified liquidation" of each REMIC under Section 860F of the Code.

         Upon any such termination, the purchase price for the mortgage loans and the other property in the trust will be applied to pay accrued and unpaid interest on and reduce the Certificate Balance of all outstanding Classes to zero in the manner provided under "Description of the Offered Certificates--Distributions--Application of the Available Distribution Amount" in this prospectus supplement. Notice of any optional termination must be mailed by the paying agent on behalf of trustee to the Certificateholders and the Rating Agencies upon the receipt of written notice of such optional termination by the trustee and the paying agent.

         ANY SUCH TERMINATION WILL HAVE AN ADVERSE EFFECT ON THE YIELD OF ANY OUTSTANDING OFFERED CERTIFICATES PURCHASED AT A PREMIUM. SEE "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT.

ADVANCES

P&I Advances

         On the business day prior to each Distribution Date, the master servicer will be obligated to make a P&I Advance, but only to the extent that the master servicer determines, in its sole discretion, exercised in good faith, that the amount so advanced, plus interest expected to accrue thereon, will be recoverable from subsequent payments or collections, including Insurance Proceeds and Liquidation Proceeds, in respect of the related mortgage loan, and only until the mortgage loan has been liquidated; provided, however, that the amount of any P&I Advance required to be advanced by the master servicer with respect to interest on a mortgage loan as to which there has been an Appraisal Reduction will be an amount equal to the product of:

o the amount required to be advanced by the master servicer without giving effect to this sentence; and

o a fraction, the numerator of which is the Scheduled Principal Balance of such mortgage loan as of the immediately preceding Determination Date less any Appraisal Reduction in effect with respect to such mortgage loan and the denominator of which is the Scheduled Principal Balance of the mortgage loan as of such Determination Date.

         The master servicer will not in any event be required to advance prepayment or yield maintenance premiums, Excess Interest, Default Interest or any Scheduled Payments under the B Notes.

         With respect to any mortgage loan that is delinquent in respect of its Balloon Payment, including any REO Property as to which the related mortgage loan provided for a Balloon Payment, P&I Advances will be required in an amount equal to the Assumed Scheduled Payment, less the related Master Servicing Fee, the Excess Servicing Fee and Primary Servicing Fee, subject to the same conditions and limitations, as described above, that apply to P&I Advances of other Scheduled Payments.

         The master servicer will be entitled to interest on P&I Advances, which interest will accrue at the Advance Rate.

         P&I Advances and interest accrued thereon at the Advance Rate will be reimbursable or payable from recoveries on the related mortgage loans and, to the extent the master servicer determines in its sole discretion, exercised in good faith, that a P&I Advance will not be ultimately recoverable from related recoveries, from any funds on deposit in the Certificate Account and Distribution Account. In no event will the master servicer be required to make aggregate P&I Advances with respect to any mortgage loan which, when including the amount of interest accrued thereon at the Advance Rate, equals an amount greater than the Scheduled Principal Balance plus all overdue amounts thereof, less any Appraisal Reductions with respect thereto.

         The right of the master servicer to reimbursement or payment out of recoveries will be prior to the right of the Certificateholders to receive any amounts recovered with respect to any mortgage loan. If the master servicer fails to make a required P&I Advance, the trustee is required to make such P&I Advance, and if the trustee fails to make a required P&I Advance, the fiscal agent is required to make such P&I Advance, each subject to the same limitations, and with the same rights, as described above for the master servicer.

Servicing Advances

         Servicing Advances, in all cases, will be reimbursable as described below. The master servicer will be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account or Distribution Account and under certain circumstances without regard to the relationship between the expense and the funds from which it is being paid.

         With respect to the mortgaged properties securing the mortgage loans, the master servicer will be obligated to make Servicing Advances for real estate taxes and insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates and not paid by the related borrower on a timely basis and for collection or foreclosure costs, including reasonable attorneys fees. With respect to REO Properties, the master servicer will be obligated to make Servicing Advances, if necessary and to the extent that funds from the operation of the related REO Property are unavailable to pay any amounts due and payable, for:

o insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates;

o items such as real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien;

o        any ground rents in respect of such REO Property; and

o other costs and expenses necessary to maintain, manage or operate such REO Property.

         Notwithstanding the foregoing, the master servicer will be obligated to make such Servicing Advances only to the extent that the master servicer determines, as described below, that the amount so advanced will be recoverable from subsequent payments or collections, including Insurance Proceeds, Liquidation Proceeds and REO Income, in respect of such mortgage loan or REO Property.

         The master servicer may incur certain costs and expenses in connection with the servicing of a mortgage loan, a B Note or the administration of REO Property. Servicing Advances, including interest accrued thereon at the Advance Rate, will be reimbursable from recoveries or collections on the related mortgage loan (and/or, if applicable, its related B Note) or REO Property. However, if the master servicer determines, as described below, that any Servicing Advance previously made, and accrued interest thereon at the Advance Rate, will not be ultimately recoverable from such related recoveries, such advances will generally be reimbursable from any amounts on deposit in the Certificate Account or Distribution Account. If the master servicer fails to make a required Servicing Advance, the trustee is required to make such Servicing Advance, and if the trustee fails to make a required Servicing Advance, the fiscal agent is required to make such Servicing Advance, each subject to the same limitations, and with the same rights, as described above for the master servicer.

Nonrecoverable Advances

         The determination by the master servicer that any P&I Advance or Servicing Advance, previously made or proposed to be made, would not be recoverable will be made in the sole discretion of the master servicer, exercising good faith, and is required to be accompanied by an officer's certificate delivered to the trustee, the special servicer, the operating adviser, the Rating Agencies, the paying agent and us and setting forth the reasons for such determination, with copies of appraisals or internal valuations, if any, or other information that supports such determination. The master servicer's determination of nonrecoverability will be conclusive and binding upon the Certificateholders, the trustee and the fiscal agent. The trustee and the fiscal agent will be entitled to rely conclusively on any determination by the master servicer of nonrecoverability with respect to such Advance and shall have no obligation, but will be entitled, to make a separate determination of recoverability.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

Paying Agent Reports

         Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee and the paying agent, the paying agent will be required to provide or make available to each Certificateholder on each Distribution Date:

         (a) A statement (in the form of Appendix V) setting forth, to the extent applicable:

                  (i) the amount, if any, of such distributions to the holders of each class of Principal Balance Certificates applied to reduce the aggregate Certificate Balance thereof;

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

                  (ii) the amount of such distribution to holders of each class of REMIC Regular Certificates allocable to (A) interest and (B) Prepayment Premiums or Yield Maintenance Charges;

                  (iii) the number of outstanding mortgage loans and the aggregate principal balance and Scheduled Principal Balance of the mortgage loans at the close of business on the related Determination Date;

                  (iv) the number and aggregate Scheduled Principal Balance of mortgage loans:

                           (A)      delinquent 30 to 59 days,

                           (B)      delinquent 60 to 89 days,

                           (C)      delinquent 90 days or more,

                           (D) as to which foreclosure proceedings have been commenced, or

                           (E) as to which bankruptcy proceedings have been commenced;

                  (v) with respect to any REO Property included in the trust, the principal balance of the related mortgage loan as of the date of acquisition of the REO Property and the Scheduled Principal Balance of the mortgage loan;

                  (vi)     as of the related Determination Date:

                           (A) as to any REO Property sold during the related Collection Period, the date of the related determination by the special servicer that it has recovered all payments which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the Certificate Account, and

                           (B) the aggregate amount of other revenues collected by the special servicer with respect to each REO Property during the related Collection Period and credited to the Certificate Account, in each case identifying such REO Property by the loan number of the related mortgage loan;

                  (vii) the aggregate Certificate Balance or Notional Amount of each class of REMIC Regular Certificates before and after giving effect to the distribution made on such Distribution Date;

                  (viii) the aggregate amount of Principal Prepayments made during the related Collection Period;

                  (ix) the Pass-Through Rate applicable to each class of REMIC Regular Certificates for such Distribution Date;

                  (x) the aggregate amount of servicing fees paid to the master servicer, the Primary Servicers and the special servicer and the holders of the rights to Excess Servicing Fees;

                  (xi) the amount of Unpaid Interest, Realized Losses or Expense Losses, if any, incurred with respect to the mortgage loans, including a break out by type of such Expense Losses;

                  (xii) the aggregate amount of Servicing Advances and P&I Advances outstanding, separately stated, that have been made by the master servicer, the trustee and the fiscal agent;

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                  (xiii)   the amount of any Appraisal Reductions effected
                           during the related Collection Period on a loan-by-loan basis and the total Appraisal Reductions in effect as of such Distribution Date; and

                  (xiv) such other information and in such form as will be specified in the Pooling and Servicing Agreement.

         (b) A report containing information regarding the mortgage loans as of the end of the related Collection Period, which report will contain substantially the categories of information regarding the mortgage loans presented in Appendix I and will be presented in a tabular format substantially similar to the format utilized in Appendix I.

         The reports described in clauses (a) and (b) above may be combined into one report for purposes of dissemination.

         In the case of information furnished pursuant to subclauses (a)(i),
(a)(ii) and (a)(xi) above, the amounts shall be expressed as a dollar amount per $1,000 of original actual principal amount of the certificates for all certificates of each applicable Class.

         The paying agent will make the foregoing reports and certain other information available each month to any interested party via the paying agent's website, which shall initially be located at www.ctslink.com/cmbs. In addition, the paying agent will also make certain other additional reports available via the paying agent's website on a restricted basis to Bear Stearns Commercial Mortgage Securities Inc. and its designees, the Rating Agencies, parties to the Pooling and Servicing Agreement, the Underwriters, Certificateholders and any prospective investors or beneficial owners of Certificates who provide the paying agent with an investor certification satisfactory to the paying agent. For assistance with the paying agent's website, investors may call 301-815-6600. The trustee and the paying agent will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the trustee and the paying agent may disclaim responsibility for any information of which it is not the original source.

         In connection with providing access to the paying agent's website, the paying agent may require registration and the acceptance of a disclaimer. The trustee and the paying agent will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

         On an annual basis, the master servicer is required to deliver the Annual Report to the trustee and the paying agent, which will make such report available as described above to the Underwriters, the Certificateholders, Bear Stearns Commercial Mortgage Securities Inc. and anyone Bear Stearns Commercial Mortgage Securities Inc. or either Underwriter reasonably designates, the special servicer, the Rating Agencies, and, any Certificateholder.

         The paying agent shall make available at its corporate trust offices (either in physical or electronic form), during normal business hours, upon reasonable advance written notice for review by any certificateholder, any certificate owner, any prospective investor, the Underwriters, each rating agency, the special servicer and the depositor, originals or copies of, among other things, the following items: (i) the most recent property inspection reports in the possession of the paying agent in respect of each mortgaged property and REO Property, (ii) the most recent mortgaged property/REO Property annual operating statement and rent roll, if any, collected or otherwise obtained by or on behalf of the master servicer or the special servicer and delivered to the paying agent, (iii) any Phase I Environmental Report or engineering report prepared or appraisals performed in respect of each mortgaged property provided, however, that the paying agent shall be permitted to require payment by the requesting party (other than either rating agency) of a sum sufficient to cover the reasonable expenses actually incurred by the paying agent of providing access or copies (including electronic or digital copies) of any such information reasonably requested in accordance with the preceding sentence.

Special Servicer Reports

         On or about each Determination Date, the special servicer will prepare, or provide the master servicer with the information to prepare, the Special Servicer Reports with respect to Specially Serviced Mortgage Loans as required by the Pooling and Servicing Agreement.

Other Information

         The Pooling and Servicing Agreement generally requires that the paying agent or trustee make available, at their respective corporate trust offices or at such other office as they may reasonably designate, during normal business hours, upon reasonable advance notice for review by any Certificateholder, each Rating Agency or Bear Stearns Commercial Mortgage Securities Inc., originals or copies of, among other things, the following items, except to the extent not permitted by applicable law or under any of the mortgage loan documents:

o        the Pooling and Servicing Agreement and any amendments thereto;

o all reports or statements delivered to holders of the relevant class of certificates since the Closing Date;

o all officer's certificates delivered to the paying agent since the Closing Date;

o all accountants' reports delivered to the paying agent since the Closing Date;

o        the mortgage loan files;

o the most recent property inspection report prepared by or on behalf of the master servicer or the special servicer in respect of each mortgaged property;

o the most recent mortgaged property annual operating statements and rent rolls, if any, collected by or on behalf of the master servicer or the special servicer and delivered to the paying agent;

o any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the master servicer and/or the special servicer; and

o any and all officer's certificates and other evidence delivered to the trustee to support the master servicer's determination that any Advance was not or, if made, would not be, recoverable.

         Copies of any and all of the foregoing items and any servicer reports will be available from the paying agent or trustee upon request; however, the paying agent or trustee will be permitted to require the requesting party to pay a sum sufficient to cover the reasonable costs and expenses of providing such copies. Recipients of such information will generally be required to acknowledge that such information may be used only in connection with an evaluation of the certificates by such recipient.

Book-Entry Certificates

         Until such time, if any, as definitive certificates are issued in respect of the offered certificates, the foregoing information and access will be available to the related Certificate Owners only to the extent it is forwarded by, or otherwise available through, DTC and its Participants or otherwise made available publicly by the paying agent. The manner in which notices and other communications are conveyed by DTC to its Participants, and by such Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         The master servicer, the special servicer, the paying agent and Bear Stearns Commercial Mortgage Securities Inc. are required to recognize as Certificateholders only those persons in whose names the certificates are registered with the Certificate Registrar as of the related Record Date; however, any Certificate Owner that has delivered to the Certificate Registrar a written certification, in the form prescribed by the Pooling and Servicing

Agreement, regarding such Certificate Owner's beneficial ownership of offered certificates will be recognized as a Certificateholder for purposes of obtaining the foregoing information and access.

EXAMPLE OF DISTRIBUTIONS

         The following chart sets forth an example of distributions on the certificates as if the Certificates had been issued in May 2001:

            The close of business on

            May 1             (A)   Cut-off Date.

            May 30            (B)   Record Date for all Classes of Certificates.

            May 2 - June 8    (C)   The Collection Period.  The master servicer
                                    receives Scheduled Payments due after the Cut-off Date and any Principal Prepayments made after the Cut-off Date and on or prior to June 8.

            June 8            (D)   Determination Date.

            June 14           (E)   Master Servicer Remittance Date.

            June 15           (F)   Distribution Date.

         Succeeding monthly periods follow the pattern of (B) through (F) (except as described below).

         (A) The outstanding principal balance of the mortgage loans will be the aggregate outstanding principal balance of the mortgage loans at the close of business on the Cut-off Date, after deducting principal payments due on or before such date, whether or not received. Principal payments due on or before such date, and the accompanying interest payments, are not part of the trust.

         (B) Distributions on the next Distribution Date will be made to those persons that are Certificateholders of record on this date. Each subsequent Record Date will be the last business day of the month preceding the related Distribution Date.

         (C) Any Scheduled Payments due and collected and Principal Prepayments collected, after the Cut-off Date and on or prior to June 8, 2001 will be deposited in the Certificate Account. Each subsequent Collection Period will begin on the day after the Determination Date in the month preceding the month of each Distribution Date and will end on the Determination Date in the month in which the Distribution Date occurs.

         (D) As of the close of business on the Determination Date, the master servicer will have determined the amounts of principal and interest that will be remitted with respect to the related Collection Period.

         (E) The master servicer will remit to the paying agent no later than the business day prior to the related Distribution Date all amounts held by the master servicer, and any P&I Advances required to be made by the master servicer, that together constitute the Available Distribution Amount for such Distribution Date.

         (F) The paying agent will make distributions to Certificateholders on the 15th day of each month or, if such day is not a business day, the next succeeding business day.

THE TRUSTEE AND THE FISCAL AGENT

The Trustee

         LaSalle Bank National Association will act as the trustee. LaSalle Bank National Association is a subsidiary of LaSalle National Corporation which is a subsidiary of the fiscal agent. The trustee, is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association, organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose short-term debt obligations are at all times rated not less than "A-1" by S&P and whose long-term senior unsecured debt, or that of its fiscal agent, if applicable, is rated not less than "AA" by Fitch and "AA-" by S&P, or otherwise acceptable to the Rating Agencies as evidenced by a Rating Agency Confirmation. The corporate trust office of the trustee responsible for administration of the trust is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services Group - Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2001-TOP2. As of December 31, 2000, the trustee had assets of approximately $49 billion. See "Description of the Pooling and Servicing Agreements--Duties of the Trustee", "--The Trustee" and "--Resignation and Removal of the Trustee" in the prospectus.

         The trustee will be paid a portion of the Trustee Fee as compensation for its duties under the Pooling and Servicing Agreement.

The Fiscal Agent

         ABN AMRO Bank N.V., a Netherlands banking corporation and the indirect corporate parent of the trustee, will act as fiscal agent for the trust and will be obligated to make any Advance required to be made, and not made, by the master servicer and the trustee under the Pooling and Servicing Agreement, provided that the fiscal agent will not be obligated to make any Advance that it deems to be a Nonrecoverable Advance. The fiscal agent will be entitled -- but not obligated -- to rely conclusively on any determination by the master servicer, the special servicer -- solely in the case of Servicing Advances -- or the trustee that an Advance, if made, would be a Nonrecoverable Advance. The fiscal agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the master servicer and the trustee. See "--Advances" above. The fiscal agent will be entitled to various rights, protections and indemnities similar to those afforded the trustee. The trustee will be responsible for payment of the compensation of the fiscal agent. As of December 31, 2000, the fiscal agent had consolidated assets of approximately $500 billion. In the event that LaSalle Bank National Association shall, for any reason, cease to act as trustee under the Pooling and Servicing Agreement, ABN AMRO Bank N.V. likewise shall no longer serve in the capacity of fiscal agent thereunder.

THE PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

         Wells Fargo Bank Minnesota, National Association ("Wells Fargo Bank") will serve as the paying agent (in such capacity, the "paying agent"). In addition, Wells Fargo Bank will serve as registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the offered certificates and of transfers and exchanges of the Definitive Certificates, if issued, and as authenticating agent of the Certificates (in such capacity, the "Authenticating Agent"). Wells Fargo Bank's principal office is located at Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113. Wells Fargo Bank is an affiliate of the master servicer. As compensation for the performance of its duties as paying agent, Certificate Registrar and Authenticating Agent, Wells Fargo Bank will be paid a portion of the monthly Trustee Fee as set forth in the Pooling and Servicing Agreement.

         The trustee, the fiscal agent, the certificate registrar and the paying agent and each of their respective directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust against any loss, liability or expense incurred in connection with any legal action incurred without negligence or willful misconduct on their respective parts, arising out of, or in connection with the pooling and servicing agreement and the certificates.

EXPECTED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

         The Expected Final Distribution Date for each class of certificates presented under "Summary of Prospectus Supplement--Expected Final Distribution Date" in this prospectus supplement is the date on which such

Class is expected to be paid in full, assuming timely payments and no Principal Prepayments will be made on the mortgage loans in accordance with their terms and otherwise based on the Structuring Assumptions.

         The Rated Final Distribution Date of each class of certificates is the Distribution Date in February 2035.

         The ratings assigned by the Rating Agencies to each class of Principal Balance Certificates reflects an assessment of the likelihood that the Certificateholders of such Class will receive, on or before the Rated Final Distribution Date, all principal distributions to which they are entitled.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

         The yield to maturity on the offered certificates will be affected by the price paid by the Certificateholder, the related Pass-Through Rates and the rate, timing and amount of distributions on such offered certificates. The rate, timing and amount of distributions on any such certificate will in turn depend on, among other things:

o        the Pass-Through Rate for such certificate;

o the rate and timing of principal payments, including Principal Prepayments, and other principal collections on the mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with breaches of representations and warranties or the exercise by the holders of the B Notes and mezzanine debt of a purchase option in connection with a default under the related mortgage loan) and the extent to which such amounts are to be applied in reduction of the Certificate Balance or Notional Amount of such certificate;

o the rate, timing and severity of Realized Losses and Expense Losses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance or Notional Amount of such certificate or in reduction of amounts distributable thereon; and

o the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest Amount payable on such certificate.

         In addition, the effective yield to holders of the offered certificates will differ from the yield otherwise produced by the applicable Pass-Through Rate and purchase prices of such certificates because interest distributions will not be payable to such holders until at least the 15th day of the month following the month of accrual without any additional distribution of interest or earnings thereon in respect of such delay.

PASS-THROUGH RATES

         The Pass-Through Rates on the Class B and Class C Certificates will be limited by the Weighted Average Net Mortgage Rate. Accordingly, the yields on the Class B and Class C Certificates will be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary and involuntary prepayments and any unscheduled collections of principal and/or any experience of Realized Losses as a result of liquidations of mortgage loans. In general, the effect of any such changes on such yields and Pass-Through Rates for such Certificates will be particularly adverse to the extent that mortgage loans with relatively higher mortgage rates experience faster rates of such scheduled amortization, voluntary prepayments and unscheduled collections or Realized Losses than mortgage loans with relatively lower mortgage rates.

RATE AND TIMING OF PRINCIPAL PAYMENTS

         The yield to maturity on the Class X-1 Certificates (and to a lesser extent, the Class X-2 Certificates) will be extremely sensitive to, and the yield to maturity on any class of offered certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the aggregate Certificate Balance or Notional Amount of such class of certificates. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A Certificates until the Certificate

Balance thereof is reduced to zero, and will thereafter be distributable entirely in respect of each other class of Principal Balance Certificates, in descending alphabetical, and, if applicable, descending numerical, order of Class designation, in each case until the aggregate Certificate Balance of such class of certificates is, in turn, reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the aggregate Certificate Balance of each class of offered certificates will be directly related to the rate and timing of principal payments on or in respect of the mortgage loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due, any extension of maturity dates by the special servicer, and the rate and timing of Principal Prepayments and other unscheduled collections thereon, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties and purchases of mortgage loans out of the trust.

         Although the borrower under an ARD Loan may have incentives to prepay the ARD Loan on its Anticipated Repayment Date, there is no assurance that the borrower will be able to prepay the ARD Loan on its Anticipated Repayment Date. The failure of the borrower to prepay the ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of that mortgage loan. However, the pooling and servicing agreement will require action to be taken to enforce the trust's right to apply excess cash flow generated by the mortgaged property to the payment of principal in accordance with the terms of the ARD Loan documents.

         Prepayments and, assuming the respective maturity dates therefor have not occurred, liquidations of the mortgage loans will result in distributions on the certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans and will tend to shorten the weighted average lives of the Principal Balance Certificates. Any early termination of the trust as described herein under "Description of the Offered Certificates--Optional Termination" will also shorten the weighted average lives of those certificates then outstanding. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the Principal Balance Certificates, while work-outs are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those certificates. See "Servicing of the Mortgage Loans--Mortgage Loan Modifications" in this prospectus supplement.

         The extent to which the yield to maturity of any offered certificate may vary from the anticipated yield will depend upon the degree to which such Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in turn are distributed or otherwise result in a reduction of the aggregate Certificate Balance or Notional Amounts of its Class. An investor should consider, in the case of any such certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

         In general, if an offered certificate is purchased at a discount or premium, the earlier a payment of principal on the mortgage loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amounts of the related Class, the greater will be the effect on the yield to maturity of such certificate. As a result, the effect on an investor's yield of principal payments on the mortgage loans occurring at a rate higher, or lower than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction, or increase, in the rate of such principal payments. With respect to the Class A, Class B, Class C, Class D, Class E and Class F Certificates, the allocation of a portion of collected Prepayment Premiums or Yield Maintenance Charges to the certificates as described herein is intended to mitigate those risks; however, such allocation, if any, may be insufficient to offset fully the adverse effects on yield that such prepayments may have. The Prepayment Premium or Yield Maintenance Charge payable, if any, with respect to any mortgage loan, is required to be calculated as presented in "Appendix II - Certain Characteristics of the Mortgage Loans."

         Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

UNPAID DISTRIBUTABLE CERTIFICATE INTEREST

         If the portion of the Available Distribution Amount distributable in respect of interest on any class of certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for that Class, the shortfall will be distributable to holders of the class of certificates on subsequent Distribution Dates, to the extent of the Available Distribution Amount. Any such shortfall (which would not include interest shortfalls in connection with a principal prepayment accompanied by less than a full month's interest) will bear interest at the applicable Pass-Through Rate and will adversely affect the yield to maturity of the class of certificates for as long as it is outstanding.

LOSSES AND SHORTFALLS

         The yield to holders of the offered certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Realized Losses and Expense Losses will generally be applied to reduce the Certificate Balances of the Principal Balance Certificates in the following order: first, to the Class N Certificates until the Certificate Balance thereof has been reduced to zero; then to the other respective Classes of Principal Balance Certificates, in ascending -- that is, from M to A -- alphabetical order of Class designation, until the remaining Certificate Balance of each such class of certificates has been reduced to zero; provided that with respect to interest, Realized Losses and Expense Losses of interest will be allocated to the Class A-1 and Class A-2 and Class X Certificates, pro rata based on interest distributable on such certificates. Net Aggregate Prepayment Interest Shortfalls will be borne by the holders of each class of certificates, pro rata in each case reducing interest otherwise payable thereon. Shortfalls arising from delinquencies and defaults, to the extent the master servicer determines that P&I Advances would be nonrecoverable, Appraisal Reductions, Expense Losses and Realized Losses generally will result in, among other things, a shortfall in current distributions to the most subordinate class of certificates outstanding.

RELEVANT FACTORS

         The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors including, without limitation, payments of principal arising from repurchases of mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with breaches of representations and warranties or the exercise by the holders of the B Notes and mezzanine debt of a purchase option in connection with a default under the related mortgage loan), prevailing interest rates, the terms of the mortgage loans--for example, provisions prohibiting Principal Prepayments for certain periods and/or requiring the payment of Prepayment Premiums or Yield Maintenance Charges, due on sale and due on encumbrance provisions, and amortization terms that require Balloon Payments--the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for rental units or comparable commercial space, as applicable, in such areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" in this prospectus supplement and "Risk Factors" in the prospectus.

         The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan. A requirement that a prepayment be accompanied by a Prepayment Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

         Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell mortgaged properties prior to the exhaustion of tax depreciation benefits.

         We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

WEIGHTED AVERAGE LIFE

         Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of any Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected or advanced and applied to reduce the Certificate Balance of such certificate.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant rate of prepayment each month expressed as a percentage of the then outstanding principal balance of all of the mortgage loans. We make no representation as to the appropriateness of using the CPR model for purposes of analyzing an investment in the offered certificates.

         The following tables indicate the percent of the initial Certificate Balance of each class of offered certificates after each of the dates shown and the corresponding weighted average life of each such class of the certificates, if the Mortgage Pool were to prepay at the indicated levels of CPR, and sets forth the percentage of the initial Certificate Balance or of such certificates that would be outstanding after each of the dates shown. The tables below have also been prepared generally on the basis of the Structuring Assumptions.

         The mortgage loans do not have all of the characteristics of the Structuring Assumptions. To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables, the Classes of Certificates analyzed in the tables may mature earlier or later than indicated by the tables and therefore will have a corresponding decrease or increase in weighted average life. Additionally, mortgage loans generally do not prepay at any constant rate. Accordingly, it is highly unlikely that the mortgage loans will prepay in a manner consistent with the Structuring Assumptions. Furthermore, it is unlikely that the mortgage loans will experience no defaults or losses. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances, and shorten or extend the weighted average lives, shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay.

         For the purposes of each table, the weighted average life of a certificate is determined by:

o multiplying the amount of each reduction in the Certificate Balance thereon by the number of years from the date of issuance of the certificate to the related Distribution Date;

o    summing the results; and

o dividing the sum by the aggregate amount of the reductions in the Certificate Balance of such certificate.

         The characteristics of the mortgage loans differ in substantial respects from those assumed in preparing the tables below, and the tables are presented for illustrative purposes only. In particular, it is unlikely that the Mortgage Pool will not experience any defaults or losses, or that the Mortgage Pool or any mortgage loan will prepay at any constant rate. Therefore, there can be no assurance that the mortgage loans will prepay at any particular rate.

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
----------------------------------        ------       ------       ------        ------       ------
Closing Date                               100%         100%          100%         100%         100%
May 2002                                    97%          97%          97%           97%          97%
May 2003                                    93%          93%          93%           93%          93%
May 2004                                    89%          89%          89%           89%          89%
May 2005                                    81%          81%          81%           81%          81%
May 2006                                    49%          49%          49%           49%          49%
May 2007                                    40%          40%          40%           40%          40%
May 2008                                    34%          34%          34%           33%          31%
May 2009                                    22%          22%          22%           22%          22%
May 2010                                    5%           5%           4%            2%           0%
May 2011                                    0%           0%           0%            0%           0%
Weighted average life (years)              5.70         5.69          5.68         5.67         5.59


           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
----------------------------------        ------       ------       ------        ------       ------
Closing Date                               100%         100%          100%         100%         100%
May 2002                                   100%         100%          100%         100%         100%
May 2003                                   100%         100%          100%         100%         100%
May 2004                                   100%         100%          100%         100%         100%
May 2005                                   100%         100%          100%         100%         100%
May 2006                                   100%         100%          100%         100%         100%
May 2007                                   100%         100%          100%         100%         100%
May 2008                                   100%         100%          100%         100%         100%
May 2009                                   100%         100%          100%         100%         100%
May 2010                                   100%         100%          100%         100%          93%
May 2011                                    0%           0%            0%           0%           0%
Weighted average life (years)              9.71         9.70          9.68         9.66         9.47

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS B CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
----------------------------------        ------       ------       ------        ------       ------
Closing Date                               100%         100%          100%         100%         100%
May 2002                                   100%         100%          100%         100%         100%
May 2003                                   100%         100%          100%         100%         100%
May 2004                                   100%         100%          100%         100%         100%
May 2005                                   100%         100%          100%         100%         100%
May 2006                                   100%         100%          100%         100%         100%
May 2007                                   100%         100%          100%         100%         100%
May 2008                                   100%         100%          100%         100%         100%
May 2009                                   100%         100%          100%         100%         100%
May 2010                                   100%         100%          100%         100%         100%
May 2011                                    0%           0%            0%           0%           0%
Weighted average life (years)              9.93         9.93          9.93         9.93         9.86

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS C CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
----------------------------------        ------       ------       ------        ------       ------
Closing Date                               100%         100%          100%         100%         100%
May 2002                                   100%         100%          100%         100%         100%
May 2003                                   100%         100%          100%         100%         100%
May 2004                                   100%         100%          100%         100%         100%
May 2005                                   100%         100%          100%         100%         100%
May 2006                                   100%         100%          100%         100%         100%
May 2007                                   100%         100%          100%         100%         100%
May 2008                                   100%         100%          100%         100%         100%
May 2009                                   100%         100%          100%         100%         100%
May 2010                                   100%         100%          100%         100%         100%
May 2011                                    0%           0%            0%           0%           0%
Weighted average life (years)              9.93         9.93          9.93         9.93         9.93

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

         The Mortgage Pool will consist of one hundred forty (140) fixed-rate, first mortgage loans with an aggregate Cut-off Date Balance of $1,006,576,558 subject to a permitted variance of plus or minus 5%. The Cut-off Date Balances of the mortgage loans range from $746,746 to $55,000,000, and the mortgage loans have an average Cut-off Date Balance of $7,189,833. Generally, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, multiple mortgaged properties securing a single mortgage loan have been treated as multiple cross-collateralized and cross-defaulted mortgage loans, each secured by one of the related mortgaged properties and each having a principal balance in an amount equal to an allocated portion of the aggregate indebtedness represented by such obligation. All numerical information concerning the mortgage loans contained in this prospectus supplement is approximate.

         The mortgage loans were originated between December 1995 and April 2001. As of the Cut-off Date, none of the mortgage loans was 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date. Brief summaries of the material terms of the mortgage loans associated with the ten (10) largest borrower concentrations in the Mortgage Pool are contained in Appendix III attached.

         One hundred thirty-six (136) mortgage loans, representing 96.9% of the Initial Pool Balance, are evidenced by a mortgage note and secured by a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in one or more income-producing mortgaged properties. Two (2) mortgage loans, representing 2.4% of the Initial Pool Balance, are secured by first mortgage liens on both a fee and a leasehold interest in income-producing real property. Two (2) mortgage loans, representing 0.7% of the Initial Pool Balance, are secured by a leasehold mortgage, deed of trust or similar security instrument that creates a first mortgage lien in a leasehold interest in one or more income-producing real properties.

         On the Closing Date, we will acquire the mortgage loans from the sellers, in each case pursuant to a Mortgage Loan Purchase Agreement to be entered into between us and the particular seller. We will then transfer the mortgage loans, without recourse, to the trustee for the benefit of the Certificateholders. See "--The Sellers" and "--Sale of the Mortgage Loans" below.

MATERIAL TERMS AND CHARACTERISTICS OF THE MORTGAGE LOANS

Mortgage Rates; Calculations of Interest

         The mortgage loans bear interest at mortgage rates that will remain fixed for their entire terms. Other than the ARD Loans, no mortgage loan permits negative amortization or the deferral of accrued interest. One hundred twenty-six (126) mortgage loans, representing 87.3% of the Initial Pool Balance, accrue interest on the basis of the actual number of days elapsed each month in a 360-day year. Fourteen (14) of the mortgage loans, representing 12.7% of the Initial Pool Balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

Property Types

         The mortgaged properties consist of the following property types:

         o Office - thirty-two (32) of the mortgaged properties, which secure 29.3% of the Initial Pool Balance, constitute office properties;

         o Industrial - thirty-nine (39) of the mortgaged properties, which secure 24.4% of the Initial Pool Balance, constitute industrial properties;

         o Retail - forty-three (43) of the mortgaged properties, which secure 21.8% of the Initial Pool Balance, constitute retail properties;

         o Multifamily - seventeen (17) of the mortgaged properties, which secure 10.8% of the Initial Pool Balance, constitute multifamily properties;

         o Hospitality - five (5) of the mortgaged properties, which secure 9.6% of the Initial Pool Balance, constitute hospitality properties;

         o Manufactured Housing Community - eight (8) of the mortgaged properties, which secure 2.9% of the Initial Pool Balance, constitute manufactured housing community properties; and

         o Self Storage - five (5) of the mortgaged properties, which secure 1.2% of the Initial Pool Balance, constitute self storage properties.

Property Location

         The following seven states contain the largest concentrations of mortgaged properties securing the mortgage loans: California, New Jersey, New York, Illinois, Michigan, Massachusetts and Virginia.

         o Forty-two (42) mortgaged properties, representing security for 25.2% of the Initial Pool Balance are located in California. Of the mortgaged properties located in California, twenty-four
                  (24) of such mortgaged properties, representing security for 17.4% of the Initial Pool Balance, are located in Northern California, and eighteen (18) mortgaged properties, representing security for 7.8% of the Initial Pool Balance, are located in Southern California.

         o Five (5) mortgaged properties, representing security for 8.1% of the Initial Pool Balance are located in New Jersey;

         o Five (5) mortgaged properties, representing security for 7.7% of the Initial Pool Balance are located in New York;

         o Six (6) mortgaged properties, representing security for 7.6% of the Initial Pool Balance are located in Illinois;

         o Sixteen (16) mortgaged properties, representing security for 6.5% of the Initial Pool Balance are located in Michigan;

         o Seven (7) mortgaged properties, representing security for 6.4% of the Initial Pool Balance are located in Massachusetts; and

         o Six (6) mortgaged properties, representing security for 5.8% of the Initial Pool Balance are located in Virginia.

Due Dates

         One hundred thirty-seven (137) of the mortgage loans, representing 93.4% of the Initial Pool Balance, have Due Dates on the first day of each calendar month. One (1) of the mortgage loans, representing 1.5% of the Initial Pool Balance, has a Due Date on the second day of each calendar month without any grace period for late payments. One (1) mortgage loan, representing 0.9% of the Initial Pool Balance, has a Due Date on the fifth day of each calendar month without any grace period for late payments. One (1) mortgage loan, representing 4.2% of the Initial Pool Balance, has a Due Date on the tenth day of each calendar month without any grace period for late payments. The mortgage loans have various grace periods including one hundred thirty-five (135) mortgage loans, representing 96.5% of the Initial Pool Balance, with grace periods of either zero, two or five calendar days or five business days, two (2) mortgage loans, representing 1.3% of the Initial Pool Balance, with a grace period of ten days and three (3) mortgage loans, representing 2.3% of the Initial Pool Balance, with a grace period of fifteen days.

Amortization

             The mortgage loans have the following amortization features:

o One hundred twenty-eight (128) of the mortgage loans, representing 96.0% of the Initial Pool Balance, are Balloon Loans including twelve
         (12) of the mortgage loans, representing 12.5% of the Initial Pool Balance that are ARD Loans. The amount of the Balloon Payments on those mortgage loans that accrue interest on a basis other than a 360-day year consisting of 30-day months will be greater, and the actual amortization terms will be longer, than would be the case if such mortgage loans accrued interest on such basis as a result of the application of interest and principal on such mortgage loans over time. See "Risk Factors."

o The twelve (12) remaining mortgage loans, representing 4.0% of the Initial Pool Balance of the mortgage loans as of May 1, 2001 are fully amortizing and are expected to have less than 5% of the original principal balance as of its respective stated maturity date.

Prepayment Restrictions

         As of the Cut-off Date, the following prepayment restrictions applied to the mortgage loans:

o One hundred twenty-three (123) mortgage loans, representing 83.7% of the Initial Pool Balance, prohibit voluntary principal prepayments during the Lock-out Period but permit the related borrower (after an initial period of at least two years following the date of issuance of the certificates) to defease the loan by pledging direct, non-callable United States Treasury obligations that provide for payment on or prior to each due date and the maturity date of amounts at least equal to the amounts that would have been payable on those dates under the terms of the mortgage loans and obtaining the release of the mortgaged property from the lien of the mortgage.

o Eight (8) mortgage loans, representing 5.6% of the Initial Pool Balance, prohibit voluntary principal prepayments during a Lock-out Period and thereafter provide for Prepayment Premiums or Yield Maintenance Charges calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid.

o Three (3) mortgage loans, representing 3.7% of the Initial Pool Balance, permit voluntary principal prepayments at any time accompanied by a Prepayment Premium calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid.

o One (1) mortgage loan, representing 2.4% of the Initial Pool Balance, prohibits voluntary principal prepayments during a lock-out period, and following the lock-out period provides for a Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid until a certain date and thereafter provides for a Yield Maintenance Charge calculated on the basis of a yield maintenance formula.

o Three (3) mortgage loans, representing 2.4% of the Initial Pool Balance, prohibit voluntary principal prepayments during a lock-out period, and following the lock-out period provide for a Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid, and also permit the related borrower, after an initial period of at least two years following the date of the issuance of the certificates, to defease the loan by pledging direct, non-callable United States Treasury obligations and obtaining the release of the mortgaged property from the lien of the mortgage.

o One (1) mortgage loan, representing 1.4% of the Initial Pool Balance, prohibits voluntary principal prepayments during a lock-out period, and following the lock-out period provides for a yield maintenance charge calculated on the basis of a yield maintenance formula.

o One (1) mortgage loan, representing 0.8% of the Initial Pool Balance, permits voluntary principal prepayments at any time accompanied by a Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid, and also permits the related borrower, after an initial period of at least two years following the date of the issuance of the certificates, to defease the loan by pledging direct, non-callable United States Treasury obligations and obtaining the release of the mortgaged property from the lien of the mortgage.

         With respect to the prepayment and defeasance provisions set forth above, certain of the mortgage loans also include provisions set forth below:

o Seven (7) mortgage loans, representing 4.1% of the Initial Pool Balance, permit a release of one or more of the mortgaged properties from the lien of the related mortgage if there is a defeasance of a portion of the mortgage loan in connection with such release.

o One (1) mortgage loan, representing 1.5% of the Initial Pool Balance, permits a release of a portion of the mortgaged property provided certain requirements are met.

o Notwithstanding the foregoing, the mortgage loans generally provide for a period of one (1) to thirteen (13) payments prior to and including the maturity date or Anticipated Repayment Date in which the related borrower may prepay the mortgage loan without premium or defeasance requirements.

         The method of calculation of any Prepayment Premium or Yield Maintenance Charge will vary for any mortgage loan as presented in "Appendix II
- Certain Characteristics of the Mortgage Loans."

Non-Recourse Obligations

         The mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related mortgage loan, the holder thereof may look only to the related mortgaged property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the mortgage loans to be non-recourse. None of the mortgage loans is insured or guaranteed by any mortgage loan seller or any of their affiliates, the United States, any government entity or instrumentality, mortgage insurer or any other person.

"Due-on-Sale" and "Due-on-Encumbrance" Provisions

         The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the Mortgage. However, the mortgage loans generally permit transfers of the related mortgaged property, subject to reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the master servicer or the special servicer, as the case may be, or, if collected, will be paid to the master servicer or the special servicer as additional servicing compensation, and certain other conditions.

         In addition, some of the mortgage loans permit the borrower to transfer the related mortgaged property to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan documents and/or as determined by the master servicer. The master servicer or the special servicer, as the case may be, will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any such clause to accelerate payment of the related mortgage loan upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the Pooling and Servicing Agreement.

Subordinate and Other Financing

         As of May 1, 2001, none of the mortgaged properties secures any loans other than the related mortgage loan except with respect to the A/B Mortgage Loans which, in each case, have a subordinated B Note not included in the trust that is also secured by the related mortgaged property. In addition, the parent company of the mortgagor under Mortgage Loan No. 1 (Westin River North) obtained mezzanine financing in the amount of $35,000,000, which financing is secured by the parent company's ownership interest in the mortgagor. See "--The A/B Mortgage Loans" and "--Westin Mezzanine Loan" in this prospectus supplement.

         One (1) mortgage loan, representing 0.7% of the Initial Pool Balance, permits the borrower in the future to engage in additional financing that is secured by the mortgaged property upon satisfaction of certain conditions, including that after giving effect to such subordinate financing, the related mortgaged property must have a combined debt service coverage ratio of not less than 1.40x.

         Seven (7) mortgage loans, representing 4.4% of the Initial Pool Balance, permit the borrower to enter into additional financing that is not secured by the mortgaged property and/or permit the owners of the borrower to enter into financing that is secured by a pledge of equity interests in the borrower. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may be permitted to incur additional financing that is not secured by the mortgaged property.

         We make no representation as to whether any other secured subordinate financing currently encumbers any mortgaged property or whether a third-party holds debt secured by a pledge of an equity interest in a related borrower. See "Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus and "Risk Factors--A Borrower's Other Loans May Reduce The Cash Flow Available To The Mortgaged Property Which May Adversely Affect Payment On Your Certificates" in this prospectus supplement.

         Generally all of the mortgage loans also permit the related borrower to incur other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business and to incur indebtedness secured by equipment or other personal property located at the mortgaged property.

Additional Collateral

         Nine (9) mortgage loans, representing 5.1% of the Initial Pool Balance, have additional collateral in the form of reserves under which monies disbursed by the originating lender or letters of credit are reserved for specified periods which are to be released only upon the satisfaction of certain conditions by the borrower. If the borrowers do not satisfy conditions for release of the monies or letters of credit by the outside release date, such monies or letters of credit may be applied to partially repay the related mortgage loan, or may be held by the lender as additional security for the mortgage loans. In addition, some of the other mortgage loans provide for reserves for items such as deferred maintenance, environmental remediation, tenant improvements and leasing commissions and capital improvements. For further information with respect to additional collateral, see Appendix II.

THE ARD LOANS

         Twelve (12) mortgage loans, representing in the aggregate approximately 12.5% of the Initial Pool Balance, each provides that if the related borrower has not prepaid that mortgage loan in full on or before its Anticipated Repayment Date, any principal outstanding on that date shall thereafter amortize more rapidly and accrue interest at the Revised Rate for that mortgage loan rather than at the Initial Rate. In addition, funds on deposit in Lock Box Accounts relating to the ARD Loans in excess of amounts needed to pay property operating expenses and reserves will be applied to repayment of the applicable mortgage loan resulting in a more rapid amortization. The Anticipated Repayment Dates are 120 months after the first due date for each mortgage loan except in the case of one (1) mortgage loan for which the Anticipated Repayment Date is 90 months after the first due date for such mortgage loan. In general, the Revised Rate for each mortgage loan will be equal to the greater of (x) the Treasury Rate plus a spread, which for such loans varies from 2% to 7.35% per annum or
(y) the Initial Rate plus a spread, which for such loans varies from 2% to 5.00% per annum.

THE A/B MORTGAGE LOANS

         With respect to each of Mortgage Loan Nos. 1 (Westin River North) and 41 (Albion Hotel) (collectively, the "A/B Mortgage Loans"), representing in the aggregate 6.5% of the Initial Pool Balance, the mortgage on the related mortgaged property also secures a subordinated B Note, which had an original principal balance of $23,000,000 and $2,057,080, respectively. The B Notes are owned by third parties unaffiliated with the mortgage loan sellers and are not assets of the trust. The A/B Mortgage Loans and the related B Notes will be serviced pursuant to the Pooling and Servicing Agreement and therefore the master servicer will make Servicing Advances in respect of the mortgaged property securing the related A Note and B Note but will make P&I Advances only in respect of the A Notes, and will remit collections on the A Notes to or on behalf of the trust.

         Westin River Intercreditor Agreement. With respect to the Westin Mortgage Loan, the holder of the A Note and the holder of the B Note entered into an intercreditor agreement. The intercreditor agreement provides for the following:

         o the right of the holder of the B Note to receive payments of principal and interest is at all times subordinate to the rights of the holder of the A Note to receive payments of principal and interest;

         o prior to an event of default under the Westin Mortgage Loan and as long as it is not a Specially Serviced Mortgage Loan, the holder of the B Note will generally be entitled to receive its scheduled payments of principal and interest after the holder of the A Note receives its scheduled payments of principal and interest;

         o upon the occurrence and continuance of an event of default or if the Westin Mortgage Loan becomes a Specially Serviced Mortgage Loan, the holder of the B Note will not be entitled to receive payments of principal and interest until the holder of the A Note receives all its accrued interest and outstanding principal in full (and lender advances are fully repaid);

         o the holder of the B Note has the option to cure a monetary default of the borrower under the A Note within 5 business days after the expiration of any grace period (this cure option may only be exercised for up to 3 consecutive months (each such exercise for up to 3 consecutive months, a "Cure Event"), provided that no more than 6 Cure Events may be exercised and the cure may not be exercised if the Westin Mortgage Loan is a Specially Serviced Mortgage Loan);

         o the holder of the B Note has the option of purchasing the A Note from the trust (i) during any period that (a) a monetary default exists under the A Note and the holder of the B Note is permitted to cure such default or (b) the Westin Mortgage Loan is a Specially Serviced Mortgage Loan, (ii) up to 3 days after the holder of the A Note has notified (in accordance with the terms of the intercreditor agreement) the holder of the B Note of its intention to sell the A Note and (iii) so long as no foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the related mortgaged property has occurred. The purchase price will generally equal the outstanding principal balance of the A Note, together with accrued and unpaid interest thereon, any unreimbursed Advances, together with unreimbursed interest thereon, relating to the Westin Mortgage Loan, any expenses incurred in enforcing the related loan documents, any costs not reimbursed to the holder of the A Note and any other amounts owed under the related loan documents; and

         o the master servicer or the special servicer, as the case may be, is required to consult with the holder of the B Note (however, each of the master servicer and the special servicer may, in its sole discretion, reject any advice or recommendation of the holder of the B Note) prior to taking certain actions with respect to the Westin Mortgage Loan, including, without limitation, foreclosure upon the related mortgaged property, modification of any monetary term or material non-monetary term of the Westin Mortgage Loan, acceptance of a discounted payoff of either the A Note or B Note and any waiver of a "due-on-sale" or "due-on-encumbrance" clause.

         Albion Intercreditor Agreement. With respect to the Albion Mortgage Loan, the holder of the A Note and the holder of the B Note entered into an intercreditor agreement. The intercreditor agreement provides for the following:

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         o        the right of the holder of the B Note to receive payments of principal and interest is at all times subordinate to the rights of the holder of A Note; and

         o if (i) any payment of principal or interest under the A Note and the B Note becomes 60 days or more delinquent, (ii) the holder of the A Note has not otherwise entered into an agreement to sell the A Note or the related mortgaged property and (iii) no foreclosure of the related mortgaged property has occurred, the holder of B Note, in certain circumstances, within 10 business days of receiving notice of the delinquency from the holder of the A Note, has the option of purchasing the A Note from the trust at a price at least equal to the outstanding principal balance of the A Note, together with accrued and unpaid interest thereon, any unreimbursed Advances, together with interest thereon, relating to the Albion Mortgage Loan and any other expenses incurred in enforcing the related loan documents.

         The holder of the B Note does not have any cure or consultation rights with respect to the A Note.

WESTIN MEZZANINE LOAN

         The mezzanine borrower, THR Chicago Holding LLC, a Delaware limited liability company (the "Mezzanine Borrower"), is the legal and beneficial owner of all of the equity interests in the mortgagor under the Westin Mortgage Loan. The Mezzanine Borrower pledged its equity interests in such mortgagor as security for the mezzanine loan to the mezzanine lender, Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation (the "Mezzanine Lender").

         The latest possible maturity date of the mezzanine loan is December 2010. The mezzanine loan bears interest at a fixed rate per annum equal to (i) 12.5% for the first 6 years and (ii) LIBOR plus 5.75% thereafter (subject to a floor of 12.5% and a cap of 16%) and has a principal balance equal to $35,000,000. The mezzanine loan requires the Mezzanine Borrower to make annual payments of interest only, to the extent a certain percentage of excess cash flow is available.

         The Mezzanine Lender and the mortgagee under the Westin Mortgage Loan (the "Mortgage Lender") entered into an intercreditor agreement. Pursuant to the intercreditor agreement:

         o the Mezzanine Lender agreed to restrictions on its ability to foreclose on the mezzanine collateral and to transfer the Mezzanine Loan;

         o the Mortgage Lender must obtain the consent of the Mezzanine Lender prior to the Mortgage Lender consenting to certain actions under the Westin Mortgage Loan (e.g. release of lien of mortgage or transfer of the mortgaged property); provided, that if there is a disagreement, the rights of the Mezzanine Lender will be limited by, and subject to, the rights of the Mortgage Lender under the loan documents;

         o the Mezzanine Lender has the right to cure monetary events of default (within 3 days after notice from the Mortgage Lender, provided that, the additional 3 days grace period may only be utilized twice during any 12-month period) and non-monetary events of default (within the time periods set forth in the loan documents) under the Westin Mortgage Loan; and

         o the Mezzanine Lender has the right to purchase the Westin Mortgage Loan from the trust if the loan has been accelerated or foreclosure proceedings have commenced. The price to be paid is generally the outstanding principal balance of the Westin Mortgage Loan (both the A Note and the B Note) together with all accrued interest and other amounts due (including late charges, default interest, prepayment charges, exit fees, advances and post-petition interest and enforcement costs).

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

Appraisals

         In connection with the origination or securitization of each of the mortgage loans, the related mortgaged property was appraised by an independent appraiser who, generally, was a Member of the Appraisal Institute. Each such appraisal complied with the real estate appraisal regulations issued jointly by the federal bank regulatory

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agencies under the Financial Institutions Reform, Recovery, and Enforcement Act
of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property. Moreover, such appraisals sought to establish the amount of typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the Mortgaged Properties as of the Cut-off Date is presented herein for illustrative purposes only.

Environmental Assessments

         An environmental site assessment was performed with respect to each mortgaged property except for mortgaged properties securing mortgage loans that are the subject of a secured creditor impaired property policy that we describe below under "--Environmental Insurance" generally within the twelve-month period preceding the origination or securitization of the related mortgage loan. In all cases, the environmental site assessment was a "Phase I" environmental assessment, generally performed in accordance with industry practice. In general, the environmental assessments contained no recommendations for further significant environmental remediation efforts which, if not undertaken, would have a material adverse effect on the interests of the certificate holders. However, in certain cases, the assessment disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies. See "Risk Factors--Environmental Risks Relating to Specific Mortgaged Properties May Adversely Affect Payments on Your Certificates" in this prospectus supplement.

Property Condition Assessments

         A licensed engineer, architect or consultant inspected the related mortgaged property, in connection with the origination or securitization of the related mortgage loan, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants were prepared, except for newly constructed properties, for all of the mortgaged properties in connection with the origination or securitization of the related mortgage loan. See "Risk Factors--Property Inspections and Engineering Reports May Not Reflect All Conditions That Require Repair On The Property" in this prospectus supplement. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

Seismic Review Process

         In general, the underwriting guidelines applicable to the origination of the mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML"), in an earthquake scenario. Generally, any of the mortgage loans as to which the property was estimated to have PML in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance or be declined.

Zoning and Building Code Compliance

         Each seller took steps to establish that the use and operation of the mortgaged properties that represent security for its mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but no assurance can be given that such steps revealed all possible violations. Evidence of such compliance may have been in the form of legal opinions, confirmations from government officials, title insurance endorsements, survey endorsements and/or representations by the related borrower contained in the related mortgage loan documents. Violations may be known to exist at any particular mortgaged property, but the related seller has informed us that it does not consider any such violations known to it to be material.

ENVIRONMENTAL INSURANCE

         In the case of twenty-three (23) mortgaged properties, representing security for 4.0% of the Initial Pool Balance, the related mortgage loan seller has obtained, or has the benefit of, and there will be assigned to the trust, a secured creditor impaired property policy covering selected environmental matters with respect to all those mortgaged properties as a group, respectively. None of the mortgage loans covered by the policies has a Cut-off Date Balance in excess of $2,500,000. The premiums for the group environmental policies have been or, as of the date of initial issuance of the certificates, will be, paid in full.

         In general, each secured creditor impaired property policy referred to above provides coverage for the following losses, subject to the coverage limits discussed below, and further subject to the policy's conditions and exclusions:

         o if during the term of the policy, a borrower defaults under its mortgage loan and adverse environmental conditions exist at levels above legal limits on the related underlying real property, the insurer will indemnify the insured for the outstanding principal balance of the related mortgage loan on the date of the default, together with accrued interest from the date of default until the date that the outstanding principal balance is paid;

         o if the insured becomes legally obligated to pay as a result of a claim first made against the insured and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from an underlying real property, the insurer will pay that claim; and

         o if the insured enforces the related mortgage, the insurer will thereafter pay legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired underlying real property, provided that the appropriate party reported those conditions to the government in accordance with applicable law.

         Each secured creditor impaired property policy does not cover adverse environmental conditions that the insured first became aware of before the term of the policy unless those conditions were disclosed to the insurer before the policy was issued. However, property condition assessments or engineering surveys were conducted for all of the mortgaged properties covered by the policy. If the report disclosed the existence of material amounts of lead based paint, asbestos containing materials or radon gas affecting such a mortgaged property, the related borrower was required to remediate the condition before the closing of the loan, establish a reserve from loan proceeds in an amount considered sufficient by the mortgage loan seller or agree to establish an operations and maintenance plan. No individual claim under the group policy may exceed $3,500,000 and the total claims under the group policy may not exceed $14,500,000. There is no deductible under the group policy.

         Each secured creditor impaired property policy requires that the appropriate party associated with the trust report a claim during the term of the policy, which extends eight years beyond the terms of the respective mortgage loans.

         The secured creditor impaired property policies will be issued by American International Specialty Lines Insurance Company or an affiliate thereof.

ADDITIONAL MORTGAGE LOAN INFORMATION

         Each of the tables presented in Appendix I sets forth selected characteristics of the Mortgage Pool presented, where applicable, as of the Cut-off Date. For a detailed presentation of certain of the characteristics of the mortgage loans and the mortgaged properties, on an individual basis, see Appendix II hereto, and for a brief summary of the ten (10) largest mortgage loans (including crossed mortgage loans) in the Mortgage Pool, see

Appendix III hereto. Additional information regarding the mortgage loans is contained in this prospectus supplement under "Risk Factors" elsewhere in this "Description of the Mortgage Pool" section and under "Legal Aspects of Mortgage Loans and the Leases" in the prospectus.

         For purposes of the tables in Appendix I and for the information presented in Appendix II and Appendix III:

         (1) References to "DSCR" are references to "Debt Service Coverage Ratios". In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix III, the "Debt Service Coverage Ratio" or "DSCR" for any mortgage loan is calculated pursuant to the definition thereof under the "Glossary of Terms" in this prospectus supplement.

                  In connection with the calculation of DSCR and loan-to-value ratios, in determining Underwritable Cash Flow for a mortgaged property, the applicable seller relied on rent rolls and other generally unaudited financial information provided by the respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the mortgaged property of which the seller was aware (e.g., new signed leases or end of "free rent" periods and market data), and estimated capital expenditures, leasing commission and tenant improvement reserves. The applicable seller made changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritable Cash Flow derived therefrom, based upon the seller's evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and information. In most cases, borrower supplied "trailing-12 months" income and/or expense information or the most recent operating statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated. For purposes of calculating Underwritable Cash Flow for mortgage loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

                  Historical operating results may not be available for some of the mortgage loans which are secured by mortgaged properties with newly constructed improvements, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties. In such cases, items of revenue and expense used in calculating Underwritable Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other borrower-supplied information. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable seller in determining the presented operating information.

                  The Debt Service Coverage Ratios are presented herein for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan. Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

         (2) References in the tables to "Cut-off Date LTV" are references to "Cut-off Date Loan-to-Value" and references to "Balloon LTV" are references to "Balloon Loan-to-Value." For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix III, the "Cut-off Date LTV," "Cut-off Date Loan-to-Value," "Balloon LTV" or "Balloon Loan-to-Value" for any mortgage loan is calculated pursuant to the definition thereof under the "Glossary of Terms" in this prospectus supplement.

                  The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV are each based on the appraisals described above under "--Assessments of Property Value and Condition--Appraisals".

                  No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

         (3) References to "weighted averages" are references to averages weighted on the basis of the Cut-off Date Balances of the related mortgage loans.

         The sum in any column of any of the tables in Appendix I may not equal the indicated total due to rounding.

         Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender with quarterly and/or annual operating statements and rent rolls.

STANDARD HAZARD INSURANCE

         The master servicer will, consistent with the Servicing Standard require each borrower to maintain a fire and hazard insurance policy with extended coverage in the manner required under the related mortgage loan. Certain mortgage loans may permit such hazard insurance policy to be maintained by a tenant at the related mortgaged property, or may permit the related borrower to self-insure. The coverage of each such policy will be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of the full replacement cost of the improvements that represent security for such mortgage loan, with no deduction for depreciation, and the outstanding principal balance owing on such mortgage loan, but in any event, unless otherwise specified in the applicable mortgage or mortgage note, in an amount sufficient to avoid the application of any coinsurance clause.

         If, on the date of origination of a mortgage loan, the portion of the improvements on a related mortgaged property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance is required by the Federal Emergency Management Agency and has been made available), the master servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage of at least the lesser of:

o    the outstanding principal balance of the related mortgage loan; and

o the maximum amount of such insurance available for the related mortgaged property, but only to the extent such mortgage loan permits the lender to require such coverage and such coverage conforms to the Servicing Standard.

         If a borrower fails to maintain such hazard insurance, the master servicer will be required to obtain such insurance and the cost thereof will be a Servicing Advance, subject to a determination of recoverability. The special servicer will be required to maintain fire insurance with extended coverage and, if applicable, flood insurance on an REO Property in an amount not less than the maximum amount obtainable with respect to such REO Property and the cost thereof will be a Servicing Advance, subject to a determination of recoverability.

         In addition, the master servicer may require any borrower to maintain other forms of insurance as the master servicer may be permitted to require under the related mortgage, including, but not limited to, loss of rents endorsements and comprehensive public liability insurance. The master servicer will not require borrowers to maintain earthquake insurance unless the related borrower is required under the terms of its mortgage loan to maintain earthquake insurance. Any losses incurred with respect to mortgage loans due to uninsured risks, including earthquakes, mudflows and floods, or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. The special servicer will have the right, but not the obligation, at the expense of the trust, to obtain earthquake insurance on any mortgaged property securing a Specially Serviced Mortgage Loan and/or any REO Property so long as such insurance is available at commercially reasonable rates.

THE SELLERS

Wells Fargo Bank, National Association

         A description of Wells Fargo Bank, National Association is set forth under "Servicing of the Mortgage Loans - The Master Servicer and Special Servicer - Master Servicer" in this prospectus supplement.

Principal Commercial Funding, LLC

         PCF is a wholly owned subsidiary of Principal Capital Management, LLC which is a wholly owned subsidiary of Principal Life Insurance Company. PCF was formed as a Delaware limited liability company to originate and acquire loans secured by commercial and multifamily real estate. Each of the PCF loans was originated and underwritten by PCF and/or its affiliates. The offices of PCF are located at 801 Grand Avenue, Des Moines, IA 50392. PCF's phone number is (515) 248-3944.

Bear, Stearns Funding, Inc.

         BSFI is a wholly-owned subsidiary of Bear Stearns Mortgage Capital Corporation, and is a Delaware corporation and an affiliate of Bear, Stearns & Co. Inc., one of the underwriters. BSFI originated all but one of the BSFI Loans and underwrote all of the BSFI Loans. The principal offices of BSFI are located at 245 Park Avenue, New York, New York 10167. BSFI's telephone number is (212) 272-2000.

Morgan Stanley Dean Witter Mortgage Capital Inc.

         MSDWMC is a subsidiary of Morgan Stanley Dean Witter & Co. and an affiliate of Morgan Stanley & Co. Incorporated, one of the underwriters, formed as a New York corporation to originate and acquire loans secured by mortgages on commercial and multifamily real estate. Each of the MSDWMC Loans was originated or purchased by MSDWMC, and all of the MSDWMC Loans were underwritten by MSDWMC underwriters. The principal offices of MSDWMC are located at 1585 Broadway, New York, New York 10036. MSDWMC's telephone number is (212) 761-4700.

John Hancock Real Estate Finance, Inc.

         JHREF is a wholly-owned subsidiary of John Hancock Subsidiaries, LLC, which is a wholly owned subsidiary of John Hancock Life Insurance Company. JHREF was founded in 1982 and is headquartered in Boston, Massachusetts.

         JHREF presently has six offices across the country. Six (6) of the JHREF Loans were underwritten and closed by John Hancock Life Insurance Company; the other JHREF Loans were closed by JHREF. Both JHREF and John Hancock Life Insurance Company underwrote their mortgage loans at their headquarters in Boston, Massachusetts. The principal offices of JHREF are located at 200 Clarendon Street, 53rd Floor, Boston, Massachusetts 02117. JHREF's telephone number is (617) 572-8716.

SALE OF THE MORTGAGE LOANS

         On the Closing Date, each seller will sell its mortgage loans, without recourse, to Bear Stearns Commercial Mortgage Securities Inc., and Bear Stearns Commercial Mortgage Securities Inc., in turn, will sell all of the mortgage loans, without recourse and will assign the representations and warranties made by each mortgage loan seller in respect of the mortgage loans and the related remedies for breach thereof, to the trustee for the benefit of the Certificateholders. In connection with such assignments, each seller is required in accordance with the related Mortgage Loan Purchase Agreement to deliver the Mortgage File, with respect to each mortgage loan so assigned by it to the trustee or its designee.

         The trustee will be required to review the documents delivered by each seller with respect to its mortgage loans within 75 days following the Closing Date, and the trustee will hold the related documents in trust. Within 45 days following the Closing Date, pursuant to the Pooling and Servicing Agreement, the assignments with respect to each mortgage loan and any related assignment of rents and leases, as described in the "Glossary of Terms" under the term "Mortgage File", are to be completed in the name of the trustee, if delivered in blank, and submitted for recording in the real property records of the appropriate jurisdictions at the expense of the applicable seller.

REPRESENTATIONS AND WARRANTIES

         In each Mortgage Loan Purchase Agreement, the related seller has represented and warranted with respect to each of its mortgage loans, subject to certain specified exceptions, as of the Closing Date or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

         (1) the information presented in the schedule of the mortgage loans attached to the related Mortgage Loan Purchase Agreement is complete, true and correct in all material respects;

         (2) such seller owns the mortgage loan free and clear of any and all pledges, liens and/or other encumbrances;

         (3) no scheduled payment of principal and interest under the mortgage loan was 30 days or more past due as of the Cut-off Date, and the mortgage loan has not been 30 days or more delinquent in the twelve-month period immediately preceding the Cut-off Date;

         (4) the related mortgage constitutes a valid and, subject to certain creditors' rights exceptions, enforceable first priority mortgage lien, subject to certain permitted encumbrances, upon the related mortgaged property;

         (5) the assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment;

         (6) the related assignment of leases establishes and creates a valid and, subject to certain creditor's rights exceptions, enforceable first priority lien in the related borrower's interest in all leases of the mortgaged property;

         (7) the mortgage has not been satisfied, cancelled, rescinded or subordinated in whole or in material part, and the related mortgaged property has not been released from the lien of such mortgage, in whole or in material part;

         (8) except as set forth in a property inspection report prepared in connection with the origination or securitization of the mortgage loan, the related mortgaged property is, to the seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan;

         (9) the seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any mortgaged property;

         (10) the related mortgaged property is covered by an American Land Title Association, or an equivalent form of, lender's title insurance policy that insures that the related mortgage is a valid, first priority lien on such mortgaged property, subject only to certain permitted encumbrances;

         (11) the proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect thereto;

         (12) except in the case of the mortgage loans covered by the secured creditor impaired property policies that we describe above, an environmental site assessment was performed with respect to the mortgaged property in connection with the origination or securitization of the related mortgage loan, a report of each such assessment (or the most recent assessment with respect to each mortgaged property) has been delivered to Bear Stearns Commercial Mortgage Securities Inc., and such seller has no knowledge of any material and adverse environmental condition or circumstance affecting such mortgaged property that was not disclosed in such report;

         (13) each mortgage note, mortgage and other agreement that evidences or secures the mortgage loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, and there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement;

         (14) the related mortgaged property is, and is required pursuant to the related mortgage to be, insured by casualty, business interruption and liability insurance policies of a type specified in the related Mortgage Loan Purchase Agreement;

         (15) there are no delinquent or unpaid taxes, assessments or other outstanding charges affecting the related mortgaged property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage;

         (16) the related borrower is not, to the seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding;

         (17) except in the case of the A/B Mortgage Loans, the mortgage loan is not cross-collateralized with any loan other than one or more other mortgage loans;

         (18) no mortgage requires the holder thereof to release all or any material portion of the related mortgaged property from the lien thereof except upon payment in full of the mortgage loan or, in certain cases, upon (a) the satisfaction of certain legal and underwriting requirements and (b) except where the portion of the related mortgaged property permitted to be released was not considered by the seller to be material in underwriting the mortgage loan, the payment of a release price and prepayment consideration in connection therewith;

         (19) to such seller's knowledge, there exists no material default, breach, violation or event of acceleration, and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing, under the related mortgage note or mortgage in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged property, other than those defaults that are covered by certain other of the preceding representations and warranties;

         (20) the related mortgaged property consists of a fee simple estate in real estate or, if the related mortgage encumbers the interest of a borrower as a lessee under a ground lease of the mortgaged property (a) such ground lease or a memorandum thereof has been or will be duly recorded and (or the related estoppel letter or lender protection agreement between the seller and related lessor) permits the interest of the lessee thereunder to be encumbered by the related mortgage; (b) the lessee's interest in such ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related mortgage, other than certain permitted encumbrances; (c) the borrower's interest in such ground lease is assignable to Bear Stearns Commercial Mortgage Securities Inc. and its successors and assigns upon notice to, but without the consent of, the lessor thereunder (or if it is required it will have been obtained prior to the closing date); (d) such ground lease is in full force and effect and the seller has received no notice that an event of default has occurred thereunder; (e) such ground lease, or an estoppel letter related thereto, requires the lessor under such ground lease to give notice of any default by the lessee to the holder of the mortgage and further provides that no notice of termination given under such ground lease is effective against such holder unless a copy has been delivered to such holder and the lessor has offered to enter into a new lease with such holder on the terms that do not materially vary from the economic terms of the ground lease; (f) the holder of the mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease) to cure any default under such ground lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such ground lease; and (g) such ground lease has an original term (including any extension options set forth therein) which extends not less than twenty years beyond the scheduled maturity date of the related mortgage loan; and

         (21) the related mortgage loan documents provide that the related borrower is responsible for the payment of all reasonable costs and expenses of lender incurred in connection with the defeasance of such mortgage loan and the release of the related mortgaged property, and the borrower is required to pay all reasonable costs and expenses of lender associated with the approval of an assumption of such mortgage loan.

REPURCHASES AND OTHER REMEDIES

         If any mortgage loan document required to be delivered to the trustee by a seller with respect to its mortgage loans as described under "--Sale of the Mortgage Loans" above has a Material Document Defect, or if there is a Material Breach by a seller regarding the characteristics of any of its mortgage loans and/or the related mortgaged properties as described under "--Representations and Warranties" above, then such seller will be obligated to cure such Material Document Defect or Material Breach in all material respects within the applicable Permitted Cure Period. Notwithstanding the foregoing, in the event that the payments described under subparagraph 21 of the preceding paragraph above are insufficient to pay the expenses associated with such defeasance or assumption of the related mortgage loan, it shall be the sole obligation of the related mortgage loan seller to pay an amount sufficient to pay such expenses.

         If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the applicable Permitted Cure Period, the seller will be obligated, not later than the last day of such Permitted Cure Period, to:

o    repurchase the affected mortgage loan from the trust at the Purchase Price;
     or,

o at its option, if within the two-year period commencing on the Closing Date, replace such mortgage loan with a Qualifying Substitute Mortgage Loan; and

     pay an amount generally equal to the excess of the applicable Purchase Price for the mortgage loan to be replaced (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable Qualifying Substitute Mortgage Loan as of the date of substitution, after application of all payments due on or before such date, whether or not received.

         The seller must cure any Material Document Defect or the Material Breach within the Permitted Cure Period, provided, however, that if such Material Document Defect or Material Breach would cause the mortgage loan to be other than a "qualified mortgage", as defined in the Code, then the repurchase or substitution must occur within 85 days from the date the seller was notified of the defect or breach.

         The foregoing obligations of any seller to cure a Material Document Defect or a Material Breach in respect of any of its mortgage loans or repurchase or replace the defective mortgage loan, will constitute the sole remedies of the trustee and the Certificateholders with respect to such Material Document Defect or Material Breach; and none of us, the other sellers or any other person or entity will be obligated to repurchase or replace the affected mortgage loan if the related seller defaults on its obligation to do so. Each seller is obligated to cure, repurchase or replace only mortgage loans that are sold by it, and will have no obligations with respect to any mortgage loan sold by any other seller.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

         The description in this prospectus supplement of the Mortgage Pool and the mortgaged properties is based upon the Mortgage Pool as expected to be constituted at the time the offered certificates are issued. Prior to the issuance of the offered certificates, a mortgage loan may be removed from the Mortgage Pool if we deem such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the offered certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The information presented herein is representative of the characteristics of the Mortgage Pool as it will be constituted at the time the offered certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans in the Mortgage Pool may vary.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

         The master servicer and the special servicer, either directly or through sub-servicers, will be required to service and administer the mortgage loans in accordance with the Servicing Standard.

         Each of the master servicer and the special servicer is required to adhere to the Servicing Standard without regard to any conflict of interest that it may have, any fees or other compensation to which it is entitled, any relationship it may have with any borrower, and the different payment priorities among the Classes of certificates. Each of the master servicer and the special servicer may become the owner or pledgee of certificates with the same rights as each would have if it were not the master servicer or a special servicer, as the case may be.

         Any such interest of the master servicer or the special servicer in the certificates will not be taken into account when evaluating whether actions of the master servicer or the special servicer are consistent with their respective obligations in accordance with the Servicing Standard, regardless of whether such actions may have the effect of benefiting the Class or Classes of certificates owned by the master servicer or the special servicer. In addition, the master servicer or the special servicer may, under limited circumstances, lend money on an unsecured basis to, accept deposits from, and otherwise generally engage in any kind of business or dealings with, any borrower as though the master servicer or the special servicer were not a party to the transactions contemplated hereby.

         On the Closing Date, the master servicer will enter into an agreement with each of the Primary Servicers under which the Primary Servicers will assume many of the servicing obligations of the master servicer presented in this section with respect to mortgage loans sold by it or its affiliates to the trust. The Primary Servicers are subject to the Servicing Standard. If an Event of Default occurs in respect of the master servicer and the master servicer is terminated, such termination will not necessarily cause the termination of any primary servicers. Notwithstanding the provisions of any primary servicing agreement or the Pooling and Servicing Agreement, the master servicer shall remain obligated and liable to the trustee, paying agent and the Certificateholders for servicing and administering of the mortgage loans in accordance with the provisions of the Pooling and Servicing Agreement to the same extent as if the master servicer was alone servicing and administering the mortgage loans.

         Each of the master servicer, the Primary Servicers and the special servicer is permitted to enter into a sub-servicing agreement and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement. However, any subservicing is subject to various conditions set forth in the Pooling and Servicing Agreement including the requirement that the master servicer or the special servicer, as the case may be, will remain liable for its servicing obligations under the Pooling and Servicing Agreement. The master servicer or the special servicer, as the case may be, will be required to pay any servicing compensation due to any sub-servicer out of its own funds.

         The master servicer or special servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement, upon 30 days notice to the trustee, provided that:

o a successor master servicer or special servicer is available and willing to assume the obligations of the master servicer or special servicer, and accepts appointment as successor master servicer or special servicer, on substantially the same terms and conditions, and for not more than equivalent compensation;

o the master servicer or special servicer bears all costs associated with its resignation and the transfer of servicing; and

o the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates.

         Furthermore, the master servicer or special servicer may resign if it determines that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. A resignation of the master servicer will not affect the rights and obligations of the Primary Servicers to continue to act as primary servicers. If the master servicer ceases to serve as such and shall not have been replaced by a qualified successor, the trustee or an agent of the trustee will assume the master servicer's duties and obligations under the Pooling and Servicing Agreement. If the special servicer shall cease to serve as such and a qualified successor shall not have been engaged, the trustee or an agent will assume the duties and obligations of the special servicer.

         The relationship of each of the master servicer and the special servicer to the trustee is intended to be that of an independent contractor and not that of a joint venturer, partner or agent.

         The master servicer will have no responsibility for the performance by the special servicer, to the extent they are different entities, of its duties under the Pooling and Servicing Agreement, and the special servicer will have no responsibility for the performance by the master servicer of its duties under the Pooling and Servicing Agreement.

         The master servicer initially will be responsible for the servicing and administration of the entire Mortgage Pool. However, the special servicer will be responsible for servicing and administering any Specially Serviced Mortgage Loans.

         Upon the occurrence of any of the events set forth under the term "Specially Serviced Mortgage Loan" in the glossary of terms hereto, the master servicer will be required to transfer its principal servicing responsibilities with respect thereto to the special servicer in accordance with the procedures set forth in the Pooling and Servicing Agreement. Notwithstanding such transfer, the master servicer will continue to receive any payments on such mortgage loan, including amounts collected by the special servicer, to make selected calculations with respect to such mortgage loan, and to make remittances to the paying agent and prepare reports for the trustee and the paying agent with respect to such mortgage loan. If title to the related mortgaged property is acquired by the trust, whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will be responsible for the operation and management thereof and such loan will be considered a Specially Serviced Mortgage Loan.

         A Specially Serviced Mortgage Loan can become a Rehabilitated Mortgage Loan to which the master servicer will re-assume all servicing responsibilities.

         The master servicer and the special servicer will, in general, each be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. See "Description of the Offered Certificates--Advances--Servicing Advances" in this prospectus supplement.

         The Primary Servicers, the master servicer and the special servicer and any director, officer, employee or agent of any of them will be entitled to indemnification from the trust against any loss, liability, or expense incurred in connection with any legal action relating to the pooling and servicing agreement, the mortgage loans or the certificates other than any loss, liability or expense incurred by reason of the Primary Servicer's, master servicer's or special servicer's willful misfeasance, bad faith or negligence in the performance of their duties under the pooling and servicing agreement.

THE MASTER SERVICER AND SPECIAL SERVICER

Master Servicer

         Wells Fargo Bank, National Association ("Wells Fargo") will be responsible for servicing the mortgage loans as master servicer. Wells Fargo provides a full range of banking services to individual, agribusiness, real estate, commercial and small business customers. Wells Fargo is an affiliate of Wells Fargo Bank Minnesota, National Association, the paying agent and certificate registrar and Wells Fargo Brokerage Services, LLC, one of the underwriters.

         Wells Fargo's principal servicing offices are located at 45 Fremont Street, 2nd Floor, San Francisco, California 94105.

         As of December 31, 2000, Wells Fargo was responsible for servicing approximately 2,696 commercial and multifamily mortgage loans, totaling approximately $15.76 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

         Wells Fargo & Company is the holding company for Wells Fargo. Wells Fargo & Company files reports with the Securities and Exchange Commission that are required under the Securities Exchange Act of 1934. Such reports include information regarding the master servicer and may be obtained at the website maintained by the Securities and Exchange Commission at http://www.sec.gov.

         The information presented herein concerning Wells Fargo has been provided by Wells Fargo. Accordingly, we make no representation or warranty as to the accuracy or completeness of such information.

SPECIAL SERVICER

         GMAC Commercial Mortgage Corporation, a California corporation ("GMACCM"), will initially be appointed as special servicer of the mortgage loans. As of March 31, 2001, GMACCM was responsible for performing certain special servicing functions with respect to commercial and multifamily loans with an aggregate principal balance of approximately $54.5 billion. The principal executive offices of GMACCM are located at 200 Witmer Road, Horsham, Pennsylvania 19044.

         The information set forth herein concerning the Special Servicer has been provided by it, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information.

MASTER SERVICER

Master Servicer Compensation

         The master servicer will be entitled to a Master Servicing Fee equal to the Master Servicing Fee Rate applied to the outstanding Scheduled Principal Balance of each mortgage loan, including REO Properties. The master servicer will be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in the Certificate Account and interest on escrow accounts if permitted by the related loan documents, and--in each case to the extent not payable to the special servicer or any sub-servicer or Primary Servicer as provided in the Pooling and Servicing Agreement or any primary or sub-servicing agreement--late payment charges, assumption fees, modification fees, extension fees, defeasance fees and default interest payable at a rate above the related mortgage rate, provided that late payment charges and default interest will only be payable to the extent that they are not offset pursuant to the terms of the Pooling and Servicing Agreement.

         The related Master Servicing Fee will be reduced, on each Distribution Date by the amount, if any, of a Compensating Interest Payment required to be made by the master servicer on such Distribution Date. Any Net Aggregate Prepayment Interest Shortfall will be allocated as presented under "Description of the Offered Certificates--Distributions--Prepayment Interest Shortfalls and Prepayment Interest Excesses" in this prospectus supplement. If Prepayment Interest Excesses for all mortgage loans other than Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the master servicer as additional servicing compensation.

         In the event that Wells Fargo resigns or is no longer master servicer for any reason, Wells Fargo will continue to have the right to receive its portion of the Excess Servicing Fee. Any successor servicer will receive the Master Servicing Fee as compensation. The portion of the Excess Servicing Fee payable to JHREF shall similarly not be terminated if it resigns or is terminated as one of the Primary Servicers.

EVENTS OF DEFAULT

         If an Event of Default described under the third, fourth, fifth or sixth bullet under the definition of "Event of Default" under the "Glossary of Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate on the date which is 60 days following the date on which the trustee or Bear Stearns Commercial Mortgage Securities Inc. gives written notice to the master servicer that the master servicer is terminated. If an event of default described under the first, second, seventh, eighth, ninth or tenth bullet under the definition of "Event of Default" under the "Glossary of Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate, immediately upon the date which the trustee or Bear Stearns Commercial Mortgage Securities Inc. give written notice to the master servicer that the master servicer is terminated. After any Event of Default, the trustee may elect to terminate the master servicer by providing such notice, and shall provide such notice if holders of certificates representing more than 25% of the Certificate Balance of all certificates so direct the trustee. Notwithstanding the foregoing, and in accordance with the Pooling and Servicing Agreement, if the Event of Default occurs solely by reason of the occurrence of a default of a Primary Servicer under a primary servicing agreement, then the initial master servicer shall have the right to require that any successor master servicer enter into a primary servicing agreement with the initial master servicer with respect to all the mortgage loans as to which the primary servicing default occurred so long as the initial master servicer is on the approved list of commercial mortgage loan servicers maintained by S&P and is otherwise acceptable to Fitch.

         Upon such termination, all authority, power and rights of the master servicer under the Pooling and Servicing Agreement, whether with respect to the mortgage loans or otherwise, shall terminate except for any rights related to unpaid servicing compensation or unreimbursed Advances or the Excess Servicing Fee, provided that in no event shall the termination of the master servicer be effective until a successor servicer shall have succeeded the master servicer as successor servicer, subject to approval by the Rating Agencies, notified the master servicer of such designation, and such successor servicer shall have assumed the master servicer's obligations and responsibilities with respect to the mortgage loans as set forth in the Pooling and Servicing Agreement. The trustee may not succeed the master servicer as servicer until and unless it has satisfied the provisions specified in the Pooling and Servicing Agreement. However, if the master servicer is terminated as a result of an Event of Default described under the eighth, ninth or tenth bullet under the definition of "Event of Default" under the "Glossary of Terms", the trustee shall act as successor servicer immediately and shall use commercially reasonable efforts to either satisfy the conditions specified in the Pooling and Servicing Agreement or transfer the duties of the master servicer to a successor servicer who has satisfied such conditions.

         However, if the master servicer is terminated solely due to an Event of Default described in the fifth, sixth or tenth bullet of the definition thereof, and prior to being replaced as described in the previous paragraph the terminated master servicer provides the trustee with the appropriate "request for proposal" material and the names of potential bidders, the trustee will solicit good faith bids for the rights to master service the mortgage loans in accordance with the Pooling and Servicing Agreement. The trustee will have thirty days to sell the rights and obligations of the master servicer under the Pooling and Servicing Agreement to a successor servicer that meets the requirements of a master servicer under the Pooling and Servicing Agreement, provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates. The termination of the master servicer, will be effective when such servicer has succeeded the master servicer, as successor servicer and such successor servicer has assumed the master servicer's, obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement. If a successor master servicer is not appointed within thirty days, the master servicer, will be replaced by the trustee as described in the previous paragraph.

THE SPECIAL SERVICER

         The special servicer will oversee the resolution of Specially Serviced Mortgage Loans, act as disposition manager of REO Properties acquired on behalf of the trust through foreclosure or deed in lieu of foreclosure, maintain insurance with respect to REO Properties and provide monthly reports to the master servicer and the paying agent.

Special Servicer Compensation

         The special servicer will be entitled to receive:

o    a Special Servicing Fee;

o    a Workout Fee; and

o    a Liquidation Fee.

         The Workout Fee with respect to any Rehabilitated Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related mortgaged property becomes an REO Property; otherwise such fee is paid until maturity. If the special servicer is terminated for any reason, it will retain the right to receive any Workout Fees payable on mortgage loans that became Rehabilitated Mortgage Loans while it acted as special servicer and remained Rehabilitated Mortgage Loans at the time of such termination until such mortgage loan becomes a Specially Serviced Mortgage Loan or if the related mortgaged property becomes an REO Property. The successor special servicer will not be entitled to any portion of such Workout Fees.

         The special servicer is also permitted to retain, in general, assumption fees, modification fees, default interest and extension fees collected on Specially Serviced Mortgage Loans, certain borrower-paid fees, investment income earned on amounts on deposit in any accounts maintained for REO Property collections, and other charges specified in the Pooling and Servicing Agreement. The Special Servicing Fee, the Liquidation Fee and the Workout Fee will be obligations of the trust and will represent Expense Losses. The Special Servicer Compensation will be payable in addition to the Master Servicing Fee payable to the master servicer.

         In addition, the special servicer will be entitled to all assumption fees received in connection with any Specially Serviced Mortgage Loan and 50% of any other assumption fees. The special servicer will be entitled to approve assumptions with respect to all mortgage loans. If Prepayment Interest Excesses for all Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the special servicer as additional servicing compensation.

         As described in this prospectus supplement under "--The Operating Adviser," the Operating Adviser will have the right to receive notification of actions of the special servicer, subject to the limitations described in this prospectus supplement.

         If the Westin Mortgage Loan becomes a Specially Serviced Mortgage Loan, the special servicer will remit to the primary servicer of that mortgage loan a monthly fee (payable from its Special Servicing Fee with respect to that loan) equal to 0.03% per annum multiplied by that loan's outstanding principal balance.

Termination of Special Servicer

         The trustee may terminate the special servicer upon a Special Servicer Event of Default. However, if the special servicer is terminated solely due to a Special Servicer Event of Default described in the fifth or ninth bullet of the definition thereof, and prior to being replaced the terminated special servicer provides the trustee with the appropriate request for proposal material and the names of potential bidders, the trustee will solicit good faith bids for the rights to specially service the mortgage loans in accordance with the Pooling and Servicing Agreement. The trustee will have thirty days to sell the rights and obligations of the special servicer under the Pooling and Servicing Agreement to a successor servicer that meets the requirements of a special servicer under the Pooling and Servicing

Agreement, provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates. The special servicer is required to consult with the Operating Adviser in connection with such sale of servicing rights. The termination of the special servicer, will be effective when such servicer has succeeded the special servicer, as successor servicer and such successor servicer has assumed the special servicer's, obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement. If a successor special servicer is not appointed within thirty days, the special servicer, will be replaced by the trustee as described in the previous paragraphs.

         In addition to the termination of the special servicer upon a Special Servicer Event of Default, upon the direction of the Operating Adviser, subject to the satisfaction of certain conditions, the trustee will remove the special servicer from its duties as special servicer at any time upon the appointment and acceptance of such appointment by a successor special servicer appointed by the Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each rating agency to the effect that such appointment would not result in a downgrade or withdrawal in any rating then assigned to any class of certificates.

THE OPERATING ADVISER

         An Operating Adviser appointed by the holders of a majority of the Controlling Class will have the right to receive notification from the special servicer in regard to certain actions. The special servicer will be required to notify the Operating Adviser of, among other things:

o any proposed modification of a Money Term of a mortgage loan other than an extension of the original maturity date for two years or less;

o any foreclosure or comparable conversion of the ownership of a mortgaged property;

o any proposed sale of a Specially Serviced Mortgage Loan, other than in connection with the termination of the trust as described in this prospectus supplement under "Description of the Offered
     Certificates--Optional Termination";

o any determination to bring an REO Property into compliance with applicable environmental laws;

o    any acceptance of substitute or additional collateral for a mortgage loan;

o    any acceptance of a discounted payoff;

o    any waiver of a "due on sale" or "due on encumbrance" clause;

o any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan; and

o any release of collateral for a Specially Serviced Mortgage Loan (other than in accordance with the terms of, or upon satisfaction of, such mortgage loan).

         In addition, subject to the satisfaction of certain conditions, the Operating Adviser will have the right to direct the trustee to remove the special servicer at any time, with or without cause, upon the appointment and acceptance of such appointment by a successor special servicer appointed by the Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each rating agency to the effect that such appointment would not result in a downgrade or withdrawal in any rating then assigned to any class of certificates. The Operating Adviser shall pay costs and expenses incurred in connection with the removal and appointment of a special servicer (unless such removal is based on certain events or circumstances specified in the Pooling and Servicing Agreement).

         At any time, the holders of a majority of the Controlling Class may direct the paying agent in writing to hold an election for an Operating Adviser, which election will be held commencing as soon as practicable thereafter.

         The Operating Adviser shall be responsible for its own expenses.

         The holder of the B Note under the Westin Mortgage Loan has certain consultation rights with respect to certain actions to be taken by the master servicer or special servicer in connection with such mortgage loan. See "Description of the Mortgage Pool--The A/B Mortgage Loans--Westin River Intercreditor Agreement."

MORTGAGE LOAN MODIFICATIONS

         Subject to any restrictions applicable to REMICs, and to limitations imposed by the Pooling and Servicing Agreement, the master servicer may amend any term (other than a Money Term) of a mortgage loan that is not a Specially Serviced Mortgage Loan and may extend the maturity date of any Balloon Loan, other than a Specially Serviced Mortgage Loan, to a date not more than 60 days beyond the original maturity date.

         Subject to any restrictions applicable to REMICs, the special servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to:

o reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge;

o reduce the amount of the Scheduled Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related mortgage rate;

o forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a Specially Serviced Mortgage Loan;

o    extend the maturity date of any Specially Serviced Mortgage Loan; and/or

o    accept a Principal Prepayment during any Lock-out Period;

provided in each case that (1) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the special servicer, such default is reasonably foreseeable, and (2) in the reasonable judgment of the special servicer, such modification, waiver or amendment would increase the recovery to Certificateholders on a net present value basis, as demonstrated in writing by the special servicer to the trustee and the paying agent.

         In no event, however, will the special servicer be permitted to:

o extend the maturity date of a Specially Serviced Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date; and

o if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date of such Specially Serviced Mortgage Loan unless the special servicer gives due consideration to the remaining term of such ground lease.

         Modifications that forgive principal or interest of a mortgage loan will result in Realized Losses on such mortgage loan and such Realized Losses will be allocated among the various Classes of Certificates in the manner described under "Description of the Offered Certificates--Distributions--Subordination; Allocation of Losses and Expenses" in this prospectus supplement.

         The modification of a mortgage loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the certificates beyond that which might otherwise be the case. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.

SALE OF DEFAULTED MORTGAGE LOANS AND REO PROPERTIES

         The Pooling and Servicing Agreement grants to each of the master servicer, the special servicer, any holder of certificates evidencing a majority interest in the Controlling Class and any seller with respect to mortgage loans it originated a right to purchase from the trust, at the applicable Purchase Price, those defaulted mortgage loans that are at least 60 days delinquent and which the special servicer has determined, in its reasonable and good faith judgment, in accordance with the Servicing Standard, will become the subject of foreclosure proceedings, other than any such mortgage loan that it determines, in its reasonable and good faith judgment, in accordance with the Servicing Standard, is in default to avoid a prepayment restriction.

         The special servicer may, upon notice to the Operating Adviser and the trustee, offer to sell any such defaulted mortgage loan not otherwise purchased pursuant to the prior paragraph, other than any such mortgage loan that it determines, in its reasonable and good faith judgment, in accordance with the Servicing Standard, is in default to avoid a prepayment restriction, if and when the special servicer determines, consistent with the Servicing Standard, that such a sale would be in the best economic interests of the trust. Such offer is to be made in a commercially reasonable manner for a period of not less than 30 days. Unless the special servicer determines that acceptance, in accordance with the Servicing Standard, of any offer would not be in the best economic interests of the trust, the special servicer shall accept the highest cash offer received from any person that constitutes a fair price, which may be less than the Purchase Price, for such mortgage loan. When an Interested Party is to be the purchaser of any such defaulted mortgage loan, the trustee is to determine, with the aid of an independent real estate adviser and an appraisal, what constitutes a fair price. The trustee is not permitted to purchase any defaulted mortgage loan.

         The Pooling and Servicing Agreement provides that, with respect to any mortgage loan that becomes a Specially Serviced Mortgage Loan, the special servicer is required to determine the Net Present Value of various courses of action with respect to such mortgage loan (work-out, foreclosure or sale of such defaulted mortgage loan) and pursue the course of action having the highest Net Present Value. The Pooling and Servicing Agreement grants to certain persons the right to purchase any such delinquent mortgage loan from the trust at the Purchase Price and, in the event that any such person notifies the special servicer that it intends to exercise such purchase option, then selling the defaulted mortgage loan to the master servicer, the Operating Adviser or the applicable seller will be deemed to be the course of action having the highest Net Present Value.

         The holder of each B Note, with respect to an A/B Mortgage Loan, has certain rights to purchase the related A Note from the trust. See "Description of the Mortgage Pool--The A/B Mortgage Loans" in this prospectus supplement.

FORECLOSURES

         The special servicer may at any time, with notification to the Operating Adviser and in accordance with the Pooling and Servicing Agreement, institute foreclosure proceedings, exercise any power of sale contained in any mortgage, accept a deed in lieu of foreclosure or otherwise acquire title to a mortgaged property by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on the related mortgage loan has occurred but subject, in all cases, to limitations concerning environmental matters and, in specified situations, the receipt of an opinion of counsel relating to REMIC requirements.

         If any mortgaged property is acquired as described in the preceding paragraph, the special servicer is required to sell the REO Property within three years after the end of the year in which it was acquired, or any applicable extension period, unless the special servicer has obtained an extension from the Internal Revenue Service or has previously delivered to the trustee an opinion of counsel to the effect that the holding of the REO Property by the trust subsequent to three years after the end of the year in which it was acquired, or to the expiration of such extension period, will not result in the failure of such REO Property to qualify as "foreclosure property" under the REMIC provisions of the Code. In addition, the special servicer is required to use its best efforts to sell any REO Property prior to the Rated Final Distribution Date.

         If the trust acquires a mortgaged property by foreclosure or deed-in-lieu of foreclosure upon a default of a mortgage loan, the Pooling and Servicing Agreement provides the special servicer, on behalf of the trustee, must administer such mortgaged property so that it qualifies at all times as "foreclosure property" within the meaning of Code Section 860G(a)(8). The Pooling and Servicing Agreement also requires that any such mortgaged property be managed and operated by an "independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such mortgaged property. Generally, REMIC I will not be taxable on income received with respect to a mortgaged property to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder. "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the mortgaged properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the mortgaged properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a mortgaged property owned by a trust, would not constitute "rents from real property," or that all of the rental income would not so qualify if the non-customary services are not provided by an independent contractor or a separate charge is not stated. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a mortgaged property owned by REMIC I, including but not limited to a hotel or healthcare business, will not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to REMIC I at the highest marginal federal corporate rate -- currently 35% -- and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of certificates. Under the Pooling and Servicing Agreement, the special servicer is required to determine whether the earning of such income taxable to REMIC I would result in a greater recovery to Certificateholders on a net after-tax basis than a different method of operation of such property. Prospective investors are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following discussion, when read in conjunction with the discussion of "Material Federal Income Tax Consequences" in the prospectus, describes the material federal income tax considerations for investors in the offered certificates. However, these two discussions do not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules, and do not address state and local tax considerations. Prospective purchasers should consult their own tax advisers in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the offered certificates.

GENERAL

         For United States federal income tax purposes, portions of the trust will be treated as "Tiered REMICs" as described in the prospectus. See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Tiered REMIC Structures" in the prospectus. Three separate REMIC elections will be made with respect to designated portions of the trust other than that portion of the trust consisting of the rights to Excess Interest and the Excess Interest Sub-account. Upon the issuance of the offered certificates, Cadwalader, Wickersham & Taft, counsel to Bear Stearns Commercial Mortgage Securities Inc., will deliver its opinion generally to the effect that, assuming:

o        the making of proper elections;

o the accuracy of all representations made with respect to the mortgage loans;

o ongoing compliance with all provisions of the Pooling and Servicing Agreement and no amendments thereof; and

o compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury Regulations adopted thereunder;

         for federal income tax purposes, (1) each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Code; (2) the Residual Certificates will represent three separate classes of REMIC residual interests evidencing the sole class of "residual interests" in each of REMIC I, REMIC II and REMIC III;
(3) the REMIC Regular Certificates (including the Class N Certificates, but only to the extent of the Class N REMIC Interest represented thereby) will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III; (4) the portion of the trust consisting of the right to Excess Interest and the Excess Interest Sub-account will be treated as a grantor trust for federal income tax purposes and (5) the Class N Certificates will represent both a REMIC regular interest and beneficial ownership of the assets of the grantor trust.

         The offered certificates will be REMIC Regular Certificates issued by REMIC III. See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates" in the prospectus for a discussion of the principal federal income tax consequences of the purchase, ownership and disposition of the offered certificates.

         The offered certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) and 856(c)(5)(B) of the Code in the same proportion that the assets in the REMIC would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code. However, if 95% or more of the REMIC's assets are real estate assets within the meaning of Section 856(c)(4)(A), then the entire offered certificates shall be treated as real estate assets and all interest from the offered certificates shall be treated as interest described in Section 856(c)(3)(B).

         Moreover, the offered certificates will be "qualified mortgages" under
Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein. Offered certificates also will qualify for treatment as "permitted assets," within the meaning of
Section 860L(c)(1)(G) of the Code, of a FASIT, and those offered certificates held by certain financial institutions will constitute "evidence of indebtedness" within the meaning of Section 582(c)(1) of the Code.

         The offered certificates will be treated as assets described in Section 7701(a)(19)(C)(xi) of the Code generally only in the proportion which the REMIC's assets consist of property described in 7701(a)(19)(C)(i) through 7701(a)(19)(C)(x). However, if 95% or more of the REMIC's assets are assets described in 7701(a)(19)(C)(i) through 7701(a)(19)(C)(x), then the entire offered certificates shall be treated as qualified property under 7701(a)(19)(C). The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Section 593(d) to any taxable year beginning after December 31, 1995. See "Description of the Mortgage Pool" in this prospectus supplement and "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" in the prospectus.

ORIGINAL ISSUE DISCOUNT AND PREMIUM

         The offered certificates will not be treated as having been issued with original issue discount for federal income tax reporting purposes. Certain Classes of offered certificates may be issued with premium depending on the price at which such Classes of certificates are initially sold. The prepayment assumption that will be used in determining the rate of accrual of original issue discount and amortizable premium, if any, for federal income tax purposes will be a 0% CPR, as described in the prospectus, applied to each mortgage loan during any period that voluntary principal prepayments may be made thereon without a Prepayment Premium or Yield Maintenance Charge being required. In addition, for purposes of calculating OID, each of the ARD Loans is assumed to prepay in full on such mortgage loan's Anticipated Repayment Date. For a description of CPR, see "Yield, Prepayment and Maturity Considerations" in this prospectus supplement. However, we make no representation that the mortgage loans will not prepay during any such period or that they will prepay at any particular rate before or during any such period.

         The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" in the prospectus. Purchasers of the offered certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address all of the issues relevant to accrual of original issue discount on prepayable securities such as the offered certificates.

         Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of applicable statutory provisions. No assurance can be given that the Internal Revenue Service will not take a different position as to matters respecting accrual of original issue discount with respect to the offered certificates. See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" in the prospectus. Prospective purchasers of the offered certificates are advised to consult their tax advisors concerning the tax treatment of such certificates, and the appropriate method of reporting interest and original issue discount with respect to offered certificates.

         If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a holder of a certificate, the amount of original issue discount allocable to such period would be zero and such Certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such certificate. Although the matter is not free from doubt, a holder may be permitted to deduct a loss to the extent that his or her respective remaining basis in such certificate exceeds the maximum amount of future payments to which such certificateholder is entitled, assuming no further prepayments of the mortgage loans. Any such loss might be treated as a capital loss.

         Whether any holder of any class of certificates will be treated as holding a certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder.

         Final regulations on the amortization of bond premium (a) do not apply to regular interests in a REMIC such as the offered certificates and (b) state that they are intended to create no inference concerning the amortization of premium of such instruments. Holders of each such class of certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Premium" in the prospectus. To the extent that any offered certificate is purchased in this offering or in the secondary market at not more than a de minimis discount, as defined in the prospectus, a holder who receives a payment that is included in the stated redemption price at maturity, generally, the principal amount of such certificate, will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the offered certificate. Such allocable portion of the holder's adjusted basis will be based upon the proportion that such payment of stated redemption price bears to the total remaining stated redemption price at maturity, immediately before such payment is made, of such certificate. See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Sale or Exchange of Regular Certificates" in the prospectus.

         The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that holders of offered certificates may be able to select a method for recognizing original issue discount that differs from that used by the paying agent in preparing reports to Certificateholders and the IRS. Prospective purchasers of offered certificates issued with original issue discount are advised to consult their tax advisors concerning the treatment of such certificates.

         Prepayment Premiums or Yield Maintenance Charges actually collected on the mortgage loans will be distributed to the holders of each class of certificates entitled thereto as described under "Description of the Offered Certificates--Distributions--Distributions of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance Charge should be taxed to the holders of a class of certificates entitled to a Prepayment Premium or Yield Maintenance Charge. For federal income tax information reporting purposes, Prepayment Premiums or Yield Maintenance Charges will be treated as income to the holders of a class of certificates entitled to Prepayment Premiums or Yield Maintenance Charges only after the master servicer's actual receipt of a Prepayment Premium or a Yield Maintenance Charge to which the holders of such class of certificates is entitled under the terms of the Pooling and Servicing Agreement, rather than including projected Prepayment Premiums or Yield Maintenance Charges in the determination of a Certificateholder's projected constant yield to maturity. It appears that Prepayment Premiums or Yield Maintenance Charges are treated as ordinary income rather than capital gain. However, the timing and characterization of such income is not entirely clear and Certificateholders should consult their tax advisors concerning the treatment of Prepayment Premiums or Yield Maintenance Charges.

ADDITIONAL CONSIDERATIONS

         The special servicer is authorized, when doing so is consistent with maximizing the trust's net after-tax proceeds from an REO Property, to incur taxes on the trust in connection with the operation of such REO Property. Any such taxes imposed on the trust would reduce the amount distributable to Certificateholders. See "Servicing of the Mortgage Loans--Foreclosures" in this prospectus supplement.

         Federal income tax information reporting duties with respect to the offered certificates and REMIC I, REMIC II and REMIC III will be the obligation of the paying agent, and not of the master servicer.

         As explained under "Material Federal Income Tax Consequences--Tax-Related Restrictions on Transfer of Residual Certificates--Noneconomic Residual Interests" in the prospectus, transfers of a Noneconomic REMIC Residual Certificate are disregarded for tax purposes if the transferor either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor determined that the transferee had historically paid its debts as they came due and found no significant evidence that the transferee would not continue to pay its debts as they come due in the future and (2) the transferee represents to the transferor that it understands that, as the holder of the Noneconomic REMIC Residual Certificate, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they came due. A proposed Treasury Regulation (the "Proposed Regulation") would, if finalized in its present form, provide that such a presumption would not apply where the present value of the anticipated tax liabilities associated with holding the Noneconomic REMIC Residual Certificate exceeds the sum of (1) the present value of any consideration given to the transferee to acquire the Noneconomic REMIC Residual Certificate, (2) the present value of the expected future distributions on the Noneconomic REMIC Residual Certificate and (3) the present value of the anticipated tax savings associated with holding the Noneconomic REMIC Residual Certificate as the REMIC generates losses. For purposes of making this calculation, the transferor is assumed to pay tax at the highest corporate rate and present values are computed using a discount rate equal to the applicable federal rate, compounded semiannually, unless the transferor can demonstrate that it regularly borrows substantial funds in the course of its business at a lower rate. The Proposed Regulation, if finalized in its present form, would be effective as of February 4, 2000. A subsequently issued revenue procedure (the "Revenue Procedure") would allow the presumption to apply despite the failure to meet the present value test of the Proposed Regulation if (1) at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of transfer, the transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million, (2) the transferee is an eligible corporation (as defined in Section 860L(a)(2)) that makes a written agreement that any subsequent transfer of the interest will be to another eligible corporation in a transaction which will also satisfy the Revenue Procedure and
(3) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be paid.

         For further information regarding the United States federal income tax consequences of investing in the offered certificates, see "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" in the prospectus.

                         LEGAL ASPECTS OF MORTGAGE LOANS

         The following discussion summarizes certain legal aspects of mortgage loans secured by real property in California (approximately 25.2% of the Initial Pool Balance), New Jersey (approximately 8.1% of the Initial Pool Balance), New York (approximately 7.7% of the Initial Pool Balance), Illinois (approximately 7.6% of the Initial Pool Balance), Michigan (approximately 6.5% of the Initial Pool Balance), Massachusetts (approximately 6.4% of the Initial Pool balance) and Virginia (approximately 5.8% of the Initial Pool Balance) which are general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

CALIFORNIA

         Under California law a foreclosure may be accomplished either judicially or non-judicially. Generally, no deficiency judgment is permitted under California law following a nonjudicial sale under a deed of trust. Other California statutes, except in certain cases involving environmentally impaired real property, require the lender to attempt to satisfy the full debt through a foreclosure against the property before bringing a personal action, if otherwise permitted, against the borrower for recovery of the debt. California case law has held that acts such as an offset of an unpledged account or the application of rents from secured property prior to foreclosure, under some circumstances, constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Finally, other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower, and possibly any guarantor, following a judicial sale to the excess to the outstanding debt over the greater (i) the fair market value of the property at the time of the public sale or (ii) the amount of the winning bid in the foreclosure. Borrowers also are allowed a one-year period within which to redeem the property.

NEW JERSEY

         New Jersey is considered a "lien theory" jurisdiction; that is to say, upon the execution, delivery and recording of the mortgage, and although the instrument contains language of transfer and conveyance, no particular estate is vested in the mortgagee/lender; rather, the mortgage instrument only vests in the mortgagee/lender a right of entry upon the mortgaged property in the event of a breach of a condition, unless there is a contrary provision in the mortgage. Until the occurrence of any such event, the mortgagor/owner continues to be the legal owner of the land.

         A mortgagor, in defending against a foreclosing mortgagee, will generally assert as many defenses as possible, including without limitation, duress, fraud, illegality, mistake, statute of limitations, lack of consideration, usury, fraudulent conveyance, and the like. There are presently no New Jersey limitations on the interposition of defenses. Additionally, a mortgagor has the right to file for protection under the federal bankruptcy statutes. Such a filing has the immediate effect of "staying" any existing or future actions by a mortgagee to enforce the provisions of its mortgage and collateral documents, unless the "automatic stay" is lifted by the bankruptcy court. There may be other equitable remedies available to a defaulting mortgagor to enable the mortgagor to work-out the troubled debt that may result in the mortgagee realizing less than the full principal amount of the debt which the mortgage secures.

         Following a judgment of foreclosure and sale of the property at a sheriff's auction, and provided that the mortgage loan is not "non-recourse", the foreclosing mortgagee may pursue a deficiency judgment. The mortgage loans are generally non-recourse obligations of the related borrowers. In those cases, the holder's/mortgagee's rights in the event of the occurrence of a default thereunder are strictly limited to foreclosing the mortgage against the mortgaged property and any other assets that have been pledged to secure the mortgage loan; and no recourse may be had by the mortgagee to seek personal or other liability against the mortgagor or to otherwise reach and realize on other assets of the mortgagor not specifically pledged to the mortgagee.

MASSACHUSETTS

Mortgage loans in Massachusetts generally are secured by mortgages on the related real estate. Foreclosure of a mortgage generally is accomplished by a non-judicial power of sale under a specific provision in the mortgage. Public notice and advertisement of the sale is prescribed by statute. In the case of registered land, a foreclosure action must be brought in the Land Court. The proceeds of a foreclosure sale are applied first to the costs of the sale and then in satisfaction of the indebtedness. There is no right of redemption after a properly conducted sale. In certain circumstances, deficiency judgments may be obtained. The remedy of the appointment of a receiver generally is not available in Massachusetts.

NEW YORK

         Under New York law, while a foreclosure may be accomplished either judicially or non-judicially, nonjudicial foreclosures are virtually unused today. Upon a default, a mortgagee may either proceed in equity to foreclose upon the mortgaged property or proceed at law and sue on the note. New York law does not require that the mortgagee bring a foreclosure action before being entitled to sue on the note. However, once having begun a foreclosure action or an action to sue on the note or guaranty, a mortgagee is generally not permitted to initiate the other action without leave of court. New York does not restrict a mortgagee from seeking a deficiency judgment. In order to obtain a deficiency judgment, a series of procedural and substantive requirements must be satisfied.

ILLINOIS

         Mortgage loans in Illinois are generally secured by mortgages on real estate. Foreclosure of a mortgage is accomplished only by judicial proceedings; there is no private power of sale under Illinois law. The common law remedy of strict foreclosure is still available in Illinois, as are statutory procedures for consent foreclosure and deed in lieu of foreclosure. Foreclosure is regulated by statute and is subject to the court's equitable powers. Generally, a mortgagee may obtain, where applicable, and seek to recover, a deficiency judgment in the context of judicial foreclosure, but deficiency judgments are waived in the context of consent foreclosure or deed in lieu of foreclosure (except, with respect to deed in lieu of foreclosure, to the extent that the mortgagor(s) and guarantor(s) agree in a contemporaneous writing not to be relieved of their obligations with respect to the mortgage loan). A mortgagor has a statutory right of redemption which as to mortgagors of non-residential real estate, may be waived. A mortgagor also has a statutory right of reinstatement which may be exercised repeatedly unless the court has made an express finding that the mortgagor has exercised its right to reinstate, in which case such relief cannot again be made available to the mortgagor for a period of five years. The right of reinstatement allows a mortgagor, whose loan has been accelerated due to a default, to cure the default (by paying the principal amount due, including costs, expenses, attorneys' fees and other fees, but excluding the portion of principal which would not have been due in the absence of acceleration) within ninety days from the date the court obtains jurisdiction over the mortgagor. The reinstatement right cannot be waived by the mortgagor. Illinois statutes also provide priority to certain tax liens over the lien of previously recorded mortgages. Further, under Illinois case law, in order to enforce an assignment of rents, a mortgagee is required to (a) take actual possession of the mortgaged property, (b) take constructive possession of the mortgaged property by obtaining court authorization to collect rents from tenants or (c) move for the appointment of, and obtain an affirmative ruling appointing, a receiver for the mortgaged property.

MICHIGAN

         Mortgage loans in Michigan are generally secured by mortgages on the related real estate. Foreclosure of a mortgage in Michigan may be accomplished by a non-judicial sale under a specific provision in the mortgage or by judicial foreclosure. In either case, the sale is generally conducted by the Sheriff of the county where the property is located and is commonly referred to as a "sheriff's sale." Public notice of the sheriff's sale is given for a statutory period of time after the mortgaged real estate may be sold by the Sheriff. Following a sheriff's sale, the borrower or its successor in interest may, for a period of either six (6) months or one (1) year (depending on the type of property), redeem the property. Michigan's foreclosure statutes provide that a foreclosure action may not be commenced if there is a pending action to collect the indebtedness secured by the mortgage. The only defense to an action for a deficiency following a foreclosure sale in Michigan is that the successful bid at the sheriff's sale was for less than the fair market value of the property at the time of the sale. Michigan's assignment of rents statutes require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances, but Michigan courts have generally expressed a preference not to appoint receivers except in the most extreme circumstances.

NORTH CAROLINA

         Mortgage loans in North Carolina are usually secured by deeds of trust. Under North Carolina law, deeds of trust are usually foreclosed pursuant to power of sale set forth in the instrument and governed by statute, but judicial foreclosure by action is also available. Power of sale foreclosure results in a hearing before the clerk of the superior court, which can be waived pursuant to statute. The mortgage indebtedness can be paid at any time before the foreclosure sale is final (including the last resale in the event of an upset bid). There is no statutory or common law right of redemption after the foreclosure sale or last resale is final. The liens for ad valorem personal property taxes, ad valorem real property taxes, and municipal and county assessments have statutory priority over previously recorded deeds of trust. Pursuant to statutory power of sale rules, the security can be sold subject to or together with a subordinate lien, lease or other right or interest, instead of free and clear of the same, if the notice of sale so specifies. If a subordinate interest holder files a request for notice of foreclosure sale, statutory notice must be given to the interest holder. Judgment can be rendered against the borrower for the debt, which judgment can be obtained in lieu of foreclosure, which can result in a statutory execution sale. A deficiency judgment can be obtained after foreclosure sale unless the deed of trust is to secure purchase money owed to the vendor.

VIRGINIA

         Foreclosure of the lien of a deed of trust in Virginia typically and most efficiently is accomplished by a non-judicial trustee's sale under a power of sale provision in the deed of trust. Judicial foreclosure also can be, but seldom is, used. In a non-judicial foreclosure, written notice to the borrower and other lienholders of record and newspaper advertisement of the trustee's sale, containing certain information, must be given within the time period prescribed in the deed of trust, but subject to statutory minimums. After such notice, the trustee may sell the real estate at public auction. Although rarely used in Virginia, in a judicial foreclosure, after notice to all interested parties, a full hearing and judgment in favor of the lienholder, the court orders a foreclosure sale to be conducted by a court-appointed commissioner in chancery or other officer. In either type of foreclosure sale, upon consummation of the foreclosure, the borrower has no right to redeem the property. A deficiency judgment for a recourse loan may be obtained. Further, under Virginia law, under certain circumstances and for certain time periods, a lienholder may petition the court for the appointment of receiver to collect, protect and disburse the real property's rents and revenues, and otherwise to maintain and preserve the real property, pursuant to the court's instructions. The decision to appoint a receiver is solely within the court's decision, regardless of what the deed of trust provides.

                              ERISA CONSIDERATIONS

         ERISA and the Code impose restrictions on Plans that are subject to ERISA and/or Section 4975 of the Code and on persons that are Parties in Interest. ERISA also imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits selected transactions between a Plan and Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. Government plans (as defined in Section 3(32) of ERISA) are not subject to the restrictions of ERISA and the Code. However, such plans may be subject to similar provisions of applicable federal, state or local law.

PLAN ASSETS

         Neither ERISA nor the Code defines the term "plan assets." However, the U.S. Department of Labor ("DOL") has issued a final regulation (29 C.F.R.
Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan. The DOL Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for certain purposes, including the prohibited transaction provisions of ERISA and Section 4975 of the Code, to be assets of the investing Plan unless certain exceptions apply. Under the terms of the regulation, if the assets of the trust were deemed to constitute Plan assets by reason of a Plan's investment in certificates, such Plan asset would include an undivided interest in the mortgage loans and any other assets of the trust. If the mortgage loans or other trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the mortgage loans and other trust assets.

         Affiliates of Bear Stearns Commercial Mortgage Securities Inc., the Underwriters, the master servicer, the special servicer and certain of their respective affiliates might be considered or might become fiduciaries or other Parties in Interest with respect to investing Plans. Moreover, the trustee, the paying agent, the fiscal agent, the master servicer, the special servicer, the Operating Adviser, any insurer, primary insurer or any other issuer of a credit support instrument relating to the primary assets in the trust or certain of their respective affiliates might be considered fiduciaries or other Parties in Interest with respect to investing Plans. In the absence of an applicable exemption, "prohibited transactions--" within the meaning of ERISA and Section 4975 of the Code -- could arise if certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

         In addition, an insurance company proposing to acquire or hold the offered certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Code under John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of ERISA, as amended by the Small Business Job Protection Act of 1996, Public Law No. 104-188, and subsequent DOL and judicial guidance. See "--Insurance Company General Accounts" below.

SPECIAL EXEMPTION APPLICABLE TO THE OFFERED CERTIFICATES

         With respect to the acquisition and holding of the offered certificates, the DOL has granted to the Underwriters individual prohibited transaction exemptions, which generally exempt from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to:

o the initial purchase, the holding, and the subsequent resale by Plans of certificates evidencing interests in pass-through trusts; and

o transactions in connection with the servicing, management and operation of such trusts, provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the Exemptions.

         The assets covered by the Exemptions include mortgage loans such as the mortgage loans and fractional undivided interests in such loans.

         The Exemptions as applicable to the offered certificates (and as modified by Prohibited Transaction Exemption 2000-58, generally effective for transactions occurring on or after August 23, 2000) set forth the following five general conditions which must be satisfied for exemptive relief:

o the acquisition of the certificates by a Plan must be on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

o the certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Fitch, S&P or Moody's Investors Service, Inc.;

o the trustee cannot be an affiliate of any member of the "Restricted Group," which consists of the Underwriters, Bear Stearns Commercial Mortgage Securities Inc., the master servicer, the special servicer, each Primary Servicer and any mortgagor with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of such classes of certificates;

o the sum of all payments made to the Underwriters in connection with the distribution of the certificates must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by Bear Stearns Commercial Mortgage Securities Inc. in consideration of the assignment of the mortgage loans to the trust must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the master servicer, the special servicer, and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

o the Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the 1933 Act.

         A fiduciary of a Plan contemplating purchasing any such class of certificates in the secondary market must make its own determination that at the time of such acquisition, any such class of certificates continues to satisfy the second general condition set forth above. Bear Stearns Commercial Mortgage Securities Inc. expects that the third general condition set forth above will be satisfied with respect to each of such classes of certificates. A fiduciary of a Plan contemplating purchasing any such class of certificates must make its own determination that the first, second, fourth and fifth general conditions set forth above will be satisfied with respect to any such class of certificate.

         Before purchasing any such class of certificates, a fiduciary of a Plan should itself confirm (a) that such certificates constitute "certificates" for purposes of the Exemptions and (b) that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemptions, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

         Moreover, the Exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

o the investing Plan fiduciary or its affiliates is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust;

o the Plan's investment in each class of certificates does not exceed 25% of all of the certificates outstanding of that class at the time of the acquisition; and

o immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

         We believe that the Exemptions will apply to the acquisition and holding of the offered certificates by Plans or persons acting on behalf of or with "plan assets" of Plans, and that all conditions of the Exemptions, other than those within the control of the investing Plans or Plan investors, have been met. Upon request, the Underwriters will deliver to any fiduciary or other person considering investing "plan assets" of any Plan in the certificates a list identifying each borrower that is the obligor under each mortgage loan that constitutes more than 5% of the aggregate principal balance of the assets of the trust.

INSURANCE COMPANY GENERAL ACCOUNTS

         Based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the Small Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and
Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December

31, 1998 that are supported by an insurer's general account. As a result of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfied various conditions.

         Section 401(c) also provides that until the date that is 18 months after the 401(c) Regulations became final (January 5, 2000), no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and
Section 4975 of the Code may result on the basis of a claim that the assets of the general account of an insurance company constitute the "plan assets" of any such plan, except (a) to prevent avoidance of the 401(c) Regulations, and (b) actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law.

         Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c) Regulations, may be treated as "plan assets" of such Plans. Because Section 401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as "plan assets" of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in the Subordinate Certificates should consult with their legal counsel with respect to the applicability of Section 401(c), including the general account's ability to continue to hold such Certificates after July 5, 2001, which is the date 18 months after the date the 401(c) Regulations became final.

         Accordingly, any insurance company that acquires or holds any offered certificate shall be deemed to have represented and warranted to Bear Stearns Commercial Mortgage Securities Inc., the trustee, the paying agent, the fiscal agent and the master servicer that (1) such acquisition and holding is permissible under applicable law, including Prohibited Transaction Exemption 2000-58, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject Bear Stearns Commercial Mortgage Securities Inc., the trustee, the paying agent, the fiscal agent or the master servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, or (2) the source of funds used to acquire and hold such certificates is an "insurance company general account", as defined in DOL Prohibited Transaction Class Exemption 95-60, and the applicable conditions set forth in PTCE 95-60 have been satisfied.

GENERAL INVESTMENT CONSIDERATIONS

         Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, Section 4975 of the Code or any corresponding provisions of applicable federal, state or local law, the applicability of the Exemptions, or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the certificates. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

         The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors to determine whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

         No representations are made as to the proper characterization of the offered certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. The uncertainties referred to above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates, may adversely affect the liquidity of the offered certificates. See "Legal Investment" in the prospectus.

                                 USE OF PROCEEDS

         We will apply the net proceeds of the offering of the certificates towards the simultaneous purchase of the mortgage loans from the sellers and to the payment of expenses in connection with the issuance of the certificates.

                              PLAN OF DISTRIBUTION

         We have entered into an Underwriting Agreement with Bear, Stearns & Co. Inc., Morgan Stanley & Co., Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC. Subject to the terms and conditions set forth in the Underwriting Agreement, Bear Stearns Commercial Mortgage Securities Inc. has agreed to sell to each Underwriter, and each Underwriter has agreed severally to purchase from Bear Stearns Commercial Mortgage Securities Inc. the respective aggregate Certificate Balance of each class of offered certificates presented below.

        UNDERWRITERS              CLASS A-1             CLASS A-2              CLASS B              CLASS C
--------------------------    -----------------     -----------------     ----------------     ----------------
Bear, Stearns & Co. Inc.      $  _________          $  _________          $  _________         $  _________

Morgan Stanley & Co.
   Incorporated               $  _________          $  _________          $  _________         $  _________

Goldman, Sachs & Co.          $  _________          $  _________          $  _________         $  _________

Wells Fargo Brokerage
   Services, LLC              $  _________          $  _________          $  _________         $  _________

     Total.................   $325,867,000          $529,723,000          $ 26,422,000         $ 30,198,000

         Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated will act as co-lead managers and co-bookrunners with respect to the offered certificates.

         The Underwriting Agreement provides that the obligations of the Underwriters are subject to conditions precedent, and that the Underwriters severally will be obligated to purchase all of the offered certificates if any are purchased. In the event of a default by an Underwriter, the Underwriting Agreement provides that the purchase commitment of the non-defaulting Underwriter may be increased. Proceeds to Bear Stearns Commercial Mortgage Securities Inc. from the sale of the offered certificates, before deducting expenses payable by Bear Stearns Commercial Mortgage Securities Inc., will be approximately $_________, plus accrued interest.

         The Underwriters have advised us that they will propose to offer the offered certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling such Classes of offered certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of such Classes of offered certificates for whom they may act as agent.

         The offered certificates are offered by the Underwriters when, as and if issued by Bear Stearns Commercial Mortgage Securities Inc., delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the offered certificates will be made in book-entry form through the facilities of DTC against payment therefor on or about May __, 2001, which is the _____ business day following the date of pricing of the Certificates.

         Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade offered certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such offered certificates.

         The Underwriters and any dealers that participate with the Underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such Classes of offered certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

         We have agreed to indemnify the Underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect thereof.

         The Underwriters currently intend to make a secondary market in the offered certificates, but they are not obligated to do so.

         Bear Stearns Commercial Mortgage Securities Inc. is an affiliate of Bear, Stearns & Co. Inc., an Underwriter and Bear, Stearns Funding, Inc., a seller.

                                  LEGAL MATTERS

         The validity of the offered certificates will be passed upon for us by Cadwalader, Wickersham & Taft, New York, New York, and by Latham & Watkins, New York, New York, and material federal income tax consequences of investing in the offered certificates will be passed upon for us by Cadwalader, Wickersham & Taft. Certain legal matters will be passed upon for the underwriters, as special counsel, by Latham & Watkins and by Cadwalader, Wickersham & Taft. Certain legal matters will be passed upon for Wells Fargo Bank, National Association by Sidley & Austin, New York, New York, for Principal Commercial Funding, LLC by Dechert, New York, New York, for Bear, Stearns Funding, Inc. by Cadwalader, Wickersham & Taft, for Morgan Stanley Dean Witter Mortgage Capital Inc. by Latham & Watkins, and for John Hancock Real Estate Finance, Inc. by Cadwalader, Wickersham & Taft.

                                     RATINGS

         It is a condition of the issuance of the offered certificates that they receive the following credit ratings from Fitch and S&P.

         CLASS                                            FITCH       S&P
         -------------------------------------------      -----       ---
         Class A-1..................................       AAA        AAA
         Class A-2..................................       AAA        AAA
         Class B....................................        AA        AA
         Class C....................................        A          A

         The ratings of the offered certificates address the likelihood of the timely payment of interest and the ultimate payment of principal, if any, due on the offered certificates by the Rated Final Distribution Date. That date is the first Distribution Date that follows by at least 24 months the end of the amortization term of the mortgage loan that, as of the Cut-off Date, has the longest remaining amortization term. The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

         The ratings of the certificates do not represent any assessment of (1) the likelihood or frequency of principal prepayments, voluntary or involuntary, on the mortgage loans, (2) the degree to which such prepayments might differ from those originally anticipated, (3) whether and to what extent Prepayment Premiums, Yield Maintenance Charges, Excess Interest or default interest will be received, (4) the allocation of Net Aggregate Prepayment Interest Shortfalls or
(5) the tax treatment of the certificates. A security rating does not represent any assessment of the yield to maturity that investors may experience. In general, the ratings thus address credit risk and not prepayment risk.

         There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by Bear Stearns Commercial Mortgage Securities Inc. to do so may be lower than the ratings assigned thereto at the request of Bear Stearns Commercial Mortgage Securities Inc.

                                GLOSSARY OF TERMS

         The certificates will be issued pursuant to the Pooling and Servicing Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus and the Pooling and Servicing Agreement for additional definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Pooling and Servicing Agreement, without exhibits and schedules.

         Unless the context requires otherwise, the definitions contained in this Glossary of Terms apply only to this series of certificates and will not necessarily apply to any other series of certificates the Trust may issue.

         "A/B Mortgage Loan" means, either Mortgage Loan No. 1 (Westin River North) and Mortgage Loan No. 41 (Albion Hotel), in each case, as set forth on Appendix II of this prospectus supplement.

         "A Note" means, with respect to Mortgage Loan Nos. 1 and 41, the mortgage notes included in the trust.

         "Accrued Certificate Interest" means, in respect of each class of REMIC Regular Certificates for each Distribution Date, the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance or Notional Amount, as the case may be, of such class of certificates outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

         "Administrative Cost Rate" will equal the sum of the related Master Servicing Fee, the Excess Servicing Fee, the Primary Servicing Fee and the Trustee Fee for any month (in each case, expressed as a per annum rate) for any mortgage loan in such month.

         "Advance Rate" means a rate equal to the "Prime Rate" as reported in The Wall Street Journal from time to time.

         "Advances" means Servicing Advances and P&I Advances, collectively.

         "Albion Mortgage Loan" means Mortgage Loan No. 41 as set forth on Appendix II to this prospectus supplement.

         "Annual Report" means a report for each mortgage loan based on the most recently available year-end financial statements and most recently available rent rolls of each applicable borrower, to the extent such information is provided to the master servicer, containing such information and analyses as required by the Pooling and Servicing Agreement including, without limitation, Debt Service Coverage Ratios, to the extent available, and in such form as shall be specified in the Pooling and Servicing Agreement.

         "Anticipated Repayment Date" means, in respect of any ARD Loan, the date on which a substantial principal payment on an ARD Loan is anticipated to be made (which is prior to stated maturity).

         "Appraisal Event" means not later than the earliest of the following:

o the date 120 days after the occurrence of any delinquency in payment with respect to a mortgage loan if such delinquency remains uncured;

o the date 30 days after receipt of notice that the related borrower has filed a bankruptcy petition, an involuntary bankruptcy has occurred or a receiver is appointed in respect of the related mortgaged property, provided that such petition or appointment remains in effect;

o the effective date of any modification to a Money Term of a mortgage loan, other than an extension of the date that a Balloon Payment is due for a period of less than six months from the original due date of such Balloon Payment; and

o the date 30 days following the date a mortgaged property becomes an REO Property.

         "Appraisal Reduction" will equal, for any mortgage loan, including a mortgage loan as to which the related mortgaged property has become an REO Property, an amount, calculated as of the first Determination Date that is at least fifteen days after the date on which the appraisal is obtained or the internal valuation is performed, equal to the excess, if any, of:

o    the sum of:

              the Scheduled Principal Balance of such mortgage loan or in the case of an REO Property, the related REO Mortgage Loan, less the principal amount of any undrawn letter of credit or debt service reserve, if applicable, that is then securing such mortgage loan;

              to the extent not previously  advanced by the master  servicer, the trustee or the fiscal agent, all accrued and unpaid interest on the mortgage loan;

              all related unreimbursed Advances and interest on such Advances at the Advance Rate; and

              to the extent funds on deposit in any applicable Escrow Accounts are not sufficient therefor, and to the extent not previously advanced by the master servicer, the trustee or the fiscal agent, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related mortgaged property or REO Property, as the case may be, over

o 90% of the value (net of any prior mortgage liens) of such mortgaged property or REO Property as determined by such appraisal or internal valuation plus the amount of any escrows held by or on behalf of the trustee as security for the mortgage loan (less the estimated amount of obligations anticipated to be payable in the next twelve months to which such escrows relate).

         "ARD Loan" means a mortgage loan that provides for increases in the mortgage rate and/or principal amortization at a date prior to stated maturity, which creates an incentive for the related borrower to prepay such mortgage loan.

         "Assumed Scheduled Payment" means an amount deemed due in respect of:

o any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its original stated maturity date; or

o any mortgage loan as to which the related mortgaged property has become an REO Property.

The Assumed Scheduled Payment deemed due on any such Balloon Loan on its original stated maturity date and on each successive Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due on such date if the related Balloon Payment had not come due, but rather such mortgage loan had continued to amortize in accordance with its amortization schedule in effect immediately prior to maturity. With respect to any mortgage loan as to which the related mortgaged property has become an REO Property, the Assumed Scheduled Payment deemed due on each Due Date for so long as the REO Property remains part of the trust, equals the Scheduled Payment (or Assumed Scheduled Payment) due on the last Due Date prior to the acquisition of such REO Property.

         "Available Distribution Amount" means in general, for any Distribution
Date:

         (1) all amounts on deposit in the Certificate Account as of the business day preceding the related Distribution Date, exclusive of any portion thereof that represents one or more of the following:

                  o Scheduled Payments collected but due on a Due Date subsequent to the related Collection Period;

                  o Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the certificates as described in this prospectus supplement);

                  o amounts that are payable or reimbursable to any person other than the Certificateholders (including, among other things, amounts attributable to Expense Losses and amounts payable to the master servicer, the special servicer, the Primary Servicers, the trustee, the paying agent and the fiscal agent as compensation or in reimbursement of outstanding Advances or as Excess Servicing Fees);

                  o amounts deposited in the Certificate Account in error;

                  o if such Distribution Date occurs during January, other than a leap year, or February of any year, the Interest Reserve Amounts with respect to the Interest Reserve Loans to be deposited into the Interest Reserve Account; and

                  o in the case of each REO property related to an A/B Mortgage Loan, all amounts received with respect to such A/B Mortgage Loan that are required to be paid to the holder of the related B Note pursuant to the terms of the related B Note and the related intercreditor agreement;

         (2) to the extent not already included in clause (1), any P&I Advances made and any Compensating Interest Payments paid with respect to such Distribution Date; and

         (3) if such Distribution Date occurs during March of any year, the aggregate of the Interest Reserve Amounts then on deposit in the Interest Reserve Account in respect of each Interest Reserve Loan.

         "B Note" means, with respect to Mortgage Loan Nos. 1 and 41, the mortgage notes not included in the trust.

         "Balloon Loans" means mortgage loans that provide for Scheduled Payments based on amortization schedules significantly longer than their terms to maturity and that are expected to have remaining principal balances equal to or greater than 5% of the original principal balance of those mortgage loans as of their respective stated maturity date or anticipated to be paid on their Anticipated Repayment Dates, as the case may be, unless prepaid prior thereto.

         "Balloon LTV" - See "Balloon LTV Ratio."

         "Balloon LTV Ratio" or "Balloon LTV" means the ratio, expressed as a percentage, of the principal balance of a Balloon Loan anticipated to be outstanding on the date on which the related Balloon Payment is scheduled to be due (calculated based on the Structuring Assumptions and a 0% CPR) to the value of the related mortgaged property or properties as of the Cut-off Date determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

         "Balloon Payment" means, with respect to the Balloon Loans, the principal payments and scheduled interest due and payable on the relevant maturity dates.

         "BSFI" means Bear, Stearns Funding Inc.

         "BSFI Loans" means the twenty-two (22) mortgage loans that were originated by BSFI.

         "Certificate Account" means one or more separate accounts established and maintained by the master servicer, any Primary Servicer or any sub-servicer on behalf of the master servicer, pursuant to the Pooling and Servicing Agreement .

         "Certificate Balance" will equal the then maximum amount that the holder of each Principal Balance Certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust.

         "Certificateholder" or "Holder" means an investor certificateholder, a Person in whose name a certificate is registered in the Certificate Registrar or a Person in whose name ownership of an uncertificated certificate is recorded in the books and records of the Certificate Registrar.

         "Certificate Owner" means a Person acquiring an interest in an offered certificate.

         "Certificate Registrar" means the paying agent, in its capacity as the Certificate Registrar.

         "Class" means the designation applied to the offered certificates and the private certificates, pursuant to this prospectus supplement.

         "Class A Certificates" means the Class A-1 Certificates and Class A-2 Certificates.

         "Class X Certificates" means the Class X-1 Certificates and Class X-2 Certificates.

         "Clearstream Banking" means Clearstream Banking, societe anonyme.

         "Closing Date" means May __, 2001.

         "Collection Period" means, with respect to any Distribution Date, the period beginning with the day after the Determination Date in the month preceding such Distribution Date (or, in the case of the first Distribution Date, the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

         "Compensating Interest" means with respect to any Distribution Date, an amount equal to the excess of (A) Prepayment Interest Shortfalls incurred in respect of the mortgage loans other than Specially Serviced Mortgage Loans resulting from Principal Prepayments on the mortgage loans (and not including the B Notes) during the related Collection Period over (B) Prepayment Interest Excesses incurred in respect of such mortgage loans resulting from Principal Prepayments on the mortgage loans (and not including the B Notes) during the same Collection Period but such Compensating Interest shall not in any event exceed the portion of the Master Servicing Fee accrued at a rate per annum equal to 2 basis points for the related Collection Period calculated in respect of all the mortgage loans including REO Properties.

         "Compensating Interest Payment" means any payment of Compensating Interest.

         "Condemnation Proceeds" means any awards resulting from the full or partial condemnation or eminent domain proceedings or any conveyance in lieu or in anticipation thereof with respect to a mortgaged property by or to any governmental, quasi-governmental authority or private entity with condemnation powers other than amounts to be applied to the restoration, preservation or repair of such mortgaged property or released to the related mortgagor in accordance with the terms of the mortgage loan and (if applicable) its related B Note.

         "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans underlying the certificates.

         "Controlling Class" means the most subordinate class of Subordinate Certificates outstanding at any time of determination; provided, however, that if the aggregate Certificate Balance of such class of certificates is less than 25% of the initial aggregate Certificate Balance of such Class as of the Closing Date, the Controlling Class will be the next most subordinate class of certificates.

         "CPR" - See "Constant Prepayment Rate" above.

         "Cut-off Date" means May 1, 2001. For purposes of the information contained in this prospectus supplement (including the appendices hereto), scheduled payments due in May 2001 with respect to mortgage loans not having payment dates on the first of each month have been deemed received on May 1, 2001, not the actual day which such scheduled payments were due.

         "Cut-off Date Balance" means, with respect to any mortgage loan, such mortgage loan's principal balance outstanding as of its Cut-off Date, after application of all payments of principal due on or before such date, whether or not received determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement. For purposes of those mortgage loans that have a due date on a date other than the first of the month, we have assumed that monthly payments on such mortgage loans are due on the first of the month for purposes of determining their Cut-off Date Balances.

         "Cut-off Date Loan-to-Value" or "Cut-off Date LTV" means a ratio, expressed as a percentage, of the Cut-off Date Balance of a mortgage loan to the value of the related mortgaged property or properties determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

         "Cut-off Date LTV" - See "Cut-off Date Loan-to-Value."

         "Debt Service Coverage Ratio" or "DSCR" means, the ratio of Underwritable Cash Flow estimated to be produced by the related mortgaged property or properties to the annualized amount of debt service payable under that mortgage loan.

         "Depositor" means, Bear Stearns Commercial Mortgage Securities Inc.

         "Determination Date" means, with respect to any Distribution Date, the earlier of (i) the 10th day of the month in which such Distribution Date occurs, or, if such day is not a business day, the next preceding business day, and (ii) the 5th business day prior to the related Distribution Date.

         "Discount Rate" means, for the purposes of the distribution of Prepayment Premiums or Yield Maintenance Charges, the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

         "Distributable Certificate Interest Amount" means, in respect of any class of REMIC Regular Certificates for any Distribution Date, the sum of:

o Accrued Certificate Interest in respect of such class of certificates for such Distribution Date, reduced (to not less than zero) by:

     o    any Net Aggregate Prepayment Interest Shortfalls; and

     o Realized Losses and Expense Losses, in each case specifically allocated with respect to such Distribution Date to reduce the Distributable Certificate Interest Amount payable in respect of such Class in accordance with the terms of the Pooling and Servicing Agreement; and

o the portion of the Distributable Certificate Interest Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date, plus the Unpaid Interest.

         "Distribution Account" means the distribution account maintained by the paying agent, in accordance with the Pooling and Servicing Agreement.

         "Distribution Date" means the 15th day of each month, or if any such 15th day is not a business day, on the next succeeding business day.

         "Document Defect" means that a mortgage loan is not delivered as and when required, is not properly executed or is defective on its face.

         "DOL Regulation" means the final regulation, issued by the DOL, defining the term "plan assets" which provides, generally, that when a Plan makes an equity investment in another entity, the underlying assets of that entity may be considered plan assets unless exceptions apply (29 C.F.R. Section 2510.3-101).

         "DSCR" - See "Debt Service Coverage Ratio."

         "DTC" means The Depository Trust Company.

         "DTC Systems" means those computer applications, systems, and the like for processing data for DTC.

         "Due Dates" means dates upon which the related Scheduled Payments are due under the terms of the related mortgage loans or B Notes.

         "EPA" means the United States Environmental Protection Agency.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Euroclear" means The Euroclear System.

         "Event of Default" means, with respect to the master servicer under the Pooling and Servicing Agreement, any one of the following events:

o any failure by the master servicer to remit to the paying agent any payment required to be remitted by the master servicer under the terms of the Pooling and Servicing Agreement, including any required Advances;

o any failure by the master servicer to make a required deposit to the Certificate Account which continues unremedied for one business day following the date on which such deposit was first required to be made;

o any failure on the part of the master servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of the master servicer contained in the Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the master servicer by Bear Stearns Commercial Mortgage Securities Inc. or the trustee; provided, however, that if the master servicer certifies to the trustee and Bear Stearns Commercial Mortgage Securities Inc. that the master servicer is in good faith attempting to remedy such failure, such cure period will be extended to the extent necessary to permit the master servicer to cure such failure; provided, further that such cure period may not exceed 90 days;

o any breach of the representations and warranties of the master servicer in the Pooling and Servicing Agreement that materially and adversely affects the interest of any holder of any class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied shall have been given to the master servicer by Bear Stearns Commercial Mortgage Securities Inc. or the trustee, provided, however, that if the master servicer certifies to the trustee and Bear Stearns Commercial Mortgage Securities Inc. that the master servicer is in good faith attempting to remedy such breach, such cure period will be extended to the extent necessary to permit the master servicer to cure such breach; provided, further that such cure period may not exceed 90 days;

o the trustee shall receive notice from Fitch to the effect that the continuation of the master servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any class of certificates;

o the master servicer has been downgraded to a servicer rating level below CMS3, or its then equivalent, by Fitch;

o a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the master servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

o the master servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the master servicer or of or relating to all or substantially all of its property;

o the master servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

o the master servicer is removed from S&P's approved master servicer list and the ratings then assigned by S&P to any class of certificates are downgraded, qualified or withdrawn (including, without limitation, being placed on "negative credit watch") in connection with such removal.

         "Excess Interest" means in respect of each ARD Loan that does not repay on its Anticipated Repayment Date, the excess, if any, of the Revised Rate over the Initial Rate, together with interest thereon at the Revised Rate from the date accrued to the date such interest is payable (generally, after payment in full of the outstanding principal balance of such loan).

         "Excess Interest Sub-account" means an administrative sub-account of the Distribution Account. The Excess Interest Sub-account will not be an asset of any REMIC Pool.

         "Excess Liquidation Proceeds" means the excess of (i) proceeds from the sale or liquidation of a mortgage loan or related REO Property, net of expenses and any related Advances and interest thereon over (ii) the amount that would have been received if a prepayment in full had been made with respect to such mortgage loan on the date such proceeds were received.

         "Excess Servicing Fee" means an additional fee payable to Wells Fargo and/or JHREF that accrues at a rate set forth in the Pooling and Servicing Agreement, which is assignable and non-terminable.

         "Exemptions" means the individual prohibited transaction exemptions granted by the DOL to the Underwriters, as amended.

         "Expense Losses" means, among other things:

o any interest paid to the master servicer, the trustee or the fiscal agent in respect of unreimbursed Advances;

o all Special Servicer Compensation payable to the special servicer from amounts that are part of the trust;

o other expenses of the trust, including, but not limited to, specified reimbursements and indemnification payments to the trustee, the paying agent and certain related persons, specified reimbursements and indemnification payments to Bear Stearns Commercial Mortgage Securities Inc., the master servicer, the special servicer, the Primary Servicer and certain related persons, specified taxes payable from the assets of the trust, the costs and expenses of any tax audits with respect to the trust and other tax-related expenses and the cost of various opinions of counsel required to be obtained in connection with the servicing of the mortgage loans and administration of the trust; and

o any other expense of the trust not specifically included in the calculation of Realized Loss for which there is no corresponding collection from the borrower.

         "FASIT" means a financial asset securitization investment trust.

         "Fitch"  means Fitch, Inc.

         "401(c) Regulations" means the final regulations issued by the DOL under Section 401(c) of ERISA clarifying the application of ERISA to Insurance Company General Accounts.

         "Hazardous Materials" means gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyls or related or similar materials, and any other substance or material as may be defined as a hazardous or toxic substance, material or waste by any federal, state or local environmental law, ordinance, rule, regulation or order, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. ss.ss. 9601 et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. ss.ss. 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. ss.ss. 6901 et seq.), the Federal Water Pollution Control Act, as amended (33 U.S.C. ss.ss. 1251 et seq.), the Clean Air Act, as amended (42 U.S.C. ss.ss. 7401 et seq.), and any regulations promulgated pursuant thereto.

         "Initial Pool Balance" means the aggregate Cut-off Date Balance of $1,006,576,558.

         "Initial Rate" means, with respect to any mortgage loan, the mortgage rate in effect as of the Cut-off Date for such mortgage loan.

         "Insurance Proceeds" means all amounts paid by an insurer in connection with a mortgage loan or B Note, other than any amounts required to be paid to the related borrower.

         "Interest Accrual Period" means, for each class of REMIC Regular Certificates and each Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

         "Interest Only Certificates" means the Class X Certificates.

         "Interest Reserve Account" means an account that the master servicer has established and will maintain for the benefit of the holders of the certificates.

         "Interest Reserve Amount" means all amounts deposited in the Interest Reserve Account with respect to Scheduled Payments due in any applicable January and February.

         "Interest Reserve Loan" - See "Non-30/360 Loan" below.

         "Interested Party" means the special servicer, the master servicer, Bear Stearns Commercial Mortgage Securities Inc., the holder of any related junior indebtedness, the Operating Advisor, a holder of 50% or more of the Controlling Class, any independent contractor engaged by the master servicer or the special servicer pursuant to the Pooling and Servicing Agreement or any person actually know to a responsible officer of the trustee to be an affiliate of any of them.

         "JHREF" means John Hancock Real Estate Finance, Inc.

         "JHREF Loans" means the ten (10) mortgage loans that were contributed by JHREF.

         "Liquidation Fee" means 1.00% of the related Liquidation Proceeds and/or any Condemnation Proceeds received by the trust in connection with a mortgage loan or related REO Property; provided, however, that in the case of a final disposition consisting of the repurchase of a mortgage loan by a mortgage loan seller due to the breach of a representation and warranty or document defect, such fee will only be paid if such loan is repurchased after the date that is 180 days after the applicable mortgage loan seller receives notice of the breach causing the repurchase.

         "Liquidation Proceeds" means proceeds from the sale or liquidation of a mortgage loan or B Note or related REO Property, net of expenses and any related Advances and interest thereon.

         "Lock-out Period" means the period during which voluntary principal prepayments are prohibited.

         "Master Servicer Remittance Date" means in each month the business day preceding the Distribution Date.

         "Master Servicing Fee" means the monthly amount, based on the Master Servicing Fee Rate, to which the master servicer is entitled in compensation for servicing the mortgage loans and the B Notes.

         "Master Servicing Fee Rate" means 0.02% per annum each month payable with respect to a mortgage loan and B Note in connection with the Master Servicing Fee as set forth in the Pooling and Servicing Agreement.

         "Material Breach" means a breach of any of the representations and warranties that (a) materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the breach materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan.

         "Material Document Defect" means a Document Defect that either (a) materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the Document Defect materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan.

         "Money Term" means, with respect to any mortgage loan or B Note, the stated maturity date, mortgage rate, principal balance, amortization term or payment frequency thereof or any provision thereof requiring the payment of a Prepayment Premium or Yield Maintenance Charge (but does not include late fee or default interest provisions).

         "Mortgage File" means the following documents, among others:

o the original mortgage note (or lost note affidavit), endorsed (without recourse) in blank or to the order of the trustee;

o the original or a copy of the related mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

o the original or a copy of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

o an assignment of each related mortgage in blank or in favor of the trustee, in recordable form;

o an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage) in blank or in favor of the trustee, in recordable form;

o an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a binder, commitment for title insurance or a preliminary title report); and

o    when relevant, the related ground lease or a copy thereof.

         "Mortgage Loan Purchase Agreement" means each of the agreements entered into between Bear Stearns Commercial Mortgage Securities Inc. and the respective seller, as the case may be.

         "Mortgage Pool" means the one hundred forty (140) mortgage loans with an aggregate principal balance of all mortgage loans as of May 1, 2001, of approximately $1,006,576,558, which may vary by up to 5%.

         "MSDWMC" means Morgan Stanley Dean Witter Mortgage Capital Inc.

         "MSDWMC Loans" means the twenty-three (23) mortgage loans that were originated or purchased by MSDWMC.

         "Net Aggregate Prepayment Interest Shortfall" means, for the related Distribution Date, the aggregate of all Prepayment Interest Shortfalls incurred in respect of the mortgage loans other than Specially Serviced Mortgage Loans during any Collection Period that are neither offset by Prepayment Interest Excesses collected on such mortgage loans during such Collection Period nor covered by a Compensating Interest Payment paid by the master servicer.

         "Net Mortgage Rate" means, in general, with respect to any mortgage loan, a per annum rate equal to the related mortgage rate (excluding any default interest or any rate increase occurring after an Anticipated Repayment Date) minus the related Administrative Cost Rate; provided that, for purposes of calculating the Pass-Through Rate for each class of REMIC Regular Certificates from time to time, the Net Mortgage Rate for any mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan subsequent to the Closing Date. In addition, because the certificates accrue interest on the basis of a 360-day year consisting of twelve 30-day months, when calculating the Pass-Through Rate for each class of certificates for each Distribution Date, the Net Mortgage Rate on a Non-30/360 Loan will be the annualized rate at which interest would have to accrue on the basis of a 360-day year consisting of twelve 30-day months in order to result in the accrual of the aggregate amount of interest actually accrued (exclusive of default interest or excess interest). However, with respect to each Non-30/360
Loan:

o the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in January of each year (other than a leap year) and February of each year will be adjusted to take into account the applicable Interest Reserve Amount; and

o the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in March of each year (commencing in 2002) will be adjusted to take into account the related withdrawal from the Interest Reserve Account for the preceding January (if applicable) and February.

         "Net Present Value" means an amount determined by the special servicer, in consultation with the Operating Adviser, by (a) determining the cash flow stream expected to be generated by a particular course of action (work-out, foreclosure or sale of a defaulted mortgage loan), (b) subtracting the amount of expenses expected to be incurred by the trust in pursuing such course of action and (c) discounting such remainder at a rate equal to the Net Mortgage Rate of such defaulted mortgage loan. In determining the cash flow stream expected from any particular course of action, the special servicer (in consultation with the Operating Adviser) will refer to all relevant information obtained by the Special Servicer, including the appraisal with respect to the related mortgaged property or properties available pursuant to the Pooling and Servicing Agreement. In addition, the special servicer (in consultation with the Operating Adviser) will consider all available third-party information obtained from generally available sources as well as information obtained from vendors providing real estate services to the special servicer concerning the market for distressed real estate loans and the real estate markets for the related property types in regions in which the mortgaged properties are located.

         "Non-30/360 Loan" or "Interest Reserve Loan" means a mortgage loan that accrues interest other than on the basis of a 360-day year consisting of 12 30-day months.

         "Notional Amount" means the notional principal amount of the Class X Certificates, which will be based upon the outstanding principal balance of the Principal Balance Certificates outstanding from time to time.

         "NWAC Rate" - See "Weighted Average Net Mortgage Rate."

         "OID" means original issue discount.

         "Operating Adviser" means that entity appointed by the holders of a majority of the Controlling Class which will have the right to receive notification from, and in specified cases to direct, the special servicer in regard to specified actions.

         "P&I Advance" means the amount of any Scheduled Payments or Assumed Scheduled Payment (net of the related Master Servicing Fees, Excess Servicing Fees and Primary Servicing Fees), other than any Balloon Payment, on the mortgage loans that are delinquent as of the close of business on the preceding Determination Date.

         "Participants" means DTC's participating organizations.

         "Parties in Interest" means persons who have specified relationships to Plans ("parties in interest" under ERISA or "disqualified persons" under Section 4975 of the Code).

         "Pass-Through Rate" means the rate per annum at which any class of certificates, other than the Residual Certificates, accrues interest.

         "PCF" means Principal Commercial Funding, LLC.

         "PCF Loans" means the thirty (30) mortgage loans that were originated by PCF or its affiliates.

         "Percentage Interest" will equal, as evidenced by any REMIC Regular Certificate in the Class to which it belongs, a fraction, expressed as a percentage, the numerator of which is equal to the initial Certificate Balance or Notional Amount, as the case may be, of such certificate as set forth on the face thereof, and the denominator of which is equal to the initial aggregate Certificate Balance or Notional Amount, as the case may be, of such Class.

         "Permitted Cure Period" means, for the purposes of any Material Document Defect or Material Breach in respect of any mortgage loan, the 85-day period immediately following the earlier of the discovery by the related seller or receipt by the related seller of notice of such Material Document Defect or Material Breach, as the case may be. However, if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 85-day period and such Document Defect or Material Breach would not cause the mortgage loan to be other than a "qualified mortgage", but the related seller is diligently attempting to effect such correction or cure, then the applicable Permitted Cure Period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the mortgage loan is then a Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in the second and fifth bullet points of the definition of Specially Serviced Mortgage Loan and (y) the Document Defect was identified in a certification delivered to the related mortgage loan seller by the Trustee in accordance with the Pooling and Servicing Agreement.

         "Plans" means (a) employee benefit plans as defined in Section 3(3) of ERISA that are subject to Title I of ERISA, (b) plans as defined in Section 4975 of the Code that are subject to Section 4975 of the Code, (c) any other retirement plan or employee benefit plan or arrangement subject to applicable federal, state or local law materially similar to the foregoing provisions of ERISA and the Code, and (d) entities whose underlying assets include plan assets by reason of a plan's investment in such entities.

         "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement, dated as of May 1, 2001, among Bear Stearns Commercial Mortgage Securities Inc., as depositor, Wells Fargo, as master servicer, GMACCM, as special servicer, the Primary Servicers, LaSalle Bank National Association, as trustee, Wells Fargo Bank Minnesota, National Association, as paying agent and certificate registrar and ABN AMRO Bank N.V., as fiscal agent.

         "Prepayment Interest Excess" means, in the case of a mortgage loan in which a full or partial Principal Prepayment or a Balloon Payment is made during any Collection Period after the Due Date for such mortgage loan, the amount of interest which accrues on the amount of such Principal Prepayment or Balloon Payment that exceeds the corresponding amount of interest accruing on the certificates. The amount of the Prepayment Interest Excess in any such case will generally equal the interest that accrues on the mortgage loan from such Due Date to the date such payment was made, net of the Master Servicing Fee, the Primary Servicing Fee and Excess Servicing Fee or, if the related mortgage loan is a Specially Serviced Mortgage Loan, the Special Servicing Fee and the Trustee Fee.

         "Prepayment Interest Shortfall" means, a shortfall in the collection of a full month's interest for any Distribution Date and with respect to any mortgage loan as to which the related borrower has made a full or partial Principal Prepayment (including an early Balloon Payment) during the related Collection Period, and the date such payment was made occurred prior to the Due Date for such mortgage loan in such Collection Period. Such a shortfall arises because the amount of interest (net of the Master Servicing Fee, the Primary Servicing Fee, the Excess Servicing Fee, the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan and the Trustee Fee) that accrues on the amount of such Principal Prepayment or Balloon Payment will be less than the corresponding amount of interest accruing on the Certificates. In such a case, the Prepayment Interest Shortfall will generally equal the excess of:

o the aggregate amount of interest that would have accrued at the Net Mortgage Rate (less the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan) on the Scheduled Principal Balance of such mortgage loan for the 30 days ending on such Due Date if such Principal Prepayment or Balloon Payment had not been made, over

o the aggregate interest that did so accrue through the date such payment was made.

         "Prepayment Premium" means, with respect to any mortgage loan or B Note for any Distribution Date, prepayment premiums and charges, if any, received during the related Collection Period in connection with Principal Prepayments on such mortgage loan or B Note.

         "Primary Servicer" means Principal Capital Management, LLC and John Hancock Real Estate Finance, Inc.

         "Primary Servicing Fee" means the monthly amount, based on the Primary Servicing Fee Rate, paid as compensation for the primary servicing of the mortgage loans.

         "Primary Servicing Fee Rate" means an amount per annum set forth in the Pooling and Servicing Agreement, which is payable each month with respect to a mortgage loan in connection with the Primary Servicing Fee.

         "Principal Balance Certificates" means, upon initial issuance, the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates.

         "Principal Distribution Amount" equals, in general, for any Distribution Date, the aggregate of the following:

o the principal portions of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments to, in each case, the extent received or advanced, as the case may be, in respect of the mortgage loans (other than in respect of the B Notes or their respective successor REO mortgage loans) for their respective Due Dates occurring during the related Collection Period; and

o all payments (including Principal Prepayments and the principal portion of Balloon Payments) and other collections (including Liquidation Proceeds (other than the portion thereof, if any, constituting Excess Liquidation Proceeds), Condemnation Proceeds, Insurance Proceeds and REO Income (each as defined herein) and proceeds of mortgage loan repurchases) that were received on or in respect of the mortgage loans during the related Collection Period and that were identified and applied by the master servicer as recoveries of principal thereof.

         "Principal Prepayments" means the payments and collections with respect to principal of the mortgage loans or B Note including all voluntary and involuntary prepayments of principal made prior to their scheduled Due Dates.

         "PTCE" means a DOL Prohibited Transaction Class Exemption.

         "Purchase Price" means that amount at least equal to the unpaid principal balance of such mortgage loan, together with accrued but unpaid interest thereon to but not including the Due Date in the Collection Period in which the purchase occurs and the amount of any expenses related to such mortgage loan and/or (if applicable) its related B Note or the related REO Property (including any Servicing Advances, Advance interest related to such mortgage loan and/or (if applicable) its related B Note and any Special Servicing Fees and Liquidation Fees paid with respect to the mortgage loan and/or (if applicable) its related B Note) that are reimbursable to the master servicer, the special servicer, the trustee or the fiscal agent, plus if such mortgage loan is being repurchased or substituted for by a seller pursuant to the related Mortgage Loan Purchase Agreement, all expenses reasonably incurred or to be incurred by the Primary Servicer, the master servicer, the special servicer, Bear Stearns Commercial Mortgage Securities Inc. or the trustee in respect of the Material Breach or Material Document Defect giving rise to the repurchase or substitution obligation (and that are not otherwise included above).

         "Qualifying Substitute Mortgage Loan" means a mortgage loan having the characteristics required in the Pooling and Servicing Agreement and otherwise satisfying the conditions set forth therein and for which the Rating Agencies have confirmed in writing that such mortgage loan would not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

         "Rated Final Distribution Date" means the first Distribution Date that follows by at least 24 months the end of the amortization term of the mortgage loan that, as of the Cut-off Date, has the longest remaining amortization term.

         "Rating Agencies" means Fitch and S&P.

         "Realized Losses" means losses arising from the inability of the trustee, master servicer or the special servicer to collect all amounts due and owing under any defaulted mortgage loan, including by reason of any modifications to the terms of a mortgage loan, bankruptcy of the related borrower or a casualty of any nature at the related mortgaged property, to the extent not covered by insurance. The Realized Loss, if any, in respect of a liquidated mortgage loan or related REO Property, will generally equal the excess, if any, of:

o the outstanding principal balance of such mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate, over

o the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation, net of any portion of such liquidation proceeds that is payable or reimbursable in respect of related liquidation and other servicing expenses. If the mortgage rate on any mortgage loan is reduced or a portion of the debt due under any mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the resulting reduction in interest paid and the principal amount so forgiven, as the case may be, also will be treated as a Realized Loss.

         "Record Date" means, with respect to each class of offered certificates for each Distribution Date, the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

         "Rehabilitated Mortgage Loan" means a Specially Serviced Mortgage Loan for which (a) three consecutive Scheduled Payments have been made, in the case of any such mortgage loan that was modified, based on the modified terms, (b) no other Servicing Transfer Event has occurred and is continuing with respect to such mortgage loan and (c) the trust has been reimbursed for all costs incurred as a result of the occurrence of the Servicing Transfer Event or such amounts have been forgiven. An A Note shall not constitute a Rehabilitated

Mortgage Loan unless its related B Note also would constitute a Rehabilitated Mortgage Loan. A B Note shall not constitute a Rehabilitated Mortgage Loan unless its related A Note also constitutes a Rehabilitated Mortgage Loan.

         "REMIC Regular Certificates" means the Senior Certificates and the Subordinate Certificates.

         "REO Income" means the income received in connection with the operation of an REO Property, net of certain expenses specified in the Pooling and Servicing Agreement.

         "REO Property" means any mortgaged property acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

         "REO Tax" means a tax on "net income from foreclosure property" within the meaning of the REMIC provisions of the Code.

         "Reserve Account" means an account in the name of the paying agent for the deposit of any Excess Liquidation Proceeds.

         "Residual Certificates" means the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates.

         "Revised Rate" means, with respect to any mortgage loan, a fixed rate per annum equal to the Initial Rate plus a specified percentage.

         "Scheduled Payment" means, in general, for any mortgage loan or B Note on any Due Date, the amount of the scheduled payment of principal and interest, or interest only, due thereon on such date, taking into account any waiver, modification or amendment of the terms of such mortgage loan or B Note subsequent to the Closing Date, whether agreed to by the special servicer or occurring in connection with a bankruptcy proceeding involving the related borrower.

         "S&P" means, Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

         "Scheduled Principal Balance" of any mortgage loan on any Distribution Date will generally equal the Cut-off Date Balance, as defined above (less any principal amortization occurring on or prior to the Cut-off Date), thereof, reduced, to not less than zero, by:

o any payments or other collections of principal, or Advances in lieu thereof, on such mortgage loan that have been collected or received during any preceding Collection Period, other than any Scheduled Payments due in any subsequent Collection Period; and

o the principal portion of any Realized Loss incurred in respect of such mortgage loan during any preceding Collection Period.

         "Senior Certificates" means the Class A Certificates and the Class X Certificates.

         "Servicing Advances" means, in general, customary, reasonable and necessary "out-of-pocket" costs and expenses required to be incurred by the master servicer in connection with the servicing of a mortgage loan after a default, whether or not a payment default, delinquency or other unanticipated event, or in connection with the administration of any REO Property.

         "Servicing Standard" means with respect to the master servicer or the special servicer, as the case may be, to service and administer the mortgage loans (and the B Notes) that it is obligated to service and administer pursuant to the Pooling and Servicing Agreement on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders (and in the case of each B Note, the related holder of the B Note) (as determined by the master servicer or the special servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective mortgage loans and B Notes and, in the case of the A Notes and the B Notes, the related intercreditor agreement and, to the extent consistent with the foregoing, further as follows:

o with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the Pooling and Servicing Agreement;

o with a view to the timely collection of all scheduled payments of principal and interest under the mortgage loans and the B Notes or, if a mortgage loan or a B Note comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such mortgage loan to the Certificateholders (as a collective whole) (or in the case of any A/B Mortgage Loan and its related B Note, the maximization of recovery on such A/B Mortgage Loan and B Note to the Certificateholders and the holder of the related B Note, all taken as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate in the case of the mortgage loans, and the weighted average of the mortgage rates on the A Note and the B Note, in the case of an A/B Mortgage Loan and its related B Note); and without regard to:

               i. any other relationship that the master servicer or the special servicer, as the case may be, or any Affiliate thereof may have with the related Mortgagor;

               ii. the ownership of any Certificate by the master servicer or the special servicer, as the case may be, or any Affiliate thereof;

               iii. the master servicer's obligation to make Advances; and

               iv. the right of the master servicer (or any Affiliate thereof) or the special servicer, as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction.

         "Servicing Transfer Event" means an instance where an event has occurred that has caused a mortgage loan or B Note to become a Specially Serviced Mortgage Loan. If a Servicing Transfer Event occurs with respect to any A Note, it will be deemed to have occurred also with respect to its related B Note. If a Servicing Transfer Event occurs with respect to any B Note, it will be deemed to have occurred also with respect to its related A Note.

         "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

         "Specially Serviced Mortgage Loan" means the following:

o any mortgage loan or B Note (other than the Westin Mortgage Loan) as to which a Balloon Payment is past due, and the master servicer has determined that payment is unlikely to be made on or before the 60th day succeeding the date the Balloon Payment was due, or any other payment is more than 60 days past due or has not been made on or before the second Due Date following the date such payment was due;

o any mortgage loan or B Note as to which, to the master servicer's knowledge, the borrower has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of or relating to such borrower or to all or substantially all of its property, or the borrower has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged or unstayed for a period of 30 days;

o any mortgage loan or B Note as to which the master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged property;

o any mortgage loan or B Note as to which the master servicer has knowledge of a default (other than a failure by the related borrower to pay principal or interest) which, in the judgment of the master servicer, materially and adversely affects the interests of the Certificateholders or the holder of the related B Note and which has occurred and remains unremedied for the applicable grace period specified in such mortgage loan (or, if no grace period is specified, 60 days);

o any mortgage loan or B Note as to which the borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations;

o any mortgage loan or B Note as to which, in the judgment of the master servicer, (a) a payment default is imminent or is likely to occur within 60 days, or (b) any other default is imminent or is likely to occur within 60 days and such default, in the judgment of the master servicer is reasonably likely to materially and adversely affect the interests of the Certificateholders or the holder of the related B Note (as the case may be); or

o in the case of the Westin Mortgage Loan (that is, the A Note thereunder), in the event of (a) the failure of the holder of the B Note to cure a monetary default (and expiration of the holder of the B Note's cure period that occurs in the next calendar month), (b) the expiration of the holder of the B Note's cure period in a month if the applicable holder of the B Note exercised its right to cure a monetary default in the immediately preceding calendar month or (c) the expiration of the grace period that the Borrower has under the mortgage loan for a monetary default in a month if the applicable holder of the B Note exercised its right to cure a monetary default in the three immediately preceding calendar months.

         "Special Servicer Compensation" means such fees payable to the special servicer, collectively, the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

         "Special Servicer Event of Default" means, with respect to the special servicer under the Pooling and Servicing Agreement, any one of the following events:

o any failure by the special servicer to remit to the paying agent or the master servicer within one business day of the date when due any amount required to be so remitted under the terms of the Pooling and Servicing Agreement;

o any failure by the special servicer to deposit into any account any amount required to be so deposited or remitted under the terms of the Pooling and Servicing Agreement which failure continues unremedied for one business day following the date on which such deposit or remittance was first required to be made;

o any failure on the part of the special servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the special servicer contained in the Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the special servicer by Bear Stearns Commercial Mortgage Securities Inc. or the trustee; provided, however, that to the extent that the special servicer certifies to the trustee and Bear Stearns Commercial Mortgage Securities Inc. that the special servicer is in good faith attempting to remedy such failure and the Certificateholders shall not be materially and adversely affected thereby, such cure period will be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

o any breach by the special servicer of the representations and warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of the holders of any class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the special servicer by Bear Stearns Commercial Mortgage Securities Inc. or the trustee, provided, however, that to the extent that the special servicer is in good faith attempting to remedy such breach and the Certificateholders shall not be materially and adversely affected thereby, such cure period may be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

o the trustee shall have received written notice from Fitch that the continuation of the special servicer in such capacity would result in the downgrade, qualification or withdrawal of the then current rating then assigned by Fitch to any class of Certificates;

o a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the special servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

o the special servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the special servicer or of or relating to all or substantially all of its property;

o the special servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

o the special servicer is removed from S&P's approved special servicer list and the ratings then assigned by S&P to any class of certificates are downgraded, qualified or withdrawn (including, without limitation, being placed on "negative credit watch") in connection with such removal.

         "Special Servicer Report" means, generally, a report showing loan-by-loan detail on each Specially Serviced Mortgage Loan that is 60 days delinquent, 90 days delinquent, or in the process of foreclosure, an REO status report for each REO Property and a modification report showing loan-by-loan detail for each modification closed on a Specially Serviced Mortgage Loan during the most recent reporting period.

         "Special Servicing Fee" means an amount equal to, in any month, the portion of a rate equal to 0.25% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each Specially Serviced Mortgage Loan for such month, of the outstanding Scheduled Principal Balance of each Specially Serviced Mortgage Loan.

         "Structuring Assumptions" means the following assumptions:

o the mortgage rate on each mortgage loan in effect as of the Closing Date remains in effect until maturity or its Anticipated Repayment Date;

o the initial Certificate Balances and initial Pass-Through Rates of the Certificates are as presented herein;

o    the closing date for the sale of the certificates is May 10, 2001;

o distributions on the certificates are made on the 15th day of each month, commencing in June 15, 2001;

o there are no delinquencies, defaults or Realized Losses with respect to the mortgage loans;

o Scheduled Payments on the mortgage loans are timely received on the first day of each month;

o    the trust does not experience any Expense Losses;

o no Principal Prepayment on any mortgage loan is made during its Lock-out Period, if any, or during any period when Principal Prepayments on such mortgage loans are required to be accompanied by a Yield Maintenance

     Charge or a defeasance requirement, and otherwise Principal Prepayments are made on the mortgage loans at the indicated levels of CPR, notwithstanding any limitations in the mortgage loans on partial prepayments;

o    no Prepayment Interest Shortfalls occur;

o no mortgage loan is the subject of a repurchase or substitution by the respective seller and no optional termination of the trust occurs; and

o    each ARD Loan prepays in full on its Anticipated Repayment Date.

         "Subordinate Certificates" means the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates and the Class N Certificates.

         "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date (or Anticipated Repayment Date, if applicable) of the mortgage loan prepaid. If Release H.15 is no longer published, the master servicer will select a comparable publication to determine the Treasury Rate.

         "Trustee Fee" means a monthly fee as set forth in the Pooling and Servicing Agreement to be paid from the Distribution Account to the trustee and the paying agent as compensation for the performance of their duties.

         "Underwritable Cash Flow" means an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

         "Underwriters" means Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC.

         "Underwriting Agreement" means that agreement, dated May __, 2001, entered into by Bear Stearns Commercial Mortgage Securities Inc., Bear, Stearns & Co. Inc., an affiliate of Bear Stearns Commercial Mortgage Securities Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC.

         "Unpaid Interest" means one month's interest upon the portion of the Distributable Certificate Interest Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date at the applicable Pass-Through Rate.

         "Weighted Average Net Mortgage Rate" or "NWAC Rate" means, for any Distribution Date, the weighted average of the Net Mortgage Rates for the mortgage loans (in the case of each mortgage loan that is a Non-30/360 Mortgage Loan, adjusted as described under the definition of Net Mortgage Rate), weighted on the basis of their respective Scheduled Principal Balances as of the close of business on the preceding Distribution Date.

         "Wells Fargo" means Wells Fargo Bank, National Association.

         "Wells Fargo Loans" means the fifty-five (55) mortgage loans that were originated by Wells Fargo or its affiliates.

         "Westin Mortgage Loan" means Mortgage Loan No. 1 as set forth on Appendix II to this prospectus supplement.

         "Workout Fee" means that fee, payable with respect to any Rehabilitated Mortgage Loan, equal to 1.00% of the amount of each collection of interest (other than default interest and Excess Interest) and principal received (including any Condemnation Proceeds received and applied as a collection of such interest and principal) on such mortgage loan for so long as it remains a Rehabilitated Mortgage Loan.

         "Yield Maintenance Charge" means, with respect to any Distribution Date, the aggregate of all yield maintenance charges, if any, received during the related Collection Period in connection with Principal Prepayments.

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


MORTGAGE LOAN SELLERS

-------------------------------------------------------------------------------------------------------------------------------
                                                                                          PERCENT BY            WEIGHTED
                                                                        AGGREGATE          AGGREGATE             AVERAGE
                                                    NUMBER OF        CUT-OFF DATE       CUT-OFF DATE            MORTGAGE
LOAN SELLER                                       MORTGAGE LOANS       BALANCE ($)        BALANCE (%)            RATE (%)
-------------------------------------------------------------------------------------------------------------------------------
Wells Fargo Bank, N.A.                                  55            308,520,335               30.7               7.696
Principal Commercial Funding, LLC                       30            226,177,454               22.5               7.697
Bear, Stearns Funding, Inc.                             22            197,388,236               19.6               7.821
Morgan Stanley Dean Witter Mortgage Capital Inc.        23            197,014,603               19.6               7.868
John Hancock Real Estate Finance, Inc.                  10             77,475,929                7.7               7.753
-------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                 140         $1,006,576,558              100.0%              7.759%
===============================================================================================================================

------------------------------------------------------------------------
    WEIGHTED                                WEIGHTED           WEIGHTED
     AVERAGE            WEIGHTED             AVERAGE            AVERAGE
   REMAINING             AVERAGE        CUT-OFF DATE            BALLOON
  TERM (MOS.)            DSCR (x)             LTV (%)            LTV (%)
------------------------------------------------------------------------
         119                1.58                61.2               50.1
         117                1.53                63.9               54.8
          99                1.89                52.1               46.9
         111                1.49                64.5               55.2
         123                1.50                56.6               37.9
------------------------------------------------------------------------
         113                1.60x               60.3%              50.6%
========================================================================


CUT-OFF DATE BALANCES

----------------------------------------------------------------------------------------------------------------------------
                                                                                      PERCENT BY            WEIGHTED
                                                                    AGGREGATE          AGGREGATE             AVERAGE
                                                NUMBER OF        CUT-OFF DATE       CUT-OFF DATE            MORTGAGE
CUT-OFF DATE BALANCE ($)                      MORTGAGE LOANS       BALANCE ($)        BALANCE (%)            RATE (%)
----------------------------------------------------------------------------------------------------------------------------
1 - 1,000,000                                        4              3,443,649                0.3               7.838
1,000,001 - 2,000,000                               13             21,942,331                2.2               7.677
2,000,001 - 3,000,000                               19             48,955,502                4.9               7.570
3,000,001 - 4,000,000                               18             63,865,392                6.3               7.754
4,000,001 - 5,000,000                               12             56,539,860                5.6               7.885
5,000,001 - 6,000,000                               15             79,845,353                7.9               7.778
6,000,001 - 7,000,000                               13             85,271,998                8.5               7.514
7,000,001 - 8,000,000                                7             51,692,742                5.1               7.677
8,000,001 - 9,000,000                                7             60,293,236                6.0               7.670
9,000,001 - 10,000,000                               6             58,124,233                5.8               7.633
10,000,001 - 15,000,000                             13            151,361,777               15.0               7.832
15,000,001 - 20,000,000                              8            137,975,699               13.7               7.936
20,000,001 - 25,000,000                              1             23,981,756                2.4               7.380
25,000,001 >=                                        4            163,283,030               16.2               7.843
----------------------------------------------------------------------------------------------------------------------------
TOTAL:                                             140         $1,006,576,558              100.0%              7.759%
============================================================================================================================

-----------------------------------------------------------------------
   WEIGHTED                                WEIGHTED           WEIGHTED
    AVERAGE            WEIGHTED             AVERAGE            AVERAGE
  REMAINING             AVERAGE        CUT-OFF DATE            BALLOON
 TERM (MOS.)            DSCR (x)             LTV (%)            LTV (%)
-----------------------------------------------------------------------
        116                1.61                62.5               49.7
        132                1.65                53.1               28.0
        117                1.77                54.2               44.1
        123                1.63                63.6               54.1
        116                1.43                65.3               57.1
        115                1.46                63.5               48.8
        135                1.54                62.2               47.5
        139                1.38                68.4               47.1
        122                1.67                62.2               51.0
        111                1.49                60.1               51.5
        103                1.66                59.5               52.5
        107                1.54                60.2               53.2
        119                1.70                48.0               42.3
         97                1.79                57.1               52.2
-----------------------------------------------------------------------
        113                1.60x               60.3%              50.6%
=======================================================================

Minimum: $746,746
Maximum: $55,000,000
Average: $7,189,833

STATES
                                       I-1

--------------------------------------------------------------------------------------------------------------------------
                                                                                      PERCENT BY            WEIGHTED
                                                                    AGGREGATE          AGGREGATE             AVERAGE
                                                NUMBER OF        CUT-OFF DATE       CUT-OFF DATE            MORTGAGE
STATE                                        MORTGAGE LOANS*       BALANCE ($)        BALANCE (%)            RATE (%)
--------------------------------------------------------------------------------------------------------------------------
California                                          42            253,965,550               25.2               7.725
New Jersey                                           5             81,537,809                8.1               7.404
New York                                             5             77,105,655                7.7               7.872
Illinois                                             6             76,993,705                7.6               8.238
Michigan                                            16             64,943,495                6.5               7.840
Massachusetts                                        7             64,193,196                6.4               7.582
Virginia                                             6             58,618,409                5.8               7.989
Florida                                              5             46,546,758                4.6               7.968
Texas                                                8             43,911,777                4.4               7.770
Utah                                                 2             33,461,196                3.3               7.155
Colorado                                             5             32,095,320                3.2               7.735
Arizona                                              6             29,384,302                2.9               7.965
North Carolina                                       4             22,677,296                2.3               7.628
Pennsylvania                                         4             17,586,062                1.7               7.470
Maryland                                             4             14,775,278                1.5               7.553
Ohio                                                 2             11,171,716                1.1               7.208
Tennessee                                            2             11,076,149                1.1               7.856
Louisiana                                            2             10,701,557                1.1               8.022
Minnesota                                            2              9,169,627                0.9               7.487
Georgia                                              2              6,967,164                0.7               8.112
Washington DC                                        1              6,940,768                0.7               8.500
Indiana                                              2              6,654,077                0.7               8.053
New Hampshire                                        1              4,996,214                0.5               7.400
Kentucky                                             2              4,963,335                0.5               7.279
Missouri                                             1              3,797,356                0.4               7.820
Nevada                                               2              3,523,458                0.4               8.156
Kansas                                               2              2,989,611                0.3               7.630
Iowa                                                 1              2,892,319                0.3               7.050
Oregon                                               1              2,190,654                0.2               8.000
Idaho                                                1                746,746                0.1               7.870
--------------------------------------------------------------------------------------------------------------------------
TOTAL:                                             149         $1,006,576,558              100.0%              7.759%
==========================================================================================================================


-------------------------------------------------------------------------
     WEIGHTED                                WEIGHTED           WEIGHTED
      AVERAGE            WEIGHTED             AVERAGE            AVERAGE
    REMAINING             AVERAGE        CUT-OFF DATE            BALLOON
   TERM (MOS.)            DSCR (x)             LTV (%)            LTV (%)
-------------------------------------------------------------------------
          121                1.64                59.3               47.8
          109                1.77                54.9               47.9
           89                1.68                48.4               43.4
           82                2.05                52.0               43.9
          116                1.31                72.6               63.3
          126                1.55                58.3               42.9
          118                1.48                59.9               52.6
          106                1.43                66.2               57.5
          135                1.57                61.2               45.1
          119                1.44                70.7               62.1
          117                1.37                71.8               61.5
          107                1.49                60.2               52.8
          116                1.59                65.7               61.5
          117                1.48                69.8               61.8
          106                1.69                62.3               56.7
          116                1.64                56.0               39.7
          117                1.27                73.7               61.4
          116                1.32                77.7               69.7
          116                1.54                70.5               60.4
          114                1.36                73.6               63.9
          187                2.30                26.1               11.1
          115                1.42                72.4               65.1
          119                1.54                61.7               54.5
          118                1.69                52.4               31.5
           81                1.60                61.2               57.4
          135                1.49                55.9               33.3
          116                1.74                61.0               52.6
          117                1.47                69.7               61.1
          116                1.72                51.4               42.7
          116                1.73                55.3               45.7
-------------------------------------------------------------------------
          113                1.60x               60.3%              50.6%
=========================================================================

*Shown at property level

                                      I-2

PROPERTY TYPES

--------------------------------------------------------------------------------------------------------------------------
                                                                                      PERCENT BY            WEIGHTED
                                                                    AGGREGATE          AGGREGATE             AVERAGE
                                                NUMBER OF        CUT-OFF DATE       CUT-OFF DATE            MORTGAGE
PROPERTY TYPE                                MORTGAGE LOANS*       BALANCE ($)        BALANCE (%)            RATE (%)
--------------------------------------------------------------------------------------------------------------------------
Office
Suburban Office                                     23            171,728,654               17.1               7.898
Urban Office                                         7            117,412,191               11.7               7.298
Medical                                              2              6,019,261                0.6               7.521
--------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                           32           $295,160,106               29.3%              7.652%
Industrial
Warehouse                                           20            114,317,558               11.4               7.716
Flex Industrial                                     12             83,128,463                8.3               7.693
Light Industrial                                     7             48,399,506                4.8               7.710
--------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                           39           $245,845,527               24.4%              7.707%
Retail
Anchored                                            18            136,097,610               13.5               7.681
Unanchored                                          12             46,742,888                4.6               7.853
Shadow/Weak Anchored                                 9             25,225,888                2.5               7.746
Big Box                                              2              6,744,243                0.7               7.592
Free Standing                                        2              4,177,066                0.4               7.737
--------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                           43           $218,987,694               21.8%              7.723%
Multifamily
Garden Apartments                                   12             89,368,646                8.9               7.581
Low-Rise                                             4             12,645,968                1.3               7.415
Senior Housing                                       1              6,982,535                0.7               7.400
--------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                           17           $108,997,148               10.8%              7.550%
Hospitality
Full Service                                         2             67,454,328                6.7               8.393
Extended Stay                                        1             10,875,661                1.1               9.640
Boutique                                             1              9,972,975                1.0               7.390
Limited Service                                      1              8,611,929                0.9               8.645
--------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                            5            $96,914,893                9.6%              8.452%
Manufactured Housing Community
Manufactured Housing Community                       8             28,817,803                2.9               7.871
--------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                            8            $28,817,803                2.9%              7.871%
Self Storage
Self Storage                                         5             11,853,387                1.2               8.133
--------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                            5            $11,853,387                1.2%              8.133%
--------------------------------------------------------------------------------------------------------------------------
Total:                                             149         $1,006,576,558              100.0%              7.759%
==========================================================================================================================

-------------------------------------------------------------------------
     WEIGHTED                                WEIGHTED           WEIGHTED
      AVERAGE            WEIGHTED             AVERAGE            AVERAGE
    REMAINING             AVERAGE        CUT-OFF DATE            BALLOON
   TERM (MOS.)            DSCR (x)             LTV (%)            LTV (%)
-------------------------------------------------------------------------

          110                1.51                60.4               50.6
          114                1.75                51.4               44.4
           96                1.45                67.2               57.7
-------------------------------------------------------------------------
          111                1.60x               56.9%              48.3%

          111                1.57                61.7               53.7
          127                1.45                64.6               51.8
          117                1.57                61.1               51.0
-------------------------------------------------------------------------
          117                1.53x               62.6%              52.6%

          126                1.46                63.7               48.3
          134                1.42                66.9               50.7
          111                1.85                58.4               52.3
          117                1.62                60.1               52.1
          118                1.48                68.0               59.2
-------------------------------------------------------------------------
          126                1.50x               63.7%              49.6%

          117                1.55                66.4               57.5
          116                1.41                65.6               54.6
          117                1.53                71.3               63.0
-------------------------------------------------------------------------
          117                1.53x               66.6%              57.5%

           67                2.42                44.3               43.0
          105                1.62                64.0               55.8
           88                1.52                39.9               33.6
          116                1.61                69.5               58.6
-------------------------------------------------------------------------
           78                2.17x               48.3%              44.9%

          115                1.39                67.7               58.1
-------------------------------------------------------------------------
          115                1.39x               67.7%              58.1%

          114                1.63                57.9               48.9
-------------------------------------------------------------------------
          114                1.63x               57.9%              48.9%
-------------------------------------------------------------------------
          113                1.60x               60.3%              50.6%
=========================================================================

*Shown at property level
                                       I-3
MORTGAGE RATES

--------------------------------------------------------------------------------------------------------------------------
                                                                                      PERCENT BY            WEIGHTED
                                                                    AGGREGATE          AGGREGATE             AVERAGE
                                                NUMBER OF        CUT-OFF DATE       CUT-OFF DATE            MORTGAGE
MORTGAGE RATE (%)                             MORTGAGE LOANS       BALANCE ($)        BALANCE (%)            RATE (%)
--------------------------------------------------------------------------------------------------------------------------
6.501 - 7.000                                        6             74,101,062                7.4               6.939
7.001 - 7.500                                       45            317,267,646               31.5               7.322
7.501 - 8.000                                       62            361,565,618               35.9               7.786
8.001 - 8.500                                       20            135,782,912               13.5               8.218
8.501 - 9.000                                        5             86,998,055                8.6               8.643
9.001 - 9.500                                        1             19,985,605                2.0               9.250
9.501 - 10.000                                       1             10,875,661                1.1               9.640
--------------------------------------------------------------------------------------------------------------------------
TOTAL:                                             140         $1,006,576,558              100.0%              7.759%
==========================================================================================================================

-------------------------------------------------------------------------
     WEIGHTED                                WEIGHTED           WEIGHTED
      AVERAGE            WEIGHTED             AVERAGE            AVERAGE
    REMAINING             AVERAGE        CUT-OFF DATE            BALLOON
   TERM (MOS.)            DSCR (x)             LTV (%)            LTV (%)
-------------------------------------------------------------------------
          118                1.73                57.7               47.9
          116                1.71                57.2               48.1
          123                1.48                64.2               51.6
          116                1.39                65.9               56.6
           68                2.01                51.1               48.2
           56                1.33                51.6               46.4
          105                1.62                64.0               55.8
-------------------------------------------------------------------------
          113                1.60x               60.3%              50.6%
=========================================================================

Minimum: 6.900%
Maximum: 9.640%
Weighted Average: 7.759%

                                      I-4

ORIGINAL TERMS TO STATED MATURITY

--------------------------------------------------------------------------------------------------------------------------
                                                                                      PERCENT BY            WEIGHTED
                                                                    AGGREGATE          AGGREGATE             AVERAGE
                                                NUMBER OF        CUT-OFF DATE       CUT-OFF DATE            MORTGAGE
ORIGINAL TERM TO STATED MATURITY (MOS.)       MORTGAGE LOANS       BALANCE ($)        BALANCE (%)            RATE (%)
--------------------------------------------------------------------------------------------------------------------------
1 - 60                                               3             71,523,621                7.1               8.294
61 - 120                                           116            827,692,480               82.2               7.731
121 - 180                                           16             77,160,039                7.7               7.552
181 - 240                                            5             30,200,419                3.0               7.785
--------------------------------------------------------------------------------------------------------------------------
TOTAL:                                             140         $1,006,576,558              100.0%              7.759%
==========================================================================================================================

-------------------------------------------------------------------------
     WEIGHTED                                WEIGHTED           WEIGHTED
      AVERAGE            WEIGHTED             AVERAGE            AVERAGE
    REMAINING             AVERAGE        CUT-OFF DATE            BALLOON
   TERM (MOS.)            DSCR (x)             LTV (%)            LTV (%)
-------------------------------------------------------------------------
           56                2.18                49.7               49.2
          111                1.56                61.6               53.8
          151                1.46                59.7               32.5
          208                1.70                51.5               10.6
-------------------------------------------------------------------------
          113                1.60x               60.3%              50.6%
=========================================================================

Minimum: 60 mos.
Maximum: 240 mos.
Weighted Average: 121 mos.





REMAINING TERMS TO STATED MATURITY

--------------------------------------------------------------------------------------------------------------------------
                                                                                      PERCENT BY            WEIGHTED
                                                                    AGGREGATE          AGGREGATE             AVERAGE
                                                NUMBER OF        CUT-OFF DATE       CUT-OFF DATE            MORTGAGE
REMAINING TERM TO STATED MATURITY (MOS.)      MORTGAGE LOANS       BALANCE ($)        BALANCE (%)            RATE (%)
--------------------------------------------------------------------------------------------------------------------------
1 - 60                                               5            105,247,520               10.5               8.342
61 - 120                                           115            799,193,077               79.4               7.699
121 - 180                                           16             77,360,540                7.7               7.568
181 - 240                                            4             24,775,421                2.5               7.820
--------------------------------------------------------------------------------------------------------------------------
TOTAL:                                             140         $1,006,576,558              100.0%              7.759%
==========================================================================================================================


-------------------------------------------------------------------------
     WEIGHTED                                WEIGHTED           WEIGHTED
      AVERAGE            WEIGHTED             AVERAGE            AVERAGE
    REMAINING             AVERAGE        CUT-OFF DATE            BALLOON
   TERM (MOS.)            DSCR (x)             LTV (%)            LTV (%)
-------------------------------------------------------------------------
           55                1.95                48.8               47.1
          114                1.57                62.3               54.3
          157                1.45                59.6               28.4
          214                1.81                48.6               12.8
-------------------------------------------------------------------------
          113                1.60x               60.3%              50.6%
=========================================================================

Minimum: 44 mos.
Maximum: 237 mos.
Weighted Average: 113 mos.


                                      I-5


ORIGINAL AMORTIZATION TERMS

---------------------------------------------------------------------------------------------------------------------------
                                                                                      PERCENT BY            WEIGHTED
                                                                    AGGREGATE          AGGREGATE             AVERAGE
                                                NUMBER OF        CUT-OFF DATE       CUT-OFF DATE            MORTGAGE
ORIGINAL AMORTIZATION TERM (MOS.)             MORTGAGE LOANS       BALANCE ($)        BALANCE (%)            RATE (%)
---------------------------------------------------------------------------------------------------------------------------
Balloon Loans
Interest Only                                        6             92,650,000                9.2               8.068
121 - 180                                            1              2,174,336                0.2               8.010
181 - 240                                            8             50,031,946                5.0               7.670
241 - 300                                           40            245,912,629               24.4               7.934
301 - 360                                           73            575,753,171               57.2               7.643
---------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                          128           $966,522,082               96.0%              7.760%

Fully Amortizing Loans
61 - 120                                             1              1,965,748                0.2               7.560
121 - 180                                            8             22,233,629                2.2               7.824
181 - 240                                            3             15,855,099                1.6               7.601
---------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                           12            $40,054,476                4.0%              7.723%
---------------------------------------------------------------------------------------------------------------------------
Total:                                             140         $1,006,576,558              100.0%              7.759%
===========================================================================================================================

------------------------------------------------------------------------
    WEIGHTED                                WEIGHTED           WEIGHTED
     AVERAGE            WEIGHTED             AVERAGE            AVERAGE
   REMAINING             AVERAGE        CUT-OFF DATE            BALLOON
  TERM (MOS.)            DSCR (x)             LTV (%)            LTV (%)
------------------------------------------------------------------------

          80                2.28                44.9               44.9
          80                1.25                47.6               33.2
         111                1.46                61.3               43.1
         113                1.63                55.9               44.8
         114                1.51                65.2               58.1
------------------------------------------------------------------------
         110                1.61x               60.6%              52.6%


         117                1.53                42.7                0.9
         166                1.38                54.0                1.4
         217                1.65                52.0                0.4
------------------------------------------------------------------------
         183                1.49x               52.7%               1.0%
------------------------------------------------------------------------
         113                1.60x               60.3%              50.6%
========================================================================

Minimum: 120 mos.
Maximum: 360 mos.
Weighted Average: 329 mos.

REMAINING AMORTIZATION TERMS

---------------------------------------------------------------------------------------------------------------------------
                                                                                      PERCENT BY            WEIGHTED
                                                                    AGGREGATE          AGGREGATE             AVERAGE
                                                NUMBER OF        CUT-OFF DATE       CUT-OFF DATE            MORTGAGE
REMAINING AMORTIZATION TERM (MOS.)            MORTGAGE LOANS       BALANCE ($)        BALANCE (%)            RATE (%)
---------------------------------------------------------------------------------------------------------------------------
Interest Only                                        6             92,650,000                9.2               8.068
61 - 120                                             1              1,965,748                0.2               7.560
121 - 180                                           10             29,832,963                3.0               7.802
181 - 240                                           11             80,447,652                8.0               8.052
241 - 300                                           39            225,927,024               22.4               7.818
301 - 360                                           73            575,753,171               57.2               7.643
---------------------------------------------------------------------------------------------------------------------------
TOTAL:                                             140         $1,006,576,558              100.0%              7.759%
===========================================================================================================================

------------------------------------------------------------------------
    WEIGHTED                                WEIGHTED           WEIGHTED
     AVERAGE            WEIGHTED             AVERAGE            AVERAGE
   REMAINING             AVERAGE        CUT-OFF DATE            BALLOON
  TERM (MOS.)            DSCR (x)             LTV (%)            LTV (%)
------------------------------------------------------------------------
          80                2.28                44.9               44.9
         117                1.53                42.7                0.9
         162                1.33                55.4                3.6
         114                1.48                56.8               38.4
         118                1.66                56.3               44.7
         114                1.51                65.2               58.1
------------------------------------------------------------------------
         113                1.60x               60.3%              50.6%
========================================================================

Minimum: 117 mos.
Maximum: 360 mos.
Weighted Average: 322 mos.
                                      I-6
DEBT SERVICE COVERAGE RATIOS

--------------------------------------------------------------------------------------------------------------------------
                                                                                      PERCENT BY            WEIGHTED
                                                                    AGGREGATE          AGGREGATE             AVERAGE
                                               NUMBER OF         CUT-OFF DATE       CUT-OFF DATE            MORTGAGE
DEBT SERVICE COVERAGE RATIO (X)              MORTGAGE LOANS        BALANCE ($)        BALANCE (%)            RATE (%)
--------------------------------------------------------------------------------------------------------------------------
1.11 - 1.20                                          5             21,165,224                2.1               8.131
1.21 - 1.30                                         23            171,014,632               17.0               7.858
1.31 - 1.40                                         26            204,233,584               20.3               8.017
1.41 - 1.50                                         16             95,224,948                9.5               7.642
1.51 - 1.60                                         13             81,859,360                8.1               7.525
1.61 - 1.70                                         20            140,809,081               14.0               7.698
1.71 - 1.80                                         17            100,303,712               10.0               7.252
1.81 >=                                             20            191,966,018               19.1               7.821
--------------------------------------------------------------------------------------------------------------------------
TOTAL:                                             140         $1,006,576,558              100.0%              7.759%
==========================================================================================================================


-------------------------------------------------------------------------
     WEIGHTED                                WEIGHTED           WEIGHTED
      AVERAGE            WEIGHTED             AVERAGE            AVERAGE
    REMAINING             AVERAGE        CUT-OFF DATE            BALLOON
   TERM (MOS.)            DSCR (x)             LTV (%)            LTV (%)
-------------------------------------------------------------------------
          140                1.19                60.7               24.4
          123                1.27                72.2               58.9
          111                1.36                67.2               58.1
          111                1.44                66.3               56.6
          112                1.55                59.1               49.3
          112                1.66                56.2               47.1
          116                1.75                56.7               47.6
          106                2.20                44.9               39.6
-------------------------------------------------------------------------
          113                1.60x               60.3%              50.6%
=========================================================================

Minimum: 1.16x
Maximum: 3.18x
Weighted Average: 1.60x





LOAN-TO-VALUE RATIOS

---------------------------------------------------------------------------------------------------------------------------
                                                                                      PERCENT BY            WEIGHTED
                                                                    AGGREGATE          AGGREGATE             AVERAGE
                                               NUMBER OF         CUT-OFF DATE       CUT-OFF DATE            MORTGAGE
LOAN-TO-VALUE RATIO (%)                      MORTGAGE LOANS        BALANCE ($)        BALANCE (%)            RATE (%)
---------------------------------------------------------------------------------------------------------------------------
20.1 - 30.0                                          2             10,136,601                1.0               8.163
30.1 - 40.0                                          8             51,023,863                5.1               7.346
40.1 - 50.0                                         21            176,189,175               17.5               7.904
50.1 - 60.0                                         28            217,502,415               21.6               7.643
60.1 - 70.0                                         43            296,229,598               29.4               7.831
70.1 - 80.0                                         38            255,494,906               25.4               7.739
---------------------------------------------------------------------------------------------------------------------------
TOTAL:                                             140         $1,006,576,558              100.0%              7.759%
===========================================================================================================================

------------------------------------------------------------------------
    WEIGHTED                                WEIGHTED           WEIGHTED
     AVERAGE            WEIGHTED             AVERAGE            AVERAGE
   REMAINING             AVERAGE        CUT-OFF DATE            BALLOON
  TERM (MOS.)            DSCR (x)             LTV (%)            LTV (%)
------------------------------------------------------------------------
         165                2.56                25.8               14.6
         103                2.21                37.9               29.7
         103                1.97                46.4               38.4
         112                1.65                55.7               47.0
         115                1.45                65.3               53.6
         119                1.33                74.0               64.1
------------------------------------------------------------------------
         113                1.60x               60.3%              50.6%
========================================================================

Minimum: 25.1%
Maximum: 80.0%
Weighted Average: 60.3%

                                      I-7

BALLOON LOAN-TO-VALUE RATIOS

--------------------------------------------------------------------------------------------------------------------------
                                                                                      PERCENT BY            WEIGHTED
                                                                    AGGREGATE          AGGREGATE             AVERAGE
                                               NUMBER OF         CUT-OFF DATE       CUT-OFF DATE            MORTGAGE
BALLOON LOAN-TO-VALUE RATIO (%)              MORTGAGE LOANS        BALANCE ($)        BALANCE (%)            RATE (%)
--------------------------------------------------------------------------------------------------------------------------
0.1 - 30.0                                          15             53,191,077                5.3               7.767
30.1 - 40.0                                         14             96,773,020                9.6               7.454
40.1 - 50.0                                         33            267,164,892               26.5               7.947
50.1 - 60.0                                         40            322,809,215               32.1               7.708
60.1 - 70.0                                         35            250,591,560               24.9               7.735
70.1 - 80.0                                          3             16,046,793                1.6               7.834
--------------------------------------------------------------------------------------------------------------------------
TOTAL:                                             140         $1,006,576,558              100.0%              7.759%
==========================================================================================================================

-------------------------------------------------------------------------
     WEIGHTED                                WEIGHTED           WEIGHTED
      AVERAGE            WEIGHTED             AVERAGE            AVERAGE
    REMAINING             AVERAGE        CUT-OFF DATE            BALLOON
   TERM (MOS.)            DSCR (x)             LTV (%)            LTV (%)
-------------------------------------------------------------------------
          176                1.77                46.4                5.1
          120                1.84                48.7               35.0
           98                1.82                50.7               44.6
          115                1.53                63.7               55.5
          112                1.37                72.4               64.9
          116                1.31                79.7               71.8
-------------------------------------------------------------------------
          113                1.60x               60.3%              50.6%
=========================================================================

Minimum: 0.3%
Maximum: 72.0%
Weighted Average: 50.6%

                                      I-8

                                                                                                   APPENDIX I
                                                                                            MORTGAGE POOL INFORMATION


PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

-------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                                 MAY-01                     MAY-02                     MAY-03
-------------------------------------------------------------------------------------------------------------------------------
Locked Out                                              93.42%                     92.91%                      92.45%
Greater of YM and 1.00%:                                 5.22%                      5.74%                       6.22%
Yield Maintenance:                                       1.36%                      1.35%                       1.34%
Yield Maintenance Total(2)(3)                            6.58%                      7.09%                       7.55%
-------------------------------------------------------------------------------------------------------------------------------
Penalty Points                                           0.00%                      0.00%                       0.00%
Open                                                     0.00%                      0.00%                       0.00%
-------------------------------------------------------------------------------------------------------------------------------
TOTALS                                                 100.00%                    100.00%                     100.00%
-------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding                            $1,006,576,558              $995,733,306               $983,920,835
% Initial Pool Balance                                 100.00%                     98.92%                      97.75%
-------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------
           MAY-04                     MAY-05                      MAY-06
-----------------------------------------------------------------------------------
           84.50%                     85.73%                     85.90%
           14.18%                     14.27%                     14.10%
            1.32%                      0.00%                      0.00%
           15.50%                     14.27%                     14.10%
-----------------------------------------------------------------------------------
            0.00%                      0.00%                      0.00%
            0.00%                      0.00%                      0.00%
-----------------------------------------------------------------------------------
          100.00%                    100.00%                    100.00%
-----------------------------------------------------------------------------------
        $971,227,206               $944,811,433               $841,468,154
           96.49%                     93.86%                     83.60%
-----------------------------------------------------------------------------------




PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

-----------------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS (CONT'D)                        MAY-07                     MAY-08                     MAY-09
-----------------------------------------------------------------------------------------------------------------------------
Locked Out                                              86.31%                     85.19%                     87.72%
Greater of YM and 1.00%:                                13.69%                     13.68%                     12.28%
Yield Maintenance:                                       0.00%                      0.00%                      0.00%
Yield Maintenance Total(2)(3)                           13.69%                     13.68%                     12.28%
-----------------------------------------------------------------------------------------------------------------------------
Penalty Points                                           0.00%                      0.00%                      0.00%
Open                                                     0.00%                      1.13%                      0.00%
-----------------------------------------------------------------------------------------------------------------------------
TOTALS                                                 100.00%                    100.00%                    100.00%
-----------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding                             $811,863,377               $791,340,566               $753,099,737
% Initial Pool Balance                                  80.66%                     78.62%                     74.82%
-----------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------
             MAY-10                     MAY-11                      MAY-12
-------------------------------------------------------------------------------------
             83.00%                      67.52%                     72.38%
              9.00%                      26.32%                     27.62%
              0.00%                       0.00%                      0.00%
              9.00%                      26.32%                     27.62%
-------------------------------------------------------------------------------------
              0.00%                       0.00%                      0.00%
              8.00%                       6.16%                      0.00%
-------------------------------------------------------------------------------------
            100.00%                     100.00%                    100.00%
-------------------------------------------------------------------------------------
          $698,418,216                $67,789,916                $58,850,529
             69.39%                       6.73%                      5.85%
-------------------------------------------------------------------------------------
Notes:  (1) The analysis is based on the Structuring Assumptions and a 0% CPR as discussed herein.
        (2) See Appendix II for a description of the Yield Maintenance.
        (3) Mortgage Loan No. 22, Tech Ridge, Mortgage Loan No. 52, Sequoia Commerce Center, and Mortgage Loan No. 117,
            Pocono Center, have been modeled as Yield Maintenance after their lockout periods (if any).

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE    MORTGAGE
LOAN NO.    LOAN SELLER(1)       PROPERTY NAME(2)                                           STREET ADDRESS
------------------------------------------------------------------------------------------------------------------------------------
   1        BSCMI                Westin River North                                         320 North Dearborn Street
   2        MSDWMC               95 Greene Street                                           95 Greene Street
   3        MSDWMC               Grand Rapids-1451-300 M40                                  1451-300 M40
   4        MSDWMC               Grand Rapids-4460 44th Street                              4460 44th Street
   5        MSDWMC               Grand Rapids-4490 44th Street                              4490 44th Street
   6        MSDWMC               Grand Rapids-7900 Logistic                                 7900 Logistic
   7        MSDWMC               Grand Rapids-7458 Expressway                               7458 Expressway
   8        MSDWMC               Grand Rapids-4655 Patterson                                4655 Patterson Avenue
   9        MSDWMC               Grand Rapids-4633 Patterson                                4633 Patterson Avenue
   10       WFB                  Fair Lakes Court North & South                             4300 & 4350 Fair Lakes Court
   11       WFB                  Fair Lakes III                                             12600 Fair Lakes Circle
   12       WFB                  Fair Lakes IV                                              12700 Fair Lakes Circle
   13       PCF                  The Shops at Riverwoods                                    4801 North University Avenue
   14       BSCMI                116 John Street                                            116 John Street
   15       MSDWMC               The Summit at Westchester                                  200 Summit Lake Drive
   16       PCF                  Mansfield Village Apartments                               59 Route 57 & Allen Road
   17       MSDWMC               200 Crossing Boulevard Office Building                     200 Crossing Blvd
   18       PCF                  Princeton Plaza Mall                                       1375 Blossom Hill Road
   19       WFB                  Santiago Villa                                             1075 Space Park Way
   20       MSDWMC               Hugh O'Neil Building                                       655 Avenue of the Americas
   21       JHREF                Bel-Air Apartments                                         1200 102nd Avenue North
   22       PCF                  3.2, 3.3, & 3.5 Tech Ridge                                 400-500 CenterRidge Drive & 905 W
                                                                                              Howard Lane
   23       WFB                  615 Tasman                                                 615 Tasman Drive & 1150 - 1160 Fair
                                                                                              Oaks Avenue
   24       BSCMI                70/100 Inner Belt Road                                     70/100 Inner Belt Road
   25       JHREF                499 Seventh Avenue                                         491-499 Seventh Avenue
   26       WFB                  Hilton Garden Inn                                          804 E. El CamiNo Real
   27       PCF                  410 Commerce Boulevard                                     410 Commerce Boulevard
   28       BSCMI                North Attleboro Shopping Center                            1337 South Washington Street
   29       MSDWMC               Residence Inn by Marriott                                  1501 California Circle
   30       PCF                  Mountain Vista Center                                      14647 South 50th Street
   31       WFB                  1185 Campbell Avenue                                       1185 Campbell Avenue
   32       PCF                  Palmetto Club Apartments                                   5320 West 80th Avenue
   33       PCF                  Diagonal Tech Ctr                                          1625 and 1751 South Fordham Road
   34       WFB                  455 Deguigne                                               455 De Guigne Drive
   35       WFB                  Riverview                                                  12481 Long Lake Drive
   36       WFB                  Gun River East                                             687 10th Street
   37       WFB                  Pontaluna Shores                                           1281 Pontaluna
   38       WFB                  Maplewood MHP                                              6555 South Division
   39       WFB                  Gun River West                                             1080 Miller Road
   40       WFB                  Green Acres                                                14101 Sparta Avenue
   41       BSCMI                Albion Hotel                                               1650 James Avenue and 311 Lincoln Road
   42       WFB                  Tireco                                                     1540 Francisco Street
   43       PCF                  Franklin Corporate Center                                  5100 Franklin Drive
   44       WFB                  Research Avenue                                            45401 Research Avenue
   45       BSCMI                Southgate Center                                           4501 Singer Court
   46       WFB                  Ridgefield I & II                                          200 & 300 Ridgefield Court
   47       WFB                  Ridgefield III                                             1200 Ridgefield Blvd.
   48       WFB                  1601 McCarthy                                              1591-1601 McCarthy Boulevard
   49       PCF                  The Gallery Shopping Center                                7420 Kingston Pike
   50       BSCMI                Days Inn                                                   2522 North Dale Mabry Highway
   51       WFB                  Cleveland Industrial Portfolio                             4650 West 160th Street, 4770, 4800 Van
                                                                                              Epps Road, 220 Eastview Drive, 6892
                                                                                              Snowville Road
   52       PCF                  Sequoia Commerce Center                                    2140-90 190th Street & 19110-9430 Van
                                                                                              Ness
   53       BSCMI                Exodus Office Building                                     1920 East Maple Avenue
   54       WFB                  Boca Design Center II                                      3500NW Boca Raton Blvd
   55       WFB                  Bon-Ton Department Store                                   8 Galleria Mall
   56       WFB                  Bon-Ton Distribution Facility                              600 Mt. Zion Road
   57       JHREF                Hollister Shopping Center                                  13147 Northwest Freeway
   58       PCF                  Trellis Pointe Apartments                                  2000 Tellis Point Dr.
   59       MSDWMC               2 Park Central Drive                                       2 Park Central Drive
   60       WFB                  Quail Hollow Apartments                                    20230 Grouse Way
   61       WFB                  Parklane Senior Apartments                                 680 East 100 South
   62       JHREF                1725 K Street, N.W.                                        1725 K Street, N.W.
   63       BSCMI                The Audiffred Building                                     100 The Embarcadero
   64       WFB                  Cordova Shopping Center                                    10635 Folsom Boulevard
   65       PCF                  Marshall's & Linens N' Things                              200 Trotters Way
   66       PCF                  Rolling Glen Apartments                                    1521 -A Rolling Glen Drive
   67       JHREF                Buckingham Place Apartment Complex                         3080 West 8th Street
   68       BSCMI                Thornton Plaza                                             3904 E. 120th Avenue
   69       WFB                  Sacramento Central Shopping Center                         1212, 1234 & 1250 Howe Avenue
   70       PCF                  TBC Place I                                                4021 Stirrup Creek Drive
   71       WFB                  International Trade Center                                 520-530 McCormick Drive
   72       PCF                  Springbrook Meadows Apartments                             1903 Springport Road
   73       JHREF                Kingstowne E, F & G                                        5775, 5825 & 5875 Barclay Drive
   74       WFB                  Valley View Farms Business Center                          13951-13957 Valley View Avenue & 14101
                                                                                              A-J Rosecrans Avenue
   75       MSDWMC               Foothill Village Shopping Center                           9309-9359  Foothill Boulevard
   76       JHREF                Village Plaza Shopping Center                              NEC Tatum Boulevard & Cactus Road
   77       JHREF                Dominick's Grocery Store Property                          1822 Willow Road
   78       MSDWMC               Midtown Square Shopping Center                             1551 - 1591 Gause Boulevard
   79       WFB                  Bossier Town Center                                        3045 East Texas Street
   80       WFB                  Optum Building                                             3330 Harbor Boulevard
   81       WFB                  University Heights                                         3200 South Litzer Drive
   82       BSCMI                Huntington Center                                          7212 Edinger Avenue
   83       MSDWMC               Facey Medical Office                                       23838 Valencia Boulevard
   84       WFB                  Fridley Warehouse A & B                                    7900-80 Main St. NE & 7901-81 Beech
                                                                                              St. NE
   85       JHREF                Bed Bath & Beyond                                          84-86 Worcester Road & 53 (R) Porter
                                                                                              Road
   86       WFB                  Brandin Court                                              5005-5055 Brandin Court
   87       WFB                  Bradshaw Office Building                                   9750 Business Park Drive
   88       BSCMI                Paymentech                                                 1 Northeastern Boulevard
   89       BSCMI                215-227 Needham Street                                     215-227 Needham Street
   90       JHREF                Johnson Controls                                           46600 Port Street
   91       MSDWMC               Cypresswood Shopping Center                                18511 Kuykendahl Road
   92       WFB                  Mesa Retail Center                                         201, 211, 225, & 233 East 17th Street
   93       MSDWMC               Towne Air Freight                                          900-952 West Fargo Avenue
   94       PCF                  2200 Building                                              2200 SW 10th Street
   95       PCF                  Storage USA                                                12190 Inwood Road
   96       PCF                  Peakview Office Park Building A                            1221 West Mineral Avenue
   97       WFB                  River City East                                            1760 Madison Avenue
   98       PCF                  Magnolia Tyler Center                                      10350-80 Magnolia Avenue/3730-90 Tyler
                                                                                              Street
   99       MSDWMC               Earle M. Jorgensen Company Building                        1800 Universal Avenue
  100       PCF                  The Shops At Pleasant Hill Station                         2442 Pleasant Hill Road
  101       BSCMI                Dobbin Circle                                              6515-6525 Dobbin Road
  102       PCF                  Clark Brothers Truck Terminal                              11201 Irving Park Road
  103       WFB                  Cross Roads Shopping Center                                3033 West Parker Rd. and 3330
                                                                                              Independence Pkwy
  104       BSCMI                Chandler Gateway West Retail Center                        Ray Road & Interstate 10
  105       BSCMI                Gateway Plaza                                              1375-1395 North Main Street
  106       MSDWMC               Vista Creek Shopping Center                                2240 South Stemmons Freeway (I-35E)
  107       PCF                  Pocono Center                                              State Route 611
  108       WFB                  Cascades South Office Building                             12040 South Lakes Drive
  109       WFB                  Greenwood Oaks & Library Park Apartments                   496 White House N. Dr. & 1613 Library
                                                                                              Blvd.
  110       BSCMI                Greenwood Corner                                           8711-8745 US Hwy 31
  111       PCF                  Highland Springs Apartments                                55 Northwoods Drive
  112       PCF                  Kings Arms Apartments                                      14 Byrne Court
  113       WFB                  French Road Apartments                                     3155 French Road
  114       BSCMI                301 East 66th Street                                       301 East 66th Street
  115       BSCMI                Woodmoor Shopping Center                                   10101-10149 Colesville Road, 20-50 East
                                                                                              Univeristy Boulevard, and 100
                                                                                              Lexington Drive
  116       BSCMI                Tribute Road Office Park                                   1600-1700 Tribute Road
  117       BSCMI                Bryant Road Industrial                                     1820-1850 Bryant Road
  118       MSDWMC               Santa Monica Connection                                    7901 Santa Monica Blvd.
  119       BSCMI                Ridge Oaks                                                 2300 Indian Hills Drive
  120       MSDWMC               Coldwell Banker Plaza                                      20640-20678 Ventura Boulevard
  121       PCF                  Mentor Corners Shopping Center                             8920, 8900 & 8800 Mentor Avenue
  122       WFB                  One Sunrise Center                                         2893 Sunrise Blvd.,11500&11492 Sunrise
                                                                                              Gold Circle
  123       WFB                  Best Buy (Phoenix, AZ)                                     9446 North Metro Parkway West
  124       WFB                  Imperial-Beach Self Storage                                901 S. Beach Blvd.
  125       PCF                  Mission Bell Manufacturing                                 15750 Concord Circle
  126       WFB                  Cheyenne Self Storage                                      8650 W. Cheyenne Avenue
  127       PCF                  Kroger Grocery Store                                       1366 Poplar Avenue
  128       WFB                  Mesa Rim Office Building                                   6725 Mesa Ridge Road
  129       WFB                  Grants Pass Retail                                         350 N.E. Agness Street
  130       WFB                  Carolina Street                                            1736-1796 18th Street, 499 Carolina
                                                                                              Street
  131       WFB                  Leeward Business Center                                    2646 Palma Drive
  132       WFB                  Century Business Park                                      7541-7551 Rosecrans Ave.
  133       PCF                  Andersen Distribution                                      10601 West 79th Street
  134       WFB                  Security Self Storage                                      111 S. Groesbeck Highway
  135       WFB                  Colonial Manor MHP                                         3378 Appomattox Drive
  136       MSDWMC               Salisbury Commons                                          127 East North Pointe Drive
  137       WFB                  Redwood Road                                               20990-21030 Redwood Road
  138       WFB                  Park West Office Building                                  7000 Bee Caves Road
  139       PCF                  Walgreens Store                                            754 North Higley Road
  140       WFB                  Clydesdale Court                                           179 Clydesdale Court
  141       WFB                  Lunt Avenue                                                1200 Lunt Avenue
  142       WFB                  Birchtree Apartments                                       1601-1661 Pine St.
  143       WFB                  DBL Realtors Building                                      459-463 E. Colorado Blvd.
  144       WFB                  Arden and Howe Retail Center                               1729-1751 Howe Avenue
  145       WFB                  Twain Centre                                               3655, 3675, 3685 S. Decatur Blvd.
  146       WFB                  Shawnee Gardens Apts                                       6013 King Street
  147       WFB                  San Gabriel Self Storage                                   120-132 E. Las Tunas Dr.
  148       WFB                  Columbine Family Practice Building                         7335 S. Pierce Street
  149       WFB                  Rexburg Shopping Center                                    100 West Main Street

                                 Totals/Weighted Averages:

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE
LOAN NO.    CITY                                                   STATE              ZIP CODE           PROPERTY TYPE
------------------------------------------------------------------------------------------------------------------------------------
   1        Chicago                                                  IL                60610             Hospitality
   2        Jersey City                                              NJ                07302             Office
   3        Holland                                                  MI                49423             Industrial
   4        Kentwood                                                 MI                49512             Industrial
   5        Kentwood                                                 MI                49512             Industrial
   6        Zeeland Township                                         MI                49464             Industrial
   7        Byron Township                                           MI                49548             Industrial
   8        Kentwood                                                 MI                49512             Industrial
   9        Kentwood                                                 MI                49512             Industrial
   10       Fairfax                                                  VA                22033             Office
   11       Fairfax                                                  VA                22033             Office
   12       Fairfax                                                  VA                22033             Office
   13       Provo                                                    UT                84604             Retail
   14       New York                                                 NY                10038             Office
   15       Valhalla                                                 NY                10595             Office
   16       Mansfield                                                NJ                07840             Multifamily
   17       Framingham                                               MA                01701             Office
   18       San Jose                                                 CA                95118             Retail
   19       Mountain View                                            CA                94043             Mobile Home Park
   20       New York                                                 NY                10010             Office
   21       St. Petersburg                                           FL                33716             Multifamily
   22       Austin                                                   TX                78753             Industrial
   23       Sunnyvale                                                CA                94089             Office
   24       Somerville                                               MA                02143             Industrial
   25       New York                                                 NY                10014             Office
   26       Mountain View                                            CA                94040             Hospitality
   27       Carlstadt                                                NJ                07072             Industrial
   28       North Attleboro                                          MA                02760             Retail
   29       Milpitas                                                 CA                95035             Hospitality
   30       Phoenix                                                  AZ                85044             Industrial
   31       San Jose                                                 CA                95126             Industrial
   32       Arvada                                                   CO                80003             Multifamily
   33       Longmont                                                 CO                80503             Industrial
   34       Sunnyvale                                                CA                94086             Industrial
   35       Sparta                                                   MI                49345             Mobile Home Park
   36       Plainwell                                                MI                49080             Mobile Home Park
   37       Norton Shores                                            MI                49456             Mobile Home Park
   38       Grand Rapids                                             MI                49548             Mobile Home Park
   39       Plainwell                                                MI                49080             Mobile Home Park
   40       Kent City                                                MI                49330             Mobile Home Park
   41       Miami                                                    FL                33139             Hospitality
   42       Los Angeles                                              CA                90502             Industrial
   43       Pleasanton                                               CA                94588             Office
   44       Fremont                                                  CA                94539             Industrial
   45       Chantilly                                                VA                20151             Office
   46       Asheville                                                NC                28806             Office
   47       Asheville                                                NC                28806             Office
   48       Milpitas                                                 CA                95035             Industrial
   49       Knoxville                                                TN                37919             Retail
   50       Tampa                                                    FL                33607             Hospitality
   51       Cleveland, Brookville Height, Brecksville                OH         44135, 44131, 44141      Industrial
   52       Torrance                                                 CA                90501             Industrial
   53       El Segundo                                               CA                90245             Office
   54       Boca Raton                                               FL                33431             Industrial
   55       York                                                     PA                17402             Retail
   56       York                                                     PA                17402             Industrial
   57       Houston                                                  TX                77040             Retail
   58       Holly Springs                                            NC                27540             Multifamily
   59       Southborough                                             MA                01772             Office
   60       Sonora                                                   CA                95370             Multifamily
   61       Salt Lake City                                           UT                84102             Multifamily
   62       Washington                                               DC                20036             Office
   63       San Francisco                                            CA                94105             Office
   64       Rancho Cordova                                           CA                95670             Retail
   65       Freehold                                                 NJ                07728             Retail
   66       Boothwyn                                                 PA                19061             Multifamily
   67       Waukegan                                                 IL                60085             Multifamily
   68       Thornton                                                 CO                80241             Retail
   69       Sacramento                                               CA                95825             Retail
   70       Durham                                                   NC                27560             Office
   71       Glen Burnie                                              MD                21061             Industrial
   72       Blackman                                                 MI                49202             Multifamily
   73       Alexandria                                               VA                22315             Industrial
   74       La Mirada                                                CA                90638             Industrial
   75       Rancho Cucamonga                                         CA                91730             Retail
   76       Phoenix                                                  AZ                85032             Retail
   77       Northfield                                               IL                60093             Retail
   78       Slidell                                                  LA                70458             Retail
   79       Bossier City                                             LA                71111             Retail
   80       Costa Mesa                                               CA                92626             Office
   81       Flagstaff                                                AZ                86001             Multifamily
   82       Huntington Beach                                         CA                92647             Retail
   83       Valencia                                                 CA                91355             Office
   84       Fridley                                                  MN                55432             Industrial
   85       Framingham/Natick                                        MA                01701             Retail
   86       Fremont                                                  CA                94538             Industrial
   87       Sacramento                                               CA                95827             Office
   88       Salem                                                    NH                03079             Office
   89       Newton                                                   MA                02129             Retail
   90       Plymouth                                                 MI                41870             Industrial
   91       Houston                                                  TX                77379             Retail
   92       Costa Mesa                                               CA                92627             Retail
   93       Elk Grove Village                                        IL                60007             Industrial
   94       Deerfield Beach                                          FL                33442             Office
   95       Dallas                                                   TX                75244             Self Storage
   96       Littleton                                                CO                80120             Office
   97       Mankato                                                  MN                56001             Retail
   98       Riverside                                                CA                92505             Retail
   99       Kansas City                                              MO                64120             Industrial
  100       Duluth                                                   GA                30096             Retail
  101       Columbia                                                 MD                21045             Retail
  102       Franklin Park                                            IL                60106             Industrial
  103       Plano                                                    TX                75023             Retail
  104       Chandler                                                 AZ                85226             Retail
  105       Randolph                                                 MA                02368             Retail
  106       Lewisville                                               TX                75067             Retail
  107       Stroudsburg                                              PA                18360             Retail
  108       Reston                                                   VA                22091             Office
  109       Greenwood                                                IN                46143             Multifamily
  110       Indianapolis                                             IN                46227             Retail
  111       Atlanta                                                  GA                30342             Multifamily
  112       Wayne                                                    NJ                07470             Multifamily
  113       Beaumont                                                 TX                77706             Multifamily
  114       New York                                                 NY                10021             Retail
  115       Silver Spring                                            MD                20901             Retail
  116       Sacramento                                               CA                95815             Office
  117       Lexington                                                KY                40509             Industrial
  118       West Hollywood                                           CA                90046             Retail
  119       Sioux City                                               IA                51104             Multifamily
  120       Woodland Hills                                           CA                91364             Retail
  121       Mentor                                                   OH                44060             Retail
  122       Rancho Cordova                                           CA                95742             Industrial
  123       Phoenix                                                  AZ                85051             Retail
  124       La Habra                                                 CA                90631             Self Storage
  125       Morgan Hill                                              CA                95037             Industrial
  126       Las Vegas                                                NV                89129             Self Storage
  127       Memphis                                                  TN                38104             Retail
  128       San Diego                                                CA                92121             Office
  129       Grants Pass                                              OR                97526             Retail
  130       San Francisco                                            CA                94107             Industrial
  131       Ventura                                                  CA                93003             Industrial
  132       Paramount                                                CA                90723             Industrial
  133       Shawnee                                                  KS                66214             Industrial
  134       Mt. Clemens                                              MI                48043             Self Storage
  135       Erlanger                                                 KY                41018             Mobile Home Park
  136       Salisbury                                                MD                21801             Retail
  137       Castro Valley                                            CA                94546             Office
  138       Austin                                                   TX                78746             Office
  139       Gilbert                                                  AZ                85234             Retail
  140       Grass Valley                                             CA                95945             Industrial
  141       Elk Grove Village                                        IL                60007             Industrial
  142       Concord                                                  CA                94520             Multifamily
  143       Pasadena                                                 CA                91101             Office
  144       Sacramento                                               CA                95825             Retail
  145       Las Vegas                                                NV                89103             Retail
  146       Shawnee                                                  KS                66203             Multifamily
  147       San Gabriel                                              CA                91776             Self Storage
  148       Littleton                                                CO                80128             Office
  149       Rexburg                                                  ID                83440             Retail

--------------------------------------------------------------------------------------------------------------------------------
MORTGAGE                                                                                                                PERCENT
LOAN NO.    PROPERTY SUB-TYPE                     UNITS/SF           YEAR BUILT            YEAR RENOVATED              LEASED(3)
--------------------------------------------------------------------------------------------------------------------------------
   1        Full Service                                  424           1987                 1998-1999                    89.0%
   2        Urban                                     300,000           1958                    2000                     100.0%
   3        Flex Industrial                           253,750           1998                    NAP                      100.0%
   4        Warehouse                                 200,000           1997                    NAP                      100.0%
   5        Warehouse                                 231,250           2000                    NAP                      100.0%
   6        Warehouse                                 206,250           1996                    NAP                      100.0%
   7        Warehouse                                 207,200           1998                    NAP                       99.3%
   8        Warehouse                                 184,525           1998                    NAP                       97.6%
   9        Warehouse                                 155,000           1999                    NAP                      100.0%
   10       Suburban                                  264,460           1988                    NAP                      100.0%
   11       Suburban                                   74,244           1989                    NAP                      100.0%
   12       Suburban                                   75,044           1989                    NAP                      100.0%
   13       Anchored                                  179,073           1998                    NAP                       97.1%
   14       Urban                                     338,586           1931                 1991/1999                    96.6%
   15       Suburban                                  228,920           1990                    NAP                       90.2%
   16       Garden                                        812           1980                  On-going                    95.0%
   17       Suburban                                  123,750           2000                    NAP                      100.0%
   18       Anchored                                  211,684           1963                 1995-1997                    93.7%
   19       Mobile Home Park                              358           1969                    1995                     100.0%
   20       Urban                                     106,000           1875                    1999                     100.0%
   21       Garden                                        528           1973                 1994-1997                    88.5%
   22       Light Industrial                          340,076           2000                    NAP                      100.0%
   23       Suburban                                  106,688        1980/1985                  1999                     100.0%
   24       Warehouse                                 276,302           1969                    2000                      95.7%
   25       Urban                                     163,059        1925/1930                  1985                     100.0%
   26       Full Service                                  160           1999                    NAP                       75.3%
   27       Warehouse                                 280,746           1983                    NAP                      100.0%
   28       Anchored                                  120,241           1999                    2000                     100.0%
   29       Extended Stay                                 120           1997                    NAP                       90.3%
   30       Flex Industrial                           133,600        1999-2000                  NAP                      100.0%
   31       Light Industrial                          129,368           1940                    2000                     100.0%
   32       Garden                                        195           1986                    NAP                       96.9%
   33       Flex Industrial                           123,200        1998-1999                  NAP                       91.9%
   34       Flex Industrial                            53,404           1972                    2000                     100.0%
   35       Mobile Home Park                              157        1965/1981                  NAP                       98.7%
   36       Mobile Home Park                              163        1971/1996                  NAP                       95.1%
   37       Mobile Home Park                              139           1967                    NAP                       86.3%
   38       Mobile Home Park                              124      1960/1980/1983               NAP                       88.7%
   39       Mobile Home Park                               61           1971                    NAP                       95.1%
   40       Mobile Home Park                               54           1973                    NAP                      100.0%
   41       Boutique                                       96           1939                 1996-1998                    66.6%
   42       Warehouse                                 203,056           2000                    NAP                      100.0%
   43       Suburban                                   64,405           2000                    NAP                      100.0%
   44       Flex Industrial                           107,000           1996                    NAP                      100.0%
   45       Suburban                                   99,228           2000                    NAP                      100.0%
   46       Suburban                                  124,564           1987                    1989                      88.9%
   47       Suburban                                   55,640           1998                    NAP                       94.4%
   48       Flex Industrial                            47,912           1981                    2000                     100.0%
   49       Unanchored                                100,403           1984                    NAP                      100.0%
   50       Limited Service                               293        1965-1967                  1998                      64.9%
   51       Warehouse                                 548,414      1972/1973/1975               NAP                       93.7%
   52       Warehouse                                 275,734        1972-1976                  NAP                      100.0%
   53       Urban                                     106,160           1956                    2000                     100.0%
   54       Light Industrial                          114,175           1999                    NAP                       99.8%
   55       Big Box                                   131,915           1989                    NAP                      100.0%
   56       Warehouse                                 169,422           1988                    NAP                      100.0%
   57       Unanchored                                 86,150           1997                    NAP                      100.0%
   58       Garden                                        136        1998/1999                  NAP                       94.9%
   59       Suburban                                   49,497           2000                    NAP                      100.0%
   60       Low-Rise                                      252           1986                    NAP                       96.8%
   61       Senior Housing                                 94           1987                    NAP                       96.8%
   62       Urban                                     155,117           1959                    1995                      95.0%
   63       Urban                                      24,908           1889                 1992-1993                   100.0%
   64       Anchored                                   55,255           2000                    NAP                      100.0%
   65       Anchored                                   61,700           1995                    NAP                      100.0%
   66       Garden                                        190           1969                    NAP                      100.0%
   67       Garden                                        166           1998                    NAP                       98.0%
   68       Anchored                                  124,420           1981                    2000                      97.3%
   69       Anchored                                  142,040           1965                    1989                     100.0%
   70       Suburban                                   82,403        1999-2000                  NAP                      100.0%
   71       Flex Industrial                           106,637           1999                    NAP                      100.0%
   72       Garden                                        152        1998-1999                  NAP                       98.7%
   73       Flex Industrial                           131,889        1990/1997                  NAP                      100.0%
   74       Light Industrial                          135,284           2000                    NAP                      100.0%
   75       Unanchored                                 87,403           1989                    NAP                       99.0%
   76       Anchored                                   76,253        1978-1980                  1992                     100.0%
   77       Anchored                                   47,726           1995                    NAP                      100.0%
   78       Anchored                                  152,547           1977                    1997                      97.6%
   79       Anchored                                  150,448           1972                    1999                     100.0%
   80       Suburban                                   53,908           1989                    NAP                      100.0%
   81       Garden                                        208           1985                    1989                      97.5%
   82       Anchored                                  110,244           1964                    1989                     100.0%
   83       Medical                                    43,732           1996                    NAP                      100.0%
   84       Warehouse                                 194,040           1974                    NAP                       95.2%
   85       Anchored                                   60,138           1976                    1996                     100.0%
   86       Flex Industrial                            72,282           1985                    NAP                      100.0%
   87       Suburban                                   69,283           1985                    NAP                       95.1%
   88       Suburban                                   46,500           2000                    NAP                      100.0%
   89       Anchored                                   32,269           1960                    1992                     100.0%
   90       Light Industrial                          134,160           1996                    NAP                      100.0%
   91       Anchored                                   81,273           1980                    NAP                       98.0%
   92       Anchored                                   60,542           1952                    1982                      87.0%
   93       Warehouse                                  46,672           1980                    NAP                      100.0%
   94       Suburban                                   50,000           1995                    2000                     100.0%
   95       Self Storage                               77,475        1997-1998                  NAP                       96.1%
   96       Suburban                                   45,320        2000-2001                  NAP                      100.0%
   97       Shadow/Weak Anchored                      124,027           1971                    2000                      94.4%
   98       Anchored                                   85,677        1970-1972                  NAP                      100.0%
   99       Warehouse                                 120,855           1991                    1998                     100.0%
  100       Unanchored                                 24,470           2000                    NAP                      100.0%
  101       Anchored                                   64,091           1991                    NAP                      100.0%
  102       Warehouse                                  26,633           2000                    NAP                      100.0%
  103       Unanchored                                 69,343           1985                    NAP                       97.6%
  104       Shadow/Weak Anchored                       24,582           2000                    NAP                      100.0%
  105       Shadow/Weak Anchored                       23,730        1958/1978               2000-2001                   100.0%
  106       Unanchored                                 20,773           2000                    NAP                      100.0%
  107       Shadow/Weak Anchored                       31,500           2000                    NAP                      100.0%
  108       Suburban                                   32,011           1985                    NAP                      100.0%
  109       Garden                                         86        1988/1993                  NAP                       94.2%
  110       Unanchored                                 50,739           1985                    NAP                      100.0%
  111       Garden                                         66           1969                    2000                      98.5%
  112       Garden                                        148           1966                    NAP                       97.3%
  113       Garden                                        200           1971                    NAP                       92.0%
  114       Shadow/Weak Anchored                       24,237           1956                    NAP                      100.0%
  115       Shadow/Weak Anchored                       68,053           1954                    2000                      96.4%
  116       Suburban                                   80,127        1977-1978               1998-1999                   100.0%
  117       Warehouse                                 101,600           2000                    NAP                       80.7%
  118       Unanchored                                 20,830           1990                    NAP                       97.1%
  119       Low-Rise                                      132           1975                    2000                      88.6%
  120       Unanchored                                 27,760           1989                    NAP                       88.3%
  121       Unanchored                                 42,625        1987/1989                  NAP                      100.0%
  122       Flex Industrial                            45,203           1984                    NAP                       93.1%
  123       Big Box                                    64,193           1992                    NAP                      100.0%
  124       Self Storage                               59,460           1986                    NAP                       91.3%
  125       Light Industrial                           61,684           1985                    NAP                      100.0%
  126       Self Storage                               66,514           1997                    NAP                       97.0%
  127       Free Standing                              49,296           1988                    NAP                      100.0%
  128       Suburban                                   32,360           1986                    1999                     100.0%
  129       Shadow/Weak Anchored                       48,900           1998                    2000                      97.1%
  130       Flex Industrial                            24,715           1984                    2000                     100.0%
  131       Flex Industrial                            74,573           1984                    1999                     100.0%
  132       Warehouse                                  72,731           1988                    NAP                       88.4%
  133       Warehouse                                  79,500           1990                    NAP                      100.0%
  134       Self Storage                               65,500           1998                    NAP                       92.0%
  135       Mobile Home Park                              212           1970                    NAP                      100.0%
  136       Shadow Anchored                            27,500           2000                    NAP                      100.0%
  137       Suburban                                   33,784           1985                    NAP                       85.9%
  138       Suburban                                   18,607           2000                    NAP                      100.0%
  139       Free Standing                              15,120           2001                    NAP                      100.0%
  140       Light Industrial                           44,751           1990                    NAP                      100.0%
  141       Warehouse                                  55,266        1966/1976                  NAP                      100.0%
  142       Low-Rise                                       43           1986                    NAP                      100.0%
  143       Suburban                                    9,592           1929                    2000                     100.0%
  144       Unanchored                                 14,032           1970                    2000                      88.7%
  145       Unanchored                                 21,264           1993                    NAP                      100.0%
  146       Low-Rise                                       48           1965                    1996                      96.0%
  147       Self Storage                               23,177           1953                    1988                      98.9%
  148       Medical                                    10,727           1987                    NAP                      100.0%
  149       Shadow/Weak Anchored                       10,800           1998                    NAP                      100.0%

----------------------------------------------------------------------------------------------------------------------------------
                   PERCENT
MORTGAGE           LEASED                                       RELATED                          ORIGINAL            CUT-OFF DATE
LOAN NO.        AS OF DATE(3)     SECURITY TYPE(4)           BORROWER LIST                        BALANCE               BALANCE(5)
----------------------------------------------------------------------------------------------------------------------------------
   1             10/01/2000       Fee                                                         $55,000,000             $55,000,000
   2             12/20/2000       Fee                                                         $42,000,000             $41,964,888
   3             04/04/2001       Fee                       4, 5, 6, 7, 8, 9                   $9,406,716              $9,380,748
   4             04/04/2001       Fee                       3, 5, 6, 7, 8, 9                   $8,650,950              $8,627,068
   5             04/04/2001       Fee                       3, 4, 6, 7, 8, 9                   $5,443,353              $5,428,326
   6             04/04/2001       Fee                       3, 4, 5, 7, 8, 9                   $4,693,761              $4,680,803
   7             04/04/2001       Fee                       3, 4, 5, 6, 8, 9                   $4,680,077              $4,667,157
   8             04/04/2001       Fee                       3, 4, 5, 6, 7, 9                   $4,585,528              $4,572,869
   9             04/04/2001       Fee                       3, 4, 5, 6, 7, 8                   $4,377,615              $4,365,530
   10            01/01/2001       Fee                                                         $24,000,000             $23,903,689
   11            01/01/2001       Fee                                                          $8,000,000              $7,967,896
   12            01/01/2001       Fee                                                          $8,000,000              $7,967,896
   13            03/02/2001       Fee                                                         $26,500,000             $26,478,661
   14            01/31/2001       Fee                                                         $24,000,000             $23,981,756
   15            03/08/2001       Fee                                                         $21,500,000             $19,985,605
   16            01/08/2001       Fee                                                         $18,000,000             $17,936,627
   17            11/29/2000       Fee/Leasehold                                               $17,900,000             $17,887,058
   18            01/11/2001       Fee                                                         $17,750,000             $17,692,164
   19            11/30/2000       Fee                                                         $16,800,000             $16,752,585
   20            02/05/2001       Fee                                                         $16,400,000             $16,400,000
   21            10/02/2000       Fee                                                         $16,071,800             $15,891,425
   22            12/29/2000       Fee                                                         $15,500,000             $15,430,235
   23            11/20/2000       Fee                                                         $14,625,000             $14,625,000
   24            03/07/2001       Fee                                                         $14,500,000             $14,500,000
   25            11/03/2000       Fee                                                         $14,512,500             $13,738,294
   26            12/31/2000       Fee                                                         $12,500,000             $12,454,328
   27            02/08/2001       Fee                                                         $11,800,000             $11,670,487
   28            10/25/2000       Fee                                                         $11,000,000             $10,972,554
   29            09/30/2000       Fee                                                         $11,000,000             $10,875,661
   30            01/08/2001       Fee                                                         $10,875,000             $10,843,749
   31            12/27/2000       Fee                                                         $10,650,000             $10,612,449
   32            01/17/2001       Fee                                                         $10,500,000             $10,487,764
   33            01/04/2001       Fee                                                         $10,350,000             $10,317,831
   34            01/09/2001       Fee                                                         $10,200,000             $10,164,189
   35            11/30/2000       Fee                                                          $2,730,000              $2,716,409
   36            11/30/2000       Fee                                                          $2,540,000              $2,527,355
   37            11/30/2000       Fee                                                          $1,600,000              $1,592,035
   38            11/30/2000       Fee                                                          $1,570,000              $1,562,184
   39            11/30/2000       Fee                                                            $910,000                $905,470
   40            11/30/2000       Fee                                                            $800,000                $796,017
   41            07/31/2000       Fee                                                         $10,000,000              $9,972,975
   42            12/31/2000       Fee                                                         $10,000,000              $9,957,379
   43            02/27/2001       Fee                                                          $9,875,000              $9,863,228
   44            01/08/2001       Fee                                                          $9,600,000              $9,572,960
   45            10/18/2000       Fee                                                          $9,400,000              $9,376,943
   46            11/16/2000       Fee                                                          $5,465,000              $5,465,000
   47            11/16/2000       Fee                                                          $3,535,000              $3,535,000
   48            01/05/2001       Fee                                                          $8,800,000              $8,750,153
   49            01/26/2001       Fee                                                          $8,750,000              $8,719,929
   50            07/31/2000       Fee                                                          $8,645,000              $8,611,929
   51            12/22/2000       Fee                                                          $8,500,000              $8,434,157
   52            12/31/2000       Fee                                                          $8,150,000              $8,150,000
   53            11/15/2000       Fee                                                          $7,500,000              $7,491,867
   54            12/01/2000       Fee                                                          $7,500,000              $7,479,626
   55            02/23/2001       Fee                                                          $4,260,750              $4,255,299
   56            02/23/2001       Fee                                                          $3,214,250              $3,210,138
   57            11/01/2000       Fee                                                          $7,700,000              $7,404,552
   58            02/12/2001       Fee                                                          $7,400,000              $7,400,000
   59            11/20/2000       Fee                                                          $7,300,000              $7,234,629
   60            12/01/2000       Fee                                                          $7,250,000              $7,216,630
   61            11/27/2000       Fee                                                          $7,000,000              $6,982,535
   62            10/25/2000       Fee                                                          $7,400,000              $6,940,768
   63            12/27/2000       Fee                                                          $6,900,000              $6,894,617
   64            12/08/2000       Fee                                                          $6,850,000              $6,830,589
   65            12/22/2000       Fee                                                          $6,800,000              $6,769,975
   66            12/29/2000       Fee                                                          $6,750,000              $6,728,107
   67            09/29/2000       Fee                                                          $6,700,000              $6,537,745
   68            02/01/2001       Fee                                                          $6,500,000              $6,500,000
   69            11/29/2000       Fee/Leasehold                                                $6,500,000              $6,453,802
   70            03/01/2001       Fee                                                          $6,300,000              $6,277,296
   71            02/08/2001       Fee                                                          $6,200,000              $6,191,637
   72            02/26/2001       Fee                                                          $6,175,000              $6,152,278
   73            10/02/2000       Fee                                                          $6,300,000              $6,012,649
   74            10/25/2000       Fee                                                          $5,765,000              $5,746,412
   75            12/31/2000       Fee                                                          $5,670,000              $5,617,315
   76            08/29/2000       Fee                                                          $5,800,000              $5,438,343
   77            03/21/1995       Fee                                                          $6,250,000              $5,424,998
   78            10/02/2000       Fee                                                          $5,428,000              $5,413,724
   79            01/16/2001       Fee                                                          $5,300,000              $5,287,833
   80            01/03/2001       Fee                                                          $5,300,000              $5,286,754
   81            11/16/2000       Fee                                                          $5,300,000              $5,276,598
   82            11/01/2000       Leasehold                                                    $5,280,000              $5,243,783
   83            11/30/2000       Fee                                                          $5,400,000              $5,224,497
   84            12/19/2000       Fee                                                          $5,200,000              $5,183,690
   85            12/31/2000       Fee                                                          $6,200,000              $5,109,063
   86            01/16/2001       Fee                                                          $5,100,000              $5,087,490
   87            12/18/2000       Fee                                                          $5,100,000              $5,076,526
   88            12/14/1999       Fee                                                          $5,000,000              $4,996,214
   89            11/27/2000       Fee                                                          $5,000,000              $4,994,300
   90            09/01/2000       Fee                                                          $5,000,000              $4,978,091
   91            12/31/2000       Fee                                                          $5,000,000              $4,977,430
   92            11/01/2000       Fee                                                          $5,000,000              $4,849,070
   93            10/31/2000       Fee                              99                          $4,800,000              $4,786,179
   94            01/30/2001       Fee                                                          $4,600,000              $4,590,802
   95            03/08/2001       Fee                                                          $4,100,000              $4,081,413
   96            02/15/2001       Fee                                                          $4,000,000              $3,994,961
   97            11/09/2000       Fee                                                          $4,000,000              $3,985,936
   98            01/24/2001       Fee                                                          $4,000,000              $3,976,299
   99            12/12/2000       Fee                              93                          $3,800,000              $3,797,356
  100            12/15/2000       Fee                                                          $3,750,000              $3,734,094
  101            12/01/2000       Fee                                                          $3,700,000              $3,685,020
  102            02/16/2001       Fee                                                          $3,670,000              $3,664,875
  103            11/01/2000       Fee                                                          $3,625,000              $3,614,666
  104            11/08/2000       Fee                                                          $3,525,000              $3,515,823
  105            12/19/2000       Fee                                                          $3,500,000              $3,495,591
  106            12/01/2000       Fee                                                          $3,400,000              $3,395,858
  107            12/22/2000       Fee                                                          $3,400,000              $3,392,518
  108            12/15/2000       Fee                                                          $3,400,000              $3,389,336
  109            01/01/2001       Fee                                                          $3,400,000              $3,389,118
  110            09/01/2000       Fee                                                          $3,275,000              $3,264,958
  111            12/31/2000       Fee                                                          $3,250,000              $3,233,069
  112            02/01/2001       Fee                                                          $3,200,000              $3,195,833
  113            11/30/2000       Fee                                                          $3,150,000              $3,140,081
  114            01/01/2001       Fee                                                          $3,000,000              $3,000,000
  115            01/04/2001       Fee                                                          $3,000,000              $3,000,000
  116            01/30/2001       Fee                                                          $3,000,000              $3,000,000
  117            01/17/2001       Fee                                                          $3,000,000              $2,997,587
  118            12/04/2000       Fee                                                          $3,000,000              $2,991,010
  119            01/10/2001       Fee                                                          $2,900,000              $2,892,319
  120            11/01/2000       Fee                                                          $2,850,000              $2,842,274
  121            01/29/2001       Fee                                                          $2,750,000              $2,737,558
  122            01/01/2001       Fee                                                          $2,500,000              $2,492,873
  123            12/29/2000       Fee                                                          $2,500,000              $2,488,944
  124            01/31/2001       Fee                                                          $2,500,000              $2,487,049
  125            01/10/2001       Fee                                                          $2,500,000              $2,486,324
  126            10/09/2000       Fee                                                          $2,400,000              $2,386,932
  127            02/15/2001       Fee                                                          $2,360,000              $2,356,220
  128            11/21/2000       Fee                                                          $2,250,000              $2,241,837
  129            12/11/2000       Fee                                                          $2,200,000              $2,190,654
  130            09/21/2000       Fee                                                          $2,200,000              $2,174,336
  131            11/01/2000       Fee                                                          $2,160,000              $2,139,847
  132            12/28/2000       Fee                                                          $2,060,000              $2,049,738
  133            01/03/2001       Fee                                                          $2,000,000              $1,994,310
  134            11/14/2000       Fee                                                          $2,000,000              $1,991,155
  135            11/17/2000       Fee                                                          $2,000,000              $1,965,748
  136            12/26/2000       Fee                                                          $1,900,000              $1,898,621
  137            10/19/2000       Fee                                                          $1,900,000              $1,881,966
  138            11/03/2000       Fee                                                          $1,885,000              $1,867,542
  139            01/29/2001       Leasehold                                                    $1,825,000              $1,820,846
  140            10/11/2000       Fee                                                          $1,675,000              $1,666,368
  141            12/28/2000       Fee                                                          $1,600,000              $1,579,909
  142            11/17/2000       Fee                                                          $1,550,000              $1,541,718
  143            11/16/2000       Fee                                                          $1,320,000              $1,313,476
  144            12/21/2000       Fee                                                          $1,300,000              $1,284,147
  145            10/12/2000       Fee                                                          $1,150,000              $1,136,526
  146            12/27/2000       Fee                                                          $1,000,000                $995,301
  147            11/24/2000       Fee                                                            $910,000                $906,837
  148            12/27/2000       Fee                                                            $800,000                $794,764
  149            02/21/2001       Fee                                                            $750,000                $746,746

                                                                                           $1,015,475,300          $1,006,576,558

----------------------------------------------------------------------------------------------------------------------
                         CUT-OFF                             FIRST              FIRST
MORTGAGE              DATE BALANCE                          PAYMENT            PAYMENT
LOAN NO.             PER UNIT OR SF      NOTE DATE         DATE (P&I)          DATE (IO)           MATURITY DATE
----------------------------------------------------------------------------------------------------------------------
   1                       $129,717     12/15/2000             NAP             02/01/2001            01/01/2006
   2                           $140     03/23/2001         05/10/2001             NAP                04/01/2011
   3                            $29     12/28/2000         02/01/2001             NAP                01/01/2011
   4                            $29     12/28/2000         02/01/2001             NAP                01/01/2011
   5                            $29     12/28/2000         02/01/2001             NAP                01/01/2011
   6                            $29     12/28/2000         02/01/2001             NAP                01/01/2011
   7                            $29     12/28/2000         02/01/2001             NAP                01/01/2011
   8                            $29     12/28/2000         02/01/2001             NAP                01/01/2011
   9                            $29     12/28/2000         02/01/2001             NAP                01/01/2011
   10                           $96     02/07/2001         03/01/2001             NAP                11/01/2010
   11                           $96     02/07/2001         03/01/2001             NAP                11/01/2010
   12                           $96     02/07/2001         03/01/2001             NAP                11/01/2010
   13                          $148     03/05/2001         05/01/2001             NAP                04/01/2011
   14                           $71     03/21/2001         05/01/2001             NAP                04/01/2011
   15                           $87     12/19/1995         02/01/1996             NAP                01/01/2006
   16                       $22,089     11/17/2000         01/01/2001             NAP                12/01/2010
   17                          $145     03/14/2001         05/01/2001             NAP                04/01/2011
   18                           $84     11/02/2000         01/01/2001             NAP                12/01/2010
   19                       $46,795     12/06/2000         02/01/2001             NAP                01/01/2011
   20                          $155     04/05/2001         06/01/2001             NAP                05/01/2011
   21                       $30,097     12/14/1999         02/01/2000             NAP                01/01/2010
   22                           $45     12/07/2000         02/02/2001             NAP                01/02/2011
   23                          $137     01/16/2001         03/01/2003          03/01/2001            02/01/2006
   24                           $52     02/09/2001             NAP             04/01/2001            03/01/2011
   25                           $84     12/22/1997         02/01/1998             NAP                01/01/2005
   26                       $77,840     01/22/2001         03/01/2001             NAP                02/01/2011
   27                           $42     09/15/2000         11/01/2000             NAP                10/01/2006
   28                           $91     01/24/2001         03/01/2001             NAP                02/01/2011
   29                       $90,631     01/24/2000         03/01/2000             NAP                02/01/2010
   30                           $81     12/08/2000         02/01/2001             NAP                01/01/2011
   31                           $82     01/10/2001         03/01/2001             NAP                02/01/2011
   32                       $53,783     01/24/2001         04/01/2001             NAP                03/01/2011
   33                           $84     11/13/2000         01/01/2001             NAP                12/01/2010
   34                          $190     01/05/2001         03/01/2001             NAP                02/01/2016
   35                       $14,469     08/08/2000         10/01/2000             NAP                09/01/2010
   36                       $14,469     08/08/2000         10/01/2000             NAP                09/01/2010
   37                       $14,469     08/08/2000         10/01/2000             NAP                09/01/2010
   38                       $14,469     08/08/2000         10/01/2000             NAP                09/01/2010
   39                       $14,469     08/08/2000         10/01/2000             NAP                09/01/2010
   40                       $14,469     08/08/2000         10/01/2000             NAP                09/01/2010
   41                      $103,885     03/14/2001         04/01/2001             NAP                09/01/2008
   42                           $49     12/15/2000         02/01/2001             NAP                01/01/2011
   43                          $153     03/02/2001         05/01/2001             NAP                04/01/2013
   44                           $89     11/17/2000         02/01/2001             NAP                07/01/2008
   45                           $94     01/04/2001         03/01/2001             NAP                02/01/2011
   46                           $50     01/25/2001             NAP             03/01/2001            02/01/2011
   47                           $50     01/25/2001             NAP             03/01/2001            02/01/2011
   48                          $183     01/23/2001         03/01/2001             NAP                02/01/2014
   49                           $87     01/26/2001         03/05/2001             NAP                02/05/2011
   50                       $29,392     12/21/2000         02/01/2001             NAP                01/01/2011
   51                           $15     12/21/2000         02/01/2001             NAP                01/01/2011
   52                           $30     11/21/2000             NAP             01/01/2001            12/01/2010
   53                           $71     03/22/2001         05/01/2001             NAP                04/01/2011
   54                           $66     12/22/2000         02/01/2001             NAP                01/01/2011
   55                           $25     02/13/2001         04/01/2001             NAP                03/01/2011
   56                           $25     02/13/2001         04/01/2001             NAP                03/01/2011
   57                           $86     07/07/1998         09/01/1998             NAP                08/01/2018
   58                       $54,412     02/13/2001         04/01/2002          04/01/2001            03/01/2011
   59                          $146     01/18/2001         03/01/2001             NAP                02/01/2016
   60                       $28,637     12/21/2000         02/01/2001             NAP                01/01/2011
   61                       $74,282     12/18/2000         03/01/2001             NAP                02/01/2011
   62                           $45     11/11/1996         01/01/1997             NAP                12/01/2016
   63                          $277     03/20/2001         05/01/2001             NAP                04/01/2011
   64                          $124     12/08/2000         02/01/2001             NAP                01/01/2011
   65                          $110     12/22/2000         02/01/2001             NAP                01/01/2010
   66                       $35,411     12/21/2000         02/01/2001             NAP                01/01/2011
   67                       $39,384     10/12/1998         12/01/1998             NAP                11/01/2013
   68                           $52     04/06/2001         06/01/2001             NAP                05/01/2011
   69                           $45     12/22/2000         02/01/2001             NAP                01/01/2021
   70                           $76     09/18/2000         11/01/2000             NAP                10/01/2010
   71                           $58     02/27/2001         04/01/2001             NAP                03/01/2011
   72                       $40,476     02/26/2001         04/01/2001             NAP                03/01/2011
   73                           $46     06/01/1998         08/01/1998             NAP                07/01/2013
   74                           $42     12/01/2000         02/01/2001             NAP                01/01/2011
   75                           $64     12/03/1999         02/01/2000             NAP                01/01/2010
   76                           $71     09/25/1996         12/01/1996             NAP                11/01/2006
   77                          $114     03/01/1996         05/01/1996             NAP                04/01/2016
   78                           $35     12/05/2000         02/01/2001             NAP                01/01/2011
   79                           $35     01/09/2001         03/01/2001             NAP                02/01/2011
   80                           $98     12/21/2000         03/01/2001             NAP                02/01/2011
   81                       $25,368     11/28/2000         02/01/2001             NAP                01/01/2011
   82                           $48     12/29/2000         02/01/2001             NAP                01/01/2011
   83                          $119     02/04/1998         03/01/1998             NAP                02/01/2009
   84                           $27     12/11/2000         02/01/2001             NAP                01/01/2011
   85                           $85     12/26/1996         02/01/1997             NAP                01/01/2012
   86                           $70     01/10/2001         03/01/2001             NAP                02/01/2011
   87                           $73     12/21/2000         02/01/2001             NAP                01/01/2011
   88                          $107     03/15/2001         05/01/2001             NAP                04/01/2011
   89                          $155     03/22/2001         05/01/2001             NAP                04/01/2011
   90                           $37     12/27/2000         02/01/2001             NAP                07/01/2011
   91                           $61     08/31/2000         10/01/2000             NAP                09/01/2010
   92                           $80     06/07/2000         08/01/2000             NAP                07/01/2010
   93                          $103     12/29/2000         02/01/2001             NAP                01/01/2011
   94                           $92     02/08/2001         04/01/2001             NAP                03/01/2011
   95                           $53     08/10/2000         10/01/2000             NAP                09/01/2010
   96                           $88     02/15/2001         04/01/2001             NAP                03/01/2011
   97                           $32     01/25/2001         03/01/2001             NAP                02/01/2011
   98                           $46     01/24/2001         03/01/2001             NAP                02/01/2021
   99                           $31     03/29/2001         05/01/2001             NAP                02/01/2008
  100                          $153     12/15/2000         02/01/2001             NAP                01/01/2011
  101                           $57     09/14/2000         11/01/2000             NAP                10/01/2010
  102                          $138     02/15/2001         04/01/2001             NAP                03/01/2011
  103                           $52     12/18/2000         02/01/2001             NAP                01/01/2011
  104                          $143     12/08/2000         02/01/2001             NAP                01/01/2011
  105                          $147     03/01/2001         04/01/2001             NAP                03/01/2011
  106                          $163     02/21/2001         04/01/2001             NAP                03/01/2013
  107                          $108     12/20/2000         03/01/2001             NAP                02/01/2011
  108                          $106     12/18/2000         02/01/2001             NAP                01/01/2011
  109                       $39,408     10/23/2000         01/01/2001             NAP                12/01/2010
  110                           $64     11/20/2000         01/01/2001             NAP                12/01/2010
  111                       $48,986     07/26/2000         09/01/2000             NAP                08/01/2010
  112                       $21,593     02/01/2001         04/01/2001             NAP                03/01/2011
  113                       $15,700     12/20/2000         02/01/2001             NAP                01/01/2011
  114                          $124     02/09/2001             NAP             04/01/2001            03/01/2011
  115                           $44     02/28/2001             NAP             04/01/2001            12/01/2009
  116                           $37     04/04/2001         06/01/2001             NAP                05/01/2011
  117                           $30     03/14/2001         05/01/2001             NAP                04/01/2011
  118                          $144     12/14/2000         02/01/2001             NAP                01/01/2011
  119                       $21,912     01/31/2001         03/01/2001             NAP                02/01/2011
  120                          $102     12/18/2000         02/01/2001             NAP                01/01/2011
  121                           $64     01/23/2001         03/01/2001             NAP                02/01/2011
  122                           $55     12/21/2000         02/01/2001             NAP                01/01/2011
  123                           $39     12/06/2000         02/01/2001             NAP                01/01/2011
  124                           $42     11/17/2000         01/01/2001             NAP                12/01/2010
  125                           $40     01/26/2001         03/01/2001             NAP                02/01/2011
  126                           $36     12/08/2000         02/01/2001             NAP                01/01/2011
  127                           $48     02/15/2001         04/01/2001             NAP                03/01/2011
  128                           $69     01/03/2001         03/01/2001             NAP                02/01/2011
  129                           $45     12/02/2000         02/01/2001             NAP                01/01/2011
  130                           $88     12/12/2000         02/01/2001             NAP                01/01/2008
  131                           $29     12/29/2000         03/01/2001             NAP                02/01/2016
  132                           $28     12/20/2000         02/01/2001             NAP                01/01/2011
  133                           $25     12/19/2000         02/01/2001             NAP                01/01/2011
  134                           $30     12/19/2000         02/01/2001             NAP                01/01/2011
  135                        $9,272     01/02/2001         03/01/2001             NAP                02/01/2011
  136                           $69     03/30/2001         05/01/2001             NAP                04/01/2006
  137                           $56     01/09/2001         03/01/2001             NAP                02/01/2016
  138                          $100     01/12/2001         03/01/2001             NAP                02/01/2016
  139                          $120     01/29/2001         03/01/2001             NAP                02/01/2011
  140                           $37     11/20/2000         01/01/2001             NAP                12/01/2010
  141                           $29     12/19/2000         02/01/2001             NAP                01/01/2016
  142                       $35,854     11/02/2000         01/01/2001             NAP                12/01/2010
  143                          $137     11/13/2000         01/01/2001             NAP                12/01/2010
  144                           $92     12/01/2000         02/01/2001             NAP                01/01/2016
  145                           $53     12/05/2000         02/01/2001             NAP                01/01/2016
  146                       $20,735     12/12/2000         02/01/2001             NAP                01/01/2011
  147                           $39     01/03/2001         03/01/2001             NAP                02/01/2011
  148                           $74     12/15/2000         02/01/2001             NAP                01/01/2011
  149                           $69     12/19/2000         02/01/2001             NAP                01/01/2011

------------------------------------------------------------------------------------------------------------------------------
                                                              REMAINING
MORTGAGE                             ORIGINAL TERM               TERM                 ORIGINAL               REMAINING
LOAN NO.          ARD LOAN             TO MATURITY           TO MATURITY           AMORT. TERM(6)           AMORT. TERM
------------------------------------------------------------------------------------------------------------------------------
   1                 No                    60                    56                      IO                      IO
   2                Yes                   120                    119                    360                     359
   3                Yes                   120                    116                    360                     356
   4                Yes                   120                    116                    360                     356
   5                Yes                   120                    116                    360                     356
   6                Yes                   120                    116                    360                     356
   7                Yes                   120                    116                    360                     356
   8                Yes                   120                    116                    360                     356
   9                Yes                   120                    116                    360                     356
   10                No                   117                    114                    357                     354
   11                No                   117                    114                    357                     354
   12                No                   117                    114                    357                     354
   13                No                   120                    119                    360                     359
   14                No                   120                    119                    360                     359
   15                No                   120                    56                     300                     236
   16                No                   120                    115                    360                     355
   17                No                   120                    119                    360                     359
   18                No                   120                    115                    360                     355
   19                No                   120                    116                    360                     356
   20               Yes                   120                    120                    360                     360
   21                No                   120                    104                    360                     344
   22                No                   120                    116                    300                     296
   23                No                    60                    57                     360                     360
   24                No                   120                    118                     IO                      IO
   25                No                    84                    44                     300                     260
   26                No                   120                    117                    300                     297
   27                No                    72                    65                     240                     233
   28                No                   120                    117                    360                     357
   29               Yes                   120                    105                    300                     285
   30                No                   120                    116                    360                     356
   31                No                   120                    117                    300                     297
   32                No                   120                    118                    360                     358
   33                No                   120                    115                    360                     355
   34                No                   180                    177                    300                     297
   35                No                   120                    112                    360                     352
   36                No                   120                    112                    360                     352
   37                No                   120                    112                    360                     352
   38                No                   120                    112                    360                     352
   39                No                   120                    112                    360                     352
   40                No                   120                    112                    360                     352
   41               Yes                    90                    88                     270                     268
   42                No                   120                    116                    300                     296
   43                No                   144                    143                    300                     299
   44                No                    90                    86                     360                     356
   45                No                   120                    117                    360                     357
   46                No                   120                    117                     IO                      IO
   47                No                   120                    117                     IO                      IO
   48                No                   156                    153                    240                     237
   49                No                   120                    117                    300                     297
   50                No                   120                    116                    300                     296
   51                No                   120                    116                    240                     236
   52                No                   120                    115                     IO                      IO
   53                No                   120                    119                    300                     299
   54                No                   120                    116                    360                     356
   55                No                   120                    118                    360                     358
   56                No                   120                    118                    360                     358
   57                No                   240                    207                    300                     267
   58                No                   120                    118                    360                     360
   59                No                   180                    177                    180                     177
   60                No                   120                    116                    300                     296
   61                No                   120                    117                    360                     357
   62                No                   240                    187                    300                     247
   63                No                   120                    119                    360                     359
   64                No                   120                    116                    360                     356
   65                No                   108                    104                    300                     296
   66                No                   120                    116                    360                     356
   67                No                   180                    150                    360                     330
   68                No                   120                    120                    240                     240
   69                No                   240                    236                    240                     236
   70                No                   120                    113                    360                     353
   71                No                   120                    118                    360                     358
   72                No                   120                    118                    240                     238
   73                No                   180                    146                    300                     266
   74                No                   120                    116                    360                     356
   75                No                   120                    104                    360                     344
   76                No                   120                    66                     300                     246
   77                No                   240                    179                    240                     179
   78                No                   120                    116                    360                     356
   79                No                   120                    117                    360                     357
   80                No                   120                    117                    360                     357
   81                No                   120                    116                    300                     296
   82                No                   120                    116                    240                     236
   83                No                   132                    93                     360                     321
   84                No                   120                    116                    360                     356
   85                No                   180                    128                    180                     128
   86                No                   120                    117                    360                     357
   87                No                   120                    116                    300                     296
   88               Yes                   120                    119                    360                     359
   89                No                   120                    119                    300                     299
   90                No                   126                    122                    360                     356
   91                No                   120                    112                    360                     352
   92                No                   120                    110                    300                     290
   93                No                   120                    116                    360                     356
   94                No                   120                    118                    300                     298
   95                No                   120                    112                    360                     352
   96                No                   120                    118                    360                     358
   97                No                   120                    117                    300                     297
   98                No                   240                    237                    240                     237
   99                No                    82                    81                     360                     359
  100                No                   120                    116                    300                     296
  101                No                   120                    113                    360                     353
  102                No                   120                    118                    360                     358
  103                No                   120                    116                    360                     356
  104                No                   120                    116                    360                     356
  105                No                   120                    118                    360                     358
  106                No                   144                    142                    360                     358
  107                No                   120                    117                    360                     357
  108                No                   120                    116                    360                     356
  109                No                   120                    115                    360                     355
  110                No                   120                    115                    360                     355
  111                No                   120                    111                    360                     351
  112                No                   120                    118                    360                     358
  113                No                   120                    116                    360                     356
  114                No                   120                    118                     IO                      IO
  115                No                   105                    103                     IO                      IO
  116                No                   120                    120                    360                     360
  117                No                   120                    119                    360                     359
  118                No                   120                    116                    360                     356
  119                No                   120                    117                    360                     357
  120                No                   120                    116                    360                     356
  121                No                   120                    117                    264                     261
  122                No                   120                    116                    360                     356
  123                No                   120                    116                    300                     296
  124                No                   120                    115                    300                     295
  125                No                   120                    117                    240                     237
  126                No                   120                    116                    264                     260
  127                No                   120                    118                    330                     328
  128                No                   120                    117                    300                     297
  129                No                   120                    116                    300                     296
  130                No                    84                    80                     180                     176
  131                No                   180                    177                    180                     177
  132                No                   120                    116                    300                     296
  133                No                   120                    116                    360                     356
  134                No                   120                    116                    300                     296
  135                No                   120                    117                    120                     117
  136                No                    60                    59                     360                     359
  137                No                   180                    177                    180                     177
  138                No                   180                    177                    180                     177
  139                No                   120                    117                    360                     357
  140                No                   120                    115                    300                     295
  141                No                   180                    176                    180                     176
  142                No                   120                    115                    300                     295
  143                No                   120                    115                    300                     295
  144                No                   180                    176                    180                     176
  145                No                   180                    176                    180                     176
  146                No                   120                    116                    300                     296
  147                No                   120                    117                    300                     297
  148                No                   120                    116                    240                     236
  149                No                   120                    116                    300                     296

                                          121                    113                    329                     322

--------------------------------------------------------------------------------------------------------------------------
MORTGAGE              MORTGAGE                    MONTHLY                  MONTHLY          UNDERWRITABLE
LOAN NO.                  RATE               PAYMENT (P&I)(7)          PAYMENT (IO)(7)          CASH FLOW          DSCR(8)
--------------------------------------------------------------------------------------------------------------------------
   1                    8.595%                        NAP                 $399,404            $11,093,264            2.32
   2                    6.900%                   $276,612                      NAP             $5,792,422            1.75
   3                    7.910%                    $68,434                      NAP             $1,022,124            1.26
   4                    7.910%                    $62,936                      NAP               $975,056            1.26
   5                    7.910%                    $39,600                      NAP               $591,925            1.26
   6                    7.910%                    $34,147                      NAP               $512,192            1.26
   7                    7.910%                    $34,048                      NAP               $512,066            1.26
   8                    7.910%                    $33,360                      NAP               $511,376            1.26
   9                    7.910%                    $31,847                      NAP               $483,626            1.26
   10                   8.299%                   $181,229                      NAP             $2,942,064            1.35
   11                   8.299%                    $60,410                      NAP               $999,077            1.35
   12                   8.299%                    $60,410                      NAP               $953,378            1.35
   13                   7.090%                   $177,910                      NAP             $3,015,070            1.41
   14                   7.380%                   $165,844                      NAP             $3,389,446            1.70
   15                   9.250%                   $184,122                      NAP             $2,931,628            1.33
   16                   7.530%                   $126,229                      NAP             $3,034,264            2.00
   17                   7.630%                   $126,757                      NAP             $2,049,434            1.35
   18                   7.880%                   $128,761                      NAP             $2,004,272            1.30
   19                   7.800%                   $120,938                      NAP             $2,034,448            1.40
   20                   7.500%                   $114,671                      NAP             $2,493,167            1.81
   21                   8.030%                   $118,265                      NAP             $1,840,260            1.30
   22                   7.640%                   $115,959                      NAP             $2,598,356            1.87
   23                   7.250%                    $99,768                  $89,587             $1,869,879            1.74
   24                   7.250%                        NAP                  $88,821             $2,074,716            1.95
   25                   7.270%                   $105,084                      NAP             $2,118,334            1.68
   26                   7.500%                    $92,374                      NAP             $3,217,025            2.90
   27                   8.810%                   $104,730                      NAP             $1,794,244            1.43
   28                   7.400%                    $76,162                      NAP             $1,519,553            1.66
   29                   9.640%                    $97,179                      NAP             $1,894,098            1.62
   30                   7.710%                    $77,609                      NAP             $1,165,430            1.25
   31                   7.750%                    $80,443                      NAP             $1,335,380            1.38
   32                   7.860%                    $76,023                      NAP             $1,156,858            1.27
   33                   8.090%                    $76,595                      NAP             $1,171,850            1.27
   34                   7.780%                    $77,245                      NAP             $1,528,761            1.65
   35                   8.050%                    $20,127                      NAP               $347,475            1.36
   36                   8.050%                    $18,726                      NAP               $294,371            1.36
   37                   8.050%                    $11,796                      NAP               $188,647            1.36
   38                   8.050%                    $11,575                      NAP               $180,432            1.36
   39                   8.050%                     $6,709                      NAP               $115,343            1.36
   40                   8.050%                     $5,898                      NAP                $92,754            1.36
   41                   7.390%                    $76,084                      NAP             $1,389,215            1.52
   42                   7.980%                    $77,049                      NAP             $1,176,982            1.27
   43                   7.220%                    $71,186                      NAP             $1,323,243            1.55
   44                   7.810%                    $69,174                      NAP             $1,330,278            1.60
   45                   7.500%                    $65,726                      NAP             $1,375,897            1.74
   46                   7.000%                        NAP                  $32,322               $812,112            2.09
   47                   7.000%                        NAP                  $20,907               $524,842            2.09
   48                   7.500%                    $70,892                      NAP             $1,174,086            1.38
   49                   7.930%                    $67,129                      NAP             $1,015,317            1.26
   50                   8.645%                    $70,459                      NAP             $1,362,229            1.61
   51                   7.000%                    $65,900                      NAP             $1,340,523            1.70
   52                   7.720%                        NAP                  $52,432             $1,513,729            2.41
   53                   7.810%                    $56,945                      NAP             $1,059,292            1.55
   54                   7.990%                    $54,980                      NAP               $930,280            1.41
   55                   7.500%                    $29,792                      NAP               $561,984            1.60
   56                   7.500%                    $22,475                      NAP               $440,005            1.60
   57                   7.510%                    $56,952                      NAP               $836,241            1.22
   58                   7.430%                    $51,388                  $46,455               $738,036            1.32
   59                   8.000%                    $69,763                      NAP             $1,085,667            1.30
   60                   7.500%                    $53,577                      NAP               $830,506            1.29
   61                   7.400%                    $48,467                      NAP               $891,912            1.53
   62                   8.500%                    $59,587                      NAP             $1,645,191            2.30
   63                   7.250%                    $47,070                      NAP               $938,657            1.66
   64                   7.780%                    $49,216                      NAP               $820,928            1.39
   65                   7.760%                    $51,407                      NAP               $810,015            1.31
   66                   7.100%                    $45,362                      NAP               $770,800            1.42
   67                   7.010%                    $44,620                      NAP               $670,668            1.25
   68                   7.000%                    $50,394                      NAP               $925,233            1.53
   69                   7.710%                    $53,201                      NAP             $1,115,407            1.75
   70                   8.760%                    $49,607                      NAP               $715,395            1.20
   71                   7.290%                    $42,463                      NAP               $692,539            1.36
   72                   6.950%                    $47,690                      NAP               $796,458            1.39
   73                   7.100%                    $44,930                      NAP             $1,006,946            1.87
   74                   7.130%                    $38,859                      NAP               $764,178            1.64
   75                   8.250%                    $42,597                      NAP               $698,133            1.37
   76                   8.625%                    $47,193                      NAP               $955,376            1.69
   77                   7.625%                    $50,828                      NAP               $723,005            1.19
   78                   8.150%                    $40,398                      NAP               $625,815            1.29
   79                   7.890%                    $38,484                      NAP               $618,716            1.34
   80                   7.390%                    $36,660                      NAP               $656,477            1.49
   81                   7.760%                    $40,067                      NAP               $805,877            1.68
   82                   8.000%                    $44,164                      NAP               $758,681            1.43
   83                   7.390%                    $37,730                      NAP               $662,280            1.46
   84                   7.270%                    $35,544                      NAP               $646,331            1.52
   85                   8.250%                    $60,149                      NAP               $838,415            1.16
   86                   7.500%                    $35,660                      NAP               $739,461            1.73
   87                   7.500%                    $37,689                      NAP               $741,286            1.64
   88                   7.400%                    $34,619                      NAP               $640,444            1.54
   89                   7.500%                    $36,950                      NAP               $721,026            1.63
   90                   7.960%                    $38,590                      NAP               $596,950            1.29
   91                   8.468%                    $38,332                      NAP               $604,128            1.31
   92                   7.895%                    $37,474                      NAP               $815,953            1.81
   93                   7.700%                    $34,222                      NAP               $664,663            1.62
   94                   7.700%                    $34,594                      NAP               $555,526            1.34
   95                   8.450%                    $31,380                      NAP               $567,411            1.51
   96                   7.560%                    $28,133                      NAP               $551,627            1.63
   97                   7.770%                    $30,266                      NAP               $568,969            1.57
   98                   7.390%                    $32,207                      NAP               $823,684            2.13
   99                   7.820%                    $27,408                      NAP               $526,989            1.60
  100                   8.010%                    $28,968                      NAP               $487,664            1.40
  101                   8.285%                    $27,888                      NAP               $476,715            1.42
  102                   7.150%                    $24,787                      NAP               $502,604            1.69
  103                   7.750%                    $25,970                      NAP               $582,008            1.87
  104                   8.200%                    $26,358                      NAP               $445,740            1.41
  105                   7.560%                    $24,616                      NAP               $435,476            1.47
  106                   7.690%                    $24,217                      NAP               $407,888            1.40
  107                   8.140%                    $25,281                      NAP               $399,067            1.32
  108                   7.270%                    $23,240                      NAP               $456,114            1.64
  109                   7.960%                    $24,853                      NAP               $405,623            1.36
  110                   8.150%                    $24,374                      NAP               $432,810            1.48
  111                   8.230%                    $24,370                      NAP               $387,457            1.32
  112                   7.430%                    $22,222                      NAP               $836,754            3.14
  113                   7.250%                    $21,489                      NAP               $385,202            1.49
  114                   7.410%                        NAP                  $18,525               $707,773            3.18
  115                   7.160%                        NAP                  $18,149               $578,518            2.66
  116                   7.015%                    $19,989                      NAP               $680,098            2.84
  117                   7.095%                    $20,151                      NAP               $434,401            1.80
  118                   7.500%                    $20,976                      NAP               $440,340            1.75
  119                   7.050%                    $19,391                      NAP               $341,304            1.47
  120                   8.000%                    $20,912                      NAP               $326,419            1.30
  121                   7.850%                    $21,907                      NAP               $389,243            1.48
  122                   7.750%                    $17,910                      NAP               $292,548            1.36
  123                   7.750%                    $18,883                      NAP               $378,200            1.67
  124                   7.910%                    $19,147                      NAP               $452,553            1.97
  125                   7.810%                    $20,616                      NAP               $297,203            1.20
  126                   8.250%                    $19,733                      NAP               $310,790            1.31
  127                   7.580%                    $17,041                      NAP               $266,871            1.31
  128                   7.550%                    $16,701                      NAP               $287,034            1.43
  129                   8.000%                    $16,980                      NAP               $349,693            1.72
  130                   8.010%                    $21,037                      NAP               $314,331            1.25
  131                   7.500%                    $20,023                      NAP               $357,677            1.49
  132                   7.000%                    $14,560                      NAP               $311,621            1.78
  133                   7.760%                    $14,342                      NAP               $309,841            1.80
  134                   7.750%                    $15,107                      NAP               $322,866            1.78
  135                   7.560%                    $23,803                      NAP               $436,027            1.53
  136                   7.610%                    $13,428                      NAP               $285,884            1.77
  137                   7.290%                    $17,387                      NAP               $413,493            1.98
  138                   7.590%                    $17,571                      NAP               $249,972            1.19
  139                   7.940%                    $13,315                      NAP               $272,519            1.71
  140                   7.940%                    $12,861                      NAP               $272,785            1.77
  141                   7.160%                    $14,525                      NAP               $215,691            1.24
  142                   7.730%                    $11,687                      NAP               $239,276            1.71
  143                   8.180%                    $10,346                      NAP               $167,650            1.35
  144                   7.500%                    $12,051                      NAP               $241,396            1.67
  145                   7.960%                    $10,963                      NAP               $243,584            1.85
  146                   7.370%                     $7,306                      NAP               $141,792            1.62
  147                   7.850%                     $6,933                      NAP               $143,178            1.72
  148                   8.380%                     $6,882                      NAP               $110,377            1.34
  149                   7.870%                     $5,724                      NAP               $119,090            1.73

                        7.759%                                                                                       1.60

--------------------------------------------------------------------------------------------------------------
MORTGAGE                BALLOON         BALLOON           CUT-OFF DATE            APPRAISED     VALUATION
LOAN NO.                BALANCE             LTV                    LTV                VALUE       DATE
--------------------------------------------------------------------------------------------------------------
   1                $55,000,000           45.8%                  45.8%         $120,000,000    01/01/2001
   2                $36,589,734           50.8%                  58.3%          $72,000,000    02/01/2001
   3                 $8,402,066           67.3%                  75.1%          $12,675,000    11/08/2000
   4                 $7,727,017           67.3%                  75.1%          $10,800,000    11/08/2000
   5                 $4,861,995           67.3%                  75.1%           $7,600,000    11/08/2000
   6                 $4,192,461           67.3%                  75.1%           $6,450,000    11/08/2000
   7                 $4,180,239           67.3%                  75.1%           $6,200,000    11/08/2000
   8                 $4,095,787           67.3%                  75.1%           $6,100,000    11/08/2000
   9                 $3,910,080           67.3%                  75.1%           $5,700,000    11/08/2000
   10               $21,567,648           56.2%                  62.3%          $36,700,000    08/30/2000
   11                $7,189,216           56.2%                  62.3%          $13,500,000    08/23/2000
   12                $7,189,216           56.2%                  62.3%          $13,800,000    08/23/2000
   13               $23,201,724           61.9%                  70.6%          $37,500,000    01/11/2001
   14               $21,169,284           42.3%                  48.0%          $50,000,000    01/01/2001
   15               $17,935,827           46.4%                  51.6%          $38,700,000    02/27/2001
   16               $15,936,473           43.1%                  48.5%          $37,000,000    10/11/2000
   17               $15,887,144           60.9%                  68.5%          $26,100,000    07/01/2001
   18               $15,849,349           59.2%                  66.1%          $26,750,000    09/26/2000
   19               $14,966,442           58.9%                  66.0%          $25,400,000    11/13/2000
   20               $14,514,031           48.4%                  54.7%          $30,000,000    02/01/2001
   21               $14,131,342           67.9%                  76.4%          $20,800,000    11/02/2000
   22               $12,438,967           41.5%                  51.4%          $30,000,000    12/01/2000
   23               $14,229,468           61.1%                  62.8%          $23,300,000    01/04/2001
   24               $14,500,000           41.3%                  41.3%          $35,100,000    12/01/2000
   25               $12,668,525           36.8%                  39.9%          $34,400,000    11/06/2000
   26               $10,173,158           30.6%                  37.5%          $33,200,000    12/01/2000
   27               $10,121,370           46.9%                  54.0%          $21,600,000    06/20/2000
   28                $9,702,307           55.8%                  63.1%          $17,400,000    12/01/2000
   29                $9,493,165           55.8%                  64.0%          $17,000,000    12/02/1999
   30                $9,667,112           64.5%                  72.3%          $14,990,000    01/01/2001
   31                $8,731,010           56.1%                  68.3%          $15,550,000    11/03/2000
   32                $9,379,131           70.0%                  78.3%          $13,400,000    01/04/2001
   33                $9,287,617           67.4%                  74.8%          $13,790,000    09/14/2000
   34                $6,742,105           38.5%                  58.1%          $17,500,000    11/20/2000
   35                $2,446,705           67.9%                  75.4%           $3,525,000    04/22/2000
   36                $2,276,422           67.9%                  75.4%           $3,290,000    04/22/2000
   37                $1,433,966           67.9%                  75.4%           $2,245,000    04/22/2000
   38                $1,407,079           67.9%                  75.4%           $1,925,000    04/22/2000
   39                  $815,568           67.9%                  75.4%           $1,255,000    04/22/2000
   40                  $716,983           67.9%                  75.4%           $1,150,000    04/22/2000
   41                $8,390,402           33.6%                  39.9%          $25,000,000    10/01/2000
   42                $8,254,074           59.0%                  71.1%          $14,000,000    10/20/2000
   43                $7,396,024           44.6%                  59.4%          $16,600,000    01/25/2001
   44                $8,898,775           55.3%                  59.5%          $16,100,000    10/17/2000
   45                $8,311,693           50.1%                  56.5%          $16,600,000    10/19/2000
   46                $5,465,000           51.7%                  51.7%          $11,100,000    11/05/2000
   47                $3,535,000           51.7%                  51.7%           $6,300,000    12/05/2000
   48                $4,833,297           36.6%                  66.3%          $13,200,000    01/03/2001
   49                $7,210,499           59.5%                  72.0%          $12,118,000    12/12/2000
   50                $7,268,148           58.6%                  69.5%          $12,400,000    12/01/2000
   51                $5,813,601           37.5%                  54.4%          $15,500,000    10/04/2000
   52                $8,150,000           45.3%                  45.3%          $18,000,000    10/11/2000
   53                $6,163,409           43.7%                  53.1%          $14,100,000    10/15/2000
   54                $6,711,648           65.2%                  72.6%          $10,300,000    11/15/2000
   55                $3,772,471           57.6%                  64.9%           $6,500,000    12/15/2000
   56                $2,845,899           57.6%                  64.9%           $5,000,000    12/15/2000
   57                $3,208,267           32.1%                  74.0%          $10,000,000    11/01/2000
   58                $6,660,033           72.0%                  80.0%           $9,250,000    01/04/2001
   59                  $231,359            2.1%                  65.8%          $11,000,000    11/29/2000
   60                $5,901,568           55.9%                  68.3%          $10,560,000    11/16/2000
   61                $6,174,196           63.0%                  71.3%           $9,800,000    11/15/2000
   62                $2,943,074           11.1%                  26.1%          $26,600,000    11/01/2000
   63                $6,066,143           52.2%                  59.3%          $11,620,000    01/05/2001
   64                $6,099,459           62.6%                  70.1%           $9,750,000    11/01/2000
   65                $5,748,210           56.9%                  67.0%          $10,100,000    12/06/2000
   66                $5,909,395           64.2%                  73.1%           $9,200,000    11/27/2000
   67                $5,140,898           57.8%                  73.5%           $8,900,000    11/07/2000
   68                $4,449,485           41.2%                  60.2%          $10,800,000    02/02/2001
   69                   $52,862            0.4%                  49.6%          $13,000,000    11/10/2000
   70                $5,739,583           63.0%                  68.9%           $9,115,000    11/01/2000
   71                $5,460,438           67.4%                  76.4%           $8,100,000    01/04/2001
   72                $4,221,184           45.8%                  66.7%           $9,220,000    01/17/2001
   73                $3,874,522           30.8%                  47.7%          $12,600,000    11/02/2000
   74                $5,050,970           56.1%                  63.9%           $9,000,000    10/23/2000
   75                $5,107,260           66.3%                  73.0%           $7,700,000    09/11/1999
   76                $4,769,858           42.2%                  48.1%          $11,300,000    10/30/2000
   77                   $50,507            0.6%                  64.6%           $8,400,000    11/01/2000
   78                $4,875,582           71.8%                  79.7%           $6,790,000    09/15/2000
   79                $4,730,829           67.6%                  75.5%           $7,000,000    12/06/2000
   80                $4,673,580           51.9%                  58.7%           $9,000,000    11/27/2000
   81                $4,347,157           38.6%                  46.8%          $11,275,000    10/19/2000
   82                $3,739,918           51.9%                  72.8%           $7,200,000    10/15/2000
   83                $4,596,895           58.9%                  66.9%           $7,805,000    09/01/1999
   84                $4,572,288           63.1%                  71.5%           $7,250,000    11/13/2000
   85                   $59,739            0.5%                  46.0%          $11,100,000    11/02/2000
   86                $4,509,535           40.6%                  45.8%          $11,100,000    11/21/2000
   87                $4,151,447           51.3%                  62.7%           $8,100,000    11/20/2000
   88                $4,412,487           54.5%                  61.7%           $8,100,000    12/13/2000
   89                $4,071,816           47.3%                  58.1%           $8,600,000    02/01/2000
   90                $4,170,936           47.3%                  56.4%           $8,820,000    12/13/2000
   91                $4,524,166           62.4%                  68.7%           $7,250,000    04/12/2000
   92                $4,035,531           36.7%                  44.1%          $11,000,000    11/12/2000
   93                $4,265,830           57.7%                  64.7%           $7,400,000    09/29/2000
   94                $3,771,316           58.9%                  71.7%           $6,400,000    01/17/2001
   95                $3,708,321           54.1%                  59.6%           $6,850,000    07/05/2000
   96                $3,546,900           59.1%                  66.6%           $6,000,000    01/18/2001
   97                $3,281,147           56.9%                  69.1%           $5,765,000    12/05/2000
   98                   $32,003            0.3%                  38.8%          $10,250,000    10/15/2000
   99                $3,556,955           57.4%                  61.2%           $6,200,000    08/23/2000
  100                $3,097,913           57.4%                  69.1%           $5,400,000    11/16/2000
  101                $3,335,355           57.5%                  63.5%           $5,800,000    08/09/2000
  102                $3,220,602           55.5%                  63.2%           $5,800,000    01/10/2001
  103                $3,225,486           44.5%                  49.9%           $7,250,000    10/16/2000
  104                $3,169,904           64.7%                  71.8%           $4,900,000    11/03/2000
  105                $3,103,536           56.4%                  63.6%           $5,500,000    01/01/2001
  106                $2,906,871           63.5%                  74.2%           $4,575,000    12/28/2000
  107                $3,052,666           66.4%                  73.8%           $4,600,000    02/01/2001
  108                $2,989,573           56.4%                  64.0%           $5,300,000    11/01/2000
  109                $3,041,705           67.5%                  75.2%           $4,507,000    09/19/2000
  110                $2,942,937           62.6%                  69.5%           $4,700,000    11/01/2000
  111                $2,925,491           71.4%                  78.9%           $4,100,000    07/14/2000
  112                $2,828,313           22.2%                  25.1%          $12,750,000    01/01/2001
  113                $2,768,344           61.5%                  69.8%           $4,500,000    11/10/2000
  114                $3,000,000           35.3%                  35.3%           $8,500,000    12/04/2000
  115                $3,000,000           33.0%                  33.0%           $9,100,000    01/12/2001
  116                $2,622,281           28.2%                  32.3%           $9,300,000    02/06/2001
  117                $2,626,951           51.5%                  58.8%           $5,100,000    01/10/2001
  118                $2,653,112           47.0%                  52.9%           $5,650,000    11/06/2000
  119                $2,535,187           61.1%                  69.7%           $4,150,000    12/19/2000
  120                $2,551,025           60.7%                  67.7%           $4,200,000    10/26/2000
  121                $2,088,768           46.4%                  60.8%           $4,500,000    11/10/2000
  122                $2,224,473           63.4%                  71.0%           $3,510,000    12/07/2000
  123                $2,049,953           42.7%                  51.9%           $4,800,000    11/06/2000
  124                $2,060,292           40.4%                  48.8%           $5,100,000    10/31/2000
  125                $1,758,853           45.1%                  63.8%           $3,900,000    12/19/2000
  126                $1,846,531           48.6%                  62.8%           $3,800,000    11/18/2000
  127                $2,020,901           68.5%                  79.9%           $2,950,000    01/08/2001
  128                $1,833,865           41.6%                  50.8%           $4,410,000    12/13/2000
  129                $1,816,928           42.7%                  51.4%           $4,260,000    11/01/2000
  130                $1,518,301           33.2%                  47.6%           $4,570,000    10/06/2000
  131                   $62,260            1.4%                  46.5%           $4,600,000    11/27/2000
  132                $1,651,783           40.3%                  50.0%           $4,100,000    11/15/2000
  133                $1,780,007           49.9%                  55.9%           $3,570,000    11/15/2000
  134                $1,639,962           51.2%                  62.2%           $3,200,000    03/01/2001
  135                   $42,776            0.9%                  42.7%           $4,600,000    12/09/2000
  136                $1,813,700           57.6%                  60.3%           $3,150,000    01/01/2001
  137                   $52,607            0.9%                  33.6%           $5,600,000    11/17/2000
  138                   $55,274            1.7%                  58.4%           $3,200,000    11/21/2000
  139                $1,630,938           47.1%                  52.6%           $3,460,000    01/15/2001
  140                $1,381,581           44.9%                  54.1%           $3,080,000    11/06/2000
  141                   $43,738            1.9%                  69.9%           $2,260,000    11/13/2000
  142                $1,270,763           34.0%                  41.2%           $3,741,000    10/10/2000
  143                $1,096,191           59.3%                  71.0%           $1,850,000    10/20/2000
  144                   $37,948            1.4%                  46.7%           $2,750,000    10/18/2000
  145                   $36,653            1.3%                  41.3%           $2,750,000    10/27/2000
  146                  $810,874           57.9%                  71.1%           $1,400,000    11/16/2000
  147                  $748,180           44.0%                  53.3%           $1,700,000    11/24/2000
  148                  $573,958           49.9%                  69.1%           $1,150,000    11/16/2000
  149                  $617,115           45.7%                  55.3%           $1,350,000    10/27/2000

                                          50.6%                  60.3%

-----------------------------------------------------------------------------------------------------------------------------
MORTGAGE                                                                                         LEASE
LOAN NO.    LARGEST TENANT(9)                                                               EXPIRATION DATE            % NSF
-----------------------------------------------------------------------------------------------------------------------------
   1        NAP                                                                                   NAP                    NAP
   2        Merrill Lynch                                                                     04/01/2011              100.0%
   3        Haworth                                                                           02/28/2002               53.7%
   4        Country Fresh                                                                     08/31/2010               31.3%
   5        Five Star Brands                                                                  05/31/2007              100.0%
   6        Johnson Controls Interiors                                                        01/31/2002               53.3%
   7        Trace Warehousing                                                                 11/30/2003               47.3%
   8        Master Assemblers                                                                 02/29/2004               30.1%
   9        Questron Distribution                                                             08/31/2006               47.2%
   10       SRA International                                                                 12/31/2015               98.9%
   11       Datatel, Inc.                                                                     12/31/2005               23.7%
   12       First Horizon Home                                                                10/31/2004               41.3%
   13       Copelands Sports                                                                  01/31/2009               22.6%
   14       JYACC                                                                             04/30/2005                7.1%
   15       Prudential Insurance Co.                                                          05/31/2002               40.8%
   16       NAP                                                                                   NAP                    NAP
   17       Eprise Corporation                                                                10/31/2010               63.3%
   18       Mervyn's                                                                          07/31/2017               41.8%
   19       NAP                                                                                   NAP                    NAP
   20       Elsevier Science Publishing                                                       03/31/2003               70.8%
   21       NAP                                                                                   NAP                    NAP
   22       National Computer Systems                                                         12/31/2005               66.5%
   23       Savi TechNology                                                                   12/31/2006               62.5%
   24       HomeRuns.Com                                                                      08/31/2008               49.2%
   25       Susan Dell, Inc.                                                                  01/31/2005                7.5%
   26       NAP                                                                                   NAP                    NAP
   27       H.D. Smith Wholesale Drug                                                         08/31/2006               34.8%
   28       Sears HomeLife                                                                    01/31/2010               35.5%
   29       NAP                                                                                   NAP                    NAP
   30       Quality Care Solutions, Inc.                                                      05/31/2010               37.8%
   31       Hadco Corporation                                                                 08/31/2010              100.0%
   32       NAP                                                                                   NAP                    NAP
   33       ST Microelectronics                                                               06/30/2004               34.5%
   34       SkyStream Networks                                                                07/14/2010              100.0%
   35       NAP                                                                                   NAP                    NAP
   36       NAP                                                                                   NAP                    NAP
   37       NAP                                                                                   NAP                    NAP
   38       NAP                                                                                   NAP                    NAP
   39       NAP                                                                                   NAP                    NAP
   40       NAP                                                                                   NAP                    NAP
   41       El Sitio                                                                          07/31/2004                 NAP
   42       Tireco, Inc.                                                                      12/31/2015              100.0%
   43       Nissei Sangyo Aerica, Ltd.                                                        01/31/2013              100.0%
   44       Elite Group Computer Systems, Inc.                                                11/30/2007              100.0%
   45       Equity Guaranty                                                                   07/31/2010               65.9%
   46       Medical Business Resources (Horizon Management Service)                           06/30/2004               22.5%
   47       SoftBase Systems                                                                  08/31/2004               12.4%
   48       Sage Inc.                                                                         06/30/2012               50.2%
   49       Storehouse, Inc.                                                                  07/31/2001               13.3%
   50       NAP                                                                                   NAP                    NAP
   51       Kaufman Container                                                                 09/30/2001               11.6%
   52       Medical Chemical Corporation                                                      08/31/2008                9.8%
   53       Exodus Telecom                                                                    01/13/2016              100.0%
   54       US Data                                                                           02/28/2001               12.6%
   55       Bon-ton Department Store                                                          12/31/2020              100.0%
   56       Bon-ton Distribution Center                                                       12/27/2020              100.0%
   57       Aquariam World By Anything Fishy                                                  08/14/2007               14.5%
   58       NAP                                                                                   NAP                    NAP
   59       Celox Networks                                                                    11/30/2012              100.0%
   60       NAP                                                                                   NAP                    NAP
   61       NAP                                                                                   NAP                    NAP
   62       Thompson Publishing Group                                                         07/31/2004               37.0%
   63       Boulevard Restaurant                                                              09/30/2003               39.1%
   64       Safeway                                                                           11/30/2025              100.0%
   65       Marshall's of MA                                                                  01/31/2010               53.5%
   66       NAP                                                                                   NAP                    NAP
   67       NAP                                                                                   NAP                    NAP
   68       Safeway                                                                           04/30/2001               45.2%
   69       Ross Dress For Less                                                               01/31/2005               23.9%
   70       Foveon Corporation                                                                03/23/2005               30.7%
   71       Forward Air Inc                                                                   09/30/2004               25.3%
   72       NAP                                                                                   NAP                    NAP
   73       Commonwealth Technology, Inc.                                                     10/31/2006               21.5%
   74       Weld Racing, Inc.                                                                 07/31/2003               14.1%
   75       Tuesday Morning                                                                   07/15/2003               13.7%
   76       ABCO Desert Market                                                                07/31/2003               46.2%
   77       Dominick's Finer Foods                                                            10/31/2015              100.0%
   78       Hobby Lobby                                                                       08/31/2007               33.0%
   79       Kmart Corp                                                                        10/31/2012               70.8%
   80       Optum, Inc.                                                                       10/31/2005              100.0%
   81       NAP                                                                                   NAP                    NAP
   82       Albertson's                                                                       10/31/2007               59.6%
   83       Facey Medical                                                                     04/30/2004               54.1%
   84       Lowy Group, Inc. (L D Brinkman)                                                   03/31/2002               28.6%
   85       Bed, Bath & Beyond                                                                01/13/2012               85.3%
   86       Phaethon Communications, Inc.                                                     04/04/2007               48.1%
   87       State of CA Franchise Tax Board                                                   10/31/2003               87.3%
   88       Paymentech                                                                        12/31/2012              100.0%
   89       Filene's Basement                                                                 01/31/2006               87.6%
   90       Johnson Controls, Inc.                                                            12/22/2006              100.0%
   91       24 Hour Fitness                                                                   05/31/2015               58.0%
   92       Rite Aid                                                                          05/31/2010               34.7%
   93       Towne Air Freight, Inc.                                                           10/31/2020              100.0%
   94       Barpoint.com                                                                      12/31/2010              100.0%
   95       NAP                                                                                   NAP                    NAP
   96       Clarent Corporation                                                               12/31/2007              100.0%
   97       HOB-LOB, LP (Hobby Lobby)                                                         07/31/2010               42.7%
   98       Staples, Inc.                                                                     07/31/2006               27.1%
   99       Earle M. Jorgensen Company                                                        04/30/2020              100.0%
  100       Norwalk Furniture Corp.                                                           07/31/2010               20.0%
  101       Scan International Inc.                                                           04/30/2005               58.5%
  102       Clark Brothers Transfer, Inc.                                                     12/31/2008              100.0%
  103       Imaginations Inc                                                                  11/30/2002               12.7%
  104       Terri's Furnishings                                                               09/01/2010               78.8%
  105       Cellular One                                                                      07/31/2004               36.2%
  106       Car Toys                                                                          11/30/2010               26.5%
  107       East Stroudsburg Party City                                                       10/31/2010               31.7%
  108       Health Club of Reston                                                             01/31/2006               21.9%
  109       NAP                                                                                   NAP                    NAP
  110       United Art and Education                                                          07/02/2007               45.3%
  111       NAP                                                                                   NAP                    NAP
  112       NAP                                                                                   NAP                    NAP
  113       NAP                                                                                   NAP                    NAP
  114       Kinney                                                                            08/31/2002               55.1%
  115       CVS                                                                               02/14/2005               12.2%
  116       Inno Visions, LLC                                                                 10/31/2006               34.3%
  117       Metalform Industries                                                              12/31/2006               59.8%
  118       Sizzler (Sky Sushi)                                                               02/14/2006               28.4%
  119       NAP                                                                                   NAP                    NAP
  120       Wella Laboratories                                                                03/31/2005               23.0%
  121       Mr. Barry E. Miller                                                               03/31/2006               13.7%
  122       Infomania                                                                         12/04/2004               15.6%
  123       Best Buy                                                                          02/28/2009              100.0%
  124       NAP                                                                                   NAP                    NAP
  125       Mission Bell Manufacturing, Inc.                                                  10/31/2009              100.0%
  126       NAP                                                                                   NAP                    NAP
  127       Kroger Limited Partnership I                                                      04/28/2008              100.0%
  128       Stratprobe                                                                        10/31/2003               30.0%
  129       Canned Foods                                                                      06/01/2008               47.0%
  130       Solliday Engineering                                                              03/31/2002               19.8%
  131       Gold Coast AC                                                                     02/28/2003                6.1%
  132       Specialty Valve and Fitting Co.                                                   04/30/2001               49.1%
  133       Andersen Distribution, Inc.                                                       11/30/2003              100.0%
  134       NAP                                                                                   NAP                    NAP
  135       NAP                                                                                   NAP                    NAP
  136       Rugged Wearhouse                                                                  10/31/2005               43.6%
  137       Healthsouth                                                                       04/30/2001               32.5%
  138       Your Office USA                                                                   07/31/2005               45.6%
  139       Walgreen Co.                                                                      03/31/2021              100.0%
  140       Innovative Metal Fabrication, Inc.                                                06/01/2004              100.0%
  141       American Dawn, Inc.                                                               02/28/2016              100.0%
  142       NAP                                                                                   NAP                    NAP
  143       DBL Realtors                                                                      11/30/2009              100.0%
  144       Gateway Computers                                                                 05/31/2005               34.3%
  145       Los Compadres Meat Market                                                         04/30/2006               15.5%
  146       NAP                                                                                   NAP                    NAP
  147       NAP                                                                                   NAP                    NAP
  148       Columbine Family Practice, P.C.                                                   12/27/2010               78.0%
  149       Hollywood Video                                                                   07/31/2008               66.7%

--------------------------------------------------------------------------------------------------------------
MORTGAGE                                                                            LEASE
LOAN NO.    SECOND LARGEST TENANT(9)                                           EXPIRATION DATE          % NSF
--------------------------------------------------------------------------------------------------------------
   1        NAP                                                                      NAP                  NAP
   2        NAP                                                                      NAP                  NAP
   3        Johnson Controls Interiors                                            09/30/2005            38.9%
   4        Country Fresh                                                         12/31/2005            23.5%
   5        NAP                                                                      NAP                  NAP
   6        Valor Industries                                                      08/31/2003            24.2%
   7        Leisure Life                                                          09/30/2001            20.3%
   8        Wilsonart International                                               03/31/2005            28.7%
   9        Exhibit Design Consultants                                            02/28/2006            26.6%
   10       Courtyard Cafe                                                        02/28/2003             0.7%
   11       The BC Consultants, Inc.                                              03/31/2007            17.3%
   12       Performance Engineering                                               12/31/2013            30.6%
   13       Borders                                                               08/31/2013            13.4%
   14       McAllon & Friedman                                                    12/31/2004             6.1%
   15       Nortel                                                                12/31/2006            25.1%
   16       NAP                                                                      NAP                  NAP
   17       Natural Microsystems                                                  05/30/2012            36.7%
   18       Michael's Arts & Crafts                                               01/31/2004             9.3%
   19       NAP                                                                      NAP                  NAP
   20       David Z/Brownskin-Storage                                             12/01/2012            16.4%
   21       NAP                                                                      NAP                  NAP
   22       First Int'l Computer of Texas                                         10/31/2005            17.6%
   23       Starlight Ballroom                                                    11/28/2002            16.3%
   24       Nextlink Communications                                               12/13/2014            11.9%
   25       August Silk, Inc.                                                     01/31/2005             5.5%
   26       NAP                                                                      NAP                  NAP
   27       Coach Leatherware a division of Sara Lee Corp.                        08/31/2006            33.1%
   28       Comp USA                                                              11/30/2015            23.7%
   29       NAP                                                                      NAP                  NAP
   30       Fitness Gallery, Inc.                                                 12/05/2006            21.7%
   31       NAP                                                                      NAP                  NAP
   32       NAP                                                                      NAP                  NAP
   33       Fujitsu Computer Products                                             04/30/2004            23.6%
   34       NAP                                                                      NAP                  NAP
   35       NAP                                                                      NAP                  NAP
   36       NAP                                                                      NAP                  NAP
   37       NAP                                                                      NAP                  NAP
   38       NAP                                                                      NAP                  NAP
   39       NAP                                                                      NAP                  NAP
   40       NAP                                                                      NAP                  NAP
   41       Yuca Restaurant                                                       09/30/2013              NAP
   42       NAP                                                                      NAP                  NAP
   43       NAP                                                                      NAP                  NAP
   44       NAP                                                                      NAP                  NAP
   45       Loud Cloud                                                            11/30/2005            22.2%
   46       IKON                                                                  12/31/2002             8.6%
   47       RHA Health                                                            07/31/2005            10.7%
   48       Big Bear (SUBLEASE)                                                   09/14/2003            49.8%
   49       Westco Group, Inc.                                                    03/30/2004             9.8%
   50       NAP                                                                      NAP                  NAP
   51       Gil Schwartz Distributors, LLC                                        02/28/2005            10.4%
   52       Zurich Payroll Operations, Limited                                    06/30/2001             8.8%
   53       NAP                                                                      NAP                  NAP
   54       ProGrama                                                              05/31/2002            11.1%
   55       NAP                                                                      NAP                  NAP
   56       NAP                                                                      NAP                  NAP
   57       David's Bridal                                                        03/07/2008            11.6%
   58       NAP                                                                      NAP                  NAP
   59       NAP                                                                      NAP                  NAP
   60       NAP                                                                      NAP                  NAP
   61       NAP                                                                      NAP                  NAP
   62       Nat'l Assoc. Wholesalers                                              12/31/2001            10.0%
   63       Phillips & Spallas                                                    08/31/2004            22.8%
   64       NAP                                                                      NAP                  NAP
   65       Linens 'N Things                                                      12/31/2019            46.5%
   66       NAP                                                                      NAP                  NAP
   67       NAP                                                                      NAP                  NAP
   68       ABC123                                                                08/31/2002             8.0%
   69       Marshall's                                                            01/31/2006            23.8%
   70       Sumitomo Electric Lightway                                            08/17/2005            16.6%
   71       Quality Control Services                                              03/31/2006            20.5%
   72       NAP                                                                      NAP                  NAP
   73       Sharp Electronics Corp.                                               08/31/2002            18.6%
   74       Nomad Footwear, Inc..                                                 03/31/2005            11.7%
   75       Malselle's Home Furnishing                                            07/31/2005            11.8%
   76       Today's Patio & Spa                                                   12/31/2001            10.8%
   77       NAP                                                                      NAP                  NAP
   78       Fine Furniture                                                        10/31/2005            25.7%
   79       Michaels Stores                                                       06/30/2010            14.9%
   80       NAP                                                                      NAP                  NAP
   81       NAP                                                                      NAP                  NAP
   82       Toys R Us                                                             10/31/2012            36.4%
   83       Sui & Schweitzer, DDS                                                 05/31/2000            14.7%
   84       Micro Control Company                                                 05/31/2001            26.2%
   85       Tweeter, Etc.                                                         09/30/2014            14.7%
   86       Kaeser Compressors, Inc.                                              03/31/2003            20.8%
   87       American River Bank                                                   11/30/2006             6.6%
   88       NAP                                                                      NAP                  NAP
   89       Papa Gino's                                                           12/31/2009            12.4%
   90       NAP                                                                      NAP                  NAP
   91       Blockbuster Inc.                                                      12/31/2004             7.1%
   92       Mother's Market & Kitchen                                             05/31/2010            32.6%
   93       NAP                                                                      NAP                  NAP
   94       NAP                                                                      NAP                  NAP
   95       NAP                                                                      NAP                  NAP
   96       NAP                                                                      NAP                  NAP
   97       Minnesota Warehouse Furniture                                         10/31/2010            37.9%
   98       Pic 'N Save No. 3                                                     09/30/2020            23.2%
   99       NAP                                                                      NAP                  NAP
  100       Fitness Gallery, Inc.                                                 11/30/2006            18.3%
  101       Ross Stores, Inc.                                                     01/31/2003            41.6%
  102       NAP                                                                      NAP                  NAP
  103       Health South                                                          12/31/2002             9.7%
  104       Mattress Firm                                                         07/01/2010            21.2%
  105       ICI Paints                                                            03/31/2006            20.6%
  106       Gateway Computers                                                     11/30/2005            20.2%
  107       Pier 1 Imports U.S., Inc.                                             02/28/2011            25.4%
  108       Mortgage Resources                                                    01/31/2005            21.4%
  109       NAP                                                                      NAP                  NAP
  110       Flower City                                                           10/01/2008            20.4%
  111       NAP                                                                      NAP                  NAP
  112       NAP                                                                      NAP                  NAP
  113       NAP                                                                      NAP                  NAP
  114       Jennifer Leather                                                      08/31/2004            13.2%
  115       House of Linens                                                       06/30/2003            11.0%
  116       Public Health Institute                                               04/30/2007            23.7%
  117       Begley Company                                                        04/30/2005            20.9%
  118       West Coast Occupational Grp.                                          12/31/2004             7.9%
  119       NAP                                                                      NAP                  NAP
  120       Coldwell Banker Residential                                           10/31/2002            21.6%
  121       Lake County Ventures, Inc.                                            01/31/2009            12.7%
  122       Olander Fasteners                                                     01/15/2005            15.2%
  123       NAP                                                                      NAP                  NAP
  124       NAP                                                                      NAP                  NAP
  125       NAP                                                                      NAP                  NAP
  126       NAP                                                                      NAP                  NAP
  127       NAP                                                                      NAP                  NAP
  128       Dexcom                                                                05/14/2003            27.4%
  129       Factory 2-U Stores, Inc.                                              07/01/2010            30.7%
  130       KK Architects                                                         07/31/2001            16.1%
  131       Lettini & Associates                                                  03/31/2001             4.6%
  132       American Tool Exchange                                                01/31/2004            17.1%
  133       NAP                                                                      NAP                  NAP
  134       NAP                                                                      NAP                  NAP
  135       NAP                                                                      NAP                  NAP
  136       Dress Barn                                                            12/31/2010            30.9%
  137       NovaCare Outpatient                                                   06/30/2004            31.7%
  138       Cornerstone Group Architects                                          07/31/2010            27.2%
  139       NAP                                                                      NAP                  NAP
  140       NAP                                                                      NAP                  NAP
  141       NAP                                                                      NAP                  NAP
  142       NAP                                                                      NAP                  NAP
  143       NAP                                                                      NAP                  NAP
  144       Calico Corners                                                        02/14/2006            28.4%
  145       Flowerama                                                             10/01/2003            10.8%
  146       NAP                                                                      NAP                  NAP
  147       NAP                                                                      NAP                  NAP
  148       Crockett Vision Center, Inc.                                          12/27/2010            22.0%
  149       Zuka Juice                                                            06/30/2003            11.1%

-----------------------------------------------------------------------------------------------------------------------------
MORTGAGE                                                              LEASE                                INSURANCE
LOAN NO.    THIRD LARGEST TENANT(9)                              EXPIRATION DATE              % NSF     ESCROW IN PLACE
-----------------------------------------------------------------------------------------------------------------------------
   1        NAP                                                        NAP                      NAP           Yes
   2        NAP                                                        NAP                      NAP           Yes
   3        Haworth                                                03/31/2003                  7.4%           Yes
   4        Diesel TechNology Company                              12/31/2002                 17.5%           Yes
   5        NAP                                                        NAP                      NAP           Yes
   6        Ferrara Fire Apparatus                                 08/31/2001                 14.7%           Yes
   7        Hardwoods                                              04/30/2002                 16.9%           Yes
   8        Nordic Products                                        01/31/2004                 16.8%           Yes
   9        Family Christian Store                                 07/31/2002                 23.5%           Yes
   10       Tax Management                                         07/31/2004                  0.4%            No
   11       Cox Communications                                     06/30/2005                 14.8%            No
   12       Life Cycle Technologies-Sub. AMS                       12/31/2002                 12.6%            No
   13       Eddie Bauer                                            01/31/2009                  4.9%            No
   14       Arista Investors                                       05/31/2007                  5.3%           Yes
   15       BDO Seidman, LLP                                       12/31/2005                  5.6%            No
   16       NAP                                                        NAP                      NAP            No
   17       NAP                                                        NAP                      NAP            No
   18       Walgreens                                              10/31/2030                  6.7%           Yes
   19       NAP                                                        NAP                      NAP           Yes
   20       The Men's Wearhouse - Retail                           02/28/2010                 10.4%            No
   21       NAP                                                        NAP                      NAP            No
   22       Starlink, Inc                                          12/31/2007                  3.5%            No
   23       Logicon, Inc.                                          04/06/2001                 13.1%            No
   24       360 Networks, Inc.                                     10/31/2015                 11.8%           Yes
   25       Soya Fashions, Inc.                                    09/30/2008                  4.4%            No
   26       NAP                                                        NAP                      NAP           Yes
   27       GeoLogistics Americans, Inc.                           09/30/2006                 22.9%            No
   28       Michaels Stores                                        03/31/2015                 19.8%           Yes
   29       NAP                                                        NAP                      NAP           Yes
   30       University of Phoenix                                  09/10/2007                 17.0%           Yes
   31       NAP                                                        NAP                      NAP           Yes
   32       NAP                                                        NAP                      NAP            No
   33       Federal Aviation Administration                        08/31/2005                 15.5%            No
   34       NAP                                                        NAP                      NAP            No
   35       NAP                                                        NAP                      NAP           Yes
   36       NAP                                                        NAP                      NAP           Yes
   37       NAP                                                        NAP                      NAP           Yes
   38       NAP                                                        NAP                      NAP           Yes
   39       NAP                                                        NAP                      NAP           Yes
   40       NAP                                                        NAP                      NAP           Yes
   41       Dollar World                                           10/14/2004                   NAP            No
   42       NAP                                                        NAP                      NAP           Yes
   43       NAP                                                        NAP                      NAP           Yes
   44       NAP                                                        NAP                      NAP            No
   45       E-Cell Technologies                                    10/31/2005                 11.9%            No
   46       Montreat College                                       05/31/2003                  8.1%           Yes
   47       CII Technologies                                       06/30/2005                  9.2%           Yes
   48       NAP                                                        NAP                      NAP           Yes
   49       Kinko's, Inc.                                          09/30/2002                  7.3%           Yes
   50       NAP                                                        NAP                      NAP           Yes
   51       Heads & Threads                                        03/31/2001                  9.5%           Yes
   52       Sports Source                                          11/30/2003                  8.6%            No
   53       NAP                                                        NAP                      NAP           Yes
   54       The Plumbing Experts                                   09/30/2002                  6.1%           Yes
   55       NAP                                                        NAP                      NAP           Yes
   56       NAP                                                        NAP                      NAP           Yes
   57       Slick Willie's Family Pool Hall                        07/31/2008                 10.4%           Yes
   58       NAP                                                        NAP                      NAP            No
   59       NAP                                                        NAP                      NAP           Yes
   60       NAP                                                        NAP                      NAP           Yes
   61       NAP                                                        NAP                      NAP           Yes
   62       Armstrong, Westerman                                   01/31/2004                  9.8%            No
   63       Kay & Merkle                                           05/31/2005                 18.1%            No
   64       NAP                                                        NAP                      NAP            No
   65       NAP                                                        NAP                      NAP           Yes
   66       NAP                                                        NAP                      NAP           Yes
   67       NAP                                                        NAP                      NAP            No
   68       Medical                                                02/28/2002                  5.8%            No
   69       24 Hour Fitness                                        12/31/2004                 20.3%           Yes
   70       Highway Information Systems                            02/09/2005                 15.8%           Yes
   71       Air Cargo Transport Services                           08/31/2007                  7.6%           Yes
   72       NAP                                                        NAP                      NAP           Yes
   73       Fitness                                                10/31/2005                 11.2%            No
   74       PCS Company                                            06/30/2005                  8.7%           Yes
   75       Chuck E. Cheese                                        02/28/2005                 11.4%           Yes
   76       Marilyn's First Mexican Restaurant                     12/31/2001                  4.1%            No
   77       NAP                                                        NAP                      NAP            No
   78       Office Depot                                           08/31/2007                 17.4%           Yes
   79       Rent Way, Inc.                                         12/31/2003                  2.0%           Yes
   80       NAP                                                        NAP                      NAP           Yes
   81       NAP                                                        NAP                      NAP           Yes
   82       GoodYear Service Center                                01/31/2006                  4.0%           Yes
   83       State of California                                    01/31/2006                  7.9%            No
   84       Packaging Corp of America                              02/28/2006                 26.2%           Yes
   85       NAP                                                        NAP                      NAP            No
   86       Ventrica, Inc.                                         06/14/2007                 17.9%            No
   87       Sierra Pac Conf. Free                                  01/31/2002                  1.2%           Yes
   88       NAP                                                        NAP                      NAP           Yes
   89       NAP                                                        NAP                      NAP           Yes
   90       NAP                                                        NAP                      NAP            No
   91       US Recruiting                                          10/18/2000                  3.9%           Yes
   92       Gateway Companies, Inc.                                04/30/2005                 14.9%           Yes
   93       NAP                                                        NAP                      NAP            No
   94       NAP                                                        NAP                      NAP            No
   95       NAP                                                        NAP                      NAP           Yes
   96       NAP                                                        NAP                      NAP            No
   97       China Buffet                                           09/14/2010                  5.5%           Yes
   98       Pier 1 Imports (U S), Inc.                             02/28/2010                 11.8%            No
   99       NAP                                                        NAP                      NAP            No
  100       Leather Center, Inc.                                   08/31/2005                 17.2%           Yes
  101       NAP                                                        NAP                      NAP           Yes
  102       NAP                                                        NAP                      NAP            No
  103       Hobby Town USA                                         07/14/2001                  8.8%           Yes
  104       NAP                                                        NAP                      NAP           Yes
  105       Dunkin Dounts                                          01/30/2021                 15.7%           Yes
  106       Coker Floor Company                                    01/31/2011                 19.3%           Yes
  107       Pet Supplies Plus                                      09/30/2005                 17.5%           Yes
  108       Digital Corp.                                          01/23/2007                 20.6%           Yes
  109       NAP                                                        NAP                      NAP           Yes
  110       Kabuto Japanese Steakhouse                             03/31/2005                  8.7%           Yes
  111       NAP                                                        NAP                      NAP           Yes
  112       NAP                                                        NAP                      NAP            No
  113       NAP                                                        NAP                      NAP           Yes
  114       PLN World, Inc.                                                                    6.2%            No
  115       Choi Supermarket                                       03/31/2001                  7.6%            No
  116       SiemansTransportation Systems                          04/30/2004                 17.4%            No
  117       NAP                                                        NAP                      NAP           Yes
  118       William Meditz/ Maina Berger,MD                        03/14/2003                  7.7%           Yes
  119       NAP                                                        NAP                      NAP           Yes
  120       ADR/Preferred Business Ppty                            06/30/2005                 10.9%           Yes
  121       George Hamway and Tarek Shaker                         05/31/2007                  9.9%            No
  122       WestAmerica Bank                                       10/31/2002                  8.4%           Yes
  123       NAP                                                        NAP                      NAP           Yes
  124       NAP                                                        NAP                      NAP            No
  125       NAP                                                        NAP                      NAP           Yes
  126       NAP                                                        NAP                      NAP           Yes
  127       NAP                                                        NAP                      NAP            No
  128       Procurement Ease                                       04/09/2003                  9.8%            No
  129       Big 5 Sporting Good Store                              07/01/2008                 19.4%           Yes
  130       El Plato Inc.                                          06/30/2001                 15.6%            No
  131       Epicure                                                08/31/2005                  4.2%           Yes
  132       Mighty Industrial                                      11/30/2002                 12.6%           Yes
  133       NAP                                                        NAP                      NAP            No
  134       NAP                                                        NAP                      NAP           Yes
  135       NAP                                                        NAP                      NAP           Yes
  136       Famous Footwear                                        01/31/2006                 25.5%            No
  137       Cal Trans (State of CA)                                03/31/2005                 21.7%            No
  138       Incircuit Development                                  07/31/2005                 18.7%           Yes
  139       NAP                                                        NAP                      NAP            No
  140       NAP                                                        NAP                      NAP            No
  141       NAP                                                        NAP                      NAP            No
  142       NAP                                                        NAP                      NAP            No
  143       NAP                                                        NAP                      NAP           Yes
  144       Western Financial                                      03/31/2005                 18.7%            No
  145       La Mexicana Bakery & Deli                              07/01/2002                  5.9%           Yes
  146       NAP                                                        NAP                      NAP           Yes
  147       NAP                                                        NAP                      NAP           Yes
  148       NAP                                                        NAP                      NAP           Yes
  149       Wendel J. Lewis, DMD                                   06/30/2003                 11.1%           Yes

                                                                                                             58.38%

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE          TAX           CAPITAL EXPENDITURE             TI/LC                                 SPRINGING
LOAN NO.    ESCROW IN PLACE     ESCROW IN PLACE(10)      ESCROW IN PLACE(11)                    ESCROW DESCRIPTION(12)
------------------------------------------------------------------------------------------------------------------------------------
   1              Yes                   Yes                      No                                     Other
   2              Yes                    No                      No                                     TI/LC
   3              Yes                   Yes                      Yes
   4              Yes                   Yes                      Yes
   5              Yes                   Yes                      Yes
   6              Yes                   Yes                      Yes
   7              Yes                   Yes                      Yes
   8              Yes                   Yes                      Yes
   9              Yes                   Yes                      Yes
   10             Yes                    No                      Yes                               Insurance, TI/LC
   11             Yes                    No                      No                                Insurance, TI/LC
   12             Yes                    No                      Yes                               Insurance, TI/LC
   13             Yes                    No                      Yes
   14             Yes                   Yes                      Yes                                    TI/LC
   15             No                    Yes                      Yes                             Replacement Reserves
   16             Yes                   Yes                      No
   17             Yes                   Yes                      Yes
   18             Yes                   Yes                      Yes
   19             Yes                    No                      No
   20             Yes                   Yes                      Yes
   21             Yes                   Yes                      No
   22             No                     No                      No
   23             Yes                   Yes                      Yes
   24             Yes                   Yes                      No
   25             Yes                    No                      No
   26             Yes                    No                      No
   27             Yes                    No                      No
   28             Yes                   Yes                      No
   29             Yes                   Yes                      No
   30             Yes                    No                      No                                     TI/LC
   31             Yes                    No                      Yes
   32             No                     No                      No
   33             Yes                    No                      No                                     TI/LC
   34             Yes                    No                      Yes                                  Insurance
   35             Yes                   Yes                      No
   36             Yes                   Yes                      No
   37             Yes                   Yes                      No
   38             Yes                   Yes                      No
   39             Yes                   Yes                      No                              Replacement Reserves
   40             Yes                   Yes                      No
   41             Yes                   Yes                      Yes
   42             Yes                    No                      Yes
   43             Yes                    No                      Yes                                    TI/LC
   44             No                    Yes                      Yes                                Tax, Insurance
   45             Yes                   Yes                      Yes                                  Insurance
   46             Yes                    No                      No
   47             Yes                    No                      No
   48             Yes                   Yes                      Yes
   49             Yes                    No                      Yes
   50             Yes                   Yes                      No                                     Other
   51             Yes                    No                      No
   52             No                    Yes                      No
   53             Yes                   Yes                      Yes
   54             Yes                   Yes                      No
   55             Yes                    No                      No                                   Insurance
   56             Yes                    No                      No                                   Insurance
   57             Yes                    No                      Yes                             Replacement Reserves
   58             Yes                   Yes                      No
   59             Yes                   Yes                      No                                     TI/LC
   60             Yes                   Yes                      No
   61             Yes                   Yes                      No
   62             Yes                    No                      No
   63             Yes                   Yes                      No                                   Insurance
   64             Yes                    No                      No                                   Insurance
   65             Yes                   Yes                      Yes                                    TI/LC
   66             Yes                   Yes                      No
   67             Yes                   Yes                      No
   68             Yes                   Yes                      No
   69             Yes                   Yes                      Yes
   70             Yes                    No                      Yes
   71             Yes                    No                      Yes
   72             Yes                    No                      No
   73             Yes                    No                      No
   74             Yes                   Yes                      No
   75             Yes                   Yes                      Yes
   76             Yes                    No                      No
   77             No                     No                      No                                      Tax
   78             Yes                   Yes                      Yes
   79             Yes                   Yes                      Yes
   80             Yes                   Yes                      Yes
   81             Yes                    No                      No
   82             Yes                   Yes                      No                                     TI/LC
   83             Yes                   Yes                      Yes
   84             Yes                   Yes                      Yes
   85             No                     No                      No
   86             No                     No                      Yes
   87             Yes                   Yes                      Yes
   88             Yes                   Yes                      No
   89             Yes                   Yes                      Yes                                    TI/LC
   90             No                     No                      Yes
   91             Yes                   Yes                      Yes
   92             Yes                    No                      No
   93             No                    Yes                      No
   94             Yes                    No                      Yes
   95             Yes                   Yes                      No
   96             Yes                    No                      Yes
   97             Yes                    No                      Yes
   98             No                     No                      Yes
   99             No                     No                      No
  100             Yes                    No                      Yes
  101             Yes                   Yes                      Yes                                    TI/LC
  102             Yes                    No                      Yes
  103             Yes                   Yes                      Yes
  104             Yes                   Yes                      Yes
  105             Yes                   Yes                      Yes
  106             Yes                   Yes                      Yes
  107             Yes                    No                      Yes                                    TI/LC
  108             Yes                   Yes                      No                                Insurance, TI/LC
  109             Yes                   Yes                      No
  110             Yes                   Yes                      Yes
  111             Yes                   Yes                      No
  112             Yes                    No                      No
  113             Yes                   Yes                      No
  114             Yes                    No                      Yes                       Insurance, Replacement Reserves
  115             No                     No                      No                      Tax, Insurance, Replacement Reserves
  116             No                     No                      No                      Tax, Insurance, Replacement Reserves
  117             Yes                   Yes                      Yes
  118             Yes                   Yes                      Yes
  119             Yes                   Yes                      No                      Tax, Insurance, Replacement Reserves
  120             Yes                   Yes                      Yes
  121             No                     No                      No
  122             Yes                   Yes                      No
  123             Yes                    No                      No
  124             No                     No                      No                                 Tax, Insurance
  125             No                     No                      No                                     TI/LC
  126             Yes                   Yes                      No
  127             No                     No                      Yes
  128             No                     No                      No                                 Tax, Insurance
  129             Yes                    No                      No                                     TI/LC
  130             No                     No                      No                                 Tax, Insurance
  131             Yes                    No                      No
  132             Yes                   Yes                      No                                     TI/LC
  133             No                     No                      No
  134             Yes                    No                      No
  135             Yes                    No                      No
  136             Yes                   Yes                      No                                Insurance, TI/LC
  137             Yes                    No                      No                                   Insurance
  138             Yes                    No                      Yes
  139             No                    Yes                      No
  140             No                     No                      No                             Tax, Insurance, TI/LC
  141             No                     No                      No
  142             Yes                    No                      No                                   Insurance
  143             Yes                    No                      No                                     TI/LC
  144             No                     No                      Yes                                Tax, Insurance
  145             Yes                    No                      No
  146             Yes                   Yes                      No
  147             Yes                   Yes                      No
  148             Yes                    No                      No
  149             Yes                    No                      No

                87.52%                 55.24%                  59.35%

-----------------------------------------------------------------------------------------------------------------------------
                           INITIAL CAPITAL             MONTHLY CAPITAL                      CURRENT                  INITIAL
MORTGAGE               EXPENDITURE  ESCROW          EXPENDITURE ESCROW          CAPITAL EXPENDITURE             TI/LC ESCROW
LOAN NO.                    REQUIREMENT(13)             REQUIREMENT(14)           ESCROW BALANCE(15)          REQUIREMENT(16)
-----------------------------------------------------------------------------------------------------------------------------
   1                              $223,300                    $116,667                     $689,967                       $0
   2                                    $0                          $0                           $0                       $0
   3                                    $0                      $2,115                       $4,231                  $80,000
   4                                    $0                      $1,667                       $3,335                       $0
   5                                    $0                      $1,927                       $3,856                       $0
   6                                    $0                      $1,719                       $3,439                       $0
   7                                $1,875                      $1,727                       $3,455                       $0
   8                                    $0                      $1,538                       $3,077                       $0
   9                                    $0                      $1,292                       $2,584                       $0
   10                                   $0                      $3,305                       $9,979                 $330,945
   11                                   $0                      $1,113                       $3,326                       $0
   12                                   $0                      $1,126                       $3,326                  $11,184
   13                                   $0                          $0                           $0                       $0
   14                             $605,000                          $0                     $605,000               $1,275,000
   15                                   $0                          $0                           $0                       $0
   16                              $75,000                          $0                      $75,000                       $0
   17                                   $0                      $1,031                           $0                 $500,000
   18                             $229,915                      $3,528                     $240,499                  $75,000
   19                                   $0                          $0                           $0                       $0
   20                              $11,694                      $2,120                      $11,694               $1,400,000
   21                             $131,375                      $8,800                     $147,546                       $0
   22                                   $0                          $0                           $0                       $0
   23                                   $0                        $889                           $0                       $0
   24                              $55,230                      $4,605                      $49,210                       $0
   25                                   $0                          $0                           $0                       $0
   26                                   $0                          $0                           $0                       $0
   27                                   $0                          $0                           $0                       $0
   28                               $1,503                      $1,503                       $4,509                       $0
   29                                   $0                     $15,099                     $183,188                       $0
   30                                   $0                          $0                           $0                       $0
   31                                   $0                      $1,617                           $0                 $400,000
   32                                   $0                          $0                           $0                       $0
   33                                   $0                          $0                           $0                       $0
   34                                   $0                        $668                      $15,812                       $0
   35                              $25,813                        $811                      $16,335                       $0
   36                              $56,375                        $810                      $16,334                       $0
   37                              $45,062                        $592                      $11,930                       $0
   38                              $21,250                        $525                      $10,580                       $0
   39                              $11,094                        $517                      $10,424                       $0
   40                               $6,625                        $453                       $9,124                       $0
   41                                   $0                     $19,555                      $24,634                       $0
   42                                   $0                      $1,692                       $1,692               $1,200,000
   43                                   $0                          $0                           $0               $1,808,125
   44                              $24,375                      $1,338                      $25,713                       $0
   45                               $1,654                      $1,654                       $4,961                 $495,000
   46                                   $0                      $2,037                           $0                       $0
   47                                   $0                      $1,317                           $0                       $0
   48                                   $0                        $998                           $0                       $0
   49                                   $0                          $0                           $0                       $0
   50                              $29,583                     $15,833                      $63,333                       $0
   51                             $136,345                          $0                     $136,395                       $0
   52                              $64,188                          $0                      $64,188                       $0
   53                                   $0                      $1,327                       $1,327               $1,200,000
   54                                   $0                      $1,417                       $1,417                       $0
   55                               $5,000                          $0                           $0                       $0
   56                               $4,063                          $0                           $0                       $0
   57                                   $0                          $0                           $0                   $2,500
   58                               $1,700                      $1,700                       $1,700                       $0
   59                                   $0                        $825                         $825                       $0
   60                             $294,125                     $10,005                     $236,983                       $0
   61                                   $0                      $1,958                           $0                       $0
   62                                   $0                          $0                           $0                       $0
   63                                 $915                        $415                         $415                       $0
   64                                   $0                        $691                           $0                       $0
   65                                   $0                        $514                       $1,028                       $0
   66                             $114,000                          $0                     $114,084                       $0
   67                                   $0                      $2,750                      $61,414                       $0
   68                             $354,687                        $800                     $283,910                       $0
   69                                   $0                      $2,959                       $2,959                       $0
   70                                   $0                          $0                           $0                 $300,000
   71                                   $0                      $1,333                           $0                       $0
   72                                   $0                          $0                           $0                       $0
   73                                   $0                          $0                           $0                       $0
   74                                   $0                      $1,127                       $1,127                       $0
   75                              $33,625                      $1,384                       $9,307                       $0
   76                                   $0                          $0                           $0                       $0
   77                                   $0                          $0                           $0                       $0
   78                                 $375                      $1,907                       $4,189                       $0
   79                              $45,250                      $1,881                      $45,250                       $0
   80                                   $0                      $1,033                           $0               $1,240,000
   81                                   $0                          $0                           $0                       $0
   82                              $17,813                      $1,378                      $23,325                       $0
   83                                   $0                      $3,500                      $62,363         See footnote (17)
   84                                   $0                        $818                     $217,933                 $100,000
   85                                   $0                          $0                           $0                       $0
   86                                   $0                          $0                           $0                       $0
   87                              $20,625                        $990                      $21,615               $1,050,000
   88                                 $581                        $581                         $581                       $0
   89                              $10,625                        $403                      $11,028                   $2,694
   90                                   $0                          $0                           $0                   $2,150
   91                              $73,813                      $1,016                      $78,905                       $0
   92                                   $0                        $894                       $6,258                       $0
   93                             $250,000                      $2,567                     $250,000                       $0
   94                                   $0                          $0                           $0                 $700,000
   95                                 $968                        $968                       $6,776                       $0
   96                                   $0                          $0                           $0                 $500,000
   97                                   $0                        $369                           $0                       $0
   98                                   $0                          $0                           $0                  $85,000
   99                                   $0                          $0                           $0                       $0
  100                                   $0                          $0                           $0                       $0
  101                               $6,488                        $800                       $4,841                   $4,166
  102                                   $0                          $0                           $0                 $200,000
  103                                   $0                        $867                           $0                  $75,000
  104                                 $307                        $307                       $3,382                  $51,050
  105                                   $0                        $297                         $297                     $833
  106                                   $0                        $260                           $0                       $0
  107                                   $0                          $0                           $0                 $139,000
  108                                   $0                      $1,049                       $1,049                       $0
  109                              $29,375                      $1,666                      $29,639                       $0
  110                                 $846                        $846                         $922                  $40,000
  111                                   $0                      $1,375                       $9,625                       $0
  112                                   $0                          $0                           $0                       $0
  113                              $39,375                      $5,000                      $44,375                       $0
  114                               $5,313                          $0                       $5,313                   $2,000
  115                              $13,025                          $0                      $13,025                       $0
  116                              $16,100                          $0                      $16,100                       $0
  117                                 $847                        $847                         $847                   $2,117
  118                                   $0                        $469                         $937                       $0
  119                             $132,281                          $0                     $132,281                       $0
  120                               $8,063                        $463                       $8,988                       $0
  121                                   $0                          $0                           $0                       $0
  122                                   $0                        $784                         $784                       $0
  123                                   $0                          $0                           $0                       $0
  124                                   $0                          $0                           $0                       $0
  125                                   $0                          $0                           $0                       $0
  126                                   $0                        $831                         $831                       $0
  127                                   $0                          $0                           $0                       $0
  128                                   $0                          $0                           $0                       $0
  129                                   $0                          $0                           $0                       $0
  130                                   $0                          $0                           $0                       $0
  131                                   $0                          $0                           $0                       $0
  132                                   $0                      $1,333                       $1,333                       $0
  133                                   $0                          $0                           $0                       $0
  134                                   $0                          $0                           $0                       $0
  135                              $13,625                          $0                      $13,625                       $0
  136                                   $0                        $229                           $0                       $0
  137                                   $0                          $0                           $0                       $0
  138                                   $0                        $300                           $0                 $108,000
  139                              $92,280                        $189                      $92,469                       $0
  140                                   $0                          $0                           $0                       $0
  141                              $10,313                          $0                      $10,313                       $0
  142                                   $0                          $0                           $0                       $0
  143                                   $0                          $0                           $0                       $0
  144                                   $0                          $0                           $0                 $350,000
  145                                   $0                          $0                           $0                       $0
  146                              $20,031                      $1,200                      $21,231                       $0
  147                                   $0                        $290                           $0                       $0
  148                                   $0                          $0                           $0                       $0
  149                                   $0                          $0                           $0                       $0

                                $3,373,687                    $289,096                   $4,315,604              $13,729,764

-------------------------------------------------------------------------------------------------------------------
                              MONTHLY
MORTGAGE                 TI/LC ESCROW                 CURRENT TI/LC        INTEREST
LOAN NO.               REQUIREMENT(17)            ESCROW BALANCE(18)    ACCRUAL METHOD                SEASONING(19)
-------------------------------------------------------------------------------------------------------------------
   1                               $0                            $0         Act/360                              4
   2                               $0                            $0         Act/360                              1
   3                           $3,768                       $87,591         Act/360                              4
   4                           $2,970                        $5,943         Act/360                              4
   5                           $3,433                        $6,871         Act/360                              4
   6                           $3,062                        $6,137         Act/360                              4
   7                           $3,077                        $6,157         Act/360                              4
   8                           $2,739                        $5,482         Act/360                              4
   9                           $2,302                        $4,606         Act/360                              4
   10                              $0                      $123,239         Act/360                              3
   11                              $0                       $41,080         Act/360                              3
   12                              $0                       $41,080         Act/360                              3
   13                          $7,500                            $0         Act/360                              1
   14                              $0                    $1,275,000         Act/360                              1
   15                         $20,000                      $126,719         30/360                              64
   16                              $0                            $0         Act/360                              5
   17                          $5,156                            $0         Act/360                              1
   18                              $0                       $75,000         Act/360                              5
   19                              $0                            $0         Act/360                              4
   20                See footnote (17)                           $0         Act/360                              0
   21                              $0                            $0         30/360                              16
   22                              $0                            $0         30/360                               4
   23                          $7,092                            $0         Act/360                              3
   24                              $0                            $0         Act/360                              2
   25                              $0                            $0         30/360                              40
   26                              $0                            $0         Act/360                              3
   27                              $0                            $0         30/360                               7
   28                              $0                            $0         Act/360                              3
   29                              $0                            $0         Act/360                             15
   30                         $14,000                            $0         Act/360                              4
   31                          $4,420                      $400,000         Act/360                              3
   32                              $0                            $0         Act/360                              2
   33                              $0                            $0         Act/360                              5
   34                          $9,080                            $0         Act/360                              3
   35                              $0                            $0         Act/360                              8
   36                              $0                            $0         Act/360                              8
   37                              $0                            $0         Act/360                              8
   38                              $0                            $0         Act/360                              8
   39                              $0                            $0         Act/360                              8
   40                              $0                            $0         Act/360                              8
   41                          $1,100                       $19,800         Act/360                              2
   42                              $0                          $448         Act/360                              4
   43                        $107,333                    $1,808,125         Act/360                              1
   44                         $20,000                       $20,000         Act/360                              4
   45                              $0                            $0         Act/360                              3
   46                              $0                            $0         Act/360                              3
   47                              $0                            $0         Act/360                              3
   48                          $7,084                            $0         Act/360                              3
   49                          $2,000                        $2,000         Act/360                              3
   50                              $0                            $0         Act/360                              4
   51                              $0                            $0         Act/360                              4
   52                              $0                            $0         30/360                               5
   53                              $0                      $800,000         Act/360                              1
   54                              $0                            $0         Act/360                              4
   55                              $0                            $0         Act/360                              2
   56                              $0                            $0         Act/360                              2
   57                          $2,500                       $78,282         Act/360                             33
   58                              $0                            $0         Act/360                              2
   59                              $0                            $0         Act/360                              3
   60                              $0                            $0         Act/360                              4
   61                              $0                            $0         Act/360                              3
   62                              $0                            $0         30/360                              53
   63                              $0                       $33,000         Act/360                              1
   64                              $0                            $0         Act/360                              4
   65                            $772                        $1,544         Act/360                              4
   66                              $0                            $0         Act/360                              4
   67                              $0                            $0         Act/360                             30
   68                              $0                            $0         Act/360                              0
   69                          $9,750                        $9,750         30/360                               4
   70                          $3,750                      $318,750         Act/360                              7
   71                          $4,443                            $0         Act/360                              2
   72                              $0                            $0         Act/360                              2
   73                              $0                            $0         30/360                              34
   74                              $0                            $0         Act/360                              4
   75                          $5,463                       $78,638         Act/360                             16
   76                              $0                            $0         30/360                              54
   77                              $0                            $0         30/360                              61
   78                          $6,356                       $12,870         Act/360                              4
   79                          $2,133                            $0         Act/360                              3
   80                              $0                            $0         Act/360                              3
   81                              $0                            $0         Act/360                              4
   82                              $0                            $0         Act/360                              4
   83                See footnote (17)             See footnote (17)        Act/360                             39
   84                          $3,408                      $103,795         Act/360                              4
   85                              $0                            $0         30/360                              52
   86                         $16,667                            $0         Act/360                              3
   87                              $0                    $1,050,392         Act/360                              4
   88                              $0                            $0         Act/360                              1
   89                          $2,694                        $2,694         Act/360                              1
   90                          $2,150                        $2,150         30/360                               4
   91                          $3,318                       $16,634         Act/360                              8
   92                              $0                        $2,341         Act/360                             10
   93                              $0                            $0         Act/360                              4
   94                          $9,862                      $700,000         Act/360                              2
   95                              $0                            $0         Act/360                              8
   96                              $0                      $500,000         Act/360                              2
   97                          $4,648                            $0         Act/360                              3
   98                              $0                       $85,000         Act/360                              3
   99                              $0                            $0         Act/360                              1
  100                            $900                        $1,800         Act/360                              4
  101                          $4,166                       $25,185         Act/360                              7
  102                              $0                      $200,000         Act/360                              2
  103                              $0                       $75,000         Act/360                              4
  104                          $1,050                       $50,061         Act/360                              4
  105                            $833                          $833         Act/360                              2
  106                            $866                            $0         Act/360                              2
  107                            $788                      $139,000         Act/360                              3
  108                              $0                            $0         Act/360                              4
  109                              $0                            $0         Act/360                              5
  110                          $1,945                       $53,135         Act/360                              5
  111                              $0                            $0         Act/360                              9
  112                              $0                            $0         Act/360                              2
  113                              $0                            $0         Act/360                              4
  114                          $2,000                        $4,000         30/360                               2
  115                              $0                            $0         Act/360                              2
  116                              $0                            $0         Act/360                              0
  117                          $2,117                        $2,117         Act/360                              1
  118                          $2,847                            $0         Act/360                              4
  119                              $0                            $0         Act/360                              3
  120                          $1,157                        $2,313         Act/360                              4
  121                              $0                            $0         Act/360                              3
  122                              $0                            $0         Act/360                              4
  123                              $0                            $0         Act/360                              4
  124                              $0                            $0         Act/360                              5
  125                         $12,850                            $0         Act/360                              3
  126                              $0                            $0         Act/360                              4
  127                              $0                            $0         Act/360                              2
  128                              $0                            $0         Act/360                              3
  129                              $0                            $0         Act/360                              4
  130                              $0                            $0         Act/360                              4
  131                              $0                            $0         Act/360                              3
  132                              $0                            $0         Act/360                              4
  133                              $0                            $0         Act/360                              4
  134                              $0                            $0         Act/360                              4
  135                              $0                            $0         Act/360                              3
  136                              $0                            $0         Act/360                              1
  137                              $0                            $0         Act/360                              3
  138                          $1,685                      $108,000         Act/360                              3
  139                              $0                            $0         Act/360                              3
  140                              $0                            $0         Act/360                              5
  141                              $0                            $0         Act/360                              4
  142                              $0                            $0         Act/360                              5
  143                              $0                            $0         Act/360                              5
  144                              $0                      $350,171         Act/360                              4
  145                              $0                            $0         Act/360                              4
  146                              $0                            $0         Act/360                              4
  147                              $0                            $0         Act/360                              3
  148                              $0                            $0         Act/360                              4
  149                              $0                            $0         Act/360                              4

                             $337,231                    $8,862,732

---------------------------------------------------------------------------------------------------------
                                                PREPAYMENT CODE(20)
MORTGAGE    ---------------------------------------------------------------------------------------------
LOAN NO.           LO                DEF                    DEF/YM1               YM1                 YM
---------------------------------------------------------------------------------------------------------
   1               28                 31
   2               25                 94
   3               28                 88
   4               28                 88
   5               28                 88
   6               28                 88
   7               28                 88
   8               28                 88
   9               28                 88
   10              35                 75
   11              35                 75
   12              35                 75
   13              25                 91
   14              35                                                              81                  2
   15                                                                             116
   16              29                 87
   17              25                 91
   18              29                 87
   19              35                 81
   20              24                 92
   21              47                                                              69
   22              28                                            79
   23              27                 29
   24              47                 71
   25              24                                                                                 57
   26              35                 81
   27              31                 37
   28              47                 72
   29              39                 77
   30              28                 88
   31              35                 81
   32              26                 90
   33              29                 87
   34              35                141
   35              35                 81
   36              35                 81
   37              35                 81
   38              35                 81
   39              35                 81
   40              35                 81
   41                                                                              89
   42              35                 81
   43              25                115
   44              34                 52
   45              47                 72
   46              35                 81
   47              35                 81
   48              35                117
   49              27                 89
   50              47                 72
   51              35                 78
   52              29                                            87
   53                                                                             117
   54              35                 81
   55              26                 90
   56              26                 90
   57              69                167
   58              26                 90
   59              27                149
   60              35                 81
   61              34                 82
   62              36                                                             200
   63              25                 94
   64              35                 81
   65              28                 76
   66              28                 88
   67              59                                                             118
   68              47                 72
   69              35                201
   70              31                 85
   71              35                 81
   72              26                 90
   73              60                                                             117
   74              35                 81
   75              40                 76
   76              60                                                              56
   77              84                                                             155
   78              28                 88
   79              35                 81
   80              34                 82
   81              34                 82
   82              35                 84
   83              72                                                              57
   84              35                 81
   85              84                                                              92
   86              35                 81
   87              35                 81
   88              25                 94
   89              25                 94
   90              59                                                              64
   91              32                 84
   92              35                 81
   93              28                 88
   94              26                 90
   95              32                 84
   96              26                 90
   97              35                 81
   98              27                209
   99              25                 53
  100              28                 88
  101              47                 72
  102              26                 90
  103              35                 81
  104              47                 72
  105              48                 70
  106              26                114
  107              27                                            89
  108              35                 81
  109              34                 82
  110              47                 72
  111              33                 83
  112              26                 90
  113              35                 81
  114              47                 72
  115              47                 56
  116              47                 72
  117              47                 72
  118              28                 88
  119              47                 72
  120              28                 88
  121              27                 89
  122              35                 81
  123              35                 81
  124              35                 81
  125              27                 89
  126              35                 81
  127              26                 90
  128              35                 81
  129              35                 81
  130              35                 45
  131              34                142
  132              35                 81
  133              28                 88
  134              35                 81
  135              35                 81
  136              25                 31
  137              35                141
  138              35                141
  139              27                 89
  140              35                 81
  141              35                141
  142              35                 81
  143              35                 81
  144              35                141
  145              35                141
  146              35                 81
  147              35                 81
  148              35                 81
  149              35                 81


----------------------------------------------------------------------
              PREPAYMENT CODE(20)
MORTGAGE    -------------------------     YM           ADMINISTRATIVE
LOAN NO.              OPEN            FORMULA(21)        COST RATE(22)
----------------------------------------------------------------------
   1                     1                                  12.250
   2                     1                                   5.250
   3                     4                                  10.250
   4                     4                                  10.250
   5                     4                                  10.250
   6                     4                                  10.250
   7                     4                                  10.250
   8                     4                                  10.250
   9                     4                                  10.250
   10                    7                                   3.250
   11                    7                                   3.250
   12                    7                                   3.250
   13                    4                                   6.250
   14                    2              A                    5.250
   15                    4              B                    5.250
   16                    4                                   6.250
   17                    4                                   5.250
   18                    4                                   6.250
   19                    4                                   3.250
   20                    4                                  14.250
   21                    4              C                   14.250
   22                   13              D                    6.250
   23                    4                                   3.250
   24                    2                                   5.250
   25                    3              E                   14.250
   26                    4                                   3.250
   27                    4                                   6.250
   28                    1                                   5.250
   29                    4                                   5.250
   30                    4                                   6.250
   31                    4                                   3.250
   32                    4                                   6.250
   33                    4                                   6.250
   34                    4                                   3.250
   35                    4                                   7.750
   36                    4                                   7.750
   37                    4                                  10.250
   38                    4                                  10.250
   39                    4                                  10.250
   40                    4                                  10.250
   41                    1              F                    5.250
   42                    4                                   3.250
   43                    4                                   6.250
   44                    4                                   3.250
   45                    1                                   5.250
   46                    4                                   3.250
   47                    4                                   4.250
   48                    4                                   3.250
   49                    4                                   6.250
   50                    1                                   5.250
   51                    7                                   3.250
   52                    4              G                    6.250
   53                    3              A                    5.250
   54                    4                                   3.250
   55                    4                                   4.250
   56                    4                                   4.250
   57                    4                                  14.250
   58                    4                                   6.250
   59                    4                                   5.250
   60                    4                                   3.250
   61                    4                                   3.250
   62                    4              H                   14.250
   63                    1                                   5.250
   64                    4                                   3.250
   65                    4                                   6.250
   66                    4                                   6.250
   67                    3              C                   14.250
   68                    1                                   5.250
   69                    4                                   3.250
   70                    4                                   6.250
   71                    4                                   3.250
   72                    4                                   6.250
   73                    3              H                   14.250
   74                    4                                   3.250
   75                    4                                   5.250
   76                    4              I                   14.250
   77                    1              J                   14.250
   78                    4                                   5.250
   79                    4                                   3.250
   80                    4                                   3.250
   81                    4                                   3.250
   82                    1                                   5.250
   83                    3              K                    5.250
   84                    4                                   3.250
   85                    4              L                   14.250
   86                    4                                   3.250
   87                    4                                   3.250
   88                    1                                   5.250
   89                    1                                   5.250
   90                    3              C                   14.250
   91                    4                                   5.250
   92                    4                                   4.250
   93                    4                                  15.250
   94                    4                                   6.250
   95                    4                                   6.250
   96                    4                                   6.250
   97                    4                                   4.250
   98                    4                                   6.250
   99                    4                                  15.250
  100                    4                                   6.250
  101                    1                                   5.250
  102                    4                                   6.250
  103                    4                                   4.250
  104                    1                                   5.250
  105                    2                                   5.250
  106                    4                                   5.250
  107                    4              G                    6.250
  108                    4                                   4.250
  109                    4                                   4.250
  110                    1                                   5.250
  111                    4                                   6.250
  112                    4                                   6.250
  113                    4                                   4.250
  114                    1                                   5.250
  115                    2                                   5.250
  116                    1                                   5.250
  117                    1                                   5.250
  118                    4                                  15.250
  119                    1                                   5.250
  120                    4                                   5.250
  121                    4                                   6.250
  122                    4                                   7.750
  123                    4                                   7.750
  124                    4                                   7.750
  125                    4                                   6.250
  126                    4                                   7.750
  127                    4                                   6.250
  128                    4                                   7.750
  129                    4                                   7.750
  130                    4                                   7.750
  131                    4                                   7.750
  132                    4                                   7.750
  133                    4                                   6.250
  134                    4                                  10.250
  135                    4                                  10.250
  136                    4                                  15.250
  137                    4                                  10.250
  138                    4                                  10.250
  139                    4                                   6.250
  140                    4                                  10.250
  141                    4                                  10.250
  142                    4                                  10.250
  143                    4                                  10.250
  144                    4                                  10.250
  145                    4                                  10.250
  146                    4                                  10.250
  147                    4                                  10.250
  148                    4                                  10.250
  149                    4                                  10.250

FOOTNOTES TO APPENDIX II

1. "WFB", "PCF", "BSFI", "MSDWMC", and "JHREF" denote Wells Fargo Bank, Principal Commercial Funding, LLC, Bear, Stearns Funding, Inc., Morgan Stanley Dean Witter Mortgage Capital Inc., and John Hancock Real Estate Finance, Inc., respectively, as Sellers.

2. The following loan pool represents cross-collateralized/cross-defaulted properties securing multiple mortgage loans and is designated by identical shading: Mortgage Loan Nos. 3-9, Grand Rapids Portfolio. The following four loan pools represent multiple properties securing a single mortgage loan and are designated by identical shading: Mortgage Loan Nos. 10-12, 35-40, 46 and 47, and 55 and 56 Fair Lakes Portfolio, Michigan MHP Portfolio, Ridgefield Portfolio, and Bon-Ton Portfolio. For the purposes of the statistical information set forth in this Prospectus Supplement as to such cross-collateralized and multiple property mortgage loans, a portion of the aggregate Cut-Off Date Balance has been allocated to each mortgaged property based on respective Appraised Values and/or Underwritable Cash Flows, and the DSCR, Cut-off Date LTV, Balloon LTV and Cut-off Date Balance per Unit/SF are shown on an aggregate basis.

3. In general, for each mortgaged property, "Percent Leased" was determined based on a rent roll or lease verification letter provided by the Borrower. For the hospitality properties, "Percent Leased" was determined based on certain operating statements provided by the Borrower. "Percent Leased as of Date" indicates the date as of which "Percent Leased" was determined based on such information.

4. With respect to Mortgage Loan No. 17, 200 Crossing Boulevard Office Building, there is a ground lease on a portion of the property. However, Borrower has granted Lender its option to purchase the underlying fee interest, which is acknowledged by the Landlord within the ground lease estoppel. Per the ground lease, the purchase price of the fee interest is $10.00

5. The Cut-off Date is May 1, 2001 for any mortgage loan that has a due date on the first day of each month. For purposes of the information contained in this prospectus supplement, the loans are presented as if scheduled payments due in May, 2001 were due on May 1, 2001, not the actual day on which such scheduled payments were due. The mortgage loans generally have a due date on the 1st of the month, except for Mortgage Loan No. 22, 3.2, 3.3, & 3.5 Tech Ridge, which is due on the 2nd of the month, Mortgage Loan No. 49, The Gallery Shopping Center, which is due on the 5th of the month and Mortgage Loan No. 2, 95 Greene Street, which is due on the 10th of the month.

     With respect to Mortgage Loan No. 1, Westin River North, ownership interests in the Borrower secure a mezzanine financing originated December 15, 2000 in the original principal amount of $35,000,000. Additionally, the mortgaged property secures a subordinated B Note with an original principal balance of $23,000,000.

     With respect to Mortgage Loan No. 62, 1725 K Street, N.W., Borrower has a one-time right to obtain additional financing secured by the property upon satisfaction of certain conditions, including that the mortgaged property must have a combined DSCR of 1.40x.

     With respect to Mortgage Loan No. 136, Salisbury Commons, unsecured or mezzanine financing is permitted subject to the following conditions: (1) Lender must be an affiliate of the Borrower; (2) Lender's reasonable permission required for loan secured by Membership Interests, which may be used only for leasing costs, capital expenditures, or restoration of property in the event insurance or condemnation proceeds are less than required to rebuild the improvements; (3) No down-grade letter from Rating Agencies (if required by Lender) required for loan secured by Membership Interests; and (4) Borrower must pay all of Lender's associated reasonable costs.

     With respect to Mortgage Loan Nos. 25, 62, 73, 76, 77 and 85, 499 Seventh Avenue, 1725 K Street, N.W., Kingstowne E, F & G, Village Plaza Shopping Center, Dominick's Grocery Store Property and Bed Bath & Beyond, Borrower may have obtained, and has the right in the future to obtain, additional financing not secured by the mortgaged property.

     With respect to Mortgage Loan No. 21, Bel-Air Apartments, JHREF originated the loan as part of a larger loan in the original principal amount of $34,000,000 secured by three (3) properties. JHREF undertook to have the larger loan divided into three separate loans, each secured by separate properties. The two other loans are not included in this pool.

     With respect to Mortgage Loan Nos. 54 and 114, Boca Design Center and 301 East 66th St., the loans were modified on December 22, 2000 and February 9, 2001, respectively, to document changes in the interest rates and terms of payment.

     With respect to Mortgage Loan No. 92, Mesa Retail Center, the loan was modified on January 25, 2001 to document application of a $100,000 escrow to the payment of principal and re-amortization.

     With respect to Mortgage Loan Nos. 10-12 and 108, the Fair Lakes Portfolio and Cascades South Office Building, the loans were modified on February 7, 2001 and December 18, 2000, respectively, to document changes in the principal amounts, interest rates, and terms of payment.

     With respect to Mortgage Loan No. 41, Albion Hotel, the loan was modified on March 14, 2001 to document the severance of the initial note and the creation of two new notes, A and B. The principal indebtedness of $10,000,000 evidenced by Severed Note A and the principal indebtedness of $2,057,079.95 evidenced by the subordinate Severed Note B constitute, in the aggregate, the same principal indebtedness evidenced by the original Note.

     With respect to Mortgage Loan Nos. 3-9, the Grand Rapids Portfolio, a portion of the mortgaged properties may be released after the lockout period upon the satisfaction of certain conditions, including (1) defeasance of an amount equal to 115% of the allocated loan amount for the released property, or (2) defeasance of an amount equal to the loan balance, subject to a minimum DSCR on the remaining properties of at least 1.40x. The release is at Lender's discretion and subject to Rating Agency approval, and subject to certain economic conditions including a minimum DSCR of 1.25x, maximum LTV of 75%, leasing tests and an acceptable lease expiration schedule for the remaining properties. In addition, a new borrower may assume one or more of the loans, outside the cross-collateralized/cross-default structure, provided that underwriting criteria are met, rating agency confirmation is obtained, and holders of non-investment grade securities approve.

     With respect to Mortgage Loan No. 22, 3.2, 3.3, & 3.5 Tech Ridge, a portion of the mortgaged property may be released upon the satisfaction of certain conditions, including (1) the payment of a purchase price equal to 120% of the allocated loan percentage plus a make whole premium, (2) a minimum DSCR of 1.75x and (3) a maximum LTV of 55%.

     With respect to Mortgage Loan No. 17, 200 Crossing Boulevard Office Building, a debt service reserve related to a tenant free-rent period is in place. Such free-rent period expires on May 31,2001, at which time the reserve will be released to the borrower. With respect to Mortgage Loan No. 78, Midtown Square Shopping Center, a debt service reserve in the amount of one monthly payment is in place, to be used to pay debt service should the borrower miss a debt service payment.

     With respect Mortgage Loan No. 25, 499 Seventh Avenue, the subject property was sold to 499 Seventh Avenue Associates LLC by John Hancock Life Insurance Company in 1997 for $19.35 million. As part of the sale, John Hancock Life Insurance Company financed the property with a seven-year purchase money mortgage in the amount of $14,512,500, which is the subject loan.

     With respect to Mortgage Loan No. 25, 499 Seventh Avenue, JHREF approved an assumption request that was completed on April 17, 2001. 499 Fashion Tower LLC acquired the property and assumed the loan. The sponsor of the new borrower is Thomas Block of New York.

     With respect to Loan No. 67, Buckingham Place Apartments, the mortgaged property is subject to a Low Income Housing Tax Credit Extended Use Agreement in which certain apartment units must be maintained in accordance with particular requirements, including a requirement that a certain percentage of the units must be leased to tenants whose income is less than 60% of the area median income and certain units must be rent restricted. The mortgage encumbering the subject property is subordinate to this agreement pursuant to a subordination agreement.

6. The "Original Amort. Term" shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related note. Due to the Actual/360 interest calculation methodology applied to most mortgage loans, the actual amortization to a zero balance for such loans will typically be longer.

7. With respect to Mortgage Loan No. 90, Johnson Controls, the Monthly Payment in months 1-72 is $38,589.69, decreasing to $35,086.94 in months 73-126.
     The method used to calculate the Monthly Payment during months 1-72 is as follows: $4,800,000 amortized over 30 years at 7.96% interest rate = $35,086.94 and $200,000 amortized over 6 years at 7.96% interest rate = $3,502.75. The combined payment = $38,589.69.

     With respect to Mortgage Loan Nos. 1, 23, 24, 46-47, 58, and 115, Westin River North, 615 Tasman, 70/100 Inner Belt Road, Ridgefield I & II, Ridgefield III, Trellis Point Apartments and Woodmoor Shopping Center, the disclosed Monthly Payment (IO) is the average monthly payment over any 12-month period, calculated on an Actual/360 basis.

8. The indicated DSCR reflects current scheduled payments as of the Cut-off Date for all mortgage loans.

9. "Largest Tenant" refers to the tenant that represents the greatest percentage of the total square footage at the mortgaged property, "Second Largest Tenant" refers to the tenant that represents the second greatest percentage of the total square footage and "Third Largest Tenant" refers to the tenant that represents the third greatest percentage of the total square footage at the mortgaged property.

10. For "Capital Expenditure Escrow in Place" identified as a "Yes", collections may occur at one time or be ongoing. In certain instances the amount of the escrow may be capped or collected only for certain periods of time and/or may not be replenished after a release of funds.

11. For "TI/LC Escrow in Place" identified as "Yes" collections may occur at one time or be ongoing. The weighted average percent of mortgaged loans disclosed as having TI/LC cash or letter of credit balances in place considers only mortgage loans on commercial-type properties, excluding multifamily, manufactured housing community, hospitality and self storage mortgage properties.

12. "Springing Escrow Description" indicates the type of escrow required to be funded in the future and/or upon the occurrence of certain future events as outlined in the respective loan documents.

13. "Initial Capital Expenditures Escrow Requirement" indicates the amount or, in certain cases, a letter of credit amount, deposited at loan closing.

14. "Monthly Capital Expenditure Escrow Requirement" indicates the monthly amount designated for Capital Expenditure Escrow in the loan documents for such mortgage loan.

15. "Current Capital Expenditure Escrow Balance" indicates the balance or, in certain cases, a letter of credit amount, in place as of the January 5, 2001 due dates for JHREF- originated mortgage loans, as of the February 15, 2001 for WFB- originated mortgage loans, as of March 1, 2001 for PCF- and MSDWMC- originated mortgage loans, and as of April 20, 2001 for BSFI-originated mortgage loans. In certain cases, the balances include collections for deferred maintenance.

16. "Initial TI/LC Escrow Requirement" indicates the amount or, in certain cases, a letter of credit amount, deposited at loan closing.

17. "Monthly TI/LC Escrow Requirement" indicates the monthly amount designated for the Tenant Improvement and Leasing Commissions Escrow in the loan documents for such mortgage. In certain instances, the amount of the escrow may be capped. With respect to Mortgage Loan No. 20, Hugh O'Neil Building, in addition to the initial TI/LC escrow, a sweep of all net cash flow capped at a total balance of $4,200,000 is in place to address the lease expiration of the property's largest tenant on March 31, 2003. With respect to Mortgage Loan No. 83, Facey Medical Center, the capital expenditures and TI/LC escrows are collected as one combined escrow.

18. "Current TI/LC Escrow Balance" indicates the balance or, in certain cases, a letter of credit amount, in place as of the January 5, 2001 due dates for JHREF- originated mortgage loans, as of February 15, 2001 for WFB-originated mortgage loans, as of March 1, 2001 for PCF- and MSDWMC-originated mortgage loans, and as of April 20, 2001 for BSFI- originated mortgage loans.

19. "Seasoning" represents the number of payments elapsed from the "First Payment Date" to the Cut-off Date.

20. The "Prepayment Code" indicates the number of loan payments from the first Due Date to the stated maturity. "LO" represents the lockout period. "DEF" represents defeasance. "DEF/YMI" represents either defeasance or the greater of yield maintenance and 1%. "YMI" represents the greater of yield maintenance and 1%. "YM" represents yield maintenance. "Open" represents the number of payments, including the maturity date, for which principal prepayments are permitted without payment of a prepayment premium. For each mortgage loan, the number set forth under a category of "Prepayment Code" represents the number of payments in the Original Term to Maturity for which such provision applies. With respect to Mortgage Loan No. 52, Sequoia Commerce Center, voluntary prepayment is allowed at any time with the greater of yield maintenance or a prepayment premium of 1.0%, and also permits the borrower to defease the loan two years following the date of the issuance of the certificates. With respect to Mortgage Loan No. 90, Johnson Controls, the loan permits a defeasance two years after the start up day of the REMIC trust that holds the note evidencing the related mortgage loan. Additionally, the loan permits the related mortgagor to prepay the loan according to the provisions set forth below (see footnote
     21) on or after the period set forth in Appendix II.

21. Mortgage loans with associated Yield Maintenance Prepayment Premiums are categorized according to unique Yield Maintenance formulas. There are 12 different Yield Maintenance formulas represented by the loans in the subject Mortgage Loan pool. The different formulas are referenced by the letters "A", "B", "C", "D", "E", "F", "G", "H", "I", "J", "K", and "L".
     Exceptions are shown below respective formulas. The 12 formulas are listed below beginning on page II-8.

22. The "Administrative Cost Rate" indicated for each mortgage loan will be calculated based on the same interest accrual method applicable to each mortgage loan.

23. Each of the following mortgage loans is structured with a performance holdback or letter of credit ("LOC") subject to achievement of certain release conditions. The release conditions are referenced by numbers 1-15, which are summarized immediately below the table. The amount of the holdback was escrowed, or the letter of credit was established, for each mortgage loan at closing. Although Mortgage Loan Nos. 18, 34, 44, 66, 94, 96, and 102 have certain escrows or LOCs that do not have defined Outside Dates for Release, their loan balances may be required to be prepaid if the associated conditions are not achieved per agreement terms, or upon an event of default. Although generally the mortgage loans prohibit voluntary partial prepayment, the following mortgage loans may require partial prepayments:

                                                                       ESCROWED HOLDBACK OR
  MTG.                                               ESCROW OR LOC         LETTER OF CREDIT    OUTSIDE DATE   PREPAYMENT PREMIUM
LOAN NO.      PROPERTY NAME                       RELEASE CONDITIONS         INITIAL AMOUNT     FOR RELEASE       PROVISIONS
----------------------------------------------------------------------------------------------------------------------------------
    3         Grand Rapids - 1451-300 M40                  1                     $1,755,716       6/1/02     Yield Maintenance
    7         Grand Rapids - 7458 Expressway               1                       $220,077       6/1/02     Yield Maintenance
   16         Mansfield Village Apartments                 2                        $75,000       9/1/01     Yield Maintenance
   18         Princeton Plaza Mall                         2                       $229,915       8/1/01     Yield Maintenance
                                                           3                        $75,000         NAP      Yield Maintenance
   34         455 Deguigne                                 4                       $500,000         NAP      Yield Maintenance
   43         Franklin Corporate Center                    5                     $1,808,125       3/1/02     Yield Maintenance
   44         Research Avenue                              6                     $1,250,000         NAP      Yield Maintenance
   52         Sequoia Commerce Center                      2                        $64,188       5/31/02    Yield Maintenance
   66         Rolling Glen Apartments                      2                       $114,000         NAP      Yield Maintenance
   70         TBC Place I                                  7                       $300,000       5/31/01    Yield Maintenance
   94         2200 Building                                8                       $800,000         NAP      Yield Maintenance
                                                           9                       $700,000         NAP      Yield Maintenance
   96         Peakview Office Park Building A             10                       $500,000         NAP      Yield Maintenance
   98         Magnolia Tyler Center                       11                       $132,500       9/1/01     Yield Maintenance
                                                          12                        $85,000       8/1/01     Yield Maintenance
   102        Clark Brothers Truck Terminal               13                       $200,000         NAP      Yield Maintenance
   107        Pocono Center                         14 - Talbots as                $100,000       6/15/01    Yield Maintenance
                                                        Tenant
                                                   14 - Radio Shack                 $39,000       6/15/01    Yield Maintenance
                                                       as Tenant
   139        Walgreens Store                             15                        $92,280       6/30/01    Yield Maintenance
                                                          15                        $79,890       6/30/01    Yield Maintenance

         All yield maintenance premiums indicated above are to be paid by the Borrower.

RELEASE CONDITIONS

1 Loans proceeds holdback - Borrower is to collect occupancy and rental payments from tenants that have executed leases for space in the related property. If such conditions are not met by June 1, 2002, the outstanding balance of the escrow will be applied to reduce the outstanding principal balance of the loan, accompanied by the payment of a prepayment premium.

2 Borrower furnishes to Lender written disbursement request, lien waivers, title endorsement, evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law, and a statement from an architect, contractor or engineering consultant to the extent and cost of the repairs. Lender has inspected or waived right to inspection.

3 Borrower furnishes to Lender written disbursement request, a fully executed lease(s) acceptable to Lender and lessee's estoppel certificate evidencing among other things that they are in occupancy, unconditional acceptance of the improvements and the commencement of consecutive monthly rental payments exclusive of any rent deferments for Suite 46 for a term of at least 5 years and rent of $24 per square foot. Borrower will furnish the agreement with the broker/agent and an estoppel certificate(s) for Leasing Commissions.

4 Borrower provided a $500,000 letter of credit that guarantees the performance of SkyStream. Proceeds are put into a Cash Deposit Account and will be returned to Borrower once the loan is paid in full.

5 Borrower furnishes to Lender written disbursement request, lien waivers, title endorsement, evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law, a statement from an architect, contractor or engineering consultant to the extent and cost of the improvements, lessee's estoppel certificate and a certificate of occupancy. Lender has inspected or waived right to inspection.

6 Borrower provided a $1,250,000 letter of credit that guarantees the performance of Elite Group Computer Systems. Letter of credit proceeds are put into a Cash Deposit Account and held as collateral.

7 Borrower furnishes to Lender written disbursement request, lien waivers for completed Micro Medic Improvements, title endorsement, evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law, a contractor's statement, a fully executed lease for Micro Medic having at least a 3 year term and annual rents of $10.50 per square foot and an estoppel from Micro Medic evidencing among other things that they are in occupancy, unconditional acceptance of the improvements and the commencement of consecutive monthly rental payments, and written evidence that the total occupancy of tenants (with no uncured defaults) approved by Lender equals or exceeds 94% of the total net rental area. Lender has inspected or waived right to inspection. Borrower will furnish the agreement with the broker/agent and an estoppel certificate(s) for Leasing Commissions.

8 Tenant provided an $800,000 letter of credit, the proceeds of which have been assigned to Lender, which can be reduced to $400,000 after the tenant has achieved for two consecutive years a $50 million net worth and annual net income of $2 million provided no monetary lease default exists. The letter of credit can be reduced to $200,000 after the tenant has achieved for 2 consecutive years annual net worth exceeds $100 million and $5 million in net income provided no monetary lease default currently exists. The letter of credit can be reduced to $0 if the tenant maintains a BBB-rating or better for one year provided no monetary lease default exists.

9 Tenant provided a $700,000 letter of credit, the proceeds of which have been assigned to Lender, which can be reduced by $70,000 a year each January 1st beginning in 2002.

10 Borrower furnishes to Lender written disbursement request, lien waivers, title endorsement, evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law, a statement from an architect, contractor or engineering consultant to the extent and cost of the improvements, a fully executed lease(s) with lease term(s) extending at least two years beyond the Maturity Date and is acceptable to Lender, lessee's estoppel certificate, a certificate of occupancy and the Lender has determined that the Debt Service Coverage equals or exceeds 1.5x. Lender has inspected or waived right to inspection. Borrower will furnish the agreement with the broker/agent and an estoppel certificate(s) for Leasing Commissions. The letter of credit may be reduced to $300,000 if Clarent has achieved for two consecutive fiscal years a net worth of at least $15 million and at least $20 million from cashflow from operations provided borrower is not in default.

11 Borrower furnishes to Lender written disbursement request from Myers, Houghton & Partners, Inc. indicating that the Seismic Improvements have been satisfactorily completed. Lender has inspected or waived right to such inspection.

12 Borrower furnishes to Lender written disbursement request, lien waivers, title endorsement, evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law, a statement from an architect, contractor or engineering consultant to the extent and cost of the improvements, a fully executed lease(s) acceptable to Lender, lessee's estoppel certificate and a certificate of occupancy. Lender has inspected or waived right to inspection. Borrower will furnish the agreement with the broker/agent and an estoppel certificate(s) for Leasing Commissions. Lender has determined that the total occupancy of the Premises equals or exceeds 93% of the total net rentable area and the annual net underwritten net cash flow from all leases in force shall equal or exceed
     2.25 times annual debt service.

13 When qualifying leases (leases acceptable to Lender providing for not less than $745 monthly per dock door for a term that expires no earlier than March 1, 2013) are in place and Borrower has delivered lessee's certificate from each lessee indicating among other things lessee's unconditional acceptance of the leased space.

14 Borrower furnishes to Lender written disbursement request, lien waivers for completed specified Tenant's Improvements, title endorsement, evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law, a contractor's statement, and an estoppel from the specified Tenant evidencing that they are in occupancy, have accepted the property, paying all rents and have not given notice of termination. Lender has inspected or waived right to inspection.

15 Borrower furnishes to Lender written disbursement request, lien waivers, title endorsement, evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law, a statement from an architect, contractor or engineering consultant to the extent and cost of the improvements, lessee's estoppel certificate and a certificate of occupancy. Lender has inspected or waived right to inspection.

YIELD MAINTENANCE FORMULAS

A *Borrower may, provided it has given Lender prior written notice in accordance with the terms of this Note, prepay the unpaid principal balance of this Note in whole, but not in part, by paying, together with the amount to be prepaid:

     A. interest accrued and unpaid on the portion of the principal balance of the Note being prepaid to and including the date of prepayment,

     B. unless prepayment is tendered on the first (1st) day of a calendar month, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the calendar month in which the prepayment occurs had the prepayment not been made (which amount shall constitute additional consideration for the prepayment),

     C. all other sums then due under the Note, the Security Instrument, and the Other Security Documents, and

     D. a prepayment consideration (the "Prepayment Consideration") equal to the greater of:

          i. one percent (1%) of the ***principal balance of the Note being prepaid, and

          ii.  the excess, if any, of:

               a) the sum of the present values of all then-scheduled payments of principal and interest under the Note including, but not limited to principal and interest on the Maturity Date (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the "Prepayment Rate" (hereinafter defined))

               over

               b)   the principal amount of the Note being prepaid.

     "Prepayment Rate" shall mean the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the "Prepayment Rate Determination Date" (hereinafter defined) has a remaining term to maturity closest to, but not exceeding, the remaining term to the Maturity Date, as most recently published in the "Treasury Bonds, Notes and Bills"
     section in The Wall Street Journal as of such Prepayment Rate Determination Date. If more than one (1) issue of the United States Treasury Securities has the remaining term to the Maturity Date referred to above, the Prepayment Rate shall be the yield on the United States Treasury Security most recently issued as of the Prepayment Rate Determination Date. The rate so published shall control absent manifest error.

     "Prepayment Rate Determination Date" shall mean the date which is five (5) Business Days (hereinafter defined) prior to the scheduled prepayment date. As used herein, the term "Business Day" shall mean any day other than Saturday, Sunday, or any other day on which banks are required or authorized to close in New York, New York.

     Lender shall notify Borrower of the amount and basis of determination of the required prepayment consideration. If the publication of the Prepayment Rate in the Wall Street Journal is discontinued, Lender shall determine the Prepayment Rate on the basis of "Statistical Release H.15 (519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

     Borrower's right to prepay any portion of the principal balance of the Note shall be subject to:

     A. Borrower's submission of a notice to Lender setting forth the amount to be prepaid and the projected date of prepayment, which date shall be no less than thirty (30) or more than sixty (60) days from the date of such notice, and

     B. Borrower's actual payment to Lender of the amount to be prepaid as set forth in such notice on the projected date set forth in such notice or any day following such projected date occurring in the same calendar month as such projected date.

     ****Upon not less than thirty (30) and not more than sixty (60) days prior written notice, Borrower shall have the right to prepay during the two (2) months preceding the Maturity Date the principal balance of the Note, in whole but not in part, together with:

     A. any accrued interest or other sums due hereunder or under the Security Instrument or Other Security Documents, and

     B. unless prepayment is tendered on the first day of a calendar month, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the calendar month in which such prepayment occurs had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), but without prepayment penalty or other consideration.

* With respect to Mortgage Loan No. 14, 116 John Street, add "Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of this Note until after the third (3rd) anniversary of the "Month-End Date"**. After the third (3rd) anniversary of the Month End Date,".

**   "Month-End Date" is defined as the last day of the month of the Note Date.

*** With respect to Mortgage Loan No. 14, 116 John Street, add "then current unpaid".

**** With respect to Mortgage Loan No. 14, 116 John Street, substitute the following paragraph "Notwithstanding anything described above to the contrary, provided that, Borrower has otherwise complied with the requirements described above, Borrower shall have the right to prepay the then current unpaid principal balance of the Note in whole, during the last two (2) months preceding the last month of the Loan, provided that such prepayment by Borrower is accompanied by an amount equal to the excess of:

     i) the sum of the present values of a series of payments payable at the times and in the amounts equal to the payments of principal and interest (including, but not limited to the principal and interest payable on the Maturity Date) which would have been scheduled to be payable after the date of such tender under the Note had the Note not been accelerated, with each such payment discounted to its present value at the date of such tender at the rate which, when compounded monthly is equivalent to the Prepayment Rate over

     ii)  the then principal amount of the Note.

     Additionally, Borrower shall have the right to prepay the then current unpaid principal balance of the Note in whole, during the last one (1) month of the Loan without any penalty of premium whatsoever. Any prepayment not made on the first (1st) day of the month shall be accompanied with a payment of all interest scheduled to accrue on the prepaid amount during the last month of the Loan term.

B After March 19, 1996 and upon giving the holder hereof sixty (60) days prior written notice, the Maker may prepay the entire unpaid principal balance of the Note on the business day before a scheduled monthly payment date by paying, in addition to the entire unpaid principal balance, accrued interest, and any other sums due the holder hereof at the time of prepayment, a prepayment premium equal to the greater of:

     A)   one percent (1%) of the then outstanding principal balance, or

     B)   the product obtained by multiplying:

          i) the difference obtained by subtracting from the interest rate on this Note the yield rate on the 6.375% U.S. Treasury Security due August, 2002 (the "Yield Rate"), as the Yield Rate is reported in the Wall Street Journal on the fifth business day preceding the date notice of prepayment is given the holder hereof,

          ii) the present value factor calculated using the "Yield Maintenance Formula," as described below, and

          iii) the entire unpaid principal balance of the Note at the time of prepayment.

                                        1-(1+r)-n
     The Yield Maintenance Formula is:  ---------
                                            r

     where   r = the Yield Rate, and
             n = the number of years, and any fraction thereof remaining between the prepayment date and the expiration of the term of this Note.

     In the event that no Yield Rate is published on the U.S. Treasury Security described above, then the nearest equivalent Treasury Security shall be selected at the sole discretion of the holder hereof. If the publication of such yield rates in the Wall Street Journal is discontinued, the holder hereof shall select a security with a comparable rate and term to the U.S. Treasury Security described in section (B)(i) above.

     Subsequent to September 1, 2005, the Loan may be prepaid as above stated without payment of a premium.

C Except as provided below, Maker may not prepay the loan in whole or in part.

     A. On or after the end of the fifth (5th) Loan Year* (as hereinafter defined), on any scheduled payment date and subject to giving Payee not less than thirty (30) nor more than ninety (90) days' prior written notice specifying the scheduled payment date on which prepayment is to be made (the "Prepayment Date"), Maker may prepay the entire principal amount together with any and all accrued interest and other sums due under the loan documents, and subject to the payment of prepayment premium equal to the greater of:

          i) one percent (1%) of the principal balance of the Note immediately prior to such prepayment, or

          ii)  the positive amount, if any, equal to:

               a) the sum of the present values of all scheduled payments due under the Note from the Prepayment Date to and including the Maturity Date,

               minus

               b) the principal balance of the Note immediately prior to such prepayment.

          All present values shall be calculated as of the Prepayment Date, using a discount rate, compounded monthly, equal to the yield rate, converted to its monthly equivalent, of the United States Treasury Security having the closest maturity date to the Maturity Date of the Note as established in the Wall Street Journal or other business publication of general circulation five (5) business days before the Prepayment Date.

          In the event that the yield rate on publicly traded United States Treasury Securities is not obtainable, then the nearest equivalent issue or index shall be selected, at Payee's reasonable determination, and used to calculate the prepayment premium.

          If any notice of prepayment is given, the principal balance of the loan and the other sums required pursuant to the information above shall be due and payable on the Prepayment Date, unless Maker provides written notice to payee that it is revoking said prepayment notice no later than five (5) business days prior to the Prepayment Date.***

          "Loan Year" is defined as any twelve month period commencing with the date on which the first monthly installment is due or any anniversary thereof.

          Provided no default exists under the loan documents ****, the above premium shall not be applicable to a prepayment resulting from Payee's election to require insurance loss proceeds or condemnation awards to be applied to a payment of principal.*****

******The loan will be open to prepayment without premium during the last ninety
(90)** days of the term of the loan*******

*         With respect to Mortgage Loan No. 21, Bel-Air Apartments, the fourth
          (4th) Loan Year

** With respect to Mortgage Loan No. 21, Bel-Air Apartments, one hundred twenty (120) days

*** With respect to Mortgage Loan No. 21, Bel-Air Apartments, add the paragraph "In addition, the Maker may, on or after the end of the fourth (4th) Loan Year, partially prepay the Note as set forth in section 9(i) of the Mortgage subject to giving Payee the same written notice of the Prepayment Date as set forth above and subject to the payment of a prepayment premium calculated in the manner set forth above, but calculated upon and allocated to the applicable Partial Release Amount being prepaid under such Section 9(i) of the Mortgage."

**** With respect to Mortgage Loan No. 21, Bel-Air Apartments, add "which continues beyond any applicable notice and grace period,"

***** With respect to Mortgage Loan No. 21, Bel-Air Apartments, add "even though such prepayment is made prior to the 4th Loan Year."

****** With respect to Mortgage Loan No. 21, Bel-Air Apartments, add "Notwithstanding anything contained in this section,"

******* With respect to Mortgage Loan No. 21, Bel-Air Apartments,, add "provided that the Borrower provides the appropriate notice as indicated above."

D    I.   Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of the Note without penalty or premium until the date which is twelve (12) months prior to the Maturity Date. From and after such date, provided no event of Default has occurred and is continuing, the principal balance of the Note may be prepaid, in whole but not in part, without penalty or premium upon:

               not less than fifteen (15) days prior written notice to Lender specifying the date on which prepayment is to be made, which prepayment must occur no earlier than the first (1st) day of the month and not later than the fifth (5th) day of the month; provided however, in the event Borrower pays to Lender all interest that would accrue for the entire installment period in which prepayment occurs and Borrower has otherwise complied with the terms and conditions described above, then Borrower may prepay the Note on any day of that certain installment period,

          A) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to and including the date on which the prepayment is made, and

          B) payment of all other indebtedness then due under the loan documents.

          Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith.

     II. In addition to the loan prepayment rights set forth in Section I above, on or within five (5) days of any monthly payment due date after the "Lockout Date," which is described below, but prior to the date which is twelve (12) months prior to the Maturity Date, Borrower may prepay the loan, upon thirty (30) days' prior written notice to the Lender, in full, but not in part, by paying all principal and interest to the date of prepayment, along with all other indebtedness due, and (subject to the provisions in the Mortgage regarding the disposition of casualty and condemnation proceeds) upon the payment of a "Make Whole Premium," which is defined below.

          "Lockout Date" is defined as the earlier of:

          A) the date which is two (2) years after the date of the securitization transaction, or

          B) the date which is four (4) years after the date of the first principal and interest payment under the Note.

          "Make Whole Premium" is equal to the lesser of:

          A) the maximum amount which is allowable under applicable law limiting the amount of interest which may be contracted for, charged or received, after considering all other amounts constituting or deemed to constitute interest, and

          B)   the greater of:

               i) one percent (1%) of the outstanding principal amount of the loan, or

               ii)  a premium calculated as provided below:

                    a) Determine the "Reinvestment Yield." The Reinvestment Yield will be equal to the yield on the U.S. Treasury Issue (the "Primary Issue") published one (1) week prior to the date of prepayment and converted to an equivalent monthly compounded nominal yield. In the event there is no market activity involving the Primary Issue at the time of prepayment, the Lender shall choose a comparable Treasury Bond, Note, or Bill (the "Secondary Issue") which the Lender reasonably deems to be similar to the Primary Issue's characteristics (i.e., rate, remaining time to maturity, yield). At the time of the Note, there was not a U.S. Treasury Issue for this prepayment period. At the time of prepayment, the Lender shall select in its sole and reasonable discretion a U.S. Treasury Issue with similar remaining time to maturity as this Note.

                    b) Calculate the "Present Value of the Loan." The Present Value of the Loan is the present value of the payments to be made in accordance with the Note (all installment payments and any remaining payment due on the Maturity
                         Date) discounted at the Reinvestment Yield for the number months remaining from the date of prepayment to the Maturity Date.

                    c) Subtract the amount of prepaid proceeds from the Present Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

E On any installment payment date on or after February 1, 2000, upon not less than thirty (30) nor more than ninety (90) days' prior written notice to Payee, Maker may, at its option, prepay the entire (but not less than the entire) aggregate principal amount of the Note and all other Notes held by Payee and secured by the Mortgage (the Note and all other Notes being referred to hereinafter collectively as the "Note"), at the principal amount so prepaid, together with unpaid interest on the Note accrued to the date fixed for such prepayment, plus a premium equal to the product obtained by multiplying:

     A) the difference obtained by subtracting from 7.381% the yield rate on publicly traded United States Treasury Securities having the closest matching maturity date to the maturity date of the Note, as such yield rate is reported in the Wall Street Journal or similar business publication of general circulation on the fifth (5th) business day preceding the prepayment date or, if no yield rate on publicly traded United States Treasury Securities is obtainable, at the yield rate of the issue most closely equivalent to such United States Treasury Securities, as determined by Payee in its reasonable discretion,

     B) the number of years and fraction thereof remaining between the prepayment date and the scheduled maturity date of the Note, and

     C)   the amount of the then outstanding principal balance of the Note.

     The entire unpaid and outstanding aggregate principal amount of the Note shall mature and become due and payable on the date fixed for prepayment, together with the applicable premium and interest accrued and unpaid on such date and together with such other sums due under the Mortgage and all other documents evidencing or securing the Note or otherwise pertaining thereto.

     In addition, during the final sixty (60) days before maturity of the Note upon not less than thirty (30) days' prior written notice, Maker shall prepay the entire (but not less than the entire) aggregate principal balance of this Note at the time outstanding, at the principal amount so prepaid, together with unpaid interest on this Note accrued to the date fixed for such prepayment and together with other sums due under the Mortgage and all other documents evidencing or securing the Note or otherwise pertaining thereto, without premium, unless Payee has accelerated following an Event of Default.

F Maker expressly waives any right to prepay the loan, in whole or in part, except as hereinafter provided.

     Maker may, provided it has given Lender prior written notice in accordance with the terms of this Note, prepay the unpaid principal balance of this
     Note in whole, but not in part prior to the Anticipated Repayment Date (an on or after the Anticipated Repayment Date, in whole or in part, in $100,000 increments only) by paying, together with the amount to be prepaid:

     A. interest accrued and unpaid on the portion of the principal balance of this Note being prepaid to and including the date of prepayment,

     B. unless prepayment is tendered on the first day of a calendar month, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the calendar month in which the prepayment occurs had the prepayment not been made (which amount shall constitute additional consideration for the prepayment),

     C. all other sums then due under the Note, the Mortgage, and the other loan documents, and

     D. a prepayment consideration (the "Yield Maintenance Premium") equal to the greater of:

          i. one percent (1%) of the principal balance of the Note being prepaid, and

          ii.  the excess, if any, of:

               a) the sum of the present values of all then-scheduled payments of principal and interest under the Note including, but not limited to principal and interest on the Maturity Date (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the "Prepayment Rate" (hereinafter defined))
               over

               b)   the principal balance of the Note being prepaid.

     "Prepayment Rate" is defined as the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the "Prepayment Rate Determination Date" (hereinafter defined) has a remaining term to maturity closest to, but not exceeding, the remaining term to the Maturity Date, as most recently published in the "Treasury Bonds, Notes and Bills"
     section in The Wall Street Journal as of such Prepayment Rate Determination Date. If more than one issue of the United States Treasury Securities has the remaining term to the Maturity Date referred to above, the Prepayment Rate shall be the yield on the United States Treasury Security most recently issued as of the Prepayment Rate Determination Date. The rate so published shall control absent manifest error.

     "Prepayment Rate Determination Date" shall mean the date which is five (5) business days prior to the scheduled prepayment date.

     Lender shall notify Maker of the amount and basis of determination of the required Yield Maintenance Premium. If the publication of the Prepayment Rate in the Wall Street Journal is discontinued, Lender shall determine the Prepayment Rate on the basis of "Statistical Release H.15 (519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

     Maker's right to prepay any portion of the principal balance of the Note shall be subject to:

     A. Maker's submission of a notice to Lender setting forth the amount to be prepaid and the projected date of prepayment, which date shall be no less than thirty (30) or more than sixty (60) days from the date of such notice, and

     B. Maker's actual payment to Lender of the amount to be prepaid as set forth in such notice on the projected date set forth in such notice or any day following such projected date occurring in the same calendar month as such projected date.

G    I.   Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of the Note until the date which is three (3) months prior to the Maturity Date. From and after such date, provided no event of default has occurred and is continuing, the principal balance of the Note may be prepaid, in whole but not in part, upon:

          A) not less than fifteen (15) days prior written notice to Lender specifying the scheduled payment date on which prepayment is to be made, which prepayment must occur on any monthly payment due date under the Note,

          B) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to and including the date on which the prepayment is to be made, and

          C) payment of all other indebtedness then due under the loan documents.

          Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith.

     II. In addition to the loan prepayment rights set forth in Section I. above, on any monthly payment due date after the Lockout Date (defined below) but prior to the date which is three (3) months prior to the Maturity Date*, Borrower may prepay the loan, upon thirty (30) days' prior written notice to the Lender, in full, but not in part, by paying all principal and interest to the date of prepayment, along with all other indebtedness then due, and (subject to the provisions in the Mortgage regarding the disposition of casualty and condemnation proceeds) upon the payment of a "Make Whole Premium," which is defined below.

          The Make Whole Premium is equal to the greater of:

          A)   one percent (1%) of the principal amount to be prepaid, or

          B)   a premium calculated as provided below:

               i) Determine the "Reinvestment Yield." The Reinvestment Yield will be equal to the yield on the U.S. Treasury Issue (the "Primary Issue") published one (1) week prior to the date of prepayment and converted to an equivalent monthly compounded nominal yield. In the event there is no market activity involving the Primary Issue at the time of prepayment, the Lender shall choose a comparable Treasury Bond, Note, or Bill (the "Secondary Issue") which the Lender reasonably deems to be similar to the Primary Issue's characteristics (i.e., rate, remaining time to maturity, yield).**

               ii) Calculate the "Present Value of the Loan." The Present Value of the Loan is the present value of the payments to be made in accordance with the Note (all installment payments and any remaining payment due on the Maturity Date) discounted at the Reinvestment Yield for the number months remaining from the date of prepayment to the Maturity Date.

               iii) Subtract the amount of prepaid proceeds from the Present
                    Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

          "Lockout Date" is defined as the earlier of:

          A) the date which is two (2) years after the date of the securitization transaction, or

          B) the date which is four (4) years after the date of the first principal and interest payment under the Note.

* With respect to Mortgage Loan No. 52, Sequoia Commerce Center, substitute the phrase "on any monthly payment due date after the Lockout date but prior to the date which is three (3) months prior to the Maturity Date" with the phrase "on any monthly payment due date prior to the date which is three (3) months prior to the Maturity Date".

** With respect to Mortgage Loan No. 52, Sequoia Commerce Center, add the following 2 sentences: "At the time of the Note, there was not a U.S. Treasury Issue for this prepayment period. At the time of prepayment, the Lender shall select in its sole and absolute discretion a U.S. Treasury Issue with similar remaining time to maturity as this Note."

H Beginning in the sixth (6th)* Loan Year (as hereinafter defined) and thereafter, the Maker shall have the right and privilege of prepaying the full balance of principal then owing hereunder and accrued interest thereon, together with all other amounts then owing under the loan documents, on any date subject to giving not less than thirty (30) nor more than ninety (90) days prior irrevocable written notice to the Noteholder and payment of a fee (the "Prepayment Fee") equal to the greater of:

     A) One percent (1%) of the then outstanding principal balance of the Note, and

     B)   The product obtained by multiplying:

          i)   the then outstanding principal balance of the Note,

          ii) the rate representing the difference by which 7.2059%** exceeds the yield rate on publicly traded U.S. Treasury Securities having the closest matching maturity date to the Maturity Date (and if there be more than one such obligation, then the average of such yield rates), as such yield rate is reported in the Wall Street Journal five (5) business days prior to the date of said payment (or if not so reported then as reported in another business publication of general circulation selected by the Noteholder in its sole discretion, or if such yield rate is not obtainable, then the nearest equivalent rate, issue, or index as selected by the Noteholder in its reasonable discretion), and

          iii) one-twelfth (1/12) of the number of monthly payments remaining until the Maturity Date

     No prepayment shall be permitted prior to the beginning of the sixth (6th)* Loan Year and no partial prepayment shall be permitted at any time. Notwithstanding anything to the contrary contained above,*** the Maker may prepay the Note in full without payment of a fee on any date during the last ninety (90)**** days of the term of this Note.

     "Loan Year" is defined as the twelve (12) month period commencing with the date on which the first monthly payment of principal and/or interest is due hereunder and each twelve (12) month period thereafter.

* With respect to Mortgage Loan No. 62, 1725 K Street, N.W., the fourth (4th) Loan Year

**   With respect to Mortgage Loan No. 62, 1725 K Street, N.W., 8.6518%

*** With respect to Mortgage Loan No. 62, 1725 K Street, N.W., add the phrase "subject to giving not less than thirty (30) nor more than ninety (90) days prior written notice to the Noteholder of Maker's intent to prepay the full balance of principal then owing hereunder, accrued interest thereon and all other amounts then owing under the loan documents,"

**** With respect to Mortgage Loan No. 62, 1725 K Street, N.W., one hundred twenty (120) days

I    II.  Prepayment of Principal.

          The principal owing under the Note may not be prepaid in whole or in part, except that on or after December 1, 2001, and subject to giving the holder not less than thirty (30) nor more than ninety (90) days' prior written notice, the principal amount, together with any and all accrued interest and other sums due under the Note or any Security Document may be prepaid, subject to the payment of a prepayment premium equal to the greater of:

          A)   one percent (1%) of the then outstanding principal balance, or

          B)   the sum obtained by multiplying:

               i)   the then outstanding principal balance,

               ii) an annual rate of interest equal to the difference obtained by subtracting the yield rate on publicly traded United States Treasury Securities (as published in The Wall Street Journal or other business publication of general circulation five (5) business days prior to the date of said payment) having the closest matching maturity date to the Stated Maturity Date of the Note from the interest rate of the Note adjusted to its semi-annual equivalent rate (8.782%).

               Times

               iii) the number of scheduled monthly payments remaining under the term of the Note divided by twelve (12).


     B. Notwithstanding anything contained in the foregoing provisions relating to the prepayment of amounts owing under the Note, the principal balance owing hereunder, together with all accrued interest and other sums due under the Note or any Security Document, will be open to prepayment without prepayment premium during the last ninety
          (90) days prior to the Stated Maturity Date of the Note provided the appropriate notice is given as indicated above.

J The Maker reserves the privilege to prepay the entire balance of principal and all accrued interest on any monthly installment due date on or after May 1, 2003, conditioned upon:

     A. Maker giving not less than thirty (30) days' nor more than ninety (90) days' prior written notice to the holder hereof of Maker's intention to prepay, and

     B. payment by Maker to the holder hereof of a "Yield Maintenance Premium" which is an amount of money equal to the greater of:

          i. one percent (1%) of the principal balance of the Promissory Note, and

          ii.  the positive amount, if any, equal to:

               a) the sum of the present values of all scheduled payments due under the Promissory Note from the date of prepayment to and including the Maturity Date,

               minus

               b)   the principal balance of the Promissory Note.

          All present values shall be calculated as of the date of prepayment, using a discount rate, compounded monthly, equal to the yield rate, converted to its monthly equivalent, of the United States Treasury Security having the closest maturity date to the Maturity Date hereunder as established in the Wall Street Journal or other business publication of general circulation five (5) business days prior to the date of prepayment.

     Maker acknowledges that no partial prepayment shall be allowed. The Yield Maintenance Premium shall never be less than one percent (1%) of the amount of principal prepaid.

K The Note may not be prepaid in whole or in part during the first six (6) years of the loan term. The Note may be prepaid in full but not in part at any time after the expiration of the sixth (6th) year of the loan term, provided that any such prepayment shall be:

     A) accompanied by all accrued and unpaid interest and all fees and costs due from Maker to holder,

     B) made only upon holder's receipt of at least thirty (30) days' prior written notice of Maker's election to prepay, and C) accompanied by the greater of:

          i) one percent (1%) of the outstanding Principal Amount as of the date of prepayment or

          ii)  the "Yield Maintenance Amount," which is defined below.

     The loan may be prepaid without payment of a Yield Maintenance Amount or the fee set forth above in clause (C)(i) during the last ninety (90) days of the loan term.

     "Yield Maintenance Amount"    means an amount, never less than zero, equal
                                   to the present value of a series of "Monthly
                                   Amounts", assumed to be paid at the end of each month remaining from the date of prepayment through the Maturity Date, discounted at the "U.S. Securities Rate"

     "Monthly Amount"             means the:

                                   i)   Contract Rate (7.390%)

                                   Minus

                                   ii) The yield ("U.S. Securities Rate") as of the date of such prepayment, as published by the Federal Reserve System in its "Statistical Release H.15(519), Selected Interest Rates" under the caption "U.S. Government
                                        Securities/Treasury Constant
                                        Maturities", for a U.S. Government
                                        Security with a term equal to that
                                        remaining on this Note on the date of
                                        such prepayment (which term may be
                                        obtained by interpolating between the
                                        yields published for specific whole
                                        years),

                                   divided by twelve (12) and the quotient
                                   thereof then multiplied by

                                   iii) the amount prepaid on the date of such
                                        prepayment.

     All percentages shall be rounded to the nearest one hundred thousandth percent and dollar amounts to the nearest whole dollar. Maker acknowledges and agrees that any prepayment of this Note by virtue of the occurrence of an Event of Default, whether such prepayment is before or after the sixth
     (6th) year of the loan term, shall be deemed a voluntary prepayment for purposes of determining the applicability of the Yield Maintenance Amount.

L The indebtedness evidenced by the Note may not be prepaid in whole or in part prior to February 1, 2004. Thereafter, the Note may be prepaid in whole, but not in part, provided that:

     A)   no event of default which has not been cured has occurred,

     B) the Maker provides the Holder no less than thirty (30) days nor more than ninety (90) days prior written notice of its intent to prepay, which notice specifies the exact date of prepayment (the "Prepayment Date"),

     C)   the Maker pays the following on the Prepayment Date:

          i)   the outstanding principal balance,

          ii)  accrued interest,

          iii) a prepayment premium equal to the greater of:

               a) one percent (1%) of the then outstanding principal balance, or

               b)   the sum obtained by multiplying:

                    (x)  the then outstanding principal balance,

                    (y) the number of years and fraction thereof remaining between the Prepayment Date and the Maturity Date, and

                    (z) an annual rate of interest equal to the difference obtained by subtracting the yield rate on publicly traded United States Treasury Securities due on or about the Maturity Date (as such yield rate is reported in The Wall Street Journal or other similar business publications of general circulation on the fifth (5) day preceding such Prepayment Date) from the Mortgage Loan Interest Rate adjusted to its semiannual equivalent rate of 8.393%, however, in the event that the yield rate on publicly traded United States Treasury Securities is not obtainable, then the nearest equivalent issue or index shall be selected, in the Holder's reasonable determination, and used to calculate the foregoing prepayment premium, and

     D) other sums due under the Note or any other instrument securing the loan.

     Notwithstanding the foregoing, the Note may be prepaid in whole, but not in part, without premium, during the period commencing ninety (90) days prior to the Maturity Date through the Maturity Date, provided that:

     A)   an event of default has not occurred hereunder,

     B) The Maker provides the Holder not less than thirty (30) days nor more than ninety (90) days prior written notice of its intent to prepay, which notice specifies the Prepayment Date, and

     C)   The Maker pays on the Prepayment Date:

          i)   the outstanding principal balance,

          ii)  accrued interest, and

     other sums due under the Note or any other instrument securing the loan.

APPENDIX III
SIGNIFICANT LOAN SUMMARIES

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 1 -- WESTIN RIVER NORTH
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:           $55,000,000
CUT-OFF DATE BALANCE:       $55,000,000
FIRST PAYMENT DATE:         02/01/2001
INTEREST RATE:              8.5949%
AMORTIZATION:               0 months (Interest only for 60
                            month term of loan)
ARD:                        NAP
HYPERAMORTIZATION:          NAP


MATURITY DATE:              01/01/2006
EXPECTED MATURITY BALANCE:  $55,000,000
SPONSOR(S):                 THR Chicago Holding, LLC
INTEREST CALCULATION:       Actual/360
CALL PROTECTION:            24-month lockout from the date
                            of securitization with U.S.
                            Treasury defeasance thereafter
                            until loan maturity.

LOAN PER ROOM:              $129,716.98
UP-FRONT RESERVES(1):       RE Tax:           $821,482
                            Deferred          $223,300
                            Maintenance:
                            Insurance:        $105,250
                            Seasonality:      $400,000
                            Operating:        $400,000
ONGOING RESERVES(1):        RE Tax:           $205,371/month
                            Replacement:      $116,667/month
                            Insurance:        $16,583/month
LOCKBOX:                    Hard Lockbox
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:     Single Asset
PROPERTY TYPE:              Hospitality
PROPERTY SUB-TYPE:          Full Service
LOCATION:                   Chicago, IL
YEAR BUILT/RENOVATED:       1987/1998-1999
NUMBER OF ROOMS:            424
THE COLLATERAL:             Full service luxury class hotel
OWNERSHIP INTEREST:         Fee

YEAR                           OCCUPANCY           ADR        REVPAR
----                           ---------           ---        ------
1999                             78.5%           $181.34      $142.28
2000                             82.6%           $199.45      $164.77
Trailing 12-month                82.4%           $200.65      $167.04
3/00-2/01

PROPERTY MANAGEMENT:        Westin River North Management
                            Company

1999 NET CASH FLOW(2):      $9,743,501
TRAILING 12-MONTH CASH      $12,109,779
FLOW 3/00-2/01(2):
U/W NET CASH FLOW:          $11,093,264
APPRAISED VALUE:            $120,000,000
CUT-OFF DATE LTV:           45.8%
MATURITY DATE LTV:          45.8%
DSCR:                       2.31x
--------------------------------------------------------------------------------

(1) At closing, the borrower deposited $400,000 for a Seasonality Reserve. Beginning in March, through and including November, the borrower will deposit $66,666.66 on the first day of each of the months for the purpose of funding a seasonal reserve for the payment of debt service and other amounts due. In addition, a $400,000 Operating Reserve was collected at closing and deposited into the borrower's remainder account, which is controlled by the borrower.

(2)  Historical net cash flow after actual capital improvements.

THE WESTIN RIVER NORTH LOAN

         THE LOAN. The largest loan (the "Westin River North Loan") is evidenced by a promissory note and is secured by a first priority mortgage on the Westin River North Hotel in Chicago, Illinois. The Westin River North Loan was originated on December 15, 2000, by BSFI.

         THE BORROWER. The borrower is THR Chicago, LLC, a single member Delaware limited liability company that owns no material asset other than the property and related interests. The borrower's single member is THR Chicago Holding, LLC, a Delaware limited liability company with one independent manager.

                                     III-1

         THE PROPERTY. The property, located in the River North area of Downtown Chicago, is a AAA rated four diamond, 20 story, 424-room full service hotel. The property was built by Tishman Hotel & Realty L. P. for Nikko Hotels in 1987. The property is presently owned by Tishman Hotel & Realty, L. P. with an investment by Starwood Hotels & Resorts Worldwide, Inc. ("Starwood"). Starwood's interest in the form of a mezzanine financing is described below. The property contains approximately 28,000 square feet of newly renovated meeting and banquet facilities and two food and beverage outlets--Celebrity Cafe and the Hana Lounge. In 1998 and 1999, guest rooms, corridors, meeting rooms and lobby areas were renovated at a total cost of $8.7 million, or $20,519 per room.

         PROPERTY MANAGEMENT. The property is managed, pursuant to a 20-year management agreement, by Westin River North Management Company, which is 95% owned by Starwood and 5% owned by Starwood Hotels & Resorts Trust. With a portfolio of over 700 hotels and resorts located in more than 77 countries worldwide, Starwood is one of the world's largest hotel owners, managers and developers. In addition to the property, Starwood also manages two of the largest hotels in downtown Chicago, the Westin Michigan Avenue (751 rooms) and the Sheraton Chicago Towers (1,204 rooms). Including the property, these three hotels contain 2,379 rooms. In addition, Starwood handles reservations for 2,411 rooms throughout the suburban and downtown Chicago area. This concentration of properties provides Starwood with economies of scale in management, marketing and reservation expenses.

         CAPITAL STRUCTURE. The capital structure of the Westin River North Loan and the borrower is summarized as follows:

Type             Amount          Collateral                     Lender/Holder
----             ------          ----------                     -------------

First Mortgage   $78,000,000     First mortgage loan
                 A Note  $55mm   Senior Note-1st Mort           Bear Stearns
                 B Note  $23mm   Subordinate Note-1st Mort      To be determined

Mezzanine Loan   $35,000,000     Security interest in Equity    Starwood

Equity           $10,000,000                                    Tishman

Total           $123,000,000*

         * TOTAL REFLECTS PURCHASE PRICE OF $118,750,000 PLUS CLOSING COSTS, FEES AND ESCROWS.

         MEZZANINE INDEBTEDNESS. The ownership interests in the borrower are pledged to Starwood to secure a mezzanine financing in the amount of $35,000,000 obtained by THR Chicago Holding, LLC. The mezzanine loan is subject to an intercreditor agreement between the mezzanine lender and BSFI as lender under the Westin River North Loan. The mezzanine lender has certain rights with respect to the Westin River North Loan, including cure rights and the right to purchase the Westin River North Loan following a default. These rights are described under "Description of the Mortgage Pool--The Westin Mezzanine Loan" in the Prospectus Supplement.

         SUBORDINATE INDEBTEDNESS. There is also a $23,000,000 subordinate note (the "B Note") secured by the property which is subject to an intercreditor agreement between the holder of the Westin River North Loan and the holder of the B Note. The B Note is fully subordinate to the Westin River North Loan in respect to its rights to receive principal and interest and upon any event of default or in respect of liquidation proceeds. The B Note holder has certain rights with respect to the Westin River North Loan, including cure rights, consultation rights and the right to purchase the Westin River North Loan following a default. These rights are described under "Description of the Mortgage Pool--The A/B Mortgage Loans" in the Prospectus Supplement. It is expected that an affiliate of the B Note holder will act as primary servicer of the Westin River North Loan.

         ADDITIONAL INDEBTEDNESS. The borrower may incur payables of $1,170,000 for equipment leases and fixture financings not in excess of 5 years and $1,500,000 for ordinary course of business trade payables, which are not more than 60 days past the date incurred.

         RELEASE OF PARCELS.  None permitted

         Certain additional information regarding the Westin River North Loan and property is set forth on Appendix II hereto.

                                     III-2

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 2 -- 95 GREENE STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:            $42,000,000
CUT-OFF DATE BALANCE:        $41,964,888
FIRST PAYMENT DATE:          5/10/2001
INTEREST RATE:               6.900%
AMORTIZATION:                360 months
ANTICIPATED REPAYMENT DATE:  04/01/2011
HYPERAMORTIZATION:           After the ARD, the loan
                             interest rate steps to the greater of 11.90% and the then applicable Treasury rate plus 5%;
                             additional principal payments are made pursuant to a cash flow sweep




MATURITY DATE:               04/01/2031
EXPECTED ARD BALANCE:        $36,589,734
SPONSOR(S):                  Steven J. Pozycki
INTEREST CALCULATION:        Actual/360
CALL PROTECTION:             24-month lockout from the date
                             of securitization; defeasance
                             with full faith and credit
                             obligations of the U.S.
                             thereafter until the ARD.


LOAN PER SF:                 $140.00
UP-FRONT RESERVES:           RE Tax:     $162,738
                             Insurance:  $19,237
ONGOING RESERVES(1):         RE Tax:     $13,565/month
                             Insurance:  $2,528/month
                             Rollover:   Excess Cash Flow
LOCKBOX:(2)                  Soft lockbox in place for the
                             loan term for the collection
                             of rents
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:      Single
                             Asset
PROPERTY TYPE:               Office
PROPERTY SUB-TYPE:           Urban
LOCATION:                    Jersey
                             City, NJ
YEAR BUILT/RENOVATED:        1958/2000
OCCUPANCY(3)                 100%
SQUARE FOOTAGE:              300,000
THE COLLATERAL:              Eight story urban office
                             building
OWNERSHIP INTEREST:          Fee Simple

MAJOR TENANTS                  % NRSF         RENT PSF        LEASE
                                                              EXPIRATION
Merrill Lynch                   100%          $22.25(4)       04/01/2011

PROPERTY MANAGEMENT:         SJP
                             Corporate
                             Real
                             Estate
                             Services,
                             Inc.
U/W NET OP. INCOME:          $6,152,422
U/W NET CASH FLOW:           $5,792,422
APPRAISED VALUE:             $72,000,000
CUT-OFF DATE LTV:            58.3%
MATURITY DATE LTV:           50.8%
DSCR:                        1.75x
--------------------------------------------------------------------------------

(1) The actual amount in the Real Estate Tax and Insurance reserves depends on the actual real estate taxes and insurance premiums to become due; amounts noted are the current actual monthly collections. The Rollover reserve commences funding as a cash flow sweep only if Merrill Lynch does not exercise its renewal option in 2009. It is estimated that approximately $3.3 million will be collected in the rollover reserve account by the time the Merrill Lynch lease expires.

(2) Property rents are paid directly into a deposit account pursuant to a lockbox agreement. Funds from the account are disbursed directly to the borrowers until such time as any of the following occur: (i) an event of default, (ii) the Merrill Lynch lease is in default or is terminated, or
     (iii) the DSCR is less than 1.15x for 3 consecutive months. Thereafter, deposit account funds are run through a waterfall to pay interest, principal and required reserves before being paid out to the borrowers. Following the ARD, there is a full cash flow sweep.

(3)  Based on rent roll dated December 20, 2000.

(4) Rent per square feet shown is based on the average rent during the 10-year lease with Merrill Lynch. Actual rent for the initial five years of the lease term is $21.50, stepping to $23 for the last five years of the lease term.

THE 95 GREENE STREET LOAN

         THE LOAN. The second largest loan (the "95 Greene Street Loan") as evidenced by a Promissory Note is secured by a Mortgage and Security Agreement encumbering the borrowers' fee interest in an urban office building located at 95 Greene Street in Jersey City, New Jersey. The 95 Greene Street Loan was originated on March 23, 2001, by or on behalf of MSDWMC.

         THE BORROWERS. The borrowers are 74 Grand Street Ownership Associates L.L.C., a Delaware limited liability company, 74 Grand Street Urban Renewal, L.L.C., a New Jersey limited liability company, 74 Grand Street Leasing Associates, L.L.C., a Delaware limited liability company, and 95 Greene Street, L.L.C., a Delaware limited liability company and the sole member of each of the other borrowers (the "Member Borrower").

                                     III-3

         Steven J. Pozycki is the sponsor of the borrowers. He is the founder and CEO of SJP Properties Company ("SJP"), which developed the property and which currently owns and manages over 11 million square feet of investment-grade commercial office space and maintains an additional 12 million square feet of developable projects. SJP and The Prudential Insurance Company of America hold direct or indirect interests in the Member Borrower.

         THE PROPERTY. The property consists of an 8-story, 300,000 square foot office building located in Jersey City, New Jersey. It was constructed in 1958 and fully renovated in 2000. It is located in the Colgate-Palmolive Redevelopment Area, directly across the Hudson River from downtown Manhattan. The property is 100% occupied by Merrill Lynch for office use. Amenities include single and multimode fiber optics, a rooftop satellite and antenna farm, raised floors to accommodate cabling systems and a 132-space basement parking garage.

         The Merrill Lynch lease expires by its terms on April 1, 2011, and the tenant has two 5-year renewal options at 95% of market rent. The first option must be exercised by December 1, 2009. If it is not exercised, a cash flow sweep will be initiated for the last year of the lease term. Merrill Lynch currently occupies 600,000 square feet in an adjacent building and owns the developable site across the street from the property.

         PROPERTY MANAGEMENT. The property is managed by SJP Corporate Real Estate Services, Inc., an SJP affiliate.

         MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

         ADDITIONAL INDEBTEDNESS.  Not Allowed

         TRANSFER OF PROPERTY OR INTERESTS IN THE BORROWER. A one-time conveyance of the property to a single purpose, bankruptcy remote entity acceptable to the lender is permitted provided the lender receives, among other things, a rating agency confirmation and a non-consolidation opinion acceptable to the lender and the rating agencies.

         Transfers of ownership interests of each of the borrowers and the Member Borrower are generally permitted provided, among other things, certain ownership tests are met and the lender receives acceptable legal opinions and rating agency confirmations.

         Certain additional information regarding the 95 Greene Street Loan and property is set forth on Appendix II hereto.

                                     III-4

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NOS. 3-9 -- GRAND RAPIDS LOANS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:            $41,838,000
CUT-OFF DATE BALANCE:        $41,722,501
FIRST PAYMENT DATE:          02/01/2001
INTEREST RATE:               7.910%
AMORTIZATION:                360 months
ANTICIPATED REPAYMENT        01/01/2011
DATE:
HYPERAMORTIZATION:           After the ARD, the loan
                             interest rate steps to the
                             greater of 12.91% or the then
                             applicable Treasury rate plus
                             7.35%; additional payments to
                             principal will be made from
                             available excess cash.  Unpaid
                             interest will be capitalized
                             monthly and thereafter will
                             accrue interest.




MATURITY DATE:               01/01/2031
EXPECTED ARD BALANCE:        See table on following page
SPONSOR(S):                  Robert Grooters
INTEREST CALCULATION:        Actual/360
CALL PROTECTION(1):          U.S. Treasury defeasance
                             allowed at the earlier of 2
                             years after securitization or
                             4 years after the loan
                             origination date.


LOAN PER SF:                 $29.01
UP-FRONT RESERVES(2):        Cap Ex:     $52,625
                             TI/LC:      $80,000
                             Lease-up
                             Holdback:   $1,975,793
                             RE Tax:     $50,000
ONGOING RESERVES(3):         RE Tax:     $74,079/month
                             Insurance:  $5,142/month
                             Cap Ex:     $11,983/month;
                                         2-yr cap
                             TI/LC:      $21,350/month;
                                         2-yr cap

LOCKBOX(4):                  Soft
                             lockbox
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:      Portfolio of 7 assets
PROPERTY TYPE:               Industrial
PROPERTY SUB-TYPE:           Warehouse -
                             flex
                             buildings
LOCATION:                    Grand
                             Rapids
                             (Kentwood),
                             MI (4
                             properties),
                             Zeeland,
                             Holland and
                             Byron
                             Township, MI

YEAR BUILT/RENOVATED:        See table
                             on
                             following
                             page
OCCUPANCY(5):                See table on following page
SQUARE FOOTAGE:              See individual Property
                             descriptions
THE COLLATERAL:              7 single-story steel
                             industrial/ flex buildings in
                             and around Grand Rapids, MI
OWNERSHIP INTEREST:          Fee Simple

MAJOR TENANTS                   % NRSF      RENT PSF         LEASE
                                                           EXPIRATION
1451- 300 M40:  Haworth,         53.7%       $3.10         02/28/2002
Inc.
4460 44th ST:  Country           31.3%       $3.41         08/31/2010
Fresh
4490 44th ST:  Five Star        100.0%       $3.10         05/31/2007
Brands
7900 LOGISTIC:  Johnson          53.3%       $3.20         01/31/2002
Controls Interiors

7458 EXPRESSWAY:  Trace          47.3%       $3.00         11/30/2003
Warehousing

4655 PATTERSON:  Master          30.1%       $3.25         02/29/2004
Assemblers & Products Inc.

4633 PATTERSON:  Questron        47.2%       $3.70         08/31/2006
Distribution

PROPERTY MANAGEMENT:         Robert
                             Grooters
                             Development
                             Company
U/W NET OP. INCOME(6):       $5,165,939
U/W NET CASH FLOW(6):        $4,608,365
CUT-OFF DATE LTV(6):         75.1%
MATURITY DATE LTV(6):        67.3%
DSCR(6):                     1.26x
--------------------------------------------------------------------------------

(1) Except for defeasance, the Grand Rapids Loans are closed to prepayment until September 30, 2010, after which all Grand Rapids Loans may be prepaid without a premium.

(2) Two of the Grand Rapids Loans are subject to partial loan proceeds holdbacks, totaling $1,975,793 ($1,755,716 for the 1451-300 M40 Property and $220,077 for the 7458 Expressway Property), pending achievement of certain leasing objectives.

     The escrowed funds in respect of the 1451-300 M40 Property will be released once the 68,750 square feet of current vacant space is leased for at least 12 months to Haworth, Inc., or 24 months to an alternative tenant, and the 136,250 square feet Haworth, Inc. space is complete and fully occupied. Additionally, the borrower must maintain a 75% LTV and a 1.25x DSCR for all the Grand Rapids Loans; if the escrow release conditions are not met by June 1, 2002, then the outstanding escrow balance will be applied against the outstanding loan amount, including a yield maintenance premium.

     The escrowed funds in respect of the 7458 Expressway Property will be released once the 42,000 square feet of "Leisure Life" space is leased for at least 12 months to the current tenant, or 24 months to an alternative tenant. Additionally, the borrower must maintain a 75% LTV and a 1.25x DSCR for all the Grand Rapids Loans; if the escrow release conditions are not met by June 1, 2002, then the outstanding escrow balance will be applied against the outstanding loan amount, including a yield maintenance premium.

     The TI/LC reserve includes an initial deposit of $80,000 for the 1451-300 M40 Property.

     The Cap Ex reserves are attributable to the 1451-300 M40 Property ($50,750) and to the 7458 Expressway Property ($1,875) for deferred maintenance.

(3) Figures are shown for the aggregate portfolio. The actual amount in the Real Estate Tax and Insurance reserves depends on the actual real estate taxes and insurance premiums to become due with respect to the Grand Rapids properties. For purposes of this summary, the amounts noted are current actual monthly collections. The Real Estate Tax escrow collection does not include a collection for the 4490 44th Street Property because the single tenant pays the real estate taxes directly.

(4) All rents are remitted to the lockbox, but will be released to the borrowers until a triggering event (an event of default, the DSCR for the property drops below 1.15x or the occurrence of the ARD) has occurred. At that point, the lockbox will become hard.

(5)  Occupancy is based on the rent rolls dated April 4, 2001.

(6) U/W NOI, U/W Net Cash Flow, Cut-off Date LTV, Maturity Date LTV and DSCR are calculated on a combined basis for all seven loans.

                                     III-5

THE GRAND RAPIDS LOANS

         THE LOAN. The third largest loan (the "Grand Rapids Loans") as evidenced by promissory notes is a series of seven related cross-defaulted and cross-collateralized mortgage loans, each secured by a first priority mortgage encumbering a series of seven related cross-defaulted and cross-collateralized mortgage loans encumbering warehouse-flex buildings located in Michigan. The Grand Rapids Loans were originated on December 28, 2000, by or on behalf of MSDWMC.

         THE BORROWERS. The borrowers under each of the Grand Rapids Loans are individual Michigan limited liability companies each of which is a special purpose entity that owns no material asset other than its property and related interests. The borrowers are affiliates of The Robert Grooters Company. Mr. Robert D. Grooters and Ms. Sharon L. Grooters have signed guarantees of the recourse obligations of each Grand Rapids Loan.

         THE PROPERTIES.

         1451-300 M40 Property. This property, located in Holland, MI, was constructed in 1998. It consists of a single story steel-sided building containing 253,750 net square feet. The largest tenant (occupying two separate spaces under two leases for 136,250 square feet and 18,750 square feet) is Haworth, Inc., an office furniture manufacturer and distributor. Haworth also sublets 35,068 square feet of office space at this property from Johnson Controls, the second largest tenant. The land covers 16.5 acres and includes 485 parking spaces. This property is located in an established industrial park approximately 25 miles southeast of the central business district.

         4460 44th Street Property. Located in Kentwood, MI, the property was constructed in 1997. It consists of a single story steel-sided building containing 200,000 net square feet. The largest tenant (occupying two separate spaces under two leases for 62,500 square feet and 47,067 square feet) is Country Fresh, Inc., a subsidiary of Suiza Foods, a national dairy distributor, under two separate leases. The land covers 12.6 acres and includes 411 parking spaces. This property is located in an established industrial park approximately 8 miles southeast of the central business district and in the immediate vicinity of the Gerald R. Ford airport.

         4490 44th Street Property. This property is located in Kentwood, MI and was constructed in 2000. It consists of a single story steel-sided building containing 231,250 net square feet. The sole tenant (231,250 square feet) is Five Star Brands, an affiliate of The Torbitt & Castleman Company, LLC. The land covers 13.2 acres and includes 300 parking spaces. This property is located in an established industrial park approximately 8 miles southeast of the central business district and in the immediate vicinity of the Gerald R. Ford airport.

         7900 Logistic Drive Property. Located in Zeeland, MI, the property was constructed in 1996. The property consists of a single story steel-sided building containing 206,250 net square feet. The largest tenant (110,000 square feet) is Johnson Controls Interiors. The land covers 16 acres and includes 140 parking spaces. This property is located in a recent industrial park of homogeneous buildings approximately 15 miles southwest of the central business district.

         7458 Expressway Drive SW Property. This property is located in Byron Township, MI and was constructed in 1998. It consists of a single story steel-sided building containing 207,200 net square feet. The largest tenant (98,000 square feet) is Trace Warehousing, a warehousing and logistics company. The land covers 10.5 acres and includes 241 parking spaces. This property is located in an established industrial park approximately 10 miles south of the central business district.

         4655 Patterson Avenue Property. Located in Kentwood, MI, the property was constructed in 1998. The property consists of a single story steel-sided building containing 184,525 net square feet. The largest tenant (55,625 square feet) is Master Assemblers & Products Inc. The land covers 12.7 acres and includes 198 parking spaces. The property is located in an established industrial park approximately 8 miles southeast of the central business district and in the immediate vicinity of the Gerald R. Ford airport.

         4633 Patterson Avenue Property. This property is located in Kentwood, MI and was constructed in 1999. The property consists of a single story steel-sided building containing 155,000 net square feet. The largest tenant (73,125 square feet) is Questron Distribution. The building includes 12,176 square feet of office space, equating to 7.8% of the overall space. The land covers 10.5 acres and includes 199 parking spaces. The property is located in an established industrial park approximately 8 miles southeast of the central business district and in the immediate vicinity of the Gerald R. Ford airport.

                                     III-6

-------------------------------------------------------------------------------------------------------------------------------
                                            CUT-OFF DATE
                                           LOAN BALANCE/
                                            EXPECTED ARD                            OWNERSHIP   YEAR                  # OF
PROPERTY                 LOCATION             BALANCE           PROPERTY TYPE        INTEREST    BUILT    OCCUPANCY   TENANTS
-------------------------------------------------------------------------------------------------------------------------------
1451-300 M40             Holland, MI       $9,380,748       Industrial - Warehouse     Fee       1998        100.0%       3
                                           $8,402,066
-------------------------------------------------------------------------------------------------------------------------------
4460 44th St.            Kentwood, MI      $8,627,068       Industrial - Warehouse     Fee       1997        100.0%       6
                                           $7,727,017
-------------------------------------------------------------------------------------------------------------------------------
4490 44th St.            Kentwood, MI      $5,428,326       Industrial - Warehouse     Fee       2000        100.0%       1
                                           $4,861,995
-------------------------------------------------------------------------------------------------------------------------------
7900 Logistic Dr.        Zeeland, MI       $4,680,803       Industrial - Warehouse     Fee       1996        100.0%       4
                                           $4,192,461
-------------------------------------------------------------------------------------------------------------------------------
7458 Expressway Dr. SW   Byron Twsp., MI   $4,667,157       Industrial - Warehouse     Fee       1998         99.3%       5
                                           $4,180,239
-------------------------------------------------------------------------------------------------------------------------------
4655 Patterson Ave.      Kentwood, MI      $4,572,869       Industrial - Warehouse     Fee       1998         97.6%       6
                                           $4,095,787
-------------------------------------------------------------------------------------------------------------------------------
4633 Patterson Ave.      Kentwood, MI      $4,365,530       Industrial - Warehouse     Fee       1999        100.0%       4
                                           $3,910,080
-------------------------------------------------------------------------------------------------------------------------------

         The following table is based on all seven properties, which are all cross-defaulted and cross-collateralized.

-------------------------------------------------------------------------------------------------------------------------------
                             LEASE ROLLOVER SCHEDULE
-------------------------------------------------------------------------------------------------------------------------------
                                             WEIGHTED        % OF TOTAL    CUMULATIVE %    % OF TOTAL BASE    CUMULATIVE % OF
                           # OF LEASES     AVERAGE BASE     SQUARE FEET    OF SF ROLLING   RENTAL REVENUES      TOTAL RENTAL
          YEAR               ROLLING       RENT PER SF        ROLLING                          ROLLING        REVENUES ROLLING
                                             ROLLING
-------------------------------------------------------------------------------------------------------------------------------
         Vacant                 2             $3.21              0.4%           0.4%             0.3%                0.3%
-------------------------------------------------------------------------------------------------------------------------------
     Month-to-Month             1             $4.25              0.2%           0.6%             0.2%                0.5%
-------------------------------------------------------------------------------------------------------------------------------
          2001                  7             $4.33             10.1%          10.7%            10.7%               11.2%
-------------------------------------------------------------------------------------------------------------------------------
          2002                  6             $3.32             25.3%          36.0%            20.5%               31.8%
-------------------------------------------------------------------------------------------------------------------------------
          2003                  4             $3.48             13.7%          49.8%            11.7%               43.5%
-------------------------------------------------------------------------------------------------------------------------------
          2004                  2             $3.44              6.0%          55.8%             5.1%               48.5%
-------------------------------------------------------------------------------------------------------------------------------
          2005                  5             $7.13             15.8%          71.6%            27.6%               76.1%
-------------------------------------------------------------------------------------------------------------------------------
          2006                  2             $4.15              8.0%          79.6%             8.1%               84.2%
-------------------------------------------------------------------------------------------------------------------------------
          2007                  1             $3.10             16.1%          95.7%            12.2%               96.4%
-------------------------------------------------------------------------------------------------------------------------------
          2008                  --              --                --           95.7%             --                 96.4%
-------------------------------------------------------------------------------------------------------------------------------
          2009                  --              --                --           95.7%             --                 96.4%
-------------------------------------------------------------------------------------------------------------------------------
          2010                  2             $3.41              4.3%         100.0%             3.6%              100.0%
-------------------------------------------------------------------------------------------------------------------------------
      2011 & Beyond             --              --                --          100.0%             --                100.0%
-------------------------------------------------------------------------------------------------------------------------------


CROSS COLLATERALIZATION AND PROPERTY RELEASE FEATURES. The lender may permit the release of one or more of the properties from the cross-collateralization provisions after the lockout period, subject to defeasance collateral of 115% of the allocated loan amount for the released property, and subject to certain other conditions, such as a 1.25x minimum combined debt service coverage ratio, and a 75% maximum combined loan to value ratio for the remaining Grand Rapids Loans. However, the released property may be defeased at 100% of the applicable loan amount if the remaining borrowers satisfy a 1.40x minimum debt service coverage ratio with respect to the remaining Grand Rapids Loans. Any release is subject to the lender's sole discretion, as well as non-investment grade bondholder and rating agency approval.

         Additionally, the borrowers may convey properties to third parties and permit assumption of the relevant Grand Rapids Loans outside of the cross-collateralization and cross-default structure, after the first anniversary of the loan. In addition to other applicable requirements, the transferred property must meet the lender's standards for a "stand-alone" loan, both the lender and the holders of non-investment grade securities must approve the transfer, rating agency approval must be obtained, and debt service coverage ratio and loan to value tests similar to those described above must be met for the remaining Grand Rapids Loans.


                                     III-7

         PROPERTY MANAGEMENT. Robert Grooters Development Company, an affiliate of the sponsor, manages the properties. Robert Grooters Development Company has developed, owned and managed nearly 10 million square feet of bulk industrial and flex office space since the 1980s, although it sold much of its holdings over the last several years. The management agreement is subordinate and subject to the Grand Rapids Loans.

         MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

         ADDITIONAL INDEBTEDNESS.  Not Allowed

         Certain additional information regarding the Grand Rapids Loans and properties is set forth on Appendix II hereto.





























                                     III-8

MORTGAGE LOAN NOS. 10-12-- FAIR LAKES COURT NORTH & SOUTH, III AND IV

-------------------------------------------------------------
                      LOAN INFORMATION
---------------------------- -------------- -----------------
ORIGINAL BALANCE:            $40,000,000
CUT-OFF DATE BALANCE:        $39,839,481
FIRST PAYMENT DATE:          3/1/00
INTEREST RATE:               8.299%
AMORTIZATION:                357 months
ARD:                         NAP
HYPERAMORTIZATION:           NAP



MATURITY DATE:               11/01/2010
EXPECTED MATURITY BALANCE:   $36,032,206
SPONSOR(S):                  Milton V. Peterson
INTEREST CALCULATION:        Actual/360
CALL PROTECTION:             Lockout of  the greater of (a)
                             36 months from date of the
                             note or (b) 24 months from the
                             date of securitization, with
                             U.S.  Treasury defeasance
                             thereafter until 6 months
                             prior to loan maturity


LOAN PER SF:                 $96.29
UP-FRONT RESERVES(1):        TI/LC:         $342,129
ONGOING RESERVES(1):         TI/LC & Cap    $5,544/month
                             Ex:
                             RE Tax:        $ 58,900/month
LOCKBOX:                     None


-------------------------------------------------------------
                    PROPERTY INFORMATION
---------------------------- --------------
SINGLE ASSET/PORTFOLIO:      Portfolio of
                             3 assets
PROPERTY TYPE:               Office
PROPERTY SUB-TYPE:           Suburban
LOCATION:                    Fairfax, VA
YEAR BUILT/RENOVATED:        1988/NAP
OCCUPANCY(2):                100.0%
SQUARE FOOTAGE:              413,748
THE COLLATERAL:              Three, four and five-story
                             suburban office buildings
OWNERSHIP INTEREST:          Fee

MAJOR TENANTS                % NRSF         RENT PSF     LEASE EXPIRATION
FAIR LAKES NORTH & SOUTH:      98.9%         $12.15        12/31/2015
SRA International
FAIR LAKES III: Datatel,       23.7%         $18.31        12/31/2005
Inc.
FAIR LAKES IV: First           41.3%         $25.44        10/31/2004
Horizon Home

PROPERTY MANAGEMENT:         H/P Commercial Services, Inc.

2000 NET OP. INCOME:         $5,317,260
U/W NET CASH FLOW:           $4,894,519
APPRAISED VALUE:             $64,000,000
CUT-OFF DATE LTV:            62.3%
MATURITY DATE LTV:           56.2%
DSCR:                        1.35x

(1) The breakdown of the Up-front TI/LC Reserve is $330,945 for the SRA lease (Fair Lakes North and South) and $11,184 for the Life Cycle Technology lease (Fair Lakes IV). The Ongoing Reserve accounts for an ongoing Cap Ex Reserve is $5,544. An Insurance Reserve is waived so long as the borrowers maintain a blanket insurance policy. In addition to the other Ongoing Reserves, lender may require additional impounds in an amount estimated from time to time by lender in its commercially reasonable discretion to be sufficient to pay for tenant improvements, brokerage commissions and other leasing costs that may be required for new and renewing tenants in the properties; provided, however, that no such amount shall be required to be deposited so long as (i) no Default (as defined in the loan documents) exists, (ii) the borrowers have not exercised their one-time right of transfer under the loan documents, and (iii) the Debt Service Coverage Ratio (as defined in the loan documents), is equal to or greater than 1.20 to 1.0.

(2)  Occupancy is based on the rent roll dated January 1, 2001.


THE FAIR LAKES COURT NORTH & SOUTH, III AND IV LOAN

         THE LOAN. The fourth largest loan (the "Fair Lakes Loan") is evidenced by a Second Amended, Restated and Consolidated Promissory Note Secured by Deeds of Trust and is secured by three Amended, Restated and Consolidated Deeds of Trust (the "North/South Deed of Trust", the "Building III Deed of Trust" and the "Building IV Deed of Trust"), on the underlying land and four buildings comprising 413,748 of net rentable square feet located in Fairfax, Virginia. The Fair Lakes Loan was originated by Wells Fargo Bank on October 2, 2000, and modified as of February 7, 2001 to, among other things, increase the loan amount from $35,000,000 to $40,000,000.

         THE BORROWERS. The borrowers consist of Fair Lakes North & South L.C., a Virginia limited liability company, Fair Lakes III L.C., a Virginia limited liability company, and Building IV Associates L.C., a Virginia limited liability company. The

                                     III-9
principal is Milton V. Peterson, who owns approximately 22.5% of the borrowers directly and indirectly. Mr. Peterson's children own another 25% indirectly.

         THE PROPERTIES. The properties (4300 & 4350 Fair Lakes Court, 12600 Fair Lakes Circle, and 12700 Fair Lakes Circle) are comprised of three, four and five-story suburban office buildings containing 413,748 square feet, located southeast of the interchange between Interstate 66 and the Fairfax County parkway in Fairfax, Virginia. Parking is provided by surface parking spaces with an overall ratio of 3.14 spaces per 1,000 square feet. The properties consist of reinforced concrete frame construction. The interior is improved with commercial grade wall to wall, painted and vinyl wall coverings over gypsum wallboard, suspended acoustical tile ceilings in a 2' by 2' grid and a mix of incandescent and fluorescent lighting.

--------------------------------------------------------------------------------------------------------------------------------
                                               ALLOCATED                       OWNERSHIP     YEAR BUILT/
          PROPERTY               LOCATION     LOAN AMOUNT     PROPERTY TYPE     INTEREST      RENOVATED     OCCUPANCY     SF
--------------------------------------------------------------------------------------------------------------------------------
  Fair Lakes Court North &     Fairfax, VA    $23,903,689       Office /          Fee           1988          100%      264,460
            South                                               Suburban
--------------------------------------------------------------------------------------------------------------------------------
       Fair Lakes III          Fairfax, VA     $7,967,896       Office /          Fee           1989          100%      74,244
                                                                Suburban
--------------------------------------------------------------------------------------------------------------------------------
        Fair Lakes IV          Fairfax, VA     $7,967,896       Office /          Fee           1989          100%      75,044
                                                                Suburban
--------------------------------------------------------------------------------------------------------------------------------

         Fair Lakes North & South is 98.9% leased to SRA International with a lease expiration of December 31, 2015. SRA is a privately held information technology firm that provides systems integration, consulting and eBusiness and eGovernment services and solutions tailored to government and commercial clients' needs.


--------------------------------------------------------------------------------------------------------------------------------
            FAIR LAKES COURT NORTH & SOUTH - LEASE ROLLOVER SCHEDULE
--------------------------------------------------------------------------------------------------------------------------------
                                            WEIGHTED        % OF TOTAL    CUMULATIVE %    % OF TOTAL BASE     CUMULATIVE % OF
                          # OF LEASES     AVERAGE BASE     SQUARE FEET    OF SF ROLLING   RENTAL REVENUES      TOTAL RENTAL
          YEAR              ROLLING       RENT PER SF        ROLLING                          ROLLING        REVENUES ROLLING
                                            ROLLING
--------------------------------------------------------------------------------------------------------------------------------
         Vacant                --              --              --              --               --                  --
--------------------------------------------------------------------------------------------------------------------------------
     Month-to-Month           2(1)           N/A(1)          N/A(1)          N/A(1)           0.04%                0.04%
--------------------------------------------------------------------------------------------------------------------------------
          2001                 --              --              --              --               --                 0.04%
--------------------------------------------------------------------------------------------------------------------------------
          2002                 --              --              --              --               --                 0.04%
--------------------------------------------------------------------------------------------------------------------------------
          2003                 1             $10.50           0.7%            0.7%            0.63%                0.67%
--------------------------------------------------------------------------------------------------------------------------------
          2004                 1             $19.10           0.4%            1.1%            0.60%                1.27%
--------------------------------------------------------------------------------------------------------------------------------
          2005                 --              --              --             1.1%              --                 1.27%
--------------------------------------------------------------------------------------------------------------------------------
          2006                 --              --              --             1.1%              --                 1.27%
--------------------------------------------------------------------------------------------------------------------------------
          2007                 --              --              --             1.1%              --                 1.27%
--------------------------------------------------------------------------------------------------------------------------------
          2008                 --              --              --             1.1%              --                 1.27%
--------------------------------------------------------------------------------------------------------------------------------
          2009                 --              --              --             1.1%              --                 1.27%
--------------------------------------------------------------------------------------------------------------------------------
     2010 & Beyond             4             $12.15           98.9%          100.0%           98.73%              100.00%
--------------------------------------------------------------------------------------------------------------------------------

         (1) These leases are for areas of the subject not included in net rentable area, such as mail drop off boxes and satellite dishes.


--------------------------------------------------------------------------------------------------------------------------------
                    FAIR LAKES III - LEASE ROLLOVER SCHEDULE
--------------------------------------------------------------------------------------------------------------------------------
                                            WEIGHTED        % OF TOTAL    CUMULATIVE %    % OF TOTAL BASE     CUMULATIVE % OF
                          # OF LEASES     AVERAGE BASE     SQUARE FEET    OF SF ROLLING   RENTAL REVENUES      TOTAL RENTAL
          YEAR              ROLLING       RENT PER SF        ROLLING                          ROLLING        REVENUES ROLLING
                                            ROLLING
--------------------------------------------------------------------------------------------------------------------------------
         Vacant                --              --              --              --               --                  --
--------------------------------------------------------------------------------------------------------------------------------
          2001                  2            $18.31           10.2%          10.2%             8.1%                 8.1%
--------------------------------------------------------------------------------------------------------------------------------
          2002                 --              --              --            10.2%              --                  8.1%
--------------------------------------------------------------------------------------------------------------------------------
          2003                 --              --              --            10.2%              --                  8.1%
--------------------------------------------------------------------------------------------------------------------------------
          2004                  3            $26.13           20.8%          31.0%            23.6%                31.7%
--------------------------------------------------------------------------------------------------------------------------------
          2005               7(1)          $21.40(1)        51.7%(1)      82.7%(1)            48.0%                79.7%
--------------------------------------------------------------------------------------------------------------------------------
          2006                 --              --              --            82.7%              --                 79.7%
--------------------------------------------------------------------------------------------------------------------------------
          2007                  1            $27.00           17.3%         100.0%            20.3%               100.0%
--------------------------------------------------------------------------------------------------------------------------------
          2008                 --              --              --           100.0%              --                100.0%
--------------------------------------------------------------------------------------------------------------------------------
          2009                 --              --              --           100.0%              --                100.0%
--------------------------------------------------------------------------------------------------------------------------------
     2010 & Beyond             --              --              --           100.0%              --                100.0%
--------------------------------------------------------------------------------------------------------------------------------

(1) INCLUDES LEASES FOR AREAS OF THE SUBJECT NOT INCLUDED IN NET RENTABLE AREA, SUCH AS MAIL DROP OFF BOXES AND SATELLITE DISHES.



                                     III-10

--------------------------------------------------------------------------------------------------------------------------------
                     FAIR LAKES IV - LEASE ROLLOVER SCHEDULE
--------------------------------------------------------------------------------------------------------------------------------
                                            WEIGHTED        % OF TOTAL    CUMULATIVE %    % OF TOTAL BASE     CUMULATIVE % OF
                          # OF LEASES     AVERAGE BASE     SQUARE FEET    OF SF ROLLING   RENTAL REVENUES      TOTAL RENTAL
          YEAR              ROLLING       RENT PER SF        ROLLING                          ROLLING        REVENUES ROLLING
                                            ROLLING
--------------------------------------------------------------------------------------------------------------------------------
         Vacant                --              --              --              --               --                  --
--------------------------------------------------------------------------------------------------------------------------------
          2001                 --              --              --              --               --                  --
--------------------------------------------------------------------------------------------------------------------------------
          2002                 3             $23.07           15.1%           15.1%           15.8%                15.8%
--------------------------------------------------------------------------------------------------------------------------------
          2003                 1             $25.00           1.7%            16.8%            2.0%                17.7%
--------------------------------------------------------------------------------------------------------------------------------
          2004                 5             $24.49           52.6%           69.4%           58.5%                76.3%
--------------------------------------------------------------------------------------------------------------------------------
          2005                2(1)           N/A(1)          N/A(1)           69.4%            0.4%                76.7%
--------------------------------------------------------------------------------------------------------------------------------
          2006                 --              --              --             69.4%             --                 76.7%
--------------------------------------------------------------------------------------------------------------------------------
          2007                 --              --              --             69.4%             --                 76.7%
--------------------------------------------------------------------------------------------------------------------------------
          2008                 --              --              --             69.4%             --                 76.7%
--------------------------------------------------------------------------------------------------------------------------------
          2009                 --              --              --             69.4%             --                 76.7%
--------------------------------------------------------------------------------------------------------------------------------
     2010 & Beyond             2             $16.78           30.6%          100.0%           23.3%               100.00%
--------------------------------------------------------------------------------------------------------------------------------

         (1) These leases are for areas of the subject not included in net rentable area, such as mail drop off boxes and satellite dishes.

         PROPERTY MANAGEMENT. The properties are managed by H/P Commercial Services, Inc., a Virginia corporation. H/P Commercial Services, Inc. is an affiliate of the borrower and the Peterson Companies (the Peterson Companies is 100% owned by Milton V. Peterson).

         MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

         ADDITIONAL INDEBTEDNESS. Not allowed.

         RELEASE OF PARCELS. Notwithstanding anything to the contrary contained in the Building III Deed of Trust, upon written request of the borrower, the lender is required to execute and deliver to the borrower a partial release of the lien of the Building III Deed of Trust with respect to a small portion of the property (the "Building III Release Property") to facilitate development of an office building and parking structure on property in the vicinity of Fair Lakes III (Fair Lakes III being defined as the "Building III Property"), provided certain conditions are satisfied. Underwriting analysis does not include this portion of releasable land. The following as well as additional conditions apply.

         (A)      No default exists.

         (B) The January following the occurrence of the subdivision or boundary line adjustment, the Building III Release Property shall have a tax identification or assessor's parcel number separate from the Building III Property.

         (C) If after the release of the Building III Release Property there will not be at least 250 parking spaces on the Building III Property, then borrower shall be obligated to reconfigure the Building III Property in a manner acceptable to lender to provide for not less than two hundred fifty (250) existing parking spaces.

         Notwithstanding anything to the contrary contained in the Building IV Deed of Trust, upon written request of the borrower, the lender is required to execute and deliver to the borrower a partial release of the lien of the Building IV Deed of Trust with respect to a small amount of the property (the "Building IV Release Property") to facilitate development of an office building and parking structure on property in the vicinity of Fair Lakes IV (Fair Lakes IV being defined as the "Building IV Property"), provided certain conditions. Underwriting analysis does not include this portion of releasable land. The following as well as additional conditions apply.

         (A)      No default exists.

         (B) The January following the occurrence of the subdivision or boundary line adjustment, the Building IV Release Property shall have a tax identification or assessor's parcel number separate from the Building IV Property.

         (C) If after the release of the Building IV Release Property there will not be at least 273 parking spaces on the Building IV Property, then borrower shall be obligated to reconfigure the Building IV Property in a manner acceptable to lender to provide for not less than two hundred seventy three (273) existing parking spaces.

         Certain additional information regarding the Fair Lakes Loan and properties is set forth on Appendix II hereto.




                                     III-11

MORTGAGE LOAN NO. 13 -- THE SHOPS AT RIVERWOODS


-------------------------------------------------------------
                      LOAN INFORMATION
---------------------------- ----------- --------------------
ORIGINAL BALANCE:            $26,500,000
CUT-OFF DATE BALANCE:        $26,478,661
FIRST PAYMENT DATE:          05/1/2001
INTEREST RATE:               7.090%
AMORTIZATION:                360 months
ANTICIPATED REPAYMENT        NAP
DATE:
HYPERAMORTIZATION:           NAP
MATURITY DATE:               04/01/2011
EXPECTED MATURITY BALANCE:   $23,201,724
SPONSOR(S):                  TerraNet Investments, LC;
                             Esnet, Ltd.
INTEREST CALCULATION:        Actual/360
CALL PROTECTION:             24 months from the date of
                             securitization with U.S.
                             Treasury defeasance
                             thereafter. No prepayment
                             allowed until 3 months prior
                             to maturity.



LOAN PER SF:                 $147.87

UP-FRONT RESERVES:           RE Tax:     $56,981
ONGOING RESERVES(1):         RE Tax:     $11,396/month
                             TI/LC:      $7,500/month

LOCKBOX:                     None



-------------------------------------------------------------
                    PROPERTY INFORMATION
---------------------------- ----------- --------------------
SINGLE ASSET/PORTFOLIO:      Single
                             Asset
PROPERTY TYPE:               Retail
PROPERTY SUB-TYPE:           Anchored
LOCATION:                    Provo, UT
YEAR BUILT/RENOVATED:        1998/NAP
OCCUPANCY(2):                97.1%
SQUARE FOOTAGE:              179,073
THE COLLATERAL:              2-level
                             open air
                             anchored
                             retail
                             development
OWNERSHIP INTEREST:          Fee Simple

MAJOR TENANTS                % NRSF         RENT PSF        LEASE EXPIRATION
Copelands Sports              22.6%          $11.50           01/31/2009
Borders                       13.4%          $12.00           08/31/2013
Eddie Bauer                    4.9%          $24.00           01/31/2009

PROPERTY MANAGEMENT:         TRS Partners, LLC

U/W NET OP. INCOME:          $3,235,480
U/W NET CASH FLOW:           $3,015,070
APPRAISED VALUE:             $37,500,000
CUT-OFF DATE LTV:            70.6%
MATURITY DATE LTV:           61.9%
DSCR:                        1.41x



(1) The Shops at Riverwood Borrower is to escrow $7,500 monthly for tenant improvements and leasing commissions during the term of the Shops at Riverwood Loan.

(2)  Occupancy percentage is based on a rent roll dated as of March 2, 2001.


THE SHOPS AT RIVERWOOD LOAN

         THE LOAN. The fifth largest loan (the "Shops at Riverwood Loan") as evidenced by the Secured Promissory Note (the "Shops at Riverwood Note") is secured by a first priority Deed of Trust, Security Agreement and Assignment of Rents (the "Shops at Riverwood Mortgage") encumbering a 179,073 square foot regional shopping center known as the Shops at Riverwood, located in Provo, Utah (the "Shops at Riverwood Property"). The Shops at Riverwood Loan was originated on March 5, 2001, by or on behalf of PCF.

         THE BORROWER. The borrower is Terranet Investments, L.C., a Utah limited liability company (the "Shops at Riverwood Borrower") that owns no material asset other than the Shops at Riverwood Property and related interests. The Shops at Riverwood Borrower is owned by TRS Partners, LLC, a California limited liability company (49.75%), EsNet Properties, LC, a Utah limited liability company (49.75%) and TerraNet No. 1 Management, Inc., a Utah corporation (0.50%).

         THE PROPERTY. The Shops at Riverwood Property was originally constructed in 1998. The Shops at Riverwood Property consists of a 179,073 square foot regional shopping center which is anchored by a 40,534 square foot two-story Copelands Sports and a 24,000 square foot Borders Books. Other tenants include Gap, Eddie Bauer, Talbots, Abercrombie and Fitch, Ann Taylor and Jos. A. Banks. The Property is situated on approximately 15.86 acres and contains 835 parking spaces (4.66 spaces/1,000 square feet).





                                     III-12

--------------------------------------------------------------------------------------------------------------------------------
                             LEASE ROLLOVER SCHEDULE
--------------------------------------------------------------------------------------------------------------------------------
                                            WEIGHTED        % OF TOTAL    CUMULATIVE %    % OF TOTAL BASE     CUMULATIVE % OF
                          # OF LEASES     AVERAGE BASE     SQUARE FEET    OF SF ROLLING   RENTAL REVENUES      TOTAL RENTAL
          YEAR              ROLLING       RENT PER SF        ROLLING                          ROLLING        REVENUES ROLLING
                                            ROLLING
--------------------------------------------------------------------------------------------------------------------------------
         Vacant                 2            $28.06            2.9%            2.9%             4.2%               4.2%
--------------------------------------------------------------------------------------------------------------------------------
          2001                  1            $17.00            1.3%            4.3%             1.2%               5.3%
--------------------------------------------------------------------------------------------------------------------------------
          2002                  2            $24.00            1.1%            5.4%             1.3%               6.7%
--------------------------------------------------------------------------------------------------------------------------------
          2003                  1            $27.00            0.8%            6.2%             1.1%               7.8%
--------------------------------------------------------------------------------------------------------------------------------
          2004                  2            $25.51            1.3%            7.5%             1.7%               9.6%
--------------------------------------------------------------------------------------------------------------------------------
          2005                  3            $24.10            3.1%           10.6%             3.8%               13.4%
--------------------------------------------------------------------------------------------------------------------------------
          2006                  7            $22.05           18.6%           29.2%            20.9%               34.3%
--------------------------------------------------------------------------------------------------------------------------------
          2007                 --              --              --             29.2%              --                34.3%
--------------------------------------------------------------------------------------------------------------------------------
          2008                  8            $27.54            7.9%           37.1%            11.1%               45.4%
--------------------------------------------------------------------------------------------------------------------------------
          2009                  8            $16.92           38.5%           75.6%            33.2%               78.6%
--------------------------------------------------------------------------------------------------------------------------------
     2010 & Beyond              6            $17.25           24.4%           100.0%           21.4%              100.0%
--------------------------------------------------------------------------------------------------------------------------------


         PROPERTY MANAGEMENT. The Shops at Riverwood Property is managed and leased by TRS Partners, LLC, which is an affiliate of the Shops at Riverwood Borrower. The management fees are subordinate to the Shops at Riverwood Loan.

         MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.   Not allowed.

         ADDITIONAL INDEBTEDNESS.  Not allowed.

         RELEASE OF PARCELS.  Not allowed.

         Certain additional information regarding the Shops at Riverwood Loan and the Shops at Riverwood Property is set forth on Appendix II hereto.





























                                     III-13

-------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 14 -- 116 JOHN STREET
-------------------------------------------------------------------------------


-------------------------------------------------------------
                      LOAN INFORMATION
-------------------------------------------------------------
ORIGINAL BALANCE:            $24,000,000
CUT-OFF DATE BALANCE:        $23,981,756
FIRST PAYMENT DATE:          05/01/2001
INTEREST RATE:               7.380%
AMORTIZATION:                360 months
ARD:                         NAP
HYPERAMORTIZATION:           NAP



MATURITY DATE:               04/01/2011
EXPECTED MATURITY BALANCE:   $21,169,284
SPONSOR(S):                  Norman Weisman
INTEREST CALCULATION:        Actual/360
CALL PROTECTION:             36-month lockout from the date
                             of origination with greater of
                             a yield maintenance amount and
                             1% of the amount prepaid until
                             the last 2 months preceding
                             the last month of the loan
                             term, during which the  loan
                             is prepayable with a yield
                             maintenance amount.  The loan
                             is freely prepayable during
                             the last one month of the loan
                             term.

LOAN PER SQUARE FOOT:        $70.83
UP-FRONT RESERVES(1):        RE Tax:           $194,814
                             TI/LC:            $1,275,000
                             Replacement:      $605,000
                             Insurance:        $7,976
ONGOING RESERVES(1):         RE Tax:           $48,704/month
                             Insurance:        $3,988/month

LOCKBOX(2):                  Springing to
                             Hard


-------------------------------------------------------------
                    PROPERTY INFORMATION
---------------------------- ----------------- --------------
SINGLE ASSET/PORTFOLIO:      Single Asset
PROPERTY TYPE:               Office
PROPERTY SUB-TYPE:           Urban
LOCATION:                    New York, NY
YEAR BUILT/RENOVATED:        1931/1991-1999
OCCUPANCY(3):                96.6%
SQUARE FOOTAGE:              338,586
THE COLLATERAL:              A  35  story  class  B  pre-war
                             office building.
OWNERSHIP INTEREST:          Fee

MAJOR TENANTS                % NRSF         RENT PSF     LEASE EXPIRATION
JYACC                          7.1%          $16.97        04/30/2003
McAllon & Friedman             6.1%          $25.00        12/31/2004
Arista Investors               5.3%          $23.00        05/31/2007


PROPERTY MANAGEMENT:         Williamson, Picket, Gross, Inc.

2000 NET OP. INCOME:         $3,838,372
U/W NET CASH FLOW:           $3,389,446
APPRAISED VALUE:             $50,000,000
CUT-OFF DATE LTV:            48.0%
MATURITY DATE LTV:           42.3%
DSCR:                        1.70x


(1) An additional TI escrow $75,000 was held back at loan closing for tenant improvements, listed in an estoppel from Glazier Group, Inc., for which the tenant is entitled to reimbursement. Per the property condition report, the estimated inflated Replacement Reserves for the property are $0.18 PSF per year. The borrower escrowed all 10 years worth of Replacement Reserves upfront ($605,000); consequently, no monthly reserve is required.

(2) A lockbox will be established upon the following conditions: (a) the occurrence and continuance of an event of default under the Loan or (b) the DSCR is equal to or less than 1.10x. Once established, the lockbox will remain in place until the 116 John Street Loan has been paid in full.

(3)  Occupancy is based on the rent roll dated January 31, 2001.

THE 116 JOHN STREET LOAN

         THE LOAN. The sixth largest loan (the "116 John Street Loan") is evidenced by the Amended, Restated and Consolidated Note secured by a first priority Agreement of Spreader, Consolidation and Modification of Mortgage encumbering an office building located at 116 John Street in New York City. The 116 John Street Loan was originated on March 22, 2001, by BSFI.

         THE BORROWER. The borrower is Hacienda Intercontinental Realty, Inc., a Delaware corporation.



                                     III-14

         THE PROPERTY. The property is a 35 story class B pre-war office building located on the southwest corner of Pearl Street in the downtown financial district of New York City. The property consists of 338,586 square feet and is considered to be a pre-war modernized office building constructed of face brick with floor plates ranging from 21,000 square feet on the lower floors to 3,875 square feet on the upper floors. There are 5 retail tenants, 17 storage tenants and 64 office tenants. The property was built in 1931 and was purchased by the borrower in 1981. Through 1999 the borrower has made extensive refurbishments to the property, including 2 major facade renovations and roof and window replacement.

--------------------------------------------------------------------------------------------------------------------------------
                             LEASE ROLLOVER SCHEDULE
--------------------------------------------------------------------------------------------------------------------------------
                                            WEIGHTED        % OF TOTAL    CUMULATIVE %    % OF TOTAL BASE     CUMULATIVE % OF
                          # OF LEASES     AVERAGE BASE     SQUARE FEET    OF SF ROLLING   RENTAL REVENUES      TOTAL RENTAL
          YEAR              ROLLING       RENT PER SF        ROLLING                          ROLLING        REVENUES ROLLING
                                            ROLLING
--------------------------------------------------------------------------------------------------------------------------------
         Vacant                14              --               3.6%           3.6%             --                   --
--------------------------------------------------------------------------------------------------------------------------------
     Month-to-Month            15            $10.01             2.0%           5.6%            1.0%                 1.0%
--------------------------------------------------------------------------------------------------------------------------------
          2001                  9            $19.45             7.8%          13.5%            7.4%                 8.4%
--------------------------------------------------------------------------------------------------------------------------------
          2002                 15            $19.15            21.3%          34.7%           19.7%                28.1%
--------------------------------------------------------------------------------------------------------------------------------
          2003                 12            $23.11             9.7%          44.5%           10.9%                39.0%
--------------------------------------------------------------------------------------------------------------------------------
          2004                 10            $23.45            17.1%          61.6%           19.4%                58.4%
--------------------------------------------------------------------------------------------------------------------------------
          2005                 10            $18.89            20.9%          82.4%           19.1%                77.6%
--------------------------------------------------------------------------------------------------------------------------------
          2006                  3            $16.75             3.1%          85.6%            2.5%                80.1%
--------------------------------------------------------------------------------------------------------------------------------
          2007                  7            $29.49            11.9%          97.5%           17.0%                97.1%
--------------------------------------------------------------------------------------------------------------------------------
          2008                  1            $19.00             1.3%          98.7%            1.2%                98.3%
--------------------------------------------------------------------------------------------------------------------------------
          2009                 --              --                 --          98.7%              --                98.3%
--------------------------------------------------------------------------------------------------------------------------------
          2010                  3            $28.00             1.3%         100.0%            1.7%               100.0%
--------------------------------------------------------------------------------------------------------------------------------
     2011 & Beyond             --              --                 --         100.0%              --               100.0%
--------------------------------------------------------------------------------------------------------------------------------

         PROPERTY MANAGEMENT. The property is managed by Williamson, Picket, Gross, Inc ("WPG"). Based in New York City, WPG employs approximately 100 people, serving clients in New York metropolitan area and in other cities throughout North America, Europe, South America and Asia. WPG currently manages approximately 1,300,000 square feet of office space in 5 buildings within New York City in addition to managing several residential buildings.

         MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.   Not allowed.

         ADDITIONAL INDEBTEDNESS.  Not allowed.

         RELEASE OF PARCELS.  Not allowed.

         Certain additional information regarding the 116 John Street Loan and property is set forth on Appendix II hereto.








                                     III-15

MORTGAGE LOAN NO. 15 -- THE SUMMIT AT WESTCHESTER


-------------------------------------------------------------
                      LOAN INFORMATION
---------------------------- ----------- --------------------
ORIGINAL BALANCE:            $21,500,000
CUT-OFF DATE BALANCE:        $19,985,605
FIRST PAYMENT DATE:          02/01/1996
INTEREST RATE:               9.250%
AMORTIZATION:                300 months
ANTICIPATED REPAYMENT        NAP
DATE:
HYPERAMORTIZATION:           NAP
MATURITY DATE:               01/01/2006
EXPECTED MATURITY BALANCE:   $17,935,827
SPONSOR(S):                  Reckson Associates Real Estate
                             Corp.
INTEREST CALCULATION:        30/360
CALL PROTECTION:             Currently open to prepayment,
                             in whole only, with a
                             prepayment premium equal to
                             the greater of a yield
                             maintenance amount and 1% of
                             the amount prepaid.
                             Prepayable at par after August
                             31, 2005.

LOAN PER SF:                 $87.30

UP-FRONT RESERVES:           None
ONGOING RESERVES(1):         TI/LC:      $20,000/month

LOCKBOX:                     None




-------------------------------------------------------------
                    PROPERTY INFORMATION
---------------------------- ----------- --------------------
SINGLE ASSET/PORTFOLIO:      Single
                             Asset
PROPERTY TYPE:               Office
PROPERTY SUB-TYPE:           Suburban
LOCATION:                    Valhalla,
                             NY
YEAR BUILT/RENOVATED:        1990/NAP
OCCUPANCY(2):                90.2%
SQUARE FOOTAGE:              228,920
THE COLLATERAL:              Four
                             story
                             suburban
                             office
                             building
OWNERSHIP INTEREST:          Fee Simple

MAJOR TENANTS                % NRSF    RENT PSF      LEASE EXPIRATION
Prudential Insurance Co.      40.8%     $24.55        05/31/2002(3)
Nortel                        25.1%     $24.00        12/31/2006
BDO Seidman, LLP               5.6%     $25.00        12/31/2005

PROPERTY MANAGEMENT:         Reckson
                             Associates
U/W NET OP. INCOME:          $3,313,924
U/W NET CASH FLOW:           $2,931,628
APPRAISED VALUE:             $38,700,000
CUT-OFF DATE LTV:            51.6%
MATURITY DATE LTV:           46.4%
DSCR:                        1.33x



(1) The borrower is required to fund $20,000 monthly into a TI/LC reserve until the balance of the reserve reaches $1,000,000. $1,000,000 from the TI/LC reserve has been released to the borrower to reimburse it for expenses associated with the recent Nortel lease renewal. On April 1, 2001, borrower shall recommence $20,000 monthly deposits into the TI/LC reserve, but will continue to make quarterly draw requests until such time as it has been reimbursed for all expenses incurred in connection with the Nortel renewal. A Cap Ex reserve of $1,907 per month will be collected if the borrower is in default or the lender determines that the property is not being maintained.

(2)  Based on a rent roll dated March 8, 2001.

(3) Prudential has the right to terminate its lease with respect to 39,682 rentable square feet (the entire 2nd floor and a portion of the 3rd floor) by notice given on or before May 31, 2001, which termination would be effective as of November 30, 2001.


THE SUMMIT AT WESTCHESTER LOAN

         THE LOAN. The seventh largest loan (the "Summit at Westchester Loan") as evidenced by a Mortgage Note is secured by a Mortgage, Assignment of Leases and Rents and Security Agreement encumbering a 228,920 square foot regional suburban office building located in Valhalla, New York. The Summit at Westchester Loan was originated on December 19, 1995, by Huntoon Hastings Capital Corp. and assigned to MSDWMC on December 29, 2000.

         THE BORROWER. The borrower is Reckson Operating Partnership, L.P., a Delaware limited partnership that owns no material asset other than the property and related interests. Reckson Associates Real Estate Corp. ("Reckson GP") is the general partner of the borrower. Reckson GP is a self-managed, self-administered REIT specializing in the acquisition, leasing, financing, management and development of office and industrial properties. As of September 20, 2000, Reckson GP reported a $2.8 billion portfolio consisting of a reported 187 properties containing approximately 21 million square feet either owned and controlled, directly or indirectly, or under contract. Reckson GP is a publicly traded company (NYSE: RA).


         THE PROPERTY. The property, located in Valhalla, New York, was constructed in 1990 and is located in the Summit at Westchester Office Park, one-quarter mile north of the intersection of Columbus Avenue and Stevens Avenue. The office park contains 3 buildings with a total of 690,000 square feet and is approximately 96% occupied. The property consists of a 228,920



                                     III-16
square foot, four story office building. The building contains a three story lobby that features a waterfall and pool. Other building amenities include a cafeteria, a fitness center, fiber optic communications and a four-level underground parking facility of 308,879 square feet.

--------------------------------------------------------------------------------------------------------------------------------
                             LEASE ROLLOVER SCHEDULE
--------------------------------------------------------------------------------------------------------------------------------
                                            WEIGHTED        % OF TOTAL    CUMULATIVE %    % OF TOTAL BASE     CUMULATIVE % OF
                          # OF LEASES     AVERAGE BASE     SQUARE FEET    OF SF ROLLING   RENTAL REVENUES      TOTAL RENTAL
          YEAR              ROLLING       RENT PER SF        ROLLING                          ROLLING        REVENUES ROLLING
                                            ROLLING
--------------------------------------------------------------------------------------------------------------------------------
         Vacant                 3           $24.20              9.8%           9.8%              9.8%                 9.8%
--------------------------------------------------------------------------------------------------------------------------------
          2001                  2            $19.87             3.5%          13.3%              2.9%                12.7%
--------------------------------------------------------------------------------------------------------------------------------
          2002                  2            $24.39            43.0%          56.3%             43.3%                56.0%
--------------------------------------------------------------------------------------------------------------------------------
          2003                 --              --               --            56.3%              --                  56.0%
--------------------------------------------------------------------------------------------------------------------------------
          2004                 --              --               --            56.3%              --                  56.0%
--------------------------------------------------------------------------------------------------------------------------------
          2005                  5            $24.66            11.4%          67.7%             11.6%                67.6%
--------------------------------------------------------------------------------------------------------------------------------
          2006                  2            $24.12            25.8%          93.4%             25.7%                93.3%
--------------------------------------------------------------------------------------------------------------------------------
          2007                 --              --               --            93.4%              --                  93.3%
--------------------------------------------------------------------------------------------------------------------------------
          2008                 --              --               --            93.4%              --                  93.3%
--------------------------------------------------------------------------------------------------------------------------------
          2009                 --              --               --            93.4%              --                  93.3%
--------------------------------------------------------------------------------------------------------------------------------
          2010                  1            $24.25             3.7%          97.1%              3.7%                97.0%
--------------------------------------------------------------------------------------------------------------------------------
     2011 & Beyond              1            $25.50             2.9%         100.0%              3.4%               100.0%
--------------------------------------------------------------------------------------------------------------------------------

         PROPERTY MANAGEMENT.  The property is managed by Reckson GP.

         MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.   Not allowed.

         ADDITIONAL INDEBTEDNESS.  Not allowed.

         Certain additional information regarding the Summit at Westchester Loan and property is set forth on Appendix II hereto.



                                     III-17

MORTGAGE LOAN NO. 16 -- MANSFIELD VILLAGE APARTMENTS

-------------------------------------------------------------
                      LOAN INFORMATION
---------------------------- ----------- --------------------
ORIGINAL BALANCE:            $18,000,000
CUT-OFF DATE BALANCE:        $17,936,627
FIRST PAYMENT DATE:          01/01/2001
INTEREST RATE:               7.530%
AMORTIZATION:                360 months
ANTICIPATED REPAYMENT        NAP
DATE:
HYPERAMORTIZATION:           NAP
MATURITY DATE:               12/01/2010
EXPECTED MATURITY BALANCE:   $15,936,473
SPONSOR(S):                  Leonard Wilf; Joseph Wilf;
                             Mike Roth; Rose Blumenkrantz

INTEREST CALCULATION:        Actual/360
CALL PROTECTION:             Earlier of 24 months from the
                             date of securitization or 4 years after the first payment of principal and interest with U.S.
                             Treasury defeasance thereafter. No prepayment allowed until 3 months prior to maturity.


LOAN PER UNIT:               $22,089.44

UP-FRONT RESERVES(1):        Cap Ex:     $75,000
ONGOING RESERVES:            RE Tax:     $62,647/month


LOCKBOX:                     None


-------------------------------------------------------------
                    PROPERTY INFORMATION
---------------------------- ----------- --------------------
SINGLE ASSET/PORTFOLIO:      Single
                             Asset
PROPERTY TYPE:               Multifamily
PROPERTY SUB-TYPE:           Garden
                             Apts.
LOCATION:                    Mansfield,
                             NJ
YEAR BUILT/RENOVATED:        1980/Ongoing
OCCUPANCY(2):                95.0%
SQUARE FOOTAGE/UNITS:        812 Units
THE COLLATERAL:              73
                             two-story
                             multi-family
                             residential
                             complex
OWNERSHIP INTEREST:          Fee Simple








PROPERTY MANAGEMENT:         Ascot
                             Properties

U/W NET OP. INCOME:          $3,277,864
U/W NET CASH FLOW:           $3,034,264
APPRAISED VALUE:             $37,000,000
CUT-OFF DATE LTV:            48.5%
MATURITY DATE LTV:           43.1%
DSCR:                        2.00x



(1) The $75,000 escrow is an amount allocated to the cost to complete certain immediate repairs, which total cost is estimated to be $95,000.

(2)  Occupancy is based on the rent roll dated January 8, 2001.

THE MANSFIELD VILLAGE LOAN

         THE LOAN. The eighth largest loan (the "Mansfield Village Loan") as evidenced by the Secured Promissory Note (the "Mansfield Village Note") is secured by a first priority Mortgage and Security Agreement (the "Mansfield Village Mortgage") encumbering 812 apartment units known as Mansfield Village Apartments, located in Mansfield, New Jersey (the "Mansfield Village Property"). The Mansfield Village Loan was originated on November 17, 2000, by or on behalf of PCF.

         THE BORROWER. The borrower is Minac Associates, a New Jersey general partnership (the "Mansfield Village Borrower") that owns no material asset other than the Mansfield Village Property and related interests. The Mansfield Village Borrower is owned by Leonard Wilf, Joseph Wilf, Mike Roth and Rose Blumenkrantz, each owning a 25% interest.

         The Property. The Mansfield Village Property was originally constructed in 1980. The Mansfield Village Property consists of 73 two-story buildings containing a total of 812 units. The Mansfield Village Property is situated on approximately 102.75 acres and contains 1,600 parking spaces (1.97 spaces/unit).



                                     III-18

         PROPERTY MANAGEMENT. The Mansfield Village Property is managed and leased pursuant to a verbal agreement by Ascot Properties, which is an affiliate of the Mansfield Village Borrower and is 100% owned by Michael Roth.

         MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

         ADDITIONAL INDEBTEDNESS. No subordinate financing is allowed on the Mansfield Village Property.

         RELEASE OF PARCELS. The Mansfield Village Borrower has the unilateral right to have a certain portion of the Mansfield Village Property released from the collateral so that no less than 83.79 acres of land remain as the Mansfield Village Property and as collateral for the Mansfield Village Loan, upon satisfaction of various terms and conditions within the Mansfield Village Loan financing documents. Upon said release the Mansfield Village Borrower will no longer be a single asset entity or a single purpose entity, and will be required to escrow for taxes for the released parcel during the term of the loan. In underwriting the Mansfield Village Loan, PCF did not value the land subject to the potential release.

         ENVIRONMENTAL. A secured creditor environmental insurance policy with a policy limit of $5,000,000 was purchased from American International Specialty Lines Insurance Company on behalf of the lender to mitigate risk relating to onsite underground storage tanks, some of which have been removed and some of which were abandoned in place. Testing revealed exposure to radon above legal limits. The Mansfield Village Borrower is to complete testing and remediation by July 1, 2001.

         Certain additional information regarding the Mansfield Village Loan and the Mansfield Village Property is set forth on Appendix II hereto.





















                                     III-19

MORTGAGE LOAN NO. 17 -- 200 CROSSING BOULEVARD

-------------------------------------------------------------
                      LOAN INFORMATION
---------------------------- ----------- --------------------
ORIGINAL BALANCE:            $17,900,000
CUT-OFF DATE BALANCE:        $17,887,058
FIRST PAYMENT DATE:          05/01/2001
INTEREST RATE:               7.630%
AMORTIZATION:                360 months
ANTICIPATED REPAYMENT DATE:  NAP
HYPERAMORTIZATION:           NAP
MATURITY DATE:               04/01/2011
EXPECTED MATURITY BALANCE:   $15,887,144
SPONSOR(S):                  National Development
                             Associates of New England

INTEREST CALCULATION:        Actual/360
CALL PROTECTION:             Lockout until the earlier of 4
                             years after loan origination
                             or 2 years after the date of
                             securitization, with U.S.
                             Treasury defeasance thereafter

LOAN PER SF:                 $144.54

UP-FRONT RESERVES(1):        TI/LC:       $500,000
                             Free         $187,712
                             Rent:
                             RE Tax:      $52,958
ONGOING RESERVES(2):         RE Tax:      $11,566/month
                             Cap Ex:      $1,031/month
                             TI/LC:       $5,156/month

LOCKBOX:                      None


-------------------------------------------------------------
                    PROPERTY INFORMATION
---------------------------- ----------- -------------------- --
SINGLE ASSET/PORTFOLIO:      Single
                             Asset
PROPERTY TYPE:               Office
PROPERTY SUB-TYPE:           Suburban
LOCATION:                    Framingham,
                             Massachusetts
YEAR BUILT/RENOVATED:        2000/NAP
OCCUPANCY(3):                100.0%
SQUARE FOOTAGE:              123,750
THE COLLATERAL:              5 story
                             office
                             building
                             and
                             adjacent
                             ground
                             leased
                             parking
                             area

OWNERSHIP INTEREST:          Fee/Leasehold

MAJOR TENANTS                % NRSF     RENT PSF     LEASE EXPIRATION
Eprise Corporation            63.3%      $27.00         10/31/2010
Natural Microsystems          36.7%      $27.50         05/30/2012

PROPERTY MANAGEMENT:         National
                             Development
                             Asset
                             Management
                             of New
                             England
                             Limited
                             Partnership

U/W NET OP. INCOME:          $2,187,834
U/W NET CASH FLOW:           $2,049,434
APPRAISED VALUE:             $26,100,000
CUT-OFF DATE LTV:            68.5%
MATURITY DATE LTV:           60.9%
DSCR:                        1.35x


(1) The borrower posted a $500,000 up-front TI/LC escrow at loan closing. The TI/LC reserve is capped at $1,000,000. After July 2004, the borrower is entitled to release of the initial $500,000 escrow if the Eprise lease is assumed by, or sublet to, an entity rated BBB or higher, or if Eprise itself is purchased by, and its lease is assumed by, such a credit-rated entity. Additionally, the borrower is entitled to release of $250,000 of the escrow if Eprise deposits additional lease security in that amount or subleases to a tenant meeting certain financial requirements.

     The borrower posted a $187,712 up-front Free Rent reserve at loan closing. As long as no event of default has occurred, the Free Rent reserve will be used to pay debt service and, to the extent of any cash shortfall, to pay operating costs at the Property during any remaining free rent period. Both tenants received 6-month free rent periods on a portion of their space while fit-out work was done. All free rent periods expire on May 31, 2001. After the expiration of the free rent periods under both leases, any remaining balance in the Free Rent reserve will be refunded to the borrower.

(2) The actual amount collected for the Real Estate Tax reserve depends on the actual real estate taxes to become due with respect to the property. The amount noted is the actual current monthly collection. The borrower must make monthly TI/LC deposits to the escrow account in the amount of $5,156 until May 1, 2005, and $9,281.25 thereafter through loan maturity. Monthly deposits to the Cap Ex reserve account are fixed at $1,031 per month for the loan term.

(3)  Occupancy is based on the rent roll dated November 29, 2000.


THE 200 CROSSING BLVD. LOAN

         THE LOAN. The ninth largest loan (the "200 Crossing Blvd. Loan") as evidenced by the Promissory Note is secured by a first priority Mortgage and Security Agreement encumbering the 123,750 square foot regional office tower known as 200 Crossing Blvd., located in Framingham, Massachusetts. The 200 Crossing Blvd. Loan encumbers the fee and ground leased interests in the property. The 200 Crossing Blvd. Loan was originated on March 14, 2001, by or on behalf of MSDWMC.


         THE BORROWER. The borrower is NDNE 9/90 200 Crossing Boulevard LLC, a Massachusetts limited liability company that owns no material assets other than the property and related interests. The majority owner of the borrower is an affiliate of National Development Associates, a Massachusetts-based real estate company that provides development, construction, asset









                                     III-20
management and investment acquisition services. National Development Associates has developed over 150 buildings and manages over 7 million square feet of space throughout the region. Key principals at the borrower are Thomas Alperin, Theodore Tye and John O'Neill.

         THE PROPERTY. The property is located in the 9/90 Corporate Center office park in Framingham, Massachusetts, at the intersection of routes 9 and 90 (the Mass. Pike). The property was constructed in 2000 and consists of a 5-story office tower containing 123,750 square feet. The building is situated on approximately 6.8 acres and also includes 481 spaces of basement and surface parking. The portion of the property that is ground leased consists of approximately 1.9 acres that is used for parking on the former Framingham landfill; the Town of Framingham has retained all environmental liability with respect to this parcel. The ground lease rent has been fully prepaid. The ground lease includes a purchase option at any time for $10 and expires in 2085.

         The property is 100% leased to two tenants: Eprise Corporation and Natural Microsystems. Eprise develops software that helps companies manage the content of their Web sites; Natural Microsystems manufactures hardware and software to enable the development of computer telephony integration products. The Eprise lease expires by its terms on October 31, 2010; however, Eprise has the option to terminate the lease at the end of the seventh year with nine months' written notice and payment of six months' rent. The Natural Microsystems lease expires by its terms on May 30, 2012.

         PROPERTY MANAGEMENT. The property is managed by the National Development Asset Management of New England Limited Partnership, which is an affiliate of the borrower. The management agreement is subordinate and subject to the 200 Crossing Blvd. Loan.

         MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

         ADDITIONAL INDEBTEDNESS. Not allowed.

         RELEASE OF PARCELS. Not allowed.

         Certain additional information regarding the 200 Crossing Blvd. Loan and property is set forth on Appendix II hereto.








                                     III-21

MORTGAGE LOAN NO. 18 -- PRINCETON PLAZA MALL

-------------------------------------------------------------
                      LOAN INFORMATION
---------------------------- ----------- --------------------
ORIGINAL BALANCE:            $17,750,000
CUT-OFF DATE BALANCE:        $17,692,164
FIRST PAYMENT DATE:          01/01/2001
INTEREST RATE:               7.880%
AMORTIZATION:                360 months
ANTICIPATED REPAYMENT        NAP
DATE:
HYPERAMORTIZATION:           NAP
MATURITY DATE:               12/01/2010
EXPECTED MATURITY BALANCE:   $15,849,349
SPONSOR(S):                  David Chui; Peter Chui; Joseph
                             Chui; Benjamin Chui

INTEREST CALCULATION:        Actual/360
CALL PROTECTION:             Earlier of 24 months from the
                             date of securitization or 4 years after the first payment of principal and interest with U.S.
                             Treasury defeasance thereafter. No prepayment allowed until 3 months prior to maturity.



LOAN PER SF:                 $83.58
UP-FRONT RESERVES(1):        TI/LC:      $75,000
                             Cap Ex:     $229,915
                             RE Tax:     $83,255
ONGOING RESERVES(2):         Cap Ex:     $3,528/month
                             RE Tax:     $27,752/month
                             Insurance:  $2,309/month
LOCKBOX:                     None


-------------------------------------------------------------
                    PROPERTY INFORMATION
---------------------------- ----------- --------------------
SINGLE ASSET/PORTFOLIO:      Single
                             Asset
PROPERTY TYPE:               Retail
PROPERTY SUB-TYPE:           Anchored
LOCATION:                    San Jose,
                             CA
YEAR BUILT/RENOVATED:        1963/1995-1997
OCCUPANCY(3):                93.7%
SQUARE FOOTAGE:              211,684
THE COLLATERAL:              Single
                             story
                             community
                             retail
                             center
OWNERSHIP INTEREST:          Fee Simple

MAJOR TENANTS                % NRSF      RENT PSF   LEASE EXPIRATION
Mervyn's                      41.8%        $6.21      07/31/2017
Michael's Arts & Crafts        9.3%       $15.00      01/31/2004
Walgreens                      6.7%       $12.00      10/31/2030

PROPERTY MANAGEMENT:         Pan Cal Management
U/W NET OP. INCOME:          $2,162,063
U/W NET CASH FLOW:           $2,004,272
APPRAISED VALUE:             $26,750,000

CUT-OFF DATE LTV:            66.1%
MATURITY DATE LTV:           59.2%
DSCR:                        1.30x





(1) The $75,000 TI/LC reserve is allocated to the releasing of 3,125 square feet to be vacated by Dandelions. The $229,915 Cap Ex reserve is an amount equal to 125% of the estimated cost to complete certain immediate repairs.

(2) The Cap Ex reserve is required monthly until the indebtedness is paid in full.

(3)  Occupancy percentage is based on a rent roll dated as of January 11, 2001.


THE PRINCETON PLAZA LOAN

         THE LOAN. The tenth largest loan (the "Princeton Plaza Loan") as evidenced by the Secured Promissory Note (the "Princeton Plaza Note") is secured by a first priority Deed of Trust, Security Agreement and Assignment of Rents (the "Princeton Plaza Mortgage") encumbering a 211,684 square foot community retail center known as Princeton Plaza, located in San Jose, California (the "Princeton Plaza Property"). The Princeton Plaza Loan was originated on November 2, 2000, by or on behalf of PCF.

         THE BORROWER. The Borrower is Pan Cal Princeton Plaza, LLC, a California limited liability company (the "Princeton Plaza Borrower") that owns no material asset other than the Princeton Plaza Property and related interests. The Princeton Plaza Borrower is owned by David Chui, Peter Chui, Joseph Chui and Benjamin Chui, each owning a 25% interest.


         THE PROPERTY. The Princeton Plaza Property, was originally constructed in 1963 and renovated in 1995. The Princeton Plaza Property consists of a 211,684 square foot community retail center anchored by Mervyn's, Michael's Arts & Crafts and Walgreens. The Princeton Plaza Property is situated on approximately 14.55 acres and contains a parking ratio of 4.44 spaces/1,000SF. The Princeton Plaza Borrower has the right (pursuant to certain conditions set forth in the Princeton Plaza Loan




                                     III-22
financing documents) to expand the Princeton Plaza Property so that the total square footage does not exceed 221,300 square feet.

--------------------------------------------------------------------------------------------------------------------------------
                             LEASE ROLLOVER SCHEDULE
--------------------------------------------------------------------------------------------------------------------------------
                                            WEIGHTED        % OF TOTAL    CUMULATIVE %    % OF TOTAL BASE     CUMULATIVE % OF
                          # OF LEASES     AVERAGE BASE     SQUARE FEET    OF SF ROLLING   RENTAL REVENUES      TOTAL RENTAL
          YEAR              ROLLING       RENT PER SF        ROLLING                          ROLLING        REVENUES ROLLING
                                            ROLLING
--------------------------------------------------------------------------------------------------------------------------------
         Vacant                11            $22.07             7.0%          7.0%             11.7%               11.7%
--------------------------------------------------------------------------------------------------------------------------------
          2001                 11            $18.80             8.0%         15.0%             11.5%               23.2%
--------------------------------------------------------------------------------------------------------------------------------
          2002                  6            $19.05             7.4%         22.4%             10.8%               34.0%
--------------------------------------------------------------------------------------------------------------------------------
          2003                  5            $17.92             4.4%         26.7%              6.0%               39.9%
--------------------------------------------------------------------------------------------------------------------------------
          2004                  4            $19.16            13.6%         40.4%             19.9%               59.8%
--------------------------------------------------------------------------------------------------------------------------------
          2005                  2            $21.73             2.6%         43.0%              4.4%               64.2%
--------------------------------------------------------------------------------------------------------------------------------
          2006                  2            $11.29             6.0%         49.0%              5.1%               69.4%
--------------------------------------------------------------------------------------------------------------------------------
          2007                  1            $15.60             0.8%         49.7%              0.9%               70.3%
--------------------------------------------------------------------------------------------------------------------------------
          2008                  3            $27.69             1.8%         51.5%              3.8%               74.1%
--------------------------------------------------------------------------------------------------------------------------------
          2009                 --              --               --           51.5%              --                 74.1%
--------------------------------------------------------------------------------------------------------------------------------
     2010 & Beyond              2            $7.01             48.5%        100.0%             25.9%              100.0%
--------------------------------------------------------------------------------------------------------------------------------

         PROPERTY MANAGEMENT. The Princeton Plaza Property is managed by Pan Cal Management Company, which is an affiliate of the Princeton Plaza Borrower. The management fees are subordinate and subject to the Princeton Plaza Loan financing documents. Meacham/Openheimer is the leasing firm for the Princeton Plaza Property, which is not affiliated with the Princeton Plaza Borrower.

         MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.   Not allowed.

         ADDITIONAL INDEBTEDNESS.  Not allowed.

         RELEASE OF PARCELS.  Not allowed.

         Certain additional information regarding the Princeton Plaza Loan and the Princeton Plaza Property is set forth on Appendix II hereto.









                                     III-23

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

-------------------------------------------------------------------------------
BEAR STEARNS                     April 24, 2001                  MORGAN STANLEY
-------------------------------------------------------------------------------

                                 CMBS NEW ISSUE
                              COLLATERAL TERM SHEET

                           -------------------------

                                  $912,210,000
                                  (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                                  AS DEPOSITOR


                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                        PRINCIPAL COMMERCIAL FUNDING, LLC
                           BEAR, STEARNS FUNDING, INC.
                MORGAN STANLEY DEAN WITTER MORTGAGE CAPITAL INC.
                     JOHN HANCOCK REAL ESTATE FINANCE, INC.
                            AS MORTGAGE LOAN SELLERS

                   ------------------------------------------

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-TOP2

                   ------------------------------------------



BEAR, STEARNS & CO. INC.                                         MORGAN STANLEY
CO-LEAD BOOKRUNNING MANAGER                         CO-LEAD BOOKRUNNING MANAGER
GOLDMAN, SACHS & CO.                        WELLS FARGO BROKERAGE SERVICES, LLC
CO-MANAGER                                                           CO-MANAGER



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                  $912,210,000
                                  (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-TOP2


TRANSACTION FEATURES
>>       Sellers:
--------------------------------------------------------------------------------
                                                 NO. OF  CUT-OFF DATE       % OF
SELLERS                                          LOANS    BALANCE ($)       POOL
--------------------------------------------------------------------------------
 Wells Fargo Bank, National Association           55      308,520,335     30.7
 Principal Commercial Funding, LLC                30      226,177,454     22.5
 Bear, Stearns Funding, Inc.                      22      197,388,236     19.6
 Morgan Stanley Dean Witter Mortgage Capital Inc. 23      197,014,603     19.6
 John Hancock Real Estate Finance, Inc.           10       77,475,929      7.7
--------------------------------------------------------------------------------
 TOTAL:                                          140    1,006,576,558    100.0

--------------------------------------------------------------------------------
>>       Loan Pool:
o        Average Cut-off Date Balance:  $7,189,833
o        Largest Mortgage Loan by Cut-off Date Balance:  $55,000,000
o        Five largest and ten largest loans:  20.4% and  30.1% of pool, respectively
>>       Credit Statistics:
o        Weighted average debt service coverage ratio of 1.60x
o Weighted average current loan-to-value ratio of 60.3%; weighted average balloon loan-to-value ratio of 50.6%
>>       Property Types:

Manufactured Housing Community    2.9%
Self Storage                      1.2%
Office                           29.3%
Industrial                       24.4%
Retail                           21.8%
Multifamily                      10.8%
Hospitality                       9.6%


>>       Call Protection: (as applicable)
o 83.7% of the pool (123 loans) have a lockout period ranging from 24 to 69 payments from origination, then defeasance provisions.
o 5.6% of the pool (8 loans) have a lockout period ranging from 36 to 84 payments from origination, then the greater of yield maintenance and a prepayment premium of 1.0%.
o 3.7% of the pool (3 loans) permit voluntary prepayment at any time with the greater of yield maintenance and a prepayment premium of 1.0%.
o 2.4% of the pool (1 loan) has a lockout period of 35 payments from origination then the greater of yield maintenance and a prepayment premium of 1.0% then yield maintenance.
o 2.4% of the pool (3 loans) permit voluntary prepayment following a lockout period ranging from 27 to 59 payments from origination with the greater of yield maintenance and a prepayment premium of 1.0% and also permit defeasance two years following securitization.
o 1.4% of the pool (1 loan) has a lockout period of 24 payments from origination, then yield maintenance.
o 0.8% of the pool (1 loan) permits voluntary prepayment at any time with the greater of yield maintenance and a prepayment premium of 1.0% and also permits defeasance two years following securitization.
>> Collateral Information Updates: Updated loan information is expected to be part of the monthly certificateholder reports available from the Trustee in addition to detailed payment and delinquency information. Information provided by the Trustee is expected to be available at www.lnbabs.com. Updated annual property operating and occupancy information, to the extent delivered by borrowers, is expected to be available to Certificateholders from the Master Servicer through the Paying Agent's website at www.ctslink.com.
>> Bond Information: Cash flows are expected to be modeled by TREPP, CONQUEST and INTEX and are expected to be available on BLOOMBERG.
>> Lehman Aggregate Bond Index: It is expected that this transaction will be included in the Lehman Aggregate Bond Index.



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $912,210,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-TOP2


OFFERED CERTIFICATES

------------------------------------------------------------------------------------------------------------------------------

                INITIAL                                                                       EXPECTED FINAL       INITIAL
              CERTIFICATE      SUBORDINATION        RATINGS        AVERAGE      PRINCIPAL      DISTRIBUTION     PASS-THROUGH
  CLASS       BALANCE(1)           LEVELS         (FITCH/S&P)     LIFE(2)(3)   WINDOW(2)(4)       DATE(2)          RATE(5)
------------------------------------------------------------------------------------------------------------------------------
A-1          $325,867,000          15.000%         AAA / AAA         5.70        1 - 112          9/15/10            TBD
------------------------------------------------------------------------------------------------------------------------------
A-2          $529,723,000          15.000%         AAA / AAA         9.71       112 - 119         4/15/11            TBD
------------------------------------------------------------------------------------------------------------------------------
B             $26,422,000          12.375%          AA / AA          9.93       119 - 119         4/15/11            TBD
------------------------------------------------------------------------------------------------------------------------------
C             $30,198,000           9.375%           A / A           9.93       119 - 119         4/15/11            TBD
------------------------------------------------------------------------------------------------------------------------------

---------------
  CERTIFICATE
   PRINCIPAL
    TO VALUE
    RATIO(6)
---------------
      51.3%
---------------
      51.3%
---------------
      52.9%
---------------
      54.7%
---------------


PRIVATE CERTIFICATES (7)

------------------------------------------------------------------------------------------------------------------------------
                 INITIAL                            RATINGS                                  EXPECTED FINAL       INITIAL
               CERTIFICATE
               BALANCE OR
                NOTIONAL        SUBORDINATION                      AVERAGE      PRINCIPAL     DISTRIBUTION      PASS-THROUGH
  CLASS         AMOUNT(1)          LEVELS         (FITCH/S&P)     LIFE(2)(3)  WINDOW(2)(4)       DATE(2)          RATE(5)
------------------------------------------------------------------------------------------------------------------------------
X-1            $1,006,576,558(8)       ---         AAA / AAA          ---          ---             ---         Variable Rate
------------------------------------------------------------------------------------------------------------------------------
X-2             $[TBD] (8)             ---         AAA / AAA          ---          ---             ---         Variable Rate
------------------------------------------------------------------------------------------------------------------------------
D              $10,065,000          8.375%          A- / A-          9.98       119 - 120        5/15/11            TBD
------------------------------------------------------------------------------------------------------------------------------
E              $23,906,000          6.000%         BBB / BBB        10.09       120 - 128        1/15/12        NWAC - [TBD]
------------------------------------------------------------------------------------------------------------------------------
F               $8,808,000          5.125%        BBB- / BBB-       11.52       128 - 143        4/15/13            NWAC
------------------------------------------------------------------------------------------------------------------------------
G - N          $51,587,558             ---             ---            ---          ---              ---             TBD
------------------------------------------------------------------------------------------------------------------------------

---------------
  CERTIFICATE

   PRINCIPAL
    TO VALUE
    RATIO(6)
---------------
      ---
---------------
      ---
---------------
     55.3%
---------------
     56.7%
---------------
     57.2%
---------------
      ---
---------------

Notes:      (1)  As of May 1, 2001. In the case of each such Class, subject to a permitted variance of plus or minus 5%.
            (2)  Based on the Structuring Assumptions, assuming 0% CPR, described in the Prospectus Supplement.
            (3)  Average life is expressed in terms of years.
            (4)  Principal window is the period (expressed in terms of months and commencing with the month of June 2001) during which distributions of principal are expected to be made to the holders of each designated Class.
            (5)  The Class A-1, A-2, B, C, D and E Certificates will accrue interest at a fixed rate. The Class B, C and D Certificates will be subject to a NWAC cap. The Class E, F, X-1 and X-2
                 Certificates will accrue interest at a variable rate. The Class
                 X-1 and X-2 Certificates will be collectively known as the "Class X Certificates."
            (6)  Certificate Principal to Value Ratio is calculated by dividing each Class' Certificate Balance and all Classes (if any) that are senior to such Class by the quotient of the aggregate pool balance and the weighted average pool loan to value ratio. The
                 Class A-1 and A-2 Certificate Principal to Value Ratio is calculated based upon the aggregate of the Class A-1 and A-2
                 Certificate Balances.
            (7)  Certificates to be offered privately pursuant to Rule 144A.
            (8)  The Class X-1 Notional Amount is equal to the sum of all
                 Certificate Balances outstanding from time to time. The Class
                 X-2 Notional Amount is equal to the sum of the Certificate
                 Balances of the Class B, Class C, Class D and the deemed
                 Certificate Balance of a component (the "Class A-2B Component") of the Class A-2 Certificates representing an initial
                 Certificate Balance equal to $[TBD], which component is assumed to be entitled to principal distributions only after the deemed
                 Certificate Balance of another component (the "Class A-2A
                 Component"), representing an initial Certificate Balance equal to $[TBD], has been reduced to zero.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $912,210,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-TOP2

I.  ISSUE CHARACTERISTICS

Issue Type:                       Public : Classes A-1, A-2, B and C (the
                                  "Offered Certificates")

                                  Private (Rule 144A): Classes X-1, X-2, D, E,
                                  F, G, H, J, K, L, M and N

Securities Offered:               $912,210,000 monthly pay, multi-class,
                                  sequential pay commercial mortgage REMIC
                                  Pass-Through Certificates, including four
                                  fixed-rate principal and interest classes
                                  (Classes A-1, A-2, B and C)

Sellers:                          Wells Fargo Bank, National Association,
                                  Principal Commercial Funding, LLC, Bear,
                                  Stearns Funding, Inc, Morgan Stanley Dean
                                  Witter Mortgage Capital Inc. and John Hancock
                                  Real Estate Finance, Inc.

Co-lead Bookrunning Managers:     Bear, Stearns & Co. Inc. and Morgan Stanley &
                                  Co. Incorporated

Co-Managers:                      Goldman, Sachs & Co. and Wells Fargo Brokerage
                                  Services, LLC

Master Servicer:                  Wells Fargo Bank, National Association

Primary Servicers:                Principal Capital Management, LLC and John
                                  Hancock Real Estate Finance, Inc. (with
                                  respect to the individual loans respectively
                                  sold by them); Wells Fargo Bank, National
                                  Association (with respect to the individual
                                  loans sold by it and by Bear, Stearns Funding,
                                  Inc. (other than the Westin River North Loan)
                                  and Morgan Stanley Dean Witter Mortgage
                                  Capital Inc.). With respect to the Westin
                                  River North Loan, it is expected that an
                                  affiliate of the holder of the subordinate
                                  note will act as servicer.

Special Servicer:                 GMAC Commercial Mortgage Corporation

Trustee:                          LaSalle Bank National Association

Paying Agent and Registrar:       Wells Fargo Bank Minnesota, National Association

Cut-Off Date:                     May 1, 2001

Expected Closing Date:            On or about May 10, 2001

Distribution Dates:               The 15th of each month, commencing in June
                                  2001 (or if the 15th is not a business day,
                                  the next succeeding business day)

Minimum Denominations:            $25,000 for the Class A-1 and A-2 Certificates
                                  and $100,000 for all other Offered
                                  Certificates and in multiples of $1 thereafter

Settlement Terms:                 DTC, Euroclear and Clearstream, same day
                                  funds, with accrued interest

Legal/Regulatory Status:          Classes A-1, A-2, B, and C are expected to be
                                  eligible for exemptive relief under ERISA. No
                                  Class of Certificates is SMMEA eligible.

Risk Factors:                     THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY
                                  NOT BE SUITABLE FOR ALL INVESTORS. SEE THE
                                  "RISK FACTORS" SECTION OF THE PROSPECTUS
                                  SUPPLEMENT AND THE "RISK FACTORS" SECTION OF
                                  THE PROSPECTUS


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $912,210,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-TOP2


II. STRUCTURE CHARACTERISTICS

The Class A-1, A-2, B, C, and D Certificates are fixed-rate, monthly pay, multi-class, sequential pay REMIC Pass-Through Certificates. The Class B, C, and D Certificates will be subject to a NWAC cap. The Class E, F, X-1 and X-2 Certificates will accrue interest at a variable rate. All Classes of Certificates derive their cash flows from the entire pool of Mortgage Loans.



Class A-1         AAA/AAA [TBD]%        Class X-1, X-2(1)        $325.9MM
Class A-2         AAA/AAA [TBD]%                                 $529.7MM
Class B            AA/AA  [TBD]%                                 $ 26.4MM
Class C             A/A   [TBD]%                                 $ 30.2MM
Class D            A-/A-  [TBD]%                                 $ 10.1MM
Class E           BBB/BBB [TBD]%                                 $ 23.9MM
Class F         BBB-/BBB- [TBD]%                                 $  8.8MM
Classes G-N     BB+ to NR [TBD]%                                 $ 51.6MM


                NR = Not Rated
                [   ] Class X-1
                [   ] Class X-2 through [May 2008]
                [   ] Class X-1 after [May 2008]

 (1) The Notional Amount of the Class X-1 Certificates will be equal to the aggregate of the certificate balances of the classes of Principal Balance Certificates outstanding from time to time. The Notional Amount of the Class X-2 Certificates at any time on or before the Distribution Date occurring in [May 2008] will be an amount equal to the aggregate of the Component Balance (as defined herein) of the Class A-2B Component (as defined herein) and the certificate balances of the Class B, Class C and Class D Certificates outstanding from time to time. After such Distribution Date, the Notional Amount of the Class X-2 Certificates will be equal to zero. The aggregate certificate balance of the Class A-2 Certificates will be deemed to consist of two components (each a "Component"), each having the same "Pass-Through Rate" as the Class A-2 Certificates. One of the Components (the "Class A-2A Component") will have a balance (a "Component Balance") initially equal to $[TBD], which amount will be deemed reduced by the amount of all distributions of principal made to the Class A-2 Certificates until such Component Balance is reduced to zero. The other Component (the "Class A-2B Component") will have a Component Balance equal to $[TBD] which, following the reduction of the Component Balance of the Class A-2A Component to zero, will be deemed reduced by the amount of all subsequent distributions in reduction of the aggregate certificate balance of the Class A-2 Certificates until the Component Balance of the Class A-2B Component (and the aggregate certificate balance of the Class A-2 Certificates) has been reduced to zero.





This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $912,210,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-TOP2


Class X-1 and X-2 Pass-Through       The Pass-Through Rate applicable to the
Rates:                               Class X-1 Certificates for each
                                     Distribution Date subsequent to the initial
                                     Distribution Date will, in general, equal the weighted average of the Class X-1 Strip
                                     Rates for the respective classes of
                                     Principal Balance Certificates (or, in the case of the Class A-2 Certificates, the Class A-2A and Class A-2B Components thereof) for such Distribution Date
                                     (weighted on the basis of the respective certificate balances of such classes of Certificates or the Component Balances of such Components outstanding immediately prior to such Distribution Date). The
                                     "Class X-1 Strip Rate" in respect of any class of Principal Balance Certificates
                                     (or, in the case of the Class A-2
                                     Certificates, the Class A-2A Component or the Class A-2B Component) for any Distribution Date will, in general, equal
                                     (i) the Weighted Average Net Mortgage Rate for such Distribution Date minus (ii) (x) in the case of the Class A-1, Class E, Class F, Class G, Class H, Class J, Class
                                     K, Class L, Class M and Class N
                                     Certificates and the Class A-2A Component, the Pass-Through Rate for such class of Certificates or such Component and (y) in the case of the Class A-2B Component and the Class B, Class C and Class D
                                     Certificates (I) for any Distribution Date occurring on or before [May 2008], the rate per annum corresponding to such
                                     Distribution Date as set forth in the
                                     Prospectus Supplement and (II) for any
                                     Distribution Date occurring after [May
                                     2008], the Pass-Through Rate for such class of Certificates or such Component (but in no event will any Class X-1 Strip Rate be less than zero).

                                     The Pass-Through Rate applicable to the
                                     Class X-2 Certificates for each
                                     Distribution Date subsequent to the initial
                                     Distribution Date will, until [May 2008], in general, equal the weighted average of the Class X-2 Strip Rates for the Class A-2B Component and the Class B, Class C and Class D Certificates for such Distribution Date (weighted on the basis of the respective certificate balances of such Classes of Certificates or the Component Balance of such Component outstanding immediately prior to such Distribution
                                     Date). The "Class X-2 Strip Rate" in
                                     respect of the Class A-2B Component and the Class B, Class C and Class D Certificates for any Distribution Date will, in general, equal (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in the Prospectus Supplement and (y) the Weighted Average Net Mortgage Rate for such Distribution Date minus (ii) the Pass-Through Rate for such class of Certificates or such Component for such Distribution Date (but in no event will any Class X-2 Strip Rate be less than zero). The Class X-2 Certificates will be fully retired no later than [May 2008].


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $912,210,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-TOP2


Prepayment Premium Allocation:       Any Prepayment Premiums/Yield Maintenance
                                     Charge collected with respect to a Mortgage
                                     Loan during any particular Collection
                                     Period will be distributed to the holders of each Class of Principal Balance
                                     Certificates (other than the G through N
                                     Certificates) then entitled to
                                     distributions of principal on such
                                     distribution date (allocable on a pro-rata basis based on principal payments if there is more than one Class of Principal Balance
                                     Certificates entitled to a distribution of principal) in an amount equal to the lesser of (a) such Prepayment Premium/Yield
                                     Maintenance Charge and (b) Prepayment
                                     Premium/Yield Maintenance Charge multiplied by a fraction, the numerator of which is equal to the excess, if any, of the Pass-Through Rate or Rates applicable to the Classes of Principal Balance
                                     Certificates then entitled to distributions of principal, over the relevant Discount
                                     Rate (as defined in the Prospectus
                                     Supplement), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the Mortgage Loan that prepaid, over the relevant Discount Rate.

                                     The portion, if any, of the Prepayment
                                     Premium/Yield Maintenance Charge remaining after such payments to the holders of the Principal Balance Certificates will be distributed to the holders of the Class X-1 Certificates.

                                     The following is an example of the
                                     Prepayment Premium Allocation under (b)
                                     above based on the information contained herein and the following assumptions:

                                     o   Two Classes of Certificates: Class A-1
                                         and X-1
                                     o   The characteristics of the Mortgage
                                         Loan being prepaid are as follows:
                                     -   Loan Balance:  $10,000,000
                                     -   Mortgage Rate:  7.75%
                                     -   Maturity Date:  10 years (May 1, 2011)
                                     o   The Discount Rate is equal to 5.25%
                                     o   The Class A-1 Pass-Through Rate is
                                         equal to 6.00%

                                                                                     CLASS A-1          CLASS X-1
                                                       METHOD                      CERTIFICATES        CERTIFICATES
                                       (Class A-1 Pass-Through Rate - Discount
                                                        Rate)                      (6.00%-5.25%)     (100.00%-30.00%)
                                     -------------------------------------------   ------------      ----------------
                                           (Mortgage Rate - Discount Rate)         (7.75%-5.25%)


                                                                                 ------------------  -----------------
                                      Prepayment Premium Allocation                   30.00%              70.00%

THE FOREGOING TERMS AND STRUCTURAL CHARACTERISTICS OF THE CERTIFICATES ARE IN ALL RESPECTS SUBJECT TO THE MORE DETAILED DESCRIPTION THEREOF IN THE PROSPECTUS, PROSPECTUS SUPPLEMENT AND POOLING AND SERVICING AGREEMENT.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $912,210,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-TOP2


III. SELLERS               Wells Fargo Bank, National Association ("WF")

                           The Mortgage Pool includes 55 Mortgage Loans, representing 30.7% of the Initial Pool Balance, that were originated by WF.

                           WF is a national banking association and affiliate of Wells Fargo & Company that provides a full range of banking services to individual, agribusiness, real estate, commercial and small business customers. The loans originated by WF were originated through its Capital Markets Group.

                           Principal Commercial Funding, LLC ("PCF")

                           The Mortgage Pool includes 30 Mortgage Loans, representing 22.5% of the Initial Pool Balance, that were originated by PCF and/or its affiliates.

                           PCF is a wholly owned subsidiary of Principal Capital Management, LLC, which is a wholly owned subsidiary of Principal Life Insurance Company. PCF was formed as a Delaware limited liability company to originate and acquire loans secured by commercial and multi-family real estate. Each of the PCF loans was originated and underwritten by PCF and/or its affiliates.

                           Bear, Stearns Funding, Inc. ("Bear Stearns")

                           The Mortgage Pool includes 22 Mortgage Loans, representing 19.6% of the Initial Pool Balance, that were originated by Bear Stearns and/or its affiliates.

                           Bear Stearns originates loans secured by retail, office, industrial, multifamily, self-storage and hotel properties as well as manufactured housing communities located in the United States. Bear Stearns and its affiliates originate and underwrite loans through four offices located throughout the United States. Bear Stearns loan origination and underwriting professionals are all full-time Bear Stearns employees.

                           Morgan Stanley Dean Witter Mortgage Capital Inc. ("MSDWMC") The Mortgage Pool includes 23 Mortgage Loans, representing 19.6% of the Initial Pool Balance, that were originated by or on behalf of MSDWMC or purchased from a third party.

                           MSDWMC is a subsidiary of Morgan Stanley & Co. Incorporated and was formed to originate and purchase mortgage loans secured by commercial and multifamily real estate.

                           John Hancock Real Estate Finance, Inc. ("JHREF")

                           The Mortgage Pool includes 10 Mortgage Loans, representing 7.7% of the Initial Pool Balance, which were originated by JHREF and/or its affiliates.

                           JHREF is a wholly owned subsidiary of John Hancock Subsidiaries LLC, which, in turn, is a wholly owned subsidiary of John Hancock Life Insurance Company. JHREF was founded in 1982 and is headquartered in Boston, Massachusetts.

                           JHREF presently has six offices across the country. Certain of the mortgage loans contributed by JHREF were closed by John Hancock Life Insurance Company with the remainder closed by JHREF itself. Both JHREF and John Hancock Life Insurance Company underwrote their mortgage loans at their headquarters in Boston, Massachusetts.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $912,210,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-TOP2


IV.  COLLATERAL DESCRIPTION


                                TEN LARGEST LOANS

-----------------------------------------------------------------------------------------------------------------------
                                                                                                     LOAN PER
                                                                               CUT-OFF      UNITS/   ---------
  NO.        PROPERTY NAME              CITY       STATE    PROPERTY TYPE    DATE BALANCE     SF      UNIT/SF    DSCR
-----------------------------------------------------------------------------------------------------------------------
   1.  Westin River North          Chicago          IL    Hospitality        $55,000,000        424   $129,717  2.31x
-----------------------------------------------------------------------------------------------------------------------
   2.  95 Greene Street            Jersey City      NJ    Office             $41,964,888    300,000       $140  1.75x
-----------------------------------------------------------------------------------------------------------------------
   3.  1451-300 M40                Holland          MI    Industrial/Warehouse$9,380,748    253,750        $29  1.26x
       4460 44th Street            Kentwood         MI    Industrial/Warehouse$8,627,068    200,000        $29  1.26x
       4490 44th Street            Kentwood         MI    Industrial/Warehouse$5,428,326    231,250        $29  1.26x
       7900 Logistic Drive         Zeeland          MI    Industrial/Warehouse$4,680,803    206,250        $29  1.26x
       7458 Expressway Drive SW    Byron Twsp.      MI    Industrial/Warehouse$4,667,157    207,200        $29  1.26x
       4655 Patterson Avenue       Kentwood         MI    Industrial/Warehouse$4,572,869    184,525        $29  1.26x
       4633 Patterson Avenue       Kentwood         MI    Industrial/Warehouse$4,365,530    155,000        $29  1.26x
                                                                              ----------    -------        ---  -----
                        SUBTOTAL:                                            $41,722,501   1,437,975       $29  1.26X
-----------------------------------------------------------------------------------------------------------------------
   4.  Fair Lakes Court North &    Fairfax          VA    Office             $23,903,689    264,460        $96  1.35x
       South
       Fair Lakes III              Fairfax          VA    Office              $7,967,896     74,244        $96  1.35x
       Fair Lakes IV               Fairfax          VA    Office              $7,967,896     75,044        $96  1.35x
                                                                              ----------     ------        ---  -----
                        SUBTOTAL:                                             39,839,481    413,748        $96  1.35X
-----------------------------------------------------------------------------------------------------------------------
   5.  The Shops at Riverwoods     Provo            UT    Anchored Retail    $26,478,661    179,073       $148  1.41x
-----------------------------------------------------------------------------------------------------------------------
   6.  116 John Street             New York         NY    Office             $23,981,756    338,586        $71  1.70x
-----------------------------------------------------------------------------------------------------------------------
   7.  The Summit at Westchester   Valhalla         NY    Office             $19,985,605    228,920        $87  1.33x
-----------------------------------------------------------------------------------------------------------------------
   8.  Mansfield Village           Mansfield        NJ    Multifamily        $17,936,627        812    $22,089  2.00x
       Apartments
-----------------------------------------------------------------------------------------------------------------------
   9.  200 Crossing Boulevard      Framingham       MA    Office             $17,887,058    123,750       $145  1.35x
-----------------------------------------------------------------------------------------------------------------------
  10.  Princeton Plaza Mall        San Jose         CA    Anchored Retail    $17,692,164    211,684        $84  1.30x
-----------------------------------------------------------------------------------------------------------------------
       TOTALS/WEIGHTED AVERAGES                                              $302,488,740                        1.64X
-----------------------------------------------------------------------------------------------------------------------


-------------------
 CUT-OFF
  DATE    BALLOON
   LTV      LTV
-------------------
  45.8%    45.8%
-------------------
  58.3%    50.8%
-------------------
  75.1%    67.3%
  75.1%    67.3%
  75.1%    67.3%
  75.1%    67.3%
  75.1%    67.3%
  75.1%    67.3%
  75.1%    67.3%
  -----    -----
  75.1%    67.3%
-------------------
  62.3%    56.2%

  62.3%    56.2%
  62.3%    56.2%
  -----    -----
  62.3%    56.2%
-------------------
  70.6%    61.9%
-------------------
  48.0%    42.3%
-------------------
  51.6%    46.4%
-------------------
  48.5%    43.1%

-------------------
  68.5%    60.9%
-------------------
  66.1%    59.2%
-------------------
  59.2%    53.5%
-------------------





This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $912,210,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-TOP2

CUT-OFF DATE BALANCE ($)
---------------------------------------------------------------------------
                                     NO. OF       AGGREGATE
                                   MORTGAGE     CUT-OFF DATE      % OF
                                      LOANS      BALANCE ($)      POOL
---------------------------------------------------------------------------
1 - 1,000,000                          4             3,443,649      0.3
1,000,001 - 2,000,000                 13            21,942,331      2.2
2,000,001 - 3,000,000                 19            48,955,502      4.9
3,000,001 - 4,000,000                 18            63,865,392      6.3
4,000,001 - 5,000,000                 12            56,539,860      5.6
5,000,001 - 6,000,000                 15            79,845,353      7.9
6,000,001 - 7,000,000                 13            85,271,998      8.5
7,000,001 - 8,000,000                  7            51,692,742      5.1
8,000,001 - 9,000,000                  7            60,293,236      6.0
9,000,001 - 10,000,000                 6            58,124,233      5.8
10,000,001 - 15,000,000               13           151,361,777     15.0
15,000,001 - 20,000,000                8           137,975,699     13.7
20,000,001 - 25,000,000                1            23,981,756      2.4
25,000,001 >=                          4           163,283,030     16.2
---------------------------------------------------------------------------
TOTAL:                               140         1,006,576,558    100.0
---------------------------------------------------------------------------
Min: $746,746         Max: $55,000,000         Average: $7,189,833
---------------------------------------------------------------------------

STATE
--------------------------------------------------------------------------
                                     NO. OF         AGGREGATE
                                  MORTGAGED      CUT-OFF DATE      % OF
                                 PROPERTIES       BALANCE ($)      POOL
--------------------------------------------------------------------------
Northern California                   24            175,450,105   17.4
New Jersey                             5             81,537,809    8.1
Southern California                   18             78,515,445    7.8
New York                               5             77,105,655    7.7
Illinois                               6             76,993,705    7.6
Michigan                              16             64,943,495    6.5
Massachusetts                          7             64,193,196    6.4
Virginia                               6             58,618,409    5.8
Florida                                5             46,546,758    4.6
Texas                                  8             43,911,777    4.4
Utah                                   2             33,461,196    3.3
Other States  (incl. DC)              47            205,299,008   20.4
--------------------------------------------------------------------------
 TOTAL:                              149          1,006,576,558  100.0
--------------------------------------------------------------------------

PROPERTY TYPE
--------------------------------------------------------------------------
                                     NO. OF           AGGREGATE
                                  MORTGAGED        CUT-OFF DATE    % OF
                                 PROPERTIES         BALANCE ($)    POOL
--------------------------------------------------------------------------
Office                                32            295,160,106    29.3
Industrial                            39            245,845,527    24.4
Retail                                43            218,987,694    21.8
Multifamily                           17            108,997,148    10.8
Hospitality                            5             96,914,893     9.6
Manuf. Housing Comm.                   8             28,817,803     2.9
Self Storage                           5             11,853,387     1.2
--------------------------------------------------------------------------
TOTAL:                               149          1,006,576,558   100.0
--------------------------------------------------------------------------


MORTGAGE RATE (%)
------------------------------------------------------------------------
                                 NO. OF       AGGREGATE
                               MORTGAGE      CUT-OFF DATE        % OF
                                  LOANS      BALANCE ($)         POOL
------------------------------------------------------------------------
6.501 - 7.000                      6              74,101,062      7.4
7.001 - 7. 500                    45             317,267,646     31.5
7.501 - 8.000                     62             361,565,618     35.9
8.001 - 8.500                     20             135,782,912     13.5
8.501 - 9.000                      5              86,998,055      8.6
9.001 - 9.500                      1              19,985,605      2.0
9.501 - 10.000                     1              10,875,661      1.1
------------------------------------------------------------------------
TOTAL:                           140           1,006,576,558    100.0
------------------------------------------------------------------------
  Min: 6.900          Max: 9.640               Wtd Avg: 7.759
------------------------------------------------------------------------

ORIGINAL TERM TO STATED MATURITY (MOS)
------------------------------------------------------------------------
                                 NO. OF        AGGREGATE
                               MORTGAGE      CUT-OFF DATE        % OF
                                  LOANS       BALANCE ($)        POOL
------------------------------------------------------------------------
1 - 60                             3              71,523,621      7.1
61 - 120                         116             827,692,480     82.2
121 - 180                         16              77,160,039      7.7
181 - 240                          5              30,200,419      3.0
------------------------------------------------------------------------
TOTAL:                           140           1,006,576,558    100.0
------------------------------------------------------------------------

  Min: 60             Max: 240                 Wtd Avg: 121
------------------------------------------------------------------------

REMAINING TERM TO STATED MATURITY (MOS)
-------------------------------------------------------------------------
                                  NO. OF           AGGREGATE
                                MORTGAGE        CUT-OFF DATE      % OF
                                   LOANS         BALANCE ($)      POOL
-------------------------------------------------------------------------
1 - 60                              5            105,247,520     10.5
61 - 120                          115            799,193,077     79.4
121 - 180                          16             77,360,540      7.7
181 - 240                           4             24,775,421      2.5
-------------------------------------------------------------------------
 TOTAL:                           140          1,006,576,558    100.0
-------------------------------------------------------------------------

  Min: 44             Max: 237                 Wtd Avg: 113
-------------------------------------------------------------------------


CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
----------------------------------------------------------------
                                NO. OF AGGREGATE
                     MORTGAGE        CUT-OFF DATE       % OF
                        LOANS         BALANCE ($)       POOL
----------------------------------------------------------------
20.1 - 30.0              2             10,136,601        1.0
30.1 - 40.0              8             51,023,863        5.1
40.1 - 50.0             21            176,189,175       17.5
50.1 - 60.0             28            217,502,415       21.6
60.1 - 70.0             43            296,229,598       29.4
70.1 - 80.0             38            255,494,906       25.4
----------------------------------------------------------------
TOTAL:                 140          1,006,576,558      100.0
----------------------------------------------------------------
----------------------------------------------------------------

  Min: 25.1           Max: 80.0            Wtd Avg: 60.3
----------------------------------------------------------------


 LOAN-TO-VALUE RATIO AT MATURITY (%)
 ----------------------------------------------------------------
                                NO. OF AGGREGATE
                     MORTGAGE        CUT-OFF DATE        % OF
                        LOANS         BALANCE ($)        POOL
 ----------------------------------------------------------------
 0.1 - 30.0             15             53,191,077         5.3
 30.1 - 40.0            14             96,773,020         9.6
 40.1 - 50.0            33            267,164,892        26.5
 50.1 - 60.0            40            322,809,215        32.1
 60.1 - 70.0            35            250,591,560        24.9
 70.1 - 80.0             3             16,046,793         1.6
 ----------------------------------------------------------------
  TOTAL:                140         1,006,576,558       100.0
 ----------------------------------------------------------------

   Min: 0.3            Max: 72.0            Wtd Avg: 50.6
 ----------------------------------------------------------------

 DEBT SERVICE COVERAGE RATIO (X)
 ---------------------------------------------------------------
                                NO. OF AGGREGATE
                      MORTGAGE        CUT-OFF DATE     %  OF
                         LOANS         BALANCE ($)      POOL
 ---------------------------------------------------------------
 1.11 - 1.20              5             21,165,224       2.1
 1.21 - 1.30             23            171,014,632      17.0
 1.31 - 1.40             26            204,233,584      20.3
 1.41 - 1.50             16             95,224,948       9.5
 1.51 - 1.60             13             81,859,360       8.1
 1.61 - 1.70             20            140,809,081      14.0
 1.71 - 1.80             17            100,303,712      10.0
 1.81 >=                 20            191,966,018      19.1
 ---------------------------------------------------------------
  TOTAL:                140          1,006,576,558     100.0
 ---------------------------------------------------------------

   Min: 1.16           Max: 3.18              Wtd Avg: 1.60
 ---------------------------------------------------------------

All numerical information concerning the Mortgage Loans is approximate. All weighted average information regarding the Mortgage Loans reflects the weighting of the Mortgage Loans based upon their outstanding principal balances as of the Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of Mortgage Loans secured by multiple properties. Sum of Columns may not match "Total" due to rounding.




This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $912,210,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-TOP2


PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%) (1)

------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions                         May-01             May-02             May-03             May-04
------------------------------------------------------------------------------------------------------------------
Locked Out                                      93.42%             92.91%             92.45%             84.50%
Greater of YM and 1.00%:                         5.22%              5.74%              6.22%             14.18%
Yield Maintenance:                               1.36%              1.35%              1.34%              1.32%
Yield Maintenance Total (2)(3)                   6.58%              7.09%              7.55%             15.50%
------------------------------------------------------------------------------------------------------------------
Penalty Points                                   0.00%              0.00%              0.00%              0.00%
Open                                             0.00%              0.00%              0.00%              0.00%
------------------------------------------------------------------------------------------------------------------
TOTALS                                         100.00%            100.00%            100.00%            100.00%
------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding                   $1,006,576,558      $995,733,307       $983,920,836       $971,227,207
% Initial Pool Balance                         100.00%             98.92%             97.75%             96.49%
------------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%) (1)

------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions (cont'd)                May-05             May-06             May-07             May-08
------------------------------------------------------------------------------------------------------------------
Locked Out                                      85.73%             85.90%             86.31%             85.20%
Greater of YM and 1.00%:                        14.27%             14.10%             13.69%             13.68%
Yield Maintenance:                               0.00%              0.00%              0.00%              0.00%
Yield Maintenance Total(2)(3)                   14.27%             14.10%             13.69%             13.68%
------------------------------------------------------------------------------------------------------------------
Penalty Points                                   0.00%              0.00%              0.00%              0.00%
Open                                             0.00%              0.00%              0.00%              1.13%
------------------------------------------------------------------------------------------------------------------
TOTALS                                         100.00%            100.00%            100.00%            100.00%
------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding                    $944,811,434       $841,468,154       $811,849,226       $791,281,646
% Initial Pool Balance                          93.86%             83.60%             80.65%             78.61%
------------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%) (1)

------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions (cont'd)                May-09             May-10             May-11             May-12
------------------------------------------------------------------------------------------------------------------
Locked Out                                      87.73%             83.02%             67.74%             72.38%
Greater of YM and 1.00%:                        12.27%              8.98%             26.40%             27.62%
Yield Maintenance:                               0.00%              0.00%              0.00%              0.00%
Yield Maintenance Total (2)(3)                  12.27%              8.98%             26.40%             27.62%
------------------------------------------------------------------------------------------------------------------
Penalty Points                                   0.00%              0.00%              0.00%              0.00%
Open                                             0.00%              8.00%              5.86%              0.00%
------------------------------------------------------------------------------------------------------------------
TOTALS                                         100.00%            100.00%            100.00%            100.00%
------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding                    $752,992,350       $698,258,362        $67,573,262        $58,850,529
% Initial Pool Balance                          74.81%             69.37%              6.71%              5.85%
------------------------------------------------------------------------------------------------------------------

Notes:            (1)      The analysis is based on Structuring Assumptions and
                           a 0% CPR as discussed in the Prospectus Supplement.
                  (2)      See Appendix II of the Prospectus Supplement for a
                           description of the Yield Maintenance.
                  (3)      Mortgage Loan No. 22, Tech Ridge, Mortgage Loan No.
                           52, Sequoia Commerce Center, and Mortgage Loan No.
                           107, Pocono Center, have been modeled as Yield
                           Maintenance after their lockout periods (if any).



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                    BEAR STEARNS COMMERCIAL SECURITIES, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-TOP2



-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   6/15/01
Record Date:    5/31/01


                          DISTRIBUTION DATE STATEMENT

                               TABLE OF CONTENTS
================================================================================

     STATEMENT SECTIONS                                               PAGE(s)
     ------------------                                               -------

     Certificate Distribution Detail                                     2
     Certificate Factor Detail                                           3
     Reconciliation Detail                                               4
     Other Required Information                                          5
     Ratings Detail                                                      6
     Current Mortgage Loan and Property Stratification Tables          7 - 9
     Mortgage Loan Detail                                               10
     Principal Prepayment Detail                                        11
     Historical Detail                                                  12
     Delinquency Loan Detail                                            13
     Specially Serviced Loan Detail                                   14 - 15
     Modified Loan Loan                                                 16
     Liquidated Loan Detail                                             17

================================================================================



                                    DEPOSITOR

================================================================================

     Morgan Stanley Dean Witter Capital I Inc.
     1585 Broadway
     New York, NY 10036



     Contact:       General Information Number
     Phone          (212) 761-4700

================================================================================



                                  UNDERWRITTER

================================================================================

     Bear Stearn & Co. Inc.
     245 Park Avenue
     New York, NY 10019


     Contact:       General Information Number
     Phone          (212) 272-2000

================================================================================





                                SPECIAL SERVICER

================================================================================

     GMAC Commercial Mortgage Corporation
     200 Witmer Road
     Horsham, PA 10944-8015



     Contact:       Darri Cunningham
     Phone          (215) 328-1784

================================================================================


This report has been compiled from information provided to Wells Fargo Bank MN, N.A. by various third parties, which may include the Master Servicer, Special Servicer and others. Wells Fargo Bank MN, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank MN, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 1 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-TOP2



-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   6/15/01
Record Date:    5/31/01


                        CERTIFICATE DISTRIBUTION DETAIL


====================================================================================================================================
                                                                                       Realized
                                                                                         Loss/
                  Pass-                                                                Additional                        Current
  Class\         Through  Original  Beginning   Principal      Interest   Prepayment  Trust Fund    Total      Ending  Subordination
Component CUSIP  Rate     Balance    Balance   Distribution  Distribution  Premium     Expenses  Distribution  Balance    Level(1)
------------------------------------------------------------------------------------------------------------------------------------
   A-1           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   A-2           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    B            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    C            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    D            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    E            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    F            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    G            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    H            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    J            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    K            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    L            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    M            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    N            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   R-I           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   R-II          0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   R-III         0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
------------------------------------------------------------------------------------------------------------------------------------
 Totals                      0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
====================================================================================================================================


=======================================================================================================
                                Original  Beginning                                            Ending
                  Pass-Through  Notional   Notional    Interest     Prepayment      Total     Notional
  Class    CUSIP       Rate      Amount     Amount   Distribution     Premium   Distribution  Balance
-------------------------------------------------------------------------------------------------------
   X                0.000000       0.00      0.00        0.00         0.00          0.00        0.00
=======================================================================================================


(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and
(ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 2 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-TOP2


-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   6/15/01
Record Date:    5/31/01


                           CERTIFICATE FACTOR DETAIL

=========================================================================================================
                                                                              Realized Loss/
  Class\                 Beginning   Principal      Interest    Prepayment   Additional Trust   Ending
Component      CUSIP      Balance   Distribution  Distribution    Premium     Fund Expenses     Balance
---------------------------------------------------------------------------------------------------------
   A-1                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   A-2                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    B                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    C                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    D                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    E                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    F                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    G                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    H                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    J                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    K                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    L                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    M                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    N                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   R-I                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   R-II                 0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   R-III                0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
=========================================================================================================


=========================================================================
                        Beginning                                Ending
                         Notional    Interest     Prepayment    Notional
  Class      CUSIP       Amount    Distribution     Premium      Amount
-------------------------------------------------------------------------
    X                  0.00000000   0.00000000    0.00000000   0.00000000
    X-2                0.00000000   0.00000000    0.00000000   0.00000000
=========================================================================


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 3 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-TOP2

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   6/15/01
Record Date:    5/31/01


                             RECONCILIATION DETAIL

          ADVANCE SUMMARY

P&I Advances Outstanding                               0.00
Services Advances Outstanding                          0.00

Reimbursements for Interest on P&I                     0.00
Advances paid from general collections

Reimbursements for Interest on Servicing               0.00
Advances paid from general collections


          MASTER SERVICING FEE SUMMARY

Current Period Accrued Master Servicing Fees                     0.00
Less Master Servicing Fees on Delinquent Payments                0.00
Less Reductions to Master Servicing Fees                         0.00
Plus Master Servicing Fees on Delinquent Payments Received       0.00
Plus Adjustments for Prior Master Servicing Calculation          0.00
Total Master Servicing Fees Collected                            0.00



CERTIFICATE INTEREST RECONCILIATION

-----     -----------   ------------------   -------------   --------------------  ----------   ------------   --------------------
            Accrued       Net Aggregate      Distributable      Distributable      Additional                   Remaining Unpaid
Class     Certificate       Prepayment       Certificate     Certificate Interest  Trust Fund     Interest        Distributable
           Interest     Interest Shortfall     Interest           Adjustment        Expenses    Distribution   Certificate Interest
-----     -----------   ------------------   -------------   --------------------  ----------   ------------   --------------------
 A-1           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 A-2           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 X-1           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 X-2           0.00             0.00               0.00                0.00             0.00         0.00                0.00
  B            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  C            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  D            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  E            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  F            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  G            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  H            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  J            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  K            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  L            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  M            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  N            0.00             0.00               0.00                0.00             0.00         0.00                0.00
 R-I           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 R-II          0.00             0.00               0.00                0.00             0.00         0.00                0.00
 R-II          0.00             0.00               0.00                0.00             0.00         0.00                0.00
-----     -----------   ------------------   -------------   --------------------  ----------   ------------   --------------------
Totals         0.00             0.00               0.00                0.00             0.00         0.00                0.00
======    ===========   ==================   =============   ====================  ==========   ============   ====================



Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 4 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-TOP2

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   6/15/01
Record Date:    5/31/01


OTHER REQUIRED INFORMATION

Available Distribution Amount                     0.00


Aggregate Number of Outstanding Loans                0
Aggregate Unpaid Principal Balance of Loans       0.00
Aggregate Stated Principal Balance of Loans       0.00



Aggregate Amount of Servicing Fee                 0.00
Aggregate Amount of Special Servicing Fee         0.00
Aggregate Amount of Trustee Fee                   0.00
Aggregate Stand-by Fee                            0.00
Aggregate Paying Agent Fee                        0.00

Aggregate Trust Fund Expenses                     0.00



Additional Trust Fund Expenses (Gains)            0.00
Fees Paid to Special Servicer                     0.00
Interest on Advances                              0.00
Other Expenses of Trust                           0.00



APPRAISAL REDUCTION AMOUNT

 -----------------------------------------------------
               Appraisal    Cumulative     Most Recent
  Loan         Reduction       ASER         App. Red.
 Number        Effected       Amount          Date
 -----------------------------------------------------
















 -----------------------------------------------------
 Total
 =====================================================

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 5 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-TOP2


-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   6/15/01
Record Date:    5/31/01


                                 RATINGS DETAIL

------------------------------------------------------------------------------------
                            Original Ratings              Current Ratings (1)
Class        CUSIP     --------------------------    -------------------------------
                          Fitch   Moody's   S&P          Fitch   Moody's   S&P
------------------------------------------------------------------------------------
 A-1
 A-2
 X-1
 X-2
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
 R-I
 R-II
 R-III
------------------------------------------------------------------------------------

NR  - Designates that the class was not rated by the above agency at the time of original issuance.
X   - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A - Data not available this period.


1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                Moody's Investors Service  Standard & Poor's Rating Services
One State Street Plaza     99 Church Street           55 Water Street
New York, New York 10004   New York, New York 10007   New York, New York 10041
(212) 908-0500             (212) 553-0300             (212) 438-2430

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 6 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-TOP2

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   6/15/01
Record Date:    6/31/01

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES


                               SCHEDULED BALANCE

--------------------------------------------------------------------------------
                                          % of
   Scheduled     # of      Scheduled      Agg.      WAM              Weighted
    Balance      loans      Balance       Bal.      (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------




















--------------------------------------------------------------------------------
   Totals
================================================================================


                                   STATE (3)

--------------------------------------------------------------------------------
                                          % of
                 # of      Scheduled      Agg.      WAM              Weighted
      State      Props.     Balance       Bal.      (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------




















--------------------------------------------------------------------------------
   Totals
================================================================================


See footnotes on last page of this section.


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 7 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-TOP2

                                       -----------------------------------------
                                       For Additional Information please contact
                                                CTSLink Customer Service
                                                     (301) 815-6600
                                         Reports Available on the World Wide web
                                                 @ www.ctslink.com/cmbs
                                       -----------------------------------------
                                           Payment Date:      6/15/01
                                           Record Date:       5/31/01

--------------------------------------------------------------------------------
            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                          Debt Service Coverage Ratio
--------------------------------------------------------------------------------
                                         % of
 Debt Service       # of    Scheduled    Agg.     WAM                 Weighted
Coverage Ratio      loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------



                                    Note Rate
--------------------------------------------------------------------------------
                                         % of
     Note           # of    Scheduled    Agg.     WAM                 Weighted
     Rate           loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------


                                Property Type (3)
--------------------------------------------------------------------------------
                                         % of
                    # of    Scheduled    Agg.     WAM                 Weighted
Property Type      Props.    Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------





                                   Seasoning
--------------------------------------------------------------------------------
                                         % of
                    # of    Scheduled    Agg.     WAM                 Weighted
  Seasoning         loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

See footnotes on last page of this section.

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 8 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-TOP2


                                       -----------------------------------------
                                       For Additional Information please contact
                                                CTSLink Customer Service
                                                     (301) 815-6600
                                         Reports Available on the World Wide web
                                                 @ www.ctslink.com/cmbs
                                       -----------------------------------------
                                           Payment Date:      6/15/01
                                           Record Date:       5/31/01

--------------------------------------------------------------------------------
            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

               Anticipated Remaining Term (ARD and Balloon Loans)
--------------------------------------------------------------------------------
                                           % of
Anticipated Remaining   # of    Scheduled   Agg.     WAM              Weighted
    Term (2)           loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

               Remaining Amortization Term (ARD and Balloon Loans)
--------------------------------------------------------------------------------
                                           % of
Remaining Amortization  # of    Scheduled   Agg.     WAM              Weighted
     Term              loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

                 Remaining Stated Term (Fully Amortizing Loans)
--------------------------------------------------------------------------------
                                         % of
Remaining Stated    # of    Scheduled    Agg.     WAM                 Weighted
    Term            loans    Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------






                             Age of Most Recent NOI
--------------------------------------------------------------------------------
                                        % of
  Age of Most       # of    Scheduled    Agg.     WAM                 Weighted
  Recent NOI       loans     Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 9 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-TOP2


                                       -----------------------------------------
                                       For Additional Information please contact
                                                CTSLink Customer Service
                                                     (301) 815-6600
                                         Reports Available on the World Wide web
                                                 @ www.ctslink.com/cmbs
                                       -----------------------------------------
                                           Payment Date:      6/15/01
                                           Record Date:       5/31/01

--------------------------------------------------------------------------------

                              MORTGAGE LOAN DETAIL

----------------------------------------------------------------------------------------------------------------
                                                                                  Anticipated              Neg.
 Loan              Property                      Interest    Principal   Gross     Repayment   Maturity   Amort
Number    ODCR     Type (1)    City     State     Payment     Payment    Coupon       Date       Date     (Y/N)
----------------------------------------------------------------------------------------------------------------












----------------------------------------------------------------------------------------------------------------
Totals
----------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------
           Beginning     Ending       Paid     Appraisal    Appraisal     Res.    Mod.
 Loan      Scheduled    Scheduled     Thru     Reduction    Reduction    Strat.   Code
Number      Balance      Balance      Date        Date        Amount      (2)      (3)
----------------------------------------------------------------------------------------------












---------------------------------------------------------------------------------------
Totals
---------------------------------------------------------------------------------------


                   (1) Property Type Code
                   ----------------------

MF  -  Multi-Family                     OF  -  Office
RT  -  Retail                           MU  -  Mixed Use
HC  -  Health Care                      LO  -  Lodging
IN  -  Industrial                       SS  -  Self Storage
WH  -  Warehouse                        OT  -  Other
MH  -  Mobile Home Park


                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                    10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                         Foreclosure
3 - Bankruptcy           8 - Resolved               11 - Full Payoff
4 - Extension            9 - Pending Return         12 - Reps and Warranties
5 - Note Sale                to Master Servicer     13 - Other or TBD


                              (3) Modification Code
                              ---------------------

                            1 - Maturity Date Extension
                            2 - Authorization Change
                            3 - Principal Write-Off
                            4 - Combination


--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                  Page 10 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-TOP2


                                       -----------------------------------------
                                       For Additional Information please contact
                                                CTSLink Customer Service
                                                     (301) 815-6600
                                         Reports Available on the World Wide web
                                                 @ www.ctslink.com/cmbs
                                       -----------------------------------------
                                           Payment Date:      6/15/01
                                           Record Date:       5/31/01

--------------------------------------------------------------------------------

                          PRINCIPAL PREPAYMENT DETAIL

-----------------------------------------------------------------------------------------------------------------------------
                                         Principal Prepayment Amount                   Prepayment Penalties
                Offering Document    -------------------------------------   ------------------------------------------------
Loan Number      Cross-Reference     Payoff Amount     Curtailment Amount     Percentage Premium     Yield Maintenance Charge
-----------------------------------------------------------------------------------------------------------------------------












-----------------------------------------------------------------------------------------------------------------------------
  Totals
-----------------------------------------------------------------------------------------------------------------------------

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                 Page 11 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-TOP2


                                       -----------------------------------------
                                       For Additional Information please contact
                                                CTSLink Customer Service
                                                     (301) 815-6600
                                         Reports Available on the World Wide web
                                                 @ www.ctslink.com/cmbs
                                       -----------------------------------------
                                           Payment Date:      6/15/01
                                           Record Date:       5/31/01

--------------------------------------------------------------------------------

                               HISTORICAL DETAIL



-----------------------------------------------------------------------------------------------------------------------------------
                                                             Delinquencies
-----------------------------------------------------------------------------------------------------------------------------------
Distribution        30-59 Days       60-89 Days      90 Days or More       Foreclosure            REO             Modifications
  Date              #   Balance      #   Balance       #   Balance         #   Balance         #   Balance         #   Balance
-----------------------------------------------------------------------------------------------------------------------------------













-----------------------------------------------------------------------------------------------------------------------------------


           Prepayments                    Rate and Maturities
-------------------------------------------------------------------------------------------------------
Distribution       Curtailments        Payoff       Next Weighted Avg.
   Date            #   Balance      #   Balance     Coupon      Remit          WAM
-------------------------------------------------------------------------------------------------------












-----------------------------------------------------------------------------------



Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.              Page 12 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-TOP2


                                       -----------------------------------------
                                       For Additional Information please contact
                                                CTSLink Customer Service
                                                     (301) 815-6600
                                         Reports Available on the World Wide web
                                                 @ www.ctslink.com/cmbs
                                       -----------------------------------------
                                           Payment Date:      6/15/01
                                           Record Date:       5/31/01

--------------------------------------------------------------------------------

                            DELINQUENCY LOAN DETAIL

----------------------------------------------------------------------------------------------------------------------------------
                   Offering        # of                     Current     Outstanding   Status of    Resolution
                   Document       Months    Paid Through      P&I           P&I        Mortgage     Strategy       Servicing
Loan Number    Cross-Reference    Delinq.       Date        Advances     Advances**    Loan (1)     Code (2)     Transfer Date
----------------------------------------------------------------------------------------------------------------------------------












----------------------------------------------------------------------------------------------------------------------------------
  Totals
----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Actual       Outstanding
                Foreclosure      Loan         Servicing    Bankruptcy    REO
Loan Number        Date        Balance        Advances        Date       Date
--------------------------------------------------------------------------------










--------------------------------------------------------------------------------
  Totals
--------------------------------------------------------------------------------

                          (1) Status of Mortgage Loan
                          ---------------------------

A  -  Payments Not Received               2  -  Two Months Delinquent
      But Still in Grace Period           3  -  Three or More Months Delinquent
B  -  Late Payment But Less               4  -  Assumed Scheduled Payment
      Than 1 Month Delinquent                   (Performing Matured Loan)
0  -  Current                             7  -  Foreclosure
1  -  One Month Delinquent                8  -  REO

                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                   10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                        Master Servicer
3 - Bankruptcy           8 - Resolved              11 - Full Payoff
4 - Extension            9 - Pending Return        12 - Reps and Warranties
5 - Note Sale                to Master Servicer    13 - Other or TBD

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.              Page 13 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-TOP2


                                       -----------------------------------------
                                       For Additional Information please contact
                                                CTSLink Customer Service
                                                     (301) 815-6600
                                         Reports Available on the World Wide web
                                                 @ www.ctslink.com/cmbs
                                       -----------------------------------------
                                           Payment Date:      6/15/01
                                           Record Date:       5/31/01

--------------------------------------------------------------------------------

                     SPECIALLY SERVICED LOAN DETAIL - PART 1

-----------------------------------------------------------------------------------------------------------------------------
                          Offering     Servicing  Resolution                                                        Net
Distribution    Loan      Document      Transfer   Strategy     Scheduled   Property          Interest  Actual   Operating
   Date        Number  Cross-Reference    Date      Code (1)     Balance    Type (2)   State    Rate    Balance   Income
-----------------------------------------------------------------------------------------------------------------------------















-----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                                                                          Remaining
Distribution     NOI                        Note          Maturity      Amortization
   Date          Date        DSCR           Date          Date              Term
----------------------------------------------------------------------------------------














------------------------------------------------------------------------

                          (1) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                  10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                       Foreclosure
3 - Bankruptcy           8 - Resolved             11 - Full Payoff
4 - Extension            9 - Pending Return       12 - Reps and Warranties
5 - Note Sale                to Master Servicer   13 - Other or TBD

              (2) Property Type Code
              ----------------------

MF - Multi-Family             OF - Office
RT - Retail                   MU - Mixed use
HC - Health Care              LO - Lodging
IN - Industrial               SS - Self Storage
WH - Warehouse                OT - Other
MH - Mobile Home Park

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.              Page 14 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-TOP2


                                       -----------------------------------------
                                       For Additional Information please contact
                                                CTSLink Customer Service
                                                     (301) 815-6600
                                         Reports Available on the World Wide web
                                                 @ www.ctslink.com/cmbs
                                       -----------------------------------------
                                           Payment Date:      6/15/01
                                           Record Date:       5/31/01

                    SPECIALLY SERVICED LOAN DETAIL - PART 2

------------------------------------------------------------------------------------------------------------------------------------
                           Offering        Resolution      Site
Distribution    Loan        Document        Strategy    Inspection                 Appraisal  Appraisal      Other REO
    Date       Number   Cross-Reference     Code (1)       Date     Phase 1 Date      Date      Value     Property Revenue  Comment
------------------------------------------------------------------------------------------------------------------------------------
















------------------------------------------------------------------------------------------------------------------------------------


                          (1) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                    10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                         Foreclosure
3 - Bankruptcy           8 - Resolved               11 - Full Payoff
4 - Extension            9 - Pending Return         12 - Reps and Warranties
5 - Note Sale                to Master Servicer     13 - Other or TBD



--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                 Page 15 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-TOP2


                                       -----------------------------------------
                                       For Additional Information please contact
                                                CTSLink Customer Service
                                                     (301) 815-6600
                                         Reports Available on the World Wide web
                                                 @ www.ctslink.com/cmbs
                                       -----------------------------------------
                                           Payment Date:      6/15/01
                                           Record Date:       5/31/01

                              MODIFIED LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                   Offering
 Loan              Document      Pre-Modification
Number         Cross-Reference        Balance           Modification Date                       Modification Description
------------------------------------------------------------------------------------------------------------------------------------














------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                 Page 16 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-TOP2


                                       -----------------------------------------
                                       For Additional Information please contact
                                                CTSLink Customer Service
                                                     (301) 815-6600
                                         Reports Available on the World Wide web
                                                 @ www.ctslink.com/cmbs
                                       -----------------------------------------
                                           Payment Date:      6/15/01
                                           Record Date:       5/31/01

                             LIQUIDATED LOAN DETAIL

-------------------------------------------------------------------------------------------------
       Final Recovery     Offering                                               Gross Proceeds
 Loan  Determination      Document     Appraisal  Appraisal  Actual    Gross        as a % of
Number     Date       Cross-Reference     Date      Value    Balance  Proceeds   Actual Balance
-------------------------------------------------------------------------------------------------















-------------------------------------------------------------------------------------------------
  Current Total
-------------------------------------------------------------------------------------------------
Cumulative Total
-------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------
            Aggregate         Net          Net Proceeds                  Repurchased
 Loan      Liquidation    Liquidation       as a % of        Realized     by Seller
Number      Expenses*      Proceeds       Actual Balance       Loss         (Y/N)
------------------------------------------------------------------------------------













------------------------------------------------------------------------------------------------
  Current Total
------------------------------------------------------------------------------------------------
Cumulative Total
------------------------------------------------------------------------------------------------


* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                 Page 17 of 17

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   SCHEDULE A

           Rates Used in Determination of Class X Pass-Through Rates

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS


                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             (ISSUABLE IN SERIES)


               BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                                  (DEPOSITOR)

                            ---------------------
     Consider carefully the risk factors beginning on page 8 in this prospectus.


     The securities to be issued are mortgage backed certificates issued by a trust. The securities represent interests only in the related trust fund and do not represent interests in or obligations of Bear Stearns Commercial Mortgage Securities Inc.


     Unless otherwise specified in the applicable prospectus supplement, neither the certificates nor the underlying assets are insured or guaranteed by any governmental agency or other person.


     This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.


THE TRUST FUNDS--


     (1) A new trust fund will be established to issue each series of certificates.


     (2) Each trust fund will consist primarily of loans secured by pledges of commercial, multifamily residential or mixed use properties.


     (3) A new trust fund may also include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, and interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements.


THE CERTIFICATES--


     (1) Each series of certificates will be issued as part of a designated series that may include one or more classes.


     (2) Each series of certificates will represent the entire beneficial ownership interest in the related trust fund and will be paid only from the related trust fund assets.

                             ---------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ---------------------
                 The date of this prospectus is April 25, 2001.

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT


     We provide information about the certificates in two separate documents that progressively provide more detail. These documents are:


    o this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and


    o the prospectus supplement for a series of certificates, which will describe the specific terms of that series of certificates.


     You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.


     We have included cross-references to captions in these materials where you can find related discussions that we believe will enhance your understanding of the topic being discussed. The table of contents of this prospectus and the table of contents included in the applicable prospectus supplement list the pages on which these captions are located. You can also find references to key topics in the table of contents on the preceding page.


     You can find the definitions of capitalized terms that are used in this prospectus beginning on page 116 of this prospectus under the caption "Glossary."

                               TABLE OF CONTENTS



IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
 PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT .....................................     2
SUMMARY OF PROSPECTUS ....................................................................     7
RISK FACTORS .............................................................................     8
 Risks Relating to the Certificates ......................................................     8
 Risks Relating to the Mortgage Loans ....................................................    12
DESCRIPTION OF THE TRUST FUNDS ...........................................................    21
 General .................................................................................    21
 Mortgage Loans ..........................................................................    21
  General ................................................................................    21
   Mortgage Loans Secured by Office Properties ...........................................    22
   Mortgage Loans Secured by Retail Properties ...........................................    22
  Mortgage Loans Secured by Multifamily Rental Properties ................................    23
  Mortgage Loans Secured by Cooperatively Owned Apartment Buildings ......................    24
  Mortgage Loans Secured by Industrial Properties ........................................    25
   Mortgage Loans Secured by Warehouse, Mini-Warehouse and Self-Storage Facilities .......    25
   Mortgage Loans Secured by Hotel and Motel Properties ..................................    25
   Mortgage Loans Secured by Manufactured Housing Community Properties and Recreational
    Vehicle Parks ........................................................................    26
  Default and Loss Considerations with Respect to the Mortgage Loans .....................    27
  Payment Provisions of the Mortgage Loans ...............................................    29
  Mortgage Loan Information in Prospectus Supplements ....................................    29
 MBS .....................................................................................    30
 Certificate Accounts ....................................................................    31
 Credit Support ..........................................................................    31
 Cash Flow Agreements ....................................................................    32
YIELD AND MATURITY CONSIDERATIONS ........................................................    32
 General .................................................................................    32
 Pass-Through Rate .......................................................................    32
 Payment Delays ..........................................................................    32
 Shortfalls in Collections of Interest as a Result of Prepayments of Mortgage Loans ......    32
 Yield and Prepayment Considerations .....................................................    33
 Weighted Average Life and Maturity ......................................................    35
 Controlled Amortization Classes and Companion Classes ...................................    35
 Other Factors Affecting Yield, Weighted Average Life and Maturity .......................    36
   Balloon Payments; Extensions of Maturity ..............................................    36
   Negative Amortization .................................................................    36
   Foreclosures and Payment Plans ........................................................    37
   Losses and Shortfalls on the Mortgage Loans ...........................................    37
   Additional Certificate Amortization ...................................................    38
   Optional Early Termination ............................................................    38
THE DEPOSITOR ............................................................................    38
USE OF PROCEEDS ..........................................................................    38
DESCRIPTION OF THE CERTIFICATES ..........................................................    39
 General .................................................................................    39
 Distributions ...........................................................................    39
 Distributions of Interest on the Certificates ...........................................    40
 Distributions of Principal on the Certificates ..........................................    40

 Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of
Equity
   Participations ........................................................................   41
 Allocation of Losses and Shortfalls .....................................................   41
 Advances in Respect of Delinquencies ....................................................   41
 Reports to Certificateholders ...........................................................   42
 Voting Rights ...........................................................................   44
 Termination .............................................................................   44
 Book-Entry Registration and Definitive Certificates .....................................   45
DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS ......................................   46
 General .................................................................................   46
 Assignment of Mortgage Loans; Repurchases ...............................................   47
 Representations and Warranties; Repurchases .............................................   48
 Collection and Other Servicing Procedures ...............................................   49
 Sub-Servicers ...........................................................................   49
 Special Servicers .......................................................................   50
 Certificate Account .....................................................................   50
  General ................................................................................   50
  Deposits ...............................................................................   50
  Withdrawals ............................................................................   51
 Modifications, Waivers and Amendments of Mortgage Loans .................................   53
 Realization upon Defaulted Mortgage Loans ...............................................   53
 Hazard Insurance Policies ...............................................................   56
 Due-on-Sale and Due-on-Encumbrance Provisions ...........................................   57
 Servicing Compensation and Payment of Expenses ..........................................   57
 Evidence as to Compliance ...............................................................   58
 Some Matters Regarding the Servicer and the Depositor ...................................   58
 Events of Default .......................................................................   59
 Rights upon Event of Default ............................................................   60
 Amendment ...............................................................................   61
 List of Certificateholders ..............................................................   61
 The Trustee .............................................................................   62
 Duties of the Trustee ...................................................................   62
 Regarding the Fees, Indemnities and Powers of the Trustee ...............................   62
 Resignation and Removal of the Trustee ..................................................   62
DESCRIPTION OF CREDIT SUPPORT ............................................................   63
 General .................................................................................   63
 Subordinate Certificates ................................................................   64
 Cross-Support Provisions ................................................................   64
 Insurance or Guarantees with Respect to Mortgage Loans ..................................   64
 Letter of Credit ........................................................................   64
 Certificate Insurance and Surety Bonds ..................................................   64
 Reserve Funds ...........................................................................   65
 Credit Support with Respect to MBS ......................................................   65
LEGAL ASPECTS OF MORTGAGE LOANS ..........................................................   65
 General .................................................................................   66
 Types of Mortgage Instruments ...........................................................   66
 Leases and Rents ........................................................................   66
 Personal Property .......................................................................   67
 Foreclosure .............................................................................   67
   General ...............................................................................   67
   Foreclosure Procedures Vary from State to State .......................................   67

   Judicial Foreclosure ..................................................   67
   Equitable Limitations on Enforceability of Some Provisions ............   67
   Non-Judicial Foreclosure/Power of Sale ................................   68
   Public Sale ...........................................................   68
   Rights of Redemption ..................................................   69
   Anti-Deficiency Legislation ...........................................   69
 Leasehold Risks .........................................................   70
 Cooperative Shares ......................................................   71
 Bankruptcy Laws .........................................................   71
 Environmental Risks .....................................................   74
 Due-on-Sale and Due-on-Encumbrance Provisions ...........................   75
 Subordinate Financing ...................................................   76
 Default Interest and Limitations on Prepayments .........................   76
 Adjustable Rate Loans ...................................................   76
 Applicability of Usury Laws .............................................   76
 Soldiers' and Sailors' Civil Relief Act of 1940 .........................   77
 Type of Mortgaged Property ..............................................   77
 Americans with Disabilities Act .........................................   78
 Forfeitures in Drug and RICO Proceedings ................................   78
MATERIAL FEDERAL INCOME TAX CONSEQUENCES .................................   78
 Federal Income Tax Consequences for REMIC Certificates ..................   79
  General ................................................................   79
  Characterization of Investments in REMIC Certificates ..................   79
  Tiered REMIC Structures ................................................   80
  Qualification as a REMIC ...............................................   80
 Taxation of Regular Certificates ........................................   82
   General ...............................................................   82
   Original Issue Discount ...............................................   83
   Acquisition Premium ...................................................   85
   Variable Rate Regular Certificates ....................................   85
   Deferred Interest .....................................................   86
   Market Discount .......................................................   87
   Premium ...............................................................   88
   Election to Treat All Interest Under the Constant Yield Method ........   88
   Sale or Exchange of Regular Certificates ..............................   88
   Treatment of Losses ...................................................   89
 Taxation of Residual Certificates .......................................   90
  Taxation of REMIC Income ...............................................   90
   Basis and Losses ......................................................   91
 Treatment of Some Items of REMIC Income and Expense .....................   92
   Original Issue Discount and Premium ...................................   92
   Deferred Interest .....................................................   92
   Market Discount .......................................................   92
   Premium ...............................................................   92
 Limitations on Offset or Exemption of REMIC Income ......................   92
 Tax-Related Restrictions on Transfer of Residual Certificates ...........   93
   Disqualified Organizations ............................................   93
   Noneconomic Residual Interests ........................................   94
   Foreign Investors .....................................................   96
 Sale or Exchange of a Residual Certificate ..............................   96
 Mark-to-Market Regulations ..............................................   97

 Taxes That May Be Imposed on the REMIC Pool .............................................     97
   Prohibited Transactions ...............................................................     97
   Contributions to the REMIC Pool After the Startup Day .................................     97
   Net Income from Foreclosure Property ..................................................     98
   Liquidation of the REMIC Pool .........................................................     98
   Administrative Matters ................................................................     98
   Limitations on Deduction of Some Expenses .............................................     98
 Taxation of Some Foreign Investors ......................................................     99
   Backup Withholding ....................................................................    100
   Reporting Requirements ................................................................    100
 Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made ..    101
   Standard Certificates .................................................................    101
      General ............................................................................    101
      Tax Status .........................................................................    101
      Premium and Discount ...............................................................    102
       Premium ...........................................................................    102
       Original Issue Discount ...........................................................    102
       Market Discount ...................................................................    102
       Recharacterization of Servicing Fees ..............................................    102
       Sale or Exchange of Standard Certificates .........................................    103
   Stripped Certificates .................................................................    104
    General ..............................................................................    104
    Status of Stripped Certificates ......................................................    105
    Taxation of Stripped Certificates ....................................................    105
      Original Issue Discount ............................................................    105
      Sale or Exchange of Stripped Certificates ..........................................    106
      Purchase of More than One Class of Stripped Certificates ...........................    106
      Possible Alternative Characterizations .............................................    106
 Federal Income Tax Consequences for FASIT Certificates ..................................    107
 Reporting Requirements and Backup Withholding ...........................................    107
 Taxation of Some Foreign Investors ......................................................    107
STATE AND OTHER TAX CONSIDERATIONS .......................................................    108
ERISA CONSIDERATIONS .....................................................................    108
 General .................................................................................    108
 Plan Asset Regulations ..................................................................    109
 Administrative Exemptions ...............................................................    109
 Unrelated Business Taxable Income; Residual Certificates ................................    109
LEGAL INVESTMENT .........................................................................    110
METHOD OF DISTRIBUTION ...................................................................    112
WHERE YOU CAN FIND MORE INFORMATION ......................................................    113
INCORPORATION OF SOME INFORMATION BY REFERENCE ...........................................    113
REPORTS ..................................................................................    114
FINANCIAL INFORMATION ....................................................................    114
LEGAL MATTERS ............................................................................    114
RATINGS ..................................................................................    114
GLOSSARY .................................................................................    116

                             SUMMARY OF PROSPECTUS

     This summary includes selected information from this prospectus. It does not contain all of the information you need to consider in deciding whether to buy any class of the offered certificates. To understand the terms of the offering of the offered certificates, you should read carefully this entire prospectus and the applicable prospectus supplement.


TITLE OF CERTIFICATES.......   Commercial/Multifamily Mortgage Pass-Through
                               Certificates, issuable in series.


DEPOSITOR...................   Bear Stearns Commercial Mortgage Securities
                               Inc., a Delaware corporation. Our telephone number is (212) 272-2000.


DESCRIPTION OF
 CERTIFICATES; RATINGS.......  The certificates of each series will be issued pursuant to a pooling and servicing agreement and may be issued in one or more classes. The certificates of each series will represent in the aggregate the entire beneficial ownership interest in the property of the related trust fund. Each trust fund will consist primarily of a segregated pool of commercial or multifamily mortgage loans, or mortgage-backed securities that evidence interests in, or that are secured by commercial or multifamily mortgage loans. Each class or certificate will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies at the date of issuance.

     The prospectus supplement for a series of certificates includes important information on related trust fund, certificates, and risks, including information on the following:

                               (1)   the name of the servicer and special
                                     servicer, the circumstances when a special servicer will be appointed and their respective obligations (if any) to make advances to cover delinquent payments on the assets of the trust fund, taxes, assessments or insurance premiums;

                               (2) the assets in the trust fund, including a description of the pool of mortgage loans or mortgage-backed securities;

                               (3) the identity and attributes of each class within a series of certificates, including whether (and to what extent) any credit enhancement benefits any class of a series of certificates;

                               (4)   the tax status of certificates; and

                               (5) whether the certificates will be eligible to be purchased by investors subject to ERISA or will be mortgage related securities for purposes of SMMEA.

                                 RISK FACTORS

     You should carefully consider, among other things, the following risk factors and any other factors set forth under the heading "Risk Factors" in the related prospectus supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of mortgage loans included in a particular trust fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any mortgage-backed securities included in the trust fund. If any of the following risks are realized, your investment could be materially and adversely affected. In addition, other risks unknown to us or which we currently consider immaterial may also impair your investment.


RISKS RELATING TO THE CERTIFICATES

     LACK OF A SECONDARY MARKET FOR THE CERTIFICATES MAY MAKE IT DIFFICULT FOR YOU TO RESELL YOUR CERTIFICATES AT ALL OR AT AN ATTRACTIVE PRICE. We cannot assure you that a secondary market will develop for certificates. Even if a secondary market develops, we cannot assure you that it will provide you with liquidity of investment or will continue for as long as the offered certificates remain outstanding. The absence of a secondary market for your certificates means that you may not be able to find a buyer for your certificates or, if you find a buyer, that the selling price may be less than it would have been if a secondary market existed for the certificates. The underwriter for a series of certificates will not be obligated to make a market for that series of certificates even if it intends to do so. Even if a secondary market for your certificates develops, it may provide less liquidity than any comparable market for securities that evidence interests in single-family mortgage loans.

     Insofar as a secondary market does develop with respect to any series of offered certificates or class of any series of offered certificates, other factors may affect their market value. These include:

    o the perceived liquidity of the offered certificates;

    o their anticipated cash flow, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans; and

    o prevailing interest rates.

     For example, small fluctuations in prevailing interest rates may affect at any given time the price payable of some of the classes of offered certificates. In particular, a class with a relatively long average life, a companion class or a class of stripped interest certificates or stripped principal certificates may be extremely sensitive to small fluctuations in prevailing interest rates. In addition, the relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for the offered certificate in response to an equal but opposite movement in the rates. Accordingly, you may only be able to sell your certificates at a discount from the price that you paid for them even if a secondary market develops for the certificates. We are not aware of any source through which holders of the certificates may obtain price information about the offered certificates on an ongoing basis.

     You will have no right to redeem your certificates except to the extent described in this prospectus and the related prospectus supplement. Offered certificates are subject to early retirement only under some specified circumstances described in this prospectus and in the related prospectus supplicant.

     You will be entitled to receive periodic reports pursuant to the related pooling and servicing agreement regarding the status of the related mortgage assets and any credit support for your certificates and any subordination of your certificates to other classes of certificates. The periodic reports will be the primary source of ongoing information regarding the offered certificates of any series. The certificateholders may not receive any additional information from any other source. The limited nature of the information may adversely affect the liquidity of your certificates, even if a secondary market does develop for them.

     SINCE THE MORTGAGE LOANS WILL NOT BE GUARANTEED, YOU MAY NOT RECEIVE FULL PAYMENT ON YOUR CERTIFICATES TO THE EXTENT THERE IS A SHORTFALL IN PAYMENT ON THE ASSETS OR THE RELATED TRUST FUND. The only sources of funds for payment on a series of certificates will generally be the assets of the related trust fund and, to the extent provided in the applicable prospectus supplement, any credit enhancement. The certificates will not be guaranteed by us or any of our affiliates, by any governmental agency or instrumentality or by any other person or entity unless otherwise stated in the related prospectus supplement. A portion of the amounts remaining in some funds or accounts constituting part of a trust fund, including any certificate account and any accounts maintained as credit support, may be withdrawn under conditions described in the applicable prospectus supplement for purposes other than the payment of principal or interest in the related series of certificates. A series of certificates will have no claim against or security interest in the trust fund for any other series. As a result, you may suffer a loss on your certificates if the sources for payment are insufficient to pay all the principal of and interest on the certificates of your series. If you are a holder of a subordinate certificate, you may bear a portion of the amount of the losses or shortfalls in collections on the mortgage assets before the holders of the remaining classes of certificates in the priority and manner and subject to the limitations specified in the applicable prospectus supplement.

     THE RATE OF PRINCIPAL PREPAYMENTS ON THE MORTGAGE LOANS AND THE RATE OF REPURCHASES OF THE MORTGAGE LOANS MAY ADVERSELY AFFECT THE YIELD ON YOUR INVESTMENT. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment assumptions to be used. The pre-tax return on your investment will change from time to time for a number of reasons, including the following:

   o The amount of distributions of principal of the certificates and the times when you receive those distributions depends on the amount and the times at which borrowers make principal payments of the underlying mortgage loans, and on whether we or the servicer purchases the underlying mortgage loans.

   o Prepayments of the mortgage loans in any trust fund by the related borrowers generally will result in a faster rate of principal payments on one or more classes of the related certificates than if payment on those mortgage loans are made as scheduled. The prepayment rate on mortgage loans may be influenced by a variety of economic, tax, legal and social factors. While one prepayment rate may be used for the purpose of pricing the certificates, there can be no assurance that the actual prepayment rate will be faster or slower than any assumed prepayment rate.

     In addition, to the extent described in this prospectus and in the related prospectus supplement, in order to maximize recoveries on defaulted mortgage loans, the servicer or a special servicer will be permitted, within prescribed limits, to extend and modify mortgage loans that are in default or as to which a payment default is imminent. While the servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery than liquidation, we can give you no assurance that any extension or modification will increase the present value of receipts from or proceeds of the affected mortgage loans.

     We or the mortgage loan seller or sellers named in the applicable prospectus supplement will be required to repurchase a mortgage loan from the trust, or if so specified in the applicable prospectus supplement, substitute another mortgage loan, if we or such seller or sellers breach the representations and warranties made with respect to that mortgage loan. In addition, the servicer may have the option to purchase the mortgage loans in the trust fund and may be obligated to purchase mortgage loans from the trust fund under the circumstances described in the prospectus supplement.

     If you buy your certificates at a premium or discount your yield to maturity will be sensitive to prepayments on the mortgage loans in the related trust fund. If the amount of interest payable with respect to your class is disproportionately large, as compared to the amount of principal, as with some classes of stripped interest certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of your certificates may vary from the anticipated yield will depend in part upon the degree to which you purchased them at a discount or premium and the amount and timing of distributions on those certificates. If you purchase a certificate at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than the anticipated yield, and if you purchase a certificate at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield to you that is lower than the anticipated yield. For more detailed information regarding these risks, you should refer to the section in this prospectus titled "Yield and Maturity Considerations."

     Average Life of Certificates. The terms of your certificates will determine the extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates. For example, a class of certificates, including a class of offered certificates, may provide that on any distribution date you are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to all or a disproportionately large share of the prepayments, or to none or a disproportionately small share of the prepayments. A class of certificates that entitles you to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of early retirement of that class if the rate of prepayment is relatively fast. A class of certificates that entitles you to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of an extended average life of that class if the rate of prepayment is relatively slow. Entitlements of the various classes of certificateholders of any series to receive payments and, in particular, prepayments of principal of the mortgage loans in the related trust fund may vary based on the occurrence of some events, e.g., the retirement of one or more classes of certificates of the series, or subject to some contingencies, e.g., prepayment and default rates with respect to the mortgage loans.

     Controlled Amortization Classes and Companion Classes. A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment of the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for the certificates. However, prepayment risk will not disappear.

     The stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and/or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A companion class absorbs some, but not all, of the risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

     RATINGS ON YOUR CERTIFICATES DO NOT GUARANTEE THAT YOU WILL RECEIVE PAYMENT UNDER THE POOLING AND SERVICING AGREEMENT. Ratings assigned by a rating agency to a class of certificates reflect the rating agency's assessment of the likelihood that the holders of certificates of that class will receive all payments to which they are entitled. The ratings are based on the structural, legal and issuer-related aspects associated with these certificates, the nature of the underlying mortgage loans and the extent and quality of any credit enhancement. Ratings will not constitute an assessment of the following:

   o the likelihood that principal prepayments on the related mortgage loans will be made;

   o the degree to which the rate of prepayments might differ from that originally anticipated;

   o the likelihood of early optional termination of the related trust fund;
     or

   o the possibility that prepayment of the related mortgage loans may be made at any particular rate.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of the series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we can not assure you that the historical data supporting any related actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. These criteria may also be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. For more detailed information regarding these risks, you should refer to the section in this prospectus titled "Description of Credit Support" and "Ratings."

     ERISA IMPOSES LIMITATIONS ON WHO CAN PURCHASE THE CERTIFICATES; FAILURE TO COMPLY WITH ERISA MAY MATERIALLY AND ADVERSELY AFFECT THE TRUST FUND AND RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES. Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. In addition, some other retirement plans and arrangements, including individual retirement accounts and Keogh plans, are subject to Section 4975 of the Internal Revenue Code. Due to the complexity of regulations that govern the plans, if you are subject to ERISA or Section 4975 of the Internal Revenue Code you are urged to consult your own counsel regarding the consequences under ERISA or the Internal Revenue Code of acquisition, ownership and disposition of the offered certificates of any series.

     For more detailed information regarding ERISA restrictions, you should review the section in this prospectus titled "ERISA Considerations."

     IF YOU ACQUIRE RESIDUAL CERTIFICATES YOU MAY BE SUBJECT TO ADDITIONAL TAX LIABILITIES. If you are a holder of residual certificates that represents a residual interest in a real estate investment conduit you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, if any. Accordingly, you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the economic income, if any, attributable to your certificate during that period. While you will have a corresponding amount of the losses later in the term of the REMIC, the present value of phantom income may significantly exceed tax losses. Therefore, the after-tax yield on the residual certificate that you receive may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. A residual certificate may have negative value. The requirement that you report your pro rata share of the taxable income and net loss of the REMIC will continue until the certificate balances of all classes of certificates of the related series have been reduced to zero, even though you, as a holder of residual certificates, have received all payments to which you are entitled.

     All or a portion of your share of the REMIC taxable income may be treated under the Internal Revenue Code as "excess inclusion" income to you. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. Excess inclusion income:

   o generally will not be subject to offset by losses from other activities;


   o will be treated as unrelated business taxable income for a tax-exempt holder; and

   o will not qualify for exemption from withholding tax for a foreign holder.

     In addition, residual certificates are subject to numerous restrictions on transfer.

     YOU MAY BE ALLOCATED TAXABLE INCOME IN EXCESS OF DISTRIBUTIONS RECEIVED IF YOU ACQUIRE CERTIFICATES WITH ORIGINAL ISSUE DISCOUNT. Accrual certificates will be, and some of the other classes of certificates of a series may be, issued with original issue discount for federal income tax purposes. This will generally result in recognition of some taxable income to you in advance of the receipt of cash attributable to the income.

     For more detailed information regarding original issue discount you should review the section in this prospectus titled "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates."

     INDIVIDUALS AND SOME OTHER ENTITIES SHOULD NOT INVEST IN CERTIFICATES THAT ARE RESIDUAL INTERESTS. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code. Therefore, the certificates that are residual interests generally are not appropriate investments for

   o individuals;

   o estates;

   o trusts beneficially owned by any individual or estate; and

   o pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     IF YOUR CERTIFICATES ARE ISSUED IN BOOK-ENTRY FORM, YOU WILL ONLY BE ABLE TO EXERCISE YOUR RIGHTS INDIRECTLY THROUGH DTC AND YOU MAY ALSO HAVE LIMITED ACCESS TO INFORMATION REGARDING THOSE CERTIFICATES. One or more classes of the offered certificates of any series may be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for DTC. As a result, unless and until corresponding definitive certificates are issued, you will be able to exercise your rights only indirectly through DTC and its participating organizations. In addition, your access to information regarding the book-entry certificates may be limited. Conveyance of notices and other communications by DTC to its participating organizations, and directly and indirectly through these organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Furthermore, as described in this prospectus, you may suffer delays in the receipt of payments on the book-entry certificates. In addition, your ability to pledge or otherwise take actions with respect to your interest in the book-entry certificates may be limited due to the lack of a physical certificate evidencing that interest.

     For more detailed information regarding book-entry registration, you should review the section in this prospectus titled "Description of the Certificates--Book-Entry Registration and Definitive Certificates."


RISKS RELATING TO THE MORTGAGE LOANS

     MORTGAGE LOANS ARE SUSCEPTIBLE TO NUMEROUS RISKS THAT MAY RESULT IN LOSSES TO YOU.

     (1) Mortgage loans made on the security of multifamily or commercial property may entail risks of delinquency and foreclosure that are greater than similar risks associated with loans made on the security of an owner-occupied single-family property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of that property rather than upon the existence of independent income or assets of the borrower. Thus, the value of an income-producing property is directly related to the net operating income derived from that property. If the net operating income of the property is reduced--for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase--the borrower's ability to repay the loan may be impaired. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants. Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including the following:

   o changes in general or local economic conditions and/or specific industry segments;

   o declines in real estate values;

   o declines in rental or occupancy rates;

   o increases in interest rates, real estate tax rates and other operating expenses;

   o changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

   o acts of God and other factors beyond the control of the servicer.

     In the case of mortgage loans that represent participation interests in a mortgage loan, the trustee's or the servicer's enforcement rights may be limited in the event of default by the related borrower.

     (2) The type and use of a particular mortgaged property may present additional risks. For instance, mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements. The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may be dependent upon the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

     (3) Other multifamily and commercial properties located in the areas of the mortgaged properties and of the same types as the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. The lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgaged property may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, the renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

     (4) Some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any related mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we can give you no assurance that enforcement of the recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property.

     (5) The concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans. Mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

     OFFICE PROPERTIES HAVE PARTICULAR RISKS. In addition to risks generally associated with real estate, office properties are also affected significantly by

   o adverse changes in population and employment growth, which generally creates demand for office space,


   o local competitive conditions, including the supply of office space or the existence or construction of new competitive office buildings,


   o the quality and management philosophy of management,


   o the attractiveness of the properties to tenants and their customers or clients,


   o  the attractiveness of the surrounding neighborhood, and


   o the need to make major repairs or improvements to the property to satisfy the needs of major tenants.


     Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive. In addition, office properties may be adversely affected by an economic decline in the businesses operated by their tenants. A decline of this sort may result in one or more significant tenants ceasing operations at the related locations, which may occur on account of


   o a tenant's voluntary decision not to renew a lease,


   o bankruptcy or insolvency of these tenants, or


   o these tenant's general cessation of business activities or for other reasons.


     The risk of an economic decline as described above is greater if revenue is dependent on a single tenant of if there is a significant concentration of tenants in a particular business or industry.


     MORTGAGE LENDERS SECURED BY RETAIL PROPERTIES MAY BE ADVERSELY AFFECTED BY CHANGES IN CONSUMER SPENDING PATTERNS, ALTERNATIVE FORMS OF RETAILING AND CHANGES IN TENANTS OCCUPYING THE RETAIL PROPERTIES. In addition to risks generally associated with real estate, mortgage loans secured by retail properties are also affected significantly by a number of factors, including:


   o adverse changes in consumer spending patterns;


   o local competitive conditions, including the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls;


   o alternative forms of retailing, including direct mail, television shopping networks and Internet based sales, which reduce the need for retail space by retail companies;


   o the quality and management philosophy of management;


   o the attractiveness of the properties and the surrounding neighborhood to tenants and their customers;


   o the public perception of the safety of customers, at shopping malls and shopping centers, for example;


   o the need to make major repairs or improvements to satisfy the needs of major tenants; and


   o if an anchor or other significant tenant ceases operations at the locations, which may occur on account of a decision not to renew a lease, bankruptcy or insolvency of the tenant, the tenant's general cessation of business activities or for other reasons. Significant tenants at a shopping center play an important part in generating customer traffic and making the property a desirable location for other tenants at the property. In addition, some tenants at retail properties may be entitled to terminate their leases if an anchor tenant ceases operations at the property.

 SOME RISKS THAT AFFECT OCCUPANCY AND RENT LEVELS OF MULTIFAMILY RENTAL PROPERTIES SUCH AS ADVERSE ECONOMIC CONDITIONS, CONSTRUCTION OF ADDITIONAL HOUSING, MILITARY BASE CLOSINGS, COMPANY RELOCATIONS AND RENT CONTROL LAWS MAY AFFECT THE ABILITY OF THE BORROWER TO MEET ITS OBLIGATIONS UNDER THE MORTGAGE LOAN. Adverse economic conditions, either local, regional or national, may limit or reduce the following:

   o the amount of rent that can be charged for rental units;

   o tenants' ability to pay rent;

   o timeliness of rent payments;

   o occupancy levels without a corresponding decrease in expenses--occupancy and rent levels may also be affected by construction of additional housing units;

   o local military base closings;

   o construction of additional housing units;

   o company relocations and closings; and

   o national and local politics, including current or future rent stabilization and rent control laws and agreements.

     Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline. In addition, the level of mortgage interest rates may encourage tenants in multifamily rental properties to purchase single-family housing rather than continue to lease housing or the characteristics of a neighborhood may change over time or in relation to newer developments. Further, the cost of operating a multifamily rental property may increase, including the cost of utilities and the costs of required capital expenditures. Also, rent control laws could impact the future cash flows of multifamily rental properties that are subject to rental control laws.

     Some multifamily rental properties are eligible to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code. However, Section 42 properties are subject to some restrictions that may affect a borrower's ability to meet its obligations under a mortgage loan. This includes the following:

   o rent limitations associated with those properties may adversely affect the ability of the applicable borrowers to increase rents to maintain those properties in proper condition during periods of rapid inflation or declining market value of those properties;

   o the income restrictions on tenants imposed by Section 42 of the Internal Revenue Code may reduce the number of eligible tenants;

   o some eligible tenants may not find any differences in rents between the
     Section 42 properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a Section 42 property; and

   o a Section 42 property may also have fewer amenities or otherwise be less attractive as a residence making it less attractive to eligible tenants.

     All of the foregoing conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its mortgage loan.

     MORTGAGE LENDERS SECURED BY COOPERATIVELY OWNED APARTMENT BUILDINGS ARE SUBJECT TO THE RISK THAT TENANT-SHAREHOLDERS OF A COOPERATIVELY OWNED APARTMENT BUILDING WILL BE UNABLE TO MAKE THE REQUIRED MAINTENANCE PAYMENTS. Generally, a tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the cooperative corporation that owns the apartment building representing that tenant-shareholder's pro rata share of the corporation's payments in respect of the mortgage loan secured by that apartment building. The tenant-shareholder must also pay its pro rata share of all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to that apartment building, less any other income that the cooperative corporation may realize.

     Adverse economic conditions, either local, regional or national, may adversely affect tenant-shareholders' ability to make required maintenance payments, either because adverse economic conditions have impaired the individual financial conditions of the tenant-shareholders or their ability to sub-let the subject apartments. To the extent that a large number of tenant-shareholders in a cooperatively owned apartment building rely on sub-letting their apartments to make maintenance payments, the lender on any mortgage loan secured by that building will be subject to all the risks that it would have in connection with lending on the security of a multifamily rental property. In addition, if in connection with any cooperative conversion of an apartment building, the sponsor holds the shares allocated to a large number of the apartment units, any lender secured by a mortgage on the building will be subject to a risk associated with the sponsor's creditworthiness.

     SELF-STORAGE PROPERTIES HAVE PARTICULAR RISKS. Warehouse, mini-warehouse and self-storage properties ("Storage Properties") are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. The conversion of Storage Properties to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the Storage Properties becomes unprofitable due to decreased demand, competition, age of improvements or other factors, such that the borrower becomes unable to meet its obligation on the related mortgage loan, the liquidation value of that Storage Property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the Storage Property were readily adaptable to other uses. Tenant privacy, anonymity and efficient access are important to the success of a Storage Property, as are building design and location.

     HOTEL AND MOTEL PROPERTIES HAVE PARTICULAR RISKS. Hotel and motel properties are subject to operating risks common to the lodging industry. These risks include, among other things,

   o a high level of continuing capital expenditures to keep necessary furniture, fixtures and equipment updated,

   o competition from other hotels and motels,

   o increases in operating costs, which increases may not necessarily in the future be offset by increased room rates and

   o dependence on business and commercial travelers and tourism, increases in energy costs and other expenses of travel and adverse effects of general and local economic conditions.

     These factors could adversely affect the related borrower's ability to make payments on the related mortgage loans. Since limited service hotels and motels are relatively quick and inexpensive to construct, an over-building of hotels and motels could occur in any given region,which would likely adversely affect occupancy and daily room rates. Further, because hotel and motel rooms are generally rented for short periods of time, hotel and motel properties tend to be more sensitive to adverse economic conditions and competition than many other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel may have a substantial impact onthat hotel's quality of service and economic performances. Additionally, the revenues of certain hotels and motels, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     A hotel or motel property may present additional risks as compared to other commercial property types in that

   o hotels and motels may be operated pursuant to franchise, management and operating agreements that may be terminable by the franchisor, the manager or the operator;

   o the transferability of any operating, liquor and other licenses to the entity acquiring the related hotel and motel, either through purchase or foreclosure, is subject to local law requirements;

   o it may be difficult to terminate an ineffective operator of a hotel or motel property subsequent to a foreclosure of the related property; and

   o future occupancy rates may be adversely affected by, among other factors, any negative perception of a hotel or motel based upon its historical reputation.

     Hotel and motel properties may be operated pursuant to franchise agreements. The continuation of franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hotel or motel property to maintain these standards or adhere to other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of certain capital expenditures that the related borrower determines are too expensive or are otherwise unwarranted in light of general economic conditions or the operating results or prospects of the affected hotels or motels. In that event, the related borrower may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the related borrower may seek to obtain a suitable replacement franchise or to operate the related hotel or motel property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the hotel or motel covered by the franchise because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     MANUFACTURED HOUSING COMMUNITY PROPERTIES AND RECREATIONAL VEHICLE PARKS HAVE PARTICULAR RISKS. The successful operation of a manufactured housing community or recreational vehicle park will generally depend upon the number of competing manufactured housing communities or recreational vehicle parks in the local market, as well as upon other factors, including its age, appearance, reputation, management and the types of facilities and services it provides.

     Manufactured housing communities also compete against alternative forms of residential housing, including multifamily rental properties, cooperatively-owned apartment buildings, condominium complexes and single-family residential developments. Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, for example, staying at a hotel at the beach.

     Manufactured housing community properties and recreational vehicle parks are "special purpose" properties that cannot be readily converted to general residential, retail or office use. Thus, if the operation of a manufactured housing community or recreational vehicle park becomes unprofitable due to competititon, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the mortgaged property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the mortgaged property were readily adaptable to other uses.

     MORTGAGE LOANS WITH BALLOON PAYMENTS INVOLVE THE RISK THAT BORROWERS MAY NOT BE ABLE TO REFINANCE THE LOAN OR SELL THE RELATED PROPERTY. Mortgage loans may be non-amortizing or only partially amortizing over their terms to maturity. Those mortgage loans will require substantial principal payments--that is, balloon payments--at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

   o value of the related mortgaged property;

   o the level of available mortgage rates at the time of sale or refinancing;

   o the borrower's equity in the related mortgaged property;

   o the financial condition and operating history of the borrower and the related mortgaged property;

   o tax laws and rent control laws, with respect to some residential properties;

   o Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes; and

   o prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally.

     Neither we nor any of our affiliates will be required to refinance any mortgage loan.

     CREDIT SUPPORT FOR A SERIES OF CERTIFICATES MAY COVER SOME OF YOUR LOSSES OR RISKS BUT MAY NOT COVER ALL POTENTIAL RISKS TO YOU. The prospectus supplement for a series of certificates will describe any credit support provided for these certificates. Use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement. Moreover, the available credit support may not cover all potential losses or risks. For example, credit support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, which may, in turn, include offered certificates. Subordination is intended to reduce the risk to holders of each more senior class of certificates of delinquent distributions or ultimate losses on the mortgage assets. However, the amount of subordination will be limited and may decline. Since the senior certificateholders are paid principal before subordinate certificateholders, subordinate certificateholders may not be paid any principal if the available credit support is exhausted. As a result, if you are a holder of subordinate certificates, you will primarily experience the impact of losses and shortfalls. Moreover, if the available credit support covers more than one series of certificates, you will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     Rating agencies rating the certificates will determine the level of credit support based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and some other factors. We cannot, however, assure you that the loss experience on the related mortgage assets will not exceed the assumed levels.

     For more detail information regarding credit support of certificates you should review the sections in this prospectus titled "--Risks Relating to the Certificates--Ratings on your certificates do not guarantee that you will receive payment under the pooling and servicing agreement," "Description of the Certificates" and "Description of Credit Support."

     IF THE MORTGAGED PROPERTY IS SUBJECT TO A LEASE, THE LENDER IS SUBJECT TO THE RISK THAT IF THE BORROWER DEFAULTS, THE MORTGAGE LENDER MAY HAVE TO OBTAIN A COURT ORDER APPOINTING A RECEIVER BEFORE BEING ABLE TO COLLECT RENTS. Each mortgage loan secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents. This means that the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from it, as further security for the related mortgage loan. The borrower may continue to collect rents for so long as there is no default. If the borrower defaults, the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected.

     For more detailed information regarding leases and rents, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Leases and Rents."

     OWNERS AND OPERATORS OF A MORTGAGED PROPERTY AND MORTGAGE LENDERS MAY BECOME LIABLE FOR THE COSTS OF ENVIRONMENTAL CLEANUP. Under federal law and the laws of some states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in, beneath, or emanating from that property. The owner may become liable without regard to whether the owner knew of, or was responsible for, the presence of hazardous or toxic substances on the property. The cost of any required remediation and the owner or operator's liability as to any property could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, owners or operators of mortgaged properties that generate hazardous substances that are disposed of at off-site locations may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where the hazardous substances were disposed.

     Lenders whose primary indicia of ownership in a particular property is the holding of a security interest are exempted from the definition of owner under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980. However, lenders may forfeit their secured creditor exemption, as a result of their actions with respect to particular borrowers, and be deemed an owner or operator of property so that they are liable for remediation costs. A lender also risks liability for remediation costs on foreclosure of the mortgage. Unless otherwise specified in the related prospectus supplement, if a trust fund includes mortgage loans, then the related pooling and servicing agreement will contain provisions generally to the effect that the servicer, acting on behalf of the trust fund, may not acquire title to a mortgaged property or assume control of its operation unless the servicer, based upon a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so. We cannot assure you that any requirements of a pooling and servicing agreement will effectively insulate the related trust fund from potential liability for a materially adverse environmental condition at a mortgaged property.

     For more detailed information regarding environmental risks, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Environmental Risks."

     HAZARD INSURANCE POLICIES ON MORTGAGED PROPERTIES MAY NOT FULLY COVER ALL TYPES OF DAMAGE TO THE MORTGAGED PROPERTIES. Unless otherwise specified in a prospectus supplement, the servicer will be required to cause the borrower on each mortgage loan to maintain insurance coverage in respect of the related mortgaged property, including hazard insurance. However, the servicer may be able to satisfy its obligation to cause hazard insurance to be maintained through acquisition of a blanket policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The insurance policies will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions. Most insurance policies, however, typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and some other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from causes not typically covered by an insurance policy, then, to the extent any consequent losses are not covered by the available credit support, you may in part bear the resulting losses.

     For more detailed information regarding insurance policies, you should review the section in this prospectus titled "Description of the Pooling and Servicing Agreements--Hazard Insurance Policies."

     THE YIELD ON YOUR CERTIFICATES MAY BE ADVERSELY AFFECTED TO THE EXTENT THAT THE RELATED TRUST FUND MAY INCLUDE DELINQUENT MORTGAGE LOANS BECAUSE THE AVAILABLE CREDIT SUPPORT MAY NOT COVER ALL LOSSES RELATED TO THE DELINQUENT MORTGAGE LOANS. The trust fund for a particular series of certificates may include mortgage loans that are past-due, i.e., beyond any applicable grace period. However, delinquent mortgage loans may only constitute up to, but not including, 20% (by principal balance) of the trust fund. A special servicer may perform the servicing of delinquent mortgage loans. When a mortgage loan has a loan-to-value ratio of 100% or more, the related borrower will have no equity in the related mortgaged property. In the cases, the related borrower may not have an incentive to continue to perform under that mortgage loan. In addition, when the debt service coverage ratio of a mortgage loan is below 1.0x, the revenue derived from the use and operation of the related mortgaged property is insufficient to cover the operating expenses of the mortgaged property and to pay debt service on that mortgage loan and all mortgage loans senior to that mortgage loan. In those cases, the related borrower will be required to pay from sources other than cash flow from the related mortgaged property. If the related borrower ceases to use alternative cash sources at a time when operating revenue from the related mortgaged property is still insufficient to cover all expenses and debt service, deferred maintenance at the related mortgaged property and/or a default under the subject mortgage loan may occur. Available credit may not cover all losses related to delinquent mortgage loans. You should therefore consider the risk that the inclusion of delinquent mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on the offered certificates.


     For more detailed information regarding delinquent mortgage loans, you should review the section in this prospectus titled "Description of the Trust Funds--Mortgage Loans--General."


     A WORD ABOUT FORWARD LOOKING STATEMENTS. Whenever we use words like "intends," "anticipates" or "expects" or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control that could cause actual results to differ materially from what we think they might be. Any forward-looking statements in this prospectus speak only as of the date of this prospectus. We do not assume any responsibility to update or review any forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

                         DESCRIPTION OF THE TRUST FUNDS


GENERAL

     The primary assets of each trust fund will consist of the following:

   o various types of multifamily or commercial mortgage loans or participations in those mortgage loans;

   o pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans; or

   o a combination of the foregoing, which we call mortgage assets.

     We will establish each trust fund. We will select each mortgage asset for inclusion in a trust fund from among those purchased, either directly or indirectly, from a mortgage asset seller, which may or may not be the originator of a mortgage loan or the issuer of a MBS and may be our affiliate. Unless otherwise provided in the related prospectus supplement, neither we nor any of our affiliates and no governmental agency or instrumentality or any other person will guarantee or insure any of the mortgage assets included in a trust fund. The discussion below under the heading "--Mortgage Loans," unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes or other evidences of indebtedness called mortgage notes, secured by liens on fee or leasehold estates in properties called mortgaged properties consisting of the following:

   o residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, called multifamily properties, and manufactured housing community properties;

   o commercial properties consisting of office buildings, retail facilities related to the sale of goods and products and facilities related to providing entertainment, recreation or personal services, hotels and motels, casinos, health care-related facilities, recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, auto parks, golf courses, arenas and restaurants, or any cooperatively owned units therein; and

   o mixed use properties--that is, any combination of the foregoing--and unimproved land, both called commercial properties.

     The multifamily properties may include mixed commercial and residential structures, and apartment buildings owned by a private cooperative housing corporation, with shares of the cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. The liens may be created by mortgages, deeds of trust and similar security instruments. Each mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a mortgaged property. If a mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of any leasehold will exceed the term of the mortgage note by at least two years. Unless otherwise specified in the related prospectus supplement, each mortgage loan will have been originated by a person other than us; however, the originator may be or may have been one of our affiliates.

     Mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, some of the mortgage loans included in the trust fund for a particular series of certificates may be delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth available information as to the period of the delinquency or non-performance, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

     Mortgage Loans Secured by Office Properties. Significant factors affecting the value of office properties include the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings, the location of the building with respect to the central business district or population centers, demographic trends within the metropolitan area to move away from or towards the central business district, social trends combined with space management trends, which may change towards options such as telecommuting, tax incentives offered to businesses by cities or suburbs adjacent to or near the city where the building is located and the strength and stability of the market area as a desirable business location. Office properties may be adversely affected by an economic decline in the businesses operated by their tenants. The risk of an economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competition is affected by various factors affecting a building, including

   o its age;

   o its condition;

   o its design, including floor sizes and layout;

   o its access to transportation; and

   o the availability of parking and the owner's ability to offer certain amenities to its tenants, including sophisticated building systems such as


   o fiberoptic cables,

   o satellite communications or

   o other base building technological features.

     Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive.

     The success of an office property also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by an array of factors including

   o labor cost and quality;

   o tax environment; and

   o quality of life matters, such as schools and cultural amenities.

     A central business district may have a substantially different economy from that of a suburb. The local economy will affect an office property's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often higher than for other property types.

     Mortgage Loans Secured by Retail Properties. Retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Income from and the market value of retail properties is dependent on various factors including, but not limited, to the following:

   o the ability to lease space in the properties;

   o the ability of tenants to meet their lease obligations;

   o the possibility of a significant tenant becoming bankrupt or insolvent;
     and

   o fundamental aspects of real estate such as location and market demographics.

     The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Declines in tenant sales will cause a corresponding decline in percentage rents and may cause these tenants to become unable to pay their rent or other occupancy costs. The default by a tenant under its lease could result in delays and costs in enforcing the lessor's rights. Repayment of the related mortgage loans will be affected by the expiration of space leases and the ability of the respective borrowers to renew or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could be substantial and could reduce cash flow from the retail properties. The correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

     Whether a shopping center is anchored or unanchored is also an important distinction. Anchor tenants in shopping centers traditionally have been a major factor in the public's perception of a shopping center. The anchor tenants at a shopping center play an important part in generating customer traffic and making a center a desirable location for other tenants of the center. The failure of an anchor tenant to renew its lease, the termination of an anchor tenant's lease, the bankruptcy or economic decline of an anchor tenant, or the cessation of the business of an anchor tenant--notwithstanding any continued payment of rent--can have a material negative effect on the economic performance of a shopping center. Furthermore, the correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

     Unlike some other types of commercial properties, retail properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, telemarketing, selling through the Internet, and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets, which are often characterized by lower operating costs, could adversely affect the retail properties.

     Mortgage Loans Secured by Multifamily Rental Properties. Significant factors determining the value and successful operation of a multifamily rental property include the following:

   o location of the property;

   o the number of competing residential developments in the local market, such as apartment buildings, manufactured housing communities and site-built single family homes;

   o the physical attributes of the multifamily building, such as its age and appearance; and

   o state and local regulations affecting the property.

     In addition, the successful operation of an apartment building will depend upon other factors such as its reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides.

     Some states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a borrower's ability to raise property rents may impair the borrower's ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related mortgaged property.

     Adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged, may adversely affect tenants' ability to pay rent and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings, company relocations and closings and national and local politics, including current or future rent stabilization and rent control laws and agreements.

     Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline, including for some of the foregoing reasons. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing rather than continue to lease housing. The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments.

     Mortgage Loans Secured by Cooperatively Owned Apartment Buildings. A cooperative apartment building and the land under the building are owned or leased by a non-profit cooperative corporation. The cooperative corporation is in turn owned by tenant-shareholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements. The proprietary leases and occupancy agreements confer exclusive rights to occupy specific apartments or units. Generally, a tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation representing the tenant-shareholder's pro rata share of the corporation's payments in respect of any mortgage loan secured by, including all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to, the real property owned by the cooperative corporation, less any other income that the cooperative corporation may realize. Payments to the cooperative corporation are in addition to any payments of principal and interest the tenant-shareholder must make on any loans of the tenant-shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building management and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by the real property owned by the cooperative corporation, as well as all other operating expenses of the property, is dependent primarily upon the receipt of maintenance payments from the tenant-shareholders, together with any rental income from units or commercial space that the cooperative corporation might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the real property owned by the cooperative corporation depends primarily on its ability to refinance the mortgage loan. Neither we nor any other person will have any obligation to provide refinancing for any of the mortgage loans.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. The owner or sponsor allocates shares to each apartment unit, and the current tenants have a fixed period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. The sponsor usually also controls the corporation's board of directors and management for a limited period of time.

     Each purchaser of shares in the cooperative corporation generally enters into a long-term proprietary lease which provides the shareholder with the right to occupy a particular apartment unit. However, many cooperative conversion plans are so-called "non-eviction" plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in the unit as a subtenant from the owner of the shares allocated to that apartment unit. Any applicable rent control or rent stabilization laws would continue to be applicable to that subtenancy. The subtenant may be entitled to renew its lease for an indefinite number of times, with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The shareholder is responsible for the maintenance payments to the cooperative without regard to its receipt or non-receipt of rent from the subtenant, which may be lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant shareholders.

     Mortgage Loans Secured by Industrial Properties. Significant factors that affect the value of industrial properties are

   o the quality of tenants;

   o building design and adaptability; and

   o the location of the property.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slow-down in the economy, and an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, industrial properties may be adversely affected by the availability of labor sources or a change in the proximity of supply sources. Because industrial properties frequently have a single tenant, any related property is heavily dependent on the success of the tenant's business.

     Aspects of building site, design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include ceiling heights, column spacing, number of bays and bay depths, divisibility, floor loading capacities, truck turning radius and overall functionality and accessibility. Nevertheless, site characteristics of an industrial property suitable for one tenant may not be appropriate for other potential tenants, which may make it difficult to relet the property.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels. Further, industrial properties may be adversely affected by economic declines in the industry segment of their tenants.

     Mortgage Loans Secured by Warehouse, Mini-Warehouse and Self-Storage Facilities. Because of relatively low acquisition costs and break-even occupancy rates, warehouse, mini-warehouse and self-storage properties ("Storage Properties") are considered vulnerable to competition. Despite their relatively low acquisition costs, and because of their particular building characteristics, Storage Properties would require substantial capital investments in order to adapt them to alternative uses. Limited adaptability to other uses may substantially reduce the liquidation value of a Storage Property. In addition to competition, factors that affect the success of a Storage Property include the location and visibility of the facility, its proximity to apartment complexes or commercial users, trends of apartment tenants in the area moving to single-family homes, services provided, including security and accessibility, age of improvements, the appearance of the improvements and the quality of management.

     Mortgage Loans Secured by Hotel and Motel Properties. Hotel and motel properties may include full service hotels, resort hotels with many amenities, limited service hotels, hotels and motels associated with national franchise chains, hotels and motels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity. Various factors, including location, quality and franchise affiliation affect the economic performance of a hotel or motel. Adverse economic conditions, either local, regional or national, may limit the amount that can be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels and motels can have similar effects. To meet competition in the industry and to maintain economic values, continuing expenditures must be made for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives. Because hotel and motel rooms generally are rented for short periods of time, hotels and motels tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel or motel may have an impact on quality of service and economic performance. Additionally, the lodging industry, in certain locations, is seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     The viability of any hotel or motel property that is part of a national or regional hotel or motel chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreement. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on any related hotel or motel property, the consent of the franchisor for the continued use of the franchise license by the hotel or motel property would be required. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel or motel property, it is unlikely that the purchaser of the related hotel or motel property would be entitled to the rights under any associated liquor license, and the purchaser would be required to apply in its own right for that license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     Mortgage Loans Secured by Manufatured Housing Community Properties and Recreational Vehicle Parks. Manufactured housing community properties consist of land that is divided into "spaces" or "homesites" that are primarily leased to manufactured housing community unit owners. Accordingly, the related mortgage loans will be secured by mortgage liens on the real estate, or a leasehold interest therein, upon which the manufactured housing community units are situated, but not the units themselves. The manufactured housing community unit owner often invests in site-specific improvements, including carports, steps, fencing, skirts around the base of the unit, and landscaping. The park owner typically provides private roads within the park, common facilities and, in many cases, utilities. Park amenities may include

    o driveways;

    o visitor parking;

    o recreational vehicle and pleasure boat storage;

    o laundry facilities;

    o community rooms;

    o swimming pools;

    o tennis courts;

    o security systems; and

    o healthclubs.

     Due to relocation costs and, in some cases, demand for manufactured housing community unit spaces, the value of a unit in place in a park is generally higher, and can be significantly higher, than the value of the same unit not placed in a park. As a result, a well-operated manufactured housing community that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the unit of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the mobile home can be resold in place, rather than to allow the unit to be removed from the park.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Mortgage loans secured by liens on manufactured housing community properties and recreational vehicle parks are affected by factors not associated with loans secured by liens on other types of income-producing real estate. The successful operation of these types of properties will generally depend upon the number of competing parks, as well as upon other factors, including its age, appearance, reputation, the ability of management to provide adequate maintenance and insurance, and the types of facilities and services it provides. Manufactured housing community properties also compete against alternative forms of residential housing, including

    o multifamily rental properties;

    o cooperatively-owned apartment buildings;

    o condominium complexes; and

    o single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, for example, staying at a hotel at the beach. Manufactured housing community properties and recreational vehicle parks are "special purpose" properties that cannot be readily converted to general residential, retail or office use. Thus, if the operation of a manufactured housing community or recreational vehicle park becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the manufactured housing community may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the manufactured housing community or recreational vehicle park were readily adaptable to other uses.

     Certain states regulate the relationship of a manufactured housing community owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Manufactured housing community owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a unit owner's tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's unit. Certain states also regulate changes in manufactured housing community use and require that the landlord give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws either do not provide for decontrol of rental rates upon vacancy of individual units or permit decontrol only in the relatively rare event that the unit is removed from the unitsite. Any limitations on a borrower's ability to raise property rents may impair the related borrower's ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related mortgaged property.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property--that is, its ability to generate income. Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans. Absent special facts, recourse in the case of default of non-recourse loans will be limited to the mortgaged property and the other assets, if any, that were pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on such a loan. The Net Operating Income of a mortgaged property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income--and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative--may be affected by the condition of the applicable real estate market and/or the economy of the area in which the mortgaged property is located or the industry that it services. In addition, properties typically leased, occupied or used on a short-term basis, such as some healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.


     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of net of expense provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property. This in turn has the following effects:

   o it increases the incentive of the borrower to perform under the terms of the related mortgage loan, in order to protect the equity; and

   o it increases the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

   o the market comparison method, i.e., recent resale value of comparable properties at the date of the appraisal;

   o the cost replacement method, i.e., the cost of replacing the property at the date;

   o the income capitalization method, i.e., a projection of value based upon the property's projected net cash flow; or

   o upon a selection from or interpolation of the values derived from the foregoing methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of the foregoing factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. For additional information regarding risks associated with mortgage loans, you should review the sections in this prospectus titled "Risk Factors--Risks Relating to the Mortgage Loans--Mortgage Loans are susceptible to numerous risks that may result in losses to you" and "--Mortgage loans with balloon payments involve the risk that borrowers may not be able to refinance the loan or sell the related property."

     Payment Provisions of the Mortgage Loans. Unless otherwise specified in the related prospectus supplement, all of the mortgage loans will have the following characteristics:

   o have had individual principal balances at origination of not less than $25,000;

   o have had original terms to maturity of not more than 40 years; and

   o provide for scheduled payments of principal, interest or both, to be made on specified dates, known as due dates, that occur monthly, quarterly, semi-annually or annually.

     A mortgage loan may also have the following characteristics:

   o provide for no accrual of interest or for accrual of interest thereon at an interest rate, known as a mortgage rate, that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate;

   o provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of some events, and may permit negative amortization;

   o be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date; and

   o prohibit over its term or for a certain period prepayments (the period of the prohibition is known as a lock-out period and its date of expiration is known as a lock-out date) and/or require payment of a premium or a yield maintenance penalty, more commonly known as a prepayment premium) in connection with some prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of the related mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an equity participation in addition to payments of interest on and/or principal of the offered certificates, the related prospectus supplement will describe the equity participation and the method or methods by which distributions relating to the equity participation will be made to the holders.


     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement. To the extent then applicable and specifically known to us, the prospectus supplement will include the following:



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

    1. the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

    2. the type or types of property that provide security for repayment of the mortgage loans;

    3. the earliest and latest origination date and maturity date of the mortgage loans;

    4. the original and remaining terms to maturity of the mortgage loans, or the respective ranges those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

    5. the original Loan-to-Value Ratios of the mortgage loans, or the range of those Loan-to-Value Ratios, and the weighted average original Loan-to-Value Ratio of the mortgage loans;

    6. the mortgage rates borne by the mortgage loans, or range of those mortgage rates, and the weighted average mortgage rate borne by the mortgage loans;

    7. with respect to mortgage loans with adjustable mortgage rates ("ARM Loans"), the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage rate adjustments at the time of any adjustment and over the life of the ARM Loan;

    8. information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, lock-out periods and prepayment premiums;

    9. the Debt Service Coverage Ratios of the mortgage loans, either at origination or as of a more recent date, or the range of those Debt Service Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios; and

   10. the geographic distribution of the mortgaged properties on a state-by-state basis.

     In appropriate cases, the related prospectus supplement will also contain some information available to us that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, more general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of those certificates at or before their initial issuance and will be filed as part of a Current Report on Form 8-K with the SEC within fifteen days following their issuance.


MBS

     Mortgage-backed securities included in a trust fund may include:

   o mortgage pass-through certificates or other mortgage-backed securities that are not guaranteed or insured by the United States or any of its agencies or instrumentalities; or

   o certificates insured or guaranteed by FHLMC, FNMA, GNMA or FAMC provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement. The issuer of the MBS and/or the servicer of the underlying mortgage loans will have entered into the MBS agreement, generally with a trustee or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Distributions in respect of the MBS will be made by the MBS issuer, the MBS servicer or the MBS trustee on the dates specified in the related prospectus


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

supplement. The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" in this prospectus may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available, the following:

    1. the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund;

    2. the original and remaining term to stated maturity of the MBS, if applicable;

    3. the pass-through or bond rate of the MBS or the formula for determining those rates;

    4. the payment characteristics of the MBS;

    5. the MBS issuer, MBS servicer and MBS trustee, as applicable;

    6. a description of the credit support, if any;

    7. the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity;

    8. the terms on which mortgage loans may be substituted for those originally underlying the MBS;

    9. the type of mortgage loans underlying the MBS and, to the extent available to us and appropriate under the circumstances, any other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements"; and

   10. the characteristics of any cash flow agreements that relate to the MBS.



CERTIFICATE ACCOUNTS

     Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held a certificate account may be held as cash or invested in some obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.


CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against some defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of the series or by one or more other types of credit support arrangements. Other types of credit support arrangements may include letters of credit, insurance policies, guarantees, surety bonds or reserve funds, among others, or a combination. The amount and types of credit support, the identification of the entity providing it, if applicable, and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. For additional information regarding credit support, you should review the sections in this prospectus titled " Risk Factors--Risks Relating to the Mortgage Loans--Credit support for a series of certificates may cover some of your losses or risks but may not cover all potential risks to you."


CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for that series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any guaranteed investment contract or other agreement, and the identity of an obligor or counterparty under the agreement, will be described in the prospectus supplement for a series of certificates.


                       YIELD AND MATURITY CONSIDERATIONS


GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.


PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through rate for each class of offered certificates of the series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate the prospectus supplement will specify, the method of determining the pass-through rate. The prospectus supplement will also discuss the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a guaranteed investment contract or other agreement.


PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which the payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.


SHORTFALLS IN COLLECTIONS OF INTEREST AS A RESULT OF PREPAYMENTS OF MORTGAGE
   LOANS

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of the prepayment only through the date of the prepayment, instead of through the due date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective due dates during the related Due Period. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but the prepayment is not accompanied by interest to the due date for the mortgage loan in the related Due Period, then the interest charged to the borrower, net of servicing and administrative fees, may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any shortfall is allocated to a class of offered certificates, the yield on those certificates will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates. If so specified in the prospectus supplement for a series of certificates, the servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls. The related prospectus supplement will also describe any other amounts available to offset shortfalls.

     For additional information regarding prepayment interest shortfalls, you should review the section in this prospectus titled "Description of the Pooling and Servicing Agreements--Servicing Compensation and Payment of Expenses."


YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those payments to reduce the principal balance--or notional amount, if applicable--of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by their amortization schedules, the dates on which any balloon payments are due, and the rate of voluntary and/or involuntary principal prepayments. You should note that the amortization schedule of an ARM Loan may change periodically to accommodate adjustments to the mortgage rate thereon and that these changes may affect the rate of principal payments on an ARM loan. Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors, as described more fully below, no assurance can be given as to the rate at which any one will prepay.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on the certificates of that series or, in the case of a class of stripped interest certificates, result in the reduction of its notional amount. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to you that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than the anticipated yield. In addition, if you purchase an offered certificate at a discount, or a premium, and principal payments are made in reduction of the principal balance or notional amount of your offered certificates at a rate slower, or faster, than the rate anticipated by you during any particular period, the consequent adverse effects on your yield would not be fully offset by a subsequent like increase, or decrease, in the rate of principal payments.

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on the date, to a disproportionately large share-- which, in some cases, may be all--of the prepayments, or to a disproportionately small share--which, in some cases, may be none--of the prepayments. As and to the extent described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments and, in particular, prepayments of principal of the mortgage loans in the related trust fund may vary based on the occurrence of some events, e.g., the retirement of one or more classes of certificates of the series, or subject to some contingencies, e.g., prepayment and default rates with respect to the mortgage loans.

     In general, the notional amount of a class of stripped interest certificates will either:

   o be based on the principal balances of some or all of the mortgage assets in the related trust fund; or

   o equal the certificate balances of one or more of the other classes of certificates of the same series.

Accordingly, the yield on stripped interest certificates will be inversely related to the rate at which payments and other collections of principal are received on mortgage assets or distributions are made in reduction of the certificate balances of the certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of stripped interest certificates or stripped principal certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in stripped principal certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in stripped interest certificates. If the offered certificates of a series include any of those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. The tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable you to predict, yields or prepayment rates.

     We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans in any trust fund may be affected by the existence of lock-out periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which the provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage rates on the ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either:

   o converting to a fixed rate loan and thereby locking in the rate; or

   o taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws--which are subject to change--to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to their relative importance, as to the percentage of the principal balance of mortgage loans that will be paid as of any date or as to the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of the series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of the instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments--for this purpose, the term prepayment includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund--is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the constant prepayment rate ("CPR") prepayment model or the standard prepayment assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of loans for the life of the related mortgage loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series. The prospectus supplement will also contain the percentage of the initial certificate balance or notional amount of each class of offered certificates that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in the prospectus supplement. The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.


CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule. The principal payment schedule is supported by creating priorities, as and to the extent described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a prepayment collar--that is, a range of prepayment rates that can be sustained without disruption--that determines the principal cash flow of the certificates. A prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion


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

classes exist to absorb excesses or shortfalls in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, such an event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing the schedule. A targeted amortization class will generally afford the holders some protection against early retirement or some protection against an extended average life, but not both.

     Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of certificates in that class to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle those holders to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, known as call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles its holders to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, known as extension risk, if the rate of prepayment is relatively slow. Thus, as and to the extent described in the related prospectus supplement, a companion class absorbs some, but not all, of the call risk and/or extension risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.


OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on those mortgage loan would be expected during a period of increasing interest rates to amortize at a slower rate, and perhaps not at all, than if interest rates were declining or were remaining constant. A slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. Negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on those certificates, which deferred interest may be added to the certificate balance of those certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization, and that of the classes of certificates to which any related negative amortization would be allocated or that would bear the effects of a slower rate of amortization on the mortgage loans, may increase as a result of this feature.

     Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage rate, provides that its scheduled payment will adjust less frequently than its mortgage rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage rate. Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule thereby resulting in the accelerated amortization of the mortgage loan. Any related acceleration in amortization of its principal balance will shorten the weighted average life of a mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on the mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon:

   o whether the offered certificate was purchased at a premium or a discount; and

   o the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on the certificate, or, in the case of a stripped interest certificate, delay or accelerate the amortization of its notional amount.

     For additional information on the effects of negative amortization on the yield of certificates, you should review the section titled "--Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Loans. The yield to holders of the offered certificates of any series will directly depend on the extent to which the holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of the losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear its effects.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, allocations of losses and shortfalls may be effected by a reduction in the entitlements to interest and/or certificate balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

     The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.


     Additional Certificate Amortization. In addition to entitling the holders to a specified portion-- which may during specified periods range from none to all--of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of the series, may provide for distributions of principal. Distributions may be provided from:


   o amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates;


   o Excess Funds; or


   o any other amounts described in the related prospectus supplement.


     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of the certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of any of the foregoing sources would have any material effect on the rate at which the certificates are amortized.


     Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, under the circumstances and in the manner set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of the certificates and, if the certificates were purchased at premium, reduce the yield on those certificates.


                                 THE DEPOSITOR


     We are Bear Stearns Commercial Mortgage Securities Inc., a Delaware corporation organized on April 20, 1987, and we function as the depositor. Our primary business is to acquire mortgage loans, mortgage-backed securities and related assets and sell interests therein or bonds secured thereby. We are an affiliate of Bear, Stearns & Co. Inc. We maintain our principal office at 245 Park Avenue, New York, New York 10167. Our telephone number is (212) 272-2000. We do not have, nor do we expect in the future to have, any significant assets.



                                USE OF PROCEEDS


     The net proceeds to be received from the sale of the certificates of any series will be applied by us to the purchase of trust assets or will be used by us for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                        DESCRIPTION OF THE CERTIFICATES


GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of any series, may consist of one or more classes of certificates that, among other things:

 o provide for the accrual of interest thereon at a fixed, variable or adjustable rate;

 o are senior or subordinate to one or more other classes of certificates in entitlement to distributions on the certificates;

 o  are stripped principal certificates;

 o  are stripped interest certificates;

 o provide for distributions of interest or principal that commence only after the occurrence of some events, such as the retirement of one or more other classes of certificates of the series;

 o provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster--and, in some cases, substantially faster--or slower--and, in some cases, substantially slower--than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

 o provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

 o provide for distributions based on collections on the mortgage assets in the related trust fund attributable to prepayment premiums and equity participations.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of some classes of stripped interest certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series, if issued as definitive certificates, may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection with the transfer. Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations.


DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the related trustee or servicer on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the distribution date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of any certificate, will be made to the persons in whose names the certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs. The amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor or by check mailed to the address of the certificateholder as it appears in the certificate register. Payment will be made by wire transfer if the certificateholder has provided the person required to make payments with wiring instructions, which may be provided in the form of a standing order applicable to all subsequent distributions, no later than the date specified in the related prospectus supplement, and, if so provided in the related prospectus supplement, the certificateholder holds certificates in the requisite amount or denomination specified therein. If the certificateholder does not provide any wiring instructions, payments will be made by check mailed to the address of the certificateholder as it appears on the certificate register. The final distribution in retirement of any class of certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.


DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than some classes of stripped principal certificates and some classes of residual certificates that have no pass-through rate, may have a different pass-through rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates, other than some classes of accrual certificates, and other than any class of stripped principal certificates or residual certificates that is not entitled to any distributions of interest, will be made on each distribution date based on the Accrued Certificate Interest for the class and the distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on the distribution date. Prior to the time interest is distributable on any class of accrual certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance of that class on each distribution date. Reference to a notional amount with respect to a class of stripped interest certificates is solely for convenience in making appropriate calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on--or, in the case of accrual certificates, that may otherwise be added to the certificate balance of those certificates--one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under "Yield and Maturity Considerations--Shortfalls in Collections of Interest as a Result of Prepayments of Mortgage Loans," exceed the amount of any sums--including, if and to the extent specified in the related prospectus supplement, all or a portion of the servicer's or special servicer's servicing compensation--that are applied to offset the amount of the shortfalls. The particular manner in which shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on--or, in the case of accrual certificates, that may otherwise be added to the certificate balance of--a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the certificate balance of that class.


DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

     Each class of certificates of each series, other than some classes of stripped interest certificates and some classes of residual certificates, will have a certificate balance which, at any time, will equal the then maximum amount that the holders of certificates of the class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made from time to time and, if so provided in the related prospectus supplement, will be further reduced by any losses incurred in respect of the related mortgage assets allocated to these certificates from time to time. In turn, the outstanding certificate balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to them from time to time, and will be increased, in the case of a class of accrual certificates prior to the distribution date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest, reduced as described above. Unless otherwise provided in the related prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable cut-off date, after application of scheduled payments due on or before the date, whether or not received. The initial certificate balance of each class of a series of certificates will be specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of the series who are entitled to receive those distributions until the certificate balances of the certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of one or more specified events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates--each such class is known as a controlled amortization class--may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates--each such class is known as a companion class--may be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.


DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, prepayment premiums or payments in respect of equity participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series who are entitled in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, allocations of losses or shortfalls may be effected by a reduction in the entitlements to interest and/or certificate balances of one or more classes of certificates, or by establishing a priority of payments among classes of certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

     If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, the amount may be advanced from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for the distribution date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates who are entitled, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which the advances were made--as to any mortgage loan, more commonly known as related proceeds. Advances may also be reimbursed from other specific sources as may be identified in the related prospectus supplement, including, in the case of a series that includes one or more classes of subordinate certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those subordinate certificates. No advance will be required to be made by the servicer, a special servicer or the trustee if, in the good faith judgment of the servicer, a special servicer or the trustee, as the case may be, the advance would not be recoverable from related proceeds or another specifically identified source--any such advance is known as a nonrecoverable advance. If an advance was previously made by the servicer, a special servicer or the trustee, a nonrecoverable advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by the servicer, special servicer, trustee or other entity from excess funds in a certificate account, the servicer, special servicer, trustee or other entity, as the case may be, will be required to replace the funds in the certificate account on any future distribution date to the extent that funds in the certificate account on the distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of the servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any related surety bond, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on the advances made by that entity. Interest will be payable for the period that the advances are outstanding at the rate specified in the related prospectus supplement, and the entity making advances will be entitled to payment of interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise provided in the related pooling and servicing agreement and prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related MBS agreement.


REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, the servicer, the trustee, or such other party as may be specified in the related prospectus supplement, will forward or make available to each holder a distribution date statement that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

    1. the amount of distribution to holders of the class of offered certificates that was applied to reduce the certificate balance of those certificates;

    2. the amount of distribution to holders of the class of offered certificates that is allocable to Accrued Certificate Interest;

    3. the amount, if any, of distribution to holders of that class of offered certificates that is allocable to both prepayment premiums and payments on account of equity participations;

    4. the amount, if any, by which the distribution is less than the amounts to which holders of a class of offered certificates are entitled;

    5. if the related trust fund includes mortgage loans, the aggregate amount of advances included in the distribution;

    6. if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related servicer, and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer, and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

    7. information regarding the aggregate principal balance of the related mortgage assets on or about the distribution date;

    8. if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees, including specific identification of mortgage loans that are more than 60 days delinquent or in foreclosure;

    9. if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the related period. The related period is generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

   10. the certificate balance or notional amount, as the case may be, of each class of certificates, including any class of certificates not offered hereby, at the close of business on a distribution date, separately identifying any reduction in the certificate balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in the certificate balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the certificate balance of a class of accrual certificates, if any, in the event that Accrued Certificate Interest has been added to the balance;

   11. if a class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the applicable pass-through rate for the distribution date and, if determinable, for the next succeeding distribution date;

   12. the amount deposited in or withdrawn from any reserve fund on the distribution date, and the amount remaining on deposit in the reserve fund as of the close of business on the distribution date;

   13. if the related trust fund includes one or more instruments of credit support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each instrument as of the close of business on the distribution date; and

   14. to the extent not otherwise reflected through the information furnished pursuant to subclauses 10 and 13 above, the amount of credit support being afforded by any classes of subordinate certificates.

     In the case of information furnished pursuant to subclauses 1-3 above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of the minimum denomination. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of a series.

     Within a reasonable period of time after the end of each calendar year, the servicer or trustee for a series of certificates, as the case may be, will be required to furnish or make available to you at any time during the calendar year you were a holder of an offered certificate of a series a statement containing the information set forth in subclauses 1-3 above. The information will be aggregated for that calendar year or the applicable portion of that calendar year during which the person was a certificateholder. The obligation to furnish information to a certificateholder will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code as are from time to time in force.

     For other information regarding information provided to a certificateholder, you should review the section in the prospectus titled "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

     If the trust fund for a series of certificates includes MBS, the ability of the related servicer, the trustee or such other party as may be specified in the applicable prospectus supplement, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying the MBS will depend on the reports received with respect to the MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date Statements that will be forwarded or made available to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

     You will generally not have a right to vote, except with respect to required consents to some amendments to the related pooling and servicing agreement and as otherwise specified in the related prospectus supplement. For additional information, you should review the section in this prospectus titled "Description of the Pooling and Servicing Agreements--Amendment." The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of some events which if continuing would constitute an event of default on the part of the related servicer. For further information, you should also review the section in this prospectus titled "Description of the Pooling and Servicing Agreements--Events of Default," "--Rights upon Event of Default" and "--Resignation and Removal of the Trustee."

TERMINATION

     The obligations created by the pooling and servicing agreement for each series of certificates will terminate following:

     o the final payment or other liquidation of the last mortgage asset or the disposition of all property acquired upon foreclosure of any mortgage loan; and

     o the payment to the certificateholders of that series of all amounts required to be paid to them pursuant to that pooling and servicing agreement.

     Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund under the circumstances and in the manner set forth in that prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in that prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the related class or classes.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of DTC, and each class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Internal Revenue Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants, which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with SEC.

     Purchases of book-entry certificates under DTC system must be made by or through direct participants, which will receive a credit for the book-entry certificates on DTC's records. Your ownership interest of a book-entry certificate is in turn to be recorded on the direct and indirect participants' records. You will not receive written confirmation from DTC of your purchases, but you are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participant through which you into the transaction. Transfers of ownership interest in the book-entry certificates are to be accomplished by entries made on the books of participants acting on your behalf. Certificate owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

     To facilitate subsequent transfer, all offered certificates deposited by participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of offered certificates with DTC and their registration with Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual certificate owners of the book-entry certificates; DTC's records reflect only the identity of the direct participants to whose accounts the certificates are credited, which may or may not be the certificate owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to certificate owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of the distributions by participants to you will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and will be the responsibility of each participant--and not of DTC, us as the depositor, any trustee or servicer--subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, you may receive payments after the related distribution date.

     Unless otherwise provided in the related prospectus supplement, the only certificateholder, as the term is used in the related pooling and servicing agreement, will be the nominee of DTC, and you will not be recognized as certificateholders under the pooling and servicing agreement. You will be permitted to exercise your rights under the related pooling and servicing agreement only indirectly through the participants who in turn will exercise their rights through DTC. We will be informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more participants to whose account with DTC interests in the book-entry certificates are credited.

     Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and some of you, your ability to pledge your interest in book-entry certificates to persons or entities that do not participate in DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates to you or your nominees, rather than to DTC or its nominee, only if:

     o we advise the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and we are unable to locate a qualified successor; or

     o we, at our option, elect to terminate the book-entry system through DTC with respect to those certificates.

Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the certificate owners identified in our instructions the definitive certificates to which they are entitled, and thereafter the holders of those definitive certificates will be recognized as certificateholders under the related pooling and servicing agreement.


              DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS


GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. In general, the parties to a pooling and servicing agreement will include us, the trustee, the servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement. However, a pooling and servicing agreement may include a mortgage asset seller as a party, and a pooling and servicing agreement that relates to a trust fund that consists solely of MBS may not include the servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, our affiliate, or the mortgage asset seller or its affiliate, may perform the functions of servicer or special servicer. Any party to a pooling and servicing agreement may own certificates issued under that pooling and servicing agreement. However, except with respect to required consents to some amendments to a pooling and servicing agreement, certificates that are held by the servicer or a special servicer for the related series will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe some provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the


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

related pooling and servicing agreement that materially differs from the description contained in this prospectus. If the related trust fund includes MBS, it will summarize all of the material provisions of the related pooling and servicing agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of the provisions in the related prospectus supplement. As used in this prospectus with respect to any series, the term certificate refers to all of the certificates of that series, whether or not offered hereby and by the related prospectus supplement, unless the context otherwise requires. We will provide a copy of the pooling and servicing agreement, without exhibits, that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to Bear Stearns Commercial Mortgage Securities Inc., 245 Park Avenue, New York, New York 10167, Attention: J. Christopher Hoeffel.


ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign, or cause to be assigned, to the designated trustee the mortgage loans to be included in the related trust fund. Unless otherwise specified in the related prospectus supplement, we will assign, or cause to be assigned, all principal and interest to be received on or with respect to those mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date. The trustee will, concurrently with the assignment, deliver the certificates to or at our direction in exchange for the mortgage loans and the other assets to be included in the trust fund for the series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. The schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund. The information will typically include the address of the related mortgaged property and type of the property; the mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

     We will deliver, or cause to be delivered, to the related trustee, or to a custodian appointed by the trustee, some loan documents with respect to each mortgage loan to be included in a trust fund. Unless otherwise specified in the related prospectus supplement, the loan documents will include the following:

     o the original mortgage note endorsed, without recourse, to the order of the trustee; and

     o the original mortgage, or a certified copy, with evidence of recording and an assignment of the mortgage to the trustee in recordable form. Unless otherwise provided in the prospectus supplement for a series of certificates, the related pooling and servicing agreement will require that we or another party to the pooling and servicing agreement promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records.

     The trustee, or a custodian appointed by the trustee, for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt. The trustee, or the custodian, will hold the mortgage loan documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if any document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee, or custodian, will be required to notify the servicer and us, and one of us will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon the occurrence of


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

conditions, and/or within a specified period, specified in the pooling and servicing agreement, after initial issuance of the series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation. Neither we nor, unless it is the mortgage asset seller, the servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related trustee, or to a custodian appointed by the trustee, because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the mortgage asset seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or a certified copy of that document.


REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, we will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, some representations and warranties covering, by way of example:

     o the accuracy of the information set forth for the mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement;

     o the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

     o the warranting party's title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and

     o  the payment status of the mortgage loan.

     It is expected that in most cases the warranting party will be the mortgage asset seller. However, the warranting party may also be an affiliate of the mortgage asset seller, the servicer, a special servicer or another person acceptable to us, or us or our affiliate. The warranting party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each pooling and servicing agreement will provide that the servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects your interests. If a warranting party cannot cure the breach within a specified period following the date on which it was notified of that breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon some conditions and/or within a specified period after initial issuance of a series of certificates, to replace the related mortgage loan with one or more other mortgage loans. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to you or to the related trustee on your behalf for a breach of representation and warranty by a warranting party. Neither we nor the servicer, in either case unless we or the servicer is the warranting party, will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued. Consequently, those representations and warranties may not address events that may occur following the date as of


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

which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause it to believe that the representations and warranties made in respect of a mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.


COLLECTION AND OTHER SERVICING PROCEDURES

     The servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in a trust fund. The servicer will be required to follow collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in the trust fund and held for its own account, provided the procedures are consistent with:

     o the terms of the related pooling and servicing agreement and any related instrument of credit support included in the trust fund;

     o  applicable law; and

     o the servicing standard specified in the related pooling and servicing agreement and prospectus supplement.

     The servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in the trust fund various other customary functions of a servicer of comparable loans. These obligations include the following:

     o maintaining escrow or impound accounts, if required under the related pooling and servicing agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     o attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis;

     o managing, or overseeing the management of, mortgaged properties acquired on behalf of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise, each of which is called an REO property; and

     o  maintaining servicing records relating to the mortgage loans.

Unless otherwise specified in the related prospectus supplement, the servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support.

     For additional information regarding credit support, you should review the section in this prospectus titled "Description of Credit Support."


SUB-SERVICERS

     The servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers. However, unless otherwise specified in the related prospectus supplement, the servicer will remain obligated under the related pooling and servicing agreement. A sub-servicer for any series of certificates may be our affiliate or an affiliate of the servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between the servicer and a sub-servicer will provide that, if for any reason the servicer is no longer acting in that capacity, the trustee or any successor servicer may assume the servicer's rights and obligations under the sub-servicing agreement. The servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers the removal of the sub-servicer to be in your best interest.


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

     Unless otherwise provided in the related prospectus supplement, the servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the servicer's compensation pursuant to the related pooling and servicing agreement is sufficient to pay the sub-servicer's fees. Each sub-servicer will be reimbursed by the servicer that retained it for some expenditures which it makes, generally to the same extent the servicer would be reimbursed under a pooling and servicing agreement.

     For additional information regarding payment of fees and expenses to a sub-servicer, you should review the sections in this prospectus titled "--Certificate Account" and "--Servicing Compensation and Payment of Expenses."



SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related pooling and servicing agreement or may be appointed by the servicer or another specified party. A special servicer for any series of certificates may be our affiliate or an affiliate of the servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of the servicer including the ability to appoint subservicers to the extent specified in the related prospectus supplement. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the related prospectus supplement.


CERTIFICATE ACCOUNT

     General. The servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of the mortgage loans. Those certificate accounts will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account. The funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related servicer, trustee or special servicer, if any, as additional compensation. A certificate account may be maintained with the related servicer, special servicer or mortgage asset seller or with a depository institution that is our affiliate or an affiliate of any of the foregoing. Any entity that maintains a certificate account must comply with applicable rating agency standards. If permitted by the applicable rating agency or Agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related servicer or special servicer, if any, or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related pooling and servicing agreement and described in the related prospectus supplement, the servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt, in the case of collections on or in respect of the mortgage loans, or otherwise as provided in the related pooling and servicing agreement, the following payments and collections received or made by the servicer, the trustee or any special servicer subsequent to the cut-off date, other than payments due on or before the cut-off date:

   1. all payments on account of principal, including principal prepayments, on the mortgage loans;

   2. all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the servicer or any special servicer as its servicing compensation or as compensation to the trustee;


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

   3. all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property, other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the servicer, or, if applicable, a special servicer, and/or the terms and conditions of the related Mortgage (collectively, insurance and condemnation proceeds) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired with respect to the liquidation, by foreclosure or otherwise (collectively, liquidation proceeds) together with the net operating income, less reasonable reserves for future expenses, derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

   4. any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support";

   5. any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

   6. any amounts paid under any cash flow agreement, as described under "Description of the Trust Funds--MBS--Cash Flow Agreements";

   7. all proceeds of the purchase of any mortgage loan, or property acquired with respect to the liquidation, by us, any mortgage asset seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases", all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans", and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates--Termination" (all of the foregoing, also liquidation proceeds);

   8. any amounts paid by the servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses";

   9. to the extent that any related item does not constitute additional servicing compensation to the servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or equity participations with respect to the mortgage loans;

   10. all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

   11. any amount required to be deposited by the servicer or the trustee in connection with losses realized on investments for the benefit of the servicer or the trustee, as the case may be, of funds held in the certificate account; and

   12. any other amounts required to be deposited in the certificate account as provided in the related pooling and servicing agreement and described in the related prospectus supplement.

     Withdrawals. Unless otherwise provided in the related pooling and servicing agreement and described in the related prospectus supplement, the servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

   1. to make distributions to you on each distribution date;

   2. to pay the servicer, the trustee or a special servicer any servicing fees not previously retained thereby, the payment to be made out of payments on the particular mortgage loans as to which the fees were earned;


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

   3. to reimburse the servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies", the reimbursement to be made out of amounts received that were identified and applied by the servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any instrument of credit support with respect to those mortgage loans;

   4. to reimburse the servicer, the trustee or a special servicer for unpaid servicing fees earned by it and unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, the reimbursement to be made out of amounts that represent liquidation proceeds and insurance and condemnation proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which their fees were earned or their expenses were incurred or out of amounts drawn under any instrument of credit support with respect to the mortgage loans and properties;

   5. to reimburse the servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related pooling and servicing agreement and described in the related prospectus supplement, only from that portion of amounts collected on the other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

   6. if and to the extent described in the related prospectus supplement, to pay the servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while the advances remain outstanding and unreimbursed;

   7. to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on the mortgaged properties, as described under "--Realization Upon Defaulted Mortgage Loans";

   8. to reimburse the servicer, the special servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for some expenses, costs and liabilities incurred thereby, as and to the extent described under "--Some Matters Regarding the Servicer and the Depositor";

   9. if and to the extent described in the related prospectus supplement, to pay the fees of trustee;

   10. to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for some expenses, costs and liabilities incurred thereby, as and to the extent described under "--Regarding the Fees, Indemnities and Powers of the Trustee";

   11. if and to the extent described in the related prospectus supplement, to pay the fees of any provider of credit support;

   12. if and to the extent described in the related prospectus supplement, to reimburse prior draws on any instrument of credit support;

   13. to pay the servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;


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

   14. to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

   15. if one or more elections have been made to treat the trust fund or its designated portions as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxes That May Be Imposed on the REMIC Pool";

   16. to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired with respect to a defaulted mortgage loan in connection with the liquidation of the mortgage loan or property;


   17. to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement for the benefit of certificateholders;

   18. to make any other withdrawals permitted by the related pooling and servicing agreement and described in the related prospectus supplement; and

   19. to clear and terminate the certificate account upon the termination of the trust fund.


MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     The servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable servicing standard set forth in the related pooling and servicing agreement. However, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment will not do the following:

   o affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan;

   o in the judgment of the servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on that mortgage loan; and

   o adversely affect the coverage under any applicable instrument of credit support.

     Unless otherwise provided in the related prospectus supplement, the servicer also may agree to any other modification, waiver or amendment if, in its judgment,

   o a material default on the mortgage loan has occurred or a payment default is imminent;

   o the modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation; and

   o the modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of credit support.


REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related mortgaged property. In general, the special servicer for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, contact the borrower concerning the default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect


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

the related mortgaged property and take the other actions as are consistent with the servicing standard set forth in the pooling and servicing agreement. A significant period of time may elapse before the special servicer is able to assess the success of any related corrective action or the need for additional initiatives.

     The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose, or accept a deed to a mortgaged property in lieu of foreclosure on your behalf may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related mortgaged property for a considerable period of time, and the mortgage loan may be restructured in the resulting bankruptcy proceedings. For additional information regarding the restructuring of a mortgage loan, you should review the Section in this prospectus titled "Legal Aspects of Mortgage Loans".

     A pooling and servicing agreement may grant to the servicer, a special servicer, a provider of credit support and/or the holder or holders of one or more classes of the related series of certificates a right of first refusal to purchase from the trust fund, at a predetermined purchase price any mortgage loan as to which a specified number of scheduled payments are delinquent. If the predetermined purchase price is insufficient to fully fund the entitlements of certificateholders to principal and interest, it will be so specified in the related prospectus supplement. In addition, unless otherwise specified in the related prospectus supplement, the special servicer may offer to sell any defaulted mortgage loan if and when the special servicer determines, consistent with the applicable servicing standard, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the related pooling and servicing agreement will require that the special servicer accept the highest cash bid received from any person, including itself, us or any affiliate of either of us or any certificateholder, that constitutes a fair price for the defaulted mortgage loan. In the absence of any bid determined in accordance with the related pooling and servicing agreement to be fair, the special servicer will generally be required to proceed against the related mortgaged property, subject to the discussion below.

     If a default on a mortgage loan has occurred or, in the special servicer's judgment, a payment default is imminent, the special servicer, on behalf of the trustee, may at any time do the following so long as it is consistent with the servicing standard:

   o   institute foreclosure proceedings;

   o   exercise any power of sale contained in the related Mortgage;

   o   obtain a deed in lieu of foreclosure; or

   o   otherwise acquire title to the related mortgaged property.

     Unless otherwise specified in the related prospectus supplement, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or an operator of the mortgaged property within the meaning of some federal environmental laws. The special servicer may do so only if the special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that:

   o either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking the actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions; and

   o there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if the circumstances or conditions are present for which any related action could be required, taking the actions with respect to the mortgaged property is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions.

     For additional information regarding environmental risks associated with mortgage loans, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Environmental Risks".

     Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which one or more REMIC elections have been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition, unless one of the following events occurs:

   o the Internal Revenue Service grants an extension of time to sell the property or

   o the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for longer than the period described above will not result in the imposition of a tax on the trust fund or cause the trust fund or any of its designated portions to fail to qualify as a REMIC under the Internal Revenue Code at any time that any certificate is outstanding.

     Subject to the foregoing, the special servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for the property. The special servicer will be required to assure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Section 860G(a)(8) of the Internal Revenue Code at all times. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may be required to retain an independent contractor to manage and operate that property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage that mortgaged property in a manner consistent with the servicing standard set forth in the related pooling and servicing agreement.

     In general, the special servicer will be obligated to operate and manage any mortgaged property acquired as REO property in a manner consistent with the servicing standard. After the special servicer reviews the operation of that property and consults with the trustee to determine the trustee's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from that property, the special servicer could determine, particularly in the case of REO properties that are operating businesses, such as hotels, that it would not be consistent with the servicing standard, to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of Section 857(b)(4)(B) of the Internal Revenue Code (an "REO Tax"). To the extent that income the trust fund receives from an REO property is subject to an REO Tax, such income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%. The determination as to whether income from an REO property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO property. Any REO Tax imposed on the trust fund's income from an REO property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. For additional information you should review the section in this prospectus titled "Material Federal Income Tax Consequences."

     The limitations imposed by the related pooling and servicing agreement and, if applicable, the REMIC provisions of the Internal Revenue Code on the operations and ownership of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. For additional information you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Foreclosure."

     If recovery on a defaulted mortgage loan under any related instrument of credit support is not available, the special servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan.

     If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued on that mortgage loan and the aggregate amount of reimbursable expenses incurred by the special servicer in connection with that mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The special servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the distribution of liquidation proceeds to you. The reimbursement amount will represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

     If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the special servicer will not be required to expend its own funds to effect the restoration unless, and to the extent not otherwise provided in the related prospectus supplement, it determines:

   o that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer for its expenses; and

   o that the expenses will be recoverable by it from related insurance and condemnation proceeds or liquidation proceeds.


HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will require the servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage as is required under the related mortgage. Alternatively, if the mortgage permits the holder to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, the hazard insurance policy coverage should be consistent with the requirements of the servicing standard. Unless otherwise specified in the related prospectus supplement, the hazard insurance policy coverage generally will be in an amount equal to the lesser of the principal balance owing on the mortgage loan and the replacement cost of the related mortgaged property. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may depend upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the servicer under any policy will be deposited in the related certificate account. Amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note will be otherwise distributed. The pooling and servicing agreement may provide that the servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If a blanket policy contains a deductible clause, the servicer will be required, in the event of a casualty covered by that blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for the deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions. Nevertheless, most of the policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and some other kinds of risks. Accordingly, a mortgaged property may not be insured for losses arising from any such cause unless the related mortgage specifically requires, or permits its holder to require, that type of coverage.

     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of:


   o   the replacement cost of the improvements less physical depreciation; and

   o the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. Some of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the servicer will determine whether to exercise any right the trustee may have under any related provision in a manner consistent with the servicing standard set forth in the related pooling and servicing agreement. Unless otherwise specified in the related prospectus supplement, the servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property.

     For additional information regarding due-on-sale and due-on-encumbrance clauses relating to mortgage loans, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance".


SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, the servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Any special servicer's compensation with respect to a series of certificates will come from payments or other collections on or with respect to specially serviced mortgage loans and REO properties. Because compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, the servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation some expenses incurred in connection with the administration of the related trust fund. Those expenses may include, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Some other expenses, including some expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

     If and to the extent provided in the related prospectus supplement, the servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest shortfalls. For further information regarding prepayment interest shortfalls, you should review the section in the prospectus titled "Yield and Maturity Considerations--Shortfalls in Collections of Interest as a Result of Prepayments of Mortgage Loans".


EVIDENCE AS TO COMPLIANCE

     Unless otherwise provided in the related prospectus supplement, each pooling and servicing agreement will require, on or before a specified date in each year, the servicer to cause a firm of independent public accountants to furnish to the trustee a statement. The statement should provide that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the servicer of mortgage loans under pooling and servicing agreements substantially similar to each other, which may include the pooling and servicing agreement, was conducted through the preceding calendar year or other specified twelve-month period in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, neither the Audit Program for Mortgages serviced for FHLMC, nor paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, requires it to report.

     Each pooling and servicing agreement will also require, on or before a specified date in each year, the servicer to furnish to the trustee a statement signed by one or more officers of the servicer to the effect that the servicer has fulfilled its material obligations under the applicable pooling and servicing agreement throughout the preceding calendar year or other specified twelve-month period.


SOME MATTERS REGARDING THE SERVICER AND THE DEPOSITOR

     The entity serving as servicer under a pooling and servicing agreement may be our affiliate and may have other normal business relationships with us or our affiliates. Unless otherwise specified in the prospectus supplement for a series of certificates, the related pooling and servicing agreement will permit the servicer to resign from its obligations only upon the following conditions:


   o the appointment of, and the acceptance of the appointment by, a successor to it and receipt by the trustee of written confirmation from each applicable rating agency that the resignation and appointment will not have an adverse effect on the rating assigned by the rating agency to any class of certificates of the series; or

   o a determination that the servicer's obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it.

     No resignation by the servicer will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the pooling and servicing agreement. Unless otherwise specified in the related prospectus supplement, the servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to some limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related pooling and servicing agreement.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will further provide that none of the servicer, any special servicer, the depositor or any director, officer, employee or agent of any of them will be under any liability to the related trust fund


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

or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment. However, none of the servicer, us or any other person will be protected against any of the following:

   o breach of a representation, warranty or covenant made in the pooling and servicing agreement;

   o any expense or liability that that person is specifically required to bear pursuant to the terms of the pooling and servicing agreement; and

   o any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties or by reason of reckless disregard of the obligations and duties.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will further provide that the servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the pooling and servicing agreement or the related series of certificates. However, indemnification will not extend to any loss, liability or expense:

   o that the person is specifically required to bear pursuant to the terms of the agreement, or is incidental to the performance of obligations and duties thereunder and is not otherwise reimbursable pursuant to the pooling and servicing agreement;

   o those that are incurred in connection with any breach of a representation, warranty or covenant made in the pooling and servicing agreement;

   o that are incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the pooling and servicing agreement, or by reason of reckless disregard of the obligations or duties; or

   o that are incurred in connection with any violation of any state or federal securities law.

     In addition, each pooling and servicing agreement will provide that neither the servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the pooling and servicing agreement and that in its opinion may involve it in any expense or liability. However, each of the servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the related series of certificateholders. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of certificateholders, and the servicer or the depositor, as the case may be, will be entitled to charge the related certificate account for those expenses, costs and liabilities.

     Any person into which the servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer or the depositor is a party, or any person succeeding to the business of the servicer or the depositor, will be the successor of the servicer or the depositor, as the case may be, under the related pooling and servicing agreement.


EVENTS OF DEFAULT

     Unless otherwise provided in the prospectus supplement for a series of certificates, events of default under the related pooling and servicing agreement will include the following:

   o any failure by the servicer to distribute or cause to be distributed to the certificateholders of that series, or to remit to the trustee for distribution to those certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by certificateholders entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for that series;

   o any failure by the servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related pooling and servicing agreement, which failure continues unremedied for sixty days after written notice of the failure has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by certificateholders entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for that series; and

   o some events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the servicer and some actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations.

     Material variations to the foregoing events of default, other than to add to it or shorten cure periods or eliminate notice requirements, will be specified in the related prospectus supplement.


RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the servicer under a pooling and servicing agreement and remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series, the trustee will be required, to terminate all of the rights and obligations of the servicer under the pooling and servicing agreement. Upon termination of the servicer's rights and obligations, the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements. However, if the servicer is required to make advances under the pooling and servicing agreement regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to do so, or if the related prospectus supplement so specifies, the trustee will not be obligated to make the advances. Unless otherwise specified in the related prospectus supplement, if the trustee is unwilling or unable so to act, it may, or, at the written request of certificateholders of the related series entitled to not less than 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series, it will be required to, appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that, unless otherwise provided in the related prospectus supplement, is acceptable to each applicable rating agency to act as successor to the servicer under the pooling and servicing agreement. Pending appointment of a successor, the trustee will be obligated to continue to act in that capacity.

     You will not have the right under any pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement. You may do so only if the following conditions have been met:

   o you previously have given to the trustee written notice of default and other certificateholders of the same series entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series shall have made written request upon the trustee to institute the proceeding in its own name as trustee;

   o   you shall have offered to the trustee reasonable indemnity; and

   o the trustee for sixty days, or the other period specified in the related prospectus supplement, shall have neglected or refused to institute any related proceeding.

     The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the related pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation to it at the


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

request, order or direction of any of the holders of certificates of the related series, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.


AMENDMENT

     Each pooling and servicing agreement may be amended by the respective parties to it, without your consent, to do the following:

   o   to cure any ambiguity;

   o to correct a defective provision therein or to correct, modify or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision in the pooling and servicing agreement;

   o to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with its provisions;

   o   to comply with any requirements imposed by the Internal Revenue Code; or

   o for any other purpose; provided that the amendment, other than an amendment for the specific purpose referred to in clause 4 above, may not, as evidenced by an opinion of counsel to the effect satisfactory to the trustee, adversely affect in any material respect your interests; and provided further that the amendment, other than an amendment for one of the specific purposes referred to in clauses 1 through 4 above, must be acceptable to each applicable rating agency.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement may also be amended by the respective parties to the pooling and servicing agreement, with the consent of the holders of the related series of certificates entitled to not less than 51%, or another percentage specified in the related prospectus supplement, of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, no amendment may:

   o reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any Certificate without the consent of the holder of that certificate;

   o adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in the immediately preceding clause, without the consent of the holders of all certificates of that class; or

   o modify the provisions of the pooling and servicing agreement described in this paragraph without the consent of the holders of all certificates of the related series.

     However, unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a pooling and servicing agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or any of its designated portions, to fail to qualify as a REMIC at any time that the related certificates are outstanding.


LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling and servicing agreement, the trustee or other specified person will afford the certificateholders access during normal business hours to the most recent list of certificateholders of that series held by the person. If the list is of a date more than 90 days prior to the date of receipt of the certificateholders' request, then the


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

person, if not the registrar for that series of certificates, will be required to request from the registrar a current list and to afford the requesting certificateholders access to it promptly upon receipt.


THE TRUSTEE

     The trustee under each pooling and servicing agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with us or our affiliates and with any servicer or special servicer and its affiliates. If and to the extent specified under the related pooling and servicing agreement, some functions of the trustee may be performed by a fiscal agent under some circumstances.


DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any underlying mortgage loan or related document. The trustee will not be accountable for the use or application by or on behalf of the servicer for that series of any funds paid to the servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the servicer or any special servicer. If no event of default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related pooling and servicing agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related pooling and servicing agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of the pooling and servicing agreement.


REGARDING THE FEES, INDEMNITIES AND POWERS OF THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series. The trustee may be indemnified for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement. However, the indemnification will not extend to any loss, liability or expense that:

   o constitutes a specific liability imposed on the trustee pursuant to the related pooling and servicing agreement,

   o constitutes loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties or by reason of its reckless disregard of its obligations or duties; or

   o may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related pooling and servicing agreement or perform any of its duties either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any other agent or attorney appointed by it with due care.


RESIGNATION AND REMOVAL OF THE TRUSTEE

     A trustee will be permitted at any time to resign from its obligations and duties under the related pooling and servicing agreement by giving written notice to us. Upon receiving a notice of resignation, we, or any other person as may be specified in the related prospectus supplement, will be required to use our best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time a trustee ceases to be eligible to continue as the under the related pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if some events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, we will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series may at any time, with cause, or if so specified in the related prospectus supplement, without cause, remove the trustee under the related pooling and servicing agreement and appoint a successor trustee.

     Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.


                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage loans or mortgage backed securities backing the certificates. Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related prospectus supplement, any instrument of credit support may provide credit enhancement for more than one series of certificates to the extent described in that instrument.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by the credit support, you will bear the share of deficiencies allocable to your certificates. Moreover, if an instrument of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that that credit support will be exhausted by the claims of the holders of certificates of one or more other series before they receive their intended share of the credit support coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage loans or mortgage backed securities backing the certificates, the related prospectus supplement will include a description of the following:

   o   the nature and amount of coverage under the credit support;

   o any conditions to payment thereunder not otherwise described in this prospectus;

   o the conditions, if any, under which the amount of coverage under the credit support may be reduced and under which the credit support may be terminated or replaced; and

   o   the material provisions relating to the credit support.

     Additionally, the related prospectus supplement will set forth some information with respect to the obligor under any instrument of credit support, including the following:

   o   a brief description of its principal business activities;

   o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;


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   o   if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

   o its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of a date that will be specified in the prospectus supplement.


SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be subordinate certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of senior certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of, or may be limited to, some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which the subordination will be available.


CROSS-SUPPORT PROVISIONS

     If the mortgage loans or mortgage backed securities in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage loans or mortgage backed securities prior to distributions on subordinate certificates evidencing interests in a different group of mortgage loans or mortgage backed securities within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying the provisions.


INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for some default risks by insurance policies or guarantees. To the extent deemed by us to be material, a copy of each instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.


LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or some classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement. Under a letter of credit, the issuing bank will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of some types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the issuing bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any related letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.


CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or some classes of those certificates will be covered by


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insurance policies and/or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any insurance policies and/or surety bonds. A copy of any insurance policy or surety bond will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.


RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or some classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds. Cash, a letter of credit, permitted investments, a demand note or a combination of the following will be deposited into the reserve funds, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against some types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from the investments will be credited to the related reserve fund for the series, and any loss resulting from the investments will be charged to that reserve fund. However, any reinvestment income or gain from investments may be payable to any related servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.


CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each credit support instrument, the information indicated above, to the extent the information is material and available.


                        LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of some legal aspects of loans secured by commercial and multifamily residential properties. Because the legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states.

     For additional information regarding legal aspects of mortgage loans, you should review the section in this prospectus titled "Description of the Trust Funds--Mortgage Loans". For purposes of the following discussion, the term mortgage loan includes a mortgage loan underlying an MBS.


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

GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as mortgages. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.


TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor, the borrower and usually the owner of the subject property, and a mortgagee, the lender. In contrast, a deed of trust is a three-party instrument, among a trustor, the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The grantor, the borrower, conveys title to the real property to the grantee, the lender, generally with a power of sale, until the time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the related note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, some federal laws, including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, and, in some deed of trust transactions, the directions of the beneficiary.


LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room revenues are considered accounts receivable under the UCC; in cases where hotels or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of its security interest. Even if the lender's security interest in room revenues is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenues following a default.

     For additional information regarding foreclosure action with respect to revenue from income-producing properties, you should also review the section in the prospectus titled "--Bankruptcy Laws".


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PERSONAL PROPERTY

     In the case of some types of mortgaged properties, such as hotels, motels and nursing homes, personal property, to the extent owned by the borrower and not previously pledged, may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.


FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary from State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Public sales of mortgaged property are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Some Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on the principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for that of the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.



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     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to the sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal Bankruptcy Code and, therefore, could be rescinded in favor of the bankrupt's estate, if:

   o   the foreclosure sale was held while the debtor was insolvent; and

   o the price paid for the foreclosed property did not represent (reasonably equivalent value).

Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court decision of BFP v. Resolution Trust Corporation in 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett.

     Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make any repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against


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the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at some types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     For additional information regarding environmental costs associated with a mortgaged property, you should review the section in this prospectus titled "--Environmental Risks".

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     The proceeds received by the referee or trustee from a foreclosure sale are generally applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by the holders.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their equity of redemption. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes


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may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In some other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security. However, in some of those states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

LEASEHOLD RISKS

     Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened under some circumstances such as the following:

   o if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

   o if the ground lease permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and

   o if the ground lease contains some other protective provisions typically included in a mortgageable ground lease.

     The ground leases that secure the mortgage loans at issue may not contain some of these protective provisions, and the related mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the following:

   o the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the borrower under the ground lease;

   o the right of the leasehold mortgagee to cure the defaults, with adequate cure periods;

   o if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise;

   o the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and

   o the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination of the ground lease.

     In addition to the foregoing protections, a leasehold mortgage may prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease in the lessor's bankruptcy case, although this provision may not be enforceable. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject the lease in a ground lessee bankruptcy case, such a provision may not be enforceable. Without the protections described in this and the foregoing paragraph, a leasehold mortgagee may be more likely to lose the collateral securing its leasehold mortgage. In addition, the terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although some rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation proceeds will ordinarily be governed by the provisions of the ground lease, unless otherwise agreed to by the ground lessee and leasehold mortgagee.


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COOPERATIVE SHARES

     Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant to those shares, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. The loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, foreclosure on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases. If, following payment to the lender, there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder may be responsible for the deficiency.

     For additional information regarding payment of deficiencies, you should review the sections in this prospectus titled "--Anti-Deficiency Legislation."


BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a secured lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the Bankruptcy Code, provided some substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified. For example, the outstanding amount of the secured loan may be reduced to the then-current value of the property, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, a reduction in the rate of interest and/or an alteration of the repayment schedule and an extension (or shortening) of the term to maturity. The lien of the lender may be transferred to other collateral or collateral may be released from the lien of the lender. The priority of a mortgage loan may also be subordinated to bankruptcy court-approved financing. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.


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     The bankruptcy court can also reinstate accelerated indebtedness and also, in effect, invalidate due-on-sale clauses. A trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related mortgage loan to the contrary, sell the mortgaged property free and clear of all liens, which liens would then attach to the proceeds of the sale.

     The Bankruptcy Code provides that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition rents and hotel revenues, unless a bankruptcy court orders to the contrary based on the equities of the case. Thus, if the borrower has executed an assignment of leases, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute cash collateral under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged properties is adequately protected. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to hotel revenues.

     Bankruptcies of tenants of the mortgaged properties could have an adverse impact on the borrowers' ability to meet their obligations. For example, rights and obligations under an unexpired lease may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease conditioned upon the commencement of a case under the Bankruptcy Code or some other similar events. In addition, there is an automatic stay of, among other things, any act to obtain possession of property of or from a debtor's estate, which may delay the borrower's exercise of the remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code.

     A trustee or a debtor-in-possession in a case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering the case. If the trustee or debtor-in-possession rejects an executory contract or an unexpired lease, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, the other party or parties to the executory contract or unexpired lease, such as the lessor or borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. Moreover, the claim of a lessor for the damages from the termination of a lease of real property will be limited to the sum of:


   1. the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease, following the earlier of the date of the filing of the petition and the date on which the leased property was surrendered; and

     2. any unpaid rent due under that lease, without acceleration, on the earlier of those dates.

     If a trustee or debtor-in-possession assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign the executory contract or unexpired lease, notwithstanding any provision in that executory contract or unexpired lease or in applicable law that prohibits, restricts or conditions the assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee. The Bankruptcy Code specifically provides, however, that adequate assurance of future performance for purposes of a lease of real property in a shopping center includes the following:

   o adequate assurance of the source of rent due under the lease, and in the case of an assignment, that the financial condition and operating performance of the proposed assignee and its guarantors, if any, shall be similar to the financial condition and operating performance of the debtor and its guarantors, if any, as of the time the debtor became the lessee under the lease,

   o that any percentage rent due under the lease will not decline substantially;

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   o   that the assumption and assignment of the lease is subject to all the provisions in that lease, including, but not limited to, provisions such as a radius, location, use or exclusivity provision, and will not breach any provision contained in any other lease, financing agreement, or master agreement relating to that shopping center; and

   o that the assumption or assignment of the lease will not disrupt the tenant mix or balance in that shopping center.

     Thus, an undetermined third party may assume the obligations of the lessee under a lease in the event of commencement of a proceeding under the Bankruptcy Code with respect to the lessee.

     If a trustee for a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat that lease as terminated by that rejection or, in the alternative, may remain in possession of the leasehold for the balance of the term of the lease and for any renewal or extension of that term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease, for the balance of the term after the date of rejection of the lease and any renewal or extension thereof, the value of any damages occurring after the date of rejection caused by the nonperformance of any obligation of the lessor after that date.

     In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related mortgage loan to the related trust fund. Payments may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction. In addition, some court decisions suggest that even a non-collusive, regularly conducted foreclosure sale could be challenged in a bankruptcy case as a fraudulent conveyance, regardless of the parties' intent, if a bankruptcy court determines that the mortgaged property has been sold for less than fair consideration while the mortgagor was insolvent or otherwise meets the statutory criteria for fraudulent transfer.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In some circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of some states also give priority to some tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Pursuant to the doctrines of substantive consolidation or piercing the corporate veil, a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property that is ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity may be extended to the first and the rights of creditors of the first entity may be impaired in the fashion set forth above in the discussion of bankruptcy principles. The application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the certificateholders.

     On February 5, 2001, the United States Bankruptcy Court for the Northern District of Ohio entered an order refusing to modify an interim cash collateral order that treated inventory and receivables sold by a chapter 11 debtor to two special purpose subsidiaries, not in chapter 11, as property of the debtor's estate. In re LTV Steel Company, case no 0043866 (Bankr. N.D. Ohio). In the February 5 opinion, the court states, "To suggest that Debtor lacks some ownership interest in


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products that it creates with its own labor, as well as the proceeds to be derived from that labor, is difficult to accept." Entry of a similar order in a bankruptcy case in which an originator of certain mortgage loans was the debtor could result in a material impairment of the rights of the Certificateholders.

     For each mortgagor that is described as a special purpose entity, single purpose entity or bankruptcy-remote entity in the prospectus supplement, the activities that may be conducted by the mortgagor and its ability to incur debt are restricted by the applicable Mortgage or the organizational documents of that mortgagor. The activities of the mortgagor are restricted in a manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against that mortgagor remote, and that mortgagor has been organized and is designed to operate in a manner that makes it reasonably likely that its separate existence will be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of that mortgagor. However, we make no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.


ENVIRONMENTAL RISKS

     A lender may be subject to unforeseen environmental risks with respect to loans secured by real or personal property, such as the mortgage loans. The environmental risks may give rise to:

   o a diminution in value of property securing a mortgage loan or the inability to foreclose against the property; or

   o in some circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property or the principal balance of the related mortgage loan.

     Under federal law and the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of the mortgage for any mortgage loan may lose its priority to that type of lien.

     Under the federal Comprehensive Response, Compensation, and Liability Act, a lender may be liable either to the government or to private parties for cleanup costs on a property securing a loan, even if the lender does not cause or contribute to the contamination. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, or PRPs, including current owners and operators of the property who did not cause or contribute to the contamination. Many states have laws similar to CERCLA.

     Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. Court decisions applying the secured-creditor exemption have in the past been inconsistent and confusing. On September 30, 1996, President Clinton signed into law the "Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996," which includes amendments to CERCLA and to the underground storage tank provisions of the Resource Conservation and Recovery Act and applies to any claim that was not finally adjudicated as of September 30, 1996. The Act attempts to clarify the activities in which a lender can engage and still have the benefit of a secured creditor exemption. However, the secured creditor exemption is not available to a lender that participates in management of mortgaged property prior to a foreclosure. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that merely having the capacity to influence, or unexercised right to control operations does not constitute participation in management. A lender will be deemed to have participated in management and will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental compliance or all other operational functions of the mortgaged property. The Act also provides that a lender will


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continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the Act are subject to terms and conditions that have not been clarified by the courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability under other laws that may also impose liability on "owners or operators".

     Environment clean-up costs may be substantial. It is possible that environmental clean-up costs could become a liability of the related trust fund and occasion a loss to certificateholders if remedial costs were incurred.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to transfer restrictions. In such a case, if the lender becomes the owner upon foreclosure, it may be required to clean up the contamination before selling the property.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets. Accordingly, it is possible that the costs of remediating hazardous substance contamination at a property could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

     To reduce the likelihood of such a loss, and unless otherwise provided in the related prospectus supplement, the related pooling and servicing agreement will provide that the servicer, acting on behalf of the related trust fund, may not acquire title to a mortgaged property or take over its operation unless the servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans." There can be no assurance that any environmental site assessment obtained by the servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling and servicing agreement, even if fully observed by the servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

     Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

     If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Compliance may entail some expense.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. The disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the mortgage loans may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce the clauses in many states. By virtue,


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however, of the Garn-St Germain Depository Institutions Act of 1982, effective
October 15, 1982, which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that due-on-sale clauses in some loans made after the effective date of the Garn Act are enforceable, within some limitations, as set forth in the Garn Act and the regulations promulgated thereunder, the servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a due-on-sale provision upon transfer of an interest in the property, regardless of the servicer's ability to demonstrate that a sale threatens its legitimate security interest.


SUBORDINATE FINANCING

     Some of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.


DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.


ADJUSTABLE RATE LOANS

     The laws of some states may provide that mortgage notes relating to adjustable rate loans are not negotiable instruments under the UCC. In that event, the related trust fund will not be deemed to be a holder in due course within the meaning of the UCC and may take a mortgage note subject to restrictions on the ability to foreclose and to contractual defenses available to a mortgagor.


APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended, provides that state usury limitations shall not apply to some types of residential (including multifamily) first mortgage loans originated by some lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.


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     No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will, if originated after that rejection or adoption, be eligible for inclusion in a trust fund unless:

   o the mortgage loan provides for an interest rate, discount points and charges as are permitted under the laws of the state; or

   o the mortgage loan provides that the terms of that mortgage loan are to be construed in accordance with the laws of another state under which its interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.


SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, we cannot give you any information as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on some of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates. The shortfalls would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any instrument of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under some circumstances, during an additional three-month period thereafter. Thus, in the event a mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.


TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the mortgaged property in question. For instance, mortgaged properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulation of the condominium association. Mortgaged properties which are hotels or motels may present additional risk to the lender in that:

   o hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

   o the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

In addition, mortgaged properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of the properties.


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AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations (such as hotels, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable" within the meaning of the ADA. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, each altered portion is readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose the requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.


FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in, or purchased with the proceeds of, the crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties known to have an alleged interest in the property, including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it established that:

   o its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based; or

   o the lender was, at the time of execution of the mortgage, reasonably without cause to believe that the property was used in, or purchased with the proceeds of, activities proscribed by the Racketeer Influenced and Corrupt Organizations statute.

     In addition, there may be other state or municipal laws providing for forfeiture of mortgaged properties.


                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which, such as banks and insurance companies, may be subject to special rules. Except as noted below, this discussion applies to United States persons who hold the certificates as capital assets. The authorities on which this discussion is based are subject to change or differing interpretations, and any related change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended, as well as the REMIC regulations promulgated by the U.S. Department of Treasury. Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

     For purposes of this discussion, references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets, and, where the applicable prospectus supplement provides for a retained yield (the "Retained Interest") with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that


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portion of the mortgage loans held by the trust fund which does not include the
Retained Interest. References to a holder or certificateholder in this discussion generally mean the beneficial owner of a certificate.


FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

     General. With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets therein as one or more REMICs within the meaning of Internal Revenue Code
Section 860D. A trust fund or any of its portions as to which a REMIC election will be made will be referred to as a REMIC pool. For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as REMIC certificates and will consist of one or more classes of regular certificates and one class of residual certificates in the case of each REMIC pool. Qualification as a REMIC requires ongoing compliance with some conditions. With respect to each series of REMIC certificates, Cadwalader, Wickersham & Taft, our counsel, has advised us that in the firm's opinion, assuming:

   o   the making of such an election;

   o   compliance with the pooling and servicing agreement; and

   o compliance with any changes in the law, including any amendments to the Internal Revenue Code or applicable Treasury regulations thereunder,

each REMIC pool will qualify as a REMIC. The regular certificates will be considered to be "regular interests" in the REMIC pool within the meaning of Internal Revenue Code Section 860D and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the residual certificates will be considered to be "residual interests" in the REMIC pool within the meaning of Internal Revenue Code Section 860D. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections will be made with respect to the related trust fund, in which event references to REMIC or REMIC pool herein shall be deemed to refer to each such REMIC pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as either as a financial asset securitization investment trust, or FASIT, or as a grantor trust for federal income tax purposes.

     For additional information regarding federal income tax consequences of holding the certificates, you should also review the sections in this prospectus titled "--Federal Income Tax Consequences for FASIT Certificates" and "--Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made."

     Characterization of Investments in REMIC Certificates. In general, unless otherwise provided in the related prospectus supplement, the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code and assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or other prescribed purposes, the REMIC certificates will not be treated as assets qualifying under Section 7701(a)(19)(C) of the Internal Revenue Code. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the regular certificates and income allocated to the residual certificates will be interest described in
Section 856(c)(3)(B) of the Internal Revenue Code to the extent that such certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code. In addition, the regular certificates will be, if transferred to a REMIC on its startup day in exchange for an interest in such REMIC, "qualified mortgages" within the meaning of
Section 860G(a)(3) of the Internal Revenue Code and, if transferred to a FASIT pursuant to the rules relating to FASITs, "permitted assets" under Section 860L(c)(1)(G) of the Internal Revenue Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Internal Revenue Code will be made with respect to each calendar quarter based on the average


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adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The special servicer, servicer, or the trustee, as required under the pooling and servicing agreement will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether such assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. In addition, in some instances mortgage loans may not be treated entirely as assets described in the foregoing sections. If so, the related prospectus supplement will describe the mortgage loans that may not be so treated. The REMIC regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of
Section 856(c)(5)(B) of the Internal Revenue Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code.

     Tiered REMIC Structures. For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs ("Tiered REMICs") for federal income tax purposes. The Tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the Tiered REMICs, will be considered to evidence ownership of regular certificates or residual certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code and, "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Internal Revenue Code, and whether the income on such certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue Code, the Tiered REMICs will be treated as one REMIC.

     Qualification as a REMIC. In order for the REMIC pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC pool with the requirements set forth in the Internal Revenue Code. The REMIC pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC pool, as of the close of the third calendar month beginning after the startup day, which for purposes of this discussion is the date of issuance of the REMIC certificates, and at all times thereafter, may consist of assets other than qualified mortgages and permitted investments. The REMIC regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide reasonable arrangements to prevent its residual interest from being held by Disqualified Organizations and must furnish applicable tax information to transferors or agents that violate this requirement. The pooling and servicing agreement for each Series will contain a provision designed to meet this requirement.

     For further information, you should review the section in this prospectus titled "--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations."

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC pool on the startup day in exchange for regular certificates or residual certificates or is purchased by the REMIC pool within a three-month period thereafter pursuant to a fixed price contract in effect on the startup day.

     Qualified mortgages include the following:

   o   whole mortgage loans, such as the mortgage loans;

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   o   certificates of beneficial interest in a grantor trust that holds mortgage loans, including some of the MBS;

   o regular interests in another REMIC, such as MBS issued by a trust as to which a REMIC election has been made, or in a FASIT holding at least 95% of its assets as qualified mortgages;

   o   loans secured by timeshare interests; and

   o loans secured by shares held by a tenant stockholder in a cooperative housing corporation.

     However, in general:

   o the fair market value of the real property securing the mortgage (including any buildings and structural components) must be at least 80% of the principal balance of the related mortgage loan or of the mortgage loan underlying any related MBS either at origination of the relevant loan or as of the startup day; or

   o substantially all the proceeds of the mortgage loan or the underlying mortgage loan must have been used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the real property value test described in the preceding sentence as of the date of the last modification or as of the REMIC startup day. A qualified mortgage includes a qualified replacement mortgage, which is any mortgage loan that would have been treated as a qualified mortgage if it were transferred to the REMIC pool on the startup day and that is received either:

   o in exchange for any qualified mortgage within a three-month period thereafter; or

   o in exchange for a mortgage loan that is a defective obligation, as defined immediately below, within a two-year period thereafter.

   A defective obligation includes the following:

   1.  a mortgage in default or as to which default is reasonably foreseeable;


   2. a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC pool has been breached;

   3.  a mortgage that was fraudulently procured by the mortgagor; and

   4. a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

     A mortgage loan that is defective as described in clause 4 in the immediately preceding sentence that is not sold or, if within two years of the startup day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period. A qualified mortgage includes any asset described above that is transferred to the REMIC pool on the startup day in exchange for regular certificates or residual certificates, or that is purchased by the REMIC pool within three months after the startup day pursuant to a fixed price contract in effect on the startup day.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until distributed to holders of interests in the REMIC pool. A qualified reserve asset is any intangible property (other than a REMIC residual interest) held for investment that is part of any reasonably required reserve maintained by the REMIC pool to provide for payments of expenses of the REMIC pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and some other contingencies. The reserve fund will be disqualified if


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more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced promptly and appropriately as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC pool in connection with the default or imminent default of a qualified mortgage. Foreclosure property generally may not be held beyond the close of the third calendar year following the acquisition of the property by a REMIC pool, with possible extensions granted by the Internal Revenue Service of up to an additional three years.

     In addition to the foregoing requirements, the various interests in a REMIC pool also must meet certain requirements. All of the interests in a REMIC pool must be either of the following:

   o   one or more classes of regular interests; or

   o a single class of residual interests on which distributions, if any, are made pro rata.

     A regular interest is an interest in a REMIC pool that is issued on the startup day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount, or other similar amount, and provides that interest payments, or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A regular interest in a REMIC pool may have payments of principal that are subordinated to payments on other regular interests or the residual interest in the REMIC pool, and that are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC pool or prepayment interest shortfalls. A REMIC pool may issue multiple classes of regular interests.

     A residual interest is an interest in a REMIC pool other than a regular interest that is issued on the startup day and that is designated as a residual interest. A REMIC may issue only one class of residual interests on which distributions, if any, are made pro rata.

     If an entity, such as the REMIC pool, fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for REMIC status during any taxable year, the Internal Revenue Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the regular certificates may be treated as equity interests therein. The Internal Revenue Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC pool would occur absent regulatory relief. You should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC pool's income for the period of time in which the requirements for REMIC status are not satisfied.


TAXATION OF REGULAR CERTIFICATES

     General. A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest and original issue discount on a regular certificate will be treated as ordinary income to a holder of the regular certificate as they accrue, and principal payments on a regular certificate in excess of accrued market discount will be treated as a return of capital to


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the extent of the regular certificateholder's basis in the regular certificate.
Regular certificateholders must use the accrual method of accounting with regard to regular certificates, regardless of the method of accounting otherwise used by the regular certificateholders.

     Original Issue Discount. Accrual certificates, interest only, and principal-only certificates will be, and other Classes of regular certificates may be, issued with original issue discount within the meaning of Internal Revenue Code Section 1273(a). Holders of any Class of regular certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The following discussion is based in part on Treasury regulations under Internal Revenue Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act, referred to in this document as OID regulations. Regular certificateholders should be aware, however, that the OID regulations do not adequately address some issues relevant to prepayable securities, such as the regular certificates. To the extent the issues are not addressed in the regulations, we intend to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Service will not take a different position as to those matters not currently addressed by the OID regulations. Moreover, the OID regulations include an anti-abuse rule allowing the Service to apply or depart from the OID regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. You are advised to consult your own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the regular certificates.

     Each regular certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in a regular certificateholder's income. The total amount of original issue discount on a regular certificate is the excess of the stated redemption price at maturity of the regular certificate over its issue price. The issue price of a Class of regular certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of regular certificates of that class is sold to the public, excluding bond houses, brokers and underwriters. Although unclear under the OID regulations, we intend to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by us as the fair market value of that Class as of the issue date. The issue price of a regular certificate also includes the amount paid by an initial regular certificateholder for accrued interest that relates to a period prior to the issue date of the regular certificate, unless the regular certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a regular certificate always includes the original principal amount of the regular certificate, but generally will not include distributions of stated interest if the interest distributions constitute qualified stated interest. Under the OID regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate, as described below, provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the regular certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a regular certificate, it is possible that no interest on any Class of regular certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the regular certificates as qualified stated interest. Distributions of interest on an accrual certificate, or on other regular certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the regular certificates includes all distributions of interest as well as principal thereon. Likewise, we intend to treat an interest only class, or a class on which interest is substantially disproportionate to its principal amount, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a regular certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.


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

     Under a de minimis rule, original issue discount on a regular certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the regular certificate multiplied by the weighted average maturity of the regular certificate. For this purpose, the weighted average maturity of the regular certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until all distributions in reduction of are scheduled to be made, presumably taking into account the prepayment assumption, by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the regular certificate and the denominator of which is the stated redemption price at maturity of the regular certificate. The Conference Committee Report to the 1986 Act provides that the schedule of the distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans and the anticipated reinvestment rate, if any, relating to the regular certificates. The prepayment assumption with respect to a series of regular certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and the income will be capital gain if the regular certificate is held as a capital asset. However, under the OID regulations, regular certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method.

     For additional information regarding an election to treat interest under the constant yield method, you should review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield Method."

     A regular certificateholder generally must include in gross income for any taxable year the sum of the daily portions, as defined below, of the original issue discount on the regular certificate accrued during an accrual period for each day on which it holds the regular certificate, including the date of purchase but excluding the date of disposition. We will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each regular certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the regular certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the prepayment assumption. Other than as discussed below with respect to a random lot certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of:

     (a)  the sum of:

       o the present value of all of the remaining distributions to be made on the regular certificate as of the end of that accrual period that are included in the regular certificate's stated redemption price at maturity; and

       o the distributions made on the regular certificate during the accrual period that are included in the regular certificate's stated redemption price at maturity;

   over:

     (b) the adjusted issue price of the regular certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

   o   the yield to maturity of the regular certificate at the issue date;

   o events, including actual prepayments, that have occurred prior to the end of the accrual period; and

   o   the prepayment assumption.

     For these purposes, the adjusted issue price of a regular certificate at the beginning of any accrual period equals the issue price of the regular certificate, increased by the aggregate amount of original


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issue discount with respect to the regular certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the regular certificate's stated redemption price at maturity that were made on the regular certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a regular certificateholder generally will increase to take into account prepayments on the regular certificates as a result of prepayments on the mortgage loans that exceed the prepayment assumption. The daily portions generally will decrease, but not below zero for any period, if the prepayments are slower than the prepayment assumption. An increase in prepayments on the mortgage loans with respect to a series of regular certificates can result in both a change in the priority of principal payments with respect to some classes of regular certificates and either an increase or decrease in the daily portions of original issue discount with respect to the regular certificates.

     Acquisition Premium. A purchaser of a regular certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the regular certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method."

     Variable Rate Regular Certificates. Regular certificates may provide for interest based on a variable rate. Under the OID regulations, interest is treated as payable at a variable rate if, generally:

   o the issue price does not exceed the original principal balance by more than a specified de minimis amount; and

   o the interest compounds or is payable at least annually at current values of:

        o  one or more qualified floating rates;

        o  a single fixed rate and one or more qualified floating rates;

        o  a single objective rate; or

        o a single fixed rate and a single objective rate that is a qualified inverse floating rate.

     A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds. Two or more qualified floating rates will be treated as a single qualified floating rate if all the qualified floating rates can reasonably be expected to have approximately the same values throughout the terms of the instrument. This requirement will be conclusively presumed to be satisfied if the values of all the qualified floating rates are within 0.25% of each other on the issue date. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not within the control of the issuer or a related party or unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is an objective rate that is equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds. An inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of regular certificates may be issued under this Prospectus that does not have a variable rate under the OID regulations. For example, a class may be issued that bears different rates at different times during the period it is outstanding such that it is considered significantly front-loaded or back-loaded within the meaning of the OID regulations. It is possible that the class may be considered to bear contingent interest within the meaning of the OID regulations. The OID regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to regular certificates. However, if final regulations dealing with contingent interest with respect to regular certificates apply the same principles as the OID regulations, the final regulations may lead to different timing of income inclusion than would be the case under the OID regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest regular certificates as ordinary income. You should consult your tax advisors regarding the appropriate treatment of any regular certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC regulations, a regular floating-rate certificate qualifies as a regular interest in a REMIC if:

   o it bears a rate that qualifies as a variable rate under the OID regulations:

   o that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of the rate (plus or minus a specified number of basis points); or

   o that represents a weighted average of rates on some or all of the mortgage loans which bear interest at a fixed rate or at a qualifying variable rate under the REMIC regulations, including the rate that is subject to one or more caps or floors;

or:

   o it bears one or more variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods.

     Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat regular certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a regular certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that regular certificate generally to be determined by assuming that interest will be payable for the life of the regular certificate based on the initial rate. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID regulations, unless required otherwise by applicable final regulations, we intend to treat regular certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or mortgage certificates having fixed or adjustable rates, as having qualified stated interest. The yield on the regular certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the issue date, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through rate on the regular certificates.


     Deferred Interest. Under the OID regulations, all interest on a regular certificate as to which there may be Deferred Interest is includible in the stated redemption price at maturity. Accordingly, any Deferred Interest that accrues with respect to a class of regular certificates will constitute income to the holders of those regular certificates prior to the time distributions of cash with respect to the Deferred Interest are made.

     Market Discount. A purchaser of a regular certificate also may be subject to the market discount rules of Internal Revenue Code Sections 1276 through 1278. Under these Internal Revenue Code sections and the principles applied by the OID regulations in the context of original issue discount, market discount is the amount by which the purchaser's original basis in the regular certificate:

   o is exceeded by the then-current principal amount of the regular certificate; or

   o in the case of a regular certificate having original issue discount, is exceeded by the adjusted issue price of the regular certificate at the time of purchase.

The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the regular certificate as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any related distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the prepayment assumption.

     The Conference Committee Report to the 1986 Act provides that until the Treasury regulations are issued, market discount would accrue either:

   o   on the basis of a constant interest rate or

   o in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of the period, or in the case of a regular certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period.

     The purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the regular certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. The purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a regular certificate over the interest distributable on that certificate. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the regular certificate for that year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the regular certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the regular certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by that regular certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply.

     For additional information, you should also review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the election may be deemed to be made.

     Market discount with respect to a regular certificate will be considered to be de minimus if the market discount is less than 0.25% of the remaining stated redemption price at maturity of that regular certificate multiplied by the weighted average maturity of the regular certificate (determined as described above in the third paragraph under "--Original Issue Discount") remaining after the date of purchase, presumably taking into account prepayment assumptions. It appears that de minimis market discount should be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.


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

     Premium. A regular certificate purchased at a cost, excluding any portion of such cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the regular certificateholder holds the regular certificate as a capital asset within the meaning of Internal Revenue Code
Section 1221, the regular certificateholder may elect under Internal Revenue Code Section 171 to amortize the premium under the constant yield method. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. The 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Internal Revenue Code Section 171 on installment obligations such as the regular certificates, although it is unclear whether the alternatives to the constant yield method described above under "--Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a regular certificate rather than as a separate deduction item.

     For additional information, you should also review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Internal Revenue Code Section 171 election may be deemed to be made.

     Election to Treat All Interest Under the Constant Yield Method. A holder of a debt instrument such as a regular certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election:

   o interest includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium; and

   o the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition.

It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Service. You should consult your own tax advisors regarding the advisability of making such an election.

     Sale or Exchange of Regular Certificates. If a regular certificateholder sells or exchanges a regular certificate, the regular certificateholder will recognize gain or loss equal to the difference, if any, between the amount realized and its adjusted basis in the regular certificate. The adjusted basis of a regular certificate generally will equal the cost of the regular certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the regular certificate and reduced by amounts included in the stated redemption price at maturity of the regular certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a regular certificate realized by an investor who holds the regular certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the regular certificate has been held for the long-term capital gain holding period, currently more than one year. The gain will be treated as ordinary income in the following instances:


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

   o if a regular certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the regular certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Internal Revenue Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of the transaction;

   o in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates; or

   o   to the extent that the gain does not exceed the excess, if any, of:

   o the amount that would have been includible in the gross income of the holder if its yield on the regular certificate were 110% of the applicable Federal rate as of the date of purchase; over

   o the amount of income actually includible in the gross income of the holder with respect to the regular certificate.

     In addition, gain or loss recognized from the sale of a regular certificate by banks or thrift institutions will be treated as ordinary income or loss pursuant to Internal Revenue Code Section 582(c). Capital gains of non-corporate taxpayers are subject to a lower maximum tax rate than is the ordinary income of those taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Treatment of Losses. Holders of regular certificates will be required to report income with respect to regular certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of regular certificates, except to the extent it can be established that the losses are uncollectible. Accordingly, the holder of a regular certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, you are cautioned that while you may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the bad debt rules of Internal Revenue Code Section 166. Under Internal Revenue Code Section 166, it appears that holders of regular certificates that are corporations or that otherwise hold the regular certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any regular certificates becoming wholly or partially worthless. In general, holders of regular certificates that are not corporations and do not hold the regular certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of the regular certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of regular certificates should be allowed a bad debt deduction at the time as the principal balance of any class or subclass of the regular certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or the class of regular certificates has been otherwise retired. The Service could also assert that losses on the regular certificates are deductible based on some other method that may defer the deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating negative original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. Holders of regular certificates are urged to consult their own tax advisors regarding the


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

appropriate timing, amount and character of any loss sustained with respect to the regular certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Service may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. You are advised to consult your tax advisors regarding the treatment of losses on regular certificates.


TAXATION OF RESIDUAL CERTIFICATES

     Taxation of REMIC Income. Generally, the daily portions of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of residual certificates, and will not be taxed separately to the REMIC pool. The daily portions of REMIC taxable income or net loss of a residual certificateholder are determined by allocating the REMIC pool's taxable income or net loss for each calendar quarter ratably to each day in the quarter and by allocating the daily portion among the residual certificateholders in proportion to their respective holdings of residual certificates in the REMIC pool on the day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except for the following:

   o the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

   o   all bad loans will be deductible as business bad debts; and

   o the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

     The REMIC pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the regular certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the regular certificates. The REMIC pool's deductions include interest and original issue discount expense on the regular certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC pool and realized losses on the mortgage loans. The requirement that residual certificateholders report their pro rata share of taxable income or net loss of the REMIC pool will continue until there are no certificates of any class of the related series outstanding.

     The taxable income recognized by a residual certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the regular certificates or income from amortization of issue premium on the regular certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC pool at a discount, and one or more of the mortgage loans is prepaid, the residual certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular certificates and the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon the distributions on those regular certificates on account of any unaccrued original issue discount relating to those regular certificates. When there is more than one class of regular certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular certificates when distributions in reduction of principal are being made in respect of earlier classes of regular certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to the mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of regular certificates are made. Taxable income may also be greater in earlier years


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

than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the series of regular certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular certificates, whereas to the extent that the REMIC pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, residual certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of the mismatching. In general, unrelated deductions will not be available to offset some or all of such "phantom" income, as discussed below under "--Limitations on Offset or Exemption of REMIC Income." The timing of the mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the residual certificateholder's after-tax rate of return. In addition, a residual certificateholder's taxable income during some periods may exceed the income reflected by the residual certificateholder for the periods in accordance with generally accepted accounting principles. You should consult your own accountants concerning the accounting treatment of your investment in residual certificates.

     Basis and Losses. The amount of any net loss of the REMIC pool that may be taken into account by the residual certificateholder is limited to the adjusted basis of the residual certificate as of the close of the quarter (or time of disposition of the residual certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a residual certificate is the amount paid for that residual certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC pool reportable by the residual certificateholder and will be decreased, but not below zero, first, by a cash distribution from the REMIC pool and, second, by the amount of loss of the REMIC pool reportable by the residual certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the residual certificateholder as to whom the loss was disallowed and may be used by the residual certificateholder only to offset any income generated by the same REMIC pool.

     A residual certificateholder will not be permitted to amortize directly the cost of its residual certificate as an offset to its share of the taxable income of the related REMIC pool. However, that taxable income will not include cash received by the REMIC pool that represents a recovery of the REMIC pool's basis in its assets. The recovery of basis by the REMIC pool will have the effect of amortization of the issue price of the residual certificates over their life. However, in view of the possible acceleration of the income of residual certificateholders described above under "Taxation of REMIC Income", the period of time over which the issue price is effectively amortized may be longer than the economic life of the residual certificates.

     A residual certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC regulations appear to treat the issue price of a residual interest as zero rather than the negative amount for purposes of determining the REMIC pool's basis in its assets. The preamble to the REMIC regulations states that the Service may provide future guidance on the proper tax treatment of payments made by a transferor of the residual interest to induce the transferee to acquire the interest. Residual certificateholders should assume such payments are included in income as ordinary income upon receipt and should consult their own tax advisors to consider other possible treatments.

     Further, to the extent that the initial adjusted basis of a residual certificateholder (other than an original holder) in the residual certificate is greater that the corresponding portion of the REMIC pool's basis in the mortgage loans, the residual certificateholder will not recover a portion of the basis until termination of the REMIC pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder. The REMIC regulations currently in effect do not so provide.

     You should review the sections titled "--Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC pool as a capital loss.


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

TREATMENT OF CERTAIN ITEMS OF REMIC INCOME AND EXPENSE

     Although we intend to compute REMIC income and expense in accordance with the Internal Revenue Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that we will use for reporting income with respect to the mortgage loans and expenses with respect to the regular certificates, and different methods could result in different timing of reporting of taxable income or net loss to residual certificateholders or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on regular certificates as described above under "Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates," without regard to the de minimis rule described therein, and "--Premium."

     Deferred Interest. Any Deferred Interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC pool will constitute income to the REMIC pool and will be treated in a manner similar to the Deferred Interest that accrues with respect to regular certificates as described above under "Taxation of Regular Certificates--Deferred Interest."

     Market Discount. The REMIC pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC pool allocable to the mortgage loans is exceeded by their unpaid principal balances. The REMIC pool's basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after its transfer to the REMIC pool. The REMIC regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC pool, or its fair market value at the Closing Date, in the case of a retained class. In respect of mortgage loans that have market discount to which Internal Revenue Code
Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount, regardless of whether any payments of amounts included in the stated redemption price are received. The computation of accrued market discount income generally should be made in the manner described above under "Taxation of Regular Certificates--Market Discount."

     Premium. Generally, if the basis of the REMIC pool in the mortgage loans exceeds their unpaid principal balances, the REMIC pool will be considered to have acquired the mortgage loans at a premium equal to the amount of the excess. As stated above, the REMIC pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices, or the fair market value of retained Classes, of the regular and residual interests in the REMIC pool immediately after their transfer to the REMIC pool. In a manner analogous to the discussion above under "Taxation of Regular Certificates--Premium," a REMIC pool that holds a mortgage loan as a capital asset under Internal Revenue Code Section 1221 may elect under Internal Revenue Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Internal Revenue Code
Section 171 will not be available for premium on mortgage loans (including underlying mortgage loans) originated on or prior to September 27, 1985. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the Service may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.


LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME

     A portion, and often all, of the REMIC taxable income includible in determining the federal income tax liability of a residual certificateholder will be subject to special treatment. That portion,


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

referred to as the excess inclusion, is equal to the excess of REMIC taxable income for the calendar quarter allocable to a residual certificate over the daily accruals for the quarterly period of:

   o 120% of the long-term applicable Federal rate that would have applied to the residual certificate, if it were a debt instrument, on the startup day under Internal Revenue Code Section 1274(d); multiplied by

   o the adjusted issue price of the residual certificate at the beginning of the quarterly period.

For this purpose, the adjusted issue price of a residual certificate at the beginning of a quarter is the issue price of the residual certificate, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that residual certificate prior to the beginning of the quarterly period. Accordingly, the portion of the REMIC pool's taxable income that will be treated as excess inclusions will be a larger portion of the income as the adjusted issue price of the residual certificates diminishes and all such taxable income will be so treated if the adjusted issue price of the residual certificates is zero.

     The portion of a residual certificateholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the residual certificateholder's return. However, net operating loss carryforwards are determined without regard to excess inclusion income. Further, if the residual certificateholder is an organization subject to the tax on unrelated business income imposed by Internal Revenue Code Section 511, the residual certificateholder's excess inclusions will be treated as unrelated business taxable income of that residual certificateholder for purposes of Internal Revenue Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to some persons who are not U.S. Persons, as defined below under "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors", and its portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Foreign Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a residual certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to some persons who are not U.S. Persons.

     In addition, three rules determine the effect of excess inclusions on the alternative minimum taxable income of a residual certificateholder. First, alternative minimum taxable income for a residual certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a residual certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules have the effect of preventing non-refundable tax credits reducing a taxpayer's income tax to an amount less than the alternative minimum tax on excess inclusions.


TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL CERTIFICATES

     Disqualified Organizations. If any legal or beneficial interest in a residual certificate is transferred to a Disqualified Organization, a tax would be imposed in an amount equal to the product of:

   o the present value of the total anticipated excess inclusions with respect to the residual certificate for periods after the transfer; and

   o   the highest marginal federal income tax rate applicable to corporations.

The REMIC regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the prepayment assumption. The present value rate equals the applicable Federal rate under Internal Revenue Code Section

1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the residual certificate, except that where the transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a residual certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the residual certificate is actually held by the Disqualified Organization.

     In addition, if a Pass-Through Entity has excess inclusion income with respect to a residual certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in the entity, then a tax is imposed on the entity equal to the product of the amount of excess inclusions on the residual certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and the highest marginal federal corporate income tax rate. The tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period the person is the record holder of the residual certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     The pooling and servicing agreement with respect to a series of certificates will provide that no legal or beneficial interest in a residual certificate may be transferred unless the following occurs:

   o the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the residual certificate, is not a Disqualified Organization and is not purchasing the residual certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman on its behalf); and

   o the transferor provides a statement in writing to us and the trustee that it has no actual knowledge that the affidavit is false.

     Moreover, the pooling and servicing agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each residual certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each residual certificateholder will be deemed to have agreed, as a condition of ownership, to any amendments to the related pooling and servicing agreement required under the Internal Revenue Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Service and to the requesting party within 60 days of the request, and we or the trustee may charge a fee for computing and providing the information.

     Noneconomic Residual Interests. The REMIC regulations would disregard some transfers of residual certificates, in which case the transferor would continue to be treated as the owner of the residual certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC pool. Under the REMIC regulations, a transfer of a noneconomic residual interest, as defined below, to a residual certificateholder, other than a residual certificateholder who is not a U.S. Person, is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a noneconomic residual interest unless, at the time of the transfer:

   o the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs; and


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

   o the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified Organizations." The REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if:

   o the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future;

   o the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due.

The pooling and servicing agreement with respect to each series of certificates will require the transferee of a residual certificate to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "--Disqualified Organizations." The transferor must have no actual knowledge or reason to know that the statements are false.

     In addition to the two conditions set forth above for the transferor of a noneconomic residual interest to be presumed not to have knowledge that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, a third requirement has been added that must be satisfied in one of two alternative ways. First, proposed Treasury regulations would require that the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

   o the present value of any consideration given to the transferee to acquire the interest;

   o   the present value of the expected future distributions on the interest;
       and

   o the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this third condition, the transferee is assumed to pay tax at the highest corporate rate (currently 35%). Further, present values generally are computed using a discount rate equal to the applicable Federal rate set forth in Internal Revenue Code Section 1274(d) compounded semiannually. However, a lower rate may be used if the transferee can demonstrate that it regularly borrows, in the course of its trade or business, substantial funds at such lower rate from unrelated third parties. In some situations, to satisfy this "minimum transfer price" alternative, the transferor of a noneconomic residual interest may have to pay more consideration to the transferee than would otherwise be the case if the proposed regulations were not applicable.

     The second alternative appears in Revenue Procedure 2001-12 (the "Revenue Procedure"). The Revenue Procedure restates the minimum transfer price alternative described in the proposed Treasury regulations discussed above and adds an "eligible transferee" test as the second alternative test for meeting the safe harbor. To meet the second alternative, (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years, excluding certain related party obligations); (ii) the transferee must agree in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer under the Revenue Procedure; and (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably


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indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee. The eligible transferee test, as well as the minimum transfer price test, are effective February 4, 2000 and apply unless and until changed by final regulations.

     Foreign Investors. The REMIC regulations provide that the transfer of a residual certificate that has tax avoidance potential to a foreign person will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person, unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A residual certificate is deemed to have tax avoidance potential unless, at the time of the transfer:

   o the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer; and

   o the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

If the non-U.S. Person transfers the residual certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to a series of certificates may provide that a residual certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which the transfer may be made.


SALE OR EXCHANGE OF A RESIDUAL CERTIFICATE

     Upon the sale or exchange of a residual certificate, the residual certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis, as described above under "Taxation of Residual Certificates--Basis and Losses," of the residual certificateholder in the residual certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC pool, a residual certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC pool exceeds the adjusted basis on that distribution date. The income will be treated as gain from the sale or exchange of the residual certificate. It is possible that the termination of the REMIC pool may be treated as a sale or exchange of a residual certificateholder's residual certificate, in which case, if the residual certificateholder has an adjusted basis in the residual certificateholder's residual certificate remaining when its interest in the REMIC pool terminates, and if the residual certificateholder holds the residual certificate as a capital asset under Internal Revenue Code Section 1221, then the residual certificateholder will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of a residual certificate will be treated as ordinary income if one or both of the following conditions are met:

   o if a residual certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the residual certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction; or

   o in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

In addition, gain or loss recognized from the sale of a residual certificate by banks or thrift institutions will be treated as ordinary income or loss pursuant to Internal Revenue Code Section 582(c).


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     The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Internal Revenue Code Section 1091 will apply to dispositions of residual certificates where the seller of the residual certificate, during the period beginning six months before the sale or disposition of the residual certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a taxable mortgage pool (such as a non-REMIC owner trust) that is economically comparable to a residual certificate.


MARK-TO-MARKET REGULATIONS

     The Service has issued Mark-to-Market Regulations under Internal Revenue Code Section 475 relating to the requirement that a securities dealer mark-to-market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that, for purposes of this mark-to-market requirement, a residual certificate is not treated as a security and thus may not be marked-to-market. The Mark-to-Market Regulations apply to all residual certificates acquired on or after January 4, 1995.


TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

     Prohibited Transactions. Income from some transactions by the REMIC pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of residual certificateholders, but rather will be taxed directly to the REMIC pool at a 100% rate. Prohibited transactions generally include:

   1. the disposition of a qualified mortgage other than pursuant to:

   o a substitution within two years of the startup day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the startup day;

   o   foreclosure, default or imminent default of a qualified mortgage;

   o   bankruptcy or insolvency of the REMIC pool; or

   o   qualified (complete) liquidation;

   2. the receipt of income from assets that are not the type of mortgages or investments that the REMIC pool is permitted to hold;

   3.  the receipt of compensation for services; or

   4. the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding (1) and (4), it is not a prohibited transaction to sell REMIC pool property to prevent a default on regular certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

     Contributions to the REMIC Pool After the Startup Day. In general, the REMIC pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC pool after the startup day. Exceptions are provided for cash contributions to the REMIC pool made under the following circumstances:

   o   during the three months following the startup day;

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   o   if made to a qualified reserve fund by a residual certificateholder;

   o   if in the nature of a guarantee;

   o   if made to facilitate a qualified liquidation or clean-up call; and

   o   if as otherwise permitted in Treasury regulations yet to be issued.

     Net Income from Foreclosure Property. The REMIC pool will be subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as foreclosure property until the close of the third calendar year following the year of acquisition, with possible extensions of up to an additional three years. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC pool will receive income or gain subject to prohibited transactions taxes or contributions subject to tax. As described in "Description of the Pooling and Servicing Agreements -- Realization upon Defaulted Mortgage Loans" with respect to net income from foreclosure property from a property that secured a mortgage loan, in some circumstances income from such a property may be subject to taxation when it is held by the REMIC pool.

     Liquidation of the REMIC Pool. If a REMIC pool adopts a plan of complete liquidation, within the meaning of Internal Revenue Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC pool's final tax return a date on which the adoption is deemed to occur, and sells all of its assets, other than cash, within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC pool credits or distributes in liquidation all of the sale proceeds plus its cash, other than amounts retained to meet claims, to holders of regular certificates and residual certificateholders within the 90-day period.

     Administrative Matters. The REMIC pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC pool's returns. Treasury regulations provide that, except where there is a single residual certificateholder for an entire taxable year, the REMIC pool will be subject to the procedural and administrative rules of the Internal Revenue Code applicable to partnerships, including the determination by the Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The residual certificateholder owning the largest percentage interest in the residual certificates will be obligated to act as tax matters person, as defined in the applicable Treasury regulations, with respect to the REMIC pool. Each residual certificateholder will be deemed, by acceptance of the residual certificates, to have agreed to:

   o the appointment of the tax matters person as provided in the preceding sentence; and

   o the irrevocable designation of the servicer as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF SOME EXPENSES.

     An investor who is an individual, estate or trust will be subject to limitation with respect to some itemized deductions described in Internal Revenue Code Section 67, to the extent that the itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Internal Revenue Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of the following:

   o 3% of the excess, if any, of adjusted gross income over $132,950 for the taxable year beginning in 2001 ($66,475 in the case of a married individual filing a separate return) (subject to adjustments for inflation in subsequent years); or


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

   o 80% of the amount of itemized deductions otherwise allowable for the year.

     In the case of a REMIC pool, the deductions may include deductions under Internal Revenue Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC pool, or any similar expenses allocated to the REMIC pool with respect to a regular interest it holds in another REMIC. Investors who hold REMIC certificates either directly or indirectly through pass-through entities may have their pro rata share of the expenses allocated to them as additional gross income, but may be subject to the limitation on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of residual certificates in the case of a REMIC pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, the additional gross income and limitation on deductions will apply to the allocable portion of the expenses to holders of regular certificates, as well as holders of residual certificates, where regular certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, the allocable portion will be determined based on the ratio that a REMIC certificateholder's income, determined on a daily basis, bears to the income of all holders of regular certificates and residual certificates with respect to a REMIC pool. As a result, individuals, estates or trusts holding REMIC certificates, either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or other pass-through entities described in the foregoing temporary Treasury regulations, may have taxable income in excess of the interest income at the pass-through rate on regular certificates that are issued in a single Class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on residual certificates. Unless otherwise indicated in the applicable prospectus supplement, all the expenses will be allocable to the residual certificates.

TAXATION OF FOREIGN INVESTORS

     A regular certificateholder that is not a "United States Person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a regular certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a regular certificate, provided that the holder complies to the extent necessary with identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that such certificateholder is not a United States Person and providing the name and address of such certificateholder. For these purposes, "United States Person" means a citizen or resident of the United States, a corporation or partnership (except as may be provided in Treasury regulations) created or organized in, or under the laws of, the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a regular certificate held by a residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation. It is possible, under regulations promulgated under Section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may not be available to a holder who is not a United States Person and owns 10% or more of one or more underlying mortgagors or, if the holder is a controlled foreign corporation, it is related to one or more underlying mortgagors.


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     Further, it appears that a regular certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     The Treasury Department issued new regulations (the "New Regulations") which prescribe new certification requirements to establish exemptions from withholding, backup withholding and information reporting rules. The New Regulations are generally effective for distributions made after December 31, 2000, subject to various transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

     Unless otherwise stated in the related prospectus supplement, transfers of residual certificates to investors that:

   o   are not United States Persons; or

   o are United States Persons and classified as partnerships under the Internal Revenue Code, if any of their beneficial owners are not United States Persons,

will be prohibited under the related pooling and servicing agreement.

     Backup Withholding. Distributions made on the regular certificates, and proceeds from the sale of the regular certificates to or through some brokers, may be subject to a backup withholding tax under Internal Revenue Code Section 3406 of 31% on reportable payments (including interest distributions, original issue discount, and, under some circumstances, principal distributions) unless the regular certificateholder complies with some reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the regular certificate, or the certificateholder is otherwise an exempt recipient under applicable provisions of the Internal Revenue Code. Any amounts to be withheld from distribution on the regular certificates would be refunded by the Service or allowed as a credit against the regular certificateholder's federal income tax liability.

     Reporting Requirements. Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the regular certificates will be made annually to the Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of regular certificates or beneficial owners who own regular certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of regular certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request the information for any calendar quarter by telephone or in writing by contacting the person designated in Service Publication 938 with respect to a particular series of regular certificates. Holders through nominees must request information from the nominee.

     The Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC pool to each residual certificateholder by the end of the month following the close of each calendar quarter, 41 days after the end of a quarter under proposed Treasury regulations, in which the REMIC pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to residual certificateholders, furnished annually, if applicable, to holders of regular certificates, and filed annually with the Service concerning Internal Revenue Code Section 67 expenses (see "Limitations on Deduction of Some Expenses" above) allocable to the holders. Furthermore, under the regulations, information must be furnished quarterly to residual certificateholders, furnished annually to holders of regular certificates, and filed annually with the Service concerning the percentage of the REMIC pool's assets meeting the qualified asset tests described above under "Status of REMIC Certificates."


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FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC ELECTION
IS MADE

 STANDARD CERTIFICATES

     General. In the event that no election is made to treat a trust fund or a segregated pool of assets therein with respect to a series of certificates that are not designated as stripped certificates, or as a REMIC, the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Internal Revenue Code and not as a partnership, an association taxable as a corporation or a taxable mortgage pool within the meaning of Internal Revenue Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the standard certificates, the holder of each standard certificate in the series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its standard certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under "--Premium and Discount--Recharacterization of Servicing Fees." Accordingly, the holder of a standard certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its standard certificate, including interest at the coupon rate on the mortgage loans, original issue discount, if any, prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the standard certificateholder's method of accounting. A standard certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own standard certificates, either directly or indirectly through some pass-through entities, will be subject to limitation with respect to some itemized deductions described in Internal Revenue Code Section 67, including deductions under Internal Revenue Code Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Internal Revenue Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of:

   o 3% of the excess, if any, of adjusted gross income over $132,950 for the taxable year beginning in 2001 ($66,475 in the case of a married individual filing a separate return), subject to adjustments for inflation in subsequent years; or

   o 80% of the amount of itemized deductions otherwise allowable for the year.

As a result, investors holding standard certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on the standard certificates with respect to interest at the pass-through rate on the standard certificates. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of standard certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the stripped bond and stripped coupon rules of the Internal Revenue Code, as described below under "Stripped Certificates" and "--Premium and Discount--Recharacterization of Servicing Fees," respectively.

     Tax Status.

     Standard certificates will have the following status for federal income tax purposes:

   1. A standard certificate owned by a domestic building and loan association within the meaning of Internal Revenue Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that standard certificate is of the type described in the section of the Internal Revenue Code.


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

   2. A standard certificate owned by a real estate investment trust will be considered to represent real estate assets within the meaning of Internal Revenue Code Section 856(c)(4)(A) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on the assets will be considered interest on obligations secured by mortgages on real property to the extent within the meaning of Internal Revenue Code Section 856(c)(3)(B).

   3. A standard certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Internal Revenue Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of qualified mortgages within the meaning of Internal Revenue Code Section 860G(a)(3).

     Premium and Discount

     Standard certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of standard certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a standard certificate will be determined generally as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium."


     Original Issue Discount. The original issue discount rules will be applicable to a standard certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors, other than individuals, originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Internal Revenue Code provisions or, under some circumstances, by the presence of teaser rates on the mortgage loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to the income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual. However, Internal Revenue Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a standard certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by the holder.

     Market Discount. Standard certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be generally reported as ordinary income generally in the manner described above under "--Federal Income Tax Consequences for REMIC Certificates--
Taxation of Regular Certificates--Market Discount," except that it is unclear whether a prepayment assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual.

     Recharacterization of Servicing Fees. If the servicing fee paid to the servicer were deemed to exceed reasonable servicing compensation, the amount of the excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the standard certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. Service guidance indicates that a servicing fee in excess of reasonable compensation, known as excess servicing, will cause the mortgage loans to be treated under the stripped bond rules. The guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of the amounts is not greater than the value of the services provided.

     Accordingly, if the Service's approach is upheld, a servicer who receives a servicing fee in excess of the amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of the mortgage loans as stripped coupons and stripped bonds. Subject to the de minimis rule discussed below under "--Stripped Certificates," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the standard certificates, and the original issue discount rules of the Internal Revenue Code would apply to its holder. While standard certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the servicer, or as including the portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, the recharacterization should not have any significant effect upon the timing or amount of income reported by a standard certificateholder, except that the income reported by a cash method holder may be slightly accelerated.

     You should also review "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

     Sale or Exchange of Standard Certificates. Upon sale or exchange of a standard certificate, a standard certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the standard certificate. In general, the aggregate adjusted basis will equal the standard certificateholder's cost for the standard certificate, increased by the amount of any income previously reported with respect to the standard certificate and decreased by the amount of any losses previously reported with respect to the standard certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any mortgage loans, and except for some financial institutions subject to the provisions of Internal Revenue Code Section 582(c), any related gain or loss would be capital gain or loss if the standard certificate was held as a capital asset. However, gain on the sale of a standard certificate will be treated as ordinary income:

   o if a standard certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the standard certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction; or

   o in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.


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

Capital gains of non-corporate taxpayers are subject to a lower maximum tax rate (20%) than ordinary income of those taxpayers (39.6%). The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

 STRIPPED CERTIFICATES

     General. Pursuant to Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of stripped bonds with respect to principal payments and stripped coupons with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as stripped certificates. Stripped certificates include stripped interest certificates and stripped principal certificates as to which no REMIC election is made.

     The certificates will be subject to those rules if the following occur:

   o we retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans;

   o the servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "--Standard Certificates--Recharacterization of Servicing Fees" above); and

   o certificates are issued in two or more classes or subclasses representing the right to non-pro rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a stripped certificate will be considered to own stripped bonds with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or stripped coupons with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the stripped certificate's allocable share of the servicing fees paid to the servicer, to the extent that the fees represent reasonable compensation for services rendered. See discussion above under "--Standard Certificates--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to stripped certificateholders, the servicing fees will be allocated to the stripped certificates in proportion to the respective entitlements to distributions of each class or subclass of stripped certificates for the related period or periods. The holder of a stripped certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "--Standard Certificates--General," subject to the limitation described therein.

     Internal Revenue Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of stripped certificates for federal income tax purposes is not clear in some respects at this time, particularly where the stripped certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of Cadwalader, Wickersham & Taft, our counsel that the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Internal Revenue Code and not as an association taxable as a corporation or a taxable mortgage pool within the meaning of Internal Revenue Code Section 7701(i).

     Each stripped certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Internal Revenue Code Section 1286, Internal Revenue Code Sections 1272 through 1275, and the OID regulations. While under Internal Revenue Code Section 1286 computations with respect to stripped certificates arguably should be made in one of the ways described below under "--Taxation of Stripped Certificates--Possible Alternative Characterizations," the OID regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The pooling and servicing agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.


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

     Furthermore, Treasury regulations issued December 28, 1992 assume that a stripped certificate will be treated as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount and that the interest component of the stripped certificate would be treated as qualified stated interest under the OID regulations. Further pursuant to these final regulations the purchaser of the stripped certificate will be required to account for any discount as market discount rather than original issue discount unless either:

   o the initial discount with respect to the stripped certificate was treated as zero under the de minimis rule of Internal Revenue Code Section 1273(a)(3); or

   o no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any related market discount would be reportable as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in the computation.

     Status of Stripped Certificates. No specific legal authority exists as to whether the character of the stripped certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, our counsel has advised us that stripped certificates owned by applicable holders should be considered to represent real estate assets within the meaning of Internal Revenue Code Section 856(c)(4)(A), "obligation[s] principally secured by an interest in real property" within the meaning of Internal Revenue Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to stripped certificates should be considered to represent interest on obligations secured by mortgages on real property within the meaning of Internal Revenue Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on the mortgage loans qualify for that treatment.

     Taxation of Stripped Certificates

     Original Issue Discount. Except as described above under "--General," each stripped certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a stripped certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID regulations and the amendments to the original issue discount sections of the Internal Revenue Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a stripped certificate, referred to in this discussion as a stripped certificateholder, in any taxable year likely will be computed generally as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates." However, with the apparent exception of a stripped certificate qualifying as a market discount obligation, as described above under "--General," the issue price of a stripped certificate will be the purchase price paid by each holder of a stripped certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the stripped certificate to the stripped certificateholder, presumably under the prepayment assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a stripped certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the stripped certificateholder's stripped certificate. While the matter is not free from doubt, the holder of a stripped certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in the stripped certificate to recognize an ordinary loss equal to the portion of unrecoverable basis.


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

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the stripped certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are contingent within the meaning of the OID regulations. The OID regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the stripped certificates. However, if final regulations dealing with contingent interest with respect to the stripped certificates apply the same principles as the OID regulations, the regulations may lead to different timing of income inclusion that would be the case under the OID regulations. Furthermore, application of the principles could lead to the characterization of gain on the sale of contingent interest stripped certificates as ordinary income. You should consult your tax advisors regarding the appropriate tax treatment of stripped certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a stripped certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the stripped certificateholder's adjusted basis in the stripped certificate, as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Sale or Exchange of Regular Certificates." To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the stripped certificates, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a stripped certificateholder other than an original stripped certificateholder should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Purchase of More than One Class of Stripped Certificates. Where an investor purchases more than one class of stripped certificates, it is currently unclear whether for federal income tax purposes the classes of stripped certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the stripped certificates discussed above are not the only possible interpretations of the applicable Internal Revenue Code provisions. For example, the stripped certificateholder may be treated as the owner of any of the following:

   o one installment obligation consisting of the Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan;

   o as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan; or

   o a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect to it.

     Alternatively, the holder of one or more classes of stripped certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of stripped certificates in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon, as the case may be, treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Internal Revenue Code Section 1286.

     Because of these possible varying characterizations of stripped certificates and the resultant differing treatment of income recognition, stripped certificateholders are urged to consult their own tax advisors regarding the proper treatment of stripped certificates for federal income tax purposes.


FEDERAL INCOME TAX CONSEQUENCES FOR FASIT CERTIFICATES

     If and to the extent set forth in the prospectus supplement relating to a particular series of certificates, an election may be made to treat the related trust fund or one or more segregated pools of assets therein as one or more financial asset securitization investment trusts, or FASITs, within the meaning of Internal Revenue Code Section 860L(a). Qualification as a FASIT requires ongoing compliance with some conditions. With respect to each series of FASIT Certificates, Calwalader, Wickersham & Taft, our counsel, will advise us that in the firm's opinion, assuming the making of such an election, compliance with the pooling and servicing agreement and compliance with any changes in the law, including any amendments to the Internal Revenue Code or applicable Treasury Regulations thereunder, each FASIT Pool will qualify as a FASIT. In that case, the regular certificates will be considered to be regular interests in the FASIT and will be treated for federal income tax purposes as if they were newly originated debt instruments, and the residual certificate will be considered the ownership interest in the FASIT Pool. The prospectus supplement for each series of certificates will indicate whether one or more FASIT elections will be made with respect to the related trust fund.

     FASIT treatment has become available pursuant to recently enacted legislation, and no final Treasury regulations have as yet been issued detailing the circumstances under which a FASIT election may be made or the consequences of such an election. If a FASIT election is made with respect to any trust fund or as to any segregated pool of assets therein, the related prospectus supplement will describe the federal income tax consequences of the election.


REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each standard certificateholder or stripped certificateholder at any time during the year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable the certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of stripped certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of stripped certificates. The trustee will also file the original issue discount information with the Service. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under "--Federal Income Tax Consequences for REMIC Certificates--Backup Withholding."


TAXATION OF FOREIGN INVESTORS

     To the extent that a Certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Internal Revenue Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-United States Persons generally will be subject to 30% United States withholding tax, or the lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the standard certificateholder or stripped certificateholder on original issue discount recognized by the standard certificateholder or stripped certificateholders on the sale or exchange of the Certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-United States Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be portfolio interest and will be treated in the manner, and the persons will be subject to the same certification requirements, described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Foreign Investors--Regular Certificates."


                       STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.


                              ERISA CONSIDERATIONS


GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, and
Section 4975 of the Internal Revenue Code impose some requirements on employee benefit plans, and on some other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which the plans, accounts or arrangements are invested, and on persons who are fiduciaries with respect to plans in connection with the investment of plan assets.

     ERISA generally imposes on Plan fiduciaries some general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of a Plan and parties in interest who have some specified relationships to the Plan, unless a statutory or administrative exemption is available. Parties in interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Internal Revenue Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Internal Revenue Code. Special caution should be exercised before the assets of a Plan are used to purchase a Certificate if, with respect to the assets, we, the servicer, a special servicer or any sub-servicer or the trustee or an affiliate thereof, either:

   o has discretionary authority or control with respect to the investment of the assets of the Plan; or

   o has authority or responsibility to give, or regularly gives, investment advice with respect to the assets of the Plan for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the assets and that the advice will be based on the particular investment needs of the Plan.

     Before purchasing any offered certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to the purchase under the requirements of ERISA, whether any prohibited transaction class exemption or any individual prohibited transaction exemption, as described below, applies, including whether the appropriate conditions set forth therein would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to the series of certificates.

     Some employee benefit plans, such as governmental plans, as defined in
Section 3(32) of ERISA, and, if no election has been made under Section 410(d) of the Internal Revenue Code, church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal and state law materially similar to the foregoing provisions of ERISA and the Internal Revenue Code. Moreover, any governmental or church plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code is subject to the prohibited transaction rules set forth in Section 503 of the Internal Revenue Code.


PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the trust assets to be deemed plan assets. Section 2510.3-101 of the regulations of the Department of Labor provides that, when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless some exceptions not applicable to this discussion apply, or unless the equity participation in the entity by benefit plan investors, i.e., Plans, whether or not subject to ERISA, and entities whose underlying assets include plan assets, is not significant. For this purpose, the plan asset regulations provide, in general, that participation in an entity, such as a trust fund, is significant if, immediately after the most recent acquisition of any equity interest, 25% or more of any class of equity interests, such as certificates, is held by benefit plan investors. Unless restrictions on ownership of and transfer to plans apply with respect to a series of certificates, we cannot assure you that benefit plan investors will not own at least 25% of a class of certificates.

     Any person who has discretionary authority or control respecting the management or disposition of plan assets, and any person who provides investment advice with respect to the assets for a fee, is a fiduciary of the investing Plan. If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a servicer, a special servicer or any sub-servicer, may be deemed to be a Plan fiduciary with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code. In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve one or more prohibited transactions under ERISA, Section 4975 of the Internal Revenue Code or Similar Law.


ADMINISTRATIVE EXEMPTIONS

     Several underwriters of morgage-backed securities have applied for and obtained from the Department of Labor individual prohibited transaction exemptions that apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter or as a selling or placement agent. If such an exemption may be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the exemption's applicability.


UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a residual certificate by any employee benefit plan qualified under Section 401(a) of the Internal Revenue Code and exempt from taxation under Section 501(a) of the Internal Revenue Code Section, including most Plans, may give rise to unrelated business taxable income as described in Sections 511-515 and 860E of the Internal Revenue Code. Further, prior to the purchase of residual certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a residual certificate on behalf of, a Disqualified Organization, which term as defined above includes some tax-exempt entities not subject to Section 511 of the Internal Revenue Code including some governmental plans, as discussed above under the caption "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations."


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

     Due to the complexity of these rules and the penalties that may be imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries consult with their counsel regarding the consequences under ERISA of their acquisition and ownership of certificates.


                               LEGAL INVESTMENT

     The offered certificates will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, only if so specified in the related prospectus supplement. The appropriate characterization of those certificates not qualifying as mortgage related securities, called non-SMMEA eligible certificates, under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the non-SMMEA eligible certificates constitute legal investments for them.

     Generally, only classes of offered certificates that meet the following criteria will be mortgage related securities for purposes of SMMEA:

   o are rated in one of the two highest rating categories by one or more rating agencies;

   o are part of a series evidencing interests in a trust fund consisting of loans originated by those types of originators qualifying under SMMEA; and

   o are part of a series evidencing interests in a trust fund consisting of mortgage loans each of which is secured by a first lien on either a single parcel of real estate on which is located a residential and/or mixed residential and commercial structure, or on one or more parcels of real estate upon which are located one or more commercial structures.

     As mortgage related securities, the classes will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation, to the same extent that obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for the entities under applicable law. Under SMMEA, a number of states enacted legislation on or prior to the October 3, 1991 cut-off for the enactments prohibiting or limiting to various extents the ability of some entities (in particular, insurance companies) to invest in mortgage related securities secured by liens on residential or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, states are authorized to enact legislation, on or before September 23, 2001, prohibiting or restricting the purchase, holding or investment by state regulated entities in certificates satisfying the rating and qualified originator requirements for mortgage related securities, but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures. However, any limiting legislation cannot affect the validity of a contract to purchase, hold or invest in, or require the sale or disposition of, mortgage related securities, if the contract or purchase predated that legislation. Accordingly, the investors affected by any legislation of this type will be authorized to invest in offered certificates qualifying as mortgage related securities only to the extent provided in the legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows:

   o federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby;

   o   federal credit unions may invest in the securities; and

   o national banks may purchase the securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to the regulations as the applicable federal regulatory authority may prescribe.

     In this connection, effective December 31, 1996, the Office of the Comptroller of the Currency, called the OCC, has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with some general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information, some "Type IV securities," defined in 12 C.F.R. Section 1.2(1) to include some "commercial mortgage-related securities" and "residential mortgage-related securities." As defined in that rule, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks.

     The National Credit Union Administration, or NCUA, has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under some limited circumstances. Unless the credit union has obtained written approval from the NCUA to participate in the investment pilot program described in 12 C.F.R. Section 703.140, it cannot invest in stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities.

     The Office of Thrift Supervision, or OTS, has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by the authorities before purchasing any class of the offered certificates, as some classes may be deemed unsuitable investments, or may otherwise be restricted, under the rules, policies or guidelines, in some instances irrespective of SMMEA.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not interest bearing or income paying, and, with regard to any class of the offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of some classes of offered certificates as mortgage related securities, no representations are made as to the proper characterization of any class of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties--and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates--may adversely affect the liquidity of any class of offered certificates.

     Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions.


                             METHOD OF DISTRIBUTION

     The certificates offered hereby and by related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to us from that sale.

     We intend that certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of offered certificates may be made through a combination of two or more of these methods. The methods are as follows:

   o by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

   o by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

   o   through direct offerings by us.

     If specified in the prospectus supplement relating to a series of offered certificates, we or any of our affiliates or any other person or persons specified in the prospectus supplement (including originators of mortgage loans) may purchase some or all of one or more classes of offered certificates of that series from the underwriter or underwriters or any other person or persons specified in the prospectus supplement. Pursuant to this prospectus and the related prospectus supplement, a purchaser may thereafter from time to time offer and sell some or all of the certificates directly, or through one or more underwriters to be designated at the time of the offering of the certificates, or through dealers (whether acting as agent or as principal) or in any other manner that may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the related prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The underwriters may be broker-dealers affiliated with us whose identities and relationships to us will be as set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of offered certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

     In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the certificates may be deemed to be underwriters in connection with those certificates, and any discounts or commissions


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received by them from us and any profit on the resale of certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to some conditions precedent, including the following:

   o that the underwriters will be obligated to purchase all certificates if any are purchased, other than in connection with an underwriting on a best efforts basis; and

   o that we will indemnify the several underwriters, and each person, if any, who controls any related underwriters within the meaning of Section 15 of the Securities Act, against some civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of the Securities Act.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of certificates of those series.

     We anticipate that the certificates offered hereby will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of their purchases, be deemed to be underwriters within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any related reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby. Any unrated class may be initially retained by us, and may be sold by us at any time to one or more institutional investors.

     If and to the extent required by applicable law or regulation, this prospectus will be used by Bear, Stearns & Co. Inc., our affiliate, in connection with offers and sales related to market-making transactions in the offered certificates previously offered hereunder in transactions in which Bear, Stearns & Co. Inc. acts as principal. Bear, Stearns & Co. Inc. may also act as agent in those transactions. Sales may be made at negotiated prices determined at the time of sale.


                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the SEC a registration statement, including this prospectus and a form of the prospectus supplement, under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the applicable prospectus supplement relating to each series of offered certificates contain summaries of the material terms of the documents referred to, but do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in this prospectus and the applicable prospectus supplement, you should refer to the registration statement and the exhibits to the registration statement. The registration statement and the exhibits can be inspected and copied at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 and the SEC's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1500, Chicago, Illinois 60661. Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the SEC maintains a public access site on the Internet through the World Wide Web at which provides on-line access to reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at the address http://www.sec.gov.



                INCORPORATION OF SOME INFORMATION BY REFERENCE

     The SEC allows us to incorporate by reference information that we file with the SEC, which allows us to disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and the applicable


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

prospectus supplement. Information that we file later with the SEC will automatically update the information in this prospectus and the applicable prospectus supplement. In all cases, you should rely on the later information over different information included in this prospectus or the applicable prospectus supplement. As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling: Bear Stearns Commercial Mortgage Securities Inc., 245 Park Avenue, New York, New York 10167, Attention: J. Christopher Hoeffel (212) 272-2000. We have determined that our financial statements will not be material to the offering of any offered certificates.


                                    REPORTS

     We have not authorized anybody to give you any information or to make any representation not contained in this prospectus and any related prospectus supplement and you should not rely on any related information or representation that is not contained in this document. This prospectus and any related prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the certificates being offered pursuant to the related prospectus supplement. They also do not constitute an offer of the offered certificates to any person in any state or other jurisdiction in which the offer would be unlawful. The delivery of this prospectus to you at any time does not imply that information contained in this document is correct as of any time subsequent to the date of this document; however, if any material change occurs while this prospectus is required by law to be delivered, we will amend or supplement this prospectus accordingly.

     The servicer or trustee for each series will be required to mail to holders of the certificates of each series periodic unaudited reports concerning the related trust fund. If holders of beneficial interests in a class of offered certificates are holding and transferring in book-entry form through the facilities of DTC, then unless otherwise provided in the related prospectus supplement, the reports will be sent on behalf of the related trust fund to a nominee of DTC as the registered holder of the offered certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through the participating organizations to the beneficial owners of the applicable offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We will file or cause to be filed with the SEC the periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.


                             FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates. No trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.


                                 LEGAL MATTERS

     The validity of the certificates of each series will be passed upon for us by Shearman & Sterling, New York, New York, Cadwalader, Wickersham & Taft, New York, New York, or other counsel identified in the prospectus supplement for that series.


                                    RATINGS

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by you of all collections on the underlying mortgage assets to which you are entitled. Ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying


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

mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.


     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.







































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                                    GLOSSARY

     Accrued Certificate Interest -- With respect to each class of certificates (other than some classes of stripped interest certificates and some classes of residual certificates), the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally equal to the time period between distribution dates) on the outstanding certificate balance of the class of certificates immediately prior to the distribution date. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of stripped interest certificates will be similarly calculated except that it will accrue on a notional amount that is either based on the principal balances of some or all of the mortgage assets in the related trust fund or equal to the certificate balances of one or more other classes of certificates of the same series.

     ARM Loans -- mortgage loans with adjustable mortgage rates.

     Available Distribution Amount -- Unless otherwise provided in the related prospectus supplement, the "Available Distribution Amount" for any series of certificates and any distribution date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of the series on the date.

     Debt Service Coverage Ratio -- Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of the Net Operating Income derived from the related mortgaged property for a twelve-month period to the annualized scheduled payments on the mortgage loan and any other loans senior to it that are secured by the related mortgaged property.

     Disqualified Organization -- any of the following:

   o   the United States, any of its state or political subdivisions;

   o   any foreign government;

   o   any international organization;

   o any agency or instrumentality of any of the foregoing, provided that the term does not include an instrumentality if all of its activities are subject to tax and, except in the case of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by any related governmental entity;

   o any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Internal Revenue Code Section 1381(a)(2)(C); and

   o any organization, other than a farmers' cooperative described in Internal Revenue Code Section 521, that is exempt from taxation under the Internal Revenue Code unless the organization is subject to the tax on unrelated business income imposed by Internal Revenue Code Section 511.

     Due Period -- Unless otherwise specified in the prospectus supplement for a series of certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date, called the determination date, or otherwise advanced by the related servicer or other specified person, be distributed to the holders of the certificates of the series on the next succeeding distribution date.

     ERISA -- The Employee Retirement Income Security Act of 1974, as amended.

     Excess Funds -- Unless otherwise specified in the related prospectus supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent interest received or advanced on the mortgage assets in


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the related trust fund that is in excess of the interest currently accrued on the certificates or prepayment premiums, payments from equity participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest or principal.


     Loan-to-Value Ratio -- Unless otherwise defined in the related prospectus supplement, the "Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan and any other loans senior to it that are secured by the related mortgaged property to the Value of the related mortgaged property.


     MBS -- pass-through certificates or other mortgage-backed securities that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans.


     Net Operating Income -- Unless otherwise defined in the related prospectus supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a mortgaged property during the period, minus the total operating expenses incurred in respect of the mortgaged property during the period other than non-cash items such as depreciation and amortization, capital expenditures, and debt service on the related mortgage loan or on any other loans that are secured by the mortgaged property.


     Non-U.S. Person -- The term "Non-U.S. Person" means any person who is not a U.S. Person.


     Pass-Through Entity -- "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and some corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to the interest, be treated as a Pass-Through Entity.


     Plan -- Any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA, Section 4975 of the Internal Revenue Code or applicable Similar Law.


     Service -- The Internal Revenue Service.


     Similar Law -- Any applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Internal Revenue Code.


     SMMEA -- The Secondary Market Mortgage Enhancement Act.


     U.S. Person -- The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any State, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if:


   o for taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee has made an applicable election), a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust; or


   o for all other taxable years, the trust is subject to United States federal income tax regardless of the source of its income (or, to the extent provided in applicable Treasury Regulations, some trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).


     Value -- The "Value" of a mortgaged property is generally its fair market value determined in an appraisal obtained by the originator at the origination of the loan.


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